                                                    Filed Pursuant to Rule 424B5
                                                     Registration No: 333-117349

Prospectus Supplement dated July 28, 2005 (To Prospectus dated May 3, 2005)

$1,005,342,300 (APPROXIMATE)

MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2005-3

CITIGROUP MORTGAGE LOAN TRUST INC.
DEPOSITOR

COUNTRYWIDE HOME LOANS SERVICING LP
GMAC MORTGAGE CORPORATION
NATIONAL CITY MORTGAGE CO.
WELLS FARGO BANK, N.A.
SERVICERS

CITIMORTGAGE, INC.
MASTER SERVICER AND TRUST ADMINISTRATOR

CITIBANK, N.A.
PAYING AGENT, CERTIFICATE REGISTRAR AND AUTHENTICATING AGENT
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YOU SHOULD CONSIDER CAREFULLY THE RISK FACTORS BEGINNING ON PAGE S-15 IN THIS
PROSPECTUS SUPPLEMENT AND PAGE 5 IN THE PROSPECTUS.

This prospectus supplement may be used to offer and sell the certificates offered hereby only if accompanied by the prospectus.
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OFFERED CERTIFICATES             The trust created for the Series 2005-3
                                 certificates will hold a pool of one- to
                                 four-family residential first lien mortgage
                                 loans separated into three collateral pools.
                                 The trust will issue twenty-six classes of
                                 certificates that are offered pursuant to this
                                 prospectus supplement. You can find a list of
                                 these classes, together with their initial
                                 certificate principal balances and pass-through
                                 rates, on page S-5 of this prospectus
                                 supplement. Credit enhancement for all of the
                                 offered certificates will be provided in the
                                 form of subordination and, in the case of the
                                 Group II Senior Certificates, to the limited
                                 extent described in this prospectus supplement,
                                 cross-collateralization.

UNDERWRITING                     Citigroup Global Markets Inc., as underwriter,
                                 will offer to the public the offered
                                 certificates at varying prices to be determined
                                 at the time of sale. The proceeds to the
                                 depositor from the sale of the offered
                                 certificates, before deducting expenses, will
                                 be approximately 100.13% of the aggregate
                                 initial certificate principal balance of the
                                 offered certificates, plus accrued interest in
                                 the case of each class of certificates. See
                                 "Method of Distribution."

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES
COMMISSION HAS APPROVED OR DISAPPROVED OF THE OFFERED CERTIFICATES OR DETERMINED
THAT THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY
REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE ATTORNEY GENERAL OF THE STATE OF NEW YORK HAS NOT PASSED ON OR ENDORSED THE
MERITS OF THIS OFFERING. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

                                    CITIGROUP

         IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS
                   SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS DOCUMENT. WE HAVE NOT
AUTHORIZED ANYONE TO PROVIDE YOU WITH DIFFERENT INFORMATION.

We provide information to you about the offered certificates in two separate documents that progressively provide more detail:

o    the accompanying prospectus, which provides general information, some of which may not apply to this series of certificates; and

o    this prospectus supplement, which describes the specific terms of this series of certificates.

Citigroup Mortgage Loan Trust Inc.'s principal offices are located at 390
Greenwich Street, 6th Floor, New York, New York 10013 and its phone number is
(212) 816-6000, Attention: Mortgage Finance.

                                TABLE OF CONTENTS

                                                                            PAGE
                                                                           -----
                              PROSPECTUS SUPPLEMENT

                                       S-2

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                        SUMMARY OF PROSPECTUS SUPPLEMENT

          THE FOLLOWING SUMMARY IS A VERY BROAD OVERVIEW OF THE CERTIFICATES
OFFERED BY THIS PROSPECTUS SUPPLEMENT AND DOES NOT CONTAIN ALL OF THE
INFORMATION THAT YOU SHOULD CONSIDER IN MAKING YOUR INVESTMENT DECISION. TO
UNDERSTAND ALL OF THE TERMS OF THE OFFERED CERTIFICATES, CAREFULLY READ THIS
ENTIRE PROSPECTUS SUPPLEMENT AND THE ENTIRE ACCOMPANYING PROSPECTUS.

Title of Series...............   Citigroup Mortgage Loan Trust Inc., Mortgage
                                 Pass-Through Certificates, Series 2005-3.

Cut-off Date..................   July 1, 2005.

Closing Date..................   On or about July 29, 2005.

Depositor.....................   Citigroup Mortgage Loan Trust Inc., a Delaware
                                 corporation and an affiliate of Citigroup
                                 Global Markets Inc. The depositor will deposit
                                 the mortgage loans into the trust. See "The
                                 Depositor" in the prospectus.

Servicers.....................   Countrywide Home Loans Servicing LP, a Texas
                                 limited partnership (referred to in this
                                 prospectus supplement as Countrywide
                                 Servicing); National City Mortgage Co.
                                 (referred to in this prospectus supplement as
                                 National City), a subsidiary of National City
                                 Corporation, a Delaware corporation; GMAC
                                 Mortgage Corporation, a Pennsylvania
                                 corporation (referred to in this prospectus
                                 supplement as GMAC Mortgage); and Wells Fargo
                                 Bank, N.A., a national banking association
                                 (referred to in this prospectus supplement as
                                 Wells Fargo). Each such servicer will service a
                                 portion of the mortgage loans in the mortgage
                                 pool. Countrywide Servicing will service
                                 mortgage loans that were originated by one of
                                 its affiliates. National City will service
                                 mortgage loans that were originated by it or
                                 one of its affiliates. GMAC Mortgage will
                                 service mortgage loans that were originated by
                                 Quicken Loans Inc. and MortgageIT, Inc. Wells
                                 Fargo will service mortgage loans that were
                                 originated by it or one of its affiliates. Any
                                 obligation specified to be performed by the
                                 master servicer in the prospectus will be, with
                                 respect to the servicing of the mortgage loans,
                                 an obligation to be performed by the related
                                 servicer pursuant to the related servicing
                                 agreement or by the master servicer pursuant to
                                 the pooling and servicing agreement, as
                                 described herein. See "The Mortgage
                                 Pool--Underwriting Standards" and "The Master
                                 Servicer and the Servicers--The Servicers--
                                 Countrywide Home Loans Servicing LP," "--GMAC
                                 Mortgage Corporation" "--National City Mortgage
                                 Co." and "--Wells Fargo Bank, N.A." in this
                                 prospectus supplement.

Master Servicer...............   CitiMortgage, Inc. (referred to in this
                                 prospectus supplement as CitiMortgage or the
                                 master servicer), a New York corporation and an
                                 affiliate of Citigroup Global Markets Inc. Any
                                 obligation specified to be performed by the
                                 master servicer in the prospectus will be, with
                                 respect to the servicing of the mortgage loans,
                                 an obligation to be

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                                       S-3

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                                 performed by the related servicer pursuant to
                                 the related servicing agreement or by the
                                 master servicer pursuant to the pooling and
                                 servicing agreement, as described herein. See
                                 "The Master Servicer and the Servicers--The
                                 Master Servicer" in this prospectus supplement.

Seller........................   Citigroup Global Markets Realty Corp., a New
                                 York corporation and an affiliate of Citigroup
                                 Global Markets Inc. The seller will sell the
                                 mortgage loans to the depositor.

Trust Administrator...........   CitiMortgage, Inc. (referred to in this
                                 prospectus supplement as CitiMortgage), a New
                                 York corporation and an affiliate of Citigroup
                                 Global Markets Inc. See "Pooling and Servicing
                                 Agreement--The Trust Administrator" in this
                                 prospectus supplement.

Paying Agent, Certificate
   Registrar and
   Authenticating Agent.......   Citibank, N.A., (referred to in this prospectus
                                 supplement as Citibank), a national banking
                                 association and an affiliate of Citigroup
                                 Global Markets Inc. See "Pooling and Servicing
                                 Agreement--Citibank" in this prospectus
                                 supplement.

Trustee.......................   U.S. Bank National Association, a national
                                 banking association. See "Pooling and Servicing
                                 Agreement--The Trustee" in this prospectus
                                 supplement.

Distribution Dates............   Distributions on the offered certificates will
                                 be made on the 25th day of each month, or, if
                                 that day is not a business day, on the next
                                 succeeding business day, beginning in August
                                 2005.

Offered Certificates..........   Only the certificates listed in the immediately
                                 following table are being offered by this
                                 prospectus supplement. Each class of offered
                                 certificates will have the initial certificate
                                 principal balance and pass-through rate set
                                 forth or described in the immediately following
                                 table.

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                                       S-4

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---------------------------------------------------
            INITIAL CERTIFICATE
  CLASS    PRINCIPAL BALANCE(1)   PASS-THROUGH RATE
--------   --------------------   -----------------
I-A1           $ 75,989,000          Variable(2)
I-A2           $  9,210,000          Variable(2)
I-B1           $  2,994,000          Variable(2)
I-B2           $  1,382,000          Variable(2)
I-B3           $    875,000          Variable(2)
I-R            $        100          Variable(2)
II-A1          $ 63,364,000          Variable(2)
II-A2          $ 50,000,000          Variable(2)
II-A2A         $292,485,000          Variable(2)
II-A2B         $ 73,121,000          Variable(2)
II-A3          $ 86,157,000          Variable(2)
II-A4          $ 57,016,000          Variable(2)
II-A4A-1       $ 61,767,000          Variable(2)
II-A4B-1       $  1,402,000          Variable(2)
II-A4A-2       $101,855,000          Variable(2)
II-A4B-2       $  4,731,000          Variable(2)
II-B1          $ 19,022,000          Variable(2)
II-B2          $  5,789,000          Variable(2)
II-B3          $  3,722,000          Variable(2)
II-R           $        100          Variable(2)
III-A1         $ 81,260,000          Variable(2)
III-A2         $  9,531,000          Variable(2)
III-B1         $  2,192,000          Variable(2)
III-B2         $    906,000          Variable(2)
III-B3         $    572,000          Variable(2)
III-R          $        100          Variable(2)
---------------------------------------------------

----------
(1)  Approximate.
(2)  Calculated as described under "Description of the
     Certificates"--"Pass-Through Rates" in this prospectus supplement.

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                                       S-5

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THE TRUST

The depositor will establish a trust with respect to the certificates, pursuant to a pooling and servicing agreement dated as of the cut-off date among the depositor, the master servicer, the trust administrator, Citibank and the trustee. There are twenty-six classes of certificates representing beneficial interests in the trust. See "Description of the Certificates" in this prospectus supplement.

The certificates represent in the aggregate the entire beneficial ownership interest in the trust. Distributions of interest and principal on the offered certificates will be made only from payments received in connection with the mortgage loans.

THE MORTGAGE LOANS

References to percentages of the mortgage loans or weighted averages with respect to the mortgage loans under this section are calculated based on the aggregate principal balance of the mortgage loans or of the applicable collateral pool or loan group (each as described below), as applicable, as of the cut-off date. Prior to the issuance of the certificates, mortgage loans may be removed from the mortgage pool as a result of incomplete documentation or otherwise if the depositor deems such removal necessary or desirable. A limited number of other mortgage loans may be included in the mortgage pool prior to the issuance of the certificates unless including such mortgage loans would materially alter the characteristics of the mortgage loans in the mortgage pool as described in this prospectus supplement.

The trust will contain 2,385 conventional, one-to four-family, adjustable-rate mortgage loans secured by first liens on residential real properties. The mortgage loans have original terms to maturity of not greater than 30 years. The mortgage loans have an aggregate principal balance of approximately
$1,014,477,079 as of the cut-off date, after application of scheduled payments due on or before the cut-off date whether or not received and subject to a permitted variance of plus or minus 5%.

The mortgage loans will be divided into three primary loan groups, each referred to herein as a collateral pool, designated as Collateral Pool I, Collateral Pool
II and Collateral Pool III.

The mortgage loans in Collateral Pool I are referred to in this prospectus supplement as the Group I Mortgage Loans. The Group I Mortgage Loans have not been further divided into any loan groups. However, for convenience of reference in this prospectus supplement, the Group I Mortgage Loans are sometimes referred to as a collateral pool and are other times referred to as a loan group, as the context requires.

The mortgage loans in Collateral Pool II, referred to in this prospectus supplement as the Group II Mortgage Loans, have been further divided into four loan groups designated as loan group II-1, loan group II-2, loan group II-3 and loan group II-4. The mortgage loans to be included in loan group II-1 are referred to in this prospectus supplement as the Group II-1 Mortgage Loans, the mortgage loans to be included in loan group II-2 are referred to in this prospectus supplement as the Group II-2 Mortgage Loans, the mortgage loans to be included in loan group II-3 are referred to in this prospectus supplement as the
Group II-3 Mortgage Loans and the mortgage loans to be included in loan group
II-4 are referred to in this prospectus supplement as the Group II-4 Mortgage
Loans.

The mortgage loans in Collateral Pool III are referred to in this prospectus supplement as the Group III Mortgage Loans. The Group III Mortgage Loans have not been further divided into any loan groups. However, for convenience of reference in this prospectus supplement, the Group III Mortgage Loans are sometimes referred to as a collateral pool and are other times referred to as a loan group, as the context requires.

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                                       S-6

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The Class I-A1 Certificates and the Class I-A2 Certificates represent senior interests in the Group I Mortgage Loans. The Class I-B1 Certificates, the Class
I-B2 Certificates, the Class I-B3 Certificates, the Class I-B4 Certificates, the
Class I-B5 Certificates and the Class I-B6 Certificates represent subordinate interests in the Group I Mortgage Loans. The Class I-R Certificates represent senior interests in the Group I Mortgage Loans and residual interests in the related REMIC.

The Class II-A1 Certificates generally represent senior interests in the Group
II-1 Mortgage Loans. The Class II-A2 Certificates, the Class II-A2A Certificates
and the Class II-A2B Certificates generally represent senior interests in the
Group II-2 Mortgage Loans. The Class II-A3 Certificates generally represent senior interests in the Group II-3 Mortgage Loans. The Class II-A4 Certificates,
the Class II-A4A-1 Certificates, the Class II-A4A-2 Certificates, the Class
II-A4B-1 Certificates and the Class II-A4B-2 Certificates generally represent senior interests in the Group II-4 Mortgage Loans. The Class II-B1 Certificates,
the Class II-B2 Certificates, the Class II-B3 Certificates, the Class II-B4
Certificates, the Class II-B5 Certificates and the Class II-B6 Certificates
represent subordinate interests in the Group II Mortgage Loans. The Class II-R
Certificates generally represent senior interests in the Group II-4 Mortgage
Loans and represent residual interests in the related REMICs.

The Class III-A1 Certificates and the Class III-A2 Certificates represent senior interests in the Group III Mortgage Loans. The Class III-B1 Certificates, the
Class III-B2 Certificates, the Class III-B3 Certificates, the Class III-B4
Certificates, the Class III-B5 Certificates and the Class III-B6 Certificates
represent subordinate interests in the Group III Mortgage Loans. The Class III-R
Certificates represent senior interests in the Group III Mortgage Loans and residual interests in the related REMIC.

The Group I Mortgage Loans consist of 253 adjustable rate mortgage loans with mortgage rates that adjust every month. Approximately 21.43% of the Group I
Mortgage Loans have an interest-only period of ten years following origination.
Approximately 78.57% of the Group I Mortgage Loans have the possibility of negative amortization as a result of limits on the amount by which the monthly payment may be adjusted on an adjustment date. The Group I Mortgage Loans have an aggregate outstanding principal balance as of the cut-off date of approximately $92,109,451 after application of scheduled payments due on or before the cut-off date whether or not received and subject to a permitted variance of plus or minus 5%.

The Group I Mortgage Loans have the following approximate characteristics as of the cut-off date:

Range of mortgage rates:                               4.125% to 6.750%
Weighted average mortgage rate:                        5.445%
Range of gross margins:                                1.000% to 3.475%
Weighted average gross margin:                         2.209%
Range of minimum mortgage rates:                       1.000% to 3.475%
Weighted average minimum mortgage rate:                2.209%
Range of maximum mortgage rates:                       9.950% to 12.000%
Weighted average maximum mortgage rate:                10.394%
Weighted average next adjustment date:                 August 2005
Weighted average remaining term:                       352 months
Weighted average original term to maturity:            360 months
Range of principal balances:                           $57,478 to $1,489,525
Average principal balance:                             $364,069
Range of loan-to-value ratios at origination:          14.83% to 100.00%
Weighted average loan-to-value ratio at origination:   71.49%
Geographic concentration in excess of 5%:
   California                                          44.69%
   Florida                                             7.32%
   New Jersey                                          5.58%

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                                       S-7

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The Group II-1 Mortgage Loans consist of 149 adjustable-rate mortgage loans with mortgage rates that adjust every six months or twelve months commencing at the end of an initial fixed-rate period of three years following origination.
Approximately 5.14% of the Group II-1 Mortgage Loans have an interest-only period of ten years following origination. The Group II-1 Mortgage Loans have an aggregate outstanding principal balance as of the cut-off date of approximately
$ 66,178,050, after application of scheduled payments due on or before the cut-off date whether or not received and subject to a permitted variance of plus or minus 5%.

The Group II-1 Mortgage Loans have the following approximate characteristics as of the cut-off date:

Range of mortgage rates:                                     3.750% to 6.250%
Weighted average mortgage rate:                              4.776%
Range of gross margins:                                      2.250% to 2.750%
Weighted average gross margin:                               2.515%
Range of minimum mortgage rates:                             2.250% to 2.875%
Weighted average minimum mortgage rate:                      2.517%
Range of maximum mortgage rates:                             9.750% to 11.750%
Weighted average maximum mortgage rate:                      10.698%
Weighted average next adjustment date:                       March 2007
Weighted average remaining term:                             344 months
Weighted average original term to maturity:                  360 months
Range of principal balances:                                 $57,019 to $997,754
Average principal balance:                                   $444,148
Range of loan-to-value ratios at origination:                21.11% to 95.00%
Weighted average loan-to-value ratios at origination:        68.07%

Geographic concentration in excess of 5%:

   California      23.14%
   Illinois         8.37%
   Massachusetts    8.36%
   New Jersey       7.03%
   Florida          6.11%
   Texas            6.09%

The Group II-2 Mortgage Loans consist of 785 adjustable-rate mortgage loans with mortgage rates that adjust every six months or twelve months commencing at the end of an initial fixed-rate period of five years following origination.
Approximately 89.65% of the Group II-2 Mortgage Loans have an interest-only period of five years or ten years following origination. The Group II-2 Mortgage
Loans have an aggregate outstanding principal balance as of the cut-off date of approximately $434,052,992, after application of scheduled payments due on or before the cut-off date whether or not received and subject to a permitted variance of plus or minus 5%. Group II-2 will consist of adjustable-rate mortgage loans with principal balances that may or may not conform to Fannie Mae and Freddie Mac loan limits. In addition, certain of the conforming balance
Mortgage Loans included in Group II-2 might otherwise have been included in
Group II-3, but were excluded from Group II-3 because they did not meet Fannie
Mae and Freddie Mac criteria (including published guidelines) for factors other than principal balance.

The Group II-2 Mortgage Loans have the following approximate characteristics as of the cut-off date:

Range of mortgage rates:                                   3.625% to 8.000%
Weighted average mortgage rate:                            5.029%
Range of gross margins:                                    2.250% to 3.125%
Weighted average gross margin:                             2.641%
Range of minimum mortgage rates:                           2.250% to 3.125%
Weighted average minimum mortgage rate:                    2.641%
Range of maximum mortgage rates:                           8.625% to 13.000%
Weighted average maximum mortgage rate:                    10.029%
Weighted average next adjustment date:                     May 2010
Weighted average remaining term:                           358 months
Weighted  average original term to maturity:               360 months

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                                       S-8

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Range of principal balances:                               $45,000 to $2,000,000
Average principal balance:                                 $552,934
Range of loan-to-value ratios at origination:              23.44% to 98.36%
Weighted average loan-to-value ratio at origination:       73.88%

Geographic concentration in excess of 5%:

   California   37.44%
   Virginia      7.68%
   Florida       6.94%

The Group II-3 Mortgage Loans consist of 392 adjustable-rate mortgage loans with mortgage rates that adjust every six months or twelve months commencing at the end of an initial fixed-rate period of five years following origination.
Approximately 89.60% of the Group II-3 Mortgage Loans have an interest-only period of five years or ten years following origination. The Group II-3 Mortgage
Loans have an aggregate outstanding principal balance as of the cut-off date of approximately $89,980,894, after application of scheduled payments due on or before the cut-off date whether or not received and subject to a permitted variance of plus or minus 5%. Group II-3 will consist of adjustable-rate mortgage loans with principal balances that conform to Fannie Mae and Freddie
Mac loan limits.

The Group II-3 Mortgage Loans have the following approximate characteristics as of the cut-off date:

Range of mortgage rates:                                   3.750% to 6.875%
Weighted average mortgage rate:                            5.132%
Range of gross margins:                                    2.250% to 2.750%
Weighted average gross margin:                             2.739%
Range of minimum mortgage rates:                           2.250% to 2.750%
Weighted average minimum mortgage rate:                    2.739%
Range of maximum mortgage rates:                           8.750% to 11.875%
Weighted average maximum mortgage rate:                    10.132%
Weighted average next adjustment date:                     May 2010
Weighted average remaining term:                           358 months
Weighted average original term to maturity:                360 months
Range of principal balances:                               $68,668. to $389,500.
Average principal balance:                                 $229,543
Range of loan-to-value ratios at origination:              24.60% to 100.00%
Weighted average loan-to-value ratio at origination:       78.16%

Geographic concentration in excess of 5%

   California   15.73%
   Florida      11.93%
   Virginia      7.53%
   Washington    5.91%
   Colorado      5.41%
   Arizona       5.34%

The Group II-4 Mortgage Loans consist of 561 adjustable-rate mortgage loans with mortgage rates that adjust every six months or twelve months commencing at the end of an initial fixed-rate period of seven years following origination.
Approximately 87.09% of the Group II-4 Mortgage Loans have an interest-only period of seven or ten years following origination. The Group II-4 Mortgage
Loans have an aggregate outstanding principal balance as of the cut-off date of approximately $236,836,488, after application of scheduled payments due on or before the cut-off date whether or not received and subject to a permitted variance of plus or minus 5%.

The Group II-4 Mortgage Loans have the following approximate characteristics as of the cut-off date:

Range of mortgage rates:                                   4.125% to 6.875%
Weighted average mortgage rate:                            5.458%
Range of gross margins:                                    2.250% to 2.750%
Weighted average gross margin:                             2.486%
Range of minimum mortgage rates:                           2.250% to 2.750%
Weighted average minimum mortgage rate:                    2.486%
Range of maximum mortgage rates:                           9.125% to 11.875%
Weighted average maximum mortgage rate:                    10.458%

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                                       S-9

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Weighted average next adjustment date:                     May 2012
Weighted average remaining term:                           358 months
Weighted average original term to maturity:                360 months
Range of principal balances:                               $68,700 to $1,874,500
Average principal balance:                                 $422,168
Range of loan-to-value ratios at origination:              23.76% to 95.00%
Weighted average loan-to-value ratio at origination:       74.39%

Geographic concentration in excess of 5%:

   California   27.98%
   Florida       6.75%
   Virginia      6.68%
   Michigan      6.17%
   New York      6.07%
   New Jersey    5.94%

The Group III Mortgage Loans consist of 245 adjustable rate mortgage loans with mortgage rates that adjust every six months. Approximately 78.70% of the Group
III Mortgage Loans have an interest-only period of five or ten years following origination. The Group III Mortgage Loans have an aggregate outstanding principal balance as of the cut-off date of approximately $95,319,204 after application of scheduled payments due on or before the cut-off date whether or not received and subject to a permitted variance of plus or minus 5%.

The Group III Mortgage Loans have the following approximate characteristics as of the cut-off date:

Range of mortgage rates:                                   1.990% to 6.000%
Weighted average mortgage rate:                            3.818%
Range of gross margins:                                    1.250% to 2.750%
Weighted average gross margin:                             2.087%
Range of minimum mortgage rates:                           1.250% to 2.750%
Weighted average minimum mortgage rate:                    2.092%
Range of maximum mortgage rates:                           9.625% to 12.000%
Weighted average maximum mortgage rate:                    11.961%
Weighted average next adjustment date:                     October 2005
Weighted average remaining term:                           357 months
Weighted average original term to maturity:                360 months
Range of principal balances:                               $14,448 to $1,500,000
Average principal balance:                                 $389,058
Range of loan-to-value ratios at origination:              22.86% to 95.00%
Weighted average loan-to-value ratio at origination:       69.48%

Geographic concentration in excess of 5%:

   California   27.99%
   Illinois     15.15%
   Virginia      7.72%
   Maryland      6.04%
   Arizona       5.38%

For additional information regarding the mortgage loans, see "The Mortgage Pool"
in this prospectus supplement.

THE CERTIFICATES

Each class of certificates will have different characteristics, some of which are reflected in the following general designations.

Offered Certificates. The Senior Certificates and the Offered Subordinate
Certificates.

Senior Certificates. The Group I Senior Certificates, the Group II Senior
Certificates and the Group III Senior Certificates.

Class A Certificates. The Group I Class A Certificates, the Group II Class A
Certificates and the Group III Class A Certificates.

Subordinate Certificates. The Group I Subordinate Certificates, the Group II
Subordinate Certificates and the Group III Subordinate Certificates.

Offered Subordinate Certificates. The Group I Offered Subordinate Certificates,
the Group II Offered Subordinate Certificates and the Group III Offered
Subordinate Certificates.

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                                      S-10

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Non-Offered Subordinate Certificates. The Group I Non-Offered Subordinate
Certificates, the Group II Non-Offered Subordinate Certificates and the Group
III Non-Offered Subordinate Certificates.

Residual Certificates. The Class I-R Certificates, the Class II-R Certificates
and the Class III-R Certificates.

Group I Certificates. The Group I Senior Certificates and the Group I
Subordinate Certificates.

Group I Senior Certificates. The Group I Class A Certificates and the Class I-R
Certificates.

Group I Class A Certificates. The Class I-A1 Certificates and the Class I-A2
Certificates.

Group I Subordinate Certificates. The Group I Offered Subordinate Certificates
and the Group I Non-Offered Subordinate Certificates.

Group I Offered Subordinate Certificates. The Class I-B1 Certificates, the Class
I-B2 Certificates and the Class I-B3 Certificates.

Group I Non-Offered Subordinate Certificates. The Class I-B4 Certificates, the
Class I-B5 Certificates and the Class I-B6 Certificates.

Group II Certificates. The Group II Senior Certificates and the Group II
Subordinate Certificates.

Group II Senior Certificates. The Group II Class A Certificates and the Class
II-R Certificates.

Group II Class A Certificates. The Class II-A1 Certificates, the Class II-A2
Certificates, the Class II-A2A Certificates, the Class II-A2B Certificates, the
Class II-A3 Certificates, the Class II-A4 Certificates, the Class II-A4A-1
Certificates, the Class II-A4A-2 Certificates, the Class II-A4B-1 Certificates
and the Class II-A4B-2 Certificates.

Group II Subordinate Certificates. The Group II Offered Subordinate Certificates
and the Group II Non-Offered Subordinate Certificates.

Group II Offered Subordinate Certificates. The Class II-B1 Certificates, the
Class II-B2 Certificates and the Class II-B3 Certificates.

Group II Non-Offered Subordinate Certificates. The Class II-B4 Certificates, the
Class II-B5 Certificates and the Class II-B6 Certificates.

Group III Certificates. The Group III Senior Certificates and the Group III
Subordinate Certificates.

Group III Senior Certificates. The Group III Class A Certificates and the Class
III-R Certificates.

Group III Class A Certificates. The Class III-A1 Certificates and the Class
III-A2 Certificates.

Group III Subordinate Certificates. The Group III Offered Subordinate
Certificates and the Group III Non-Offered Subordinate Certificates.

Group III Offered Subordinate Certificates. The Class III-B1 Certificates, the
Class III-B2 Certificates and the Class III-B3 Certificates.

Group III Non-Offered Subordinate Certificates. The Class III-B4 Certificates,
the Class III-B5 Certificates and the Class III-B6 Certificates.

The pass-through rate for each class of Certificates is variable and will be calculated for each distribution date as described under "Description of the
Certificates--Pass-Through Rates" in this prospectus supplement.

The Offered Certificates will be sold by the depositor to Citigroup Global
Markets Inc., the underwriter, on the closing date.

The Offered Certificates other than the Residual Certificates will initially be represented by one or more global certificates registered in the name of Cede &
Co., as nominee of The Depository Trust Company in minimum denominations of

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                                      S-11

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$100,000 and integral multiples of $1.00 in excess of those minimum denominations. See "Description of the Certificates --Registration of the
Book-Entry Certificates" in this prospectus supplement.

The Residual Certificates will be offered in registered, certificated form, in minimum denominations of $20 and integral multiples thereof.

The Non-Offered Subordinate Certificates are not being offered by this prospectus supplement. The Group I Non-Offered Subordinate Certificates have in the aggregate an initial certificate principal balance of approximately
$1,658,887, evidencing an aggregate initial undivided interest in the Group I
Mortgage Loans of approximately 1.80%. The Group II Non-Offered Subordinate
Certificates have in the aggregate an initial certificate principal balance of approximately $6,617,324, evidencing an aggregate initial undivided interest in the Group II Mortgage Loans of approximately 0.80%. The Group III Non-Offered
Subordinate Certificates have in the aggregate an initial certificate principal balance of approximately $858,104, evidencing an aggregate initial undivided interest in the Group III Mortgage Loans of approximately 0.90%. The Non-Offered
Subordinate Certificates will be sold by the depositor to Citigroup Global
Markets Inc. on the closing date.

CREDIT ENHANCEMENT

The credit enhancement provided for the benefit of the holders of the Offered
Certificates consists of subordination as described below and under "Description of the Certificates--Allocation of Losses; Subordination" in this prospectus supplement and, in the case of the Group II Senior Certificates, to the limited extent described in this prospectus supplement, cross-collateralization as described under "Description of the Certificates--Cross-Collateralization".

Subordination. The rights of the holders of the Group I Subordinate Certificates to receive distributions will be subordinated to the rights of the holders of the Group I Senior Certificates to the extent described under "Description of the Certificates--Allocation of Losses; Subordination" in this prospectus supplement. Likewise, the rights of the holders of the Group II Subordinate
Certificates to receive distributions will be subordinated to the rights of the holders of the Group II Senior Certificates, and the rights of the holders of the Group III Subordinate Certificates to receive distributions will be subordinated to the rights of the holders of the Group III Senior Certificates, in each case to the extent described under "Description of the
Certificates--Allocation of Losses; Subordination" in this prospectus supplement.

Further, the rights of the holders of Group I Subordinate Certificates, Group II
Subordinate Certificates and Group III Subordinate Certificates with higher numerical class designations to receive distributions will be subordinated to the rights of holders of Group I Subordinate Certificates, Group II Subordinate
Certificates and Group III Subordinate Certificates, respectively, with lower numerical class designations, in each case to the extent described under
"Description of the Certificates--Allocation of Losses; Subordination" in this prospectus supplement.

Subordination is intended to enhance the likelihood of regular distributions on the more senior certificates relating to a collateral pool in respect of interest and principal and to afford such certificates protection against realized losses on the mortgage loans in that collateral pool as described below.

Allocation of Losses. Except as described below, if Subordinate Certificates relating to a collateral pool remain outstanding, losses on the mortgage loans included in that collateral pool will be allocated first to the related class of
Subordinate Certificates then outstanding with the lowest distribution priority, and the other related classes of Subordinate Certificates and related Senior
Certificates will not bear any portion of these losses. If none of the
Subordinate Certificates relating to a collateral

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                                      S-12

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pool remain outstanding, losses on the mortgage loans in that collateral pool will be allocated to the related Class A Certificates.

Not all losses will be allocated in the priority set forth above. Losses on the mortgage loans in a collateral pool due to natural disasters such as floods and earthquakes, fraud by a mortgagor, bankruptcy of a mortgagor or other extraordinary events will be allocated to the related Subordinate Certificates as described above only up to specified amounts. A portion of such losses in excess of the specified amount will be allocated to the related Class A
Certificates as described above. Therefore, the related Subordinate Certificates do not act as credit enhancement for these losses.

In no event will losses on the Group I Mortgage Loans be allocated to any of the
Group II Certificates or Group III Certificates, in no event will losses on the
Group II Mortgage Loans be allocated to any of the Group I Certificates or Group
III Certificates, and in no event will losses on the Group III Mortgage Loans be allocated to any of the Group I Certificates or Group II Certificates.

Once realized losses are allocated to a class of certificates, the certificate principal balance of that class will be reduced by the amounts so allocated. The amounts of realized losses allocated to the certificates will no longer accrue interest nor will these amounts be reinstated thereafter. However, in the event that realized losses on a mortgage loan are subsequently recovered from the proceeds of such mortgage loan, the certificate principal balance of the most senior classes remaining outstanding to which realized losses have been allocated may be increased. See "Description of the Certificates--Allocation of
Losses; Subordination" in this prospectus supplement.

CROSS-COLLATERALIZATION

In certain limited circumstances, certain amounts received on the Group II
Mortgage Loans in a loan group within Collateral Pool II may be available to distribute interest and principal due on the Group II Senior Certificates related to other loan groups within Collateral Pool II. Under no circumstance will amounts received on the Group I Mortgage Loans be available to pay interest or principal on the Group II Certificates or Group III Certificates, under no circumstance will amounts received on the Group II Mortgage Loans be available to pay interest or principal on the Group I Certificates or Group III
Certificates, and under no circumstance will amounts received on the Group III
Mortgage Loans be available to pay interest or principal on the Group I
Certificates or Group II Certificates. See "Description of the Certificates--
Cross-Collateralization" in this prospectus supplement.

P&I ADVANCES

The servicers are required to advance delinquent payments of principal and interest on the mortgage loans, subject to the limitations described under
"Description of the Certificates--P&I Advances." To the extent provided in the pooling and servicing agreement, the master servicer will be obligated to make any required delinquency advances that any servicer is required to make under the related servicing agreement if the servicer fails to do so. The servicers and master servicer are entitled to be reimbursed for these advances, and therefore these advances are not a form of credit enhancement. See "Description of the Certificates--P&I Advances" in this prospectus supplement and
"Description of the Securities--Advances in Respect of Delinquencies" in the
prospectus.

OPTIONAL TERMINATION

At its option, the seller or, if the seller fails to exercise such option, the master servicer, may purchase all of the mortgage loans in a collateral pool, together with any properties in respect of the mortgage loans in that collateral pool acquired on behalf of the trust, and thereby effect termination and early retirement of the related certificates, after the aggregate principal balance of the mortgage loans in that collateral pool and properties acquired in respect of the

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                                      S-13

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mortgage loans in that collateral pool has been reduced to less than 5% (in the case of Collateral Pool I), 10% (in the case of Collateral Pool II) or 5% (in the case of Collateral Pool III) of the aggregate principal balance of the mortgage loans in that collateral pool as of the cut-off date. See "Pooling and
Servicing Agreement--Termination" in this prospectus supplement and "Description of the Securities--Termination" in the prospectus.

FEDERAL INCOME TAX CONSEQUENCES

One or more elections will be made to treat the trust as one or more real estate mortgage investment conduits --REMICs-- for federal income tax purposes. See
"Federal Income Tax Consequences" in this prospectus supplement and in the prospectus.

RATINGS

It is a condition to the issuance of the Offered Certificates that the Offered
Certificates receive not lower than the following ratings from Standard &
Poor's, a division of The McGraw-Hill Companies Inc., or S&P, Fitch Ratings, or
Fitch, and Moody's Investors Service, Inc., or Moody's:

   Offered
 Certificates    S&P   Fitch   Moody's
--------------   ---   -----   -------
Class I-A1       AAA    (1)      Aaa
Class I-A2       AAA    (1)      Aaa
Class I-B1       (1)    (1)      Aa2
Class I-B2       (1)    (1)       A2
Class I-B3       (1)    (1)      Baa2
Class I-R        AAA    (1)      Aaa
Class II-A1      (1)    AAA      Aaa
Class II-A2      (1)    AAA      Aaa
Class II-A2A     (1)    AAA      Aaa
Class II-A2B     (1)    AAA      Aaa
Class II-A3      (1)    AAA      Aaa
Class II-A4      (1)    AAA      Aaa
Class II-A4A-1   (1)    AAA      Aaa
Class II-A4A-2   (1)    AAA      Aaa
Class II-A4B-1   (1)    AAA      Aa1
Class II-A4B-2   (1)    AAA      Aa1
Class II-B1      (1)    AA       (1)
Class II-B2      (1)     A       (1)
Class II-B3      (1)    BBB      (1)
Class II-R       (1)    AAA      Aaa
Class III-A1     AAA    (1)      Aaa
Class III-A2     AAA    (1)      Aaa
Class III-B1     (1)    (1)      Aa2
Class III-B2     (1)    (1)       A2
Class III-B3     (1)    (1)      Baa2
Class III-R      AAA    (1)      Aaa

(1) Not rated by this rating agency.

A security rating does not address the frequency of prepayments on the mortgage loans or the corresponding effect on yield to investors. The ratings on the
Residual Certificates do not address the likelihood of receipt by the holders of such certificates of any amounts in excess of the initial certificate balance thereof and interest thereon.

See "Yield on the Certificates" and "Ratings" in this prospectus supplement and
"Yield Considerations" in the prospectus.

LEGAL INVESTMENT

The Senior Certificates, the Class I-B1 Certificates, the Class II-B1
Certificates and the Class III-B1 Certificates will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of
1984, or SMMEA, for so long as they are rated not lower than the second highest rating category by one or more nationally recognized statistical rating organizations and, as such, will be legal investments for certain entities to the extent provided in SMMEA and applicable state laws.

The other classes of Offered Certificates will not constitute "mortgage related securities" for purposes of SMMEA. See "Legal Investment" herein and in the prospectus.

CONSIDERATIONS FOR BENEFIT PLAN INVESTORS

The U.S. Department of Labor has issued an individual exemption, Prohibited
Transaction Exemption 91-23, as amended, to Citigroup Global Markets Inc. This exemption generally exempts from the application of certain of the prohibited transaction provisions of Section 406 of the Employee Retirement Income Security
Act of 1974, as amended, or ERISA, and the excise taxes imposed on such prohibited

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                                      S-14

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transactions by Section 4975(a) and (b) of the Internal Revenue Code of 1986, or
the Code, and Section 502(i) of ERISA, transactions relating to the purchase, sale and holding of pass-through certificates underwritten by Citigroup Global
Markets Inc. This exemption generally applies to certificates such as the
Offered Certificates (other than the Residual Certificates), and the servicing and operation of asset pools such as the mortgage pool, provided that certain conditions are satisfied. See "Considerations For Benefit Plan Investors" in
this prospectus supplement and in the prospectus.

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                                      S-15

                                  RISK FACTORS

          In addition to the matters described elsewhere in this prospectus supplement and the prospectus, prospective investors should carefully consider the following factors before deciding to invest in the Offered Certificates.

INTEREST ONLY MORTGAGE LOANS WILL AFFECT THE YIELD AND WEIGHTED AVERAGE LIVES OF
THE GROUP I CERTIFICATES, THE GROUP II CERTIFICATES AND THE GROUP III
CERTIFICATES

          Approximately 21.43% of the Group I Mortgage Loans require the borrowers to make monthly payments only of accrued interest for the first ten years following origination. Approximately 5.14% of the Group II-1 Mortgage
Loans and approximately 89.65% of the Group II-2 Mortgage Loans and approximately 89.60% of the Group II-3 Mortgage Loans and approximately 87.09%
of the Group II-4 Mortgage Loans (in each case by aggregate principal balance of the related loan group as of the cut-off date), require the borrowers to make monthly payments only of accrued interest for the first five or seven or ten years following origination. Approximately 78.70% of the Group III Mortgage
Loans require the borrowers to make monthly payments only of accrued interest for the first five or ten years following origination. After such interest-only period, the borrower's monthly payment will be recalculated to cover both interest and principal so that the mortgage loan will amortize fully prior to its final payment date. When the monthly payment increases, the related borrower may have an inability or aversion to paying the increased amount and may default or may refinance the related mortgage loan to avoid the higher payment. Because no principal payments are required on such mortgage loans during such interest only period, the related certificateholders will receive smaller principal distributions during such period than they would have received if the related borrowers were required to make monthly payments of interest and principal for the entire lives of such mortgage loans. This slower rate of principal distributions may reduce the yield on an investment in any related Offered
Certificates that are purchased at a discount.

NEGATIVE AMORTIZATION MORTGAGE LOANS WILL AFFECT THE YIELD AND WEIGHTED AVERAGE
LIVES OF THE GROUP I CERTIFICATES

          The mortgage rates on approximately 78.57% of the Group I Mortgage
Loans (by aggregate principal balance of the Group I Mortgage Loans as of the
Cut-off Date) adjust monthly but their monthly payments and amortization schedules adjust annually and are subject to maximum interest rates and annual payments caps. During a period of rising interest rates, the amount of interest accruing on the principal balance of these Group I Mortgage Loans may exceed the amount of the scheduled monthly payment. As a result, a portion of the accrued interest on these Group I Mortgage Loans may become deferred interest that will be added to their respective principal balances and will also bear interest at the applicable interest rates. In addition, the amount by which a monthly payment may be adjusted on an annual payment adjustment date is limited and may not be sufficient to amortize fully the unpaid principal balance of any such
Group I Mortgage Loan over its remaining term to maturity. If the interest rates on the Group I Mortgage Loans decrease prior to an adjustment in the monthly payment, a larger portion of the monthly payment will be applied to the unpaid principal balance of such a Group I Mortgage Loan, which may cause the related classes of certificates to amortize more quickly. Conversely, if the interest rates on the Group I Mortgage Loans that provide for negative amortization increase prior to an adjustment in the monthly payment, a smaller portion of the monthly payment will be applied to the unpaid principal balance of such a Group
I Mortgage Loan, which may cause the related classes of certificates to amortize more slowly. If the unpaid principal balance of a Group I Mortgage Loan that provides for negative amortization exceeds the original principal balance of that mortgage loan by the amount specified in the related mortgage note, the monthly payment due on that mortgage loan will be recast without regard to the related monthly payment cap in order to provide for the payment of the

                                      S-16

outstanding balance of that mortgage loan at its maturity by the payment of equal monthly installments. In addition, on the fifth payment adjustment date of a Group I Mortgage Loan that provides for negative amortization, and every fifth payment adjustment date thereafter and the last payment adjustment date prior to that mortgage loan's maturity, the monthly payment due on that mortgage loan will be recast without regard to the related monthly payment cap in order to provide for the payment of the outstanding balance of that mortgage loan at its maturity by the payment of equal monthly installments. These features may affect the rate at which principal on these Group I Mortgage Loans is paid and may create a greater risk of default if the borrower is unable to pay the monthly payments on the related increased principal balance.

          On each distribution date, the net deferred interest as of the related due date on the Group I Mortgage Loans that provide for negative amortization will be allocated to the related classes of certificates in an amount equal to the excess, if any, of (i) the amount of interest that accrued on such class of certificates at its pass-through rate for the Interest Accrual Period related to that distribution date, over (ii) the amount of interest that accrues on such class at the related adjusted cap rate for the interest accrual period related to that distribution date. Any such allocation of net deferred interest could, as a result, affect the weighted average maturity of the affected classes of certificates.

          The amount of deferred interest, if any, for a given month for the
Group I Mortgage Loans that provide for negative amortization will reduce the amount of interest collected on these mortgage loans and available to be distributed as a distribution of interest to the related classes of certificates. The resulting reduction in interest collections on the Group I
Mortgage Loans will be offset, in part or in whole, by applying unscheduled payments of principal received on the Group I Mortgage Loans to interest distributions on the related classes of certificates. For any distribution date, the net deferred interest on the Group I Mortgage Loans that provide for negative amortization will be deducted from the interest payable to the related classes of certificates as described in "Description of the Certificates--
Interest Distributions" in this prospectus supplement. The amount of the reduction of accrued interest distributable to each related class of certificates attributable to net deferred interest will be added to the class certificate balance of that class. Only the amount by which the unscheduled payments of principal received on the Group I Mortgage Loans exceed the amount of deferred interest on the Group I Mortgage Loans that provide for negative amortization will be distributed as a principal prepayment to the related classes of certificates. The increase in the class certificate balance of any class of Group I Certificates may have the effect of increasing the period of time during which the investors in these certificates are exposed to the possibility of realized losses on the related mortgage loans. In addition, because the allocation of unscheduled payments of principal received on the
Group I Mortgage Loans between the Group I Senior Certificates and the Group I
Subordinate Certificates may be determined based on the relationship between the aggregate certificate principal balance of the Group I Senior Certificates and the aggregate certificate principal balance of the Group I Subordinate
Certificates, this method of allocating net deferred interest may affect the rate and timing of distributions of principal prepayments among the classes of
Group I Certificates. See "Description of the Certificates--Principal
Distributions on the Class A Certificates and the Residual Certificates" in this prospectus supplement. We cannot predict the extent to which mortgagors will prepay the Group I Mortgage Loans or the extent to which deferred interest will accrue on the Group I Mortgage Loans that provide for negative amortization, and therefore cannot predict the extent of the effect of the allocation of net deferred interest on the related classes of certificates.

THE YIELD ON THE OFFERED CERTIFICATES WILL BE AFFECTED BY CHANGES IN THE
MORTGAGE RATES OF THE MORTGAGE LOANS.

          The mortgage loans in Collateral Pool I, Collateral Pool II and
Collateral Pool III are adjustable rate mortgage loans. Each Group I Mortgage
Loan provides for monthly adjustments to the mortgage rate

                                      S-17

thereon. After an initial fixed-rate period of three years, each Group II-1
Mortgage Loan provides for semi-annual or annual adjustments to the mortgage rate thereon. After an initial fixed-rate period of five years, each Group II-2
Mortgage Loan provides for semi-annual or annual adjustments to the mortgage rate thereon. After an initial fixed-rate period of five years, each Group II-3
Mortgage Loan provides for semi-annual or annual adjustments to the mortgage rate thereon. After an initial fixed-rate period of seven years, each Group II-4
Mortgage Loan provides for semi-annual or annual adjustments to the mortgage rate thereon. Each Group III Mortgage Loan provides for semi-annual adjustments to the mortgage rate thereon. The mortgage rate on each adjustable-rate mortgage loan will adjust to equal the sum of an index and a margin. Mortgage rate adjustments on the Group I Mortgage Loans, the Group II Mortgage Loans and the
Group III Mortgage Loans may be subject to limitations stated in the mortgage note with respect to increases and decreases for any adjustment (i.e., a
"periodic cap"). In addition, the mortgage rate of each adjustable-rate mortgage loan will be subject to an overall maximum and minimum interest rate.

          With respect to the Group I Certificates, the Group II Certificates
and the Group III Certificates, the pass-through rate for each class is derived from the weighted average of the mortgage rates of the related mortgage loans.
The weighted average mortgage rate of the mortgage loans in any loan group may increase or decrease at any time as a result of, among other factors, prepayments or liquidations of related mortgage loans having higher or lower mortgage rates, the dates of first adjustment and subsequent adjustments, the gross margins, any applicable periodic cap or lifetime rate change limitations and any negative amortization. Each Group I Mortgage Loan, each Group II
Mortgage Loan and each Group III Mortgage Loan has a minimum mortgage rate and a maximum mortgage rate. In some cases, the minimum mortgage rate may be the applicable gross margin. In the event that, despite prevailing market interest rates, the mortgage rate on any adjustable-rate mortgage loan cannot increase due to a maximum mortgage rate limitation or a periodic cap, the yield on the related certificates could be adversely affected. Furthermore, each Group I
Mortgage Loan that provides for negative amortization has the possibility of not generating the full amount of accrued interest thereon in any given month as a result of limits on the amount by which the monthly payment may be adjusted on an adjustment date, and has the other interest rate, negative amortization and monthly payment characteristics described under "--Negative Amortization
Mortgage Loans will affect the yield and weighted average lives of the Group I
Certificates" above and under "The Mortgage Pool" in this prospectus supplement.

SIMULTANEOUS SECOND LIEN RISK

          With respect to approximately 25.71% of the Group I Mortgage Loans, approximately 33.77 % of the Group II-1 Mortgage Loans, approximately 48.01% of the Group II-2 Mortgage Loans, approximately 57.90% of the Group II-3 Mortgage
Loans, approximately 44.11% of the Group II-4 Mortgage Loans and approximately
38.52% of the Group III Mortgage Loans (in each case, by aggregate principal balance of the related loan group as of the cut-off date), at the time of origination of the first lien mortgage loan, the related originator or an unaffiliated originator also originated a second lien mortgage loan which is not included in the trust. The weighted average loan-to-value ratio of such mortgage loans is approximately 73.00% (with respect to such Group I Mortgage Loans), approximately 68.98% (with respect to such Group II-1 Mortgage Loans), approximately 75.43% (with respect to such Group II-2 Mortgage Loans), approximately 79.50% (with respect to such Group II-3 Mortgage Loans), approximately 76.15% (with respect to such Group II-4 Mortgage Loans) and approximately 70.86% (with respect to such Group III Mortgage Loans), and the weighted average combined loan-to-value ratio of such mortgage loans (including the second lien) is approximately 86.14% (with respect to such Group I Mortgage
Loans), approximately 82.70% (with respect to such Group II-1 Mortgage Loans), approximately 88.42% (with respect to such Group II-2 Mortgage Loans), approximately 95.10% (with respect to such Group II-3 Mortgage Loans), approximately 89.88% (with respect to such Group II-4 Mortgage Loans) and approximately 83.82% (with respect to such Group III Mortgage Loans). With respect to such mortgage

                                      S-18

loans, foreclosure frequency may be increased relative to mortgage loans that were originated without a simultaneous second lien since mortgagors have less equity in the mortgaged property. In addition, the related servicer may declare a default on the second lien loan, even though the first lien is current which would constitute a default on the first lien loan. Investors should also note that any mortgagor under any mortgage loan in any collateral pool may obtain secondary financing at any time subsequent to the date of origination of their first lien mortgage loan from the originator of such first lien mortgage loan or from any other lender.

MORTGAGE LOANS WITH HIGH LOAN-TO-VALUE RATIOS LEAVE THE RELATED BORROWER WITH
LITTLE OR NO EQUITY IN THE RELATED MORTGAGED PROPERTY WHICH MAY RESULT IN LOSSES
WITH RESPECT TO THESE MORTGAGE LOANS.

          The original loan-to-value ratio of a Group I Mortgage Loan or a Group
II Mortgage Loan or a Group III Mortgage Loan as described in this prospectus supplement is the ratio, expressed as a percentage, of the principal balance of the mortgage loan at origination over the value of the related mortgaged property determined at origination. There can be no assurance that the value of a mortgaged property used in the calculation of the loan-to-value ratio accurately reflected the actual value of the related mortgaged property at origination.

          Approximately 5.27% of the Group I Mortgage Loans, approximately 4.69%
of the Group II-1 Mortgage Loans , approximately 2.76% of the Group II-2
Mortgage Loans, approximately 8.91% of the Group II-3 Mortgage Loans, approximately 1.98% of the Group II-4 Mortgage Loans and approximately 1.87% of the Group III Mortgage Loans (in each case, by aggregate principal balance of the related loan group as of the cut-off date) have an original loan-to-value ratio in excess of 80.00%. None of the Group I Mortgage Loans, Group II Mortgage
Loans or Group III Mortgage Loans have an original loan-to-value ratio exceeding
100.00%. Mortgage loans with higher loan-to-value ratios may present a greater risk of loss. In addition, an overall decline in the residential real estate market, a rise in interest rates over a period of time and the general condition of a mortgaged property, as well as other factors, may have the effect of reducing the value of the related mortgaged property from the value at the time the mortgage loan was originated. If the value of a mortgaged property decreases, the loan-to-value ratio may increase over what it was at the time the mortgage loan was originated which may reduce the likelihood of liquidation or other proceeds being sufficient to satisfy the mortgage loan. There can be no assurance that the value of a mortgaged property used in the calculation of the loan-to- value ratio accurately reflected the actual value of the related mortgaged property at origination. There can be no assurance that the loan-to-value ratio of any mortgage loan determined at any time after origination will be less than or equal to its original loan-to-value ratio. Even if the determination of value used in the calculation of the loan-to-value ratio accurately reflected the actual value of the mortgaged property at the time of origination, the Depositor has not independently verified whether any such value determined at origination reflects the value of the related mortgaged property as of the cut-off date. See "The Mortgage Pool--General" in this prospectus supplement.

THE MORTGAGE LOANS ARE CONCENTRATED IN PARTICULAR STATES, WHICH MAY PRESENT A
GREATER RISK OF LOSS RELATING TO THESE MORTGAGE LOANS.

          The charts presented under "Summary of Prospectus Supplement--The
Mortgage Loans" list the states with the highest concentrations of mortgage loans. The conditions below will have a disproportionate impact on the mortgage loans in general:

          o    Economic conditions in states with high concentrations of
               mortgage loans which may or may not affect real property values may affect the ability of mortgagors to repay their mortgage loans on time.

                                      S-19

          o    Declines in the residential real estate markets in the states with high concentrations of mortgage loans may reduce the values of properties located in those states, which would result in an increase in the loan-to-value ratios.

          o    Any increase in the market value of properties located in the states with high concentrations of mortgage loans would reduce the loan-to-value ratios and could, therefore, make alternative sources of financing available to the mortgagors at lower
               interest rates, which could result in an increased rate of prepayment of the mortgage loans.

YOUR CERTIFICATES WILL BE LIMITED OBLIGATIONS SOLELY OF THE TRUST AND NOT OF ANY
OTHER PARTY.

          The certificates will not represent an interest in or obligation of the depositor, the master servicer, any servicer, the trust administrator, the trustee or any of their respective affiliates. Neither the certificates nor the underlying mortgage loans will be guaranteed or insured by any governmental agency or instrumentality, or by the depositor, the master servicer, any servicer, the trust administrator, the trustee or any of their respective affiliates. Proceeds of the assets included in the trust will be the sole source of distributions on the Offered Certificates, and there will be no recourse to the depositor, the master servicer, any servicer, the trust administrator, the trustee or any other entity in the event that such proceeds are insufficient or otherwise unavailable to make all distributions provided for under the Offered
Certificates.

POTENTIAL INADEQUACY OF CREDIT ENHANCEMENT FOR THE OFFERED CERTIFICATES.

          The credit enhancement features described in the summary of this prospectus supplement are intended to increase the likelihood that holders of the Offered Certificates will receive regular distributions of interest and/or principal. If delinquencies or defaults occur on the mortgage loans, none of the master servicer, any servicer or any other entity will advance scheduled monthly payments of interest and principal on delinquent or defaulted mortgage loans if such advances are deemed unrecoverable. If substantial losses occur as a result of defaults and delinquent payments on the mortgage loans, the holders of the
Offered Certificates may suffer losses.

CROSS-COLLATERALIZATION OF THE GROUP II CLASS A CERTIFICATES MAY AFFECT THE
DISTRIBUTIONS ON THOSE CERTIFICATES.

          Interest and principal will generally be distributable on the Group II
Class A Certificates out of amounts collected in respect of the Group II-1
Mortgage Loans (in the case of the Class II-A1 Certificates), the Group II-2
Mortgage Loans (in the case of the Class II-A2 Certificates, the Class II-A2A
Certificates and the Class II-A2B Certificates), the Group II-3 Mortgage Loans
(in the case of the Class II-A3 Certificates) and the Group II-4 Mortgage Loans
(in the case of the Class II-A4 Certificates, the Class II-A4A-1 Certificates,
the Class II-A4A-2 Certificates, the Class II-A4B-1 Certificates and the Class
II-A4B-2 Certificates), respectively. However, with respect to Collateral Pool
II, if any class of related Class A Certificates is undercollateralized by its related loan group, the cross-collateralization of the Class A Certificates relating to such collateral pool will generally result in an entitlement of such class of Class A Certificates to receive an amount equal to interest on such undercollateralized amount from payments on the mortgage loans in the unrelated loan groups within such collateral pool. No amounts in respect of any undercollateralized amount, other than interest thereon, will be distributed to any Group II Class A Certificates, until the certificate principal balances of the Class A Certificates related to one or more loan groups in Collateral Pool
II and that are not undercollateralized have been reduced to zero. Losses on the mortgage loans in any loan group within Collateral Pool II will be allocated to the most subordinate then outstanding class of related Subordinate Certificates.
Investors should note that on any distribution date on which the Subordinate
Certificates relating to Collateral Pool II are no longer

                                      S-20

outstanding, any losses on the mortgage loans in a loan group within such collateral pool will be allocated to the Class A Certificates relating to such loan group, without regard to any entitlement of any other class or classes.

          For Collateral Pool II and the related certificates, the credit support provided to holders of the related Senior Certificates by the subordination of the related Subordinate Certificates and to the holders of the related Offered Subordinate Certificates by the subordination of the related
Non-Offered Subordinate Certificates will be on an aggregate basis, and losses on the mortgage loans in any loan group within such collateral pool will be allocated to the most subordinate then outstanding class of related Subordinate
Certificates for so long as any related Subordinate Certificates are outstanding. Thus, it is possible that a disproportionately high rate of losses on one loan group of mortgage loans within Collateral Pool II could exhaust a disproportionately high amount, or the entire amount, of credit support provided by the related Subordinate Certificates for the benefit of the related Senior
Certificates, thereby reducing or eliminating the protection available to holders of classes of certificates that relate to a better performing loan group within such collateral pool.

          Furthermore, payments on mortgage loans of a loan group within
Collateral Pool II which would otherwise be distributable on the related
Subordinate Certificates may be diverted to unrelated classes of Class A
Certificates relating to such collateral pool, and the related Senior
Percentage, as well as the related Senior Prepayment Percentage and Senior
Principal Distribution Amount, for the Class A Certificates relating to each loan group within such collateral pool may be calculated on an aggregate basis rather than with respect to each such loan group, in each case, under certain limited circumstances described herein.

          Under no circumstance will amounts received on the Group I Mortgage
Loans be available to pay interest or principal on the Group II Certificates or the Group III Certificates, under no circumstance will amounts received on the
Group II Mortgage Loans be available to pay interest or principal on the Group I
Certificates or the Group III Certificates, and under no circumstance will amounts received on the Group III Mortgage Loans be available to pay interest or principal on the Group I Certificates or the Group II Certificates. In no event will losses on the Group I Mortgage Loans be allocated to any of the Group II
Certificates or Group III Certificates, in no event will losses on the Group II
Mortgage Loans be allocated to any of the Group I Certificates or Group III
Certificates, and in no event will losses on the Group III Mortgage Loans be allocated to any of the Group I Certificates or Group II Certificates.

THE RATE AND TIMING OF PRINCIPAL DISTRIBUTIONS ON THE OFFERED CERTIFICATES WILL
BE AFFECTED BY PREPAYMENT SPEEDS.

          The rate and timing of distributions allocable to principal on the
Class A Certificates and Subordinate Certificates will depend, in general, on the rate and timing of principal payments (including prepayments and collections upon defaults, liquidations and repurchases) on the related mortgage loans. As is the case with mortgage pass-through certificates generally, the Class A
Certificates and Subordinate Certificates are subject to substantial inherent cash-flow uncertainties because the related mortgage loans may be prepaid at any time.

          Generally, when prevailing interest rates are increasing, prepayment rates on mortgage loans tend to decrease. A decrease in the prepayment rates on the mortgage loans in the related loan group or related loan groups will result in a reduced rate of return of principal to investors in the related Class A
Certificates and after a lockout period the related Subordinate Certificates at a time when reinvestment at such higher prevailing rates would be desirable.
Conversely, when prevailing interest rates are declining, prepayment rates on mortgage loans tend to increase. An increase in the prepayment rates on the mortgage loans in the related loan group or loan groups will result in a greater rate of return of principal

                                      S-21

to investors in the related Class A Certificates and after a lockout period the related Subordinate Certificates at a time when reinvestment at comparable yields may not be possible.

          Except as otherwise described herein, distributions of principal will be made to the classes of Offered Certificates according to the priorities described herein, rather than on a pro rata basis among such classes. The timing and commencement of principal distributions and the weighted average life of each such class of certificates will be affected by the rates of prepayment on the related mortgage loans experienced both before and after the commencement of principal distributions on such class.

          The timing and commencement of principal distributions and the weighted average life of each such class of certificates will be affected by the rates of prepayment on the related mortgage loans.

          As described in this prospectus supplement, prior to the distribution date in August 2015 (in the case of the Group I Mortgage Loans) or August 2010
(in the case of the Group II Mortgage Loans) or August 2015 (in the case of the
Group III Mortgage Loans), all principal prepayments on the Group I Mortgage
Loans will be allocated to the Class I-A1 Certificates and the Class I-A2
Certificates, if those certificates are still outstanding; all principal prepayments on the Group II-1 Mortgage Loans will be allocated to the Class
II-A1 Certificates, if those certificates are still outstanding; all principal prepayments on the Group II-2 Mortgage Loans will be allocated to the Class
II-A2 Certificates, the Class II-A2A Certificates and the Class II-A2B
Certificates, if those certificates are still outstanding; all principal prepayments on the Group II-3 Mortgage Loans will be allocated to the Class
II-A3 Certificates, if those certificates are still outstanding; and all principal prepayments on the Group II-4 Mortgage Loans will be allocated to the
Class II-A4 Certificates, the Class II-A4A-1 Certificates, the Class II-A4A-2
Certificates, the Class II-A4B-1 Certificates and the Class II-A4B-2
Certificates if those certificates are still outstanding; and all principal prepayments on the Group III Mortgage Loans will be allocated to the Class
III-A1 Certificates and the Class III-A2 Certificates, if those certificates are still outstanding. Thereafter, during certain periods, subject to loss and delinquency criteria, the Group I Senior Prepayment Percentage, the related
Group II Senior Prepayment Percentage or the Group III Senior Prepayment
Percentage may continue to be disproportionately large, relative to the Group I
Senior Percentage, the related Group II Senior Percentage or the Group III
Senior Percentage, as applicable, for the related Class A Certificates, and the percentage of principal prepayments distributable to the Subordinate
Certificates may continue to be disproportionately small. To the extent that no principal prepayments or a disproportionately small percentage of principal prepayments are distributed on the Subordinate Certificates, the subordination afforded to the related Class A Certificates by such Subordinate Certificates, in the absence of losses allocated to such Subordinate Certificates, will be increased. Notwithstanding the foregoing, if the Subordinate Percentage for the
Subordinate Certificates relating to a collateral pool is equal to or greater than two times the Subordinate Percentage for such Subordinate Certificates on the closing date, such Subordinate Certificates will be entitled to receive distributions allocable to principal based on a larger percentage of principal prepayments on the related mortgage loans.

          For further information regarding the effect of principal prepayments on the weighted average lives of the Offered Certificates, see "Yield on the
Certificates" in this prospectus supplement, including the tables entitled
"Percent of Initial Certificate Principal Balance Outstanding."

THE YIELD TO MATURITY ON THE OFFERED CERTIFICATES WILL DEPEND ON A VARIETY OF
FACTORS.

          The yield to maturity on the Offered Certificates will depend, in general, on:

          o    the rate and timing of principal payments (including prepayments and collections upon defaults, liquidations and repurchases) on the related mortgage loans and the allocation

                                      S-22

               thereof to reduce the certificate principal balances of the Class
               A Certificates and Subordinate Certificates, as well as other factors;

          o    in the case of each class of certificates, the applicable
               pass-through rate thereon from time to time;

          o    the applicable purchase price;

          o    adjustments to the mortgage rates of the related mortgage loans;

          o    the rate, timing and severity of realized losses on the related mortgage loans and the allocation thereof to reduce the
               certificate principal balances of the Class A Certificates and
               Subordinate Certificates, as well as the allocation to the
               Offered Certificates of some types of interest shortfalls;

          o    any negative amortization of any of the Group I Mortgage Loans that provide for negative amortization.

          In general, if the Class A Certificates or Subordinate Certificates
are purchased at a premium and principal distributions on those certificates occur at a rate faster than anticipated at the time of purchase, the investor's actual yield to maturity will be lower than that assumed at the time of purchase. Conversely, if the Class A Certificates or Subordinate Certificates
are purchased at a discount and principal distributions on those certificates occur at a rate slower than that anticipated at the time of purchase, the investor's actual yield to maturity will be lower than that originally assumed.

          The proceeds to the depositor from the sale of the Offered
Certificates were determined based on a number of assumptions, including a prepayment assumption of 25% CPR, in each case as described in this prospectus supplement under "Yield on the Certificates" and weighted average lives corresponding to that assumption. No representation is made that the mortgage loans will prepay at these rates or at any other rate. The yield assumptions for the Offered Certificates will vary as determined at the time of sale. See "Yield on the Certificates" in this prospectus supplement.

          With respect to the Group I Certificates, the Group II Certificates
and the Group III Certificates, the pass-through rate for each class is derived from the weighted average of the mortgage rates of the related mortgage loans.
If mortgage loans with relatively higher mortgage rates experience prepayments
(including collections upon defaults, liquidations and repurchases) at a rate faster than that experienced by mortgage loans with relatively lower mortgage rates, the pass-through rates on these classes of Offered Certificates will decline.

THE MULTIPLE CLASS STRUCTURE OF THE OFFERED CERTIFICATES CAUSES THE YIELD OF
CERTAIN CLASSES TO BE PARTICULARLY SENSITIVE TO CHANGES IN THE RATES OF
PREPAYMENT OF THE RELATED MORTGAGE LOANS AND OTHER FACTORS.

          Class A Certificates: The yields to maturity on the Class A
Certificates will be sensitive to the rate and timing of principal payments
(including prepayments and collections upon defaults, liquidations and repurchases) on the related mortgage loans. Prior to the Distribution Date in
August 2015 for Collateral Pool I, and possibly thereafter, all or a disproportionately large percentage of the principal prepayments (including collections upon defaults, liquidations and repurchases) on the mortgage loans will be allocated to the related Class A Certificates. Prior to the Distribution
Date in August 2010 for Collateral Pool II, and possibly thereafter, all or a disproportionately large percentage of the principal prepayments (including collections upon defaults, liquidations and repurchases) on the mortgage loans

                                      S-23

will be allocated to the related Class A Certificates. Prior to the Distribution
Date in August 2015 for Collateral Pool I, and possibly thereafter, all or a disproportionately large percentage of the principal prepayments (including collections upon defaults, liquidations and repurchases) on the mortgage loans will be allocated to the related Class A Certificates.

INTEREST SHORTFALLS AND RELIEF ACT SHORTFALLS.

          When a mortgage loan is prepaid in full, the mortgagor is charged interest only up to the date on which payment is made, rather than for an entire month. This may result in a shortfall in interest collections available for distribution on the next distribution date. Countrywide Servicing is required to cover any shortfall in interest collections that is attributable to prepayments in full or in part on the related mortgage loans, but only in an aggregate amount each month for any collateral pool up to the lesser of one half of (a)
one-twelfth of the product of (i) the weighted average servicing fee rate percentage for such mortgage loans in such collateral pool and (ii) the stated
principal balance of the mortgage loans in such collateral pool and (b) the aggregate servicing fee actually received for the applicable month for such mortgage loans. GMAC Mortgage is required to cover any shortfall in interest collections that are attributable to prepayments in full or in part on the related mortgage loans, but only in an aggregate amount each month for any collateral pool up to the lesser of (a) one-twelfth of the product of (i) the weighted average servicing fee rate percentage for the mortgage loans in such collateral pool and (ii) the stated principal balance of the mortgage loans in such collateral pool and (b) the aggregate servicing fee actually received for the applicable month for such mortgage loans. Wells Fargo is required to cover any shortfall in interest collections that are attributable to prepayments in full or in part on the related mortgage loans, but only in an amount which, when added to all amounts allocable to interest received in connection with such prepayment, equals one month's interest on the amount of principal so prepaid at the related mortgage rate net of the related servicing fee rate. National City
Mortgage Co. is required to cover any shortfall in interest collections that are attributable to prepayments in full or in part on the related mortgage loans, but only in an amount which, when added to all amounts allocable to interest received in connection with such prepayment, equals one month's interest on the amount of principal so prepaid at the related mortgage rate net of the related servicing fee rate. The master servicer is required to cover any prepayment interest shortfall which the related servicer was required to cover but which such servicer defaulted in its obligation to cover, but only to the extent set forth in the pooling and servicing agreement.

          Neither the master servicer nor any servicer will cover shortfalls in interest collections due to the application of the Servicemembers' Civil Relief
Act, or Relief Act, or due to the application of any state law providing for similar relief.

          Any prepayment interest shortfalls to the extent not covered by compensating interest paid by the servicers or the master servicer and any interest shortfalls resulting from the application of the Relief Act for any distribution date will be allocated among the holders of all the certificates relating to the applicable collateral pool on a pro rata basis based on the respective amounts of interest accrued on such certificates for the related distribution date, and therefore such kinds of interest shortfalls will not be covered by subordination.

TERRORIST ATTACKS AND MILITARY ACTION COULD ADVERSELY AFFECT THE YIELD ON YOUR
CERTIFICATES.

          The terrorist attacks in the United States on September 11, 2001 and other recent world events suggest that there is an increased likelihood of future terrorist activity in the United States. In addition, current political tensions and military operations in the Middle East have resulted in a significant deployment of United States military personnel in the region.
Investors should consider the possible effects of past and possible future terrorist attacks at home and abroad and any resulting military response

                                      S-24

by the United States on the delinquency, default and prepayment experience of the mortgage loans. In accordance with the applicable servicing standard set forth in each servicing agreement, the related servicer may defer, reduce or forgive payments and delay foreclosure proceedings in respect of mortgage loans to borrowers affected in some way by past and possible future events.

          In addition, the current deployment of United States military personnel in the Middle East and the activation of a substantial number of
United States military reservists and members of the National Guard may significantly increase the proportion of mortgage loans whose mortgage rates are reduced by the application of the Relief Act. See "Legal Aspects of Mortgage
Loans--Servicemembers Civil Relief Act" in the prospectus. Certain shortfalls in interest collection arising from the application of the Relief Act or any state law providing for similar relief will not be covered by the master servicer or the related servicer.

AN OPTIONAL TERMINATION OF A COLLATERAL POOL MAY ADVERSELY AFFECT THE RELATED
CERTIFICATES.

          When the aggregate stated principal balance of the mortgage loans, and any REO properties acquired in respect thereof, in a collateral pool has been reduced to less than 5% (in the case of Collateral Pool I), 10% (in the case of
Collateral Pool II) or 5% (in the case of Collateral Pool III) of the aggregate stated principal balance of the mortgage loans in such collateral pool as of the cut-off date, the seller or, if the seller fails to exercise such option, the master servicer, may purchase all of the mortgage loans in that collateral pool and cause an early retirement of the related certificates. If this happens, the purchase price paid in connection with such termination, net of amounts payable or reimbursable to the master servicer, the servicers, the trust administrator or others, will be passed through to the related certificateholders. Any Class A
Certificates or Subordinate Certificates purchased at a premium could be adversely affected by an optional purchase of the related mortgage loans. In addition, if a collateral pool contains any REO properties at the time of any related optional termination, it is possible that the purchase price paid in connection with such termination will be insufficient to result in the payment the principal of and accrued interest on all related classes of certificates, and this could result in losses or shortfalls being incurred by the most subordinate then-outstanding related classes of certificates. See "Pooling and
Servicing Agreement--Termination" in this prospectus supplement.

OFFERED SUBORDINATE CERTIFICATES HAVE ADDITIONAL RISKS.

          The protections afforded the Senior Certificates create risks for the
Offered Subordinate Certificates. Prior to any purchase of Offered Subordinate
Certificates, consider the following factors that may adversely impact your yield:

          o    Because the Offered Subordinate Certificates receive interest and principal distributions after distributions on the related Senior
               Certificates, there is a greater likelihood that the Offered
               Subordinate Certificates will not receive the distributions to which they are entitled on any distribution date;

          o    Except under the circumstances described in this prospectus supplement, the Offered Subordinate Certificates are not entitled to a full proportionate share of principal prepayments on the related mortgage loans until the beginning of the fifteenth year after the closing date (in the case of the Group I Subordinate
               Certificates), the tenth year after the closing date (in the case of the Group II Subordinate Certificates) or the fifteenth year after the closing date (in the case of the Group III Subordinate
               Certificates). In addition, if certain losses on the mortgage loans in a collateral pool exceed stated levels, a portion of the principal distribution distributable to related classes of the
               Offered Subordinate Certificates with lower distribution
               priorities may be distributed to the related classes of Offered
               Subordinate Certificates with higher distribution priorities;

                                      S-25

          o    If the related servicer or the master servicer determines not to advance a delinquent payment on a mortgage loan because such amount is not recoverable from a mortgagor, there may be a shortfall in distributions on the Offered Subordinate
               Certificates;

          o    After extinguishing all other credit enhancement available, losses on the mortgage loans in a collateral pool will be
               allocated to the related Subordinate Certificates in reverse order of their distribution priority. A loss allocation results in a reduction of a certificate principal balance without a corresponding distribution of cash to the holder. A lower
               certificate principal balance will result in less interest accruing on the related certificates; and

          o    The earlier in the transaction that a loss on a mortgage loan occurs, the greater the impact on the yield.

          The weighted average lives of, and the yield to maturity on, the
Offered Subordinate Certificates will be progressively more sensitive, in increasing order of their numerical class designations, to losses due to defaults on the related mortgage loans (and the timing thereof), to the extent such losses are not covered by related Subordinate Certificates with a higher numerical class designation. Furthermore, as described herein, the timing of receipt of principal and interest by any class of Subordinate Certificates may be adversely affected by losses on the related mortgage loans even if such class does not ultimately bear such loss.

THE RESIDUAL CERTIFICATES WILL RECEIVE LIMITED DISTRIBUTIONS OF PRINCIPAL AND
INTEREST AND MAY HAVE SIGNIFICANT TAX LIABILITIES.

          Holders of the Residual Certificates are entitled to receive distributions of principal and interest as described in this prospectus supplement, but the holders of such certificates are not expected to receive any distributions after the first distribution date. In addition, holders of such certificates will have tax liabilities with respect to their certificates during the early years of the term of each related REMIC that substantially exceed the principal and interest payable thereon during or prior to such periods. See
"Yield on the Certificates--Additional Yield Considerations Applicable Solely to
the Residual Certificates" in this prospectus supplement and "Federal Income Tax
Consequences" in this prospectus supplement and in the prospectus.

THE LIQUIDITY OF YOUR CERTIFICATES MAY BE LIMITED.

          The underwriter has no obligation to make a secondary market in the classes of Offered Certificates. There is therefore no assurance that a secondary market will develop or, if it develops, that it will continue.
Consequently, you may not be able to sell your certificates readily or at prices that will enable you to realize your desired yield. The market values of the certificates are likely to fluctuate and these fluctuations may be significant and could result in significant losses to you.

          The secondary markets for mortgage-backed securities have experienced periods of illiquidity and can be expected to do so in the future. Illiquidity can have a severely adverse effect on the prices of securities that are especially sensitive to prepayment, credit or interest rate risk, or that have been structured to meet the investment requirements of limited categories of investors.

POSSIBLE REDUCTION OR WITHDRAWAL OF RATINGS ON THE OFFERED CERTIFICATES.

          Each rating agency rating the Offered Certificates may change or withdraw its initial ratings at any time in the future if, in its judgment, circumstances warrant a change. No person is obligated to maintain the ratings at their initial levels. If a rating agency reduces or withdraws its rating on one or

                                      S-26

more classes of the Offered Certificates, the liquidity and market value of the affected certificates is likely to be reduced.

SUITABILITY OF THE OFFERED CERTIFICATES AS INVESTMENTS.

          The Offered Certificates are not suitable investments for any investor that requires a regular or predictable schedule of monthly payments or payment on any specific date. The Offered Certificates are complex investments that should be considered only by investors who, either alone or with their financial, tax and legal advisors, have the expertise to analyze the prepayment, reinvestment, default and market risk, the tax consequences of an investment and the interaction of these factors.

          ALL CAPITALIZED TERMS USED IN THIS PROSPECTUS SUPPLEMENT WILL HAVE THE
MEANINGS ASSIGNED TO THEM IN THIS PROSPECTUS SUMMARY UNDER "DESCRIPTION OF THE
CERTIFICATES--GLOSSARY" OR IN THE PROSPECTUS UNDER "GLOSSARY."

                                 USE OF PROCEEDS

          The seller will sell the mortgage loans to the depositor, and the depositor will convey the mortgage loans to the trust in exchange for and concurrently with the delivery of the certificates. Net proceeds from the sale of the certificates will be applied by the depositor to the purchase of the mortgage loans from the seller. These net proceeds will represent the purchase price to be paid by the depositor to the seller for the mortgage loans. The seller will have acquired the mortgage loans prior to the sale of the mortgage loans to the depositor.

                                THE MORTGAGE POOL

          The statistical information presented in this prospectus supplement relates to the mortgage loans and related mortgaged properties as of the cut-off date, as adjusted for scheduled principal payments due on or before the cut-off date whether or not received. Prior to the issuance of the certificates, mortgage loans may be removed from the mortgage pool as a result of incomplete documentation or otherwise if the depositor deems such removal necessary or desirable. In addition, mortgage loans may be prepaid at any time. A limited number of other mortgage loans may be included in the mortgage pool prior to the issuance of the certificates unless including such mortgage loans would materially alter the characteristics of the mortgage loans in the mortgage pool as described in this prospectus supplement.

          The depositor believes that the information set forth in this prospectus supplement with respect to the mortgage loans in the mortgage pool will be representative of the characteristics of the mortgage pool as it will be constituted at the time the certificates are issued, although the range of mortgage rates and maturities and certain other characteristics of the mortgage loans may vary.

          Unless otherwise noted, all statistical percentages or weighted averages set forth in this prospectus supplement are measured as a percentage of the aggregate principal balance of the mortgage loans in the aggregate, in a particular loan group or in a particular collateral pool, as the context requires, as of the cut-off date.

GENERAL

          The mortgage pool will consist of 2,385 conventional, one- to four-family, adjustable-rate loans secured by first liens on residential real properties and having an aggregate principal balance as of the cut-off date of approximately $1,014,477,079, after application of scheduled payments due on or before the cut-off date whether or not received and subject to a permitted variance of plus or minus 5%. The

                                      S-27

mortgage loans have original terms to maturity of not greater than 30 years.
Each of the mortgage loans in Collateral Pool I, Collateral Pool II and
Collateral Pool III was acquired by the seller directly or indirectly from the related originator.

          The mortgage loans are secured by first mortgages or deeds of trust or other similar security instruments creating first liens on one- to four-family residential properties consisting of one- to four- family dwelling units, individual condominium units, planned unit developments, town houses and co-ops.
With respect to any mortgage loan secured by individual condominium units, the mortgage loan may not conform to the requirements of Fannie Mae and Freddie Mac regarding condominiums, and notwithstanding the provisions under "The Trust
Funds" in the prospectus, neither the seller nor any originator will be required to represent the percentage of condominiums occupied as primary residences or vacation or second homes.

          All of the mortgage loans have scheduled monthly payments due on the first day of the month and that day is referred to as the "due date" with respect to each mortgage loan. Each mortgage loan will contain a customary
"due-on-sale" clause.

          The mortgage loans will be divided into three primary loan groups, each referred to herein as a collateral pool, designated as Collateral Pool I,
Collateral Pool II and Collateral Pool III.

          The mortgage loans in Collateral Pool I are referred to in this prospectus supplement as the Group I Mortgage Loans. The Group I Mortgage Loans
have not been further divided into any loan groups. However, for convenience of reference in this prospectus supplement, the Group I Mortgage Loans are sometimes referred to as a collateral pool and are other times referred to as a loan group, as the context requires.

          The mortgage loans in Collateral Pool II, referred to in this prospectus supplement as the Group II Mortgage Loans, have been further divided into four loan groups designated as loan group II-1, loan group II-2, loan group
II-3 and loan group II-4. The mortgage loans in loan group II-1 are referred to in this prospectus supplement as the Group II-1 Mortgage Loans, the mortgage loans in loan group II-2 are referred to in this prospectus supplement as the
Group II-2 Mortgage Loans, the mortgage loans in loan group II-3 are referred to in this prospectus supplement as the Group II-3 Mortgage Loans and the mortgage loans in loan group II-4 are referred to in this prospectus supplement as the
Group II-4 Mortgage Loans.

         The mortgage loans in Collateral Pool III are referred to in this prospectus supplement as the Group III Mortgage Loans. The Group III Mortgage
Loans, have not been further divided into any loan groups. However, for convenience of reference in this prospectus supplement, the Group III Mortgage
Loans are sometimes referred to as a collateral pool and are other times referred to as a loan group, as the context requires.

          The mortgage rate on each adjustable rate mortgage loan is the per annum rate of interest calculated as specified in the related mortgage note.
Each Group I Mortgage Loan, Group II Mortgage Loan and Group III Mortgage Loan
provides for adjustment to the mortgage rates thereon and for corresponding adjustments to the monthly payment amount due thereon, in each case on each adjustment date applicable thereto. Each Group I Mortgage Loan provides for monthly adjustments to the mortgage rate thereon. With respect to each of the
Group II-1 Mortgage Loans, the Group II-2 Mortgage Loans, the Group II-3
Mortgage Loans and the Group II-4 Mortgage Loans, the mortgage rate thereon is fixed for three years, five years, five years, or seven years, respectively and then adjusts semi-annually or annually. Each Group III Mortgage Loan provides for semi-annual adjustments to the mortgage rate thereon. Approximately 21.43%
of the Group I Mortgage Loans require the borrowers to make monthly payments

                                      S-28

only of accrued interest for the first ten years following origination.
Approximately 5.14% of the Group II-1 Mortgage Loans, approximately 89.65% of the Group II-2 Mortgage Loans, approximately 89.60% of the Group II-3 Mortgage
Loans and approximately 87.09% of the Group II-4 Mortgage Loans require the borrowers to make monthly payments only of accrued interest for the first five, seven or ten years following origination. Approximately 78.70% of the Group III
Mortgage Loans require the borrowers to make monthly payments only of accrued interest for the first five or ten years following origination. Approximately
78.57% of the Group I Mortgage Loans are Negative Amortization Mortgage Loans as
described below. On each adjustment date for each adjustable rate mortgage loan, the mortgage rate thereon will be adjusted to equal the sum, rounded (if provided in the related mortgage note), of the index for such mortgage loan and a fixed percentage amount (or gross margin) subject to the periodic and lifetime limitations described below. See "The Indices" below.

          Each of the mortgage loans will have been originated by Countrywide
Home Loans, Inc., Quicken Loans Inc., MortgageIT, Inc., Wells Fargo Bank, N.A.
or National City Mortgage Co. and will be primarily serviced by Countrywide Home
Loans Servicing LP, GMAC Mortgage Corporation, Wells Fargo Bank, N.A. or
National City Mortgage Co.

          The mortgage rate on each adjustable rate mortgage loan will not exceed a specified maximum mortgage rate over the life of the mortgage loan or be less than a specified minimum mortgage rate over the life of the mortgage loan. In addition, each Group I Mortgage Loan (other than any Negative
Amortization Mortgage Loan), each Group II Mortgage Loan and each Group III
Mortgage Loan is limited in the amount by which its mortgage rate can adjust on any one adjustment date, which limit is called the periodic rate cap. Due to the application of the periodic rate caps if applicable and the maximum mortgage rates, the mortgage rate on each adjustable rate mortgage loan, as adjusted on any related adjustment date, may be less than the sum of the related index and the related gross margin, rounded as described in this prospectus supplement.

          Effective with the first monthly payment due on each adjustable rate mortgage loan after each related adjustment date, the monthly payment amount will be adjusted to an amount that will amortize fully the outstanding principal balance of the related mortgage loan over its remaining term (after the end of any applicable interest only period) and pay interest at the mortgage rate as so adjusted. Some of the Group I Mortgage Loans are "Negative Amortization Mortgage
Loans." The mortgage rates for the Negative Amortization Mortgage Loans adjust monthly, but the scheduled payments on the Negative Amortization Mortgage Loans adjust annually on a date specified in the related mortgage note, subject to the conditions (the "Payment Caps") that (i) the amount of the monthly payment will not increase or decrease by an amount that is more than 7.50% of the monthly payment prior to the adjustment, (ii) as of the fifth payment adjustment date and on the same day every fifth year thereafter and on the last payment adjustment date, the monthly payment will be recast without regard to the limitation in clause (i) above and (iii) if the unpaid principal balance exceeds a percentage (either 110% or 115%, as specified in the related mortgage note) of the original principal balance due to deferred interest, the monthly payment will be recast without regard to the limitation in clause (i) to amortize fully the then unpaid principal balance of the Negative Amortization Mortgage Loan over its remaining term to maturity.

          The earliest first payment date, earliest stated maturity date and latest stated maturity date of any Mortgage Loan in each loan group is set forth in the following table:



------------------------------------------------------------------------------------------------
                 EARLIEST FIRST PAYMENT   EARLIEST STATED MATURITY
                          DATE                      DATE             LATEST STATED MATURITY DATE
------------------------------------------------------------------------------------------------

loan group I         October 1, 2004          September 1, 2034             June 1, 2035
------------------------------------------------------------------------------------------------
loan group II          July 1, 2002              May 1, 2025               August 1, 2035
------------------------------------------------------------------------------------------------
loan group III       October 1, 2004          September 1, 2034             June 1, 2035
------------------------------------------------------------------------------------------------


                                      S-29

          The original loan-to-value ratio of a mortgage loan as described in this prospectus supplement is the ratio, expressed as a percentage, of the outstanding principal balance of the mortgage loan at origination over the value of the related mortgaged property. For purposes of this calculation, the "value of the related mortgaged property" generally means the lesser of the sales price of such mortgaged property and the appraised value of such mortgaged property, as such price or appraised value, as applicable, was determined in connection with the origination of such mortgage loan. There can be no assurance that the value of a mortgaged property used in the calculation of the loan-to-value ratio accurately reflected the actual value of the related mortgaged property at origination.

          None of the mortgage loans are buydown mortgage loans.

          Included below under "--Group I Mortgage Loans Statistics", "--Group
II Mortgage Loans Statistics" and "--Group III Mortgage Loans Statistics" are
tables showing the "Credit Scores" for the related mortgagors. The Credit Scores referred to in these tables were obtained by the Depositor or an affiliate within 6 months prior to the cut-off date. Credit Scores are obtained from credit reports provided by various credit reporting organizations, each of which may employ differing computer models and methodologies. The Credit Score is designed to assess a borrower's credit history at a single point in time, using objective information currently on file for the borrower at a particular credit reporting organization. Information utilized to create a Credit Score may include, among other things, payment history, delinquencies on accounts, levels of outstanding indebtedness, length of credit history, types of credit and bankruptcy experience. However, a Credit Score purports only to be a measurement of the relative degree of risk a borrower represents to a lender (i.e., a borrower with a higher score is statistically expected to be less likely to default in payment than a borrower with a lower score). In addition, it should be noted that Credit Scores were developed to indicate a level of default probability over a two-year period, which does not correspond to the life of a mortgage loan. Furthermore, Credit Scores were not developed specifically for use in connection with mortgage loans, but for consumer loans in general, and assess only the borrower's past credit history. Therefore, a Credit Score does not take into consideration the differences between mortgage loans and consumer loans generally or the specific characteristics of the related mortgage loan.
There can be no assurance that the Credit Scores of the mortgagors will be an accurate predictor of the likelihood of repayment of the related Mortgage Loans.

THE INDICES

          The table below indicates, for the mortgage loans in each loan group, the percentage of such mortgage loans (by aggregate principal balance of the cut-off date) for which each specified Index applies to the calculation of the mortgage rate on such mortgage loans.

                             One-Month   Six-Month   Twelve-Month   One-Year
                               LIBOR       LIBOR         LIBOR         CMT
                             ---------   ---------   ------------   --------
Group I Mortgage Loans:       100.00%       0.00%        0.00%        0.00%
Group II-1 Mortgage Loans:      0.00%       5.14%       43.29%       51.57%
Group II-2 Mortgage Loans:      0.00%       0.16%       22.05%       77.79%
Group II-3 Mortgage Loans:      0.00%       1.45%        0.73%       97.82%
Group II-4 Mortgage Loans:      0.00%      10.06%       46.14%       43.80%
Group III Mortgage Loans:       0.00%     100.00%        0.00%        0.00%

          The "One-Month LIBOR" index is the rate for one-month U.S. dollar denominated deposits offered in the London interbank market as determined in accordance with the related mortgage note. In

                                      S-30

the event such Index is no longer available, the related servicer will select a substitute Index in accordance with the terms of the related mortgage note and in compliance with federal and state law.

          The "Six-Month LIBOR" index is the rate for six-month U.S. dollar denominated deposits offered in the London interbank market as determined in accordance with the related mortgage note. In the event such Index is no longer available, the related servicer will select a substitute Index in accordance with the terms of the related mortgage note and in compliance with federal and state law.

          The "Twelve-Month LIBOR" index is the rate for one-year U.S. dollar denominated deposits offered in the London interbank market as determined in accordance with the related mortgage note. In the event such Index is no longer available, the related servicer will select a substitute Index in accordance with the terms of the related mortgage note and in compliance with federal and state law.

          The "One-Year CMT" index is the weekly average yields on U.S. Treasury
Securities, adjusted to constant maturities of one year. Yields on U.S. Treasury securities are estimated from the U.S. Treasury's daily yield curve. This curve, which relates the yield on a security to its time to maturity, is based on the closing market bid yields on actively-traded U.S. Treasury securities in the over-the-counter market. These market yields are calculated from composites of quotations reported by five leading U.S. Treasury securities dealers to the
Federal Reserve Bank of New York. The constant yield values are read from the yield curve at fixed maturities. This method permits, for example, estimations of the yield for a one-year maturity even if no outstanding security has exactly one year remaining to maturity. Historical quotations for the One-Year Constant
Maturity Treasury Index can be found at the internet website of the Board of
Governors of the Federal Reserve System.

GROUP I MORTGAGE LOAN STATISTICS

          The Group I Mortgage Loans consist of 253 adjustable-rate mortgage loans with an aggregate outstanding principal balance as of the cut-off date of approximately $92,109,451, after application of scheduled payments due on or before the cut-off date whether or not received and subject to a permitted variance of plus or minus 5%. Approximately 21.43% of the Group I Mortgage Loans have an interest-only period of ten years following origination. The Group I
Mortgage Loans have mortgage rates that adjust every month. Approximately 78.57%
of the Group I Mortgage Loans are Negative Amortization Mortgage Loans whose scheduled monthly payment amounts will adjust less frequently than their mortgage rates. The principal balance of each Group I Mortgage Loan that is a
Negative Amortization Mortgage Loan as of the cut-off date reflects any amounts of Deferred Interest added to the principal of such mortgage loan as a result of negative amortization.

          The remaining terms of the Group I Mortgage Loans range from 350 months to 359 months. The weighted average remaining term of the Group I
Mortgage Loans will be approximately 352 months as of the cut-off date. The latest maturity date of any Group I Mortgage Loan is June 2035.

          The average principal balance of the Group I Mortgage Loans at origination was approximately $366,331. No Group I Mortgage Loan had a principal balance at origination of greater than approximately $1,500,000 or less than approximately $57,465. The average principal balance of the Group I Mortgage
Loans as of the cut-off date was approximately $364,069. No Group I Mortgage
Loan had a principal balance as of the cut-off date of greater than approximately $1,489,525 or less than approximately $57,478.

          The Group I Mortgage Loans had mortgage rates as of the cut-off date ranging from approximately 4.125% per annum to approximately 6.750% per annum, and the weighted average mortgage rate was approximately 5.445% per annum. As of the cut-off date, all of the Group I Mortgage

                                      S-31

Loans had gross margins ranging from approximately 1.000% per annum to approximately 3.475% per annum. As of the cut-off date, the Group I Mortgage
Loans had lifetime maximum mortgage rates ranging from approximately 9.950% per annum to approximately 12.000% per annum and lifetime minimum mortgage rates ranging from approximately 1.000% per annum to approximately 3.475% per annum.
As of the cut-off date, the weighted average gross margin for the Group I
Mortgage Loans was approximately 2.209% per annum. As of the cut-off date, the weighted average lifetime maximum mortgage rate of the Group I Mortgage Loans was approximately 10.394% per annum and the weighted average lifetime minimum mortgage rate of the Group I Mortgage Loans was approximately 2.209% per annum.
The latest first rate adjustment date following the cut-off date on any Group I
Mortgage Loan occurs in August 2005 and the weighted average next rate adjustment date for the Group I Mortgage Loans following the cut-off date is
August 2005.

          Approximately 1.49% of the Group I Mortgage Loans are Negative
Amortization Mortgage Loans that have a maximum negative amortization limit
(expressed as a percentage of the original principal balance of the mortgage loan) equal to 110%, and approximately 77.08% of the Group I Mortgage Loans are
Negative Amortization Mortgage Loans that have a maximum negative amortization limit (expressed as a percentage of the original principal balance of the mortgage loan) equal to 115%.

          Approximately 21.43% of the Group I Mortgage Loans have an interest only period of ten years following the date of origination.

          None of the Group I Mortgage Loans have a provision providing for the payment of a prepayment penalty in connection with principal prepayments.

          The weighted average loan-to-value ratio at origination of the Group I
Mortgage Loans was approximately 71.49%. No Group I Mortgage Loan had a loan-to-value ratio at origination greater than approximately 100% or less than approximately 14.83%.

          The weighted average credit score of the Group I Mortgage Loans for which credit scores were available was approximately 719. The "Weighted Average
FICO" column heading in the tables below relating to the Group I Mortgage Loans refers to the weighted average credit score of only the Group I Mortgage Loans for which credit scores were available.

          The Group I Mortgage Loans are expected to have the following characteristics as of the cut-off date, but investors should note that the sum in any column may not equal the total indicated due to rounding:

                                      S-32

         PRINCIPAL BALANCES OF THE GROUP I MORTGAGE LOANS AT ORIGINATION



                                                                     % OF AGGREGATE
                                                  AGGREGATE           OUTSTANDING         WEIGHTED                WEIGHTED
                                 NUMBER OF    PRINCIPAL BALANCE    PRINCIPAL BALANCE      AVERAGE      WEIGHTED    AVERAGE
                                  MORTGAGE      OUTSTANDING AS     AS OF THE CUT-OFF   MORTGAGE RATE    AVERAGE   ORIGINAL
          RANGES ($)               LOANS     OF THE CUT-OFF DATE          DATE              (%)          FICO      LTV (%)
------------------------------   ---------   -------------------   -----------------   -------------   --------   --------

   57,465 -    75,000.........        2         $   132,487.77            0.14%            5.837%         687      71.19%
   75,001 -   100,000.........        8             685,859.18            0.74             5.991          708      80.01
  100,001 -   125,000.........       11           1,262,684.01            1.37             5.645          699      81.95
  125,001 -   150,000.........       18           2,498,439.01            2.71             5.669          709      78.98
  150,001 -   175,000.........       11           1,776,795.10            1.93             5.792          718      73.93
  175,001 -   200,000.........        9           1,610,249.14            1.75             5.620          702      73.71
  200,001 -   225,000.........       17           3,641,368.99            3.95             5.543          721      70.91
  225,001 -   250,000.........       13           3,077,188.48            3.34             5.681          717      74.29
  250,001 -   275,000.........       12           3,178,260.39            3.45             5.778          690      79.68
  275,001 -   300,000.........       18           5,192,596.13            5.64             5.488          719      72.87
  300,001 -   333,700.........       16           5,044,366.07            5.48             5.527          688      74.63
  333,701 -   350,000.........        8           2,762,280.12            3.00             5.578          710      66.52
  350,001 -   400,000.........       33          12,234,345.74           13.28             5.383          722      73.49
  400,001 -   500,000.........       32          14,503,668.75           15.75             5.513          728      71.55
  500,001 -   600,000.........       14           7,488,490.22            8.13             5.414          713      79.06
  600,001 -   700,000.........       11           7,223,594.89            7.84             5.385          724      70.73
  700,001 -   800,000.........        3           2,269,753.36            2.46             5.426          737      69.36
  800,001 -   900,000.........        3           2,537,856.88            2.76             5.264          718      82.41
  900,001 - 1,000,000.........       10           9,904,948.10           10.75             5.058          725      56.13
1,000,001 - 1,500,000.........        4           5,084,218.83            5.52             5.344          744      64.75
                                    ---         --------------          ------             -----          ---      -----
Total.........................      253         $92,109,451.16          100.00%            5.445%         719      71.49%
                                    ===         ==============          ======


     PRINCIPAL BALANCES OF THE GROUP I MORTGAGE LOANS AS OF THE CUT-OFF DATE



                                             AGGREGATE PRINCIPAL     % OF AGGREGATE       WEIGHTED                WEIGHTED
                                 NUMBER OF         BALANCE         PRINCIPAL BALANCE      AVERAGE      WEIGHTED    AVERAGE
                                  MORTGAGE      OUTSTANDING AS     OUTSTANDING AS OF   MORTGAGE RATE    AVERAGE   ORIGINAL
          RANGES ($)               LOANS     OF THE CUT-OFF DATE    THE CUT-OFF DATE        (%)          FICO      LTV (%)
------------------------------   ---------   -------------------   -----------------   -------------   --------   --------

   57,478 -    75,000.........        1         $    57,478.16            0.06%            5.625%         671      84.51%
   75,001 -   100,000.........       10             855,868.79            0.93             5.868          710      77.26
  100,001 -   125,000.........       11           1,262,684.01            1.37             5.645          699      81.95
  125,001 -   150,000.........       19           2,640,240.39            2.87             5.613          707      79.04
  150,001 -   175,000.........       12           1,951,305.23            2.12             5.811          717      73.13
  175,001 -   200,000.........        6           1,136,021.40            1.23             5.449          713      73.88
  200,001 -   225,000.........       18           3,846,086.60            4.18             5.599          716      71.49
  225,001 -   250,000.........       13           3,077,188.48            3.34             5.681          717      74.29
  250,001 -   275,000.........       11           2,901,967.49            3.15             5.793          696      80.95
  275,001 -   300,000.........       17           4,842,304.00            5.26             5.470          714      72.62
  300,001 -   333,700.........       18           5,612,468.20            6.09             5.550          699      72.43
  333,701 -   350,000.........        8           2,731,263.18            2.97             5.408          695      68.72
  350,001 -   400,000.........       29          10,978,520.94           11.92             5.425          722      73.21
  400,001 -   500,000.........       33          14,705,173.81           15.96             5.505          730      71.75
  500,001 -   600,000.........       16           8,490,508.42            9.22             5.432          712      78.88
  600,001 -   700,000.........       11           7,223,594.89            7.84             5.385          724      70.73
  700,001 -   800,000.........        3           2,269,753.36            2.46             5.426          737      69.36
  800,001 -   900,000.........        3           2,537,856.88            2.76             5.264          718      82.41
  900,001 - 1,000,000.........        8           7,900,203.37            8.58             4.993          734      54.29
1,000,001 - 1,489,525.........        6           7,088,963.56            7.70             5.335          728      64.36
                                    ---         --------------          ------             -----          ---      -----
   Total......................      253         $92,109,451.16          100.00%            5.445%         719      71.49%
                                    ===         ==============          ======


                                      S-33

       MORTGAGE RATES OF THE GROUP I MORTGAGE LOANS AS OF THE CUT-OFF DATE



                                  NUMBER    AGGREGATE PRINCIPAL     % OF AGGREGATE       WEIGHTED                WEIGHTED
                                    OF            BALANCE         PRINCIPAL BALANCE      AVERAGE      WEIGHTED    AVERAGE
                                 MORTGAGE      OUTSTANDING AS     OUTSTANDING AS OF   MORTGAGE RATE    AVERAGE   ORIGINAL
       MORTGAGE RATE (%)           LOANS    OF THE CUT-OFF DATE    THE CUT-OFF DATE        (%)          FICO      LTV (%)
------------------------------   --------   -------------------   -----------------   -------------   --------   --------

4.125 - 4.499.................        4        $ 1,531,710.57            1.66%            4.282%         771      69.07%
4.500 - 4.999.................       38         18,530,660.07           20.12             4.699          747      65.29
5.000 - 5.499.................       18          6,470,956.76            7.03             5.153          706      67.80
5.500 - 5.999.................      146         53,091,949.81           57.64             5.618          712      72.69
6.000 - 6.499.................       39         11,038,308.01           11.98             6.038          709      75.71
6.500 - 6.750.................        8          1,445,865.94            1.57             6.648          705      93.88
                                    ---        --------------          ------             -----          ---      -----
Total.........................      253        $92,109,451.16          100.00%            5.445%         719      71.49%
                                    ===        ==============          ======


        LOAN-TO-VALUE RATIOS OF THE GROUP I MORTGAGE LOANS AT ORIGINATION



                                  NUMBER    AGGREGATE PRINCIPAL     % OF AGGREGATE       WEIGHTED                WEIGHTED
                                    OF            BALANCE         PRINCIPAL BALANCE      AVERAGE      WEIGHTED    AVERAGE
                                 MORTGAGE      OUTSTANDING AS     OUTSTANDING AS OF   MORTGAGE RATE    AVERAGE   ORIGINAL
    LOAN-TO-VALUE RATIO (%)        LOANS    OF THE CUT-OFF DATE    THE CUT-OFF DATE        (%)          FICO      LTV (%)
------------------------------   --------   -------------------   -----------------   -------------   --------   --------

14.83 -  15.00................        1        $   445,000.00            0.48%            4.750%         787      14.83%
20.00 -  25.00................        2            799,349.01            0.87             5.246          738      22.95
25.01 -  30.00................        1            344,890.86            0.37             5.625          738      27.60
30.01 -  35.00................        3          1,640,310.93            1.78             4.680          790      33.34
35.01 -  40.00................        4          2,284,761.60            2.48             4.878          715      37.05
40.01 -  45.00................        3          1,406,892.21            1.53             4.838          722      42.81
45.01 -  50.00................        7          3,752,038.24            4.07             5.234          772      47.35
50.01 -  55.00................        5          2,088,312.68            2.27             5.484          726      53.93
55.01 -  60.00................        7          3,641,104.54            3.95             5.148          733      57.87
60.01 -  65.00................       11          4,138,477.13            4.49             5.496          756      63.52
65.01 -  70.00................       23          9,653,292.24           10.48             5.595          719      68.07
70.01 -  75.00................       29         11,154,389.31           12.11             5.503          722      73.23
75.01 -  80.00................      138         45,910,585.53           49.84             5.512          705      79.54
80.01 -  85.00................        1             57,478.16            0.06             5.625          671      84.51
85.01 -  90.00................        3            958,962.85            1.04             5.671          688      88.54
90.01 -  95.00................       11          1,820,151.17            1.98             6.356          698      93.90
95.01 - 100.00................        4          2,013,454.70            2.19             4.611          788      99.75
                                    ---        --------------          ------             -----          ---      -----
 Total........................      253        $92,109,451.16          100.00%            5.445%         719      71.49%
                                    ===        ==============          ======


             MORTGAGED PROPERTY TYPES OF THE GROUP I MORTGAGE LOANS



                                  NUMBER    AGGREGATE PRINCIPAL     % OF AGGREGATE       WEIGHTED                WEIGHTED
                                    OF            BALANCE         PRINCIPAL BALANCE      AVERAGE      WEIGHTED    AVERAGE
                                 MORTGAGE      OUTSTANDING AS     OUTSTANDING AS OF   MORTGAGE RATE    AVERAGE   ORIGINAL
      MORTGAGE PROPERTY            LOANS    OF THE CUT-OFF DATE    THE CUT-OFF DATE        (%)          FICO      LTV (%)
------------------------------   --------   -------------------   -----------------   -------------   --------   --------

Single Family.................      156        $59,300,757.82           64.38%            5.403%         719      70.01%
2 - 4 Family..................       17          4,628,966.06            5.03             5.811          728      73.93
Condo.........................       38         11,484,119.95           12.47             5.418          725      76.78
PUD...........................       42         16,695,607.33           18.13             5.512          712      72.46
                                    ---        --------------          ------             -----          ---      -----
   Total......................      253        $92,109,451.16          100.00%            5.445%         719      71.49%
                                    ===        ==============          ======


                                      S-34

                OCCUPANCY STATUS OF THE GROUP I MORTGAGE LOANS(1)



                                                                  % OF AGGREGATE
                                                 AGGREGATE       PRINCIPAL BALANCE      WEIGHTED                WEIGHTED
                                 NUMBER OF   PRINCIPAL BALANCE    OUTSTANDING AS        AVERAGE      WEIGHTED   AVERAGE
                                 MORTGAGE    OUTSTANDING AS OF    OF THE CUT-OFF     MORTGAGE RATE   AVERAGE    ORIGINAL
       OCCUPANCY STATUS            LOANS      THE CUT-OFF DATE         DATE               (%)          FICO      LTV (%)
------------------------------   ---------   -----------------   -----------------   -------------   --------   --------

Investor......................       53        $13,826,902.32           15.01%           5.917%         715      74.98%
Owner Occupied................      177         68,511,173.01           74.38            5.407          714      71.50
Second Home...................       23          9,771,375.83           10.61            5.041          764      66.54
                                    ---        --------------          ------            -----          ---      -----
   Total......................      253        $92,109,451.16          100.00%           5.445%         719      71.49%
                                    ===        ==============          ======


----------
(1)  The occupancy status of a mortgaged property is as represented by the mortgagor in its loan application.

                   LOAN PURPOSE OF THE GROUP I MORTGAGE LOANS



                                                                  % OF AGGREGATE
                                                 AGGREGATE       PRINCIPAL BALANCE      WEIGHTED                WEIGHTED
                                 NUMBER OF   PRINCIPAL BALANCE    OUTSTANDING AS        AVERAGE      WEIGHTED   AVERAGE
                                 MORTGAGE    OUTSTANDING AS OF    OF THE CUT-OFF     MORTGAGE RATE   AVERAGE    ORIGINAL
         LOAN PURPOSE              LOANS      THE CUT-OFF DATE         DATE               (%)          FICO      LTV (%)
------------------------------   ---------   -----------------   -----------------   -------------   --------   --------

Cash Out Refinance............       72        $23,853,986.40           25.90%           5.429%         713      66.87%
Purchase......................      121         47,934,931.59           52.04            5.443          720      75.85
Rate/Term Refinance...........       60         20,320,533.17           22.06            5.468          723      66.64
                                    ---        --------------          ------            -----          ---      -----
   Total......................      253        $92,109,451.16          100.00%           5.445%         719      71.49%
                                    ===        ==============          ======


                   CREDIT SCORES OF THE GROUP I MORTGAGE LOANS



                                                                  % OF AGGREGATE
                                                 AGGREGATE       PRINCIPAL BALANCE      WEIGHTED                WEIGHTED
                                 NUMBER OF   PRINCIPAL BALANCE    OUTSTANDING AS        AVERAGE      WEIGHTED   AVERAGE
                                 MORTGAGE    OUTSTANDING AS OF    OF THE CUT-OFF     MORTGAGE RATE   AVERAGE    ORIGINAL
         CREDIT SCORE              LOANS      THE CUT-OFF DATE         DATE               (%)          FICO      LTV (%)
------------------------------   ---------   -----------------   -----------------   -------------   --------   --------

534-549.......................        1        $   356,118.70            0.39%           6.000%        534       80.00%
550-574.......................        1            313,461.76            0.34            5.625         571       80.00
575-599.......................        9          2,837,990.63            3.08            5.751         591       80.53
600-624.......................        2            572,856.66            0.62            5.625         604       80.00
625-649.......................       15          4,495,158.56            4.88            5.721         640       80.29
650-674.......................       30          9,419,303.16           10.23            5.523         664       75.29
675-699.......................       31          9,696,591.11           10.53            5.684         688       73.65
700-724.......................       48         21,510,746.08           23.35            5.362         711       69.69
725-749.......................       45         15,629,325.19           16.97            5.448         738       69.34
750-774.......................       38         12,895,715.15           14.00            5.400         765       75.01
775-799.......................       28         11,607,740.60           12.60            5.336         785       63.91
800-810.......................        5          2,774,443.56            3.01            4.743         809       65.35
                                    ---        --------------          ------            -----         ---       -----
   Total......................      253        $92,109,451.16          100.00%           5.445%        719       71.49%
                                    ===        ==============          ======


             ORIGINAL TERM TO MATURITY OF THE GROUP I MORTGAGE LOANS



                                                                  % OF AGGREGATE
                                                 AGGREGATE       PRINCIPAL BALANCE      WEIGHTED                WEIGHTED
                                 NUMBER OF   PRINCIPAL BALANCE    OUTSTANDING AS        AVERAGE      WEIGHTED   AVERAGE
                                 MORTGAGE    OUTSTANDING AS OF    OF THE CUT-OFF     MORTGAGE RATE   AVERAGE    ORIGINAL
    ORIGINAL TERM (MONTHS)         LOANS      THE CUT-OFF DATE         DATE               (%)          FICO      LTV (%)
------------------------------   ---------   -----------------   -----------------   -------------   --------   --------

360...........................      253        $92,109,451.16          100.00%           5.445%         719      71.49%
                                    ---        --------------          ------            -----          ---      -----
   Total......................      253        $92,109,451.16          100.00%           5.445%         719      71.49%
                                    ===        ==============          ======


                                      S-35

                  REMAINING TERM OF THE GROUP I MORTGAGE LOANS



                                                                  % OF AGGREGATE
                                                 AGGREGATE       PRINCIPAL BALANCE      WEIGHTED                WEIGHTED
                                 NUMBER OF   PRINCIPAL BALANCE    OUTSTANDING AS        AVERAGE      WEIGHTED   AVERAGE
                                 MORTGAGE    OUTSTANDING AS OF    OF THE CUT-OFF     MORTGAGE RATE   AVERAGE    ORIGINAL
    REMAINING TERM (MONTHS)        LOANS      THE CUT-OFF DATE         DATE               (%)          FICO      LTV (%)
------------------------------   ---------   -----------------   -----------------   -------------   --------   --------

350 - 359.....................      253        $92,109,451.16          100.00%           5.445%         719      71.49%
                                    ---        --------------          ------            -----          ---      -----
   Total......................      253        $92,109,451.16          100.00%           5.445%         719      71.49%
                                    ===        ==============          ======


  GEOGRAPHIC DISTRIBUTION OF THE MORTGAGED PROPERTIES ON THE GROUP I MORTGAGE
                                     LOANS



                                                                  % OF AGGREGATE
                                                 AGGREGATE       PRINCIPAL BALANCE      WEIGHTED                WEIGHTED
                                 NUMBER OF   PRINCIPAL BALANCE    OUTSTANDING AS        AVERAGE      WEIGHTED   AVERAGE
                                 MORTGAGE    OUTSTANDING AS OF    OF THE CUT-OFF     MORTGAGE RATE   AVERAGE    ORIGINAL
          LOCATION                 LOANS      THE CUT-OFF DATE         DATE               (%)          FICO      LTV (%)
------------------------------   ---------   -----------------   -----------------   -------------   --------   --------

California....................       94        $41,160,621.71           44.69%           5.572%         716      72.47%
Florida.......................       21          6,742,670.45            7.32            5.012          727      68.82
New Jersey....................       12          5,141,627.22            5.58            5.563          718      70.39
Illinois......................        9          3,932,120.91            4.27            5.447          726      78.12
New York......................        9          3,809,311.99            4.14            5.039          711      54.84
Massachusetts.................        6          3,226,617.58            3.50            5.456          729      65.51
Arizona.......................        5          2,272,809.79            2.47            5.243          759      75.51
North Carolina................        7          2,243,611.39            2.44            5.584          744      53.86
Virginia......................        7          2,112,145.32            2.29            5.777          664      72.36
Georgia.......................        6          1,964,650.73            2.13            5.425          713      84.64
Texas.........................        6          1,915,938.26            2.08            5.061          747      72.86
Colorado......................        8          1,689,154.70            1.83            5.512          703      75.58
Michigan......................        5          1,408,841.90            1.53            5.218          736      75.27
Connecticut...................        2          1,303,000.00            1.41            4.721          720      47.67
Montana.......................        2          1,213,855.63            1.32            4.939          732      62.57
Nevada........................        5          1,209,376.93            1.31            5.858          732      75.46
Missouri......................        6          1,113,706.18            1.21            5.696          683      75.83
Washington....................        5          1,093,354.54            1.19            5.249          708      78.15
Minnesota.....................        2          1,086,568.35            1.18            5.515          764      79.21
Maryland......................        4          1,059,017.03            1.15            5.158          731      71.57
*Others**.....................       32          6,410,450.55            6.96            5.482          709      78.45
                                    ---        --------------          ------            -----          ---      -----
   Total......................      253        $92,109,451.16          100.00%           5.445%         719      71.49%
                                    ===        ==============          ======


       GROSS MARGINS OF THE GROUP I MORTGAGE LOANS AS OF THE CUT-OFF DATE



                                                                  % OF AGGREGATE
                                                 AGGREGATE       PRINCIPAL BALANCE      WEIGHTED                WEIGHTED
                                 NUMBER OF   PRINCIPAL BALANCE    OUTSTANDING AS        AVERAGE      WEIGHTED   AVERAGE
                                 MORTGAGE    OUTSTANDING AS OF    OF THE CUT-OFF     MORTGAGE RATE   AVERAGE    ORIGINAL
        GROSS MARGIN (%)           LOANS      THE CUT-OFF DATE         DATE               (%)          FICO      LTV (%)
------------------------------   ---------   -----------------   -----------------   -------------   --------   --------

1.000 - 1.000.................        1        $   400,000.00            0.43%           4.125%         746      66.12%
1.001 - 1.500.................       20          9,019,327.10            9.79            4.562          760      61.67
1.501 - 2.000.................       28         14,188,995.99           15.40            4.841          728      67.42
2.001 - 2.500.................      150         54,870,256.36           59.57            5.596          712      72.82
2.501 - 3.000.................       45         11,706,338.49           12.71            6.008          715      74.57
3.001 - 3.475.................        9          1,924,533.22            2.09            6.580          678      92.24
                                    ---        --------------          ------            -----          ---      -----
   Total......................      253        $92,109,451.16          100.00%           5.445%         719      71.49%
                                    ===        ==============          ======


                                      S-36

   MAXIMUM MORTGAGE RATES OF THE GROUP I MORTGAGE LOANS AS OF THE CUT-OFF DATE



                                   NUMBER    AGGREGATE PRINCIPAL     % OF AGGREGATE       WEIGHTED                WEIGHTED
                                     OF            BALANCE         PRINCIPAL BALANCE      AVERAGE      WEIGHTED    AVERAGE
                                  MORTGAGE    OUTSTANDING AS OF    OUTSTANDING AS OF   MORTGAGE RATE    AVERAGE   ORIGINAL
   MAXIMUM MORTGAGE RATE (%)       LOANS       THE CUT-OFF DATE     THE CUT-OFF DATE        (%)          FICO      LTV (%)
------------------------------   ---------   -------------------   -----------------   -------------   --------   --------

 9.950 -  9.999...............      209         $71,953,084.14           78.12%            5.651%         710       73.90%
10.000 - 10.499...............        1              88,454.39            0.10             5.875          669       80.00
11.000 - 11.499...............        1             326,669.71            0.35             5.625          666       70.00
12.000 - 12.000...............       42          19,741,242.92           21.43             4.688          753       62.69
                                    ---         --------------          ------             -----          ---       -----
   Total......................      253         $92,109,451.16          100.00%            5.445%         719       71.49%
                                    ===         ==============          ======


   MINIMUM MORTGAGE RATES OF THE GROUP I MORTGAGE LOANS AS OF THE CUT-OFF DATE



                                   NUMBER    AGGREGATE PRINCIPAL     % OF AGGREGATE       WEIGHTED                WEIGHTED
                                     OF            BALANCE         PRINCIPAL BALANCE      AVERAGE      WEIGHTED    AVERAGE
                                  MORTGAGE    OUTSTANDING AS OF    OUTSTANDING AS OF   MORTGAGE RATE    AVERAGE   ORIGINAL
   MINIMUM MORTGAGE RATE (%)       LOANS       THE CUT-OFF DATE     THE CUT-OFF DATE        (%)          FICO      LTV (%)
------------------------------   ---------   -------------------   -----------------   -------------   --------   --------

1.000 - 1.249.................        2         $   736,329.25            0.80%            4.182%         762       57.25%
1.250 - 1.499.................        7           2,980,849.34            3.24             4.477          754       73.75
1.500 - 1.749.................       27          14,103,077.39           15.31             4.699          747       62.91
1.750 - 1.999.................       13           5,788,067.11            6.28             4.973          716       67.39
2.000 - 2.249.................       19           6,940,278.49            7.53             5.413          732       72.57
2.250 - 2.499.................      131          47,929,977.87           52.04             5.622          709       72.85
2.500 - 2.749.................       39           9,778,827.92           10.62             5.985          713       74.63
2.750 - 2.999.................        6           1,927,510.57            2.09             6.125          727       74.29
3.000 - 3.249.................        1             478,667.28            0.52             6.375          598       87.27
3.250 - 3.475.................        8           1,445,865.94            1.57             6.648          705       93.88
                                    ---         --------------          ------             -----          ---       -----
   Total......................      253         $92,109,451.16          100.00%            5.445%         719       71.49%
                                    ===         ==============          ======


   NEXT ADJUSTMENT DATES FOR THE GROUP I MORTGAGE LOANS AS OF THE CUT-OFF DATE



                                   NUMBER    AGGREGATE PRINCIPAL     % OF AGGREGATE       WEIGHTED                WEIGHTED
                                     OF            BALANCE         PRINCIPAL BALANCE      AVERAGE      WEIGHTED    AVERAGE
                                  MORTGAGE    OUTSTANDING AS OF    OUTSTANDING AS OF   MORTGAGE RATE    AVERAGE   ORIGINAL
     NEXT ADJUSTMENT DATE          LOANS       THE CUT-OFF DATE     THE CUT-OFF DATE        (%)          FICO      LTV (%)
------------------------------   ---------   -------------------   -----------------   -------------   --------   --------

August 2005...................      253         $92,109,451.16          100.00%            5.445%         719       71.49%
                                    ---         --------------          ------             -----          ---       -----
   Total......................      253         $92,109,451.16          100.00%            5.445%         719       71.49%
                                    ===         ==============          ======


 INITIAL PERIODIC RATE CAPS OF THE GROUP I MORTGAGE LOANS AS OF THE CUT-OFF DATE



                                   NUMBER    AGGREGATE PRINCIPAL     % OF AGGREGATE       WEIGHTED                WEIGHTED
                                     OF            BALANCE         PRINCIPAL BALANCE      AVERAGE      WEIGHTED    AVERAGE
                                  MORTGAGE    OUTSTANDING AS OF    OUTSTANDING AS OF   MORTGAGE RATE    AVERAGE   ORIGINAL
 INITIAL PERIODIC RATE CAP (%)     LOANS       THE CUT-OFF DATE     THE CUT-OFF DATE        (%)          FICO      LTV (%)
------------------------------   ---------   -------------------   -----------------   -------------   --------   --------

None..........................      253         $92,109,451.16          100.00%            5.445%         719       71.49%
                                    ---         --------------          ------             -----          ---       -----
   Total......................      253         $92,109,451.16          100.00%            5.445%         719       71.49%
                                    ===         ==============          ======


                                      S-37

 SUBSEQUENT PERIODIC RATE CAPS OF THE GROUP I MORTGAGE LOANS AS OF THE CUT-OFF
                                      DATE



                                   NUMBER    AGGREGATE PRINCIPAL     % OF AGGREGATE       WEIGHTED                WEIGHTED
                                     OF            BALANCE         PRINCIPAL BALANCE      AVERAGE      WEIGHTED    AVERAGE
 SUBSEQUENT PERIODIC RATE CAP     MORTGAGE    OUTSTANDING AS OF    OUTSTANDING AS OF   MORTGAGE RATE    AVERAGE   ORIGINAL
              (%)                  LOANS       THE CUT-OFF DATE     THE CUT-OFF DATE        (%)          FICO      LTV (%)
------------------------------   ---------   -------------------   -----------------   -------------   --------   --------

None.......................          253        $92,109,451.16          100.00%            5.445%         719       71.49%
                                     ---        --------------          ------             -----          ---       -----
   Total...................          253        $92,109,451.16          100.00%            5.445%         719       71.49%
                                     ===        ==============          ======


                DOCUMENTATION TYPES OF THE GROUP I MORTGAGE LOANS



                                   NUMBER    AGGREGATE PRINCIPAL     % OF AGGREGATE       WEIGHTED                WEIGHTED
                                     OF            BALANCE         PRINCIPAL BALANCE      AVERAGE      WEIGHTED    AVERAGE
                                  MORTGAGE    OUTSTANDING AS OF    OUTSTANDING AS OF   MORTGAGE RATE    AVERAGE   ORIGINAL
      DOCUMENTATION TYPE           LOANS       THE CUT-OFF DATE     THE CUT-OFF DATE        (%)          FICO      LTV (%)
------------------------------   ---------   -------------------   -----------------   -------------   --------   --------

Reduced Documentation.........       112        $43,753,553.32           47.50%            5.610%         713       71.25%
Full Documentation............        72         26,954,606.50           29.26             5.392          720       73.04
Stated Documentation..........        28         11,150,201.95           12.11             4.694          759       62.40
Alternative Documentation.....        41         10,251,089.39           11.13             5.695          699       78.36
                                     ---         -------------          ------             -----          ---       -----
   Total......................       253        $92,109,451.16          100.00%            5.445%         719       71.49%
                                     ===        ==============          ======


                     IO TERMS OF THE GROUP I MORTGAGE LOANS



                                   NUMBER    AGGREGATE PRINCIPAL     % OF AGGREGATE       WEIGHTED                WEIGHTED
                                     OF            BALANCE         PRINCIPAL BALANCE      AVERAGE      WEIGHTED    AVERAGE
            IO TERM               MORTGAGE    OUTSTANDING AS OF    OUTSTANDING AS OF   MORTGAGE RATE    AVERAGE   ORIGINAL
           (MONTHS)                LOANS       THE CUT-OFF DATE     THE CUT-OFF DATE        (%)          FICO      LTV (%)
------------------------------   ---------   -------------------   -----------------   -------------   --------   --------

N/A.............................     211        $72,368,208.24           78.57%            5.651%         710       73.89%
120.............................      42         19,741,242.92           21.43             4.688          753       62.69
                                     ---        --------------          ------             -----          ---       -----
   Total........................     253        $92,109,451.16          100.00%            5.445%         719       71.49%
                                     ===        ==============          ======


                    ORIGINATORS OF THE GROUP I MORTGAGE LOANS



                                   NUMBER    AGGREGATE PRINCIPAL     % OF AGGREGATE       WEIGHTED                WEIGHTED
                                     OF            BALANCE         PRINCIPAL BALANCE      AVERAGE      WEIGHTED    AVERAGE
                                  MORTGAGE    OUTSTANDING AS OF    OUTSTANDING AS OF   MORTGAGE RATE    AVERAGE   ORIGINAL
          ORIGINATOR               LOANS       THE CUT-OFF DATE     THE CUT-OFF DATE        (%)          FICO      LTV (%)
------------------------------   ---------   -------------------   -----------------   -------------   --------   --------

Countrywide.....................     211        $72,368,208.24           78.57%            5.651%         710       73.89%
Wells Fargo.....................      42         19,741,242.92           21.43             4.688          753       62.69
                                     ---         -------------          ------             -----          ---       -----
   Total........................     253        $92,109,451.16          100.00%            5.445%         719       71.49%
                                     ===        ==============          ======


                                      S-38

                       INDEX OF THE GROUP I MORTGAGE LOANS



                                                                % OF AGGREGATE
                                                                   PRINCIPAL
                                  NUMBER        AGGREGATE           BALANCE      WEIGHTED              WEIGHTED
                                    OF      PRINCIPAL BALANCE   OUTSTANDING AS    AVERAGE   WEIGHTED    AVERAGE
                                 MORTGAGE   OUTSTANDING AS OF   OF THE CUT-OFF   MORTGAGE    AVERAGE   ORIGINAL
             INDEX                 LOANS     THE CUT-OFF DATE        DATE        RATE (%)     FICO      LTV (%)
------------------------------   --------   -----------------   --------------   --------   --------   --------

1 Month Libor.................      253       $92,109,451.16        100.00%       5.445%       719      71.49%
                                    ---       --------------        ------        -----        ---      -----
   Total......................      253       $92,109,451.16        100.00%       5.445%       719      71.49%
                                    ===       ==============        ======


             RATE ADJUSTMENT FREQUENCY OF THE GROUP I MORTGAGE LOANS



                                                                % OF AGGREGATE
                                                                   PRINCIPAL
                                  NUMBER        AGGREGATE           BALANCE      WEIGHTED              WEIGHTED
                                    OF      PRINCIPAL BALANCE   OUTSTANDING AS    AVERAGE   WEIGHTED    AVERAGE
                                 MORTGAGE   OUTSTANDING AS OF   OF THE CUT-OFF   MORTGAGE    AVERAGE   ORIGINAL
   RATE ADJUSTMENT FREQUENCY       LOANS     THE CUT-OFF DATE        DATE        RATE (%)     FICO      LTV (%)
------------------------------   --------   -----------------   --------------   --------   --------   --------

Monthly.......................      253       $92,109,451.16        100.00%       5.445%       719      71.49%
                                    ---       --------------        ------        -----        ---      -----
   Total......................      253       $92,109,451.16        100.00%       5.445%       719      71.49%
                                    ===       ==============        ======


                      PMI STATUS FOR GROUP I MORTGAGE LOANS



                                                                % OF AGGREGATE
                                                                   PRINCIPAL
                                  NUMBER        AGGREGATE           BALANCE      WEIGHTED              WEIGHTED
                                    OF      PRINCIPAL BALANCE   OUTSTANDING AS    AVERAGE   WEIGHTED    AVERAGE
                                 MORTGAGE   OUTSTANDING AS OF   OF THE CUT-OFF   MORTGAGE    AVERAGE   ORIGINAL
          PMI STATUS               LOANS     THE CUT-OFF DATE        DATE        RATE (%)     FICO      LTV (%)
------------------------------   --------   -----------------   --------------   --------   --------   --------

Ltv<=80.......................      234       $87,259,404.28         94.73%       5.443%       718      70.18%
Pledged Asset Loan............        5         2,409,229.70          2.62        4.634        788      98.15
Commonwealth Mortgage.........        5         1,023,203.18          1.11        6.552        668      91.22
PMI Mortgage Insurance Co.....        4           466,208.29          0.51        6.276        692      93.31
Triad Guaranty................        2           388,097.27          0.42        6.354        728      95.00
United Guaranty Corp..........        1           346,200.60          0.38        6.500        647      91.36
Mortgage Guaranty Insurance...        2           217,107.84          0.24        5.084        671      90.81
                                    ---       --------------        ------        -----        ---      -----
   Total......................      253       $92,109,451.16        100.00%       5.445%       719      71.49%
                                    ===       ==============        ======


GROUP II MORTGAGE LOAN STATISTICS

          The Group II Mortgage Loans consist of 1,887 adjustable-rate mortgage loans with an initial fixed-rate period of three, five or seven years following origination and with an aggregate outstanding principal balance as of the cut-off date of approximately $827,048,424, after application of scheduled payments due on or before the cut-off date whether or not received and subject to a permitted variance of plus or minus 5%.

          The remaining terms of the Group II Mortgage Loans range from 238 months to 360 months. The weighted average remaining term of the Group II
Mortgage Loans will be approximately 357 months as of the cut-off date. The latest maturity date of any Group II Mortgage Loan is August 2035.

                                      S-39

          The average principal balance of the Group II Mortgage Loans at origination was approximately $440,934. No Group II Mortgage Loan had a principal balance at origination of greater than approximately $2,000,000 or less than approximately $63,000. The average principal balance of the Group II
Mortgage Loans as of the cut-off date was approximately $438,287. No Group II
Mortgage Loan had a principal balance as of the cut-off date of greater than approximately $2,000,000 or less than approximately $45,000.

          The Group II Mortgage Loans had mortgage rates as of the cut-off date ranging from approximately 3.625% per annum to approximately 8.000% per annum, and the weighted average mortgage rate was approximately 5.143% per annum. As of the cut-off date, the Group II Mortgage Loans had gross margins ranging from approximately 2.250% per annum to approximately 3.125% per annum. As of the cut-off date, the Group II Mortgage Loans had lifetime maximum mortgage rates ranging from approximately 8.625% per annum to approximately 13.000% per annum and lifetime minimum mortgage rates ranging from approximately 2.250% per annum to approximately 3.125% per annum. As of the cut-off date, the weighted average gross margin for the Group II Mortgage Loans was approximately 2.597% per annum.
As of the cut-off date, the weighted average lifetime maximum mortgage rate of the Group II Mortgage Loans was approximately 10.217% per annum and the weighted average lifetime minimum mortgage rate of the Group II Mortgage Loans was approximately 2.597% per annum. The latest first rate adjustment date following the cut-off date on any Group II Mortgage Loan occurs on August 2012 and the weighted average next rate adjustment date for the Group II Mortgage Loans following the cut-off date is September 2010.

          Approximately 56.56%, 22.00% and 3.59% of the Group II Mortgage Loans
have interest only periods of five years, seven years and ten years, respectively, following the date of origination.

          Approximately 2.78% of the Group II Mortgage Loans have a provision providing for the payment of a prepayment penalty in connection with certain principal prepayments that occur during the first 12, 36, or 60 months after origination.

          The weighted average loan-to-value ratio at origination of the Group
II Mortgage Loans was approximately 74.03%. No Group II Mortgage Loan had a loan-to-value ratio at origination greater than approximately 100% or less than approximately 21.11%.

          The weighted average credit score of the Group II Mortgage Loans for which credit scores were available is approximately 739. The "Weighted Average
FICO" column heading in the tables below relating to the Group II Mortgage Loans refers to the weighted average credit score of only the Group II Mortgage Loans in the applicable subset for which credit scores were available.

          The Group II Mortgage Loans are expected to have the following characteristics as of the cut-off date, but investors should note that the sum in any column may not equal the total indicated due to rounding:

                                      S-40

        PRINCIPAL BALANCES OF THE GROUP II MORTGAGE LOANS AT ORIGINATION



                                                                 % OF AGGREGATE
                                  NUMBER        AGGREGATE          OUTSTANDING      WEIGHTED              WEIGHTED
                                    OF      PRINCIPAL BALANCE   PRINCIPAL BALANCE    AVERAGE   WEIGHTED    AVERAGE
                                 MORTGAGE   OUTSTANDING AS OF   AS OF THE CUT-OFF   MORTGAGE    AVERAGE   ORIGINAL
          RANGES ($)               LOANS     THE CUT-OFF DATE         DATE          RATE (%)     FICO      LTV (%)
------------------------------   --------   -----------------   -----------------   --------   --------   --------

   63,000 -    75,000.........        4      $    272,648.28           0.03%         5.656%       669      65.62%
   75,001 -   100,000.........       18         1,580,513.74           0.19          5.497        658      78.37
  100,001 -   125,000.........       51         5,769,501.14           0.70          5.605        712      76.12
  125,001 -   150,000.........       72         9,918,287.28           1.20          5.558        741      78.69
  150,001 -   175,000.........       63        10,277,289.03           1.24          5.423        726      77.41
  175,001 -   200,000.........       65        12,245,038.62           1.48          5.357        726      77.61
  200,001 -   225,000.........       72        15,368,281.28           1.86          5.200        727      78.69
  225,001 -   250,000.........       68        15,928,980.68           1.93          5.224        728      76.77
  250,001 -   275,000.........       46        12,067,238.18           1.46          5.289        735      78.23
  275,001 -   300,000.........       52        14,959,188.07           1.81          5.160        736      78.73
  300,001 -   333,700.........       79        24,956,178.72           3.02          5.142        732      76.86
  333,701 -   350,000.........       44        14,981,497.90           1.81          4.969        739      75.33
  350,001 -   400,000.........      264        99,530,956.60          12.03          5.175        737      75.42
  400,001 -   500,000.........      411       183,122,913.19          22.14          5.143        739      75.81
  500,001 -   600,000.........      261       142,529,946.78          17.23          5.191        740      75.64
  600,001 -   700,000.........      118        76,039,319.91           9.19          5.090        747      72.73
  700,001 -   800,000.........       66        50,207,557.60           6.07          5.189        743      74.64
  800,001 -   900,000.........       36        30,370,908.11           3.67          5.119        751      70.84
  900,001 - 1,000,000.........       74        73,075,939.63           8.84          4.951        740      63.88
1,000,001 - 1,500,000.........       14        17,884,646.33           2.16          4.845        739      67.45
1,500,001 - 2,000,000.........        9        15,961,593.15           1.93          4.963        757      65.28
                                  -----      ---------------         ------          -----        ---      -----
Total.........................    1,887      $827,048,424.22         100.00%         5.143%       739      74.03%
                                  =====      ===============         ======


    PRINCIPAL BALANCES OF THE GROUP II MORTGAGE LOANS AS OF THE CUT-OFF DATE



                                                                % OF AGGREGATE
                                                                   PRINCIPAL
                                  NUMBER        AGGREGATE           BALANCE      WEIGHTED              WEIGHTED
                                    OF      PRINCIPAL BALANCE   OUTSTANDING AS    AVERAGE   WEIGHTED    AVERAGE
                                 MORTGAGE   OUTSTANDING AS OF   OF THE CUT-OFF   MORTGAGE    AVERAGE   ORIGINAL
          RANGES ($)               LOANS     THE CUT-OFF DATE        DATE        RATE (%)     FICO      LTV (%)
------------------------------   --------   -----------------   --------------   --------   --------   --------

   45,000 -    50,000.........         1     $     45,000.00          0.01%       5.750%       813      28.51%
   50,001 -    75,000.........         5          329,667.72          0.04        5.391        683      68.03
   75,001 -   100,000.........        19        1,680,122.35          0.20        5.579        657      78.47
  100,001 -   125,000.........        50        5,669,892.53          0.69        5.582        713      76.06
  125,001 -   150,000.........        72        9,918,287.28          1.20        5.558        741      78.69
  150,001 -   175,000.........        64       10,445,566.03          1.26        5.422        727      77.45
  175,001 -   200,000.........        65       12,245,038.62          1.48        5.357        726      77.61
  200,001 -   225,000.........        74       15,770,368.27          1.91        5.191        728      78.28
  225,001 -   250,000.........        68       16,120,239.74          1.95        5.224        729      76.81
  250,001 -   275,000.........        46       12,081,116.72          1.46        5.286        735      78.23
  275,001 -   300,000.........        53       15,246,778.79          1.84        5.154        736      77.89
  300,001 -   333,700.........        87       27,524,092.32          3.33        5.104        732      76.02
  333,701 -   350,000.........        45       15,438,785.21          1.87        4.978        736      76.09
  350,001 -   400,000.........       262       99,321,911.12         12.01        5.176        738      75.31
  400,001 -   500,000.........       402      180,973,094.25         21.88        5.144        739      75.89
  500,001 -   600,000.........       262      143,396,724.30         17.34        5.188        740      75.66
  600,001 -   700,000.........       114       73,918,148.72          8.94        5.099        747      72.68
  700,001 -   800,000.........        67       51,007,557.60          6.17        5.176        743      74.42
  800,001 -   900,000.........        34       28,993,853.54          3.51        5.155        750      71.65
  900,001 - 1,000,000.........        74       73,075,939.63          8.84        4.951        740      63.88
1,000,001 - 1,500,000.........        14       17,884,646.33          2.16        4.845        739      67.45
1,500,001 - 2,000,000.........         9       15,961,593.15          1.93        4.963        757      65.28
                                   -----     ---------------        ------        -----        ---      -----
Total.........................     1,887     $827,048,424.22        100.00%       5.143%       739      74.03%
                                   =====     ===============        ======


                                      S-41

      MORTGAGE RATES OF THE GROUP II MORTGAGE LOANS AS OF THE CUT-OFF DATE



                                  NUMBER    AGGREGATE PRINCIPAL    % OF AGGREGATE        WEIGHTED                WEIGHTED
                                    OF            BALANCE         PRINCIPAL BALANCE      AVERAGE      WEIGHTED    AVERAGE
                                 MORTGAGE    OUTSTANDING AS OF    OUTSTANDING AS OF   MORTGAGE RATE    AVERAGE   ORIGINAL
     MORTGAGE RATE (%)             LOANS      THE CUT-OFF DATE     THE CUT-OFF DATE        (%)          FICO      LTV (%)
------------------------------   --------   -------------------   -----------------   -------------   --------   --------

3.625 - 3.999.................         8      $  5,540,668.86            0.67%            3.791%         723      65.05%
4.000 - 4.499.................        77        40,042,222.23            4.84             4.288          739      68.00
4.500 - 4.999.................       594       286,287,769.61           34.62             4.763          744      72.23
5.000 - 5.499.................       613       267,997,929.69           32.40             5.192          742      74.87
5.500 - 5.999.................       504       196,491,868.68           23.76             5.666          733      76.23
6.000 - 6.499.................        79        25,963,396.06            3.14             6.105          721      78.26
6.500 - 6.999.................         8         2,356,269.09            0.28             6.601          710      82.21
7.000 - 7.499.................         1           528,300.00            0.06             7.375          714      90.00
7.500 - 7.999.................         2         1,360,000.00            0.16             7.728          720      80.00
8.000 - 8.000.................         1           480,000.00            0.06             8.000          760      80.00
                                   -----      ---------------          ------             -----          ---      -----
   Total......................     1,887      $827,048,424.22          100.00%            5.143%         739      74.03%
                                   =====      ===============          ======


       LOAN-TO-VALUE RATIOS OF THE GROUP II MORTGAGE LOANS AT ORIGINATION



                                  NUMBER    AGGREGATE PRINCIPAL    % OF AGGREGATE        WEIGHTED                WEIGHTED
                                    OF            BALANCE         PRINCIPAL BALANCE      AVERAGE      WEIGHTED    AVERAGE
                                 MORTGAGE    OUTSTANDING AS OF    OUTSTANDING AS OF   MORTGAGE RATE    AVERAGE   ORIGINAL
    LOAN-TO-VALUE RATIO (%)        LOANS      THE CUT-OFF DATE     THE CUT-OFF DATE        (%)          FICO      LTV (%)
------------------------------   --------   -------------------   -----------------   -------------   --------   --------

21.11 -  25.00................         6      $  3,223,753.77            0.39%            4.672%         723      23.37%
25.01 -  30.00................         9         3,644,968.16            0.44             4.989          755      27.28
30.01 -  35.00................         9         5,265,285.09            0.64             5.015          759      32.91
35.01 -  40.00................        13         7,754,963.05            0.94             4.684          733      39.04
40.01 -  45.00................        12         6,364,921.06            0.77             4.922          741      42.79
45.01 -  50.00................        25        14,078,084.97            1.70             5.005          753      48.50
50.01 -  55.00................        39        19,260,292.75            2.33             4.839          731      52.85
55.01 -  60.00................        64        32,681,908.12            3.95             5.049          744      57.64
60.01 -  65.00................        68        40,141,149.79            4.85             4.918          747      63.14
65.01 -  70.00................       143        81,239,836.17            9.82             5.020          748      68.43
70.01 -  75.00................       168        86,717,851.91           10.49             5.168          741      73.64
75.01 -  80.00................     1,232       498,899,426.38           60.32             5.204          739      79.62
80.01 -  85.00................        13         4,059,369.35            0.49             5.138          691      83.23
85.01 -  90.00................        45        13,372,571.50            1.62             5.281          693      89.39
90.01 -  95.00................        39         9,402,292.15            1.14             5.523          709      94.58
95.01 - 100.00................         2           941,750.00            0.11             4.830          782      98.96
                                   -----      ---------------          ------             -----          ---      -----
   Total......................     1,887      $827,048,424.22          100.00%            5.143%         739      74.03%
                                   =====      ===============          ======


             MORTGAGED PROPERTY TYPES OF THE GROUP II MORTGAGE LOANS



                                  NUMBER    AGGREGATE PRINCIPAL    % OF AGGREGATE        WEIGHTED                WEIGHTED
                                    OF            BALANCE         PRINCIPAL BALANCE      AVERAGE      WEIGHTED    AVERAGE
                                 MORTGAGE    OUTSTANDING AS OF    OUTSTANDING AS OF   MORTGAGE RATE    AVERAGE   ORIGINAL
       MORTGAGE PROPERTY           LOANS      THE CUT-OFF DATE     THE CUT-OFF DATE        (%)          FICO      LTV (%)
------------------------------   --------   -------------------   -----------------   -------------   --------   --------

Single Family.................     1,372      $611,401,579.31           73.93%            5.095%         739      73.40%
2-4 Family....................         7         3,729,924.85            0.45             5.052          762      76.41
Co-op.........................         6         1,757,857.46            0.21             5.093          756      77.80
Condo.........................       350       135,062,118.22           16.33             5.162          743      75.54
PUD...........................       152        75,096,944.38            9.08             5.505          733      76.19
                                   -----      ---------------          ------             -----          ---      -----
   Total......................     1,887      $827,048,424.22          100.00%            5.143%         739      74.03%
                                   =====      ===============          ======


                                      S-42

               OCCUPANCY STATUS OF THE GROUP II MORTGAGE LOANS(1)



                                  NUMBER    AGGREGATE PRINCIPAL    % OF AGGREGATE        WEIGHTED                WEIGHTED
                                    OF            BALANCE         PRINCIPAL BALANCE      AVERAGE      WEIGHTED    AVERAGE
                                 MORTGAGE    OUTSTANDING AS OF    OUTSTANDING AS OF   MORTGAGE RATE    AVERAGE   ORIGINAL
       OCCUPANCY STATUS            LOANS      THE CUT-OFF DATE     THE CUT-OFF DATE        (%)          FICO      LTV (%)
------------------------------   --------   -------------------   -----------------   -------------   --------   --------

Investor......................        21      $  3,603,166.73            0.44%            5.892%         750      79.05%
Owner Occupied................     1,698       754,023,423.43           91.17             5.138          738      74.04
Second Home...................       168        69,421,834.06            8.39             5.161          751      73.61
                                   -----      ---------------          ------             -----          ---      -----
   Total......................     1,887      $827,048,424.22          100.00%            5.143%         739      74.03%
                                   =====      ===============          ======


----------
(1)  The occupancy status of a mortgaged property is as represented by the mortgagor in its loan application.

                   LOAN PURPOSE OF THE GROUP II MORTGAGE LOANS



                                  NUMBER    AGGREGATE PRINCIPAL    % OF AGGREGATE        WEIGHTED                WEIGHTED
                                    OF            BALANCE         PRINCIPAL BALANCE      AVERAGE      WEIGHTED    AVERAGE
                                 MORTGAGE    OUTSTANDING AS OF    OUTSTANDING AS OF   MORTGAGE RATE    AVERAGE   ORIGINAL
         LOAN PURPOSE              LOANS      THE CUT-OFF DATE     THE CUT-OFF DATE        (%)          FICO      LTV (%)
------------------------------   --------   -------------------   -----------------   -------------   --------   --------

Cash Out Refinance............       162      $ 66,287,517.47            8.01%            5.340%         713      68.25%
Purchase......................     1,467       639,038,856.43           77.27             5.136          743      75.81
Rate/Term Refinance...........       258       121,722,050.32           14.72             5.073          736      67.82
                                   -----      ---------------          ------             -----          ---      -----
   Total......................     1,887      $827,048,424.22          100.00%            5.143%         739      74.03%
                                   =====      ===============          ======


                  CREDIT SCORES OF THE GROUP II MORTGAGE LOANS



                                  NUMBER    AGGREGATE PRINCIPAL    % OF AGGREGATE        WEIGHTED                WEIGHTED
                                    OF            BALANCE         PRINCIPAL BALANCE      AVERAGE      WEIGHTED    AVERAGE
                                 MORTGAGE    OUTSTANDING AS OF    OUTSTANDING AS OF   MORTGAGE RATE    AVERAGE   ORIGINAL
         CREDIT SCORE              LOANS      THE CUT-OFF DATE     THE CUT-OFF DATE        (%)          FICO      LTV (%)
------------------------------   --------   -------------------   -----------------   -------------   --------   --------

NA............................         4      $  2,266,841.33            0.27%            4.730%          --      78.92%
425 - 449.....................         1            95,666.37            0.01             4.500          435      79.51
475 - 499.....................         1            91,076.89            0.01             5.500          497      80.00
500 - 524.....................         2           430,962.94            0.05             5.184          508      82.30
525 - 549.....................         1           113,655.97            0.01             5.125          534      85.00
550 - 574.....................         8         1,517,279.78            0.18             4.999          563      75.53
575 - 599.....................         4           697,895.40            0.08             5.473          592      73.26
600 - 624.....................        22         6,386,507.38            0.77             5.230          618      71.13
625 - 649.....................        35        12,267,849.18            1.48             5.088          637      70.93
650 - 674.....................        94        36,101,296.31            4.37             5.175          665      74.98
675 - 699.....................       211        84,396,839.76           10.20             5.172          688      75.62
700 - 724.....................       324       145,146,765.54           17.55             5.238          713      74.97
725 - 749.....................       347       158,698,858.43           19.19             5.149          737      75.30
750 - 774.....................       392       184,603,820.28           22.32             5.140          763      73.21
775 - 799.....................       376       165,128,888.75           19.97             5.064          785      72.86
800 - 817.....................        65        29,104,219.91            3.52             5.015          805      69.68
                                   -----      ---------------          ------             -----          ---      -----
   Total......................     1,887      $827,048,424.22          100.00%            5.143%         739      74.03%
                                   =====      ===============          ======


            ORIGINAL TERM TO MATURITY OF THE GROUP II MORTGAGE LOANS



                                  NUMBER    AGGREGATE PRINCIPAL    % OF AGGREGATE        WEIGHTED                WEIGHTED
                                    OF            BALANCE         PRINCIPAL BALANCE      AVERAGE      WEIGHTED    AVERAGE
                                 MORTGAGE    OUTSTANDING AS OF    OUTSTANDING AS OF   MORTGAGE RATE    AVERAGE   ORIGINAL
    ORIGINAL TERM (MONTHS)         LOANS      THE CUT-OFF DATE     THE CUT-OFF DATE        (%)          FICO      LTV (%)
------------------------------   --------   -------------------   -----------------   -------------   --------   --------

240...........................         1      $    360,000.00            0.04%            4.875%         723      69.84%
360...........................     1,886       826,688,424.22           99.96             5.143          739      74.03
                                   -----      ---------------          ------             -----          ---      -----
   Total......................     1,887      $827,048,424.22          100.00%            5.143%         739      74.03%
                                   =====      ===============          ======


                                      S-43

                  REMAINING TERM OF THE GROUP II MORTGAGE LOANS



                                  NUMBER        AGGREGATE         % OF AGGREGATE       WEIGHTED                WEIGHTED
                                    OF      PRINCIPAL BALANCE   PRINCIPAL BALANCE      AVERAGE      WEIGHTED    AVERAGE
                                 MORTGAGE   OUTSTANDING AS OF   OUTSTANDING AS OF   MORTGAGE RATE    AVERAGE   ORIGINAL
   REMAINING TERM (MONTHS)         LOANS     THE CUT-OFF DATE    THE CUT-OFF DATE        (%)          FICO      LTV (%)
------------------------------   --------   -----------------   -----------------   -------------   --------   --------

238 - 240.....................         1     $    360,000.00           0.04%            4.875%         723      69.84%
313 - 324.....................         3        1,347,293.25           0.16             5.682          696      71.47
325 - 336.....................        58       24,898,748.30           3.01             4.773          733      64.57
337 - 348.....................        48       23,870,568.44           2.89             4.661          729      61.86
349 - 360.....................     1,777      776,571,814.23          93.90             5.169          740      74.71
                                   -----     ---------------         ------             -----          ---      -----
   Total......................     1,887     $827,048,424.22         100.00%            5.143%         739      74.03%
                                   =====     ===============         ======


             GEOGRAPHIC DISTRIBUTION OF THE MORTGAGED PROPERTIES ON
                           THE GROUP II MORTGAGE LOANS



                                  NUMBER        AGGREGATE         % OF AGGREGATE       WEIGHTED                WEIGHTED
                                    OF      PRINCIPAL BALANCE   PRINCIPAL BALANCE      AVERAGE      WEIGHTED    AVERAGE
                                 MORTGAGE   OUTSTANDING AS OF   OUTSTANDING AS OF   MORTGAGE RATE    AVERAGE   ORIGINAL
          LOCATION                 LOANS     THE CUT-OFF DATE    THE CUT-OFF DATE        (%)          FICO      LTV (%)
------------------------------   --------   -----------------   -----------------   -------------   --------   --------

California....................       489     $258,236,220.73          31.22%            5.165%         742      73.58%
Florida.......................       164       60,888,824.45           7.36             5.211          739      75.20
Virginia......................       136       58,148,546.97           7.03             5.183          743      76.56
New Jersey....................        81       38,516,056.84           4.66             5.092          732      73.16
Illinois......................        82       37,864,007.22           4.58             4.986          742      72.18
New York......................        60       30,733,457.74           3.72             5.181          744      72.69
Colorado......................        66       28,882,170.40           3.49             4.963          754      72.27
Washington....................        68       27,632,517.38           3.34             5.121          742      74.14
Massachusetts.................        48       26,454,260.38           3.20             5.122          742      70.13
Maryland......................        60       25,520,697.31           3.09             5.297          731      73.76
Minnesota.....................        57       22,154,630.12           2.68             4.902          741      72.01
Arizona.......................        65       21,963,599.82           2.66             5.259          742      75.91
Michigan......................        71       21,643,162.75           2.62             5.384          728      73.06
Nevada........................        50       18,016,525.00           2.18             5.449          734      78.69
North Carolina................        44       17,369,854.23           2.10             5.095          732      74.52
Georgia.......................        44       16,539,557.33           2.00             5.053          734      77.58
Connecticut...................        25       15,263,052.16           1.85             5.201          735      67.53
Texas.........................        39       14,988,560.92           1.81             4.853          747      75.50
Pennsylvania..................        34       11,930,199.24           1.44             4.997          726      75.63
*Others**.....................       204       74,302,523.23           8.98             5.098          733      75.76
                                   -----     ---------------         ------             -----          ---      -----
   Total......................     1,887     $827,048,424.22         100.00%            5.143%         739      74.03%
                                   =====     ===============         ======


       GROSS MARGINS OF THE GROUP II MORTGAGE LOANS AS OF THE CUT-OFF DATE



                                  NUMBER        AGGREGATE         % OF AGGREGATE       WEIGHTED                WEIGHTED
                                    OF      PRINCIPAL BALANCE   PRINCIPAL BALANCE      AVERAGE      WEIGHTED    AVERAGE
                                 MORTGAGE   OUTSTANDING AS OF   OUTSTANDING AS OF   MORTGAGE RATE    AVERAGE   ORIGINAL
       GROSS MARGIN (%)            LOANS     THE CUT-OFF DATE    THE CUT-OFF DATE        (%)          FICO      LTV (%)
------------------------------   --------   -----------------   -----------------   -------------   --------   --------

2.250 - 2.500.................       544     $253,572,380.14          30.66%            5.482%         734      75.13%
2.501 - 3.000.................     1,342      573,115,044.08          69.30             4.993          742      73.53
3.001 - 3.125.................         1          361,000.00           0.04             5.875          672      95.00
                                   -----     ---------------         ------             -----          ---      -----
Total.........................     1,887     $827,048,424.22         100.00%            5.143%         739      74.03%
                                   =====     ===============         ======


                                      S-44

  MAXIMUM MORTGAGE RATES OF THE GROUP II MORTGAGE LOANS AS OF THE CUT-OFF DATE



                                  NUMBER        AGGREGATE         % OF AGGREGATE       WEIGHTED                WEIGHTED
                                    OF      PRINCIPAL BALANCE   PRINCIPAL BALANCE      AVERAGE      WEIGHTED    AVERAGE
                                 MORTGAGE   OUTSTANDING AS OF   OUTSTANDING AS OF   MORTGAGE RATE    AVERAGE   ORIGINAL
   MAXIMUM MORTGAGE RATE (%)       LOANS     THE CUT-OFF DATE    THE CUT-OFF DATE        (%)          FICO      LTV (%)
------------------------------   --------   -----------------   -----------------   -------------   --------   --------

 8.625 -  8.999...............         5     $  3,184,155.97           0.39%            3.783%         741      75.88%
 9.000 -  9.499...............        56       32,072,682.81           3.88             4.281          741      68.77
 9.500 -  9.999...............       496      244,031,078.31          29.51             4.750          746      72.69
10.000 - 10.499...............       623      269,869,416.79          32.63             5.166          742      74.66
10.500 - 10.999...............       606      241,941,774.98          29.25             5.504          733      74.78
11.000 - 11.499...............        88       31,095,130.14           3.76             5.932          722      77.18
11.500 - 11.999...............         9        2,485,885.22           0.30             6.557          713      82.09
12.000 - 12.499...............         1          528,300.00           0.06             7.375          714      90.00
12.500 - 12.999...............         2        1,360,000.00           0.16             7.728          720      80.00
13.000 - 13.000...............         1          480,000.00           0.06             8.000          760      80.00
                                   -----     ---------------         ------             -----          ---      -----
   Total......................     1,887     $827,048,424.22         100.00%            5.143%         739      74.03%
                                   =====     ===============         ======


  MINIMUM MORTGAGE RATES OF THE GROUP II MORTGAGE LOANS AS OF THE CUT-OFF DATE



                                  NUMBER        AGGREGATE         % OF AGGREGATE       WEIGHTED                WEIGHTED
                                    OF      PRINCIPAL BALANCE   PRINCIPAL BALANCE      AVERAGE      WEIGHTED    AVERAGE
                                 MORTGAGE   OUTSTANDING AS OF   OUTSTANDING AS OF   MORTGAGE RATE    AVERAGE   ORIGINAL
   MINIMUM MORTGAGE RATE (%)       LOANS     THE CUT-OFF DATE    THE CUT-OFF DATE        (%)          FICO      LTV (%)
------------------------------   --------   -----------------   -----------------   -------------   --------   --------

2.250 - 2.499.................       543     $253,371,922.99          30.64%            5.482%         734      75.14%
2.750 - 2.999.................     1,343      573,315,501.23          69.32             4.993          742      73.52
3.000 - 3.125.................         1          361,000.00           0.04             5.875          672      95.00
                                   -----     ---------------         ------             -----          ---      -----
Total.........................     1,887     $827,048,424.22         100.00%            5.143%         739      74.03%
                                   =====     ===============         ======


                                      S-45

  NEXT ADJUSTMENT DATES FOR THE GROUP II MORTGAGE LOANS AS OF THE CUT-OFF DATE



                                  NUMBER    AGGREGATE PRINCIPAL     % OF AGGREGATE       WEIGHTED                WEIGHTED
                                    OF            BALANCE         PRINCIPAL BALANCE      AVERAGE      WEIGHTED    AVERAGE
                                 MORTGAGE      OUTSTANDING AS     OUTSTANDING AS OF   MORTGAGE RATE    AVERAGE   ORIGINAL
     NEXT ADJUSTMENT DATE          LOANS    OF THE CUT-OFF DATE    THE CUT-OFF DATE        (%)          FICO      LTV (%)
------------------------------   --------   -------------------   -----------------   -------------   --------   --------

August 2005...................        1       $    563,155.67            0.07%            4.875%         683      80.00%
September 2005................        6          2,725,839.98            0.33             4.875          711      74.98
October 2005..................        3          1,336,637.23            0.16             4.875          724      66.97
November 2005.................       10          3,872,845.02            0.47             4.875          764      61.80
December 2005.................       12          5,894,371.51            0.71             4.875          735      61.58
January 2006..................        6          2,377,100.55            0.29             4.752          714      71.34
February 2006.................        5          1,966,549.95            0.24             4.831          736      69.63
March 2006....................        3          1,063,750.31            0.13             4.576          764      64.21
April 2006....................        1            594,244.39            0.07             4.875          711      70.00
May 2006......................        1            487,447.06            0.06             4.375          637      36.14
June 2006.....................        5          2,604,740.38            0.31             4.978          738      51.45
July 2006.....................        4          1,236,731.58            0.15             4.598          747      72.61
August 2006...................        1            158,237.97            0.02             4.250          662      57.09
October 2006..................        4          1,686,195.07            0.20             4.646          791      59.51
November 2006.................        3          1,180,841.38            0.14             4.809          739      71.85
December 2006.................        2            890,750.10            0.11             4.875          694      73.59
January 2007..................        3          1,310,310.87            0.16             4.841          718      82.74
February 2007.................        4          1,575,603.00            0.19             4.678          753      60.02
March 2007....................        1            362,494.68            0.04             4.875          693      56.92
July 2007.....................        2          1,342,747.50            0.16             4.945          721      58.32
August 2007...................        3          2,278,569.20            0.28             5.149          718      72.56
September 2007................        2          1,050,230.04            0.13             4.695          712      80.00
October 2007..................        1            761,339.16            0.09             4.875          768      70.00
January 2008..................        9          4,089,071.61            0.49             4.536          727      68.07
February 2008.................        4          1,914,901.06            0.23             4.489          719      58.50
March 2008....................        4          1,950,327.82            0.24             4.095          743      54.32
April 2008....................       15          6,738,739.49            0.81             4.547          703      70.58
May 2008......................       24          9,913,387.43            1.20             4.865          739      74.19
June 2008.....................       12          5,107,162.81            0.62             5.013          681      78.27
July 2008.....................        2            666,355.49            0.08             4.375          722      59.23
August 2008...................        4          1,761,003.86            0.21             4.630          743      55.77
September 2008................        1            419,798.86            0.05             4.750          773      39.67
February 2009.................        2          1,458,150.00            0.18             4.579          707      68.14
March 2009....................        2          1,985,259.31            0.24             4.559          756      68.74
April 2009....................        1            799,999.80            0.10             4.750          781      48.78
May 2009......................        1            376,339.24            0.05             4.625          714      76.57
June 2009.....................        3          1,198,103.78            0.14             4.617          671      57.55
July 2009.....................        2            184,997.90            0.02             6.413          659      81.10
August 2009...................        2          1,613,566.34            0.20             4.651          732      70.49
September 2009................        7          1,464,477.52            0.18             4.983          707      79.59
October 2009..................       15          2,417,353.77            0.29             5.506          662      79.60
November 2009.................       18          4,035,757.23            0.49             4.858          685      77.36
December 2009.................        7          2,752,399.63            0.33             5.004          675      78.34
January 2010..................       27         11,908,118.80            1.44             4.877          740      73.77
February 2010.................       34         17,173,684.33            2.08             4.913          746      72.53
March 2010....................       15          8,014,730.57            0.97             4.927          730      75.84
April 2010....................       43         21,544,160.27            2.60             4.715          737      75.67
May 2010......................      249        129,845,913.64           15.70             4.898          743      73.43
June 2010.....................      518        201,287,624.21           24.34             5.058          746      75.11
July 2010.....................      221        111,794,819.00           13.52             5.344          740      75.99
August 2010...................        5          2,352,657.56            0.28             4.871          694      59.42
September 2010................        4          2,885,409.45            0.35             4.427          729      58.61
October 2010..................        2          1,528,999.82            0.18             4.702          735      42.66
November 2010.................        1            529,086.35            0.06             4.125          754      80.00
December 2010.................        1            358,581.94            0.04             4.625          659      75.41
August 2011...................        1            433,718.06            0.05             5.750          740      80.00


                                      S-46



                                  NUMBER    AGGREGATE PRINCIPAL     % OF AGGREGATE       WEIGHTED                WEIGHTED
                                    OF            BALANCE         PRINCIPAL BALANCE      AVERAGE      WEIGHTED    AVERAGE
                                 MORTGAGE      OUTSTANDING AS     OUTSTANDING AS OF   MORTGAGE RATE    AVERAGE   ORIGINAL
     NEXT ADJUSTMENT DATE          LOANS    OF THE CUT-OFF DATE    THE CUT-OFF DATE        (%)          FICO      LTV (%)
------------------------------   --------   -------------------   -----------------   -------------   --------   --------

September 2011................         1           409,747.70            0.05             5.625          730      80.00
October 2011..................         1           363,000.00            0.04             5.750          748      53.87
December 2011.................         1           317,396.60            0.04             5.250          505      83.12
January 2012..................         4         1,811,355.03            0.22             5.249          742      79.40
February 2012.................         4         1,639,562.90            0.20             5.504          735      61.61
March 2012....................         5         2,787,438.00            0.34             5.022          760      69.13
April 2012....................        24        12,772,731.59            1.54             4.999          747      68.38
May 2012......................       118        45,534,073.17            5.51             5.324          737      75.00
June 2012.....................       215        69,970,779.68            8.46             5.495          742      74.79
July 2012.....................       173        92,677,030.00           11.21             5.646          737      76.17
August 2012...................         2           939,920.00            0.11             5.456          765      80.00
                                   -----      ---------------          ------             -----          ---      -----
   Total......................     1,887      $827,048,424.22          100.00%            5.143%         739      74.03%
                                   =====      ===============          ======


            INITIAL PERIODIC RATE CAPS OF THE GROUP II MORTGAGE LOANS
                             AS OF THE CUT-OFF DATE



                                  NUMBER    AGGREGATE PRINCIPAL     % OF AGGREGATE       WEIGHTED                WEIGHTED
                                    OF            BALANCE         PRINCIPAL BALANCE      AVERAGE      WEIGHTED    AVERAGE
                                 MORTGAGE      OUTSTANDING AS     OUTSTANDING AS OF   MORTGAGE RATE    AVERAGE   ORIGINAL
 INITIAL PERIODIC RATE CAP (%)     LOANS    OF THE CUT-OFF DATE    THE CUT-OFF DATE        (%)          FICO      LTV (%)
-----------------------------    --------   -------------------   -----------------   -------------   --------   --------

2.000.........................       140      $ 62,773,600.39            7.59%            4.752%         730      67.52%
3.000.........................         9         3,404,450.00            0.41             5.223          677      78.27
5.000.........................     1,738       760,870,373.83           92.00             5.175          740      74.55
                                   -----      ---------------          ------             -----          ---      -----
   Total......................     1,887      $827,048,424.22          100.00%            5.143%         739      74.03%
                                   =====      ===============          ======


          SUBSEQUENT PERIODIC RATE CAPS OF THE GROUP II MORTGAGE LOANS
                             AS OF THE CUT-OFF DATE



                                  NUMBER    AGGREGATE PRINCIPAL     % OF AGGREGATE       WEIGHTED                WEIGHTED
                                    OF            BALANCE         PRINCIPAL BALANCE      AVERAGE      WEIGHTED    AVERAGE
 SUBSEQUENT PERIODIC RATE CAP    MORTGAGE      OUTSTANDING AS     OUTSTANDING AS OF   MORTGAGE RATE    AVERAGE   ORIGINAL
              (%)                  LOANS    OF THE CUT-OFF DATE    THE CUT-OFF DATE        (%)          FICO      LTV (%)
------------------------------   --------   -------------------   -----------------   -------------   --------   --------

1.000.........................       111      $ 29,213,491.83            3.53%            5.581%         717      75.19%
2.000.........................     1,776       797,834,932.39           96.47             5.127          740      73.98
                                   -----      ---------------          ------             -----          ---      -----
   Total......................     1,887      $827,048,424.22          100.00%            5.143%         739      74.03%
                                   =====      ===============          ======


               DOCUMENTATION TYPES OF THE GROUP II MORTGAGE LOANS



                                  NUMBER    AGGREGATE PRINCIPAL     % OF AGGREGATE       WEIGHTED                WEIGHTED
                                    OF      BALANCE OUTSTANDING   PRINCIPAL BALANCE      AVERAGE      WEIGHTED    AVERAGE
                                 MORTGAGE    AS OF THE CUT-OFF    OUTSTANDING AS OF   MORTGAGE RATE    AVERAGE   ORIGINAL
      DOCUMENTATION TYPE           LOANS            DATE           THE CUT-OFF DATE        (%)          FICO      LTV (%)
------------------------------   --------   -------------------   -----------------   -------------   --------   --------

Full Documentation............       966      $410,939,095.38           49.69%            5.083%         728      73.53%
Stated Documentation..........       834       377,395,921.06           45.63             5.163          754      74.17
Alternative Documentation.....        64        33,441,031.66            4.04             5.581          717      78.00
Reduced Documentation.........        15         3,023,833.78            0.37             5.680          733      75.42
Preferred Documentation.......         1           928,150.53            0.11             5.375          729      80.00
Limited Documentation.........         3           594,597.91            0.07             5.690          735      79.67
No Income/Full Asset..........         2           414,590.95            0.05             5.953          738      76.88
Streamline....................         2           311,202.95            0.04             5.194          564      81.96
                                   -----      ---------------          ------             -----          ---      -----
   Total......................     1,887      $827,048,424.22          100.00%            5.143%         739      74.03%
                                   =====      ===============          ======


                                      S-47

                     IO TERMS OF THE GROUP II MORTGAGE LOANS



                                  NUMBER    AGGREGATE PRINCIPAL     % OF AGGREGATE       WEIGHTED                WEIGHTED
                                    OF      BALANCE OUTSTANDING   PRINCIPAL BALANCE      AVERAGE      WEIGHTED    AVERAGE
            IO TERM              MORTGAGE    AS OF THE CUT-OFF    OUTSTANDING AS OF   MORTGAGE RATE    AVERAGE   ORIGINAL
           (MONTHS)                LOANS            DATE           THE CUT-OFF DATE        (%)          FICO      LTV (%)
------------------------------   --------   -------------------   -----------------   -------------   --------   --------

0.............................       369      $147,639,667.72           17.85%            4.978%         729      71.86%
60............................     1,017       467,768,908.75           56.56             5.047          744      74.61
84............................       391       181,944,193.59           22.00             5.454          741      74.10
120...........................       110        29,695,654.16            3.59             5.577          718      75.22
                                   -----      ---------------          ------             -----          ---      -----
   Total......................     1,887      $827,048,424.22          100.00%            5.143%         739      74.03%
                                   =====      ===============          ======


                   ORIGINATORS OF THE GROUP II MORTGAGE LOANS



                                  NUMBER    AGGREGATE PRINCIPAL     % OF AGGREGATE       WEIGHTED                WEIGHTED
                                    OF      BALANCE OUTSTANDING   PRINCIPAL BALANCE      AVERAGE      WEIGHTED    AVERAGE
                                 MORTGAGE    AS OF THE CUT-OFF    OUTSTANDING AS OF   MORTGAGE RATE    AVERAGE   ORIGINAL
          ORIGINATOR               LOANS            DATE           THE CUT-OFF DATE        (%)          FICO      LTV (%)
------------------------------   --------   -------------------   -----------------   -------------   --------   --------

Wells Fargo...................     1,370      $592,564,593.57           71.65%            4.974%         741      73.17%
Countrywide...................       347       193,665,082.16           23.42             5.556          738      76.24
Quicken.......................       111        29,213,491.83            3.53             5.581          717      75.19
National City.................        59        11,605,256.66            1.40             5.760          738      78.19
                                   -----      ---------------          ------             -----          ---      -----
   Total......................     1,887      $827,048,424.22          100.00%            5.143%         739      74.03%
                                   =====      ===============          ======


                      INDEX OF THE GROUP II MORTGAGE LOANS



                                  NUMBER    AGGREGATE PRINCIPAL     % OF AGGREGATE       WEIGHTED                WEIGHTED
                                    OF      BALANCE OUTSTANDING   PRINCIPAL BALANCE      AVERAGE      WEIGHTED    AVERAGE
                                 MORTGAGE    AS OF THE CUT-OFF    OUTSTANDING AS OF   MORTGAGE RATE    AVERAGE   ORIGINAL
             INDEX                 LOANS            DATE           THE CUT-OFF DATE        (%)          FICO      LTV (%)
------------------------------   --------   -------------------   -----------------   -------------   --------   --------

1 Year CMT....................     1,300      $563,540,221.50           68.14%            4.977%         742      73.42%
1 Year LIBOR..................       476       234,294,710.89           28.33             5.486          736      75.34
6 Month LIBOR.................       111        29,213,491.83            3.53             5.581          717      75.19
                                   -----      ---------------          ------             -----          ---      -----
   Total......................     1,887      $827,048,424.22          100.00%            5.143%         739      74.03%
                                   =====      ===============          ======


            RATE ADJUSTMENT FREQUENCY OF THE GROUP II MORTGAGE LOANS



                                  NUMBER    AGGREGATE PRINCIPAL     % OF AGGREGATE       WEIGHTED                WEIGHTED
                                    OF      BALANCE OUTSTANDING   PRINCIPAL BALANCE      AVERAGE      WEIGHTED    AVERAGE
                                 MORTGAGE    AS OF THE CUT-OFF    OUTSTANDING AS OF   MORTGAGE RATE    AVERAGE   ORIGINAL
   RATE ADJUSTMENT FREQUENCY       LOANS            DATE           THE CUT-OFF DATE        (%)          FICO      LTV (%)
------------------------------   --------   -------------------   -----------------   -------------   --------   --------

Semi-Annually.................       111      $ 29,213,491.83            3.53%            5.581%         717      75.19%
Annually......................     1,776       797,834,932.39           96.47             5.127          740      73.98
                                   -----      ---------------          ------             -----          ---      -----
   Total......................     1,887      $827,048,424.22          100.00%            5.143%         739      74.03%
                                   =====      ===============          ======


                                      S-48

                     PMI STATUS FOR GROUP II MORTGAGE LOANS



                                  NUMBER    AGGREGATE PRINCIPAL     % OF AGGREGATE       WEIGHTED                WEIGHTED
                                    OF      BALANCE OUTSTANDING   PRINCIPAL BALANCE      AVERAGE      WEIGHTED    AVERAGE
                                 MORTGAGE    AS OF THE CUT-OFF    OUTSTANDING AS OF   MORTGAGE RATE    AVERAGE   ORIGINAL
          PMI STATUS               LOANS            DATE           THE CUT-OFF DATE        (%)          FICO      LTV (%)
------------------------------   --------   -------------------   -----------------   -------------   --------   --------

CurLtv<=80....................     1,789      $799,652,039.47           96.69%            5.137%         741      73.46%
Triad Guaranty................        14         4,361,409.37            0.53             5.493          698      89.67
PMI Mortgage Insurance........        17         4,355,780.39            0.53             5.505          710      90.75
Amerin Guaranty Corp..........        13         4,216,206.72            0.51             4.992          708      89.24
General Electric..............        13         3,360,912.67            0.41             5.479          699      92.35
Republic Mortgage Insurance...         9         2,411,711.29            0.29             5.057          709      90.21
United Guaranty Corp..........        10         2,269,113.14            0.27             5.472          704      92.01
Pledged Asset Loan............         3         1,941,750.00            0.23             4.789          734      92.01
Radian Guaranty Insurance.....         8         1,322,868.64            0.16             5.274          640      91.44
Radian........................         2           956,100.00            0.12             5.303          653      91.73
CMAC..........................         2           847,100.00            0.10             6.082          731      92.34
No PMI........................         3           571,400.00            0.07             5.966          712      87.32
General Electric Mtg..........         2           411,602.66            0.05             5.327          667      90.00
Mortgage Guaranty Insurance...         2           370,429.87            0.04             5.000          614      90.00
                                   -----      ---------------          ------             -----          ---      -----
   Total......................     1,887      $827,048,424.22          100.00%            5.143%         739      74.03%
                                   =====      ===============          ======


GROUP II-1 MORTGAGE LOAN STATISTICS

          The Group II-1 Mortgage Loans consist of 149 adjustable-rate mortgage loans with an initial fixed-rate period of three years following origination and with an aggregate outstanding principal balance as of the cut-off date of approximately $66,178,050, after application of scheduled payments due on or before the cut-off date whether or not received and subject to a permitted variance of plus or minus 5%.

          The remaining terms of the Group II-1 Mortgage Loans range from 323 months to 359 months. The weighted average remaining term of the Group II-1
Mortgage Loans will be approximately 344 months as of the cut-off date. The latest maturity date of any Group II-1 Mortgage Loan is June 2035.

          The average principal balance of the Group II-1 Mortgage Loans at origination was approximately $462,565. No Group II-1 Mortgage Loan had a principal balance at origination of greater than approximately $1,000,000 or less than approximately $129,888. The average principal balance of the Group
II-1Mortgage Loans as of the cut-off date was approximately $444,148. No Group
II-1Mortgage Loan had a principal balance as of the cut-off date of greater than approximately $997,754 or less than approximately $57,019.

          The Group II-1 Mortgage Loans had mortgage rates as of the cut-off date ranging from approximately 3.750% per annum to approximately 6.250% per annum, and the weighted average mortgage rate was approximately 4.776% per annum. As of the cut-off date, the Group II-1 Mortgage Loans had gross margins ranging from approximately 2.250% per annum to approximately 2.750% per annum.
As of the cut-off date, the Group II-1 Mortgage Loans had lifetime maximum mortgage rates ranging from approximately 9.750% per annum to approximately
11.750% per annum and lifetime minimum mortgage rates ranging from approximately
2.250% per annum to approximately 2.875% per annum. As of the cut-off date, the weighted average gross margin for the Group II-1 Mortgage Loans was approximately 2.515% per annum. As of the cut-off date, the weighted average lifetime maximum mortgage rate of the Group II-1 Mortgage Loans was approximately 10.698% per annum and the weighted average lifetime minimum mortgage rate of the Group II-1

                                      S-49

Mortgage Loans was approximately 2.517% per annum. The latest first rate adjustment date following the cut-off date on any Group II-1 Mortgage Loan occurs in June 2008 and the weighted average next rate adjustment date for the
Group II-1 Mortgage Loans following the cut-off date is March 2007.

          Approximately 5.14% of the Group II-1 Mortgage Loans have an interest only period of ten years following the date of origination.

          None of the Group II-1 Mortgage Loans have a provision providing for the payment of a prepayment penalty in connection with principal prepayments.

          The weighted average loan-to-value ratio at origination of the Group
II-1Mortgage Loans was approximately 68.07%. No Group II-1 Mortgage Loan had a loan-to-value ratio at origination greater than approximately 95.00% or less than approximately 21.11%.

          The weighted average credit score of the Group II-1 Mortgage Loans for which credit scores were available is approximately 727. The "Weighted Average
FICO" column heading in the tables below relating to the Group II-1Mortgage
Loans refers to the weighted average credit score of only the Group II-1
Mortgage Loans in the applicable subset for which credit scores were available.

          The Group II-1 Mortgage Loans are expected to have the following characteristics as of the cut-off date, but investors should note that the sum in any column may not equal the total indicated due to rounding:

       PRINCIPAL BALANCES OF THE GROUP II-1 MORTGAGE LOANS AT ORIGINATION



                                                                    % OF AGGREGATE
                                  NUMBER    AGGREGATE PRINCIPAL      OUTSTANDING         WEIGHTED                WEIGHTED
                                    OF      BALANCE OUTSTANDING   PRINCIPAL BALANCE      AVERAGE      WEIGHTED    AVERAGE
                                 MORTGAGE    AS OF THE CUT-OFF    AS OF THE CUT-OFF   MORTGAGE RATE    AVERAGE   ORIGINAL
          RANGES ($)               LOANS            DATE                 DATE              (%)          FICO      LTV (%)
------------------------------   --------   -------------------   -----------------   -------------   --------   --------

129,888 -   150,000...........        2        $   272,116.13            0.41%            5.488%         699      87.86%
150,001 -   175,000...........        2            321,734.20            0.49             4.186          712      68.73
175,001 -   200,000...........        1            195,000.00            0.29             4.875          755      79.59
200,001 -   225,000...........        6          1,293,130.23            1.95             4.931          688      83.71
225,001 -   250,000...........        2            296,717.49            0.45             4.630          691      79.91
275,001 -   300,000...........        1            291,672.34            0.44             4.000          751      77.37
300,001 -   333,700...........        6          1,891,597.43            2.86             4.725          738      58.64
333,701 -   350,000...........       11          3,662,131.83            5.53             4.831          722      70.55
350,001 -   400,000...........       38         13,910,084.22           21.02             4.705          723      71.36
400,001 -   500,000...........       37         15,690,442.72           23.71             4.793          739      74.18
500,001 -   600,000...........       22         11,755,147.26           17.76             4.850          726      67.85
600,001 -   700,000...........        7          4,336,494.45            6.55             4.978          690      72.29
700,001 -   800,000...........        3          2,223,201.67            3.36             4.917          717      66.41
800,001 -   900,000...........        3          2,265,305.95            3.42             4.651          744      46.43
900,001 - 1,000,000...........        8          7,773,274.47           11.75             4.633          740      51.39
                                    ---        --------------          ------             -----          ---      -----
Total.........................      149        $66,178,050.39          100.00%            4.776%         727      68.07%
                                    ===        ==============          ======


                                      S-50

   PRINCIPAL BALANCES OF THE GROUP II-1 MORTGAGE LOANS AS OF THE CUT-OFF DATE



                                                                  % OF AGGREGATE
                                                 AGGREGATE       PRINCIPAL BALANCE      WEIGHTED                WEIGHTED
                                 NUMBER OF   PRINCIPAL BALANCE    OUTSTANDING AS        AVERAGE      WEIGHTED    AVERAGE
                                 MORTGAGE    OUTSTANDING AS OF    OF THE CUT-OFF     MORTGAGE RATE    AVERAGE   ORIGINAL
          RANGES ($)               LOANS      THE CUT-OFF DATE         DATE               (%)          FICO      LTV (%)
------------------------------   ---------   -----------------   -----------------   -------------   --------   --------

 57,019 -  75,000.............        1        $    57,019.44            0.09%           4.125%         751      79.55%
125,001 - 150,000.............        2            272,116.13            0.41            5.488          699      87.86
150,001 - 175,000.............        2            321,734.20            0.49            4.186          712      68.73
175,001 - 200,000.............        1            195,000.00            0.29            4.875          755      79.59
200,001 - 225,000.............        8          1,695,217.22            2.56            4.917          710      78.68
225,001 - 250,000.............        1            239,698.05            0.36            4.750          677      80.00
250,001 - 275,000.............        1            262,157.04            0.40            4.875          785      80.00
275,001 - 300,000.............        2            579,263.06            0.88            4.434          736      56.00
300,001 - 333,700.............       11          3,503,561.07            5.29            4.704          729      61.24
333,701 - 350,000.............       14          4,774,519.10            7.21            4.821          715      73.53
350,001 - 400,000.............       34         12,871,875.36           19.45            4.724          733      71.08
400,001 - 500,000.............       32         14,531,341.24           21.96            4.770          730      74.39
500,001 - 600,000.............       22         12,037,924.78           18.19            4.847          729      68.14
600,001 - 700,000.............        5          3,151,896.18            4.76            5.017          687      71.27
700,001 - 800,000.............        3          2,223,201.67            3.36            4.917          717      66.41
800,001 - 900,000.............        2          1,688,251.38            2.55            4.746          724      47.10
900,001 - 997,754.............        8          7,773,274.47           11.75            4.633          740      51.39
                                    ---        --------------          ------            -----          ---      -----
Total.........................      149        $66,178,050.39          100.00%           4.776%         727      68.07%
                                    ===        ==============          ======


     MORTGAGE RATES OF THE GROUP II-1 MORTGAGE LOANS AS OF THE CUT-OFF DATE



                                                                  % OF AGGREGATE
                                                 AGGREGATE       PRINCIPAL BALANCE      WEIGHTED                WEIGHTED
                                 NUMBER OF   PRINCIPAL BALANCE    OUTSTANDING AS        AVERAGE      WEIGHTED    AVERAGE
                                 MORTGAGE    OUTSTANDING AS OF    OF THE CUT-OFF     MORTGAGE RATE    AVERAGE   ORIGINAL
       MORTGAGE RATE (%)           LOANS      THE CUT-OFF DATE         DATE               (%)          FICO      LTV (%)
------------------------------   ---------   -----------------   -----------------   -------------   --------   --------

3.750 - 3.999.................        3        $ 2,356,512.89           3.56%            3.803%         699      50.41%
4.000 - 4.499.................       21          7,969,539.42          12.04             4.315          729      64.89
4.500 - 4.999.................      103         45,451,904.19          68.68             4.784          734      68.63
5.000 - 5.499.................       17          8,481,934.52          12.82             5.174          713      72.55
5.500 - 5.999.................        2            733,616.13           1.11             5.750          656      64.88
6.000 - 6.250.................        3          1,184,543.24           1.79             6.046          671      73.06
                                    ---        --------------         ------             -----          ---      -----
   Total......................      149        $66,178,050.39         100.00%            4.776%         727      68.07%
                                    ===        ==============         ======


                                      S-51

      LOAN-TO-VALUE RATIOS OF THE GROUP II-1 MORTGAGE LOANS AT ORIGINATION



                                                                  % OF AGGREGATE
                                                 AGGREGATE       PRINCIPAL BALANCE      WEIGHTED                WEIGHTED
                                 NUMBER OF   PRINCIPAL BALANCE    OUTSTANDING AS        AVERAGE      WEIGHTED    AVERAGE
                                 MORTGAGE    OUTSTANDING AS OF    OF THE CUT-OFF     MORTGAGE RATE    AVERAGE   ORIGINAL
    LOAN-TO-VALUE RATIO (%)        LOANS      THE CUT-OFF DATE         DATE               (%)          FICO      LTV (%)
------------------------------   ---------   -----------------   -----------------   -------------   --------   --------

21.11 - 25.00.................        2        $ 1,363,753.77           2.06%            4.412%         795      21.99%
25.01 - 30.00.................        1            392,144.16           0.59             4.875          788      25.45
30.01 - 35.00.................        1            287,590.72           0.43             4.875          721      34.32
35.01 - 40.00.................        6          3,956,105.43           5.98             4.468          711      38.58
40.01 - 45.00.................        1            577,054.57           0.87             4.375          803      44.45
45.01 - 50.00.................        2          1,131,884.78           1.71             4.958          722      49.65
50.01 - 55.00.................        9          5,718,394.00           8.64             4.652          734      53.32
55.01 - 60.00.................       11          4,021,637.95           6.08             4.803          738      58.10
60.01 - 65.00.................       14          6,811,710.89          10.29             4.992          741      62.54
65.01 - 70.00.................       17          8,067,697.25          12.19             4.829          734      68.99
70.01 - 75.00.................        9          4,002,291.89           6.05             4.748          726      73.07
75.01 - 80.00.................       67         26,745,040.35          40.41             4.781          721      79.63
80.01 - 85.00.................        1            410,623.29           0.62             4.375          622      82.14
85.01 - 90.00.................        6          2,331,396.34           3.52             4.830          695      89.86
90.01 - 95.00.................        2            360,725.00           0.55             5.855          626      94.99
                                    ---        --------------         ------             -----          ---      -----
   Total......................      149        $66,178,050.39         100.00%            4.776%         727      68.07%
                                    ===        ==============         ======


            MORTGAGED PROPERTY TYPES OF THE GROUP II-1 MORTGAGE LOANS



                                                                  % OF AGGREGATE
                                                 AGGREGATE       PRINCIPAL BALANCE      WEIGHTED                WEIGHTED
                                 NUMBER OF   PRINCIPAL BALANCE    OUTSTANDING AS        AVERAGE      WEIGHTED    AVERAGE
                                 MORTGAGE    OUTSTANDING AS OF    OF THE CUT-OFF     MORTGAGE RATE    AVERAGE   ORIGINAL
       MORTGAGE PROPERTY           LOANS      THE CUT-OFF DATE         DATE               (%)          FICO      LTV (%)
------------------------------   ---------   -----------------   -----------------   -------------   --------   --------

Single Family.................      125        $56,360,262.35          85.16%            4.775%         725      66.62%
Condo.........................       24          9,817,788.04          14.84             4.784          740       76.41
                                    ===        ==============         ======             =====          ===      =====
   Total......................      149        $66,178,050.39         100.00%            4.776%         727      68.07%
                                    ===        ==============         ======


              OCCUPANCY STATUS OF THE GROUP II-1 MORTGAGE LOANS(1)



                                                                  % OF AGGREGATE
                                                 AGGREGATE       PRINCIPAL BALANCE      WEIGHTED                WEIGHTED
                                 NUMBER OF   PRINCIPAL BALANCE    OUTSTANDING AS        AVERAGE      WEIGHTED    AVERAGE
                                 MORTGAGE    OUTSTANDING AS OF    OF THE CUT-OFF     MORTGAGE RATE    AVERAGE   ORIGINAL
       OCCUPANCY STATUS            LOANS      THE CUT-OFF DATE         DATE               (%)          FICO      LTV (%)
------------------------------   ---------   -----------------   -----------------   -------------   --------   --------

Owner Occupied................      137        $61,266,180.48          92.58%            4.781%        725       68.10%
Second Home...................       12          4,911,869.91           7.42             4.720         758       67.81
                                    ---        --------------         ------             -----         ---       -----
   Total......................      149        $66,178,050.39         100.00%            4.776%        727       68.07%
                                    ===        ==============         ======


----------
(1)  The occupancy status of a mortgaged property is as represented by the mortgagor in its loan application.

                  LOAN PURPOSE OF THE GROUP II-1 MORTGAGE LOANS



                                                                  % OF AGGREGATE
                                                 AGGREGATE       PRINCIPAL BALANCE      WEIGHTED                WEIGHTED
                                 NUMBER OF   PRINCIPAL BALANCE    OUTSTANDING AS        AVERAGE      WEIGHTED    AVERAGE
                                 MORTGAGE    OUTSTANDING AS OF    OF THE CUT-OFF     MORTGAGE RATE    AVERAGE   ORIGINAL
         LOAN PURPOSE              LOANS      THE CUT-OFF DATE         DATE               (%)          FICO      LTV (%)
------------------------------   ---------   -----------------   -----------------   -------------   --------   --------

Cash Out Refinance............       22        $ 9,574,676.57          14.47%            4.827%        695       65.19%
Purchase......................       79         34,951,187.41          52.81             4.775         731       72.75
Rate/Term Refinance...........       48         21,652,186.41          32.72             4.755         734       61.81
                                    ---        --------------         ------             -----         ---       -----
   Total......................      149        $66,178,050.39         100.00%            4.776%        727       68.07%
                                    ===        ==============         ======


                                      S-52

                 CREDIT SCORES OF THE GROUP II-1 MORTGAGE LOANS



                                                                  % OF AGGREGATE
                                                 AGGREGATE       PRINCIPAL BALANCE      WEIGHTED                WEIGHTED
                                 NUMBER OF   PRINCIPAL BALANCE    OUTSTANDING AS        AVERAGE      WEIGHTED    AVERAGE
                                 MORTGAGE    OUTSTANDING AS OF    OF THE CUT-OFF     MORTGAGE RATE    AVERAGE   ORIGINAL
         CREDIT SCORE              LOANS      THE CUT-OFF DATE         DATE               (%)          FICO      LTV (%)
------------------------------   ---------   -----------------   -----------------   -------------   --------   --------

621 - 624.....................        2        $   628,848.29           0.95%            5.026%         622       86.60%
625 - 649.....................       10          4,695,970.30           7.10             4.817          636       68.36
650 - 674.....................       12          4,584,435.51           6.93             4.690          662       68.87
675 - 699.....................       26         11,303,039.78          17.08             4.909          684       73.52
700 - 724.....................       20          9,901,704.41          14.96             4.767          714       69.12
725 - 749.....................       19          8,763,292.97          13.24             4.758          737       68.82
750 - 774.....................       26         12,163,826.62          18.38             4.753          765       63.30
775 - 799.....................       28         11,051,314.92          16.70             4.745          784       69.50
800 - 805.....................        6          3,085,617.59           4.66             4.585          803       51.01
                                    ---        --------------         ------             -----          ---       -----
   Total......................      149        $66,178,050.39         100.00%            4.776%         727       68.07%
                                    ===        ==============         ======


           ORIGINAL TERM TO MATURITY OF THE GROUP II-1 MORTGAGE LOANS



                                                                  % OF AGGREGATE
                                                 AGGREGATE       PRINCIPAL BALANCE      WEIGHTED                WEIGHTED
                                 NUMBER OF   PRINCIPAL BALANCE    OUTSTANDING AS        AVERAGE      WEIGHTED    AVERAGE
                                 MORTGAGE    OUTSTANDING AS OF    OF THE CUT-OFF     MORTGAGE RATE    AVERAGE   ORIGINAL
    ORIGINAL TERM (MONTHS)         LOANS      THE CUT-OFF DATE         DATE               (%)          FICO      LTV (%)
------------------------------   ---------   -----------------   -----------------   -------------   --------   --------

360...........................      149        $66,178,050.39         100.00%            4.776%        727       68.07%
                                    ---        --------------         ------             -----         ---       -----
   Total......................      149        $66,178,050.39         100.00%            4.776%        727       68.07%
                                    ===        ==============         ======


                 REMAINING TERM OF THE GROUP II-1 MORTGAGE LOANS



                                                                  % OF AGGREGATE
                                                 AGGREGATE       PRINCIPAL BALANCE      WEIGHTED                WEIGHTED
                                 NUMBER OF   PRINCIPAL BALANCE    OUTSTANDING AS        AVERAGE      WEIGHTED    AVERAGE
                                 MORTGAGE    OUTSTANDING AS OF    OF THE CUT-OFF     MORTGAGE RATE    AVERAGE   ORIGINAL
    REMAINING TERM (MONTHS)        LOANS      THE CUT-OFF DATE         DATE               (%)          FICO      LTV (%)
------------------------------   ---------   -----------------   -----------------   -------------   --------   --------

323 - 324.....................        3        $ 1,347,293.25           2.04%            5.682%         696      71.47%
325 - 336.....................       54         23,376,120.38          35.32             4.785          735      64.29
337 - 348.....................       20          8,507,180.57          12.85             4.778          738      66.03
349 - 359.....................       72         32,947,456.19          49.79             4.732          720      71.15
                                    ---        --------------         ------             -----          ---      -----
   Total......................      149        $66,178,050.39         100.00%            4.776%         727      68.07%
                                    ===        ==============         ======


                                      S-53

      GEOGRAPHIC DISTRIBUTION OF THE MORTGAGED PROPERTIES ON THE GROUP II-1
                                 MORTGAGE LOANS



                                                                % OF AGGREGATE
                                                                   PRINCIPAL
                                  NUMBER        AGGREGATE           BALANCE      WEIGHTED              WEIGHTED
                                    OF      PRINCIPAL BALANCE   OUTSTANDING AS    AVERAGE   WEIGHTED    AVERAGE
                                 MORTGAGE   OUTSTANDING AS OF   OF THE CUT-OFF   MORTGAGE    AVERAGE   ORIGINAL
           LOCATION                LOANS     THE CUT-OFF DATE        DATE        RATE (%)     FICO      LTV (%)
------------------------------   --------   -----------------   --------------   --------   --------   --------

California....................       33       $15,310,593.06         23.14%       4.900%       740      66.06%
Illinois......................       11         5,541,480.19          8.37        4.405        744      66.54
Massachusetts.................       11         5,529,780.48          8.36        4.902        715      71.16
New Jersey....................       10         4,649,586.23          7.03        4.963        710      64.20
Florida.......................        9         4,042,849.28          6.11        4.719        706      79.53
Texas.........................       10         4,031,187.58          6.09        4.899        724      71.26
Michigan......................        8         3,123,534.14          4.72        4.909        711      61.59
Minnesota.....................        5         2,753,582.94          4.16        4.255        715      67.51
Connecticut...................        4         2,700,290.60          4.08        4.826        778      43.52
Colorado......................        7         2,633,923.17          3.98        4.593        758      68.55
Virginia......................        5         2,230,082.21          3.37        4.763        714      73.11
Oregon........................        4         1,659,162.04          2.51        4.871        683      74.52
New York......................        4         1,581,395.06          2.39        5.102        711      81.39
Washington....................        3         1,296,059.37          1.96        4.571        740      55.01
Pennsylvania..................        3         1,205,263.30          1.82        4.412        708      60.89
Georgia.......................        2         1,041,187.75          1.57        4.875        721      73.74
Arizona.......................        4           898,555.14          1.36        4.860        708      76.43
Missouri......................        2           788,412.05          1.19        4.565        742      73.18
South Carolina................        2           740,905.31          1.12        4.810        752      84.84
*Others**.....................       12         4,420,220.49          6.68        4.712        718      72.79
                                    ---       --------------        ------        -----        ---      -----
   Total......................      149       $66,178,050.39        100.00%       4.776%       727      68.07%
                                    ===       ==============        ======


      GROSS MARGINS OF THE GROUP II-1 MORTGAGE LOANS AS OF THE CUT-OFF DATE



                                                                % OF AGGREGATE
                                                                   PRINCIPAL
                                  NUMBER        AGGREGATE           BALANCE      WEIGHTED              WEIGHTED
                                    OF      PRINCIPAL BALANCE   OUTSTANDING AS    AVERAGE   WEIGHTED    AVERAGE
                                 MORTGAGE   OUTSTANDING AS OF   OF THE CUT-OFF   MORTGAGE    AVERAGE   ORIGINAL
       GROSS MARGIN (%)            LOANS     THE CUT-OFF DATE        DATE        RATE (%)     FICO      LTV (%)
------------------------------   --------   -----------------   --------------   --------   --------   --------

2.250 - 2.500.................       71       $31,121,842.86         47.03%       4.938%       725      68.72%
2.501 - 2.750.................       78        35,056,207.53         52.97        4.632        729      67.51
                                    ---       --------------        ------        -----        ---      -----
   Total......................      149       $66,178,050.39        100.00%       4.776%       727      68.07%
                                    ===       ==============        ======


 MAXIMUM MORTGAGE RATES OF THE GROUP II-1 MORTGAGE LOANS AS OF THE CUT-OFF DATE



                                                                % OF AGGREGATE
                                                                   PRINCIPAL
                                  NUMBER        AGGREGATE           BALANCE      WEIGHTED              WEIGHTED
                                    OF      PRINCIPAL BALANCE   OUTSTANDING AS    AVERAGE   WEIGHTED    AVERAGE
                                 MORTGAGE   OUTSTANDING AS OF   OF THE CUT-OFF   MORTGAGE    AVERAGE   ORIGINAL
   MAXIMUM MORTGAGE RATE (%)       LOANS     THE CUT-OFF DATE        DATE        RATE (%)     FICO      LTV (%)
------------------------------   --------   -----------------   --------------   --------   --------   --------

 9.750 -  9.999...............        5       $ 3,195,212.89          4.83%       4.084%       705      56.36%
10.000 - 10.499...............       27        10,353,421.62         15.64        4.494        721      67.48
10.500 - 10.999...............      104        46,183,522.43         69.79        4.821        731      68.45
11.000 - 11.499...............       12         6,316,277.32          9.54        5.242        717      71.98
11.500 - 11.750...............        1           129,616.13          0.20        5.750        772      80.00
                                    ---       --------------        ------        -----        ---      -----
   Total......................      149       $66,178,050.39        100.00%       4.776%       727      68.07%
                                    ===       ==============        ======


                                      S-54

 MINIMUM MORTGAGE RATES OF THE GROUP II-1 MORTGAGE LOANS AS OF THE CUT-OFF DATE



                                                                % OF AGGREGATE
                                                                   PRINCIPAL
                                  NUMBER        AGGREGATE           BALANCE      WEIGHTED              WEIGHTED
                                    OF      PRINCIPAL BALANCE   OUTSTANDING AS    AVERAGE   WEIGHTED    AVERAGE
                                 MORTGAGE   OUTSTANDING AS OF   OF THE CUT-OFF   MORTGAGE    AVERAGE   ORIGINAL
   MINIMUM MORTGAGE RATE (%)       LOANS     THE CUT-OFF DATE        DATE        RATE (%)     FICO      LTV (%)
------------------------------   --------   -----------------   --------------   --------   --------   --------

2.250 - 2.499.................       70       $30,921,385.71         46.72%       4.938%       724      68.74%
2.750 - 2.875.................       79        35,256,664.68         53.28        4.634        730      67.49
                                    ===       ==============        ======        =====        ===      =====
   Total......................      149       $66,178,050.39        100.00%       4.776%       727      68.07%
                                    ===       ==============        ======


 NEXT ADJUSTMENT DATES FOR THE GROUP II-1 MORTGAGE LOANS AS OF THE CUT-OFF DATE



                                                                % OF AGGREGATE
                                                                   PRINCIPAL
                                  NUMBER        AGGREGATE           BALANCE      WEIGHTED              WEIGHTED
                                    OF      PRINCIPAL BALANCE   OUTSTANDING AS    AVERAGE   WEIGHTED    AVERAGE
                                 MORTGAGE   OUTSTANDING AS OF   OF THE CUT-OFF   MORTGAGE    AVERAGE   ORIGINAL
     NEXT ADJUSTMENT DATE          LOANS     THE CUT-OFF DATE        DATE        RATE (%)     FICO      LTV (%)
------------------------------   --------   -----------------   --------------   --------   --------   --------

August 2005...................        1       $   563,155.67          0.85%       4.875%       683      80.00%
September 2005................        6         2,725,839.98          4.12        4.875        711      74.98
October 2005..................        3         1,336,637.23          2.02        4.875        724      66.97
November 2005.................       10         3,872,845.02          5.85        4.875        764      61.80
December 2005.................       12         5,894,371.51          8.91        4.875        735      61.58
January 2006..................        6         2,377,100.55          3.59        4.752        714      71.34
February 2006.................        5         1,966,549.95          2.97        4.831        736      69.63
March 2006....................        3         1,063,750.31          1.61        4.576        764      64.21
April 2006....................        1           594,244.39          0.90        4.875        711      70.00
May 2006......................        1           487,447.06          0.74        4.375        637      36.14
June 2006.....................        5         2,604,740.38          3.94        4.978        738      51.45
July 2006.....................        4         1,236,731.58          1.87        4.598        747      72.61
August 2006...................        1           158,237.97          0.24        4.250        662      57.09
October 2006..................        4         1,686,195.07          2.55        4.646        791      59.51
November 2006.................        3         1,180,841.38          1.78        4.809        739      71.85
December 2006.................        2           890,750.10          1.35        4.875        694      73.59
January 2007..................        3         1,310,310.87          1.98        4.841        718      82.74
February 2007.................        4         1,575,603.00          2.38        4.678        753      60.02
March 2007....................        1           362,494.68          0.55        4.875        693      56.92
July 2007.....................        2         1,342,747.50          2.03        4.945        721      58.32
August 2007...................        3         2,278,569.20          3.44        5.149        718      72.56
September 2007................        2         1,050,230.04          1.59        4.695        712      80.00
October 2007..................        1           761,339.16          1.15        4.875        768      70.00
January 2008..................        9         4,089,071.61          6.18        4.536        727      68.07
February 2008.................        4         1,914,901.06          2.89        4.489        719      58.50
March 2008....................        4         1,950,327.82          2.95        4.095        743      54.32
April 2008....................       15         6,738,739.49         10.18        4.547        703      70.58
May 2008......................       23         9,492,139.82         14.34        4.870        739      73.93
June 2008.....................       11         4,672,137.99          7.06        5.037        686      78.74
                                    ---       --------------        ------        -----        ---      -----
   Total......................      149       $66,178,050.39        100.00%       4.776%       727      68.07%
                                    ===       ==============        ======


      INITIAL PERIODIC RATE CAPS OF THE GROUP II-1 MORTGAGE LOANS AS OF THE
                                  CUT-OFF DATE



                                                                % OF AGGREGATE
                                                                   PRINCIPAL
                                  NUMBER        AGGREGATE           BALANCE      WEIGHTED              WEIGHTED
                                    OF      PRINCIPAL BALANCE   OUTSTANDING AS    AVERAGE   WEIGHTED    AVERAGE
                                 MORTGAGE   OUTSTANDING AS OF   OF THE CUT-OFF   MORTGAGE    AVERAGE   ORIGINAL
INITIAL PERIODIC RATE CAP (%)      LOANS     THE CUT-OFF DATE        DATE        RATE (%)     FICO      LTV (%)
------------------------------   --------   -----------------   --------------   --------   --------   --------

2.000.........................      140       $62,773,600.39         94.86%       4.752%       730      67.52%
3.000.........................        9         3,404,450.00          5.14        5.223        677      78.27
                                    ---       --------------        ------        -----        ---      -----
   Total......................      149       $66,178,050.39        100.00%       4.776%       727      68.07%
                                    ===       ==============        ======


                                      S-55

      SUBSEQUENT PERIODIC RATE CAPS OF THE GROUP II-1 MORTGAGE LOANS AS OF
                                THE CUT-OFF DATE



                                                                % OF AGGREGATE
                                                                   PRINCIPAL
                                  NUMBER        AGGREGATE           BALANCE      WEIGHTED              WEIGHTED
                                    OF      PRINCIPAL BALANCE   OUTSTANDING AS    AVERAGE   WEIGHTED    AVERAGE
   SUBSEQUENT PERIODIC RATE      MORTGAGE   OUTSTANDING AS OF   OF THE CUT-OFF   MORTGAGE    AVERAGE   ORIGINAL
            CAP (%)                LOANS     THE CUT-OFF DATE        DATE        RATE (%)     FICO      LTV (%)
------------------------------   --------   -----------------   --------------   --------   --------   --------

1.000.........................        9       $ 3,404,450.00          5.14%       5.223%       677      78.27%
2.000.........................      140        62,773,600.39         94.86        4.752        730      67.52
                                    ---       --------------        ------        -----        ---      -----
   Total......................      149       $66,178,050.39        100.00%       4.776%       727      68.07%
                                    ===       ==============        ======


              DOCUMENTATION TYPES OF THE GROUP II-1 MORTGAGE LOANS



                                                                % OF AGGREGATE
                                                                   PRINCIPAL
                                  NUMBER        AGGREGATE           BALANCE      WEIGHTED              WEIGHTED
                                    OF      PRINCIPAL BALANCE   OUTSTANDING AS    AVERAGE   WEIGHTED    AVERAGE
                                 MORTGAGE   OUTSTANDING AS OF   OF THE CUT-OFF   MORTGAGE    AVERAGE   ORIGINAL
      DOCUMENTATION TYPE           LOANS     THE CUT-OFF DATE        DATE        RATE (%)     FICO      LTV (%)
------------------------------   --------   -----------------   --------------   --------   --------   --------

Full Documentation............       93       $40,311,166.41         60.91%       4.788%       719      68.36%
Stated Documentation..........       55        24,938,733.45         37.68        4.735        741      67.16
Preferred.....................        1           928,150.53          1.40        5.375        729      80.00
                                    ---       --------------        ------        -----        ---      -----
   Total......................      149       $66,178,050.39        100.00%       4.776%       727      68.07%
                                    ===       ==============        ======


                    IO TERMS OF THE GROUP II-1 MORTGAGE LOANS



                                                                % OF AGGREGATE
                                                                   PRINCIPAL
                                  NUMBER        AGGREGATE           BALANCE      WEIGHTED              WEIGHTED
                                    OF      PRINCIPAL BALANCE   OUTSTANDING AS    AVERAGE   WEIGHTED    AVERAGE
            IO TERM              MORTGAGE   OUTSTANDING AS OF   OF THE CUT-OFF   MORTGAGE    AVERAGE   ORIGINAL
           (MONTHS)                LOANS     THE CUT-OFF DATE        DATE        RATE (%)     FICO      LTV (%)
------------------------------   --------   -----------------   --------------   --------   --------   --------

N/A...........................      140       $62,773,600.39         94.86%       4.752%       730      67.52%
120...........................        9         3,404,450.00          5.14        5.223        677      78.27
                                    ---       --------------        ------        -----        ---      -----
   Total......................      149       $66,178,050.39        100.00%       4.776%       727      68.07%
                                    ===       ==============        ======


                  ORIGINATORS OF THE GROUP II-1 MORTGAGE LOANS



                                                                % OF AGGREGATE
                                                                   PRINCIPAL
                                  NUMBER        AGGREGATE           BALANCE      WEIGHTED              WEIGHTED
                                    OF      PRINCIPAL BALANCE   OUTSTANDING AS    AVERAGE   WEIGHTED    AVERAGE
                                 MORTGAGE   OUTSTANDING AS OF   OF THE CUT-OFF   MORTGAGE    AVERAGE   ORIGINAL
          ORIGINATOR               LOANS     THE CUT-OFF DATE        DATE        RATE (%)     FICO      LTV (%)
------------------------------   --------   -----------------   --------------   --------   --------   --------

Wells Fargo...................      139       $61,845,449.86         93.45%       4.742%       730      67.33%
Quicken.......................        9         3,404,450.00          5.14        5.223        677      78.27
Countrywide...................        1           928,150.53          1.40        5.375        729      80.00
                                    ---       --------------        ------        -----        ---      -----
   Total......................      149       $66,178,050.39        100.00%       4.776%       727      68.07%
                                    ===       ==============        ======


                                      S-56

                     INDEX OF THE GROUP II-1 MORTGAGE LOANS



                                  NUMBER    AGGREGATE PRINCIPAL    % OF AGGREGATE        WEIGHTED                WEIGHTED
                                    OF            BALANCE         PRINCIPAL BALANCE      AVERAGE      WEIGHTED    AVERAGE
                                 MORTGAGE    OUTSTANDING AS OF    OUTSTANDING AS OF   MORTGAGE RATE    AVERAGE   ORIGINAL
             INDEX                 LOANS      THE CUT-OFF DATE     THE CUT-OFF DATE        (%)          FICO      LTV (%)
------------------------------   --------   -------------------   -----------------   -------------   --------   --------

1 Year CMT....................       77        $34,128,057.00           51.57%            4.612%         729      67.17%
1 Year LIBOR..................       63         28,645,543.39           43.29             4.918          731      67.95
6 Month LIBOR.................        9          3,404,450.00            5.14             5.223          677      78.27
                                    ---        --------------          ------             -----          ---      -----
   Total......................      149        $66,178,050.39          100.00%            4.776%         727      68.07%
                                    ===        ==============          ======


           RATE ADJUSTMENT FREQUENCY OF THE GROUP II-1 MORTGAGE LOANS



                                  NUMBER    AGGREGATE PRINCIPAL    % OF AGGREGATE        WEIGHTED                WEIGHTED
                                    OF            BALANCE         PRINCIPAL BALANCE      AVERAGE      WEIGHTED    AVERAGE
                                 MORTGAGE    OUTSTANDING AS OF    OUTSTANDING AS OF   MORTGAGE RATE    AVERAGE   ORIGINAL
   RATE ADJUSTMENT FREQUENCY       LOANS      THE CUT-OFF DATE     THE CUT-OFF DATE        (%)          FICO      LTV (%)
------------------------------   --------   -------------------   -----------------   -------------   --------   --------

Semi-Annually.................        9        $ 3,404,450.00            5.14%            5.223%         677      78.27%
Annually......................      140         62,773,600.39           94.86             4.752          730      67.52
                                    ---        --------------          ------             -----          ---      -----
   Total......................      149        $66,178,050.39          100.00%            4.776%         727      68.07%
                                    ===        ==============          ======


                    PMI STATUS FOR GROUP II-1 MORTGAGE LOANS



                                  NUMBER    AGGREGATE PRINCIPAL    % OF AGGREGATE        WEIGHTED                WEIGHTED
                                    OF            BALANCE         PRINCIPAL BALANCE      AVERAGE      WEIGHTED    AVERAGE
                                 MORTGAGE    OUTSTANDING AS OF    OUTSTANDING AS OF   MORTGAGE RATE    AVERAGE   ORIGINAL
          PMI STATUS               LOANS      THE CUT-OFF DATE     THE CUT-OFF DATE        (%)          FICO      LTV (%)
------------------------------   --------   -------------------   -----------------   -------------   --------   --------

Ltv<=80.......................      140        $63,075,305.76           95.31%            4.771%         730      67.02%
American Guaranty Corp........        2            769,455.67            1.16             4.841          634      85.60
Republic Mortgage Insurance...        2            768,021.82            1.16             4.675          783      89.77
Radian........................        1            625,500.00            0.95             5.000          633      90.00
PMI Mortgage Insurance Co.....        2            579,042.14            0.87             4.513          677      90.00
General Electric..............        2            360,725.00            0.55             5.855          626      94.99
                                    ---        --------------          ------             -----          ---      -----
   Total......................      149        $66,178,050.39          100.00%            4.776%         727      68.07%
                                    ===        ==============          ======


GROUP II-2 MORTGAGE LOAN STATISTICS

          The Group II-2 Mortgage Loans consist of 785 adjustable-rate mortgage loans with an initial fixed-rate period of five years following origination and with an aggregate outstanding principal balance as of the cut-off date of approximately $434,052,992, after application of scheduled payments due on or before the cut-off date whether or not received and subject to a permitted variance of plus or minus 5%.

          The remaining terms of the Group II-2 Mortgage Loans range from 238 months to 360 months. The weighted average remaining term of the Group II-2
Mortgage Loans will be approximately 358 months as of the cut-off date. The latest maturity date of any Group II-2 Mortgage Loan is August 2035.

          The average principal balance of the Group II-2 Mortgage Loans at origination was approximately $555,455. No Group II-2 Mortgage Loan had a principal balance at origination of greater than approximately $2,000,000 or less than approximately $63,000. The average principal balance of the Group II-2
Mortgage Loans as of the cut-off date was approximately $552,934. No Group II-2
Mortgage

                                      S-57

Loan had a principal balance as of the cut-off date of greater than approximately $2,000,000 or less than approximately $45,000.

          The Group II-2 Mortgage Loans had mortgage rates as of the cut-off date ranging from approximately 3.625% per annum to approximately 8.000% per annum, and the weighted average mortgage rate was approximately 5.029% per annum. As of the cut-off date, the Group II-2 Mortgage Loans had gross margins ranging from approximately 2.250% per annum to approximately 3.125% per annum.
As of the cut-off date, the Group II-2 Mortgage Loans had lifetime maximum mortgage rates ranging from approximately 8.625% per annum to approximately
13.000% per annum and lifetime minimum mortgage rates ranging from approximately
2.250% to approximately 3.125% per annum. As of the cut-off date, the weighted average gross margin for the Group II-2 Mortgage Loans was approximately 2.641%
per annum. As of the cut-off date, the weighted average lifetime maximum mortgage rate of the Group II-2 Mortgage Loans was approximately 10.029% per annum and the weighted average lifetime minimum mortgage rate of the Group II-2
Mortgage Loans was approximately 2.641% per annum. The latest first rate adjustment date following the cut-off date on any Group II-2 Mortgage Loan occurs in August 2010 and the weighted average next rate adjustment date for the
Group II-2 Mortgage Loans following the cut-off date is May 2011.

          Approximately 89.49% and 0.16%of the Group II-2 Mortgage Loans have interest only periods of five years and ten years, respectively, following the date of origination.

          Group II-2 will consist of adjustable-rate mortgage loans with principal balances that may or may not conform to Fannie Mae and Freddie Mac loan limits. In addition, certain of the conforming balance Mortgage Loans included in Group II-2 might otherwise have been included in Group II-3, but were excluded from Group II-3 because they did not meet Fannie Mae and Freddie
Mac criteria (including published guidelines) for factors other than principal balance.

          Approximately 2.57% of the Group II-2 Mortgage Loans have a provision providing for the payment of a prepayment penalty in connection with certain principal prepayments that occur during the first 12, 36, or 60 months after origination.

          The weighted average loan-to-value ratio at origination of the Group
II-2 Mortgage Loans was approximately 73.88%. No Group II-2 Mortgage Loan had a loan-to-value ratio at origination greater than approximately 98.36% or less than approximately 23.44%.

          The weighted average credit score of the Group II-2 Mortgage Loans for which credit scores were available was approximately 742. The "Weighted Average
FICO" column heading in the tables below relating to the Group II-2 Mortgage
Loans refers to the weighted average credit score of only the Group II-2
Mortgage Loans for which credit scores were available.

          The Group II-2 Mortgage Loans are expected to have the following characteristics as of the cut-off date, but investors should note that the sum in any column may not equal the total indicated due to rounding:

                                      S-58

       PRINCIPAL BALANCES OF THE GROUP II-2 MORTGAGE LOANS AT ORIGINATION



                                                                   % OF AGGREGATE
                                  NUMBER    AGGREGATE PRINCIPAL      OUTSTANDING         WEIGHTED                WEIGHTED
                                    OF            BALANCE         PRINCIPAL BALANCE      AVERAGE      WEIGHTED    AVERAGE
                                 MORTGAGE    OUTSTANDING AS OF    AS OF THE CUT-OFF   MORTGAGE RATE    AVERAGE   ORIGINAL
         RANGES ($)                LOANS      THE CUT-OFF DATE           DATE              (%)          FICO      LTV (%)
------------------------------   --------   -------------------   -----------------   -------------   --------   --------

   63,001 -    75,000.........        1       $     62,267.50            0.01%            5.750%         619      70.00%
   75,001 -   100,000.........        6            515,575.03            0.12             5.008          539      80.22
  100,001 -   125,000.........        4            449,006.49            0.10             5.166          555      82.12
  125,001 -   150,000.........        1            143,614.47            0.03             6.750          597      95.00
  150,001 -   175,000.........        2            316,383.43            0.07             4.636          617      74.19
  175,001 -   200,000.........        3            556,551.85            0.13             5.336          614      88.47
  200,001 -   225,000.........        3            638,011.49            0.15             5.495          603      84.98
  225,001 -   250,000.........        4            943,332.74            0.22             5.303          586      67.77
  250,001 -   275,000.........        2            523,792.16            0.12             4.942          592      84.83
  275,001 -   300,000.........        2            566,722.22            0.13             4.937          616      90.00
  300,001 -   333,700.........        3            940,143.16            0.22             4.706          596      67.06
  350,001 -   400,000.........      134         51,040,471.26           11.76             5.122          741      76.11
  400,001 -   500,000.........      244        108,654,496.29           25.03             5.058          741      75.72
  500,001 -   600,000.........      160         87,485,392.20           20.16             5.095          741      76.39
  600,001 -   700,000.........       77         49,625,493.38           11.43             4.919          751      74.09
  700,001 -   800,000.........       46         34,958,374.93            8.05             5.063          747      75.56
  800,001 -   900,000.........       27         22,952,002.16            5.29             5.066          749      72.64
  900,001 - 1,000,000..... ...       48         47,553,204.59           10.96             4.911          739      64.65
1,000,001 - 1,500,000.........       11         13,749,996.33            3.17             4.805          736      68.61
1,500,001 - 2,000,000.........        7         12,378,160.00            2.85             4.857          763      66.49
                                    ---       ---------------          ------             -----          ---      -----
   Total......................      785       $434,052,991.68          100.00%            5.029%         742      73.88%
                                    ===       ===============          ======


   PRINCIPAL BALANCES OF THE GROUP II-2 MORTGAGE LOANS AS OF THE CUT-OFF DATE



                                  NUMBER    AGGREGATE PRINCIPAL    % OF AGGREGATE        WEIGHTED                WEIGHTED
                                    OF            BALANCE         PRINCIPAL BALANCE      AVERAGE      WEIGHTED    AVERAGE
                                 MORTGAGE    OUTSTANDING AS OF    OUTSTANDING AS OF   MORTGAGE RATE    AVERAGE   ORIGINAL
         RANGES ($)                LOANS      THE CUT-OFF DATE     THE CUT-OFF DATE        (%)          FICO      LTV (%)
------------------------------   --------   -------------------   -----------------   -------------   --------   --------

   45,000 -    50,000.........        1       $     45,000.00            0.01%            5.750%         813      28.51%
   50,001 -    75,000.........        1             62,267.50            0.01             5.750          619      70.00
   75,001 -   100,000.........        6            515,575.03            0.12             5.008          539      80.22
  100,001 -   125,000.........        4            449,006.49            0.10             5.166          555      82.12
  125,001 -   150,000.........        1            143,614.47            0.03             6.750          597      95.00
  150,001 -   175,000.........        3            484,660.43            0.11             4.892          677      76.20
  175,001 -   200,000.........        3            556,551.85            0.13             5.336          614      88.47
  200,001 -   225,000.........        3            638,011.49            0.15             5.495          603      84.98
  225,001 -   250,000.........        4            943,332.74            0.22             5.303          586      67.77
  250,001 -   275,000.........        2            523,792.16            0.12             4.942          592      84.83
  275,001 -   300,000.........        2            566,722.22            0.13             4.937          616      90.00
  300,001 -   333,700.........        4          1,240,993.16            0.29             4.929          638      70.20
  350,001 -   400,000.........      135         51,472,301.93           11.86             5.116          741      76.02
  400,001 -   500,000.........      241        108,061,111.54           24.90             5.057          741      75.74
  500,001 -   600,000.........      161         88,069,392.20           20.29             5.092          742      76.39
  600,001 -   700,000.........       75         48,688,920.46           11.22             4.924          751      74.09
  700,001 -   800,000.........       47         35,758,374.93            8.24             5.047          748      75.23
  800,001 -   900,000.........       26         22,152,002.16            5.10             5.091          749      73.07
  900,001 - 1,000,000.........       48         47,553,204.59           10.96             4.911          739      64.65
1,000,001 - 1,500,000.........       11         13,749,996.33            3.17             4.805          736      68.61
1,500,001 - 2,000,000.........        7         12,378,160.00            2.85             4.857          763      66.49
                                    ---       ---------------          ------             -----          ---      -----
   Total......................      785       $434,052,991.68          100.00%            5.029%         742      73.88%
                                    ===       ===============          ======


                                      S-59

     MORTGAGE RATES OF THE GROUP II-2 MORTGAGE LOANS AS OF THE CUT-OFF DATE



                                  NUMBER    AGGREGATE PRINCIPAL     % OF AGGREGATE       WEIGHTED                WEIGHTED
                                    OF            BALANCE         PRINCIPAL BALANCE      AVERAGE      WEIGHTED    AVERAGE
                                 MORTGAGE      OUTSTANDING AS     OUTSTANDING AS OF   MORTGAGE RATE    AVERAGE   ORIGINAL
       MORTGAGE RATE (%)           LOANS    OF THE CUT-OFF DATE    THE CUT-OFF DATE        (%)          FICO      LTV (%)
------------------------------   --------   -------------------   -----------------   -------------   --------   --------

3.625 - 3.999.................        4       $  2,904,097.97            0.67%            3.786%         746      75.48%
4.000 - 4.499.................       38         22,964,879.38            5.29             4.264          744      69.18
4.500 - 4.999.................      323        187,265,524.45           43.14             4.758          748      72.75
5.000 - 5.499.................      287        154,932,151.34           35.69             5.171          740      74.43
5.500 - 5.999.................      113         55,934,282.07           12.89             5.648          728      76.64
6.000 - 6.499.................       14          7,180,142.00            1.65             6.163          718      80.63
6.500 - 6.999.................        2            503,614.47            0.12             6.571          733      84.28
7.000 - 7.499.................        1            528,300.00            0.12             7.375          714      90.00
7.500 - 7.999.................        2          1,360,000.00            0.31             7.728          720      80.00
8.000 - 8.000.................        1            480,000.00            0.11             8.000          760      80.00
                                    ---       ---------------          ------             -----          ---      -----
   Total......................      785       $434,052,991.68          100.00%            5.029%         742      73.88%
                                    ===       ===============          ======


      LOAN-TO-VALUE RATIOS OF THE GROUP II-2 MORTGAGE LOANS AT ORIGINATION



                                  NUMBER    AGGREGATE PRINCIPAL     % OF AGGREGATE       WEIGHTED                WEIGHTED
                                    OF            BALANCE         PRINCIPAL BALANCE      AVERAGE      WEIGHTED    AVERAGE
                                 MORTGAGE      OUTSTANDING AS     OUTSTANDING AS OF   MORTGAGE RATE    AVERAGE   ORIGINAL
    LOAN-TO-VALUE RATIO (%)        LOANS    OF THE CUT-OFF DATE    THE CUT-OFF DATE        (%)          FICO      LTV (%)
------------------------------   --------   -------------------   -----------------   -------------   --------   --------

23.44 - 25.00.................        2       $  1,500,000.00            0.35%            4.708%         652      24.48%
25.01 - 30.00.................        5          1,974,917.54            0.45             4.986          750      26.52
30.01 - 35.00.................        3          2,426,111.29            0.56             4.574          774      33.31
35.01 - 40.00.................        6          3,428,857.62            0.79             4.818          757      39.59
40.01 - 45.00.................        7          4,822,365.91            1.11             4.899          729      42.70
45.01 - 50.00.................       12          7,226,651.48            1.66             5.054          761      48.05
50.01 - 55.00.................        8          5,072,663.77            1.17             4.749          718      52.97
55.01 - 60.00.................       25         17,388,700.46            4.01             5.005          751      57.42
60.01 - 65.00.................       37         25,564,367.75            5.89             4.837          751      63.25
65.01 - 70.00.................       72         49,554,552.07           11.42             4.901          749      68.50
70.01 - 75.00.................       80         49,986,418.31           11.52             4.987          742      73.84
75.01 - 80.00.................      495        253,139,025.97           58.32             5.087          741      79.65
80.01 - 85.00.................        6          2,055,960.17            0.47             5.196          699      83.52
85.01 - 90.00.................       17          6,521,869.73            1.50             5.222          676      88.99
90.01 - 95.00.................        9          2,790,529.61            0.64             5.711          689      94.59
95.01 - 98.36.................        1            600,000.00            0.14             4.875          791      98.36
                                    ---       ---------------          ------             -----          ---      -----
   Total......................      785       $434,052,991.68          100.00%            5.029%         742      73.88%
                                    ===       ===============          ======


            MORTGAGED PROPERTY TYPES OF THE GROUP II-2 MORTGAGE LOANS



                                  NUMBER    AGGREGATE PRINCIPAL     % OF AGGREGATE       WEIGHTED                WEIGHTED
                                    OF            BALANCE         PRINCIPAL BALANCE      AVERAGE      WEIGHTED    AVERAGE
                                 MORTGAGE      OUTSTANDING AS     OUTSTANDING AS OF   MORTGAGE RATE    AVERAGE   ORIGINAL
       MORTGAGE PROPERTY           LOANS    OF THE CUT-OFF DATE    THE CUT-OFF DATE        (%)          FICO      LTV (%)
------------------------------   --------   -------------------   -----------------   -------------   --------   --------

Single Family.................      596       $330,554,450.15           76.16%            4.996%         741      73.57%
2 - 4 Family..................        3          2,838,943.42            0.65             4.820          775      73.96
Co-op.........................        2            474,767.50            0.11             4.881          764      74.34
Condo.........................      128         66,066,917.56           15.22             5.031          745      74.59
PUD...........................       56         34,117,913.05            7.86             5.364          735      75.49
                                    ---       ---------------          ------             -----          ---      -----
   Total......................      785       $434,052,991.68          100.00%            5.029%         742      73.88%
                                    ===       ===============          ======


                                      S-60

              OCCUPANCY STATUS OF THE GROUP II-2 MORTGAGE LOANS(1)



                                  NUMBER    AGGREGATE PRINCIPAL     % OF AGGREGATE       WEIGHTED                WEIGHTED
                                    OF            BALANCE         PRINCIPAL BALANCE      AVERAGE      WEIGHTED    AVERAGE
                                 MORTGAGE      OUTSTANDING AS     OUTSTANDING AS OF   MORTGAGE RATE    AVERAGE   ORIGINAL
       OCCUPANCY STATUS            LOANS    OF THE CUT-OFF DATE    THE CUT-OFF DATE        (%)          FICO      LTV (%)
------------------------------   --------   -------------------   -----------------   -------------   --------   --------

Owner Occupied................      723       $399,179,084.78           91.97%            5.030%         740      73.95%
Second Home...................       62         34,873,906.90            8.03             5.019          755      73.03
                                    ---       ---------------          ------             -----          ---      -----
   Total......................      785       $434,052,991.68          100.00%            5.029%         742      73.88%
                                    ===       ===============          ======


----------
(1)  The occupancy status of a mortgaged property is as represented by the mortgagor in its loan application.

                  LOAN PURPOSE OF THE GROUP II-2 MORTGAGE LOANS



                                  NUMBER    AGGREGATE PRINCIPAL     % OF AGGREGATE       WEIGHTED                WEIGHTED
                                    OF            BALANCE         PRINCIPAL BALANCE      AVERAGE      WEIGHTED    AVERAGE
                                 MORTGAGE      OUTSTANDING AS     OUTSTANDING AS OF   MORTGAGE RATE    AVERAGE   ORIGINAL
         LOAN PURPOSE              LOANS    OF THE CUT-OFF DATE    THE CUT-OFF DATE        (%)          FICO      LTV (%)
------------------------------   --------   -------------------   -----------------   -------------   --------   --------

Cash Out Refinance............       47       $ 22,354,350.83            5.15%            5.340%         719      68.02%
Purchase......................      652        355,674,051.28           81.94             5.026          743      75.11
Rate/Term Refinance...........       86         56,024,589.57           12.91             4.924          740      68.43
                                    ---       ---------------          ------             -----          ---      -----
   Total......................      785       $434,052,991.68          100.00%            5.029%         742      73.88%
                                    ===       ===============          ======


                 CREDIT SCORES OF THE GROUP II-2 MORTGAGE LOANS



                                  NUMBER    AGGREGATE PRINCIPAL     % OF AGGREGATE       WEIGHTED                WEIGHTED
                                    OF            BALANCE         PRINCIPAL BALANCE      AVERAGE      WEIGHTED    AVERAGE
                                 MORTGAGE      OUTSTANDING AS     OUTSTANDING AS OF   MORTGAGE RATE    AVERAGE   ORIGINAL
         CREDIT SCORE              LOANS    OF THE CUT-OFF DATE    THE CUT-OFF DATE        (%)          FICO      LTV (%)
------------------------------   --------   -------------------   -----------------   -------------   --------   --------

N/A...........................        3       $  1,797,947.29            0.41%            4.626%          --      82.82%
425 - 449.....................        1             95,666.37            0.02             4.500          435      79.51
475 - 499.....................        1             91,076.89            0.02             5.500          497      80.00
500 - 524.....................        1            113,566.34            0.03             5.000          518      80.00
525 - 549.....................        1            113,655.97            0.03             5.125          534      85.00
550 - 574.....................        7          1,326,784.88            0.31             4.999          563      75.80
575 - 599.....................        4            697,895.40            0.16             5.473          592      73.26
600 - 624.....................       17          4,216,754.69            0.97             5.028          616      67.65
625 - 649.....................        6          2,894,199.45            0.67             5.133          635      73.40
650 - 674.....................       32         17,355,820.77            4.00             5.178          666      76.98
675 - 699.....................       75         40,285,090.26            9.28             5.092          689      74.08
700 - 724.....................      121         69,493,229.88           16.01             5.107          713      75.43
725 - 749.....................      148         84,958,002.79           19.57             4.993          738      74.79
750 - 774.....................      184        106,839,993.32           24.61             5.046          762      73.33
775 - 799.....................      159         89,996,929.49           20.73             4.943          786      72.03
800 - 817.....................       25         13,776,377.89            3.17             4.927          806      72.75
                                    ---       ---------------          ------             -----          ---      -----
   Total......................      785       $434,052,991.68          100.00%            5.029%         742      73.88%
                                    ===       ===============          ======


           ORIGINAL TERM TO MATURITY OF THE GROUP II-2 MORTGAGE LOANS



                                  NUMBER    AGGREGATE PRINCIPAL     % OF AGGREGATE       WEIGHTED                WEIGHTED
                                    OF            BALANCE         PRINCIPAL BALANCE      AVERAGE      WEIGHTED    AVERAGE
                                 MORTGAGE      OUTSTANDING AS     OUTSTANDING AS OF   MORTGAGE RATE    AVERAGE   ORIGINAL
    ORIGINAL TERM (MONTHS)         LOANS    OF THE CUT-OFF DATE    THE CUT-OFF DATE        (%)          FICO      LTV (%)
------------------------------   --------   -------------------   -----------------   -------------   --------   --------

240...........................        1       $    360,000.00            0.08%            4.875%         723      69.84%
360...........................      784        433,692,991.68           99.92             5.029          742      73.88
                                    ---       ---------------          ------             -----          ---      -----
   Total......................      785       $434,052,991.68          100.00%            5.029%         742      73.88%
                                    ===       ===============          ======


                                      S-61

                 REMAINING TERM OF THE GROUP II-2 MORTGAGE LOANS



                                  NUMBER    AGGREGATE PRINCIPAL     % OF AGGREGATE       WEIGHTED                WEIGHTED
                                    OF            BALANCE         PRINCIPAL BALANCE      AVERAGE      WEIGHTED    AVERAGE
                                 MORTGAGE      OUTSTANDING AS     OUTSTANDING AS OF   MORTGAGE RATE    AVERAGE   ORIGINAL
    REMAINING TERM (MONTHS)        LOANS    OF THE CUT-OFF DATE    THE CUT-OFF DATE        (%)          FICO      LTV (%)
------------------------------   --------   -------------------   -----------------   -------------   --------   --------

238 - 240.....................        1       $    360,000.00            0.08%            4.875%         723      69.84%
325 - 336.....................        2            856,272.43            0.20             4.750          685      76.53
337 - 348.....................       11          7,053,303.73            1.62             4.602          739      58.83
349 - 360.....................      771        425,783,415.52           98.09             5.037          742      74.13
                                    ---       ---------------          ------             -----          ---      -----
   Total......................      785       $434,052,991.68          100.00%            5.029%         742      73.88%
                                    ===       ===============          ======


             GEOGRAPHIC DISTRIBUTION OF THE MORTGAGED PROPERTIES ON
                         THE GROUP II-2 MORTGAGE LOANS



                                  NUMBER    AGGREGATE PRINCIPAL     % OF AGGREGATE       WEIGHTED                WEIGHTED
                                    OF            BALANCE         PRINCIPAL BALANCE      AVERAGE      WEIGHTED    AVERAGE
                                 MORTGAGE      OUTSTANDING AS     OUTSTANDING AS OF   MORTGAGE RATE    AVERAGE   ORIGINAL
           LOCATION                LOANS    OF THE CUT-OFF DATE    THE CUT-OFF DATE        (%)          FICO      LTV (%)
------------------------------   --------   -------------------   -----------------   -------------   --------   --------

California....................      281       $162,509,104.36           37.44%            5.059%         743      74.50%
Virginia......................       65         33,325,667.34            7.68             5.073          746      76.62
Florida.......................       57         30,124,046.12            6.94             5.069          743      73.53
Illinois......................       35         21,158,109.53            4.87             5.022          745      71.68
New Jersey....................       29         17,644,821.60            4.07             4.895          740      73.55
Colorado......................       26         16,260,311.72            3.75             4.886          756      70.62
Maryland......................       32         16,018,782.45            3.69             5.255          729      75.03
New York......................       25         13,449,569.24            3.10             4.989          748      72.94
Minnesota.....................       26         12,304,775.68            2.83             4.955          747      71.87
Massachusetts.................       17         11,785,759.01            2.72             5.089          743      64.15
Arizona.......................       21         10,317,372.94            2.38             5.123          749      74.33
Washington....................       17          9,341,570.98            2.15             4.836          745      71.18
North Carolina................       17          8,824,859.63            2.03             4.875          724      71.73
Connecticut...................       12          7,825,161.56            1.80             5.174          724      75.01
Nevada........................       15          7,604,913.00            1.75             5.344          735      76.73
Georgia.......................       15          7,553,143.73            1.74             4.902          737      76.93
Texas.........................       13          6,615,071.11            1.52             4.750          755      77.89
Pennsylvania..................       10          4,868,432.35            1.12             4.745          705      78.65
*Others**.....................       72         36,521,519.33            8.41             4.954          732      73.69
                                    ---       ---------------          ------             -----          ---      -----
   Total......................      785       $434,052,991.68          100.00%            5.029%         742      73.88%
                                    ===       ===============          ======


      GROSS MARGINS OF THE GROUP II-2 MORTGAGE LOANS AS OF THE CUT-OFF DATE



                                  NUMBER    AGGREGATE PRINCIPAL     % OF AGGREGATE       WEIGHTED                WEIGHTED
                                    OF            BALANCE         PRINCIPAL BALANCE      AVERAGE      WEIGHTED    AVERAGE
                                 MORTGAGE      OUTSTANDING AS     OUTSTANDING AS OF   MORTGAGE RATE    AVERAGE   ORIGINAL
       GROSS MARGIN (%)            LOANS    OF THE CUT-OFF DATE    THE CUT-OFF DATE        (%)          FICO      LTV (%)
------------------------------   --------   -------------------   -----------------   -------------   --------   --------

2.250 - 2.500.................      168       $ 95,056,315.26           21.90%            5.453%         737      76.33%
2.501 - 3.000.................      616        338,635,676.42           78.02             4.909          743      73.17
3.001 - 3.125.................        1            361,000.00            0.08             5.875          672      95.00
                                    ---       ---------------          ------             -----          ---      -----
   Total......................      785       $434,052,991.68          100.00%            5.029%         742      73.88%
                                    ===       ===============          ======


                                      S-62

 MAXIMUM MORTGAGE RATES OF THE GROUP II-2 MORTGAGE LOANS AS OF THE CUT-OFF DATE



                                  NUMBER    AGGREGATE PRINCIPAL     % OF AGGREGATE       WEIGHTED                WEIGHTED
                                    OF            BALANCE         PRINCIPAL BALANCE      AVERAGE      WEIGHTED    AVERAGE
                                 MORTGAGE    OUTSTANDING AS OF    OUTSTANDING AS OF   MORTGAGE RATE    AVERAGE   ORIGINAL
   MAXIMUM MORTGAGE RATE (%)       LOANS      THE CUT-OFF DATE     THE CUT-OFF DATE        (%)          FICO      LTV (%)
------------------------------   --------   -------------------   -----------------   -------------   --------   --------

 8.625 -  8.999...............        4       $  2,904,097.97            0.67%            3.786%         746      75.48%
 9.000 -  9.499...............       38         22,964,879.38            5.29             4.264          744      69.18
 9.500 -  9.999...............      323        187,265,524.45           43.14             4.758          748      72.75
10.000 - 10.499...............      287        154,932,151.34           35.69             5.171          740      74.43
10.500 - 10.999...............      113         55,934,282.07           12.89             5.648          728      76.64
11.000 - 11.499...............       14          7,180,142.00            1.65             6.163          718      80.63
11.500 - 11.999...............        2            503,614.47            0.12             6.571          733      84.28
12.000 - 12.499...............        1            528,300.00            0.12             7.375          714      90.00
12.500 - 12.999...............        2          1,360,000.00            0.31             7.728          720      80.00
13.000 - 13.000...............        1            480,000.00            0.11             8.000          760      80.00
                                    ---       ---------------          ------             -----          ---      -----
   Total......................      785       $434,052,991.68          100.00%            5.029%         742      73.88%
                                    ===       ===============          ======


 MINIMUM MORTGAGE RATES OF THE GROUP II-2 MORTGAGE LOANS AS OF THE CUT-OFF DATE



                                  NUMBER    AGGREGATE PRINCIPAL     % OF AGGREGATE       WEIGHTED                WEIGHTED
                                    OF            BALANCE         PRINCIPAL BALANCE      AVERAGE      WEIGHTED    AVERAGE
                                 MORTGAGE    OUTSTANDING AS OF    OUTSTANDING AS OF   MORTGAGE RATE    AVERAGE   ORIGINAL
   MINIMUM MORTGAGE RATE (%)       LOANS      THE CUT-OFF DATE     THE CUT-OFF DATE        (%)          FICO      LTV (%)
------------------------------   --------   -------------------   -----------------   -------------   --------   --------

2.250 - 2.499.................      168       $ 95,056,315.26           21.90%            5.453%         737      76.33%
2.750 - 2.999.................      616        338,635,676.42           78.02             4.909          743      73.17
3.000 - 3.125.................        1            361,000.00            0.08             5.875          672      95.00
                                    ---       ---------------          ------             -----          ---      -----
   Total......................      785       $434,052,991.68          100.00%            5.029%         742      73.88%
                                    ===       ===============          ======


 NEXT ADJUSTMENT DATES FOR THE GROUP II-2 MORTGAGE LOANS AS OF THE CUT-OFF DATE



                                  NUMBER    AGGREGATE PRINCIPAL     % OF AGGREGATE       WEIGHTED                WEIGHTED
                                    OF            BALANCE         PRINCIPAL BALANCE      AVERAGE      WEIGHTED    AVERAGE
                                 MORTGAGE    OUTSTANDING AS OF    OUTSTANDING AS OF   MORTGAGE RATE    AVERAGE   ORIGINAL
     NEXT ADJUSTMENT DATE          LOANS      THE CUT-OFF DATE     THE CUT-OFF DATE        (%)          FICO      LTV (%)
------------------------------   --------   -------------------   -----------------   -------------   --------   --------

May 2008......................        1       $    421,247.61            0.10%            4.750%         743      80.00%
June 2008.....................        1            435,024.82            0.10             4.750          629      73.17
August 2008...................        3          1,434,062.05            0.33             4.660          745      50.24
September 2008................        1            419,798.86            0.10             4.750          773      39.67
February 2009.................        1          1,150,000.00            0.26             4.500          715      64.97
March 2009....................        1          1,675,000.00            0.39             4.500          774      68.51
April 2009....................        1            799,999.80            0.18             4.750          781      48.78
May 2009......................        1            376,339.24            0.09             4.625          714      76.57
June 2009.....................        3          1,198,103.78            0.28             4.617          671      57.55
August 2009...................        2          1,613,566.34            0.37             4.651          732      70.49
September 2009................        2            862,866.37            0.20             4.722          750      79.95
October 2009..................        3            383,202.91            0.09             5.430          585      83.35
November 2009.................        7          1,769,751.75            0.41             4.641          660      74.05
December 2009.................        5          2,219,895.23            0.51             4.917          672      76.38
January 2010..................       26         11,608,718.80            2.67             4.877          739      73.79
February 2010.................       34         17,173,684.33            3.96             4.913          746      72.53
March 2010....................       12          7,018,711.76            1.62             4.913          734      74.43
April 2010....................       38         20,280,240.77            4.67             4.705          737      75.90
May 2010......................      217        121,556,331.32           28.00             4.898          743      73.30
June 2010.....................      247        139,220,340.94           32.07             5.004          745      73.63
July 2010.....................      178        101,961,105.00           23.49             5.373          740      75.67
August 2010...................        1            475,000.00            0.11             5.875          751      65.52
                                    ---       ---------------          ------             -----          ---      -----
   Total......................      785       $434,052,991.68          100.00%            5.029%         742      73.88%
                                    ===       ===============          ======


                                      S-63

        INITIAL PERIODIC RATE CAPS OF THE GROUP II-2 MORTGAGE LOANS AS OF
                                THE CUT-OFF DATE



                                  NUMBER    AGGREGATE PRINCIPAL     % OF AGGREGATE       WEIGHTED                WEIGHTED
                                    OF            BALANCE         PRINCIPAL BALANCE      AVERAGE      WEIGHTED    AVERAGE
                                 MORTGAGE    OUTSTANDING AS OF    OUTSTANDING AS OF   MORTGAGE RATE    AVERAGE   ORIGINAL
 INITIAL PERIODIC RATE CAP (%)     LOANS      THE CUT-OFF DATE     THE CUT-OFF DATE        (%)          FICO      LTV (%)
------------------------------   --------   -------------------   -----------------   -------------   --------   --------

5.000.........................      785       $434,052,991.68          100.00%            5.029%         742      73.88%
                                    ---       ---------------          ------             -----          ---      -----
   Total......................      785       $434,052,991.68          100.00%            5.029%         742      73.88%
                                    ===       ===============          ======


      SUBSEQUENT PERIODIC RATE CAPS OF THE GROUP II-2 MORTGAGE LOANS AS OF
                                THE CUT-OFF DATE



                                  NUMBER    AGGREGATE PRINCIPAL     % OF AGGREGATE       WEIGHTED                WEIGHTED
                                    OF            BALANCE         PRINCIPAL BALANCE      AVERAGE      WEIGHTED    AVERAGE
      SUBSEQUENT PERIODIC        MORTGAGE    OUTSTANDING AS OF    OUTSTANDING AS OF   MORTGAGE RATE    AVERAGE   ORIGINAL
         RATE CAP (%)              LOANS      THE CUT-OFF DATE     THE CUT-OFF DATE        (%)          FICO      LTV (%)
------------------------------   --------   -------------------   -----------------   -------------   --------   --------

1.000.........................        2       $    675,500.00            0.16%            6.207%         741      83.34%
2.000.........................      783        433,377,491.68           99.84             5.027          742      73.86
                                    ---       ---------------          ------             -----          ---      -----
   Total......................      785       $434,052,991.68          100.00%            5.029%         742      73.88%
                                    ===       ===============          ======


              DOCUMENTATION TYPES OF THE GROUP II-2 MORTGAGE LOANS



                                  NUMBER    AGGREGATE PRINCIPAL     % OF AGGREGATE       WEIGHTED                WEIGHTED
                                    OF            BALANCE         PRINCIPAL BALANCE      AVERAGE      WEIGHTED    AVERAGE
                                 MORTGAGE    OUTSTANDING AS OF    OUTSTANDING AS OF   MORTGAGE RATE    AVERAGE   ORIGINAL
      DOCUMENTATION TYPE           LOANS      THE CUT-OFF DATE     THE CUT-OFF DATE        (%)          FICO      LTV (%)
------------------------------   --------   -------------------   -----------------   -------------   --------   --------

Full Documentation............      401       $229,615,018.78           52.90%            4.985%         732      73.17%
Stated Documentation..........      354        189,268,577.19           43.60             5.049          755      74.22
Alternative Documentation.....       29         15,048,687.66            3.47             5.447          721      80.24
Streamline....................        1            120,708.05            0.03             5.500          557      94.96
                                    ---       ---------------          ------             -----          ---      -----
   Total......................      785       $434,052,991.68          100.00%            5.029%         742      73.88%
                                    ===       ===============          ======


                    IO TERMS OF THE GROUP II-2 MORTGAGE LOANS



                                  NUMBER    AGGREGATE PRINCIPAL     % OF AGGREGATE       WEIGHTED                WEIGHTED
                                    OF            BALANCE         PRINCIPAL BALANCE      AVERAGE      WEIGHTED    AVERAGE
            IO TERM              MORTGAGE    OUTSTANDING AS OF    OUTSTANDING AS OF   MORTGAGE RATE    AVERAGE   ORIGINAL
            (MONTHS)               LOANS      THE CUT-OFF DATE     THE CUT-OFF DATE        (%)          FICO      LTV (%)
------------------------------   --------   -------------------   -----------------   -------------   --------   --------

N/A...........................      105       $ 44,929,258.52           10.35%            5.004%         725      74.63%
60............................      678        388,448,233.16           89.49             5.030          743      73.78
120...........................        2            675,500.00            0.16             6.207          741      83.34
                                    ---       ---------------          ------             -----          ---      -----
   Total......................      785       $434,052,991.68          100.00%            5.029%         742      73.88%
                                    ===       ===============          ======


                                      S-64

                  ORIGINATORS OF THE GROUP II-2 MORTGAGE LOANS



                                  NUMBER    AGGREGATE PRINCIPAL     % OF AGGREGATE       WEIGHTED                WEIGHTED
                                    OF            BALANCE         PRINCIPAL BALANCE      AVERAGE      WEIGHTED    AVERAGE
                                 MORTGAGE    OUTSTANDING AS OF    OUTSTANDING AS OF   MORTGAGE RATE    AVERAGE   ORIGINAL
           ORIGINATOR              LOANS      THE CUT-OFF DATE     THE CUT-OFF DATE        (%)          FICO      LTV (%)
------------------------------   --------   -------------------   -----------------   -------------   --------   --------

Wells Fargo...................      620       $338,863,945.31           78.07%            4.904%         742      73.14%
Countrywide...................      163         94,513,546.37           21.77             5.469          739      76.46
Quicken.......................        2            675,500.00            0.16             6.207          741      83.34
                                    ---       ---------------          ------             -----          ---      -----
   Total......................      785       $434,052,991.68          100.00%            5.029%         742      73.88%
                                    ===       ===============          ======


                     INDEX OF THE GROUP II-2 MORTGAGE LOANS



                                  NUMBER    AGGREGATE PRINCIPAL     % OF AGGREGATE       WEIGHTED                WEIGHTED
                                    OF            BALANCE         PRINCIPAL BALANCE      AVERAGE      WEIGHTED    AVERAGE
                                 MORTGAGE    OUTSTANDING AS OF    OUTSTANDING AS OF   MORTGAGE RATE    AVERAGE   ORIGINAL
             INDEX                 LOANS      THE CUT-OFF DATE     THE CUT-OFF DATE        (%)          FICO      LTV (%)
------------------------------   --------   -------------------   -----------------   -------------   --------   --------

1 Year CMT....................      614       $337,657,376.42           77.79%            4.903%         743      73.12%
1 Year LIBOR..................      169         95,720,115.26           22.05             5.464          737      76.49
6 Month LIBOR.................        2            675,500.00            0.16             6.207          741      83.34
                                    ---       ---------------          ------             -----          ---      -----
   Total......................      785       $434,052,991.68          100.00%            5.029%         742      73.88%
                                    ===       ===============          ======


           RATE ADJUSTMENT FREQUENCY OF THE GROUP II-2 MORTGAGE LOANS



                                  NUMBER    AGGREGATE PRINCIPAL     % OF AGGREGATE       WEIGHTED                WEIGHTED
                                    OF            BALANCE         PRINCIPAL BALANCE      AVERAGE      WEIGHTED    AVERAGE
                                 MORTGAGE    OUTSTANDING AS OF    OUTSTANDING AS OF   MORTGAGE RATE    AVERAGE   ORIGINAL
   RATE ADJUSTMENT FREQUENCY       LOANS      THE CUT-OFF DATE     THE CUT-OFF DATE        (%)          FICO      LTV (%)
------------------------------   --------   -------------------   -----------------   -------------   --------   --------

Semi-Annually.................        2       $    675,500.00            0.16%            6.207%         741      83.34%
Annually......................      783        433,377,491.68           99.84             5.027          742      73.86
                                    ---       ---------------          ------             -----          ---      -----
   Total......................      785       $434,052,991.68          100.00%            5.029%         742      73.88%
                                    ===       ===============          ======


                                      S-65

                    PMI STATUS FOR GROUP II-2 MORTGAGE LOANS



                                                 AGGREGATE         % OF AGGREGATE    WEIGHTED              WEIGHTED
                                 NUMBER OF   PRINCIPAL BALANCE   PRINCIPAL BALANCE    AVERAGE   WEIGHTED    AVERAGE
                                  MORTGAGE   OUTSTANDING AS OF   OUTSTANDING AS OF   MORTGAGE    AVERAGE   ORIGINAL
          PMI STATUS               LOANS      THE CUT-OFF DATE    THE CUT-OFF DATE   RATE (%)     FICO      LTV (%)
------------------------------   ---------   -----------------   -----------------   --------   --------   --------

Ltv<=80.......................      753       $422,464,230.42          97.33%         5.021%       743      73.43%
Triad Guaranty................        8          3,113,938.06           0.72          5.543        714      89.27
American Guaranty Corp........        4          1,745,812.05           0.40          5.086        701      89.88
Pledged Asset Loan............        2          1,600,000.00           0.37          4.797        727      90.30
General Electric..............        4          1,400,941.22           0.32          5.370        685      91.35
CMAC..........................        2            847,100.00           0.20          6.082        731      92.34
Republic Mortgage Insurance...        2            782,823.97           0.18          5.193        627      86.82
Radian Guaranty Insurance.....        4            779,707.69           0.18          4.993        609      91.89
PMI Mortgage Insurance Co.....        1            499,688.07           0.12          5.375        704      89.57
United Guaranty Corp..........        3            448,320.33           0.10          5.859        586      92.10
Mortgage Guaranty Insurance...        2            370,429.87           0.09          5.000        614      90.00
                                    ---       ---------------         ------          -----        ---      -----
   Total......................      785       $434,052,991.68         100.00%         5.029%       742      73.88%
                                    ===       ===============         ======


GROUP II-3 MORTGAGE LOAN STATISTICS

          The Group II-3 Mortgage Loans consist of 392 adjustable-rate mortgage loans with an initial fixed-rate period of five years following origination and with an aggregate outstanding principal balance as of the cut-off date of approximately $89,980,894, after application of scheduled payments due on or before the cut-off date whether or not received and subject to a permitted variance of plus or minus 5%.

          The remaining terms of the Group II-3 Mortgage Loans range from 336 months to 360 months. The weighted average remaining term of the Group II-3
Mortgage Loans will be approximately 358 months as of the cut-off date. The latest maturity date of any Group II-3 Mortgage Loan is July 2035.

          The average principal balance of the Group II-3 Mortgage Loans at origination was approximately $229,822. No Group II-3 Mortgage Loan had a principal balance at origination of greater than approximately $389,500 or less than approximately $69,500. The average principal balance of the Group II-3
Mortgage Loans as of the cut-off date was approximately $229,543. No Group II-3
Mortgage Loan had a principal balance as of the cut-off date of greater than approximately $389,500 or less than approximately $68,668.

          The Group II-3 Mortgage Loans had mortgage rates as of the cut-off date ranging from approximately 3.750% per annum to approximately 6.875% per annum, and the weighted average mortgage rate was approximately 5.132% per annum. As of the cut-off date, Group II-3 Mortgage Loans had gross margins ranging from approximately 2.250% per annum to approximately 2.750% per annum.
As of the cut-off date, the Group II-3 Mortgage Loans had lifetime maximum mortgage rates ranging from approximately 8.750% per annum to approximately
11.875% per annum and lifetime minimum mortgage rates ranging from approximately
2.250% to approximately 2.750% per annum. As of the cut-off date, the weighted average gross margin for the Group II-3 Mortgage Loans was approximately 2.739%
per annum. As of the cut-off date, the weighted average lifetime maximum mortgage rate of the Group II-3 Mortgage Loans was approximately 10.132% per annum and the weighted average lifetime minimum mortgage rate of the Group II-3
Mortgage Loans was approximately 2.739% per annum. The latest first adjustment date following the cut-off date on any Group II-3 Mortgage Loan occurs in July
2010 and the weighted average next rate adjustment date for the Group II-3
Mortgage Loans following the cut-off date is May 2010.

                                      S-66

          Approximately 88.15% and 1.45%of the Group II-3 Mortgage Loans have interest only periods of five years or ten years, respectively, following the date of origination.

          Group II-3 will consist of adjustable-rate mortgage loans with principal balances that conform to Fannie Mae and Freddie Mac loan limits.

          None of the Group II-3 Mortgage Loans have a provision providing for the payment of a prepayment penalty in connection with principal prepayments.

          The weighted average loan-to-value ratio at origination of the Group
II-3 Mortgage Loans was approximately 78.16%. No Group II-3 Mortgage Loan had a loan-to-value ratio at origination greater than approximately 100% or less than approximately 24.60%.

          The weighted average credit score of the Group II-3 Mortgage Loans for which credit scores were available was approximately 740. The "Weighted Average
FICO" column heading in the tables below relating to the Group II-3 Mortgage
Loans refers to the weighted average credit score of only the Group II-3
Mortgage Loans for which credit scores were available.

          The Group II-3 Mortgage Loans are expected to have the following characteristics as of the cut-off date, but investors should note that the sum in any column may not equal the total indicated due to rounding:

       PRINCIPAL BALANCES OF THE GROUP II-3 MORTGAGE LOANS AT ORIGINATION



                                                                   % OF AGGREGATE
                                                 AGGREGATE          OUTSTANDING      WEIGHTED              WEIGHTED
                                 NUMBER OF   PRINCIPAL BALANCE   PRINCIPAL BALANCE    AVERAGE   WEIGHTED    AVERAGE
                                  MORTGAGE   OUTSTANDING AS OF   AS OF THE CUT-OFF   MORTGAGE    AVERAGE   ORIGINAL
          RANGES ($)               LOANS      THE CUT-OFF DATE          DATE         RATE (%)     FICO      LTV (%)
------------------------------   ---------   -----------------   -----------------   --------   --------   --------

 69,500 -  75,000.............        2        $   141,680.78           0.16%         5.447%       632      57.44%
 75,001 - 100,000.............        7            616,411.59           0.69          5.693        690      77.79
100,001 - 125,000.............       24          2,770,220.50           3.08          5.429        727      73.37
125,001 - 150,000.............       39          5,417,954.84           6.02          5.337        747      79.52
150,001 - 175,000.............       34          5,568,838.10           6.19          5.311        725      79.51
175,001 - 200,000.............       39          7,351,100.63           8.17          5.213        732      76.65
200,001 - 225,000.............       47         10,052,675.57          11.17          5.084        740      78.51
225,001 - 250,000.............       50         11,850,325.06          13.17          5.175        738      78.60
250,001 - 275,000.............       28          7,388,784.49           8.21          5.164        745      77.75
275,001 - 300,000.............       37         10,660,788.14          11.85          5.070        748      78.62
300,001 - 333,700.............       45         14,249,939.40          15.84          5.027        743      78.73
333,701 - 350,000.............       29          9,950,982.07          11.06          4.971        742      77.21
350,001 - 389,500.............       11          3,961,193.13           4.40          5.032        751      79.06
                                    ---        --------------         ------          -----        ---      -----
Total.........................      392        $89,980,894.30         100.00%         5.132%       740      78.16%
                                    ===        ==============         ======


                                      S-67

   PRINCIPAL BALANCES OF THE GROUP II-3 MORTGAGE LOANS AS OF THE CUT-OFF DATE



                                                 AGGREGATE         % OF AGGREGATE    WEIGHTED              WEIGHTED
                                 NUMBER OF   PRINCIPAL BALANCE   PRINCIPAL BALANCE    AVERAGE   WEIGHTED    AVERAGE
                                  MORTGAGE   OUTSTANDING AS OF   OUTSTANDING AS OF   MORTGAGE    AVERAGE   ORIGINAL
          RANGES ($)               LOANS      THE CUT-OFF DATE    THE CUT-OFF DATE   RATE (%)     FICO      LTV (%)
------------------------------   ---------   -----------------   -----------------   --------   --------   --------

 68,668 -  75,000.............        2        $   141,680.78          0.16%          5.447%       632      57.44%
 75,001 - 100,000.............        8            716,020.20          0.80           5.857        684      78.10
100,001 - 125,000.............       23          2,670,611.89          2.97           5.375        730      73.12
125,001 - 150,000.............       39          5,417,954.84          6.02           5.337        747      79.52
150,001 - 175,000.............       34          5,568,838.10          6.19           5.311        725      79.51
175,001 - 200,000.............       39          7,351,100.63          8.17           5.213        732      76.65
200,001 - 225,000.............       47         10,052,675.57         11.17           5.084        740      78.51
225,001 - 250,000.............       51         12,098,603.56         13.45           5.172        739      78.62
250,001 - 275,000.............       27          7,140,505.99          7.94           5.169        745      77.67
275,001 - 300,000.............       37         10,660,788.14         11.85           5.070        748      78.62
300,001 - 333,700.............       47         14,905,039.36         16.56           5.002        742      78.39
333,701 - 350,000.............       27          9,295,882.11         10.33           5.009        743      77.65
350,001 - 389,500.............       11          3,961,193.13          4.40           5.032        751      79.06
                                    ---        --------------        ------           -----        ---      -----
Total.........................      392        $89,980,894.30        100.00%          5.132%       740      78.16%
                                    ===        ==============        ======


     MORTGAGE RATES OF THE GROUP II-3 MORTGAGE LOANS AS OF THE CUT-OFF DATE



                                                 AGGREGATE         % OF AGGREGATE    WEIGHTED              WEIGHTED
                                 NUMBER OF   PRINCIPAL BALANCE   PRINCIPAL BALANCE    AVERAGE   WEIGHTED    AVERAGE
                                  MORTGAGE   OUTSTANDING AS OF   OUTSTANDING AS OF   MORTGAGE    AVERAGE   ORIGINAL
       MORTGAGE RATE (%)           LOANS      THE CUT-OFF DATE    THE CUT-OFF DATE   RATE (%)     FICO      LTV (%)
------------------------------   ---------   -----------------   -----------------   --------   --------   --------

3.750 - 3.999.................        1        $   280,058.00           0.31%         3.750%       694      80.00%
4.000 - 4.499.................        8          1,916,270.73           2.13          4.314        730      72.16
4.500 - 4.999.................      116         29,670,919.69          32.97          4.759        740      76.50
5.000 - 5.499.................      166         38,790,734.79          43.11          5.206        745      78.28
5.500 - 5.999.................       92         17,996,416.05          20.00          5.622        734      80.65
6.000 - 6.499.................        7          1,089,339.70           1.21          6.079        729      85.68
6.500 - 6.875.................        2            237,155.34           0.26          6.658        651      88.70
                                    ---        --------------         ------          -----        ---      -----
   Total......................      392        $89,980,894.30         100.00%         5.132%       740      78.16%
                                    ===        ==============         ======


      LOAN-TO-VALUE RATIOS OF THE GROUP II-3 MORTGAGE LOANS AT ORIGINATION



                                                 AGGREGATE         % OF AGGREGATE    WEIGHTED              WEIGHTED
                                 NUMBER OF   PRINCIPAL BALANCE   PRINCIPAL BALANCE    AVERAGE   WEIGHTED    AVERAGE
                                  MORTGAGE   OUTSTANDING AS OF   OUTSTANDING AS OF   MORTGAGE    AVERAGE   ORIGINAL
    LOAN-TO-VALUE RATIO (%)        LOANS      THE CUT-OFF DATE    THE CUT-OFF DATE   RATE (%)     FICO      LTV (%)
------------------------------   ---------   -----------------   -----------------   --------   --------   --------

24.60 -  25.00................        1        $   110,000.00           0.12%         5.250%       683      24.60%
25.01 -  30.00................        1            120,000.00           0.13          4.875        708      29.27
30.01 -  35.00................        1            199,583.33           0.22          4.625        713      33.38
40.01 -  45.00................        1            199,928.21           0.22          4.750        790      41.12
45.01 -  50.00................        2            483,673.70           0.54          4.680        748      47.47
50.01 -  55.00................       10          1,792,376.21           1.99          5.076        762      51.82
55.01 -  60.00................       11          2,484,113.90           2.76          4.968        717      57.97
60.01 -  65.00................        8          1,882,674.87           2.09          4.866        755      62.20
65.01 -  70.00................       11          2,774,483.74           3.08          4.952        728      68.36
70.01 -  75.00................       20          4,755,565.37           5.29          5.090        758      72.89
75.01 -  80.00................      287         67,163,303.80          74.64          5.144        740      79.78
80.01 -  85.00................        4            969,389.29           1.08          5.030        758      82.55
85.01 -  90.00................       10          1,917,220.15           2.13          5.378        711      89.96
90.01 -  95.00................       24          4,786,831.73           5.32          5.364        739      94.75
95.01 - 100.00................        1            341,750.00           0.38          4.750        766     100.00
                                    ---        --------------         ------          -----        ---     ------
   Total......................      392        $89,980,894.30         100.00%         5.132%       740      78.16%
                                    ===        ==============         ======


                                      S-68

            MORTGAGED PROPERTY TYPES OF THE GROUP II-3 MORTGAGE LOANS



                                  NUMBER    AGGREGATE PRINCIPAL    % OF AGGREGATE        WEIGHTED                WEIGHTED
                                    OF            BALANCE         PRINCIPAL BALANCE      AVERAGE      WEIGHTED    AVERAGE
                                 MORTGAGE    OUTSTANDING AS OF    OUTSTANDING AS OF   MORTGAGE RATE    AVERAGE   ORIGINAL
       MORTGAGE PROPERTY           LOANS      THE CUT-OFF DATE     THE CUT-OFF DATE        (%)          FICO      LTV (%)
------------------------------   --------   -------------------   -----------------   -------------   --------   --------

Single Family.................      263        $63,444,696.74           70.51%            5.096%         739      77.43%
2 - 4 Family..................        1            389,500.00            0.43             4.875          715      95.00
Condo.........................      124         25,175,192.25           27.98             5.225          745      80.04
PUD...........................        4            971,505.31            1.08             5.208          703      70.35
                                    ---        --------------          ------             -----          ---      -----
   Total......................      392        $89,980,894.30          100.00%            5.132%         740      78.16%
                                    ===        ==============          ======


              OCCUPANCY STATUS OF THE GROUP II-3 MORTGAGE LOANS(1)



                                  NUMBER    AGGREGATE PRINCIPAL    % OF AGGREGATE        WEIGHTED                WEIGHTED
                                    OF            BALANCE         PRINCIPAL BALANCE      AVERAGE      WEIGHTED    AVERAGE
                                 MORTGAGE    OUTSTANDING AS OF    OUTSTANDING AS OF   MORTGAGE RATE    AVERAGE   ORIGINAL
       OCCUPANCY STATUS            LOANS      THE CUT-OFF DATE     THE CUT-OFF DATE        (%)          FICO      LTV (%)
------------------------------   --------   -------------------   -----------------   -------------   --------   --------

Owner Occupied................      340        $78,613,177.01           87.37%            5.112%         738      77.83%
Second Home...................       52         11,367,717.29           12.63             5.271          753      80.41
                                    ---        --------------          ------             -----          ---      -----
   Total......................      392        $89,980,894.30          100.00%            5.132%         740      78.16%
                                    ===        ==============          ======


----------
(1)  The occupancy status of a mortgaged property is as represented by the mortgagor in its loan application.

                  LOAN PURPOSE OF THE GROUP II-3 MORTGAGE LOANS



                                  NUMBER    AGGREGATE PRINCIPAL    % OF AGGREGATE        WEIGHTED                WEIGHTED
                                    OF            BALANCE         PRINCIPAL BALANCE      AVERAGE      WEIGHTED    AVERAGE
                                 MORTGAGE    OUTSTANDING AS OF    OUTSTANDING AS OF   MORTGAGE RATE    AVERAGE   ORIGINAL
         LOAN PURPOSE              LOANS      THE CUT-OFF DATE     THE CUT-OFF DATE        (%)          FICO      LTV (%)
------------------------------   --------   -------------------   -----------------   -------------   --------   --------

Cash Out Refinance............       19        $ 3,350,446.91            3.72%            5.240%         692      71.42%
Purchase......................      349         81,523,925.81           90.60             5.135          743      78.84
Rate/Term Refinance...........       24          5,106,521.58            5.68             5.017          726      71.81
                                    ---        --------------          ------             -----          ---      -----
   Total......................      392        $89,980,894.30          100.00%            5.132%         740      78.16%
                                    ===        ==============          ======


                 CREDIT SCORES OF THE GROUP II-3 MORTGAGE LOANS



                                  NUMBER    AGGREGATE PRINCIPAL    % OF AGGREGATE        WEIGHTED                WEIGHTED
                                    OF            BALANCE         PRINCIPAL BALANCE      AVERAGE      WEIGHTED    AVERAGE
                                 MORTGAGE    OUTSTANDING AS OF    OUTSTANDING AS OF   MORTGAGE RATE    AVERAGE   ORIGINAL
          CREDIT SCORE             LOANS      THE CUT-OFF DATE     THE CUT-OFF DATE        (%)          FICO      LTV (%)
------------------------------   --------   -------------------   -----------------   -------------   --------   --------

624 - 624.....................        1        $   159,384.59            0.18%            5.500%         624      73.18%
625 - 649.....................        9          1,105,382.60            1.23             5.542          640      76.13
650 - 674.....................       25          5,057,538.97            5.62             5.327          663      79.07
675 - 699.....................       53         12,032,711.91           13.37             5.062          689      77.92
700 - 724.....................       63         14,939,475.96           16.60             5.070          714      77.26
725 - 749.....................       64         14,954,319.47           16.62             5.118          737      79.23
750 - 774.....................       76         17,362,490.86           19.30             5.177          763      79.41
775 - 799.....................       85         20,709,687.23           23.02             5.130          786      77.33
800 - 815.....................       16          3,659,902.71            4.07             5.073          805      76.58
                                    ---        --------------          ------             -----          ---      -----
   Total......................      392        $89,980,894.30          100.00%            5.132%         740      78.16%
                                    ===        ==============          ======


                                      S-69

           ORIGINAL TERM TO MATURITY OF THE GROUP II-3 MORTGAGE LOANS



                                  NUMBER    AGGREGATE PRINCIPAL    % OF AGGREGATE        WEIGHTED                WEIGHTED
                                    OF            BALANCE         PRINCIPAL BALANCE      AVERAGE      WEIGHTED    AVERAGE
                                 MORTGAGE    OUTSTANDING AS OF    OUTSTANDING AS OF   MORTGAGE RATE    AVERAGE   ORIGINAL
    ORIGINAL TERM (MONTHS)         LOANS      THE CUT-OFF DATE     THE CUT-OFF DATE        (%)          FICO      LTV (%)
------------------------------   --------   -------------------   -----------------   -------------   --------   --------

360...........................      392        $89,980,894.30          100.00%            5.132%         740      78.16%
                                    ---        --------------          ------             -----          ---      -----
   Total......................      392        $89,980,894.30          100.00%            5.132%         740      78.16%
                                    ===        ==============          ======


                 REMAINING TERM OF THE GROUP II-3 MORTGAGE LOANS



                                  NUMBER    AGGREGATE PRINCIPAL    % OF AGGREGATE        WEIGHTED                WEIGHTED
                                    OF            BALANCE         PRINCIPAL BALANCE      AVERAGE      WEIGHTED    AVERAGE
                                 MORTGAGE    OUTSTANDING AS OF    OUTSTANDING AS OF   MORTGAGE RATE    AVERAGE   ORIGINAL
   REMAINING TERM (MONTHS)         LOANS      THE CUT-OFF DATE     THE CUT-OFF DATE        (%)          FICO      LTV (%)
------------------------------   --------   -------------------   -----------------   -------------   --------   --------

336 - 336.....................        2        $   666,355.49            0.74%            4.375%         722      59.23%
337 - 348.....................        5          1,130,349.02            1.26             5.018          684      77.43
349 - 360.....................      385         88,184,189.79           98.00             5.140          741      78.31
                                    ---        --------------          ------             -----          ---      -----
   Total......................      392        $89,980,894.30          100.00%            5.132%         740      78.16%
                                    ===        ==============          ======


               GEOGRAPHIC DISTRIBUTION OF THE MORTGAGED PROPERTIES
                        ON THE GROUP II-3 MORTGAGE LOANS



                                  NUMBER    AGGREGATE PRINCIPAL    % OF AGGREGATE        WEIGHTED                WEIGHTED
                                    OF            BALANCE         PRINCIPAL BALANCE      AVERAGE      WEIGHTED    AVERAGE
                                 MORTGAGE    OUTSTANDING AS OF    OUTSTANDING AS OF   MORTGAGE RATE    AVERAGE   ORIGINAL
           LOCATION                LOANS      THE CUT-OFF DATE     THE CUT-OFF DATE        (%)          FICO      LTV (%)
------------------------------   --------   -------------------   -----------------   -------------   --------   --------

California....................       53        $14,156,234.94           15.73%            5.179%         741      77.13%
Florida.......................       59         10,738,857.97           11.93             5.331          746      78.17
Virginia......................       25          6,779,134.19            7.53             5.153          744      79.78
Washington....................       21          5,313,385.51            5.91             5.126          747      79.95
Colorado......................       22          4,864,455.31            5.41             5.085          742      77.79
Arizona.......................       22          4,803,549.35            5.34             5.161          744      76.86
Nevada........................       17          4,361,780.97            4.85             5.448          743      79.94
Georgia.......................       18          3,979,728.00            4.42             5.013          719      79.68
Illinois......................       17          3,966,322.97            4.41             5.090          735      80.67
Minnesota.....................       18          3,860,429.48            4.29             5.024          728      77.76
Texas.........................       10          2,623,411.09            2.92             4.860          747      76.58
Maryland......................        9          2,537,090.08            2.82             5.149          733      72.26
North Carolina................       10          2,472,802.73            2.75             4.964          773      75.46
New Jersey....................        9          2,159,709.59            2.40             5.004          733      75.95
Pennsylvania..................        9          1,871,642.58            2.08             5.133          732      78.87
Ohio..........................        9          1,539,884.65            1.71             4.583          720      79.98
Massachusetts.................        6          1,404,167.15            1.56             5.006          785      79.45
Missouri......................        6          1,379,721.00            1.53             5.040          741      76.58
New York......................        5          1,328,429.00            1.48             4.943          757      74.82
District of Columbia..........        5          1,173,285.00            1.30             5.171          726      83.39
South Carolina................        5            966,753.20            1.07             5.334          753      81.56
Oregon........................        5            906,668.78            1.01             5.157          729      72.35
*Others**.....................       32          6,793,450.76            7.55             5.041          727      79.18
                                    ---        --------------          ------             -----          ---      -----
   Total......................      392        $89,980,894.30          100.00%            5.132%         740      78.16%
                                    ===        ==============          ======


                                      S-70

      GROSS MARGINS OF THE GROUP II-3 MORTGAGE LOANS AS OF THE CUT-OFF DATE



                                                                  % OF AGGREGATE
                                                 AGGREGATE       PRINCIPAL BALANCE      WEIGHTED                WEIGHTED
                                 NUMBER OF   PRINCIPAL BALANCE    OUTSTANDING AS        AVERAGE      WEIGHTED    AVERAGE
                                 MORTGAGE    OUTSTANDING AS OF    OF THE CUT-OFF     MORTGAGE RATE    AVERAGE   ORIGINAL
       GROSS MARGIN (%)            LOANS      THE CUT-OFF DATE         DATE               (%)          FICO      LTV (%)
------------------------------   ---------   -----------------   -----------------   -------------   --------   --------

2.250 - 2.499.................       11        $ 1,962,262.74           2.18%            5.560%         701      77.86%
2.501 - 2.750.................      381         88,018,631.56          97.82             5.123          741      78.17
                                    ---        --------------         ------             -----          ---      -----
   Total......................      392        $89,980,894.30         100.00%            5.132%         740      78.16%
                                    ===        ==============         ======


 MAXIMUM MORTGAGE RATES OF THE GROUP II-3 MORTGAGE LOANS AS OF THE CUT-OFF DATE



                                                                  % OF AGGREGATE
                                                 AGGREGATE       PRINCIPAL BALANCE      WEIGHTED                WEIGHTED
                                 NUMBER OF   PRINCIPAL BALANCE    OUTSTANDING AS        AVERAGE      WEIGHTED    AVERAGE
                                 MORTGAGE    OUTSTANDING AS OF    OF THE CUT-OFF     MORTGAGE RATE    AVERAGE   ORIGINAL
   MAXIMUM MORTGAGE RATE (%)       LOANS      THE CUT-OFF DATE         DATE               (%)          FICO      LTV (%)
------------------------------   ---------   -----------------   -----------------   -------------   --------   --------

 8.750 -  8.999...............        1        $   280,058.00           0.31%             3.750%        694      80.00%
 9.000 -  9.499...............        8          1,916,270.73           2.13              4.314         730      72.16
 9.500 -  9.999...............      116         29,670,919.69          32.97              4.759         740      76.50
10.000 - 10.499...............      166         38,790,734.79          43.11              5.206         745      78.28
10.500 - 10.999...............       92         17,996,416.05          20.00              5.622         734      80.65
11.000 - 11.499...............        7          1,089,339.70           1.21              6.079         729      85.68
11.500 - 11.875...............        2            237,155.34           0.26              6.658         651      88.70
                                    ---        --------------         ------              -----         ---      -----
   Total......................      392        $89,980,894.30         100.00%             5.132%        740      78.16%
                                    ===        ==============         ======


 MINIMUM MORTGAGE RATES OF THE GROUP II-3 MORTGAGE LOANS AS OF THE CUT-OFF DATE



                                                                  % OF AGGREGATE
                                                 AGGREGATE       PRINCIPAL BALANCE      WEIGHTED                WEIGHTED
                                 NUMBER OF   PRINCIPAL BALANCE    OUTSTANDING AS        AVERAGE      WEIGHTED    AVERAGE
                                 MORTGAGE    OUTSTANDING AS OF    OF THE CUT-OFF     MORTGAGE RATE    AVERAGE   ORIGINAL
   MINIMUM MORTGAGE RATE (%)       LOANS      THE CUT-OFF DATE         DATE               (%)          FICO      LTV (%)
------------------------------   ---------   -----------------   -----------------   -------------   --------   --------

2.250 - 2.499.................       11        $ 1,962,262.74           2.18%            5.560%         701      77.86%
2.750 - 2.750.................      381         88,018,631.56          97.82             5.123          741      78.17
                                    ---        --------------         ------             -----          ---      -----
   Total......................      392        $89,980,894.30         100.00%            5.132%         740      78.16%
                                    ===        ==============         ======


 NEXT ADJUSTMENT DATES FOR THE GROUP II-3 MORTGAGE LOANS AS OF THE CUT-OFF DATE



                                                                  % OF AGGREGATE
                                                 AGGREGATE       PRINCIPAL BALANCE      WEIGHTED                WEIGHTED
                                 NUMBER OF   PRINCIPAL BALANCE    OUTSTANDING AS        AVERAGE      WEIGHTED    AVERAGE
                                 MORTGAGE    OUTSTANDING AS OF    OF THE CUT-OFF     MORTGAGE RATE    AVERAGE   ORIGINAL
     NEXT ADJUSTMENT DATE          LOANS      THE CUT-OFF DATE         DATE               (%)          FICO      LTV (%)
------------------------------   ---------   -----------------   -----------------   -------------   --------   --------

July 2008.....................        2        $   666,355.49          0.74%             4.375%         722      59.23%
August 2008...................        1            326,941.81          0.36              4.500          732      80.00
February 2009.................        1            308,150.00          0.34              4.875          678      79.99
March 2009....................        1            310,259.31          0.34              4.875          656      70.00
July 2009.....................        2            184,997.90          0.21              6.413          659      81.10
September 2009................        5            601,611.15          0.67              5.357          645      79.07
October 2009..................       12          2,034,150.86          2.26              5.521          676      78.90
November 2009.................       11          2,266,005.48          2.52              5.026          705      79.95
December 2009.................        2            532,504.40          0.59              5.363          687      86.50
January 2010..................        1            299,400.00          0.33              4.875          786      72.82
March 2010....................        3            996,018.81          1.11              5.023          706      85.79
April 2010....................        5          1,263,919.50          1.40              4.884          734      72.10
May 2010......................       32          8,289,582.32          9.21              4.903          745      75.28
June 2010.....................      271         62,067,283.27         68.98              5.181          746      78.43
July 2010.....................       43          9,833,714.00         10.93              5.050          738      79.32
                                    ---        --------------        ------              -----          ---      -----
   Total......................      392        $89,980,894.30        100.00%             5.132%         740      78.16%
                                    ===        ==============        ======


                                      S-71

  INITIAL PERIODIC RATE CAPS OF THE GROUP II-3 MORTGAGE LOANS AS OF THE CUT-OFF
                                      DATE



                                                                  % OF AGGREGATE
                                                 AGGREGATE       PRINCIPAL BALANCE      WEIGHTED                WEIGHTED
                                 NUMBER OF   PRINCIPAL BALANCE    OUTSTANDING AS        AVERAGE      WEIGHTED    AVERAGE
                                 MORTGAGE    OUTSTANDING AS OF    OF THE CUT-OFF     MORTGAGE RATE    AVERAGE   ORIGINAL
 INITIAL PERIODIC RATE CAP (%)     LOANS      THE CUT-OFF DATE         DATE               (%)          FICO      LTV (%)
------------------------------   ---------   -----------------   -----------------   -------------   --------   --------

5.000.........................      392        $89,980,894.30         100.00%             5.132%        740      78.16%
                                    ---        --------------         ------              -----         ---      -----
   Total......................      392        $89,980,894.30         100.00%             5.132%        740      78.16%
                                    ===        ==============         ======


SUBSEQUENT PERIODIC RATE CAPS OF THE GROUP II-3 MORTGAGE LOANS AS OF THE CUT-OFF
                                      DATE



                                                                  % OF AGGREGATE
                                                 AGGREGATE       PRINCIPAL BALANCE      WEIGHTED                WEIGHTED
                                 NUMBER OF   PRINCIPAL BALANCE    OUTSTANDING AS        AVERAGE      WEIGHTED    AVERAGE
 SUBSEQUENT PERIODIC RATE CAP     MORTGAGE   OUTSTANDING AS OF    OF THE CUT-OFF     MORTGAGE RATE    AVERAGE   ORIGINAL
             (%)                   LOANS      THE CUT-OFF DATE         DATE               (%)          FICO      LTV (%)
------------------------------   ---------   -----------------   -----------------   -------------   --------   --------

1.000.........................        7        $ 1,306,275.00           1.45%            5.542%         714      74.01%
2.000.........................      385         88,674,619.30          98.55             5.126          741      78.22
                                    ---        --------------         ------             -----          ---      -----
   Total......................      392        $89,980,894.30         100.00%            5.132%         740      78.16%
                                    ===        ==============         ======


              DOCUMENTATION TYPES OF THE GROUP II-3 MORTGAGE LOANS



                                                                  % OF AGGREGATE
                                                 AGGREGATE       PRINCIPAL BALANCE      WEIGHTED                WEIGHTED
                                 NUMBER OF   PRINCIPAL BALANCE    OUTSTANDING AS        AVERAGE      WEIGHTED    AVERAGE
                                  MORTGAGE   OUTSTANDING AS OF    OF THE CUT-OFF     MORTGAGE RATE    AVERAGE   ORIGINAL
       DOCUMENTATION TYPE          LOANS      THE CUT-OFF DATE         DATE               (%)          FICO      LTV (%)
------------------------------   ---------   -----------------   -----------------   -------------   --------   --------

Full Documentation............      233        $51,644,939.02          57.40%            5.172%        722       79.51%
Stated Documentation..........      159         38,335,955.28          42.60             5.078         765       76.34
                                    ---        --------------         ------             -----         ---       -----
   Total......................      392        $89,980,894.30         100.00%            5.132%        740       78.16%
                                    ===        ==============         ======


                    IO TERMS OF THE GROUP II-3 MORTGAGE LOANS



                                                                  % OF AGGREGATE
                                                 AGGREGATE       PRINCIPAL BALANCE      WEIGHTED                WEIGHTED
                                 NUMBER OF   PRINCIPAL BALANCE    OUTSTANDING AS        AVERAGE      WEIGHTED    AVERAGE
            IO TERM               MORTGAGE   OUTSTANDING AS OF    OF THE CUT-OFF     MORTGAGE RATE    AVERAGE   ORIGINAL
           (MONTHS)                LOANS      THE CUT-OFF DATE         DATE               (%)          FICO      LTV (%)
------------------------------   ---------   -----------------   -----------------   -------------   --------   --------

0.............................       46        $ 9,353,943.71          10.40%            5.109%        707       74.22%
60............................      339         79,320,675.59          88.15             5.128         745       78.69
120...........................        7          1,306,275.00           1.45             5.542         714       74.01
                                    ---        --------------         ------             -----         ---       -----
   Total......................      392        $89,980,894.30         100.00%            5.132%        740       78.16%
                                    ===        ==============         ======


                                      S-72

                  ORIGINATORS OF THE GROUP II-3 MORTGAGE LOANS



                                                                % OF AGGREGATE
                                                                   PRINCIPAL
                                  NUMBER        AGGREGATE           BALANCE      WEIGHTED              WEIGHTED
                                    OF      PRINCIPAL BALANCE   OUTSTANDING AS    AVERAGE   WEIGHTED    AVERAGE
                                 MORTGAGE   OUTSTANDING AS OF   OF THE CUT-OFF   MORTGAGE    AVERAGE   ORIGINAL
          ORIGINATOR               LOANS     THE CUT-OFF DATE        DATE        RATE (%)     FICO      LTV (%)
------------------------------   --------   -----------------   --------------   --------   --------   --------

Wells Fargo...................      385       $88,674,619.30         98.55%       5.126%       741      78.22%
Quicken.......................        7         1,306,275.00          1.45        5.542        714      74.01
                                    ---       --------------        ------        -----        ---      -----
   Total......................      392       $89,980,894.30        100.00%       5.132%       740      78.16%
                                    ===       ==============        ======


                     INDEX OF THE GROUP II-3 MORTGAGE LOANS



                                                                % OF AGGREGATE
                                                                   PRINCIPAL
                                  NUMBER        AGGREGATE           BALANCE      WEIGHTED              WEIGHTED
                                    OF      PRINCIPAL BALANCE   OUTSTANDING AS    AVERAGE   WEIGHTED    AVERAGE
                                 MORTGAGE   OUTSTANDING AS OF   OF THE CUT-OFF   MORTGAGE    AVERAGE   ORIGINAL
             INDEX                 LOANS     THE CUT-OFF DATE        DATE        RATE (%)     FICO      LTV (%)
------------------------------   --------   -----------------   --------------   --------   --------   --------

1 Year CMT....................      381       $88,018,631.56         97.82%       5.123%       741      78.17%
1 Year LIBOR..................        4           655,987.74          0.73        5.596        676      85.54
6 Month LIBOR.................        7         1,306,275.00          1.45        5.542        714      74.01
                                    ---       --------------        ------        -----        ---      -----
   Total......................      392       $89,980,894.30        100.00%       5.132%       740      78.16%
                                    ===       ==============        ======


           RATE ADJUSTMENT FREQUENCY OF THE GROUP II-3 MORTGAGE LOANS



                                                                % OF AGGREGATE
                                                                   PRINCIPAL
                                  NUMBER        AGGREGATE           BALANCE      WEIGHTED              WEIGHTED
                                    OF      PRINCIPAL BALANCE   OUTSTANDING AS    AVERAGE   WEIGHTED    AVERAGE
                                 MORTGAGE   OUTSTANDING AS OF   OF THE CUT-OFF   MORTGAGE    AVERAGE   ORIGINAL
   RATE ADJUSTMENT FREQUENCY       LOANS     THE CUT-OFF DATE        DATE        RATE (%)     FICO      LTV (%)
------------------------------   --------   -----------------   --------------   --------   --------   --------

Semi-Annually.................        7       $ 1,306,275.00          1.45%       5.542%       714      74.01%
Annually......................      385        88,674,619.30         98.55        5.126        741      78.22
                                    ---       --------------        ------        -----        ---      -----
   Total......................      392       $89,980,894.30        100.00%       5.132%       740      78.16%
                                    ===       ==============        ======


                                      S-73

                    PMI STATUS FOR GROUP II-3 MORTGAGE LOANS



                                  NUMBER        AGGREGATE         % OF AGGREGATE    WEIGHTED              WEIGHTED
                                    OF      PRINCIPAL BALANCE   PRINCIPAL BALANCE    AVERAGE   WEIGHTED    AVERAGE
                                 MORTGAGE   OUTSTANDING AS OF   OUTSTANDING AS OF   MORTGAGE    AVERAGE   ORIGINAL
          PMI STATUS               LOANS     THE CUT-OFF DATE    THE CUT-OFF DATE   RATE (%)     FICO      LTV (%)
------------------------------   --------   -----------------   -----------------   --------   --------   --------

Ltv<=80.......................      353       $81,965,703.13          91.09%         5.116%       741       76.77%
American Guaranty Corp........        6         1,388,339.00           1.54          5.067        748       90.27
PMI Mortgage Insurance Co.....        6         1,379,864.90           1.53          5.391        724       93.38
General Electric..............        6         1,247,246.45           1.39          5.416        754       92.40
United Guaranty Corp..........        5         1,039,187.00           1.15          5.342        775       90.73
Triad Guaranty................        5           930,074.71           1.03          5.408        719       93.25
Republic Mortgage Insurance...        4           733,965.50           0.82          5.149        730       94.33
Radian Guaranty Insurance.....        4           543,160.95           0.60          5.676        686       90.81
General Electric Mtg..........        2           411,602.66           0.46          5.327        667       90.00
Pledged Asset Loan............        1           341,750.00           0.38          4.750        766      100.00
                                    ---       --------------         ------          -----        ---      ------
   Total......................      392       $89,980,894.30         100.00%         5.132%       740       78.16%
                                    ===       ==============         ======


GROUP II-4 MORTGAGE LOAN STATISTICS

          The Group II-4 Mortgage Loans consist of 561 adjustable-rate mortgage loans with an initial fixed-rate period of seven years following origination and with an aggregate outstanding principal balance as of the cut-off date of approximately $236,836,488, after application of scheduled payments due on or before the cut-off date whether or not received and subject to a permitted variance of plus or minus 5%.

          The remaining terms of the Group II-4 Mortgage Loans range from 337 months to 360 months. The weighted average remaining term of the Group II-4
Mortgage Loans will be approximately 358 months as of the cut-off date. The latest maturity date of any Group II-4 Mortgage Loan is August 2035.

          The average principal balance of the Group II-4 Mortgage Loans at origination was approximately $422,456. No Group II-4 Mortgage Loan had a principal balance at origination of greater than approximately $1,882,500 or less than approximately $68.700. The average principal balance of the Group II-4
Mortgage Loans as of the cut-off date was approximately $422,168. No Group II-4
Mortgage Loan had a principal balance as of the cut-off date of greater than approximately $1,874,500 or less than approximately $68,700.

          The Group II-4 Mortgage Loans had mortgage rates as of the cut-off date ranging from approximately 4.125% per annum to approximately 6.875% per annum, and the weighted average mortgage rate was approximately 5.458% per annum. As of the cut-off date, the Group II-4 Mortgage Loans had gross margins ranging from approximately 2.250% per annum to approximately 2.750% per annum.
As of the cut-off date, the Group II-4 Mortgage Loans had lifetime maximum mortgage rates ranging from approximately 9.125% per annum to approximately
11.875% per annum and lifetime minimum mortgage rates ranging from approximately
2.250% to approximately 2.750% per annum. As of the cut-off date, the weighted average gross margin for the Group II-4 Mortgage Loans was approximately 2.486%
per annum. As of the cut-off date, the weighted average lifetime maximum mortgage rate of the Group II-4 Mortgage Loans was approximately 10.458% per annum and the weighted average lifetime minimum mortgage rate of the Group II-4
Mortgage Loans was approximately 2.486% per annum. The latest first rate adjustment date following the cut-off date on any Group II-4 Mortgage Loan occurs in August 2012 and the weighted average next rate adjustment date for the
Group II-4 Mortgage Loans following the cut-off date is May 2012.

                                      S-74

          Approximately 76.82% and 10.26% of the Group II-4 Mortgage Loans have interest only periods of seven years and ten years, respectively, following the date of origination.

          Approximately 4.99% of the Group II-4 Mortgage Loans have a provision providing for the payment of a prepayment penalty in connection with certain principal prepayments that occur during the first 12, 36 or 60 months after origination.

          The weighted average loan-to-value ratio at origination of the Group
II-4 Mortgage Loans was approximately 74.39%. No Group II-4 Mortgage Loan had a loan-to-value ratio at origination greater than approximately 95.00% or less than approximately 23.76%.

          The weighted average credit score of the Group II-4 Mortgage Loans for which credit scores were available was approximately 738. The "Weighted Average
FICO" column heading in the tables below relating to the Group II-4 Mortgage
Loans refers to the weighted average credit score of only the Group II-4
Mortgage Loans for which credit scores were available.

          The Group II-4 Mortgage Loans are expected to have the following characteristics as of the cut-off date, but investors should note that the sum in any column may not equal the total indicated due to rounding:

       PRINCIPAL BALANCES OF THE GROUP II-4 MORTGAGE LOANS AT ORIGINATION



                                                                 % OF AGGREGATE
                                  NUMBER        AGGREGATE          OUTSTANDING      WEIGHTED              WEIGHTED
                                    OF      PRINCIPAL BALANCE   PRINCIPAL BALANCE    AVERAGE   WEIGHTED    AVERAGE
                                 MORTGAGE   OUTSTANDING AS OF   AS OF THE CUT-OFF   MORTGAGE    AVERAGE   ORIGINAL
          RANGES ($)               LOANS     THE CUT-OFF DATE         DATE          RATE (%)     FICO      LTV (%)
------------------------------   --------   -----------------   -----------------   --------   --------   --------

   68,700 -    75,000.........        1      $     68,700.00           0.03%         6.000%       791      78.51%
   75,001 -   100,000.........        5           448,527.12           0.19          5.791        750      77.05
  100,001 -   125,000.........       23         2,550,274.15           1.08          5.873        723      78.06
  125,001 -   150,000.........       30         4,084,601.84           1.72          5.813        740      76.41
  150,001 -   175,000.........       25         4,070,333.30           1.72          5.735        736      75.46
  175,001 -   200,000.........       22         4,142,386.14           1.75          5.637        730      77.78
  200,001 -   225,000.........       16         3,384,463.99           1.43          5.591        726      76.16
  225,001 -   250,000.........       12         2,838,605.39           1.20          5.461        737      71.83
  250,001 -   275,000.........       16         4,154,661.53           1.75          5.556        734      78.26
  275,001 -   300,000.........       12         3,440,005.37           1.45          5.573        718      77.33
  300,001 -   333,700.........       25         7,874,498.73           3.32          5.502        727      79.04
  333,701 -   350,000.........        4         1,368,384.00           0.58          5.316        758      74.45
  350,001 -   400,000.........       81        30,619,207.99          12.93          5.494        735      75.63
  400,001 -   500,000.........      130        58,777,974.18          24.82          5.395        736      76.40
  500,001 -   600,000.........       79        43,289,407.32          18.28          5.478        741      76.25
  600,001 -   700,000.........       34        22,077,332.08           9.32          5.495        748      69.76
  700,001 -   800,000.........       17        13,025,981.00           5.50          5.575        735      73.57
  800,001 -   900,000.........        6         5,153,600.00           2.18          5.563        762      73.58
  900,001 - 1,000,000.........       18        17,749,460.57           7.49          5.198        741      67.30
1,000,001 - 1,500,000.........        3         4,134,650.00           1.75          4.979        752      63.56
1,500,001 - 1,882,500.........        2         3,583,433.15           1.51          5.327        738      61.11
                                    ---      ---------------         ------          -----        ---      -----
   Total......................      561      $236,836,487.85         100.00%         5.458%       738      74.39%
                                    ===      ===============         ======


                                      S-75

   PRINCIPAL BALANCES OF THE GROUP II-4 MORTGAGE LOANS AS OF THE CUT-OFF DATE



                                                                % OF AGGREGATE
                                                                   PRINCIPAL
                                  NUMBER        AGGREGATE           BALANCE      WEIGHTED              WEIGHTED
                                    OF      PRINCIPAL BALANCE   OUTSTANDING AS    AVERAGE   WEIGHTED    AVERAGE
                                 MORTGAGE   OUTSTANDING AS OF   OF THE CUT-OFF   MORTGAGE    AVERAGE   ORIGINAL
          RANGES ($)               LOANS     THE CUT-OFF DATE        DATE        RATE (%)     FICO      LTV (%)
------------------------------   --------   -----------------   --------------   --------   --------   --------

   68,700 -    75,000.........        1      $     68,700.00          0.03%       6.000%       791      78.51%
   75,001 -   100,000.........        5           448,527.12          0.19        5.791        750      77.05
  100,001 -   125,000.........       23         2,550,274.15          1.08        5.873        723      78.06
  125,001 -   150,000.........       30         4,084,601.84          1.72        5.813        740      76.41
  150,001 -   175,000.........       25         4,070,333.30          1.72        5.735        736      75.46
  175,001 -   200,000.........       22         4,142,386.14          1.75        5.637        730      77.78
  200,001 -   225,000.........       16         3,384,463.99          1.43        5.591        726      76.16
  225,001 -   250,000.........       12         2,838,605.39          1.20        5.461        737      71.83
  250,001 -   275,000.........       16         4,154,661.53          1.75        5.556        734      78.26
  275,001 -   300,000.........       12         3,440,005.37          1.45        5.573        718      77.33
  300,001 -   333,700.........       25         7,874,498.73          3.32        5.502        727      79.04
  333,701 -   350,000.........        4         1,368,384.00          0.58        5.316        758      74.45
  350,001 -   400,000.........       82        31,016,540.70         13.10        5.483        734      75.41
  400,001 -   500,000.........      129        58,380,641.47         24.65        5.400        737      76.53
  500,001 -   600,000.........       79        43,289,407.32         18.28        5.478        741      76.25
  600,001 -   700,000.........       34        22,077,332.08          9.32        5.495        748      69.76
  700,001 -   800,000.........       17        13,025,981.00          5.50        5.575        735      73.57
  800,001 -   900,000.........        6         5,153,600.00          2.18        5.563        762      73.58
  900,001 - 1,000,000.........       18        17,749,460.57          7.49        5.198        741      67.30
1,000,001 - 1,500,000.........        3         4,134,650.00          1.75        4.979        752      63.56
1,500,001 - 1,874,500.........        2         3,583,433.15          1.51        5.327        738      61.11
                                    ---      ---------------        ------        -----        ---      -----
   Total......................      561      $236,836,487.85        100.00%       5.458%       738      74.39%
                                    ===      ===============        ======


     MORTGAGE RATES OF THE GROUP II-4 MORTGAGE LOANS AS OF THE CUT-OFF DATE



                                                                % OF AGGREGATE
                                                                   PRINCIPAL
                                  NUMBER        AGGREGATE           BALANCE      WEIGHTED              WEIGHTED
                                    OF      PRINCIPAL BALANCE   OUTSTANDING AS    AVERAGE   WEIGHTED    AVERAGE
                                 MORTGAGE   OUTSTANDING AS OF   OF THE CUT-OFF   MORTGAGE    AVERAGE   ORIGINAL
       MORTGAGE RATE (%)           LOANS     THE CUT-OFF DATE        DATE        RATE (%)     FICO      LTV (%)
------------------------------   --------   -----------------   --------------   --------   --------   --------

4.125 - 4.499.................       10      $  7,191,532.70          3.04%       4.324%       735      66.58%
4.500 - 4.999.................       52        23,899,421.28         10.09        4.772        744      69.60
5.000 - 5.499.................      143        65,793,109.04         27.78        5.236        747      74.18
5.500 - 5.999.................      297       121,827,554.43         51.44        5.680        735      75.46
6.000 - 6.499.................       55        16,509,371.12          6.97        6.086        725      77.11
6.500 - 6.875.................        4         1,615,499.28          0.68        6.602        711      80.61
                                    ---      ---------------        ------        -----        ---      -----
Total.........................      561      $236,836,487.85        100.00%       5.458%       738      74.39%
                                    ===      ===============        ======


                                      S-76

      LOAN-TO-VALUE RATIOS OF THE GROUP II-4 MORTGAGE LOANS AT ORIGINATION



                                                                % OF AGGREGATE
                                                                   PRINCIPAL
                                  NUMBER        AGGREGATE           BALANCE      WEIGHTED              WEIGHTED
                                    OF      PRINCIPAL BALANCE   OUTSTANDING AS    AVERAGE   WEIGHTED    AVERAGE
                                 MORTGAGE   OUTSTANDING AS OF   OF THE CUT-OFF   MORTGAGE    AVERAGE   ORIGINAL
    LOAN-TO-VALUE RATIO (%)        LOANS     THE CUT-OFF DATE        DATE        RATE (%)     FICO      LTV (%)
------------------------------   --------   -----------------   --------------   --------   --------   --------

23.76 - 25.00.................        1      $    250,000.00          0.11%       5.625%       777      23.76%
25.01 - 30.00.................        2         1,157,906.46          0.49        5.045        757      28.99
30.01 - 35.00.................        4         2,351,999.75          0.99        5.519        752      32.28
35.01 - 40.00.................        1           370,000.00          0.16        5.750        757      38.95
40.01 - 45.00.................        3           765,572.37          0.32        5.529        758      42.54
45.01 - 50.00.................        9         5,235,875.01          2.21        4.979        749      48.97
50.01 - 55.00.................       12         6,676,858.77          2.82        5.004        729      52.63
55.01 - 60.00.................       17         8,787,455.81          3.71        5.273        742      57.78
60.01 - 65.00.................        9         5,882,396.28          2.48        5.200        734      63.65
65.01 - 70.00.................       43        20,843,103.11          8.80        5.385        751      68.04
70.01 - 75.00.................       59        27,973,576.34         11.81        5.564        739      73.50
75.01 - 80.00.................      383       151,852,056.26         64.12        5.500        738      79.48
80.01 - 85.00.................        2           623,396.60          0.26        5.618        602      84.04
85.01 - 90.00.................       12         2,602,085.28          1.10        5.758        714      89.54
90.01 - 95.00.................        4         1,464,205.81          0.62        5.604        672      93.91
                                    ---      ---------------        ------        -----        ---      -----
Total.........................      561      $236,836,487.85        100.00%       5.458%       738      74.39%
                                    ===      ===============        ======


            MORTGAGED PROPERTY TYPES OF THE GROUP II-4 MORTGAGE LOANS



                                                                % OF AGGREGATE
                                                                   PRINCIPAL
                                  NUMBER        AGGREGATE           BALANCE      WEIGHTED              WEIGHTED
                                    OF      PRINCIPAL BALANCE   OUTSTANDING AS    AVERAGE   WEIGHTED    AVERAGE
                                 MORTGAGE   OUTSTANDING AS OF   OF THE CUT-OFF   MORTGAGE    AVERAGE   ORIGINAL
       MORTGAGE PROPERTY           LOANS     THE CUT-OFF DATE        DATE        RATE (%)     FICO      LTV (%)
------------------------------   --------   -----------------   --------------   --------   --------   --------

Single Family.................      388      $161,042,170.07         68.00%       5.410%       740      73.85%
2-4 Family....................        3           501,481.43          0.21        6.498        723      75.85
Co-Op.........................        4         1,283,089.96          0.54        5.171        753      79.08
Condo.........................       74        34,002,220.37         14.36        5.477        740      73.79
PUD...........................       92        40,007,526.02         16.89        5.633        732      76.93
                                    ---      ---------------        ------        -----        ---      -----
   Total......................      561      $236,836,487.85        100.00%       5.458%       738      74.39%
                                    ===      ===============        ======


              OCCUPANCY STATUS OF THE GROUP II-4 MORTGAGE LOANS(1)



                                                                % OF AGGREGATE
                                                                   PRINCIPAL
                                  NUMBER        AGGREGATE           BALANCE      WEIGHTED              WEIGHTED
                                    OF      PRINCIPAL BALANCE   OUTSTANDING AS    AVERAGE   WEIGHTED    AVERAGE
                                 MORTGAGE   OUTSTANDING AS OF   OF THE CUT-OFF   MORTGAGE    AVERAGE   ORIGINAL
       OCCUPANCY STATUS            LOANS     THE CUT-OFF DATE        DATE        RATE (%)     FICO      LTV (%)
------------------------------   --------   -----------------   --------------   --------   --------   --------

Investor .....................       21      $  3,603,166.73          1.52%       5.892%       750      79.05%
Owner Occupied ...............      498       214,964,981.16         90.77        5.449        738      74.51
Second Home ..................       42        18,268,339.96          7.71        5.484        740      72.05
                                    ---      ---------------        ------        -----        ---      -----
    Total ....................      561      $236,836,487.85        100.00%       5.458%       738      74.39%
                                    ===      ===============        ======


----------
(1)  The occupancy status of a mortgaged property is as represented by the mortgagor in its loan application.

                                      S-77

                  LOAN PURPOSE OF THE GROUP II-4 MORTGAGE LOANS



                                  NUMBER    AGGREGATE PRINCIPAL    % OF AGGREGATE        WEIGHTED                WEIGHTED
                                    OF            BALANCE         PRINCIPAL BALANCE      AVERAGE      WEIGHTED    AVERAGE
                                 MORTGAGE    OUTSTANDING AS OF    OUTSTANDING AS OF   MORTGAGE RATE    AVERAGE   ORIGINAL
         LOAN PURPOSE              LOANS      THE CUT-OFF DATE     THE CUT-OFF DATE        (%)          FICO      LTV (%)
------------------------------   --------   -------------------   -----------------   -------------   --------   --------

Cash Out Refinance............       74       $ 31,008,043.16           13.09%            5.508%         717      69.02%
Purchase......................      387        166,889,691.93           70.47             5.446          744      76.47
Rate/Term Refinance...........      100         38,938,752.76           16.44             5.472          732      69.77
                                    ---       ---------------          ------             -----          ---      -----
   Total......................      561       $236,836,487.85          100.00%            5.458%         738      74.39%
                                    ===       ===============          ======


                 CREDIT SCORES OF THE GROUP II-4 MORTGAGE LOANS



                                  NUMBER    AGGREGATE PRINCIPAL    % OF AGGREGATE        WEIGHTED                WEIGHTED
                                    OF            BALANCE         PRINCIPAL BALANCE      AVERAGE      WEIGHTED    AVERAGE
                                 MORTGAGE    OUTSTANDING AS OF    OUTSTANDING AS OF   MORTGAGE RATE    AVERAGE   ORIGINAL
        CREDIT SCORE               LOANS      THE CUT-OFF DATE     THE CUT-OFF DATE        (%)          FICO      LTV (%)
------------------------------   --------   -------------------   -----------------   -------------   --------   --------

NA............................        1       $    468,894.04            0.20%            5.125%          --      63.95%
   500 - 524..................        1            317,396.60            0.13             5.250          505      83.12
   550 - 574..................        1            190,494.90            0.08             5.000          568      73.71
   600 - 624..................        2          1,381,519.81            0.58             5.910          622      74.49
   625 - 649..................       10          3,572,296.83            1.51             5.265          639      70.70
   650 - 674..................       25          9,103,501.06            3.84             5.327          666      71.98
   675 - 699..................       57         20,775,997.81            8.77             5.535          687      78.42
   700 - 724..................      120         50,812,355.29           21.45             5.560          712      74.79
   725 - 749..................      116         50,023,243.20           21.12             5.490          737      76.14
   750 - 774..................      106         48,237,509.48           20.37             5.432          762      73.22
   775 - 799..................      104         43,370,957.11           18.31             5.365          786      73.30
   800 - 811..................       18          8,582,321.72            3.62             5.287          804      68.54
                                    ---       ---------------          ------             -----          ---      -----
      Total...................      561       $236,836,487.85          100.00%            5.458%         738      74.39%
                                    ===       ===============          ======


           ORIGINAL TERM TO MATURITY OF THE GROUP II-4 MORTGAGE LOANS



                                  NUMBER    AGGREGATE PRINCIPAL    % OF AGGREGATE        WEIGHTED                WEIGHTED
                                    OF            BALANCE         PRINCIPAL BALANCE      AVERAGE      WEIGHTED    AVERAGE
                                 MORTGAGE    OUTSTANDING AS OF    OUTSTANDING AS OF   MORTGAGE RATE    AVERAGE   ORIGINAL
    ORIGINAL TERM (MONTHS)         LOANS      THE CUT-OFF DATE     THE CUT-OFF DATE        (%)          FICO      LTV (%)
------------------------------   --------   -------------------   -----------------   -------------   --------   --------

360...........................      561       $236,836,487.85          100.00%            5.458%         738      74.39%
                                    ---       ---------------          ------             -----          ---      -----
   Total......................      561       $236,836,487.85          100.00%            5.458%         738      74.39%
                                    ===       ===============          ======


                 REMAINING TERM OF THE GROUP II-4 MORTGAGE LOANS



                                  NUMBER    AGGREGATE PRINCIPAL    % OF AGGREGATE        WEIGHTED                WEIGHTED
                                    OF            BALANCE         PRINCIPAL BALANCE      AVERAGE      WEIGHTED    AVERAGE
                                 MORTGAGE    OUTSTANDING AS OF    OUTSTANDING AS OF   MORTGAGE RATE    AVERAGE   ORIGINAL
    REMAINING TERM (MONTHS)        LOANS      THE CUT-OFF DATE     THE CUT-OFF DATE        (%)          FICO      LTV (%)
------------------------------   --------   -------------------   -----------------   -------------   --------   --------

337 - 348.....................       12       $  7,179,735.12            3.03%            4.523%         716      57.43%
349 - 360.....................      549        229,656,752.73           96.97             5.487          739      74.92
                                    ---       ---------------          ------             -----          ---      -----
   Total......................      561       $236,836,487.85          100.00%            5.458%         738      74.39%
                                    ===       ===============          ======


                                      S-78

             GEOGRAPHIC DISTRIBUTION OF THE MORTGAGED PROPERTIES ON
                          THE GROUP II-4 MORTGAGE LOANS



                                  NUMBER    AGGREGATE PRINCIPAL    % OF AGGREGATE        WEIGHTED                WEIGHTED
                                    OF            BALANCE         PRINCIPAL BALANCE      AVERAGE      WEIGHTED    AVERAGE
                                 MORTGAGE    OUTSTANDING AS OF    OUTSTANDING AS OF   MORTGAGE RATE    AVERAGE   ORIGINAL
          LOCATION                 LOANS      THE CUT-OFF DATE     THE CUT-OFF DATE        (%)          FICO      LTV (%)
------------------------------   --------   -------------------   -----------------   -------------   --------   --------

California....................      122       $ 66,260,288.37           27.98%            5.481%         739      72.32%
Florida.......................       39         15,983,071.08            6.75             5.523          735      75.27
Virginia......................       41         15,813,663.23            6.68             5.486          740      75.55
Michigan......................       51         14,615,403.09            6.17             5.613          727      74.46
New York......................       26         14,374,064.44            6.07             5.391          743      71.31
New Jersey....................       33         14,061,939.42            5.94             5.396          729      75.20
Washington....................       27         11,681,501.52            4.93             5.407          737      75.99
Massachusetts.................       14          7,734,553.74            3.27             5.350          751      76.81
Illinois......................       19          7,198,094.53            3.04             5.272          736      73.34
Maryland......................       18          6,569,869.70            2.77             5.505          737      70.88
North Carolina................       17          6,072,191.87            2.56             5.467          726      78.19
Nevada........................       18          6,049,831.03            2.55             5.581          726      80.26
Arizona.......................       18          5,944,122.39            2.51             5.635          733      77.79
Colorado......................       11          5,123,480.20            2.16             5.282          757      74.13
Connecticut...................        9          4,737,600.00            2.00             5.461          729      68.87
Hawaii........................        8          4,671,436.04            1.97             5.391          760      77.04
Pennsylvania..................       12          3,984,861.01            1.68             5.419          753      74.86
Georgia.......................        9          3,965,497.85            1.67             5.428          747      77.69
Minnesota.....................        8          3,235,842.02            1.37             5.103          757      69.50
Ohio..........................        8          2,617,279.27            1.11             5.055          738      81.18
Rhode Island..................        4          2,406,000.00            1.02             5.397          741      71.33
*Others**.....................       49         13,735,897.05            5.80             5.531          742      78.56
                                    ---       ---------------          ------             -----          ---      -----
   Total......................      561       $236,836,487.85          100.00%            5.458%         738      74.39%
                                    ===       ===============          ======


      GROSS MARGINS OF THE GROUP II-4 MORTGAGE LOANS AS OF THE CUT-OFF DATE



                                  NUMBER    AGGREGATE PRINCIPAL    % OF AGGREGATE        WEIGHTED                WEIGHTED
                                    OF            BALANCE         PRINCIPAL BALANCE      AVERAGE      WEIGHTED    AVERAGE
                                 MORTGAGE    OUTSTANDING AS OF    OUTSTANDING AS OF   MORTGAGE RATE    AVERAGE   ORIGINAL
       GROSS MARGIN (%)            LOANS      THE CUT-OFF DATE     THE CUT-OFF DATE        (%)          FICO      LTV (%)
------------------------------   --------   -------------------   -----------------   -------------   --------   --------

2.250 - 2.500.................      294       $125,431,959.28           52.96%            5.637%         734      75.76%
2.501 - 2.750.................      267        111,404,528.57           47.04             5.257          743      72.85
                                    ---       ---------------          ------             -----          ---      -----
   Total......................      561       $236,836,487.85          100.00%            5.458%         738      74.39%
                                    ===       ===============          ======


 MAXIMUM MORTGAGE RATES OF THE GROUP II-4 MORTGAGE LOANS AS OF THE CUT-OFF DATE



                                  NUMBER    AGGREGATE PRINCIPAL    % OF AGGREGATE        WEIGHTED                WEIGHTED
                                    OF            BALANCE         PRINCIPAL BALANCE      AVERAGE      WEIGHTED    AVERAGE
                                 MORTGAGE    OUTSTANDING AS OF    OUTSTANDING AS OF   MORTGAGE RATE    AVERAGE   ORIGINAL
   MAXIMUM MORTGAGE RATE (%)       LOANS      THE CUT-OFF DATE     THE CUT-OFF DATE        (%)          FICO      LTV (%)
------------------------------   --------   -------------------   -----------------   -------------   --------   --------

 9.125 -  9.499...............       10       $  7,191,532.70            3.04%            4.324%         735      66.58%
 9.500 -  9.999...............       52         23,899,421.28           10.09             4.772          744      69.60
10.000 - 10.499...............      143         65,793,109.04           27.78             5.236          747      74.18
10.500 - 10.999...............      297        121,827,554.43           51.44             5.680          735      75.46
11.000 - 11.499...............       55         16,509,371.12            6.97             6.086          725      77.11
11.500 - 11.875...............        4          1,615,499.28            0.68             6.602          711      80.61
                                    ---       ---------------          ------             -----          ---      -----
   Total......................      561       $236,836,487.85          100.00%            5.458%         738      74.39%
                                    ===       ===============          ======


                                      S-79

 MINIMUM MORTGAGE RATES OF THE GROUP II-4 MORTGAGE LOANS AS OF THE CUT-OFF DATE



                                             AGGREGATE PRINCIPAL     % OF AGGREGATE       WEIGHTED                WEIGHTED
                                 NUMBER OF         BALANCE         PRINCIPAL BALANCE      AVERAGE      WEIGHTED    AVERAGE
                                  MORTGAGE    OUTSTANDING AS OF    OUTSTANDING AS OF   MORTGAGE RATE    AVERAGE   ORIGINAL
   MINIMUM MORTGAGE RATE (%)       LOANS       THE CUT-OFF DATE     THE CUT-OFF DATE        (%)          FICO      LTV (%)
------------------------------   ---------   -------------------   -----------------   -------------   --------   --------

2.250 - 2.499.................      294        $125,431,959.28           52.96%            5.637%         734      75.76%
2.750 - 2.750.................      267         111,404,528.57           47.04             5.257          743      72.85
                                    ---        ---------------          ------             -----          ---      -----
   Total......................      561        $236,836,487.85          100.00%            5.458%         738      74.39%
                                    ===        ===============          ======


 NEXT ADJUSTMENT DATES FOR THE GROUP II-4 MORTGAGE LOANS AS OF THE CUT-OFF DATE



                                             AGGREGATE PRINCIPAL     % OF AGGREGATE       WEIGHTED                WEIGHTED
                                 NUMBER OF         BALANCE         PRINCIPAL BALANCE      AVERAGE      WEIGHTED    AVERAGE
                                  MORTGAGE    OUTSTANDING AS OF    OUTSTANDING AS OF   MORTGAGE RATE    AVERAGE   ORIGINAL
     NEXT ADJUSTMENT DATE          LOANS       THE CUT-OFF DATE     THE CUT-OFF DATE        (%)          FICO      LTV (%)
------------------------------   ---------   -------------------   -----------------   -------------   --------   --------

August 2010...................        4        $  1,877,657.56            0.79%            4.617%         680      57.88%
September 2010................        4           2,885,409.45            1.22             4.427          729      58.61
October 2010..................        2           1,528,999.82            0.65             4.702          735      42.65
November 2010.................        1             529,086.35            0.22             4.125          754      80.00
December 2010.................        1             358,581.94            0.15             4.625          659      75.41
August 2011...................        1             433,718.06            0.18             5.750          740      80.00
September 2011................        1             409,747.70            0.17             5.625          730      80.00
October 2011..................        1             363,000.00            0.15             5.750          748      53.87
December 2011.................        1             317,396.60            0.13             5.250          505      83.12
January 2012..................        4           1,811,355.03            0.76             5.249          742      79.40
February 2012.................        4           1,639,562.90            0.69             5.504          735      61.61
March 2012....................        5           2,787,438.00            1.18             5.022          760      69.13
April 2012....................       24          12,772,731.59            5.39             4.999          747      68.38
May 2012......................      118          45,534,073.17           19.23             5.324          737      75.00
June 2012.....................      215          69,970,779.68           29.54             5.495          742      74.79
July 2012.....................      173          92,677,030.00           39.13             5.646          737      76.17
August 2012...................        2             939,920.00            0.40             5.456          765      80.00
                                    ---        ---------------          ------             -----          ---      -----
   Total......................      561        $236,836,487.85          100.00%            5.458%         738      74.39%
                                    ===        ===============          ======


 INITIAL PERIODIC RATE CAPS OF THE GROUP II-4 MORTGAGE LOANS AS OF THE CUT-OFF
                                      DATE



                                             AGGREGATE PRINCIPAL     % OF AGGREGATE       WEIGHTED                WEIGHTED
                                 NUMBER OF         BALANCE         PRINCIPAL BALANCE      AVERAGE      WEIGHTED    AVERAGE
                                  MORTGAGE    OUTSTANDING AS OF    OUTSTANDING AS OF   MORTGAGE RATE    AVERAGE   ORIGINAL
 INITIAL PERIODIC RATE CAP (%)     LOANS       THE CUT-OFF DATE     THE CUT-OFF DATE        (%)          FICO      LTV (%)
------------------------------   ---------   -------------------   -----------------   -------------   --------   --------

5.000.........................      561        $236,836,487.85          100.00%            5.458%         738      74.39%
                                    ---        ---------------          ------             -----          ---      -----
   Total......................      561        $236,836,487.85          100.00%            5.458%         738      74.39%
                                    ===        ===============          ======


SUBSEQUENT PERIODIC RATE CAPS OF THE GROUP II-4 MORTGAGE LOANS AS OF THE CUT-OFF
                                      DATE



                                             AGGREGATE PRINCIPAL     % OF AGGREGATE       WEIGHTED                WEIGHTED
                                 NUMBER OF         BALANCE         PRINCIPAL BALANCE      AVERAGE      WEIGHTED    AVERAGE
 SUBSEQUENT PERIODIC RATE CAP     MORTGAGE    OUTSTANDING AS OF    OUTSTANDING AS OF   MORTGAGE RATE    AVERAGE   ORIGINAL
              (%)                  LOANS       THE CUT-OFF DATE     THE CUT-OFF DATE        (%)          FICO      LTV (%)
------------------------------   ---------   -------------------   -----------------   -------------   --------   --------

1.000.........................       93        $ 23,827,266.83           10.06%            5.617%         722      74.59%
2.000.........................      468         213,009,221.02           89.94             5.440          740      74.37
                                    ---        ---------------          ------             -----          ---      -----
   Total......................      561        $236,836,487.85          100.00%            5.458%         738      74.39%
                                    ===        ===============          ======


                                      S-80

              DOCUMENTATION TYPES OF THE GROUP II-4 MORTGAGE LOANS



                                             AGGREGATE PRINCIPAL     % OF AGGREGATE       WEIGHTED                WEIGHTED
                                 NUMBER OF         BALANCE         PRINCIPAL BALANCE      AVERAGE      WEIGHTED    AVERAGE
                                  MORTGAGE    OUTSTANDING AS OF    OUTSTANDING AS OF   MORTGAGE RATE    AVERAGE   ORIGINAL
      DOCUMENTATION TYPE           LOANS       THE CUT-OFF DATE     THE CUT-OFF DATE        (%)          FICO      LTV (%)
------------------------------   ---------   -------------------   -----------------   -------------   --------   --------

Stated Documentation..........      266        $124,852,655.14           52.72%            5.448%         751      74.82%
Full Documentation............      239          89,367,971.17           37.73             5.415          726      73.35
Alternative Documentation.....       35          18,392,344.00            7.77             5.690          714      76.16
Reduced Documentation.........       15           3,023,833.78            1.28             5.680          733      75.42
Limited Documentation.........        3             594,597.91            0.25             5.690          735      79.67
No Income/Full Asset..........        2             414,590.95            0.18             5.953          738      76.88
Streamline....................        1             190,494.90            0.08             5.000          568      73.71
                                    ---        ---------------          ------             -----          ---      -----
   Total......................      561        $236,836,487.85          100.00%            5.458%         738      74.39%
                                    ===        ===============          ======


                    IO TERMS OF THE GROUP II-4 MORTGAGE LOANS



                                             AGGREGATE PRINCIPAL     % OF AGGREGATE       WEIGHTED                WEIGHTED
                                 NUMBER OF         BALANCE         PRINCIPAL BALANCE      AVERAGE      WEIGHTED    AVERAGE
            IO TERM               MORTGAGE    OUTSTANDING AS OF    OUTSTANDING AS OF   MORTGAGE RATE    AVERAGE   ORIGINAL
           (MONTHS)                LOANS       THE CUT-OFF DATE     THE CUT-OFF DATE        (%)          FICO      LTV (%)
------------------------------   ---------   -------------------   -----------------   -------------   --------   --------

0.............................       78        $ 30,582,865.10           12.91%            5.365%         737      75.95%
84............................      391         181,944,193.59           76.82             5.454          741      74.10
120...........................       92          24,309,429.16           10.26             5.611          724      74.64
                                    ---        ---------------          ------             -----          ---      -----
   Total......................      561        $236,836,487.85          100.00%            5.458%         738      74.39%
                                    ===        ===============          ======


                  ORIGINATORS OF THE GROUP II-4 MORTGAGE LOANS



                                             AGGREGATE PRINCIPAL     % OF AGGREGATE       WEIGHTED                WEIGHTED
                                 NUMBER OF         BALANCE         PRINCIPAL BALANCE      AVERAGE      WEIGHTED    AVERAGE
                                  MORTGAGE    OUTSTANDING AS OF    OUTSTANDING AS OF   MORTGAGE RATE    AVERAGE   ORIGINAL
          ORIGINATOR               LOANS       THE CUT-OFF DATE     THE CUT-OFF DATE        (%)          FICO      LTV (%)
------------------------------   ---------   -------------------   -----------------   -------------   --------   --------

Wells Fargo...................      226        $103,180,579.10           43.57%            5.213%         744      72.40%
Countrywide...................      183          98,223,385.26           41.47             5.641          737      75.99
Quicken ......................       93          23,827,266.83           10.06             5.617          722      74.59
National City.................       59          11,605,256.66            4.90             5.760          738      78.19
                                    ---        ---------------          ------             -----          ---      -----
   Total......................      561        $236,836,487.85          100.00%            5.458%         738      74.39%
                                    ===        ===============          ======


                     INDEX OF THE GROUP II-4 MORTGAGE LOANS



                                             AGGREGATE PRINCIPAL     % OF AGGREGATE       WEIGHTED                WEIGHTED
                                 NUMBER OF         BALANCE         PRINCIPAL BALANCE      AVERAGE      WEIGHTED    AVERAGE
                                  MORTGAGE    OUTSTANDING AS OF    OUTSTANDING AS OF   MORTGAGE RATE    AVERAGE   ORIGINAL
             INDEX                 LOANS       THE CUT-OFF DATE     THE CUT-OFF DATE        (%)          FICO      LTV (%)
------------------------------   ---------   -------------------   -----------------   -------------   --------   --------

1 Year CMT....................      228        $103,736,156.52           43.80%            5.216%         744      72.44%
1 Year LIBOR..................      240         109,273,064.50           46.14             5.653          737      76.20
6 Month LIBOR.................       93          23,827,266.83           10.06             5.617          722      74.59
                                    ---        ---------------          ------             -----          ---      -----
   Total......................      561        $236,836,487.85          100.00%            5.458%         738      74.39%
                                    ===        ===============          ======


                                      S-81

           RATE ADJUSTMENT FREQUENCY OF THE GROUP II-4 MORTGAGE LOANS



                                             AGGREGATE PRINCIPAL     % OF AGGREGATE       WEIGHTED                WEIGHTED
                                 NUMBER OF         BALANCE         PRINCIPAL BALANCE      AVERAGE      WEIGHTED    AVERAGE
                                  MORTGAGE    OUTSTANDING AS OF    OUTSTANDING AS OF   MORTGAGE RATE    AVERAGE   ORIGINAL
   RATE ADJUSTMENT FREQUENCY       LOANS       THE CUT-OFF DATE     THE CUT-OFF DATE        (%)          FICO      LTV (%)
------------------------------   ---------   -------------------   -----------------   -------------   --------   --------

Semi-Annually.................       93        $ 23,827,266.83           10.06%            5.617%         722      74.59%
Annually......................      468         213,009,221.02           89.94             5.440          740      74.37
                                    ---        ---------------          ------             -----          ---      -----
   Total......................      561        $236,836,487.85          100.00%            5.458%         738      74.39%
                                    ===        ===============          ======


                    PMI STATUS FOR GROUP II-4 MORTGAGE LOANS



                                             AGGREGATE PRINCIPAL     % OF AGGREGATE       WEIGHTED                WEIGHTED
                                 NUMBER OF         BALANCE         PRINCIPAL BALANCE      AVERAGE      WEIGHTED    AVERAGE
                                  MORTGAGE    OUTSTANDING AS OF    OUTSTANDING AS OF   MORTGAGE RATE    AVERAGE   ORIGINAL
          PMI STATUS               LOANS       THE CUT-OFF DATE     THE CUT-OFF DATE        (%)          FICO      LTV (%)
------------------------------   ---------   -------------------   -----------------   -------------   --------   --------

Cur Ltv<=80...................      543        $232,146,800.16           98.02%            5.454%         739      74.07%
PMI Mortgage Insurance........        8           1,897,185.28            0.80             5.926          711      89.38
United Guaranty Corp..........        2             781,605.81            0.33             5.424          679      93.66
No PMI........................        3             571,400.00            0.24             5.966          712      87.32
General Electric..............        1             352,000.00            0.15             5.750          638      93.42
Radian........................        1             330,600.00            0.14             5.875          690      95.00
Triad Guaranty................        1             317,396.60            0.13             5.250          505      83.12
Amerin Guaranty Corp..........        1             312,600.00            0.13             4.500          755      89.99
Republic Mortgage Insurance           1             126,900.00            0.05             6.000          647      90.00
                                    ---        ---------------          ------             -----          ---      -----
   Total......................      561        $236,836,487.85          100.00%            5.458%         738      74.39%
                                    ===        ===============          ======


GROUP III MORTGAGE LOAN STATISTICS

          The Group III Mortgage Loans consist of 245 adjustable-rate mortgage loans with an aggregate outstanding principal balance as of the cut-off date of approximately $95,319,204, after application of scheduled payments due on or before the cut-off date whether or not received and subject to a permitted variance of plus or minus 5%. Approximately 78.70% of the Group III Mortgage
Loans have an interest-only period of five or ten years following origination.
The Group III Mortgage Loans have mortgage rates that adjust every six months.

          The remaining terms of the Group III Mortgage Loans range from 350 months to 359 months. The weighted average remaining term of the Group III
Mortgage Loans will be approximately 357 months as of the cut-off date. The latest maturity date of any Group III Mortgage Loan is June 2035.

          The average principal balance of the Group III Mortgage Loans at origination was approximately $390,979. No Group III Mortgage Loan had a principal balance at origination of greater than approximately $1,500,000 or less than approximately $100,000. The average principal balance of the Group III
Mortgage Loans as of the cut-off date was approximately $389,058. No Group III
Mortgage Loan had a principal balance as of the cut-off date of greater than approximately $1,500,000 or less than approximately $14,448.

          The Group III Mortgage Loans had mortgage rates as of the cut-off date ranging from approximately 1.990% per annum to approximately 6.000% per annum, and the weighted average mortgage rate was approximately 3.818% per annum. As of the cut-off date, all of the Group III Mortgage Loans had gross margins ranging from approximately 1.250% per annum to approximately 2.750% per annum. As of the cut-off date, the Group III Mortgage Loans had lifetime maximum mortgage rates ranging from approximately 9.625% per annum to approximately 12.000% per annum
and

                                      S-82

all of the Group III Mortgage Loans had lifetime minimum mortgage rates ranging from approximately 1.250% per annum to approximately 2.750% per annum. As of the cut-off date, the weighted average gross margin for the Group III Mortgage Loans was approximately 2.087% per annum. As of the cut-off date, the weighted average lifetime maximum mortgage rate of the Group III Mortgage Loans was approximately
11.961% per annum and the weighted average lifetime minimum mortgage rate of the
Group III Mortgage Loans was approximately 2.092% per annum. The latest first rate adjustment date following the cut-off date on any Group III Mortgage Loan occurs in January 2006 and the weighted average next rate change date for all of the Group I Mortgage Loans following the cut-off date is October 2005.

          Approximately 56.37% and 22.33% of the Group III Mortgage Loans have interest only periods of five years and ten years, respectively, following the date of origination.

          None of the Group III Mortgage Loans have a provision providing for the payment of a prepayment penalty in connection with principal prepayments.

          The weighted average loan-to-value ratio at origination of the Group
III Mortgage Loans was approximately 69.48%. No Group III Mortgage Loan had a loan-to-value ratio at origination greater than approximately 95.00% or less than approximately 22.86%.

          The weighted average credit score of the Group III Mortgage Loans for which credit scores were available is approximately 733. The "Weighted Average
FICO" column heading in the tables below relating to the Group III Mortgage
Loans refers to the weighted average credit score of only the Group III Mortgage
Loans in the applicable subset for which credit scores were available.

          The Group III Mortgage Loans are expected to have the following characteristics as of the cut-off date, but investors should note that the sum in any column may not equal the total indicated due to rounding:

        PRINCIPAL BALANCES OF THE GROUP III MORTGAGE LOANS AT ORIGINATION



                                                                 % OF AGGREGATE
                                  NUMBER        AGGREGATE          OUTSTANDING      WEIGHTED              WEIGHTED
                                    OF      PRINCIPAL BALANCE   PRINCIPAL BALANCE    AVERAGE   WEIGHTED    AVERAGE
                                 MORTGAGE   OUTSTANDING AS OF   AS OF THE CUT-OFF   MORTGAGE    AVERAGE   ORIGINAL
          RANGES ($)               LOANS     THE CUT-OFF DATE         DATE          RATE (%)     FICO      LTV (%)
------------------------------   --------   -----------------   -----------------   --------   --------   --------

  100,000 -   100,000.........        1       $    99,800.00           0.10%         3.625%       717      36.76%
  100,001 -   125,000.........       10         1,145,219.01           1.20          3.116        721      66.89
  125,001 -   150,000.........       16         2,171,912.29           2.28          3.498        734      72.94
  150,001 -   175,000.........       17         2,806,896.96           2.94          3.631        725      70.55
  175,001 -   200,000.........       15         2,840,960.64           2.98          2.492        752      68.50
  200,001 -   225,000.........       16         3,408,743.01           3.58          3.682        740      69.97
  225,001 -   250,000.........       12         2,861,533.81           3.00          3.487        740      72.36
  250,001 -   275,000.........       10         2,641,571.55           2.77          3.565        723      74.79
  275,001 -   300,000.........        9         2,596,037.16           2.72          3.454        746      76.31
  300,001 -   333,700.........       10         3,160,507.04           3.32          4.028        729      72.44
  333,701 -   350,000.........        9         3,078,148.06           3.23          3.751        737      75.09
  350,001 -   400,000.........       24         8,691,557.99           9.12          3.715        726      71.86
  400,001 -   500,000.........       36        16,283,574.53          17.08          4.056        728      72.28
  500,001 -   600,000.........       29        15,984,965.04          16.77          3.899        755      69.48
  600,001 -   700,000.........        8         5,177,020.45           5.43          3.902        753      61.52
  700,001 -   800,000.........        7         5,341,925.00           5.60          4.333        704      70.71
  800,001 -   900,000.........        2         1,669,000.00           1.75          3.688        720      66.10
  900,001 - 1,000,000.........       10         9,702,898.99          10.18          4.172        737      65.02
1,000,001 - 1,500,000.........        4         5,656,932.39           5.93          3.401        695      60.12
                                    ---       --------------         ------          -----        ---      -----
   Total......................      245       $95,319,203.92         100.00%         3.818%       733      69.48%
                                    ===       ==============         ======


                                      S-83

    PRINCIPAL BALANCES OF THE GROUP III MORTGAGE LOANS AS OF THE CUT-OFF DATE



                                                                % OF AGGREGATE
                                                                   PRINCIPAL
                                  NUMBER        AGGREGATE           BALANCE      WEIGHTED              WEIGHTED
                                    OF      PRINCIPAL BALANCE   OUTSTANDING AS    AVERAGE   WEIGHTED    AVERAGE
                                 MORTGAGE   OUTSTANDING AS OF   OF THE CUT-OFF   MORTGAGE    AVERAGE   ORIGINAL
          RANGES ($)               LOANS     THE CUT-OFF DATE        DATE        RATE (%)     FICO      LTV (%)
------------------------------   --------   -----------------   --------------   --------   --------   --------

   14,448 -    25,000.........        1       $    14,447.87          0.02%       4.000%       788      80.00%
   75,001 -   100,000.........        1            99,800.00          0.10        3.625        717      36.76
  100,001 -   125,000.........       10         1,145,219.01          1.20        3.116        721      66.89
  125,001 -   150,000.........       16         2,171,912.29          2.28        3.498        734      72.94
  150,001 -   175,000.........       18         2,981,730.29          3.13        3.652        728      68.47
  175,001 -   200,000.........       15         2,840,960.64          2.98        2.492        752      68.50
  200,001 -   225,000.........       15         3,233,909.68          3.39        3.665        738      71.85
  225,001 -   250,000.........       12         2,861,533.81          3.00        3.487        740      72.36
  250,001 -   275,000.........       10         2,641,571.55          2.77        3.565        723      74.79
  275,001 -   300,000.........        9         2,596,037.16          2.72        3.454        746      76.31
  300,001 -   333,700.........       10         3,160,507.04          3.32        4.028        729      72.44
  333,701 -   350,000.........        9         3,078,148.06          3.23        3.751        737      75.09
  350,001 -   400,000.........       23         8,677,110.12          9.10        3.715        725      71.84
  400,001 -   500,000.........       36        16,283,574.53         17.08        4.056        728      72.28
  500,001 -   600,000.........       29        15,984,965.04         16.77        3.899        755      69.48
  600,001 -   700,000.........        8         5,177,020.45          5.43        3.902        753      61.52
  700,001 -   800,000.........        7         5,341,925.00          5.60        4.333        704      70.71
  800,001 -   900,000.........        2         1,669,000.00          1.75        3.688        720      66.10
  900,001 - 1,000,000.........       10         9,702,898.99         10.18        4.172        737      65.02
1,000,001 - 1,500,000.........        4         5,656,932.39          5.93        3.401        695      60.12
                                    ---       --------------        ------        -----        ---      -----
   Total......................      245       $95,319,203.92        100.00%       3.818%       733      69.48%
                                    ===       ==============        ======


      MORTGAGE RATES OF THE GROUP III MORTGAGE LOANS AS OF THE CUT-OFF DATE



                                                                % OF AGGREGATE
                                                                   PRINCIPAL
                                  NUMBER        AGGREGATE           BALANCE      WEIGHTED              WEIGHTED
                                    OF      PRINCIPAL BALANCE   OUTSTANDING AS    AVERAGE   WEIGHTED    AVERAGE
                                 MORTGAGE   OUTSTANDING AS OF   OF THE CUT-OFF   MORTGAGE    AVERAGE   ORIGINAL
       MORTGAGE RATE (%)           LOANS     THE CUT-OFF DATE        DATE        RATE (%)     FICO      LTV (%)
------------------------------   --------   -----------------   --------------   --------   --------   --------

1.990 - 1.999.................       46       $11,556,953.23         12.12%       1.990%       729      70.66%
3.500 - 3.999.................       82        35,524,025.60         37.27        3.761        742      65.60
4.000 - 4.499.................       87        36,654,602.44         38.45        4.029        732      71.72
4.500 - 4.999.................        7         2,870,655.87          3.01        4.697        730      75.37
5.000 - 5.499.................       20         6,492,966.78          6.81        5.171        699      74.00
5.500 - 5.999.................        2         1,780,000.00          1.87        5.570        729      64.38
6.000 - 6.000.................        1           440,000.00          0.46        6.000        726      80.00
                                    ---       --------------        ------        -----        ---      -----
   Total......................      245       $95,319,203.92        100.00%       3.818%       733      69.48%
                                    ===       ==============        ======


                                      S-84

       LOAN-TO-VALUE RATIOS OF THE GROUP III MORTGAGE LOANS AT ORIGINATION



                                                                % OF AGGREGATE
                                                                   PRINCIPAL
                                  NUMBER        AGGREGATE           BALANCE      WEIGHTED              WEIGHTED
                                    OF      PRINCIPAL BALANCE   OUTSTANDING AS    AVERAGE   WEIGHTED    AVERAGE
                                 MORTGAGE   OUTSTANDING AS OF   OF THE CUT-OFF   MORTGAGE    AVERAGE   ORIGINAL
    LOAN-TO-VALUE RATIO (%)        LOANS     THE CUT-OFF DATE        DATE        RATE (%)     FICO      LTV (%)
------------------------------   --------   -----------------   --------------   --------   --------   --------

22.86 - 25.00.................        1       $   200,000.00          0.21%       1.990%       804      22.86%
25.01 - 30.00.................        2           363,975.50          0.38        3.343        766      26.77
30.01 - 35.00.................        2           567,700.00          0.60        3.912        750      32.49
35.01 - 40.00.................       11         4,277,553.75          4.49        3.963        772      36.81
40.01 - 45.00.................        4         1,929,000.00          2.02        3.858        752      42.74
45.01 - 50.00.................        5         3,505,966.29          3.68        3.612        702      48.92
50.01 - 55.00.................        7         2,937,200.41          3.08        3.691        754      53.83
55.01 - 60.00.................        9         4,459,441.64          4.68        3.528        722      58.38
60.01 - 65.00.................       20         9,000,077.26          9.44        3.855        732      63.73
65.01 - 70.00.................       29        15,149,690.75         15.89        3.861        736      68.50
70.01 - 75.00.................       35        11,874,267.98         12.46        3.677        724      73.44
75.01 - 80.00.................      112        39,273,669.92         41.20        3.919        732      79.33
80.01 - 85.00.................        1           240,000.00          0.25        1.990        761      81.63
85.01 - 90.00.................        3           698,907.18          0.73        3.371        726      87.92
90.01 - 95.00.................        4           841,753.24          0.88        3.347        739      94.83
                                    ---       --------------        ------        -----        ---      -----
   Total......................      245       $95,319,203.92        100.00%       3.818%       733      69.48%
                                    ===       ==============        ======


            MORTGAGED PROPERTY TYPES OF THE GROUP III MORTGAGE LOANS



                                                                % OF AGGREGATE
                                                                   PRINCIPAL
                                  NUMBER        AGGREGATE           BALANCE      WEIGHTED              WEIGHTED
                                    OF      PRINCIPAL BALANCE   OUTSTANDING AS    AVERAGE   WEIGHTED    AVERAGE
                                 MORTGAGE   OUTSTANDING AS OF   OF THE CUT-OFF   MORTGAGE    AVERAGE   ORIGINAL
       MORTGAGE PROPERTY           LOANS     THE CUT-OFF DATE        DATE        RATE (%)     FICO      LTV (%)
------------------------------   --------   -----------------   --------------   --------   --------   --------

Single Family.................      162       $61,124,460.92         64.13%       3.839%       733      68.13%
2 - 4 Family..................        2           919,000.00          0.96        3.039        719      74.96
Condo.........................       21         8,846,985.42          9.28        3.602        738      72.98
PUD...........................       59        24,272,607.58         25.46        3.882        733      71.25
Townhouse.....................        1           156,150.00          0.16        1.990        666      90.00
                                    ---       --------------        ------        -----        ---      -----
   Total......................      245       $95,319,203.92        100.00%       3.818%       733      69.48%
                                    ===       ==============        ======


               OCCUPANCY STATUS OF THE GROUP III MORTGAGE LOANS(1)



                                                                % OF AGGREGATE
                                                                   PRINCIPAL
                                  NUMBER        AGGREGATE           BALANCE      WEIGHTED              WEIGHTED
                                    OF      PRINCIPAL BALANCE   OUTSTANDING AS    AVERAGE   WEIGHTED    AVERAGE
                                 MORTGAGE   OUTSTANDING AS OF   OF THE CUT-OFF   MORTGAGE    AVERAGE   ORIGINAL
       OCCUPANCY STATUS            LOANS     THE CUT-OFF DATE        DATE        RATE (%)     FICO      LTV (%)
------------------------------   --------   -----------------   --------------   --------   --------   --------

Investor......................        2       $   237,700.00          0.25%       1.990%       762      67.02%
Owner Occupied................      232        90,297,823.33         94.73        3.815        733      69.33
Second Home...................       11         4,783,680.59          5.02        3.949        743      72.32
                                    ---       --------------        ------        -----        ---      -----
   Total......................      245       $95,319,203.92        100.00%       3.818%       733      69.48%
                                    ===       ==============        ======


----------
(1)  The occupancy status of a mortgaged property is as represented by the mortgagor in its loan application.

                                      S-85

                  LOAN PURPOSE OF THE GROUP III MORTGAGE LOANS



                                  NUMBER    AGGREGATE PRINCIPAL     % OF AGGREGATE       WEIGHTED                WEIGHTED
                                    OF            BALANCE         PRINCIPAL BALANCE      AVERAGE      WEIGHTED    AVERAGE
                                 MORTGAGE    OUTSTANDING AS OF    OUTSTANDING AS OF   MORTGAGE RATE    AVERAGE   ORIGINAL
         LOAN PURPOSE              LOANS      THE CUT-OFF DATE     THE CUT-OFF DATE        (%)          FICO      LTV (%)
------------------------------   --------   -------------------   -----------------   -------------   --------   --------

Cash Out Refinance............       59        $21,887,746.27           22.96%            3.832%         731      63.88%
Purchase......................       66         28,555,475.92           29.96             3.965          727      76.15
Rate/Term Refinance...........      120         44,875,981.73           47.08             3.716          738      67.97
                                    ---        --------------          ------             -----          ---      -----
   Total......................      245        $95,319,203.92          100.00%            3.818%         733      69.48%
                                    ===        ==============          ======


                  CREDIT SCORES OF THE GROUP III MORTGAGE LOANS



                                  NUMBER    AGGREGATE PRINCIPAL     % OF AGGREGATE       WEIGHTED                WEIGHTED
                                    OF            BALANCE         PRINCIPAL BALANCE      AVERAGE      WEIGHTED    AVERAGE
                                 MORTGAGE    OUTSTANDING AS OF    OUTSTANDING AS OF   MORTGAGE RATE    AVERAGE   ORIGINAL
         CREDIT SCORE              LOANS      THE CUT-OFF DATE     THE CUT-OFF DATE        (%)          FICO      LTV (%)
------------------------------   --------   -------------------   -----------------   -------------   --------   --------

556 - 574.....................        1        $   111,974.25            0.12%            5.250%         556      79.43%
625 - 649.....................        2          1,051,957.86            1.10             4.760          645      75.34
650 - 674.....................       17          7,499,979.22            7.87             3.752          663      70.04
675 - 699.....................       38         16,562,516.96           17.38             3.982          690      70.27
700 - 724.....................       48         17,358,512.85           18.21             3.714          711      71.23
725 - 749.....................       36         13,118,155.87           13.76             3.722          735      71.54
750 - 774.....................       50         20,492,493.22           21.50             3.861          764      67.27
775 - 799.....................       42         14,933,424.04           15.67             3.719          786      68.26
800 - 821.....................       11          4,190,189.65            4.40             3.876          805      65.04
                                    ---        --------------          ------             -----          ---      -----
   Total......................      245        $95,319,203.92          100.00%            3.818%         733      69.48%
                                    ===        ==============          ======


            ORIGINAL TERM TO MATURITY OF THE GROUP III MORTGAGE LOANS



                                  NUMBER    AGGREGATE PRINCIPAL     % OF AGGREGATE       WEIGHTED                WEIGHTED
                                    OF            BALANCE         PRINCIPAL BALANCE      AVERAGE      WEIGHTED    AVERAGE
                                 MORTGAGE    OUTSTANDING AS OF    OUTSTANDING AS OF   MORTGAGE RATE    AVERAGE   ORIGINAL
    ORIGINAL TERM (MONTHS)         LOANS      THE CUT-OFF DATE     THE CUT-OFF DATE        (%)          FICO      LTV (%)
------------------------------   --------   -------------------   -----------------   -------------   --------   --------

360...........................      245        $95,319,203.92          100.00%            3.818%         733      69.48%
                                    ---        --------------          ------             -----          ---      -----
   Total......................      245        $95,319,203.92          100.00%            3.818%         733      69.48%
                                    ===        ==============          ======


                 REMAINING TERM OF THE GROUP III MORTGAGE LOANS



                                  NUMBER        AGGREGATE         % OF AGGREGATE       WEIGHTED                WEIGHTED
                                    OF      PRINCIPAL BALANCE   PRINCIPAL BALANCE      AVERAGE      WEIGHTED    AVERAGE
                                 MORTGAGE   OUTSTANDING AS OF   OUTSTANDING AS OF   MORTGAGE RATE    AVERAGE   ORIGINAL
   REMAINING TERM (MONTHS)         LOANS     THE CUT-OFF DATE    THE CUT-OFF DATE        (%)          FICO      LTV (%)
------------------------------   --------   -----------------   -----------------   -------------   --------   --------

350 - 359.....................      245       $95,319,203.92         100.00%            3.818%         733      69.48%
                                    ---       --------------         ------             -----          ---      -----
   Total......................      245       $95,319,203.92         100.00%            3.818%         733      69.48%
                                    ===       ==============         ======


                                      S-86

             GEOGRAPHIC DISTRIBUTION OF THE MORTGAGED PROPERTIES ON
                          THE GROUP III MORTGAGE LOANS



                                  NUMBER        AGGREGATE         % OF AGGREGATE       WEIGHTED                WEIGHTED
                                    OF      PRINCIPAL BALANCE   PRINCIPAL BALANCE      AVERAGE      WEIGHTED    AVERAGE
                                 MORTGAGE   OUTSTANDING AS OF   OUTSTANDING AS OF   MORTGAGE RATE    AVERAGE   ORIGINAL
           LOCATION                LOANS     THE CUT-OFF DATE    THE CUT-OFF DATE        (%)          FICO      LTV (%)
------------------------------   --------   -----------------   -----------------   -------------   --------   --------

California....................       62       $26,675,930.10          27.99%            4.190%         736      70.34%
Illinois......................       37        14,439,879.27          15.15             3.788          751      66.25
Virginia......................       17         7,359,692.95           7.72             3.626          723      70.81
Maryland......................       12         5,759,718.13           6.04             3.760          722      67.63
Arizona.......................       17         5,132,013.48           5.38             4.168          703      70.90
Michigan......................       18         4,575,721.75           4.80             2.946          736      75.46
Georgia.......................        9         4,505,165.58           4.73             3.721          709      65.00
Ohio..........................       10         3,769,120.73           3.95             3.647          736      72.09
Florida.......................        6         3,767,850.00           3.95             4.062          733      70.18
Colorado......................        9         2,930,689.80           3.07             3.864          740      70.50
New York......................        3         2,290,000.00           2.40             2.701          699      63.13
Missouri......................        4         1,888,000.00           1.98             4.742          748      72.75
Massachusetts.................        5         1,808,470.50           1.90             3.591          764      65.41
North Carolina................        6         1,661,453.78           1.74             3.213          748      58.73
New Jersey....................        4         1,458,900.00           1.53             2.779          713      75.26
Texas.........................        3         1,427,955.00           1.50             3.821          722      66.83
New Mexico....................        3         1,042,250.00           1.09             2.858          760      66.39
Nevada........................        4           957,600.00           1.00             3.534          752      78.48
*Others**.....................       16         3,868,792.85           4.06             3.676          734      74.10
                                    ---       --------------         ------             -----          ---      -----
   Total......................      245       $95,319,203.92         100.00%            3.818%         733      69.48%
                                    ===       ==============         ======


      GROSS MARGINS OF THE GROUP III MORTGAGE LOANS AS OF THE CUT-OFF DATE



                                  NUMBER    AGGREGATE PRINCIPAL     % OF AGGREGATE       WEIGHTED                WEIGHTED
                                    OF            BALANCE         PRINCIPAL BALANCE      AVERAGE      WEIGHTED    AVERAGE
                                 MORTGAGE    OUTSTANDING AS OF    OUTSTANDING AS OF   MORTGAGE RATE    AVERAGE   ORIGINAL
       GROSS MARGIN (%)            LOANS      THE CUT-OFF DATE     THE CUT-OFF DATE        (%)          FICO      LTV (%)
------------------------------   --------   -------------------   -----------------   -------------   --------   --------

1.250 - 1.500.................        4        $ 1,415,100.00            1.48%            4.665%         753      73.97%
1.501 - 2.000.................       62         16,662,249.10           17.48             2.911          721      71.74
2.001 - 2.500.................      178         76,801,854.82           80.57             3.986          736      68.84
2.501 - 2.750.................        1            440,000.00            0.46             6.000          726      80.00
                                    ---        --------------          ------             -----          ---      -----
   Total......................      245        $95,319,203.92          100.00%            3.818%         733      69.48%
                                    ===        ==============          ======


  MAXIMUM MORTGAGE RATES OF THE GROUP III MORTGAGE LOANS AS OF THE CUT-OFF DATE



                                  NUMBER    AGGREGATE PRINCIPAL     % OF AGGREGATE       WEIGHTED                WEIGHTED
                                    OF            BALANCE         PRINCIPAL BALANCE      AVERAGE      WEIGHTED    AVERAGE
                                 MORTGAGE    OUTSTANDING AS OF    OUTSTANDING AS OF   MORTGAGE RATE    AVERAGE   ORIGINAL
   MAXIMUM MORTGAGE RATE (%)       LOANS      THE CUT-OFF DATE     THE CUT-OFF DATE        (%)          FICO      LTV (%)
------------------------------   --------   -------------------   -----------------   -------------   --------   --------

  9.625 - 9.999...............        2        $   639,200.00            0.67%            4.718%         682      80.00%
10.000 - 10.499...............        3            699,040.00            0.73             5.354          715      79.91
10.500 - 10.999...............        1            432,000.00            0.45             4.875          755      80.00
11.000 - 11.499...............        1            517,653.53            0.54             5.375          696      59.43
12.000 - 12.000...............      238         93,031,310.39           97.60             3.786          734      69.33
                                    ---        --------------          ------             -----          ---      -----
   Total......................      245        $95,319,203.92          100.00%            3.818%         733      69.48%
                                    ===        ==============          ======


                                      S-87

  MINIMUM MORTGAGE RATES OF THE GROUP III MORTGAGE LOANS AS OF THE CUT-OFF DATE



                                  NUMBER    AGGREGATE PRINCIPAL    % OF AGGREGATE        WEIGHTED                WEIGHTED
                                    OF            BALANCE         PRINCIPAL BALANCE      AVERAGE      WEIGHTED    AVERAGE
                                 MORTGAGE    OUTSTANDING AS OF    OUTSTANDING AS OF   MORTGAGE RATE    AVERAGE   ORIGINAL
   MINIMUM MORTGAGE RATE (%)       LOANS      THE CUT-OFF DATE     THE CUT-OFF DATE        (%)          FICO      LTV (%)
------------------------------   --------   -------------------   -----------------   -------------   --------   --------

1.250 - 1.499.................        2        $   783,100.00            0.82%            4.693%         774      69.10%
1.500 - 1.749.................        4          1,179,500.00            1.24             4.836          726      80.00
1.750 - 1.999.................        7          2,774,755.87            2.91             4.911          692      69.32
2.000 - 2.249.................      226         88,434,620.27           92.78             3.724          735      69.21
2.250 - 2.499.................        4          1,275,227.78            1.34             5.327          697      71.60
2.750 - 2.999.................        2            872,000.00            0.91             5.443          740      80.00
                                    ---        --------------          ------             -----          ---      -----
   Total......................      245        $95,319,203.92          100.00%            3.818%         733      69.48%
                                    ===        ==============          ======


  NEXT ADJUSTMENT DATES FOR THE GROUP III MORTGAGE LOANS AS OF THE CUT-OFF DATE



                                  NUMBER    AGGREGATE PRINCIPAL    % OF AGGREGATE        WEIGHTED                WEIGHTED
                                    OF            BALANCE         PRINCIPAL BALANCE      AVERAGE      WEIGHTED    AVERAGE
                                 MORTGAGE    OUTSTANDING AS OF    OUTSTANDING AS OF   MORTGAGE RATE    AVERAGE   ORIGINAL
     NEXT ADJUSTMENT DATE          LOANS      THE CUT-OFF DATE     THE CUT-OFF DATE        (%)          FICO      LTV (%)
------------------------------   --------   -------------------   -----------------   -------------   --------   --------

August 2005...................        1        $ 1,169,980.00            1.23%            4.000%         721      65.00%
September 2005................       36         13,128,173.46           13.77             3.908          740      70.25
October 2005..................      114         44,826,085.71           47.03             3.919          736      69.43
November 2005.................       51         15,128,903.23           15.87             3.086          719      70.98
December 2005.................       42         20,066,061.52           21.05             3.983          733      68.29
January 2006..................        1          1,000,000.00            1.05             5.625          758      67.80
                                    ---        --------------          ------             -----          ---      -----
   Total......................      245        $95,319,203.92          100.00%            3.818%         733      69.48%
                                    ===        ==============          ======


  INITIAL PERIODIC RATE CAPS OF THE GROUP III MORTGAGE LOANS AS OF THE CUT-OFF
                                      DATE



                                  NUMBER    AGGREGATE PRINCIPAL    % OF AGGREGATE        WEIGHTED                WEIGHTED
                                    OF            BALANCE         PRINCIPAL BALANCE      AVERAGE      WEIGHTED    AVERAGE
                                 MORTGAGE    OUTSTANDING AS OF    OUTSTANDING AS OF   MORTGAGE RATE    AVERAGE   ORIGINAL
 INITIAL PERIODIC RATE CAP (%)     LOANS      THE CUT-OFF DATE     THE CUT-OFF DATE        (%)          FICO      LTV (%)
------------------------------   --------   -------------------   -----------------   -------------   --------   --------

None..........................      243        $94,321,550.39           98.95%            3.805%         734      69.48%
1.000.........................        2            997,653.53            1.05             5.014          694      69.33
                                    ---        --------------          ------             -----          ---      -----
   Total......................      245        $95,319,203.92          100.00%            3.818%         733      69.48%
                                    ===        ==============          ======


SUBSEQUENT PERIODIC RATE CAPS OF THE GROUP III MORTGAGE LOANS AS OF THE CUT-OFF
                                      DATE



                                  NUMBER    AGGREGATE PRINCIPAL    % OF AGGREGATE        WEIGHTED                WEIGHTED
                                    OF            BALANCE         PRINCIPAL BALANCE      AVERAGE      WEIGHTED    AVERAGE
 SUBSEQUENT PERIODIC RATE CAP    MORTGAGE    OUTSTANDING AS OF    OUTSTANDING AS OF   MORTGAGE RATE    AVERAGE   ORIGINAL
              (%)                  LOANS      THE CUT-OFF DATE     THE CUT-OFF DATE        (%)          FICO      LTV (%)
------------------------------   --------   -------------------   -----------------   -------------   --------   --------

None..........................      243        $94,321,550.39           98.95%            3.805%         734      69.48%
1.000.........................        2            997,653.53            1.05             5.014          694      69.33
                                    ---        --------------          ------             -----          ---      -----
   Total......................      245        $95,319,203.92          100.00%            3.818%         733      69.48%
                                    ===        ==============          ======


                                      S-88

               DOCUMENTATION TYPES OF THE GROUP III MORTGAGE LOANS



                                  NUMBER    AGGREGATE PRINCIPAL    % OF AGGREGATE        WEIGHTED                WEIGHTED
                                    OF            BALANCE         PRINCIPAL BALANCE      AVERAGE      WEIGHTED    AVERAGE
                                 MORTGAGE    OUTSTANDING AS OF    OUTSTANDING AS OF   MORTGAGE RATE    AVERAGE   ORIGINAL
      DOCUMENTATION TYPE           LOANS      THE CUT-OFF DATE     THE CUT-OFF DATE        (%)          FICO      LTV (%)
------------------------------   --------   -------------------   -----------------   -------------   --------   --------

Full Documentation............      127        $47,461,251.96           49.79%            3.654%         729      69.76%
Stated Documentation..........       56         24,324,699.39           25.52             3.915          742      67.21
Reduced Documentation.........       51         18,810,196.87           19.73             3.956          736      72.37
Limited Documentation.........        8          3,011,055.70            3.16             3.942          723      71.05
Streamline....................        3          1,712,000.00            1.80             5.233          730      59.21
                                    ---        --------------          ------             -----          ---      -----
   Total......................      245        $95,319,203.92          100.00%            3.818%         733      69.48%
                                    ===        ==============          ======


                    IO TERMS OF THE GROUP III MORTGAGE LOANS



                                  NUMBER    AGGREGATE PRINCIPAL    % OF AGGREGATE        WEIGHTED                WEIGHTED
                                    OF            BALANCE         PRINCIPAL BALANCE      AVERAGE      WEIGHTED    AVERAGE
            IO TERM              MORTGAGE    OUTSTANDING AS OF    OUTSTANDING AS OF   MORTGAGE RATE    AVERAGE   ORIGINAL
           (MONTHS)                LOANS      THE CUT-OFF DATE     THE CUT-OFF DATE        (%)          FICO      LTV (%)
------------------------------   --------   -------------------   -----------------   -------------   --------   --------

N/A...........................       36        $20,306,350.05           21.30%            4.114%         734      68.27%
60............................      136         53,729,931.52           56.37             3.871          738      68.83
120...........................       73         21,282,922.35           22.33             3.401          720      72.25
                                    ---        --------------          ------             -----          ---      -----
   Total......................      245        $95,319,203.92          100.00%            3.818%         733      69.48%
                                    ===        ==============          ======


                   ORIGINATORS OF THE GROUP III MORTGAGE LOANS



                                  NUMBER    AGGREGATE PRINCIPAL    % OF AGGREGATE        WEIGHTED                WEIGHTED
                                    OF            BALANCE         PRINCIPAL BALANCE      AVERAGE      WEIGHTED    AVERAGE
                                 MORTGAGE    OUTSTANDING AS OF    OUTSTANDING AS OF   MORTGAGE RATE    AVERAGE   ORIGINAL
          ORIGINATOR               LOANS      THE CUT-OFF DATE     THE CUT-OFF DATE        (%)          FICO      LTV (%)
------------------------------   --------   -------------------   -----------------   -------------   --------   --------

National City.................      172        $74,036,281.57           77.67%            3.937%         737      68.68%
Quicken.......................       51         12,959,553.23           13.60             2.303          730      71.01
MortgageIT....................       21          7,323,370.12            7.68             5.108          706      73.53
Countrywide...................        1            999,999.00            1.05             5.125          696      79.05
                                    ---        --------------          ------             -----          ---      -----
   Total......................      245        $95,319,203.92          100.00%            3.818%         733      69.48%
                                    ===        ==============          ======


                      INDEX OF THE GROUP III MORTGAGE LOANS



                                  NUMBER    AGGREGATE PRINCIPAL    % OF AGGREGATE        WEIGHTED                WEIGHTED
                                    OF            BALANCE         PRINCIPAL BALANCE      AVERAGE      WEIGHTED    AVERAGE
                                 MORTGAGE    OUTSTANDING AS OF    OUTSTANDING AS OF   MORTGAGE RATE    AVERAGE   ORIGINAL
             INDEX                 LOANS      THE CUT-OFF DATE     THE CUT-OFF DATE        (%)          FICO      LTV (%)
------------------------------   --------   -------------------   -----------------   -------------   --------   --------

6 Mo Libor....................      245        $95,319,203.92          100.00%            3.818%         733      69.48%
                                    ---        --------------          ------             -----          ---      -----
   Total......................      245        $95,319,203.92          100.00%            3.818%         733      69.48%
                                    ===        ==============          ======


                                      S-89

            RATE ADJUSTMENT FREQUENCY OF THE GROUP III MORTGAGE LOANS



                                  NUMBER    AGGREGATE PRINCIPAL    % OF AGGREGATE        WEIGHTED                WEIGHTED
                                    OF            BALANCE         PRINCIPAL BALANCE      AVERAGE      WEIGHTED    AVERAGE
                                 MORTGAGE    OUTSTANDING AS OF    OUTSTANDING AS OF   MORTGAGE RATE    AVERAGE   ORIGINAL
   RATE ADJUSTMENT FREQUENCY       LOANS      THE CUT-OFF DATE     THE CUT-OFF DATE        (%)          FICO      LTV (%)
------------------------------   --------   -------------------   -----------------   -------------   --------   --------

Semi-Annually.................      245        $95,319,203.92          100.00%            3.818%         733      69.48%
                                    ---        --------------          ------             -----          ---      -----
   Total......................      245        $95,319,203.92          100.00%            3.818%         733      69.48%
                                    ===        ==============          ======


                     PMI STATUS FOR GROUP III MORTGAGE LOANS



                                  NUMBER    AGGREGATE PRINCIPAL    % OF AGGREGATE        WEIGHTED                WEIGHTED
                                    OF            BALANCE         PRINCIPAL BALANCE      AVERAGE      WEIGHTED    AVERAGE
                                 MORTGAGE    OUTSTANDING AS OF    OUTSTANDING AS OF   MORTGAGE RATE    AVERAGE   ORIGINAL
          PMI STATUS               LOANS      THE CUT-OFF DATE     THE CUT-OFF DATE        (%)          FICO      LTV (%)
------------------------------   --------   -------------------   -----------------   -------------   --------   --------

Ltv<=80.......................      237        $93,538,543.50           98.13%            3.830%         733      69.08%
Provider Unknown..............        2            414,100.00            0.43             4.000          746      91.55
Radian........................        2            396,150.00            0.42             1.990          724      84.93
PMI Mortgage Insurance Co.....        1            361,000.00            0.38             4.000          716      95.00
Mortgage Guaranty Insurance...        1            335,757.18            0.35             3.625          769      86.85
Republic Mortgage Insurance...        2            273,653.24            0.29             1.990          732      94.48
                                    ---        --------------          ------             -----          ---      -----
   Total......................      245        $95,319,203.92          100.00%            3.818%         733      69.48%
                                    ===        ==============          ======


CREDIT SCORES

          Credit scores are statistical credit scores obtained by many mortgage lenders in connection with the loan application to help assess a borrower's creditworthiness. Credit scores are generated by models developed by third parties and are made available to lenders through three national credit bureaus.
The models were derived by analyzing data on consumers in order to establish patterns which are believed to be indicative of the borrower's probability of default. The credit score is based on a borrower's historical credit data, including, among other things, payment history, delinquencies on accounts, levels of outstanding indebtedness, length of credit history, types of credit, and bankruptcy experience. Credit scores range from approximately 250 to approximately 900, with higher scores indicating an individual with a more favorable credit history compared to an individual with a lower score. However, a credit score purports only to be a measurement of the relative degree of risk a borrower represents to a lender, i.e., that a borrower with a higher score is statistically expected to be less likely to default in payment than a borrower with a lower score. In addition, it should be noted that credit scores were developed to indicate a level of default probability over a two-year period which does not correspond to the life of a mortgage loan. Furthermore, credit scores were not developed specifically for use in connection with mortgage loans, but for consumer loans in general. Therefore, a credit score does not take into consideration the effect of mortgage loan characteristics on the probability of repayment by the borrower. None of the depositor, the seller, the master servicer, any servicer, the trustee, the trust administrator, the underwriter or any of their respective affiliates has made or will make any representation as to the actual performance of any mortgage loan or that a particular credit score should be relied upon as a basis for an expectation that the borrower will repay the mortgage loan according to its terms.

                                      S-90

UNDERWRITING STANDARDS

          Countrywide Home Loans, Inc.

          The information set forth below with regard to the underwriting standards of the mortgage loans originated by Countrywide Home Loans, Inc. and serviced by Countrywide Servicing has been provided to the depositor by
Countrywide Home Loans, Inc., a New York corporation, referred to in this prospectus supplement as Countrywide Home Loans, or as the related originator with respect to such mortgage loans. Such mortgage loans are referred to in this prospectus supplement as the "Countrywide Mortgage Loans."

          For information about Countrywide Home Loans, Countrywide Servicing and their business activities, see "The Master Servicer and the Servicers--The
Servicers--Countrywide Home Loans Servicing LP" in this prospectus supplement.

          All of the Countrywide Mortgage Loans in the trust fund will have been originated or acquired by Countrywide Home Loans in accordance with its credit, appraisal and underwriting standards. The Countrywide Home Loans' underwriting guidelines are applied in accordance with federal and state laws and regulations.

          As part of its evaluation of potential borrowers, Countrywide Home
Loans generally requires a description of income. If required by its underwriting guidelines, Countrywide Home Loans obtains employment verification providing current and historical income information and/or a telephonic employment confirmation. Such employment verification may be obtained, either through analysis of the prospective borrower's recent pay stub and/or W-2 forms for the most recent two years, relevant portions of the most recent two years'
tax returns, or from the prospective borrower's employer, wherein the employer reports the length of employment and current salary with that organization.
Self-employed prospective borrowers generally are required to submit relevant portions of their federal tax returns for the past two years.

          In assessing a prospective borrower's creditworthiness, Countrywide
Home Loans may use FICO Credit Scores. "FICO Credit Scores" are statistical credit scores designed to assess a borrower's creditworthiness and likelihood to default on a consumer obligation over a two-year period based on a borrower's credit history. FICO Credit Scores were not developed to predict the likelihood of default on mortgage loans and, accordingly, may not be indicative of the ability of a borrower to repay its mortgage loan. FICO Credit Scores range from approximately 250 to approximately 900, with higher scores indicating an individual with a more favorable credit history compared to an individual with a lower score. Under Countrywide Home Loans' underwriting guidelines, borrowers possessing higher FICO Credit Scores, which indicate a more favorable credit history and who give Countrywide Home Loans the right to obtain the tax returns they filed for the preceding two years, may be eligible for Countrywide Home
Loans' processing program (the "Preferred Processing Program"). Countrywide Home
Loans may waive some documentation requirements for mortgage loans originated under the Preferred Processing Program.

          Periodically the data used by Countrywide Home Loans to complete the underwriting analysis may be obtained by a third party, particularly for mortgage loans originated through a loan correspondent or mortgage broker. In those instances, the initial determination as to whether a mortgage loan complies with Countrywide Home Loans' underwriting guidelines may be made by an independent company hired to perform underwriting services on behalf of
Countrywide Home Loans, the loan correspondent or mortgage broker. In addition,
Countrywide Home Loans may acquire mortgage loans from approved correspondent lenders under a program pursuant to which Countrywide Home Loans delegates to the correspondent the obligation to underwrite the mortgage loans to Countrywide
Home Loans' standards.

                                      S-91

Under these circumstances, the underwriting of a mortgage loan may not have been reviewed by Countrywide Home Loans before acquisition of the mortgage loan and the correspondent represents that Countrywide Home Loans' underwriting standards have been met. After purchasing mortgage loans under those circumstances,
Countrywide Home Loans conducts a quality control review of a sample of the mortgage loans. The number of loans reviewed in the quality control process varies based on a variety of factors, including Countrywide Home Loans' prior experience with the correspondent lender and the results of the quality control review process itself.

          Countrywide Home Loans' underwriting standards are applied by or on behalf of Countrywide Home Loans to evaluate the prospective borrower's credit standing and repayment ability and the value and adequacy of the mortgaged property as collateral. Under those standards, a prospective borrower must generally demonstrate that the ratio of the borrower's monthly housing expenses
(including principal and interest on the proposed mortgage loan and, as applicable, the related monthly portion of property taxes, hazard insurance and mortgage insurance) to the borrower's monthly gross income and the ratio of total monthly debt to the monthly gross income (the "debt-to-income" ratios) are within acceptable limits. If the prospective borrower has applied for an interest-only 1 or 6 Month LIBOR Loan, the interest component of the monthly mortgage expense is calculated based upon the initial interest rate plus 2%. If the prospective borrower has applied for a 3/1 Mortgage Loan and the
Loan-to-Value Ratio is less than or equal to 75%, the interest component of the monthly mortgage expense is calculated based on the initial loan interest rate;
if the Loan-to-Value Ratio exceeds 75%, the interest component of the monthly mortgage expense calculation is based on the initial loan interest rate plus 2%.
If the prospective borrower has applied for a 5/1 Mortgage Loan or a 7/1
Mortgage Loan, the interest component of the monthly mortgage expense is calculated based on the initial loan interest rate. If the prospective borrower has applied for a negative amortization loan, the interest component of the monthly housing expense calculation is based upon the greater of 4.25% or the initial interest rate on the mortgage loan. The maximum acceptable debt-to-income ratio, which is determined on a loan-by-loan basis varies depending on a number of underwriting criteria, including the Loan-to-Value
Ratio, loan purpose, loan amount and credit history of the borrower. In addition to meeting the debt-to-income ratio guidelines, each prospective borrower is required to have sufficient cash resources to pay the down payment and closing costs. Exceptions to Countrywide Home Loans' underwriting guidelines may be made if compensating factors are demonstrated by a prospective borrower.

          Countrywide Home Loans may provide secondary financing to a borrower contemporaneously with the origination of a mortgage loan, subject to the following limitations: the Loan-to-Value Ratio of the senior (i.e., first) lien may not exceed 80% and the combined Loan-to-Value Ratio may not exceed 100%.
Countrywide Home Loans' underwriting guidelines do not prohibit or otherwise restrict a borrower from obtaining secondary financing from lenders other than
Countrywide Home Loans, whether at origination of the mortgage loan or thereafter.

          The nature of the information that a borrower is required to disclose and whether the information is verified depends, in part, on the documentation program used in the origination process. In general under the Full Documentation
Loan Program (the "Full Documentation Program"), each prospective borrower is required to complete an application which includes information with respect to the applicant's assets, liabilities, income, credit history, employment history and other personal information. Self-employed individuals are generally required to submit their two most recent federal income tax returns. Under the Full
Documentation Program, the underwriter verifies the information contained in the application relating to employment, income, assets and mortgages.

          A prospective borrower may be eligible for a loan approval process that limits or eliminates Countrywide Home Loans' standard disclosure or verification requirements or both. Countrywide Home Loans offers the following documentation programs as alternatives to its Full Documentation Program: an

                                      S-92

Alternative Documentation Loan Program (the "Alternative Documentation
Program"), a Reduced Documentation Loan Program (the "Reduced Documentation
Program"), a CLUES Plus Documentation Loan Program (the "CLUES Plus
Documentation Program"), a Streamlined Documentation Loan Program (the
"Streamlined Documentation Program") a No Income/ No Asset Documentation Loan
Program (the "No Income/No Asset Documentation Program") and a Stated
Income/Stated Asset Documentation Loan Program (the "Stated Income/Stated Asset
Documentation Program").

          For all mortgage loans originated or acquired by Countrywide Home
Loans, Countrywide Home Loans obtains a credit report relating to the applicant from a credit reporting company. The credit report typically contains information relating to such matters as credit history with local and national merchants and lenders, installment debt payments and any record of defaults, bankruptcy, dispossession, suits or judgments. All adverse information in the credit report is required to be explained by the prospective borrower to the satisfaction of the lending officer.

          Generally, Countrywide Home Loans obtains appraisals from independent appraisers or appraisal services for properties that are to secure mortgage loans, except with respect to selected borrowers that are refinancing an existing mortgage loan that was originated or acquired by Countrywide Home Loans provided that, among other things, the mortgage loan has not been more than 30 days delinquent in payment during the previous twelve-month period. The appraisers inspect and appraise the proposed mortgaged property and verify that the property is in acceptable condition. Following each appraisal, the appraiser prepares a report which includes a market data analysis based on recent sales of comparable homes in the area and, when deemed appropriate, a replacement cost analysis based on the current cost of constructing a similar home. All appraisals are required to conform to Fannie Mae or Freddie Mac appraisal standards then in effect.

          Countrywide Home Loans requires title insurance on all of its mortgage loans secured by first liens on real property. Countrywide Home Loans also requires that fire and extended coverage casualty insurance be maintained on the mortgaged property in an amount at least equal to the principal balance of the related single-family mortgage loan or the replacement cost of the mortgaged property, whichever is less.

          Countrywide Home Loans' underwriting guidelines for fixed-period adjustable rate mortgage loans generally allow Loan-to-Value Ratios at origination of up to 95% for purchase money or rate and term refinance mortgage loans with original principal balances of up to $500,000, up to 90% for mortgage loans with original principal balances of up to $650,000, up to 80% for mortgage loans with original principal balances of up to $1,000,000 and up to 65% for mortgage loans with original principal balances of up to $1,500,000, and up to
60% for mortgage loans with original principal balances of up to $2,000,000.
Loans exceeding $650,000 are restricted to properties located in major metropolitan areas only.

          For cash out refinance mortgage loans with original principal balances of up to $650,000, Countrywide Home Loans' underwriting guidelines generally allow Loan-to-Value Ratios at origination of up to 75%. The maximum "cash-out"
amount permitted is $200,000 and is based in part on the original Loan-to-Value
Ratio of the related mortgage loan. As used in this prospectus supplement, a refinance mortgage loan is classified as a cash-out refinance mortgage loan by
Countrywide Home Loans if the borrower retains an amount greater than the lesser of 2.0% of the entire amount of the proceeds from the refinancing of the existing loan, or $2,000.

          Under its underwriting guidelines, Countrywide Home Loans generally permits a debt-to-income ratio based on the borrower's monthly housing expenses of up to 33% and a debt-to-income ratio based on the borrower's total monthly debt of up to 38%.

                                      S-93

          The nature of the information that a borrower is required to disclose and whether the information is verified depends, in part, on the documentation program used in the origination process. In general under the Full Documentation
Loan Program, each prospective borrower is required to complete an application which includes information with respect to the applicant's assets, liabilities, income, credit history, employment history and other personal information.
Self-employed individuals are generally required to submit their two most recent federal income tax returns. Under the Full Documentation Program, Countrywide
Home Loans verifies the information contained in the application relating to employment, income, assets and mortgages.

          The Alternative Documentation Program permits a borrower to provide
W-2 forms instead of tax returns covering the most recent two years, permits bank statements in lieu of verification of deposits and permits alternative methods of employment verification.

          Under the Reduced Documentation Program, some underwriting documentation concerning income and employment verification is waived.
Countrywide Home Loans obtains from a prospective borrower either a verification of deposit or bank statements for the two-month period immediately before the date of the mortgage loan application or verbal verification of employment.
Because information relating to a prospective borrower's income and employment is not verified, the borrower's debt-to-income ratios are calculated based on the information provided by the borrower in the mortgage loan application. The maximum Loan-to-Value Ratio, including secondary financing, ranges up to 70%
maximum.

          The CLUES Plus Documentation Program permits the verification of employment by alternative means, if necessary, including verbal verification of employment or reviewing paycheck stubs covering the pay period immediately prior to the date of the mortgage loan application. To verify the borrower's assets and the sufficiency of the borrower's funds for closing, Countrywide Home Loans obtains deposit or bank account statements from each prospective borrower for the month immediately prior to the date of the mortgage loan application. Under the CLUES Plus Documentation Program, the maximum Loan-to-Value Ratio is 75% and property values may be based on appraisals comprising only interior and exterior inspections. Cash-out refinances and investor properties are not permitted under the CLUES Plus Documentation Program.

          The Streamlined Documentation Program is available for borrowers who are refinancing an existing mortgage loan that was originated or acquired by
Countrywide Home Loans, provided that, among other things, the mortgage loan has not been more than 30 days delinquent in payment during the previous twelve-month period. Under the Streamlined Documentation Program, appraisals are obtained only if the loan being refinanced had a Loan-to-Value Ratio at the time of origination in excess of 80% or if the loan amount of the new loan being originated is greater than $650,000. In addition, under the Streamlined
Documentation Program, a credit report is obtained but only a limited credit review is conducted, no income or asset verification is required, and telephonic verification of employment is permitted. The maximum Loan-to-Value Ratio under the Streamlined Documentation Program ranges up to 95%.

          Under the No Income/No Asset Documentation Program, no documentation relating to a prospective borrower's income, employment or assets is required and therefore debt-to-income ratios are not calculated or included in the underwriting analysis, or if the documentation or calculations are included in a mortgage loan file, they are not taken into account for purposes of the underwriting analysis. This program is limited to borrowers with excellent credit histories. Under the No Income/No Asset Documentation Program, the
maximum Loan-to-Value Ratio, including secondary financing, is to 95%.

                                      S-94

          Under the Stated Income/Stated Asset Documentation Program, the
mortgage loan application is reviewed to determine that the stated income is reasonable for the borrower's employment and that the stated assets are consistent with the borrower's income. The Stated Income/Stated Asset
Documentation program permits maximum Loan-to-Value Ratios up to 90%.

          Quicken Loans Inc.

          The information set forth below with regard to the underwriting standards of the mortgage loans originated by Quicken Loans Inc. and serviced by
GMAC Mortgage, has been provided to the depositor by Quicken Loans Inc., referred to in this prospectus supplement as Quicken, or as the related originator with respect to such mortgage loans. Such mortgage loans are referred to in this prospectus supplement as the "Quicken Mortgage Loans".

          General. The Quicken Mortgage Loans were originated in the ordinary course of business by Quicken Loans Inc. ("Quicken") generally in accordance with the underwriting guidelines described in this prospectus supplement
(referred to in this Prospectus Supplement as "Quicken's Underwriting
Standards").

          Underwriting Standards. Quicken, a Michigan corporation, is a wholly owned subsidiary of Rock Holdings Inc. Quicken is engaged primarily in the mortgage banking business, and as such, originates and sells mortgage loans.
Quicken markets conventional, government-insured, sub-prime mortgage loans and home equity lines of credit to consumers through the Internet, a call center, and four retail branches. Quicken's mortgage loans are principally first-lien, conforming and non-conforming, fixed or adjustable rate mortgage loans.
Quicken's principal office is located at 20555 Victor Parkway, Livonia, Michigan
48152.

          Quicken's Underwriting Standards are intended to evaluate the prospective mortgagor's credit standing, repayment ability, and the value and adequacy of the proposed mortgaged property as collateral. Pursuant to Quicken's
Underwriting Standards, each prospective mortgagor is required to complete an application which may include information about the applicant's assets, liabilities, income, credit history, employment history and other related items, and furnish an authorization to apply for a credit report which summarizes the mortgagor's credit history. In order to establish the prospective mortgagor's ability to make timely payments, Quicken, under its Full Documentation Program requires evidence regarding the mortgagor's employment, income, liabilities and possibly assets.

          Quicken also originates mortgage loans under several reduced documentation programs. The following loan programs are offered by Quicken: (i)
stated income/verified assets; (ii) stated income/stated assets; (iii) no income/verified assets; and (iv) no income/no assets. As part of the credit approval process, the reduced documentation programs place greater emphasis on the value and adequacy of the proposed mortgaged property as collateral, the prospective mortgagor's credit score, loan-to-value ratio, mortgage history and, if applicable, available assets . Under the stated income programs, the prospective mortgagor's employment is verified without confirmation of income.
However, in determining the prospective mortgagor's ability to meet their monthly obligations, the stated income amount is assessed relative to their current employment status and tenure. Conversely, under the no income/verified asset program, the prospective mortgagor provides a current employment status which is verified along with their asset balances but no income information is provided or verified. Quicken's no income/no asset program does not require income, employment or asset information as part of the loan application. The credit decision is based solely on the prospective mortgagor's credit history and the value and adequacy of the proposed mortgaged property as collateral.

          Generally, each Mortgage Loan with a Loan-to-Value Ratio at origination of greater than 80% is covered by a primary mortgage guaranty insurance policy issued by a mortgage insurance company

                                      S-95

acceptable to Fannie Mae or Freddie Mac. The policy provides coverage in an amount equal to a specified percentage multiplied by the sum of the remaining principal balance of the related Mortgage Loan, the accrued interest on it and the related foreclosure expenses. The specified coverage percentage is, generally, 12% for Loan-to-Value Ratios between 80.01% and 85.00%, 25% for
Loan-to-Value Ratios between 85.01% and 90.00%, 30% for Loan-to-Value Ratios between 90.01% and 95.00%. However, under certain circumstances, the specified coverage levels for these Mortgage Loans may vary from the foregoing. No primary mortgage guaranty insurance policy will be required with respect to any Mortgage
Loan if maintaining the policy is prohibited by applicable law or after the date on which the related Loan-to-Value Ratio is 80% or less or, based on a new appraisal, the principal balance of the Mortgage Loan represents 80% or less of the new appraised value.

          Quicken's Underwriting Standards generally follow prudent and generally accepted mortgage industry underwriting standards. In determining the adequacy of the property as collateral, an independent appraisal is generally made of each property considered for financing. The appraiser may be required to inspect the property and verify that it is in good condition and that construction, if new, has been completed. The appraisal is based on the appraiser's judgment of values, giving appropriate weight to both the market value of comparable homes and the cost of replacing the property. Quicken's
Underwriting Standards require that the underwriters be satisfied that the value of the property being financed supports, and will continue to support, the outstanding loan balance, and provides sufficient value to mitigate the effects of adverse shifts in real estate values.

MortgageIT, Inc.

          The information set forth below with regard to the underwriting standards of the mortgage loans originated by MortgageIT, Inc. and serviced by
GMAC Mortgage, has been provided to the depositor by MortgageIT, Inc., referred to in this prospectus supplement as MortgageIT, or as the related originator with respect to such mortgage loans. Such mortgage loans are referred to in this prospectus supplement as the "MortgageIT Loans".

Underwriting Guidelines

          MortgageIT offers a wide variety of mortgage loan products pursuant to various mortgage loan origination programs. The following generally describes
MortgageIT's underwriting guidelines with respect to mortgage loans originated pursuant to its "prime" underwriting standards for mortgage loans with non-conforming balances and its "Alt-A" underwriting guidelines for mortgage loans with documentation requirements that do not conform with agency requirements. Approximately 18.07% of the MortgageIT Loans were generally underwritten in accordance with MortgageIT's "Prime" underwriting guidelines.
Approximately 81.93% of the MortgageIT Loans were generally underwritten in accordance with MortgageIT's "Alt-A" underwriting guidelines.

          MortgageIT's underwriting philosophy is to weigh all risk factors inherent in the loan file, giving consideration to the individual transaction, borrower profile, the level of documentation provided and the property used to collateralize the debt. Because each loan is different, MortgageIT expects and encourages underwriters to use professional judgment based on their experience in making a lending decision. MortgageIT underwrites a borrower's creditworthiness based solely on information that MortgageIT believes is indicative of the applicant's willingness and ability to pay the debt they would be incurring.

          Every MortgageIT Loan is secured by a property that has been appraised by a licensed appraiser in accordance with the Uniform Standards of Professional
Appraisal Practice of the Appraisal Foundation. The appraisers perform on site inspections of the property and report on the neighborhood and property

                                      S-96

condition in factual and specific terms. Each appraisal contains an opinion of value that represents the appraiser's professional conclusion based on market data of sales of comparable properties, a logical analysis with adjustments for differences between the comparable sales and the subject property and the appraiser's judgment. In addition, each appraisal is reviewed for accuracy and consistency by a MortgageIT underwriter or a mortgage insurance company contract underwriter.

          The appraiser's value conclusion is used to calculate the ratio
("loan-to-value" or "LTV") of the loan amount to the value of the property. For loans made to purchase a property, this ratio is based on the lower of the sales price of the property and the appraised value. MortgageIT sets various maximum loan-to-value ratios based on the loan amount, property type, loan purpose and occupancy of the subject property securing the loan. In general, MortgageIT requires lower loan-to-value ratios for those loans that are perceived to have a higher risk, such as high loan amounts, loans in which additional cash is being taken out on a refinance transaction or loans on second homes. A lower loan-to-value ratio requires a borrower to have more equity in the property which is a significant additional incentive to the borrower to avoid default on the loan. In addition, for all conventional loans in which the loan-to-value ratio exceeds 80%, MortgageIT requires that the loan be insured by a private mortgage insurance company that is approved by Fannie Mae and Freddie Mac.
Higher loan-to-value ratios require higher coverage levels.

          The MortgageIT loans have been originated under "full" or
"alternative," "reduced documentation," "stated income/stated assets" or "no income/no asset" programs. The "alternative," "reduced," "stated income/stated
asset" and "no income/no asset" programs generally require either alternative or less documentation and verification than do full documentation programs which generally require standard Fannie Mae/Freddie Mac approved forms for verification of income/employment, assets and certain payment histories.
Generally, an "alternative" documentation program requires information regarding the mortgagor's income (i.e., W-2 forms, tax returns and/or pay stubs) and assets (i.e., bank statements) as does a "full doc" loan; however, alternative forms of standard verifications are used. Generally, under both "full" and
"alternative" documentation programs, at least one year of income documentation is provided. Generally, under a "reduced documentation " program, either no verification of a mortgagor's stated income is undertaken by the originator or no verification of a mortgagor's assets is undertaken by the originator. Under a
"stated income/stated assets" program, no verification of either a mortgagor's income or a mortgagor's assets is undertaken by the originator although both income and assets are stated on the loan application and a "reasonableness test"
is applied. Generally, under a "no income/no asset" program, the mortgagor is not required to state his or her income or assets and therefore, no verification of such mortgagor's income or assets is undertaken by the originator. The underwriting for such mortgage loans may be based primarily or entirely on the estimated value of the mortgaged property and the LTV ratio at origination as well as on the payment history and credit score.

          MortgageIT obtains a credit report that summarizes each borrower's credit history. The credit report contains information from the three major credit repositories, Equifax, Experian and TransUnion. These companies have developed scoring models to identify the comparative risk of delinquency among applicants based on characteristics within the applicant's credit report. A borrower's credit score represents a comprehensive view of the borrower's credit history risk factors and is indicative of whether a borrower is likely to default on a loan. Some of the factors used to calculate credit scores are a borrower's incidents of previous delinquency, the number of credit accounts a borrower has, the amount of available credit that a borrower has utilized, the source of a borrower's existing credit, and recent attempts by a borrower to obtain additional credit. Applicants who have higher credit scores will, as a group, have fewer defaults than those who have lower credit scores. The minimum credit score allowed by MortgageIT loan guidelines for non-conforming loans is
620 and the average is typically over 700. For MortgageIT Alt-A products, the minimum credit score is generally 650. If the borrowers do not have a credit score they must have an alternative credit history showing at least three trade lines with no payments over 60 days past due in the last 12 months.

                                      S-97

          In addition to reviewing the borrower's credit history and credit score, MortgageIT underwriters closely review the borrower's housing payment history. In general, for non-conforming loans, the borrower should not have made any mortgage payments over 30 days after the due date for the most recent 24 months. In general, for Alt-A loans the borrower may have no more than one payment that was made over 30 days after the due date for the most recent 24 months.

          The Alt-A MortgageIT Loans are generally documented to the requirements of Fannie Mae and Freddie Mac in that the borrower provides the same information on the loan application along with documentation to verify the accuracy of the information on the application such as income, assets, other liabilities, etc. Certain non-conforming stated income or stated asset products allow for less verification documentation than Fannie Mae or Freddie Mac require. Certain Alt-A products also allow for less verification documentation than Fannie Mae or Freddie Mac require. For these Alt-A products, the borrower may not be required to verify employment income, assets required to close or both. For some other Alt-A products, the borrower is not required to provide any information regarding employment income, assets required to close or both. Alt-A products with less verification documentation generally have other compensating factors such as higher credit score or lower loan-to-value requirements.

          In order to determine if a borrower qualifies for an Alt-A MortgageIT
Loan, the loans have been either approved by Fannie Mae's Desktop Underwriter or
Freddie Mac's Loan Prospector automated underwriting systems or they have been manually underwritten by MortgageIT underwriters. MortgageIT's Alt-A loan products have been approved manually by either MortgageIT's underwriting staff or contract underwriters provided by certain mortgage insurance companies. For manually underwritten loans, the underwriter must ensure that the borrower's income will support the total housing expense on an ongoing basis. Underwriters may give consideration to borrowers who have demonstrated an ability to carry a similar or greater housing expense for an extended period. In addition to the monthly housing expense the underwriter must evaluate the borrower's ability to manage all recurring payments on all debts, including the monthly housing expense. When evaluating the ratio of all monthly debt payments to the borrower's monthly income (debt-to-income ratio), the underwriter should be aware of the degree and frequency of credit usage and its impact on the borrower's ability to repay the loan. For example, borrowers who lower their total obligations should receive favorable consideration and borrowers with a history of heavy usage and a pattern of slow or late payments should receive less flexibility.

          MortgageIT realizes that there may be some acceptable quality loans that fall outside published guidelines and encourages "common sense"
underwriting. Because a multitude of factors are involved in a loan transaction, no set of guidelines can contemplate every potential situation. Therefore, exceptions to these underwriting guidelines are considered, so long as the borrower has other reasonable compensating factors, on a case-by-case basis.

          National City Mortgage Co.

          The information set forth below with regard to the underwriting standards of the mortgage loans originated by National City Mortgage Co. and serviced by National City Mortgage Co., has been provided to the depositor by
National City Mortgage Co., referred to in this prospectus supplement as
National City, or as the related originator with respect to such mortgage loans.
Such mortgage loans are referred to in this prospectus supplement as the
"National City Mortgage Loans".

          National City is a wholly owned subsidiary of National City
Corporation, a Delaware corporation. For information about National City and its business activities, see "The Master Servicer and the Servicers--The
Servicers--National City Mortgage Co." in this prospectus supplement.

                                      S-98

          The National City Mortgage Loans have been originated generally in accordance with credit, appraisal and underwriting standards acceptable to
National City, which are referred to herein as the National City Underwriting
Guidelines. The National City Underwriting Guidelines are applied in accordance with applicable federal and state laws and regulations.

          All of the National City Mortgage Loans are "conventional
non-conforming mortgage loans" (i.e., loans that are not insured by the Federal
Housing Authority ("FHA") or partially guaranteed by the Veterans Administration
("VA") or which do not qualify for sale to Fannie Mae or Freddie Mac) and are secured by first liens on one-to four-family residential properties. These loans typically differ from those underwritten to the guidelines established by Fannie
Mae and Freddie Mac primarily with respect to the original principal balances, loan-to- value ratios, borrower income, required documentation, interest rates, borrower occupancy of the mortgaged property and/or property types. The National
City mortgage loans have been originated or purchased by National City and were generally underwritten in accordance with the standards described herein.

          The National City Underwriting Guidelines are applied to evaluate the prospective borrower's credit standing and repayment ability and the value and adequacy of the mortgaged property as collateral. These standards are applied in accordance with the applicable federal and state laws and regulations.
Exceptions to the underwriting standards are permitted where compensating factors are present.

          Generally, each mortgagor will have been required to complete an application designed to provide to the lender pertinent credit information concerning the mortgagor. The mortgagor will have given information with respect to its assets, liabilities, income (except as described below), credit history, employment history and personal information, and will have furnished the lender with authorization to obtain a credit report which summarizes the mortgagor's credit history. In the case of two- to four-unit dwellings, income derived from the mortgaged property may have been considered for underwriting purposes, in addition to the income of the mortgagor from other sources.

          With respect to second homes or vacation properties, no income derived from the property will have been considered for underwriting purposes. With respect to purchase money or rate/term refinance loans secured by single-family and two-family residences, loan- to-value ratios at origination of up to 95% for mortgage loans with original principal balances of up to $400,000 and up to 85%
for mortgage loans secured by three-to-four family, primary residences with original principal balances of up to $300,000 are generally allowed. Mortgage loans with principal balances exceeding $1,000,000 ("super jumbos") are allowed if the loan is secured by the borrower's primary residence. The loan-to- value ratio for super jumbos generally may not exceed 70% when subordinate financing exists. If the loan is not subject to subordinate financing, the LTV generally may not exceed 80%. For cash out refinance loans, the maximum loan-to- value ratio generally is 90% and the maximum "cash out" amount permitted is based in part on the original amount of the related mortgage loan. Investment properties are generally not permitted under the National City underwriting guidelines.

          For each mortgage loan with a loan-to-value ratio at origination exceeding 80%, a primary mortgage insurance policy insuring a portion of the balance of the mortgage loan at least equal to the product of the original principal balance of the mortgage loan and a fraction, the numerator of which is the excess of the original principal balance of such mortgage loan over 75% of the lesser of the appraised value and the selling price of the related mortgaged property and the denominator of which is the original principal balance of the related mortgage loan plus accrued interest thereon and related foreclosure expenses is generally required. No such primary mortgage insurance policy will be required with respect to any such mortgage loan after the date on which the related loan-to-value ratio decreases to 80% or less or, based upon new appraisal, the principal balance of such mortgage loan represents 80% or less of the new appraised value. All of the insurers that have issued primary mortgage insurance policies with respect

                                      S-99

to the Mortgage Loans meet Fannie Mae's or Freddie Mac's standard or are acceptable to the Rating Agencies.

          In determining whether a prospective borrower has sufficient monthly income available (i) to meet the borrower's monthly obligation on their proposed mortgage loan and (ii) to meet the monthly housing expenses and other financial obligation on the proposed mortgage loan, National City generally considers, when required by the applicable documentation program, the ratio of such amounts to the proposed borrower's acceptable stable monthly gross income. Such ratios vary depending on a number of underwriting criteria, including loan-to-value ratios, and are determined on a loan-by-loan basis.

          National City also examines a prospective borrower's credit report.
Generally, each credit report provides a credit score for the borrower. Credit scores generally range from 350 to 840 and are available from three major credit bureaus: Experian (formerly TRW Information Systems and Services), Equifax and
Trans Union. If three credit scores are obtained, National City applies the middle score of the primary wage earner or the lower middle score of both borrowers. Credit scores are empirically derived from historical credit bureau data and represent a numerical weighing of a borrower's credit characteristics over a two-year period. A credit score is generated through the statistical analysis of a number of credit-related characteristics or variables. Common characteristics include number of credit lines (trade lines), payment history, past delinquencies, severity of delinquencies, current levels of indebtedness, types of credit and length of credit history. Attributes are the specific values of each characteristic. A scorecard (the model) is created with weights or points assigned to each attribute. An individual loan applicant's credit score is derived by summing together the attribute weights for that applicant.

          The National City Mortgage Loans have been underwritten under one of the following documentation programs: full/alternative documentation, stated
income documentation, and streamline documentation. Under full/alternative documentation, the prospective borrower's employment, income and assets are verified through written and telephonic communications. Under a stated income documentation program, more emphasis is placed on the value and adequacy of the mortgaged property as collateral, credit history and other assets of the borrower than on a verified income of the borrower. Although the income is not verified, the originators obtain a telephonic verification of the borrower's employment without reference to income. Borrower's assets are verified. The streamline refinance documentation program is available to borrowers whose mortgage loans are currently serviced by National City. Under a streamline refinance documentation program, more emphasis is placed on the payment history of the mortgage loan to be refinanced and the credit history of the borrower than on the verified income and assets of the borrower. Income of the borrower is verified through receipt of a current paystub (for salaried borrowers) or a copy of the borrower's prior year's tax returns (if the borrower is self-employed). The borrower's assets are verified if greater than 1% of the new loan amount is necessary to close.

          Each National City mortgaged property has been appraised by a qualified independent appraiser. All appraisals are required to conform to the
Uniform Standards of Professional Appraisal Practice adopted by the Appraisal
Standard Board of the Appraisal Foundation. Each appraisal must meet the requirements of Fannie Mae and Freddie Mac. The requirements of Fannie Mae and
Freddie Mac require, among other things, that the appraiser, or its agent on its behalf, personally inspect the property inside and out, verify whether the property was in good condition and verify that construction, if new, had been substantially completed. The appraisal generally will have been based on prices obtained on recent sales of comparable properties, determined in accordance with
Fannie Mae and Freddie Mac guidelines. In certain cases an analysis based on income generated from the property or a replacement cost analysis based on the current cost of constructing or purchasing a similar property may be used.

                                      S-100

          Wells Fargo Bank, N.A.

          The information set forth below with regard to the underwriting standards of the mortgage loans originated by Wells Fargo Bank, N.A. and serviced by Wells Fargo Bank, N.A., has been provided to the depositor by Wells
Fargo Bank, N.A., a national banking association, referred to in this prospectus supplement as Wells Fargo, or as the related originator with respect to such mortgage loans. Such mortgage loans are referred to in this prospectus supplement as the "Wells Fargo Mortgage Loans".

          For information about Wells Fargo and its business activities, see
"The Master Servicer and the Servicers--The Servicers--Wells Fargo Bank, N.A."
in this prospectus supplement.

          The Wells Fargo Mortgage Loans have been originated generally in accordance with credit, appraisal and underwriting standards acceptable to Wells
Fargo, which are referred to herein as the Wells Fargo Underwriting Guidelines.
The Wells Fargo Underwriting Guidelines are applied in accordance with applicable federal and state laws and regulations.

          The Wells Fargo Underwriting Guidelines evaluate the applicant's credit standing and ability to repay the loan, as well as the value and adequacy of the mortgaged property as collateral. The Wells Fargo Underwriting Guidelines represent a balancing of several factors that may affect the ultimate recovery of the loan amount, including, among others, the amount of the loan, the ratio of the loan amount to the property value (i.e., generally the lower of the appraised value of the mortgaged property and the purchase price), the borrower's means of support and the borrower's credit history. The Wells Fargo
Underwriting Guidelines may vary according to the nature of the borrower or the type of loan, since differing characteristics may be perceived as presenting different levels of risk.

          Wells Fargo supplements the mortgage loan underwriting process with either its own proprietary scoring system or scoring systems developed by third parties such as Freddie Mac's Loan Prospector, Fannie Mae's Desktop Underwriter
or scoring systems developed by private mortgage insurance companies. These scoring systems assist Wells Fargo in the mortgage loan approval process by providing consistent, objective measures of borrower credit and certain loan attributes. Such objective measures are then used to evaluate loan applications and assign each application a "mortgage score".

          The portion of the mortgage score related to borrower credit history is generally based on computer models developed by a third party. These models evaluate information available from three major credit reporting bureaus regarding historical patterns of consumer credit behavior in relation to default experience for similar types of borrower profiles. A particular borrower's credit patterns are then considered in order to derive a "FICO score" which indicates a level of default probability over a two-year period.

          The mortgage score is used to determine the type of underwriting process and which level of underwriter will review the loan file. For transactions that are determined to be low-risk transactions, based upon the mortgage score and other parameters (including the mortgage loan production source), the lowest underwriting authority is generally required. For moderate and higher risk transactions, higher level underwriters and a full review of the mortgage file are generally required. Borrowers who have a satisfactory mortgage score (based upon the mortgage loan production source) are generally subject to streamlined credit review (which relies on the scoring process for various elements of the underwriting assessments). Such borrowers may also be eligible for a reduced documentation program and are generally permitted greater latitude in the application of borrower total debt-to-income ratio.

          A prospective borrower applying for a mortgage loan is required to complete a detailed application. The loan application elicits pertinent information about the applicant, with particular

                                      S-101

emphasis on the applicant's financial health (assets, liabilities, income and expenses), the property being financed and the type of loan desired. A self-employed applicant may be required to submit his or her most recent signed federal income tax returns. With respect to every applicant, credit reports are obtained from commercial reporting services, summarizing the applicant's credit history with merchants and lenders. Generally, significant unfavorable credit information reported by the applicant or a credit reporting agency must be explained by the applicant. The credit review process generally is streamlined for borrowers with a qualifying credit score.

          Verifications of employment, income, assets or mortgages may be used to supplement the loan application and the credit report in reaching a determination as to the applicant's ability to meet his or her monthly obligations on the proposed mortgage loan, as well as his or her other mortgage payments (if any), living expenses and financial obligations. Mortgage verification involves obtaining information regarding the borrower's payment history with respect to any existing mortgage the applicant may have.
Verifications of income, assets or mortgages may be waived under certain programs offered by Wells Fargo, but the Wells Fargo Underwriting Guidelines
require, in most instances, a verbal or written verification of employment to be obtained. In addition, the loan applicant may be eligible for a loan approval process permitting reduced documentation. The above referenced reduced documentation options and waivers limit the amount of documentation required for an underwriting decision and have the effect of increasing the relative importance of the credit report and the appraisal.

          Documentation requirements vary based upon a number of factors, including the purpose of the loan, the amount of the loan, the ratio of the loan amount to the property value and the mortgage loan production source. Wells
Fargo accepts alternative methods of verification in those instances when verifications are part of the underwriting decision; for example, salaried income may be substantiated either by means of a form independently prepared and signed by the applicant's employer or by means of the applicant's most recent paystub and/or W-2. Loans underwritten using alternative verification methods are considered by Wells Fargo to have been underwritten with "full documentation".

          In general, borrowers applying for loans must demonstrate that the ratio of their total monthly debt to their monthly gross income does not exceed certain maximum levels. In the case of adjustable-rate mortgage loans, the interest rate used to determine a mortgagor's monthly payment for purposes of such ratios may, in certain cases, be the initial mortgage interest rate or another interest rate, which, in either case, is lower than the sum of the index rate that would have been applicable at origination plus the applicable margin.
In the case of a mortgage loan referred by Wells Fargo's private mortgage banking division, for certain applicants referred by this division, qualifying income may be based on an "asset dissipation" approach under which future income is projected from the assumed liquidation of a portion of the applicant's specified assets. Secondary financing is permitted on mortgage loans under certain circumstances. In those cases, the payment obligations under both primary and secondary financing are included in the computation of the total debt to income ratio, and the combined amount of primary and secondary loans will be used to calculate the combined loan-to-value ratio. In evaluating an application with respect to a "non-owner-occupied" property, which Wells Fargo defines as a property leased to a third party by its owner (as distinct from a
"second home," which Wells Fargo defines as an owner-occupied, non-rental property that is not the owner's principal residence), Wells Fargo will include projected rental income net of certain mortgagor obligations and other assumed expenses or loss from such property to be included in the applicant's monthly gross income or total monthly debt in calculating the foregoing ratios. A mortgage loan secured by a two- to four-family mortgaged property is considered to be an owner-occupied property if the borrower occupies one of the units;
rental income on the other units is generally taken into account in evaluating the borrower's ability to repay the mortgage loan.

          Mortgage loans will not generally have had at origination a loan-to-value ratio in excess of 95%. The "loan-to-value ratio" is the ratio, generally expressed as a percentage, of the principal amount of the

                                      S-102

mortgage loan at origination to the lesser of (i) the appraised value of the related mortgaged property, as established by an appraisal obtained by the originator generally no more than four months prior to origination (or, with respect to newly-constructed properties, no more than twelve months prior to origination), or (ii) the sale price for such property. In some instances, the loan-to-value ratio is based on an appraisal that was obtained by the originator more than four months prior to origination, provided that (i) a recertification of the original appraisal is obtained and (ii) the original appraisal was obtained no more than twelve months prior to origination. For the purpose of calculating the loan-to-value ratio of any mortgage loan that is the result of the refinancing of an existing mortgage loan, the appraised value of the related mortgaged property is generally determined by reference to an appraisal obtained in connection with the origination of the replacement loan. In connection with certain of its originations, Wells Fargo currently obtains appraisals through
Value Information Technology, Inc., an entity jointly owned by Wells Fargo and an unaffiliated third party.

          Wells Fargo originates mortgage loans with loan-to-value ratios in excess of 80% either with or without the requirement to obtain primary mortgage insurance. In some cases for which such primary mortgage insurance is obtained, the excess over 75% (or such lower percentage as Wells Fargo may require at origination) will be covered by primary mortgage insurance (subject to certain standard policy exclusions for default arising from, among other things, fraud or negligence in the origination or servicing of a mortgage loan, including misrepresentation by the mortgagor or other persons involved in the origination thereof) from an approved primary mortgage insurance company until the unpaid principal balance of the mortgage loan is reduced to an amount that will result in a loan-to-value ratio less than or equal to 80%. In cases for which such primary mortgage insurance is not obtained, loans having loan-to-value ratios exceeding 80% are required to be secured by primary residences or second homes
(excluding cooperatives). Generally, each loan originated without primary mortgage insurance will have been made at an interest rate that was higher than the rate would have been had the loan-to-value ratios been 80% or less or had primary mortgage insurance been obtained.

          A borrower whose mortgage loan is serviced by Wells Fargo may be eligible for Wells Fargo's retention program. Provided such a borrower is current in his or her mortgage payment obligations, Wells Fargo may permit a refinancing of the mortgage loan to a current market interest rate without applying any significant borrower credit or property underwriting standards. As a result, borrowers who qualify under the retention program may not need to demonstrate that their total monthly debt obligations in relation to their monthly income level does not exceed a certain ratio; Wells Fargo may not obtain a current credit report for the borrower or apply a new credit score to the refinanced loan; and the borrower may not be required to provide any verifications of current employment, income level or extent of assets. In addition, no current appraisal or indication of market value may be required with respect to the properties securing mortgage loans that are refinanced under the retention program.

          Wells Fargo may also apply the retention program to its existing borrowers who obtain new purchase money mortgage loans secured by primary residences when the initial principal balance of the new loan would not exceed
200% of the original principal balance of the previous loan. Borrowers may be pre-approved under this program if they have a satisfactory payment history with
Wells Fargo, as well as a satisfactory FICO score. Wells Fargo may waive verifications of borrower income and assets under this program and may not impose any limitation on a borrower's total debt ratio. A new appraisal will be obtained with respect to the residence securing the new purchase money mortgage loan.

                                      S-103

                            YIELD ON THE CERTIFICATES

DELAY IN DISTRIBUTIONS ON THE OFFERED CERTIFICATES

          The effective yield to holders of the Offered Certificates will be less than the yields otherwise produced by their respective pass-through rates and purchase prices because:

          o    on the first Distribution Date one month's interest is payable thereon even though 54 days will have elapsed from the date on which interest begins to accrue thereon;

          o    on each distribution date, the interest distributable thereon is the interest accrued during the month preceding the month of the related distribution date, which ends 24 or more days prior to the distribution date; and

          o    during each Interest Accrual Period, other than the first
               Interest Accrual Period, interest accrues on a Certificate
               Principal Balance that is less than the Certificate Principal
               Balance of that class actually outstanding for the first 24 or more days of the related Interest Accrual Period.

CERTAIN SHORTFALLS IN COLLECTIONS OF INTEREST

          When a principal prepayment in full is made on a mortgage loan, the mortgagor is charged interest only for the period from the due date of the preceding monthly payment up to the date of the prepayment, instead of for a full month. When a partial principal prepayment is made on a mortgage loan, the mortgagor is not charged interest on the amount of the prepayment for the month in which the prepayment is made. In addition, the application of the Relief Act or any state law providing for similar relief to any mortgage loan will adversely affect, for an indeterminate period of time, the ability of the related servicer to collect full amounts of interest on these mortgage loans.
See "Legal Aspects of Mortgage Loans--Servicemembers Civil Relief Act" in the
prospectus. Countrywide Servicing is required to cover any shortfall in interest collections that is attributable to prepayments in full or in part on the related mortgage loans, but only in an aggregate amount each month up to the lesser of one half of (a) one-twelfth of the product of (i) the weighted average servicing fee rate percentage for such mortgage loans and (ii) the stated
principal balance of such mortgage loans or (b) the aggregate servicing fee actually received for the applicable month for such mortgage loans. GMAC
Mortgage is required to cover any shortfall in interest collections that are attributable to prepayments in full or in part on the related mortgage loans, but only in an aggregate amount each month up to the lesser of (a) one-twelfth of the product of (i) the weighted average servicing fee rate percentage for such mortgage loans and (ii) the stated principal balance of such mortgage loans or (b) the aggregate servicing fee actually received for the applicable month for such mortgage loans. Wells Fargo is required to cover any shortfall in interest collections that are attributable to prepayments in full or in part on the related mortgage loans, but only in an amount which, when added to all amounts allocable to interest received in connection with such prepayment, equals one month's interest on the amount of principal so prepaid at the related mortgage rate net of the related servicing fee rate. National City is required to cover any shortfall in interest collections that are attributable to prepayments in full or in part on the related mortgage loans, but only in an amount which, when added to all amounts allocable to interest received in connection with such prepayment, equals one month's interest on the amount of principal so prepaid at the related mortgage rate net of the related servicing fee rate. The master servicer is required to cover any such shortfall which the servicer was required to cover but which the servicer defaulted in its obligation to cover. The effect of any principal prepayments on the mortgage loans, to the extent that any Prepayment Interest Shortfalls exceed Compensating
Interest, and the effect of any shortfalls resulting from the application of the
Relief Act or any state law providing for similar relief, will be to reduce the aggregate amount of interest

                                      S-104

collected that is available for distribution to holders of the Offered
Certificates. Any such shortfalls will be allocated among the Certificates as provided under "Description of the Certificates--Interest Distributions" in this prospectus supplement.

GENERAL PREPAYMENT CONSIDERATIONS

          The rate of principal distributions on each class of Offered
Certificates, the aggregate amount of distributions on each class of Offered
Certificates and the yield to maturity of each class of Offered Certificates will be related to the rate and timing of payments of principal on the related mortgage loans. The rate of principal payments on the mortgage loans will in turn be affected by the amortization schedules of the mortgage loans and by the rate of principal prepayments on the mortgage loans. The rate of principal prepayments on the mortgage loans will be affected by payments resulting from refinancings, liquidations of the mortgage loans due to defaults, casualties, condemnations and repurchases (whether optional or required), by an originator or by the seller, as the case may be. All of the mortgage loans contain due-on-sale clauses. As described in this prospectus supplement, prior to the distribution date in August 2015 (in the case of the Group I Mortgage Loans),
August 2010 (in the case of the Group II Mortgage Loans) or August 2015 (in the case of the Group III Mortgage Loans), all principal prepayments on the Group I
Mortgage Loans will be allocated to the Class I-A1 Certificates and Class I-A2
Certificates, if those certificates are still outstanding; all principal prepayments on the Group II Mortgage Loans will be allocated to the Class II-A1
Certificates, if those certificates are still outstanding; all principal prepayments on the Group II-2 Mortgage Loans will be allocated to the Class
II-A2 Certificates, the Class II-A2A Certificates and the Class II-A2B
Certificates if those certificates are still outstanding; all principal prepayments on the Group II-3 Mortgage Loans will be allocated to the Class
II-A3 Certificates, if those certificates are still outstanding; all principal prepayments on the Group II-4 Mortgage Loans will be allocated to the Class
II-A4 Certificates, the Class II-A4A-1 Certificates, the Class II-A4A-2
Certificates, the Class II-A4B-1 Certificates and the Class II-A4B-2
Certificates if those certificates are still outstanding; all principal prepayments on the Group III Mortgage Loans will be allocated to the Class
III-A1 Certificates and Class III-A2 Certificates, if those certificates are still outstanding. Thereafter, during certain periods, subject to loss and delinquency criteria, the Group I Senior Prepayment Percentage, the related
Group II Senior Prepayment Percentage or the Group III Senior Prepayment
Percentage may continue to be disproportionately large, relative to the Group I
Senior Percentage, the related Group II Senior Percentage or the Group III
Senior Percentage, as applicable, for the related Class A Certificates, and the percentage of principal prepayments distributable to the related Subordinate
Certificates may continue to be disproportionately small. Notwithstanding the foregoing, with respect to the any collateral pool, if the related Subordinate
Percentage is equal to or greater than two times the related Subordinate
Percentage on the closing date, the related Subordinate Certificates may be entitled to receive distributions allocable to principal based on a larger percentage of principal prepayments on the related mortgage loans.

          The rate of principal payments on the Offered Certificates, the aggregate amount of distributions on the Offered Certificates and the yield to maturity of the Offered Certificates will be related to the rate and timing of payments of principal on the Mortgage Loans related to that class of certificates. The rate of principal payments on the Mortgage Loans will in turn be affected by the amortization schedules of the Mortgage Loans and by the rate of Net Prepayments, including for this purpose prepayments resulting from refinancing, liquidations of the Mortgage Loans due to defaults, casualties, condemnations and repurchases by the seller or master servicer. Except for certain of the Mortgage Loans as described in "The Mortgage Pool," the Mortgage
Loans may be prepaid by the mortgagors at any time without a prepayment penalty.
The Mortgage Loans are subject to the "due-on-sale" provisions included therein.

          The negative amortization feature of the Negative Amortization
Mortgage Loans in Collateral Pool I may affect the yield on the related classes of certificates. As a result of the negative amortization of

                                      S-105

such Negative Amortization Mortgage Loans, the aggregate outstanding principal balance of the mortgage loans in Collateral Pool I will increase by the amount of Net Deferred Interest as described in this prospectus supplement under
"Description of the Certificates -- Interest." During periods in which the outstanding principal balance of a Negative Amortization Mortgage Loan is increasing due to the addition of deferred interest thereto, such increasing principal balance of that mortgage loan may approach or exceed the value of the related mortgage property, thus increasing the likelihood of defaults as well as the amount of any loss experienced with respect to any such mortgage loan that is required to be liquidated.

          Furthermore, each Negative Amortization Mortgage Loan provides for the payment of any remaining unamortized principal balance of such mortgage loan
(due to the addition of deferred interest, if any, to the principal balance of such mortgage loan) in a single payment at the maturity of the mortgage loan.
Because the mortgagors under such mortgage loans may be required to make a larger single payment upon maturity, it is possible that the default risk associated with the Negative Amortization Mortgage Loan is greater than that associated with fully amortizing mortgage loans.

          In addition, because the mortgage rates on the Negative Amortization
Mortgage Loans adjust at a different time than the monthly payments thereon, the amount of a monthly payment may be more or less than the amount necessary to fully amortize the principal balance of a Negative Amortization Mortgage Loan over its then remaining term at the applicable mortgage rate. Accordingly, the
Negative Amortization Mortgage Loans may be subject to reduced amortization (if the monthly payment due on a due date is sufficient to pay interest accrued during the related interest accrual period at the applicable mortgage rate but is not sufficient to reduced principal in accordance with a fully amortizing schedule); or accelerated amortization (if the monthly payment due on a due date is greater than the amount necessary to pay interest accrued during the related interest accrual period at the applicable mortgage rate and to reduce principal in accordance with a fully amortizing schedule). In the event of negative amortization, deferred interest is added to the principal balance of such
Negative Amortization Mortgage Loan and, if such deferred interest is not offset by subsequent accelerated amortization, it may result in a final lump sum payment at maturity greater than, and potentially substantially greater than, the monthly payment due on the immediately preceding due date.

          Prepayments, liquidations and repurchases of the mortgage loans in a loan group will result in distributions in respect of principal to the holders of the class or classes of Offered Certificates in the related certificate group then entitled to receive such distributions in respect of principal that otherwise would be distributed over the remaining terms of the mortgage loans.
Since the rates of payment of principal on the mortgage loans will depend on future events and a variety of factors, no assurance can be given as to that rate or the rate of principal prepayments. The extent to which the yield to maturity of the Offered Certificates may vary from the anticipated yield will depend upon the degree to which they are purchased at a discount or premium and the degree to which the timing of distributions on the Offered Certificates is sensitive to prepayments on the related mortgage loans. Further, an investor should consider, in the case of any Offered Certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the related mortgage loans could result in an actual yield to the investor that is lower than the anticipated yield and, in the case of any Offered Certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments on the related mortgage loans could result in an actual yield to the investor that is lower than the anticipated yield. See "Maturity and
Prepayment Considerations" in the prospectus.

          It is highly unlikely that the mortgage loans will prepay at any constant rate until maturity or that all of the mortgage loans will prepay at the same rate. Moreover, the timing of prepayments on the related mortgage loans may significantly affect the actual yield to maturity on the related classes of
Offered Certificates, even if the average rate of principal payments experienced over time is consistent with an investor's expectation. In general, the earlier a prepayment of principal on the mortgage loans,

                                      S-106

the greater will be the effect on the yield to maturity of the related Offered
Certificates. As a result, the effect on an investor's yield of principal payments on related mortgage loans occurring at a rate higher or lower than the rate anticipated by the investor during the period immediately following the issuance of the Offered Certificates would not be fully offset by a subsequent like reduction or increase in the rate of principal payments.

          Because principal distributions are distributed to certain classes of
Offered Certificates before other classes, holders of classes of Offered
Certificates having a later priority of distribution bear a greater risk of losses (because such Offered Certificates will represent an increasing percentage interest in the related collateral pool during the period prior to the commencement of distributions of principal thereon) than holders of classes having earlier priorities for distribution of principal. In particular, investors in the Offered Subordinate Certificates should note that prior to the distribution date in August 2019 (in the case of the Group I Offered Subordinate
Certificates), the distribution date in August 2014 (in the case of the Group II
Offered Subordinate Certificates), and prior to the distribution date in August
2019 (in the case of the Group III Offered Subordinate Certificates), the
Offered Subordinate Certificates may be entitled to receive distributions allocable to principal based on a disproportionately small percentage of principal prepayments on the mortgage loans in the related collateral pool.

          The rate of payments, including prepayments, on pools of mortgage loans is influenced by a variety of economic, geographic, social and other factors. If prevailing mortgage rates fall significantly below the mortgage rates on the mortgage loans, the rate of prepayment, and refinancing, would be expected to increase. Conversely, if prevailing mortgage rates rise significantly above the mortgage rates on the mortgage loans, the rate of prepayment on the mortgage loans would be expected to decrease. Other factors affecting prepayment of mortgage loans include changes in mortgagors' housing needs, job transfers, unemployment, mortgagors' net equity in the mortgaged properties and servicing decisions. The prepayment experience of the mortgage loans in the mortgage pool may differ from that of other mortgage loans. There can be no certainty as to the rate of prepayments on the mortgage loans in the mortgage pool during any period or over the life of the certificates. See "Yield
Considerations" and "Maturity and Prepayment Considerations" in the prospectus.

          The rate and timing of principal prepayments relative to creation of
Deferred Interest on the Negative Amortization Mortgage Loans in Collateral Pool
I will also affect the yields to maturity on the related classes of certificates. To the extent that there is Net Deferred Interest, it will be allocated to the Group I Certificates on the related distribution date. Any allocation of Net Deferred Interest to a class of Group I Certificates will reduce the amount of interest distributable on that class. Although interest will thereafter accrue on the Net Deferred Interest so allocated, the increase in the Certificate Principal Balance may increase the weighted average life of the applicable class of Group I Certificates. Any increase in the weighted average life of the applicable class of Group I Certificates may increase the period of time during which Realized Losses may be allocated to that class. We cannot assure you as to the rate, timing or amount of the allocation of Net
Deferred Interest to any class of Group I Certificates or as to the resulting effect on the yield to maturity or the weighted average life of any class of
Group I Certificates. The amount of the Deferred Interest on the Negative
Amortization Mortgage Loans in Collateral Pool I is offset by using a portion of the unscheduled collections of principal on the Group I Mortgage Loans to make distributions of current interest on the Group I Certificates. On any distribution date, to the extent that the aggregate Deferred Interest on the
Negative Amortization Mortgage Loans in Collateral Pool I as of the related due date exceeds the unscheduled collections of principal on the Group I Mortgage
Loans during the related Prepayment Period, such excess amounts will be deducted from the Interest Distribution Amounts on the Group I Certificates and thereby cause a delay in the payment of accrued interest on such certificates.

                                      S-107

          Defaults on mortgage loans may occur with greater frequency in their early years. In addition, default rates generally are higher for mortgage loans used to refinance an existing mortgage loan. In the event of a mortgagor's default on a mortgage loan, there can be no assurance that recourse beyond the specific mortgaged property pledged as security for repayment will be available.

          As described under "Description of the Certificates Allocation of
Losses; Subordination" in this prospectus supplement, with respect to any collateral pool, amounts otherwise distributable to holders of the related
Subordinate Certificates may be made available to protect the holders of the related Senior Certificates against interruptions in distributions due to certain mortgagor delinquencies, to the extent not covered by P&I Advances, and amounts otherwise distributable to holders of the related Subordinate
Certificates with a lower payment priority may be made available to protect the holders of related Subordinate Certificates with a higher payment priority against such interruptions in distributions. Such delinquencies may affect the yield to investors of the Offered Subordinate Certificates and, even if subsequently cured, will affect the timing of the receipt of distributions by the holders of the Offered Subordinate Certificates.

          In addition, a larger than expected rate of delinquencies or losses will affect the rate of principal distributions on each class of the Subordinate
Certificates if it delays the scheduled reduction of the related Senior
Prepayment Percentage triggers an increase of the related Senior Prepayment
Percentage to 100% or triggers a lockout of one or more classes of Offered
Subordinate Certificates from distributions of certain portions of the related
Subordinate Principal Distribution Amount. See "Description of the
Certificates--Principal Distributions on the Class A Certificates and Residual
Certificates" and "Principal Distributions on the Subordinate Certificates" in
this prospectus supplement.

          With respect to every class of the Group I Certificates, the Group II
Certificates and the Group III Certificates, the pass-through rate for such class is derived from the weighted average of the mortgage rates of the related mortgage loans. If mortgage loans with relatively higher mortgage rates experience prepayments (including collections upon defaults, liquidations and repurchases) at a rate faster than that experienced by mortgage loans with relatively lower mortgage rates, the pass-through rate on the related Offered
Certificates will decline. In addition, the adjustments of the mortgage rates of the mortgage loans will affect the pass-through rates on the related Offered
Certificates.

INTEREST ONLY MORTGAGE LOANS

          The interest only feature of the interest only mortgage loans may reduce the perceived benefits of refinancing to take advantage of lower market interest rates or to avoid adjustments in the mortgage rates. However, as a mortgage loan with such a feature nears the end of its interest-only period, the borrower may be more likely to refinance the mortgage loan, even if market interest rates are only slightly less than the mortgage rate of such mortgage loan in order to avoid the increase in the monthly payments necessary to amortize the mortgage loan over its remaining life.

WEIGHTED AVERAGE LIFE

          Weighted average life refers to the amount of time that will elapse from the date of issuance of a security until each dollar of principal of that security will be distributed to the investor. The weighted average life of each class of the Offered Certificates will be influenced by the rate at which principal on the related mortgage loans is paid. Principal payments on the mortgage loans may be in the form of scheduled payments or prepayments
(including repurchases and prepayments of principal by the mortgagor), as well as amounts received by virtue of condemnation, insurance or foreclosure with respect to the mortgage loans, and the timing of these payments.

                                      S-108

          Prepayments on mortgage loans are commonly measured relative to a prepayment standard or model. The model used in this prospectus supplement assumes a prepayment rate for the mortgage loans of 25% CPR. To assume any such
CPR percentage or any other CPR percentage is to assume that the stated
percentage of the outstanding principal balance of the applicable pool is prepaid over the course of a year. No representation is made that any subset of the mortgage loans will prepay at 25% CPR, or any other rate.

          The tables entitled "Percent of Initial Certificate Principal Balance
Outstanding" indicates the percentage of the initial Certificate Principal
Balance of the Class A Certificates and the Offered Subordinate Certificates
that would be outstanding after each of the dates shown at various percentages of CPR and the corresponding weighted average lives of the Class A Certificates and the Offered Subordinate Certificates. The tables are based on the following modeling assumptions:

          o    the mortgage pool consists of assumed mortgage loans with the characteristics set forth in the table entitled "Assumed Mortgage
               Loan Characteristics";

          o    distributions on the certificates are received, in cash, on the
               25th day of each month, commencing in August 2005;

          o    the mortgage loans prepay at the percentages of CPR indicated;

          o    no defaults or delinquencies occur in the payment by mortgagors of principal and interest on the mortgage loans and no shortfalls due to the application of the Relief Act are incurred;

          o    none of the originators, the seller or any other person purchases from the trust any mortgage loan pursuant to any obligation or option under the pooling and servicing agreement, except as indicated in footnote two in the tables;

          o    scheduled monthly payments on the mortgage loans are received on the first day of each month commencing in August 2005, and are computed prior to giving effect to any prepayments received in the prior month;

          o    prepayments representing payment in full of individual mortgage loans are received on the last day of each month commencing in
               July 2005, and include 30 days' interest thereon;

          o    except with respect to any interest only mortgage loan during the applicable interest only period, the scheduled monthly payment for each mortgage loan is based on its principal balance,
               mortgage rate and remaining term to stated maturity such that the mortgage loan will amortize in amounts sufficient to repay the remaining principal balance of the mortgage loan by its remaining term to stated maturity;

          o    the One-Month LIBOR remains constant at 3.480% per annum; the
               Six-Month LIBOR index remains constant at 3.890% per annum; the
               Twelve-Month LIBOR index remains constant at 4.130% per annum;
               and the One-Year CMT index remains constant at 3.750% per annum;

          o    the certificates are purchased on July 29, 2005;

          o    each mortgage loan with an interest only term greater than zero does not amortize during the remaining interest only period but following the interest only term, each such mortgage loan will amortize in amounts sufficient to repay the current principal balance of such mortgage

                                      S-109

               loan over the remaining term to maturity calculated at the expiration of the interest only term;

          o    Total Fee Rate equals the sum of Servicing Fee Rate and
               Administration Fee Rate; and

          o    after any applicable fixed-rate period following origination and subject to applicable periodic and lifetime limitations, each mortgage loan with an Index of one-month LIBOR and that provides for negative amortization will have a mortgage rate adjustment monthly and a monthly payment amount adjustment annually; each mortgage loan with an index of one-month LIBOR and that does not provide for negative amortization will have a mortgage rate adjustment and a monthly payment amount adjustment monthly; each mortgage loan with an Index of six-month LIBOR will have a mortgage rate adjustment and a monthly payment amount adjustment semi-annually; each mortgage loan with an Index of twelve-month
               LIBOR or One-Year CMT will have a mortgage rate adjustment and a monthly payment amount adjustment annually.

                                      S-110

                      ASSUMED MORTGAGE LOAN CHARACTERISTICS



                                                     REMAINING
                           STATED                     TERM TO                     LOAN                     INITIAL   PERIODIC
                         PRINCIPAL      MORTGAGE     MATURITY     TOTAL FEE        AGE                       RATE      RATE
PRODUCT DESCRIPTION     BALANCE ($)     RATE (%)      (MONTHS)     RATE (%)     (MONTHS)     LOAN INDEX    CAP (%)    CAP (%)
-----------------------------------------------------------------------------------------------------------------------------

                               GROUP I MORTGAGE LOANS
 LIBOR-1MTH NegAm        429,458.67   5.6289681671      351      0.3775000000       9      1 Month LIBOR   4.32103    4.32103
 LIBOR-1MTH NegAm        940,200.31   5.5350254086      352      0.3775000000       8      1 Month LIBOR   4.41497    4.41497
 LIBOR-1MTH NegAm      2,793,845.66   5.7924093577      350      0.3775000000      10      1 Month LIBOR   4.15759    4.15759
 LIBOR-1MTH NegAm     40,454,243.50   5.6097632203      351      0.3775000000       9      1 Month LIBOR   4.35115    4.35115
 LIBOR-1MTH NegAm     27,749,995.70   5.7018740173      352      0.3775000000       8      1 Month LIBOR   4.24813    4.24813
    LIBOR-1MTH         2,250,720.97   4.9261983356      351      0.2525000000       9      1 Month LIBOR   7.07380    7.07380
    LIBOR-1MTH           392,000.00   4.7500000000      353      0.2525000000       7      1 Month LIBOR   7.25000    7.25000
    LIBOR-1MTH         2,443,170.00   4.6742787035      354      0.2525000000       6      1 Month LIBOR   7.32572    7.32572
    LIBOR-1MTH         6,650,054.35   4.6377012340      355      0.2525000000       5      1 Month LIBOR   7.36230    7.36230
    LIBOR-1MTH         2,668,488.78   4.5995403989      356      0.2525000000       4      1 Month LIBOR   7.40046    7.40046
    LIBOR-1MTH         1,683,456.82   4.7282532141      357      0.2525000000       3      1 Month LIBOR   7.27175    7.27175
    LIBOR-1MTH         3,558,352.00   4.6779114672      358      0.2525000000       2      1 Month LIBOR   7.32209    7.32209
    LIBOR-1MTH            95,000.00   4.8750000000      359      0.2525000000       1      1 Month LIBOR   7.12500    7.12500
                               GROUP II-1 MORTGAGE LOANS
    HYBRID-3-1           487,447.06   4.3750000000      334      0.2525000000      26        1 Year CMT    2.00000    2.00000
    HYBRID-3-1         1,638,422.14   4.3750000000      335      0.2525000000      25        1 Year CMT    2.00000    2.00000
    HYBRID-3-1           855,756.57   4.4750135836      336      0.2525000000      24        1 Year CMT    2.00000    2.00000
    HYBRID-3-1           158,237.97   4.2500000000      337      0.2525000000      23        1 Year CMT    2.00000    2.00000
    HYBRID-3-1           965,814.70   4.4756301028      339      0.2525000000      21        1 Year CMT    2.00000    2.00000
    HYBRID-3-1           314,080.88   4.6250000000      340      0.2525000000      20        1 Year CMT    2.00000    2.00000
    HYBRID-3-1           359,477.39   4.7500000000      342      0.2525000000      18        1 Year CMT    2.00000    2.00000
    HYBRID-3-1           721,788.06   4.4459455799      343      0.2525000000      17        1 Year CMT    2.00000    2.00000
    HYBRID-3-1           751,801.04   5.0000000000      348      0.2525000000      12        1 Year CMT    2.00000    2.00000
    HYBRID-3-1           640,357.20   5.1250000000      349      0.2525000000      11        1 Year CMT    2.00000    2.00000
    HYBRID-3-1           505,142.78   4.5000000000      350      0.2525000000      10        1 Year CMT    2.00000    2.00000
    HYBRID-3-1           761,339.16   4.8750000000      351      0.2525000000       9        1 Year CMT    2.00000    2.00000
    HYBRID-3-1         3,692,052.78   4.4990043550      354      0.2525000000       6        1 Year CMT    2.00000    2.00000
    HYBRID-3-1         1,914,901.06   4.4886955445      355      0.2525000000       5        1 Year CMT    2.00000    2.00000
    HYBRID-3-1         1,950,327.82   4.0953729858      356      0.2525000000       4        1 Year CMT    2.00000    2.00000
    HYBRID-3-1         6,344,206.19   4.5270694802      357      0.2525000000       3        1 Year CMT    2.00000    2.00000
    HYBRID-3-1         8,150,086.26   4.8512940050      358      0.2525000000       2        1 Year CMT    2.00000    2.00000
    HYBRID-3-1         1,588,349.01   4.8988965357      359      0.2525000000       1        1 Year CMT    2.00000    2.00000
    HYBRID-3-1           343,501.51   4.8750000000      329      0.2525000000      31        1 Year CMT    2.00000    2.00000
    HYBRID-3-1           897,549.73   4.5491434539      330      0.2525000000      30        1 Year CMT    2.00000    2.00000
    HYBRID-3-1           346,475.82   4.6250000000      331      0.2525000000      29        1 Year CMT    2.00000    2.00000
    HYBRID-3-1           740,941.87   4.4454835337      332      0.2525000000      28        1 Year CMT    2.00000    2.00000
    HYBRID-3-1           563,155.67   4.8750000000      325      0.2525000000      35       1 Year LIBOR   2.00000    2.00000
    HYBRID-3-1           966,318.24   6.0000000000      323      0.2525000000      37       1 Year LIBOR   2.00000    2.00000
    HYBRID-3-1           380,975.01   4.8750000000      324      0.2525000000      36       1 Year LIBOR   2.00000    2.00000
    HYBRID-3-1           720,380.37   4.8750000000      339      0.2525000000      21       1 Year LIBOR   2.00000    2.00000
    HYBRID-3-1           866,760.50   4.8750000000      340      0.2525000000      20       1 Year LIBOR   2.00000    2.00000
    HYBRID-3-1           890,750.10   4.8750000000      341      0.2525000000      19       1 Year LIBOR   2.00000    2.00000
    HYBRID-3-1           950,833.48   4.8750000000      342      0.2525000000      18       1 Year LIBOR   2.00000    2.00000
    HYBRID-3-1           853,814.94   4.8750000000      343      0.2525000000      17       1 Year LIBOR   2.00000    2.00000
    HYBRID-3-1         2,725,839.98   4.8750000000      326      0.2525000000      34       1 Year LIBOR   2.00000    2.00000
    HYBRID-3-1           362,494.68   4.8750000000      344      0.2525000000      16       1 Year LIBOR   2.00000    2.00000
    HYBRID-3-1           590,946.46   4.8750000000      348      0.2525000000      12       1 Year LIBOR   2.00000    2.00000
    HYBRID-3-1         1,638,212.00   5.1582815686      349      0.2525000000      11       1 Year LIBOR   2.00000    2.00000
    HYBRID-3-1           545,087.26   4.8750000000      350      0.2525000000      10       1 Year LIBOR   2.00000    2.00000
    HYBRID-3-1         1,336,637.23   4.8750000000      327      0.2525000000      33       1 Year LIBOR   2.00000    2.00000
    HYBRID-3-1           397,018.83   4.8750000000      354      0.2525000000       6       1 Year LIBOR   2.00000    2.00000
    HYBRID-3-1           394,533.30   4.8750000000      357      0.2525000000       3       1 Year LIBOR   2.00000    2.00000
    HYBRID-3-1           383,053.56   4.8750000000      358      0.2525000000       2       1 Year LIBOR   2.00000    2.00000
    HYBRID-3-1           638,338.98   4.3750000000      359      0.2525000000       1       1 Year LIBOR   2.00000    2.00000

                                                                                REMAINING                                   MONTHS
                                                                                 INTEREST                                     TO
                       GROSS     MINIMUM    MAXIMUM    MONTHS TO   MONTHS TO       ONLY       MAX                 RECAST     NEXT
                       MARGIN   MORTGAGE   MORTGAGE    NEXT RATE    NEXT PAY      PERIOD     NEGAM    PAYMENT   FREQUENCY   RECAST
PRODUCT DESCRIPTION     (%)     RATE (%)   RATE (%)   ADJUSTMENT   ADJUSTMENT    (MONTHS)   CAP (%)   CAP (%)    (MONTHS)    DATE
----------------------------------------------------------------------------------------------------------------------------------

 LIBOR-1MTH NegAm     2.38365    2.38365    9.95000        1            4           N/A       110       7.5         60        51
 LIBOR-1MTH NegAm     2.25902    2.25902    9.95000        1            5           N/A       110       7.5         60        52
 LIBOR-1MTH NegAm     2.51048    2.51048    9.95000        1            3           N/A       115       7.5         60        50
 LIBOR-1MTH NegAm     2.34364    2.34364    9.96091        1            4           N/A       115       7.5         60        51
 LIBOR-1MTH NegAm     2.43632    2.43632    9.95000        1            5           N/A       115       7.5         60        52
    LIBOR-1MTH        1.80120    1.80120   12.00000        1            2           111       N/A       N/A         N/A       N/A
    LIBOR-1MTH        1.62500    1.62500   12.00000        1            2           113       N/A       N/A         N/A       N/A
    LIBOR-1MTH        1.54928    1.54928   12.00000        1            2           114       N/A       N/A         N/A       N/A
    LIBOR-1MTH        1.51270    1.51270   12.00000        1            2           115       N/A       N/A         N/A       N/A
    LIBOR-1MTH        1.47454    1.47454   12.00000        1            2           116       N/A       N/A         N/A       N/A
    LIBOR-1MTH        1.60325    1.60325   12.00000        1            2           117       N/A       N/A         N/A       N/A
    LIBOR-1MTH        1.55291    1.55291   12.00000        1            2           118       N/A       N/A         N/A       N/A
    LIBOR-1MTH        1.75000    1.75000   12.00000        1            2           119       N/A       N/A         N/A       N/A

    HYBRID-3-1        2.75000    2.75000   10.37500       10           11           N/A       N/A       N/A         N/A       N/A
    HYBRID-3-1        2.75000    2.75000   10.37500       11           12           N/A       N/A       N/A         N/A       N/A
    HYBRID-3-1        2.75000    2.75000   10.47501       12           13           N/A       N/A       N/A         N/A       N/A
    HYBRID-3-1        2.75000    2.75000   10.25000       13           14           N/A       N/A       N/A         N/A       N/A
    HYBRID-3-1        2.75000    2.75000   10.47563       15           16           N/A       N/A       N/A         N/A       N/A
    HYBRID-3-1        2.75000    2.75000   10.62500       16           17           N/A       N/A       N/A         N/A       N/A
    HYBRID-3-1        2.75000    2.75000   10.75000       18           19           N/A       N/A       N/A         N/A       N/A
    HYBRID-3-1        2.75000    2.75000   10.44595       19           20           N/A       N/A       N/A         N/A       N/A
    HYBRID-3-1        2.75000    2.75000   11.00000       24           25           N/A       N/A       N/A         N/A       N/A
    HYBRID-3-1        2.75000    2.75000   10.12500       25           26           N/A       N/A       N/A         N/A       N/A
    HYBRID-3-1        2.75000    2.75000   10.50000       26           27           N/A       N/A       N/A         N/A       N/A
    HYBRID-3-1        2.75000    2.75000   10.87500       27           28           N/A       N/A       N/A         N/A       N/A
    HYBRID-3-1        2.75000    2.75000   10.49900       30           31           N/A       N/A       N/A         N/A       N/A
    HYBRID-3-1        2.75000    2.75000   10.48870       31           32           N/A       N/A       N/A         N/A       N/A
    HYBRID-3-1        2.75000    2.75000   10.09537       32           33           N/A       N/A       N/A         N/A       N/A
    HYBRID-3-1        2.75000    2.75000   10.52707       33           34           N/A       N/A       N/A         N/A       N/A
    HYBRID-3-1        2.75000    2.75000   10.85129       34           35           N/A       N/A       N/A         N/A       N/A
    HYBRID-3-1        2.75000    2.75000   10.89890       35           36           N/A       N/A       N/A         N/A       N/A
    HYBRID-3-1        2.75000    2.75000   10.87500        5            6           N/A       N/A       N/A         N/A       N/A
    HYBRID-3-1        2.75000    2.75000   10.54914        6            7           N/A       N/A       N/A         N/A       N/A
    HYBRID-3-1        2.75000    2.75000   10.62500        7            8           N/A       N/A       N/A         N/A       N/A
    HYBRID-3-1        2.75000    2.75000   10.44548        8            9           N/A       N/A       N/A         N/A       N/A
    HYBRID-3-1        2.25000    2.25000   10.87500        1            2           N/A       N/A       N/A         N/A       N/A
    HYBRID-3-1        2.25000    2.25000   10.87500       11           12           N/A       N/A       N/A         N/A       N/A
    HYBRID-3-1        2.25000    2.25000   10.87500       12           13           N/A       N/A       N/A         N/A       N/A
    HYBRID-3-1        2.25000    2.42392   10.87500       15           16           N/A       N/A       N/A         N/A       N/A
    HYBRID-3-1        2.25000    2.25000   10.87500       16           17           N/A       N/A       N/A         N/A       N/A
    HYBRID-3-1        2.25000    2.25000   10.87500       17           18           N/A       N/A       N/A         N/A       N/A
    HYBRID-3-1        2.25000    2.25000   10.87500       18           19           N/A       N/A       N/A         N/A       N/A
    HYBRID-3-1        2.25000    2.25000   10.87500       19           20           N/A       N/A       N/A         N/A       N/A
    HYBRID-3-1        2.25000    2.25000   10.87500        2            3           N/A       N/A       N/A         N/A       N/A
    HYBRID-3-1        2.25000    2.25000   10.87500       20           21           N/A       N/A       N/A         N/A       N/A
    HYBRID-3-1        2.25000    2.25000   10.87500       24           25           N/A       N/A       N/A         N/A       N/A
    HYBRID-3-1        2.53328    2.53328   11.15828       25           26           N/A       N/A       N/A         N/A       N/A
    HYBRID-3-1        2.25000    2.25000   10.87500       26           27           N/A       N/A       N/A         N/A       N/A
    HYBRID-3-1        2.25000    2.25000   10.87500        3            4           N/A       N/A       N/A         N/A       N/A
    HYBRID-3-1        2.25000    2.25000   10.87500       30           31           N/A       N/A       N/A         N/A       N/A
    HYBRID-3-1        2.25000    2.25000   10.87500       33           34           N/A       N/A       N/A         N/A       N/A
    HYBRID-3-1        2.25000    2.25000   10.87500       34           35           N/A       N/A       N/A         N/A       N/A
    HYBRID-3-1        2.25000    2.25000   10.37500       35           36           N/A       N/A       N/A         N/A       N/A


                                      S-111

                      ASSUMED MORTGAGE LOAN CHARACTERISTICS



                                                        REMAINING
                                                         TERM TO                     LOAN                     INITIAL    PERIOD
                      STATED PRINCIPAL     MORTGAGE      MATURITY     TOTAL FEE       AGE                       RATE      RATE
PRODUCT DESCRIPTION      BALANCE ($)       RATE (%)      (MONTHS)     RATE (%)     (MONTHS)     LOAN INDEX    CAP (%)   CAP (%)
-------------------------------------------------------------------------------------------------------------------------------

HYBRID-3-1                3,872,845.02   4.8750000000      328      0.2525000000      32       1 Year LIBOR    2.0000   2.00000
HYBRID-3-1                5,550,870.00   4.8750000000      329      0.2525000000      31       1 Year LIBOR    2.0000   2.00000
HYBRID-3-1                1,479,550.82   4.8750000000      330      0.2525000000      30       1 Year LIBOR    2.0000   2.00000
HYBRID-3-1                1,620,074.13   4.8750000000      331      0.2525000000      29       1 Year LIBOR    2.0000   2.00000
HYBRID-3-1                  322,808.44   4.8750000000      332      0.2525000000      28       1 Year LIBOR    2.0000   2.00000
HYBRID-3-1                  594,244.39   4.8750000000      333      0.2525000000      27       1 Year LIBOR    2.0000   2.00000
HYBRID-3-6                  959,000.00   5.0277632951      358      0.2525000000       2      6 Month LIBOR    3.0000   1.00000
HYBRID-3-6                2,445,450.00   5.3000776953      359      0.2525000000       1      6 Month LIBOR    3.0000   1.00000
                            GROUP II-2 MORTGAGE LOANS
HYBRID-5-1                  421,247.61   4.7500000000      334      0.2525000000      26         1 Year CMT    5.0000   2.00000
HYBRID-5-1                  435,024.82   4.7500000000      335      0.2525000000      25         1 Year CMT    5.0000   2.00000
HYBRID-5-1                1,033,340.51   4.6738008268      337      0.2525000000      23         1 Year CMT    5.0000   2.00000
HYBRID-5-1                  400,721.54   4.6250000000      337      0.2525000000      23         1 Year CMT    5.0000   2.00000
HYBRID-5-1                  419,798.86   4.7500000000      338      0.2525000000      22         1 Year CMT    5.0000   2.00000
HYBRID-5-1                1,150,000.00   4.5000000000      343      0.2525000000      17         1 Year CMT    5.0000   2.00000
HYBRID-5-1                1,675,000.00   4.5000000000      344      0.2525000000      16         1 Year CMT    5.0000   2.00000
HYBRID-5-1                  799,999.80   4.7500000000      345      0.2525000000      15         1 Year CMT    5.0000   2.00000
HYBRID-5-1                  376,339.24   4.6250000000      346      0.2525000000      14         1 Year CMT    5.0000   2.00000
HYBRID-5-1                   77,774.97   4.7500000000      347      0.2525000000      13         1 Year CMT    5.0000   2.00000
HYBRID-5-1                  999,620.76   4.5000000000      347      0.2525000000      13         1 Year CMT    5.0000   2.00000
HYBRID-5-1                  113,566.34   5.0000000000      349      0.2525000000      11         1 Year CMT    5.0000   2.00000
HYBRID-5-1                1,500,000.00   4.6250000000      349      0.2525000000      11         1 Year CMT    5.0000   2.00000
HYBRID-5-1                   95,666.37   4.5000000000      350      0.2525000000      10         1 Year CMT    5.0000   2.00000
HYBRID-5-1                  767,200.00   4.7500000000      350      0.2525000000      10         1 Year CMT    5.0000   2.00000
HYBRID-5-1                  383,202.91   5.4304367789      351      0.2525000000       9         1 Year CMT    5.0000   2.00000
HYBRID-5-1                  671,588.58   4.8125810746      352      0.2525000000       8         1 Year CMT    5.0000   2.00000
HYBRID-5-1                  800,000.00   4.3750000000      352      0.2525000000       8         1 Year CMT    5.0000   2.00000
HYBRID-5-1                  546,905.18   5.1215108623      353      0.2525000000       7         1 Year CMT    5.0000   2.00000
HYBRID-5-1                1,439,000.00   4.8264419736      353      0.2525000000       7         1 Year CMT    5.0000   2.00000
HYBRID-5-1                1,846,341.93   5.0470256158      354      0.2525000000       6         1 Year CMT    5.0000   2.00000
HYBRID-5-1                9,762,376.87   4.8452831392      354      0.2525000000       6         1 Year CMT    5.0000   2.00000
HYBRID-5-1                  858,961.10   5.2414212180      355      0.2525000000       5         1 Year CMT    5.0000   2.00000
HYBRID-5-1               15,761,015.61   4.8873782655      355      0.2525000000       5         1 Year CMT    5.0000   2.00000
HYBRID-5-1                  885,685.54   5.0014199142      356      0.2525000000       4         1 Year CMT    5.0000   2.00000
HYBRID-5-1                6,133,026.22   4.9007214419      356      0.2525000000       4         1 Year CMT    5.0000   2.00000
HYBRID-5-1                3,628,192.86   4.3795778486      357      0.2525000000       3         1 Year CMT    5.0000   2.00000
HYBRID-5-1               16,272,449.66   4.7645825790      357      0.2525000000       3         1 Year CMT    5.0000   2.00000
HYBRID-5-1                7,726,442.31   4.7224879694      358      0.2525000000       2         1 Year CMT    5.0000   2.00000
HYBRID-5-1              110,921,049.62   4.8829201423      358      0.2525000000       2         1 Year CMT    5.0000   2.00000
HYBRID-5-1                5,725,483.62   5.0504197906      359      0.2525000000       1         1 Year CMT    5.0000   2.00000
HYBRID-5-1              122,563,275.59   4.9674866536      359      0.2525000000       1         1 Year CMT    5.0000   2.00000
HYBRID-5-1                3,753,017.00   5.1073847387      360      0.2525000000       0         1 Year CMT    5.0000   2.00000
HYBRID-5-1               17,714,061.00   4.9964496213      360      0.2525000000       0         1 Year CMT    5.0000   2.00000
HYBRID-5-1                  120,708.05   5.5000000000      347      0.2525000000      13       1 Year LIBOR    5.0000   2.00000
HYBRID-5-1                  298,163.17   4.9702967883      352      0.2525000000       8       1 Year LIBOR    5.0000   2.00000
HYBRID-5-1                  233,990.05   5.0000000000      353      0.2525000000       7       1 Year LIBOR    5.0000   2.00000
HYBRID-5-1                  553,707.62   5.1410373019      355      0.2525000000       5       1 Year LIBOR    5.0000   2.00000
HYBRID-5-1                  379,598.25   5.2500000000      357      0.5025000000       3       1 Year LIBOR    5.0000   2.00000
HYBRID-5-1                2,460,839.39   5.8632926746      358      0.5025000000       2       1 Year LIBOR    5.0000   2.00000
HYBRID-5-1                3,419,685.73   5.1694922361      359      0.5025000000       1       1 Year LIBOR    5.0000   2.00000
HYBRID-5-1                7,284,396.00   5.4698663074      359      0.5025000000       1       1 Year LIBOR    5.0000   2.00000
HYBRID-5-1               12,102,011.00   5.2800362580      360      0.5025000000       0       1 Year LIBOR    5.0000   2.00000
HYBRID-5-1               68,392,016.00   5.5013845604      360      0.5025000000       0       1 Year LIBOR    5.0000   2.00000
HYBRID-5-1                  475,000.00   5.8750000000      360      0.5025000000       0       1 Year LIBOR    5.0000   2.00000
HYBRID-5-6                  448,000.00   6.3750000000      358      0.2525000000       2      6 Month LIBOR    5.0000   1.00000
HYBRID-5-6                  227,500.00   5.8750000000      359      0.2525000000       1      6 Month LIBOR    5.0000   1.00000

                                                                                REMAINING
                                                                                 INTEREST                                    MONTHS
                       GROSS     MINIMUM    MAXIMUM    MONTHS TO    MONTHS TO      ONLY       MAX                 RECAST    TO NEXT
                       MARGIN   MORTGAGE   MORTGAGE    NEXT RATE    NEXT PAY      PERIOD     NEGAM    PAYMENT   FREQUENCY    RECAST
PRODUCT DESCRIPTION     (%)     RATE (%)   RATE (%)   ADJUSTMENT   ADJUSTMENT    (MONTHS)   CAP (%)   CAP (%)    (MONTHS)     DATE
-----------------------------------------------------------------------------------------------------------------------------------

HYBRID-3-1            2.25000    2.25000   10.87500        4            5          N/A        N/A       N/A        N/A        N/A
HYBRID-3-1            2.25000    2.25000   10.87500        5            6          N/A        N/A       N/A        N/A        N/A
HYBRID-3-1            2.25000    2.25000   10.87500        6            7          N/A        N/A       N/A        N/A        N/A
HYBRID-3-1            2.25000    2.25000   10.87500        7            8          N/A        N/A       N/A        N/A        N/A
HYBRID-3-1            2.25000    2.25000   10.87500        8            9          N/A        N/A       N/A        N/A        N/A
HYBRID-3-1            2.25000    2.25000   10.87500        9           10          N/A        N/A       N/A        N/A        N/A
HYBRID-3-6            2.25000    2.25000   10.02776       34           35          118        N/A       N/A        N/A        N/A
HYBRID-3-6            2.25000    2.25000   10.30008       35           36          119        N/A       N/A        N/A        N/A

HYBRID-5-1            2.75000    2.75000    9.75000       34           35           34        N/A       N/A        N/A        N/A
HYBRID-5-1            2.75000    2.75000    9.75000       35           36          N/A        N/A       N/A        N/A        N/A
HYBRID-5-1            2.75000    2.75000    9.67380       37           38          N/A        N/A       N/A        N/A        N/A
HYBRID-5-1            2.75000    2.75000    9.62500       37           38           37        N/A       N/A        N/A        N/A
HYBRID-5-1            2.75000    2.75000    9.75000       38           39          N/A        N/A       N/A        N/A        N/A
HYBRID-5-1            2.75000    2.75000    9.50000       43           44           43        N/A       N/A        N/A        N/A
HYBRID-5-1            2.75000    2.75000    9.50000       44           45           44        N/A       N/A        N/A        N/A
HYBRID-5-1            2.75000    2.75000    9.75000       45           46           45        N/A       N/A        N/A        N/A
HYBRID-5-1            2.75000    2.75000    9.62500       46           47           46        N/A       N/A        N/A        N/A
HYBRID-5-1            2.75000    2.75000    9.75000       47           48          N/A        N/A       N/A        N/A        N/A
HYBRID-5-1            2.75000    2.75000    9.50000       47           48           47        N/A       N/A        N/A        N/A
HYBRID-5-1            2.75000    2.75000   10.00000       49           50          N/A        N/A       N/A        N/A        N/A
HYBRID-5-1            2.75000    2.75000    9.62500       49           50           49        N/A       N/A        N/A        N/A
HYBRID-5-1            2.75000    2.75000    9.50000       50           51          N/A        N/A       N/A        N/A        N/A
HYBRID-5-1            2.75000    2.75000    9.75000       50           51           50        N/A       N/A        N/A        N/A
HYBRID-5-1            2.75000    2.75000   10.43044       51           52          N/A        N/A       N/A        N/A        N/A
HYBRID-5-1            2.75000    2.75000    9.81258       52           53          N/A        N/A       N/A        N/A        N/A
HYBRID-5-1            2.75000    2.75000    9.37500       52           53           52        N/A       N/A        N/A        N/A
HYBRID-5-1            2.75000    2.75000   10.12151       53           54          N/A        N/A       N/A        N/A        N/A
HYBRID-5-1            2.75000    2.75000    9.82644       53           54           53        N/A       N/A        N/A        N/A
HYBRID-5-1            2.75000    2.75000   10.04703       54           55          N/A        N/A       N/A        N/A        N/A
HYBRID-5-1            2.75000    2.75000    9.84528       54           55           54        N/A       N/A        N/A        N/A
HYBRID-5-1            2.75000    2.75000   10.24142       55           56          N/A        N/A       N/A        N/A        N/A
HYBRID-5-1            2.75000    2.75000    9.88738       55           56           55        N/A       N/A        N/A        N/A
HYBRID-5-1            2.75000    2.75000   10.00142       56           57          N/A        N/A       N/A        N/A        N/A
HYBRID-5-1            2.75000    2.75000    9.90072       56           57           56        N/A       N/A        N/A        N/A
HYBRID-5-1            2.75000    2.75000    9.37958       57           58          N/A        N/A       N/A        N/A        N/A
HYBRID-5-1            2.75000    2.75000    9.76458       57           58           57        N/A       N/A        N/A        N/A
HYBRID-5-1            2.75000    2.75000    9.72249       58           59          N/A        N/A       N/A        N/A        N/A
HYBRID-5-1            2.75000    2.75000    9.88292       58           59           58        N/A       N/A        N/A        N/A
HYBRID-5-1            2.75000    2.75000   10.05042       59           60          N/A        N/A       N/A        N/A        N/A
HYBRID-5-1            2.75000    2.75000    9.96749       59           60           59        N/A       N/A        N/A        N/A
HYBRID-5-1            2.75000    2.75000   10.10738       60           61          N/A        N/A       N/A        N/A        N/A
HYBRID-5-1            2.75000    2.75000    9.99645       60           61           60        N/A       N/A        N/A        N/A
HYBRID-5-1            2.25000    2.25000   10.50000       47           48          N/A        N/A       N/A        N/A        N/A
HYBRID-5-1            2.25000    2.25000    9.97030       52           53          N/A        N/A       N/A        N/A        N/A
HYBRID-5-1            2.25000    2.25000   10.00000       53           54          N/A        N/A       N/A        N/A        N/A
HYBRID-5-1            2.25000    2.25000   10.14104       55           56          N/A        N/A       N/A        N/A        N/A
HYBRID-5-1            2.25000    2.25000   10.25000       57           58           57        N/A       N/A        N/A        N/A
HYBRID-5-1            2.25000    2.25000   10.86329       58           59           58        N/A       N/A        N/A        N/A
HYBRID-5-1            2.25000    2.25000   10.16949       59           60          N/A        N/A       N/A        N/A        N/A
HYBRID-5-1            2.25000    2.25000   10.46987       59           60           59        N/A       N/A        N/A        N/A
HYBRID-5-1            2.25000    2.25000   10.28004       60           61          N/A        N/A       N/A        N/A        N/A
HYBRID-5-1            2.26259    2.26259   10.50138       60           61           60        N/A       N/A        N/A        N/A
HYBRID-5-1            2.25000    2.25000   10.87500       61           62           60        N/A       N/A        N/A        N/A
HYBRID-5-6            2.25000    2.25000   11.37500       58           59          118        N/A       N/A        N/A        N/A
HYBRID-5-6            2.25000    2.25000   10.87500       59           60          119        N/A       N/A        N/A        N/A


                                     S-112

                      ASSUMED MORTGAGE LOAN CHARACTERISTICS



                                                        REMAINING
                                                         TERM TO                     LOAN                     INITIAL   PERIODIC
                      STATED PRINCIPAL     MORTGAGE     MATURITY     TOTAL FEE        AGE                       RATE      RATE
PRODUCT DESCRIPTION      BALANCE ($)       RATE (%)      (MONTHS)     RATE (%)     (MONTHS)     LOAN INDEX    CAP (%)    CAP (%)
-------------------   ----------------   ------------   ---------   ------------   --------   -------------   -------   --------

                         GROUP II-3 MORTGAGE LOANS
HYBRID-5-1                 666,355.49    4.3750000000      336      0.2525000000      24        1 Year CMT     5.0000    2.00000
HYBRID-5-1                 326,941.81    4.5000000000      337      0.2525000000      23        1 Year CMT     5.0000    2.00000
HYBRID-5-1                 308,150.00    4.8750000000      343      0.2525000000      17        1 Year CMT     5.0000    2.00000
HYBRID-5-1                 310,259.31    4.8750000000      344      0.2525000000      16        1 Year CMT     5.0000    2.00000
HYBRID-5-1                 184,997.90    6.4134310308      348      0.2525000000      12        1 Year CMT     5.0000    2.00000
HYBRID-5-1                 176,726.91    5.3098535758      350      0.2525000000      10        1 Year CMT     5.0000    2.00000
HYBRID-5-1               2,034,150.86    5.5206494284      351      0.2525000000       9        1 Year CMT     5.0000    2.00000
HYBRID-5-1               1,675,984.07    5.0867731405      352      0.2525000000       8        1 Year CMT     5.0000    2.00000
HYBRID-5-1                 590,021.41    4.8551959326      352      0.2525000000       8        1 Year CMT     5.0000    2.00000
HYBRID-5-1                 301,400.90    4.8750000000      353      0.2525000000       7        1 Year CMT     5.0000    2.00000
HYBRID-5-1                 299,400.00    4.8750000000      354      0.2525000000       6        1 Year CMT     5.0000    2.00000
HYBRID-5-1                 996,018.81    5.0233907719      356      0.2525000000       4        1 Year CMT     5.0000    2.00000
HYBRID-5-1                 348,673.70    4.7500000000      357      0.2525000000       3        1 Year CMT     5.0000    2.00000
HYBRID-5-1                 915,245.80    4.9350846789      357      0.2525000000       3        1 Year CMT     5.0000    2.00000
HYBRID-5-1               1,739,317.53    4.8835119456      358      0.2525000000       2        1 Year CMT     5.0000    2.00000
HYBRID-5-1               5,858,914.79    4.8392339644      358      0.2525000000       2        1 Year CMT     5.0000    2.00000
HYBRID-5-1                 933,147.49    5.0575668845      359      0.2525000000       1        1 Year CMT     5.0000    2.00000
HYBRID-5-1              60,519,210.78    5.1789779044      359      0.2525000000       1        1 Year CMT     5.0000    2.00000
HYBRID-5-1               9,833,714.00    5.0501216402      360      0.2525000000       0        1 Year CMT     5.0000    2.00000
HYBRID-5-1                 424,884.24    5.3767165322      350      0.2525000000      10       1 Year LIBOR    5.0000    2.00000
HYBRID-5-1                 231,103.50    6.0000000000      353      0.2525000000       7       1 Year LIBOR    5.0000    2.00000
HYBRID-5-6                 691,350.00    5.4877232950      358      0.2525000000       2      6 Month LIBOR    5.0000    1.00000
HYBRID-5-6                 614,925.00    5.6022126682      359      0.2525000000       1      6 Month LIBOR    5.0000    1.00000
                         GROUP II-4 MORTGAGE LOANS
HYBRID-7-1                 777,530.42    4.6861226423      337      0.2525000000      23        1 Year CMT     5.0000    2.00000
HYBRID-7-1               1,100,127.14    4.5681304299      337      0.2525000000      23        1 Year CMT     5.0000    2.00000
HYBRID-7-1                 403,940.31    4.7500000000      338      0.2525000000      22        1 Year CMT     5.0000    2.00000
HYBRID-7-1               2,481,469.14    4.3750000000      338      0.2525000000      22        1 Year CMT     5.0000    2.00000
HYBRID-7-1               1,528,999.82    4.7020111569      339      0.2525000000      21        1 Year CMT     5.0000    2.00000
HYBRID-7-1                 529,086.35    4.1250000000      340      0.2525000000      20        1 Year CMT     5.0000    2.00000
HYBRID-7-1                 358,581.94    4.6250000000      341      0.2525000000      19        1 Year CMT     5.0000    2.00000
HYBRID-7-1                 433,718.06    5.7500000000      349      0.2525000000      11        1 Year CMT     5.0000    2.00000
HYBRID-7-1                 409,747.70    5.6250000000      350      0.2525000000      10        1 Year CMT     5.0000    2.00000
HYBRID-7-1                 363,000.00    5.7500000000      351      0.2525000000       9        1 Year CMT     5.0000    2.00000
HYBRID-7-1                 317,396.60    5.2500000000      353      0.2525000000       7        1 Year CMT     5.0000    2.00000
HYBRID-7-1               1,811,355.03    5.2494034183      354      0.2525000000       6        1 Year CMT     5.0000    2.00000
HYBRID-7-1                 190,494.90    5.0000000000      355      0.2525000000       5        1 Year CMT     5.0000    2.00000
HYBRID-7-1               1,449,068.00    5.5706547243      355      0.2525000000       5        1 Year CMT     5.0000    2.00000
HYBRID-7-1               2,787,438.00    5.0221463222      356      0.2525000000       4        1 Year CMT     5.0000    2.00000
HYBRID-7-1               2,170,293.51    4.9267594582      357      0.2525000000       3        1 Year CMT     5.0000    2.00000
HYBRID-7-1              10,602,438.08    5.0136561128      357      0.2525000000       3        1 Year CMT     5.0000    2.00000
HYBRID-7-1               3,474,948.88    5.0700961869      358      0.2525000000       2        1 Year CMT     5.0000    2.00000
HYBRID-7-1              25,862,673.07    5.1929996799      358      0.2525000000       2        1 Year CMT     5.0000    2.00000
HYBRID-7-1               2,361,612.69    5.1217974665      359      0.2525000000       1        1 Year CMT     5.0000    2.00000
HYBRID-7-1                 867,522.72    5.6571728519      359      0.2525000000       1        1 Year CMT     5.0000    2.00000
HYBRID-7-1              43,074,714.16    5.3997414904      359      0.2525000000       1        1 Year CMT     5.0000    2.00000
HYBRID-7-1                 380,000.00    5.7500000000      360      0.2525000000       0        1 Year CMT     5.0000    2.00000
HYBRID-7-1                 573,066.20    5.8750000000      358      0.2525000000       2       1 Year LIBOR    5.0000    2.00000
HYBRID-7-1               5,149,150.26    5.5006058064      359      0.2525000000       1       1 Year LIBOR    5.0000    2.00000
HYBRID-7-1              10,313,898.04    5.8047804377      359      0.2525000000       1       1 Year LIBOR    5.0000    2.00000
HYBRID-7-1              14,040,489.00    5.5272638385      360      0.2525000000       0       1 Year LIBOR    5.0000    2.00000
HYBRID-7-1              78,256,541.00    5.6668497653      360      0.2525000000       0       1 Year LIBOR    5.0000    2.00000
HYBRID-7-1                 939,920.00    5.4558366670      360      0.2525000000       0       1 Year LIBOR    5.0000    2.00000
HYBRID-7-6                 263,878.58    6.0635415681      358      0.2525000000       2      6 Month LIBOR    5.0000    1.00000
HYBRID-7-6              15,359,506.44    5.5690763752      358      0.2525000000       2      6 Month LIBOR    5.0000    1.00000
HYBRID-7-6                 121,481.81    6.1250000000      359      0.2525000000       1      6 Month LIBOR    5.0000    1.00000

                                                                                REMAINING
                                                                                 INTEREST                                    MONTHS
                       GROSS     MINIMUM    MAXIMUM    MONTHS TO    MONTHS TO      ONLY       MAX                 RECAST    TO NEXT
                       MARGIN   MORTGAGE   MORTGAGE    NEXT RATE    NEXT PAY      PERIOD     NEGAM    PAYMENT   FREQUENCY    RECAST
PRODUCT DESCRIPTION     (%)     RATE (%)   RATE (%)   ADJUSTMENT   ADJUSTMENT    (MONTHS)   CAP (%)   CAP (%)    (MONTHS)     DATE
-------------------   -------   --------   --------   ----------   ----------   ---------   -------   -------   ---------   -------

HYBRID-5-1            2.75000    2.75000    9.37500       36           37          N/A        N/A       N/A        N/A        N/A
HYBRID-5-1            2.75000    2.75000    9.50000       37           38          N/A        N/A       N/A        N/A        N/A
HYBRID-5-1            2.75000    2.75000    9.87500       43           44           43        N/A       N/A        N/A        N/A
HYBRID-5-1            2.75000    2.75000    9.87500       44           45          N/A        N/A       N/A        N/A        N/A
HYBRID-5-1            2.75000    2.75000   11.41343       48           49          N/A        N/A       N/A        N/A        N/A
HYBRID-5-1            2.75000    2.75000   10.30985       50           51          N/A        N/A       N/A        N/A        N/A
HYBRID-5-1            2.75000    2.75000   10.52065       51           52          N/A        N/A       N/A        N/A        N/A
HYBRID-5-1            2.75000    2.75000   10.08677       52           53          N/A        N/A       N/A        N/A        N/A
HYBRID-5-1            2.75000    2.75000    9.85520       52           53           52        N/A       N/A        N/A        N/A
HYBRID-5-1            2.75000    2.75000    9.87500       53           54          N/A        N/A       N/A        N/A        N/A
HYBRID-5-1            2.75000    2.75000    9.87500       54           55           54        N/A       N/A        N/A        N/A
HYBRID-5-1            2.75000    2.75000   10.02339       56           57           56        N/A       N/A        N/A        N/A
HYBRID-5-1            2.75000    2.75000    9.75000       57           58          N/A        N/A       N/A        N/A        N/A
HYBRID-5-1            2.75000    2.75000    9.93508       57           58           57        N/A       N/A        N/A        N/A
HYBRID-5-1            2.75000    2.75000    9.88351       58           59          N/A        N/A       N/A        N/A        N/A
HYBRID-5-1            2.75000    2.75000    9.83923       58           59           58        N/A       N/A        N/A        N/A
HYBRID-5-1            2.75000    2.75000   10.05757       59           60          N/A        N/A       N/A        N/A        N/A
HYBRID-5-1            2.75000    2.75000   10.17898       59           60           59        N/A       N/A        N/A        N/A
HYBRID-5-1            2.75000    2.75000   10.05012       60           61           60        N/A       N/A        N/A        N/A
HYBRID-5-1            2.25000    2.25000   10.37672       50           51          N/A        N/A       N/A        N/A        N/A
HYBRID-5-1            2.25000    2.25000   11.00000       53           54          N/A        N/A       N/A        N/A        N/A
HYBRID-5-6            2.25000    2.25000   10.48772       58           59          118        N/A       N/A        N/A        N/A
HYBRID-5-6            2.25000    2.25000   10.60221       59           60          119        N/A       N/A        N/A        N/A

HYBRID-7-1            2.75000    2.75000    9.68612       61           62          N/A        N/A       N/A        N/A        N/A
HYBRID-7-1            2.75000    2.75000    9.56813       61           62           61        N/A       N/A        N/A        N/A
HYBRID-7-1            2.75000    2.75000    9.75000       62           63          N/A        N/A       N/A        N/A        N/A
HYBRID-7-1            2.75000    2.75000    9.37500       62           63           62        N/A       N/A        N/A        N/A
HYBRID-7-1            2.75000    2.75000    9.70201       63           64           63        N/A       N/A        N/A        N/A
HYBRID-7-1            2.75000    2.75000    9.12500       64           65           64        N/A       N/A        N/A        N/A
HYBRID-7-1            2.75000    2.75000    9.62500       65           66          N/A        N/A       N/A        N/A        N/A
HYBRID-7-1            2.75000    2.75000   10.75000       73           74           73        N/A       N/A        N/A        N/A
HYBRID-7-1            2.75000    2.75000   10.62500       74           75           74        N/A       N/A        N/A        N/A
HYBRID-7-1            2.75000    2.75000   10.75000       75           76           75        N/A       N/A        N/A        N/A
HYBRID-7-1            2.75000    2.75000   10.25000       77           78          N/A        N/A       N/A        N/A        N/A
HYBRID-7-1            2.75000    2.75000   10.24940       78           79           78        N/A       N/A        N/A        N/A
HYBRID-7-1            2.75000    2.75000   10.00000       79           80          N/A        N/A       N/A        N/A        N/A
HYBRID-7-1            2.75000    2.75000   10.57065       79           80           79        N/A       N/A        N/A        N/A
HYBRID-7-1            2.75000    2.75000   10.02215       80           81           80        N/A       N/A        N/A        N/A
HYBRID-7-1            2.75000    2.75000    9.92676       81           82          N/A        N/A       N/A        N/A        N/A
HYBRID-7-1            2.75000    2.75000   10.01366       81           82           81        N/A       N/A        N/A        N/A
HYBRID-7-1            2.75000    2.75000   10.07010       82           83          N/A        N/A       N/A        N/A        N/A
HYBRID-7-1            2.75000    2.75000   10.19300       82           83           82        N/A       N/A        N/A        N/A
HYBRID-7-1            2.75000    2.75000   10.12180       83           84          N/A        N/A       N/A        N/A        N/A
HYBRID-7-1            2.75000    2.75000   10.65717       83           84          119        N/A       N/A        N/A        N/A
HYBRID-7-1            2.75000    2.75000   10.39974       83           84           83        N/A       N/A        N/A        N/A
HYBRID-7-1            2.75000    2.75000   10.75000       84           85          N/A        N/A       N/A        N/A        N/A
HYBRID-7-1            2.25000    2.25000   10.87500       82           83          N/A        N/A       N/A        N/A        N/A
HYBRID-7-1            2.35089    2.35089   10.50061       83           84          N/A        N/A       N/A        N/A        N/A
HYBRID-7-1            2.59028    2.59028   10.80478       83           84           83        N/A       N/A        N/A        N/A
HYBRID-7-1            2.25000    2.25000   10.52726       84           85          N/A        N/A       N/A        N/A        N/A
HYBRID-7-1            2.25000    2.25000   10.66685       84           85           84        N/A       N/A        N/A        N/A
HYBRID-7-1            2.25000    2.25000   10.45584       85           86           84        N/A       N/A        N/A        N/A
HYBRID-7-6            2.25000    2.25000   11.06354       82           83          N/A        N/A       N/A        N/A        N/A
HYBRID-7-6            2.25000    2.25000   10.56908       82           83          118        N/A       N/A        N/A        N/A
HYBRID-7-6            2.25000    2.25000   11.12500       83           84          N/A        N/A       N/A        N/A        N/A


                                     S-113

                      ASSUMED MORTGAGE LOAN CHARACTERISTICS



                                                     REMAINING
                          STATED                      TERM TO                     LOAN                      INITIAL    PERIOD
                        PRINCIPAL       MORTGAGE      MATURITY     TOTAL FEE       AGE                       RATE       RATE
PRODUCT DESCRIPTION    BALANCE ($)      RATE (%)      (MONTHS)     RATE (%)     (MONTHS)     LOAN INDEX     CAP (%)    CAP (%)
------------------------------------------------------------------------------------------------------------------------------

HYBRID-7-6             8,082,400.00   5.6850239409      359      0.2525000000       1      6 Month LIBOR    5.00000    1.00000
                            GROUP III MORTGAGE LOANS
LIBOR-6MTH             1,169,980.00   4.0000000000      355      0.3775000000       5      6 Month LIBOR    8.00000    8.00000
LIBOR-6MTH               517,653.53   5.3750000000      356      0.3775000000       4      6 Month LIBOR    1.00000    1.00000
LIBOR-6MTH            12,610,519.93   3.8473132322      356      0.3775000000       4      6 Month LIBOR    8.15269    8.15269
LIBOR-6MTH               644,000.00   3.8750000000      357      0.3775000000       3      6 Month LIBOR    8.12500    8.12500
LIBOR-6MTH             3,851,529.12   4.8761008858      350      0.3775000000      10      6 Month LIBOR    6.18921    6.18921
LIBOR-6MTH               721,125.00   1.9900000000      357      0.2525000000       3      6 Month LIBOR   10.01000   10.01000
LIBOR-6MTH            39,609,431.59   3.8615139968      357      0.3775000000       3      6 Month LIBOR    8.13849    8.13849
LIBOR-6MTH             1,186,500.00   4.0000000000      358      0.3775000000       2      6 Month LIBOR    8.00000    8.00000
LIBOR-6MTH             2,892,800.00   5.2712251106      351      0.3775000000       9      6 Month LIBOR    6.52717    6.52717
LIBOR-6MTH            10,709,603.23   2.3225110112      358      0.2525000000       2      6 Month LIBOR    9.67749    9.67749
LIBOR-6MTH               340,000.00   5.3750000000      352      0.3775000000       8      6 Month LIBOR    6.62500    6.62500
LIBOR-6MTH            16,958,196.52   4.0029513752      359      0.3775000000       1      6 Month LIBOR    7.99705    7.99705
LIBOR-6MTH             1,579,040.00   5.3844994427      352      0.3775000000       8      6 Month LIBOR    5.92793    5.92793
LIBOR-6MTH             1,528,825.00   2.3128884928      359      0.2525000000       1      6 Month LIBOR    9.68711    9.68711
LIBOR-6MTH             1,000,000.00   5.6250000000      354      0.3775000000       6      6 Month LIBOR    6.37500    6.37500

                                                                                REMAINING                                   MONTHS
                                                                                 INTEREST                                     TO
                       GROSS     MINIMUM    MAXIMUM    MONTHS TO    MONTHS TO      ONLY       MAX                 RECAST     NEXT
                       MARGIN   MORTGAGE   MORTGAGE    NEXT RATE    NEXT PAY      PERIOD     NEGAM    PAYMENT   FREQUENCY   RECAST
PRODUCT DESCRIPTION     (%)     RATE (%)   RATE (%)   ADJUSTMENT   ADJUSTMENT    (MONTHS)   CAP (%)   CAP (%)    (MONTHS)    DATE
----------------------------------------------------------------------------------------------------------------------------------

HYBRID-7-6            2.25000    2.25000   10.68502       83           84          119        N/A       N/A        N/A        N/A

LIBOR-6MTH            2.12500    2.12500   12.00000        1            2           55        N/A       N/A        N/A        N/A
LIBOR-6MTH            2.25000    2.25000   11.37500        2            3          N/A        N/A       N/A        N/A        N/A
LIBOR-6MTH            2.12500    2.12500   12.00000        2            3           56        N/A       N/A        N/A        N/A
LIBOR-6MTH            2.12500    2.12500   12.00000        3            4          N/A        N/A       N/A        N/A        N/A
LIBOR-6MTH            1.89875    1.98982   11.56381        3            4          110        N/A       N/A        N/A        N/A
LIBOR-6MTH            2.00000    2.00000   12.00000        3            4          117        N/A       N/A        N/A        N/A
LIBOR-6MTH            2.12500    2.12500   12.00000        3            4           57        N/A       N/A        N/A        N/A
LIBOR-6MTH            2.12500    2.12500   12.00000        4            5          N/A        N/A       N/A        N/A        N/A
LIBOR-6MTH            2.05001    2.07522   11.79840        4            5          111        N/A       N/A        N/A        N/A
LIBOR-6MTH            1.93470    1.93470   12.00000        4            5          118        N/A       N/A        N/A        N/A
LIBOR-6MTH            2.12500    2.12500   12.00000        4            5           52        N/A       N/A        N/A        N/A
LIBOR-6MTH            2.12500    2.12500   12.00000        5            6          N/A        N/A       N/A        N/A        N/A
LIBOR-6MTH            2.00950    2.00950   11.31243        5            6          112        N/A       N/A        N/A        N/A
LIBOR-6MTH            1.94636    1.94636   12.00000        5            6          119        N/A       N/A        N/A        N/A
LIBOR-6MTH            2.12500    2.12500   12.00000        6            7          N/A        N/A       N/A        N/A        N/A


                                     S-114

          There will be discrepancies between the characteristics of the actual mortgage loans and the characteristics assumed in preparing the tables below.
Any such discrepancy may have an effect upon the percentages of the initial
Certificate Principal Balances outstanding and the weighted average lives of the
Class A Certificates and the Offered Subordinate Certificates. In addition, to the extent that the actual mortgage loans included in the mortgage pool have characteristics that differ from those assumed in preparing the tables, these classes of certificates may mature earlier or later than indicated by the tables. Based on the foregoing assumptions, the tables below indicate the weighted average lives of the Class A Certificates and the Offered Subordinate
Certificates, and set forth the percentage of the initial Certificate Principal
Balance of the Class A Certificates and the Offered Subordinate Certificates
that would be outstanding after each of the dates shown, at various percentages of CPR. Neither the prepayment model used in this prospectus supplement nor any other prepayment model or assumption purports to be an historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the mortgage loans included in the mortgage pool. Variations in the prepayment experience and the balance of the mortgage loans that prepay may increase or decrease the percentages of initial
Certificate Principal Balance and weighted average lives shown in the tables.
These variations may occur even if the average prepayment experience of all of the mortgage loans equals any of the specified percentages of CPR.

                                     S-115

 PERCENT OF INITIAL CERTIFICATE PRINCIPAL BALANCE OUTSTANDING AT THE RESPECTIVE
                                 PERCENT OF CPR

                                     CLASS I-A1 CERTIFICATES AND
                                       CLASS I-A2 CERTIFICATES
                                 -----------------------------------
      DISTRIBUTION DATE            0%     15%    25%    35%    45%
------------------------------   -----   ----   ----   ----   -----
Initial Percentage............     100%   100%   100%   100%    100%
July 25, 2006.................      99     83     72     62      51
July 25, 2007.................      98     69     52     37      26
July 25, 2008.................      97     56     37     23      13
July 25, 2009.................      95     46     27     15       7
July 25, 2010.................      94     38     20      9       4
July 25, 2011.................      93     32     15      6       2
July 25, 2012.................      91     27     11      4       1
July 25, 2013.................      90     22      8      2       1
July 25, 2014.................      88     19      6      2       *
July 25, 2015.................      86     16      4      1       *
July 25, 2016.................      84     13      3      1       *
July 25, 2017.................      81     11      2      *       *
July 25, 2018.................      78      9      2      *       *
July 25, 2019.................      75      7      1      *       *
July 25, 2020.................      72      6      1      *       *
July 25, 2021.................      69      5      1      *       *
July 25, 2022.................      65      4      *      *       *
July 25, 2023.................      61      3      *      *       *
July 25, 2024.................      57      2      *      *       *
July 25, 2025.................      53      2      *      *       *
July 25, 2026.................      49      1      *      *       *
July 25, 2027.................      44      1      *      *       *
July 25, 2028.................      39      1      *      *       *
July 25, 2029.................      34      1      *      *       *
July 25, 2030.................      28      *      *      *       *
July 25, 2031.................      22      *      *      *       *
July 25, 2032.................      16      *      *      *       *
July 25, 2033.................      10      *      *      *       *
July 25, 2034.................       3      *      *      *       *
July 25, 2035.................       0      0      0      0       0
Weighted Average Life (years)
   to Maturity(1).............   19.23   5.25   3.14   2.11    1.52
Weighted Average Life (years)
   to Optional
   Termination(1)(2)..........   19.21   5.07   3.00   2.02    1.46

----------
*If applicable, represents less than one-half of one percent, but greater than zero.

(1)The weighted average life of a certificate is determined by (a) multiplying the amount of each distribution of principal by the number of years from the date of issuance of the certificate to the related distribution date, (b) adding the results and (c) dividing the sum by the initial Certificate Principal
Balance of the certificate.

(2)Assumes an optional purchase of the mortgage loans on the earliest possible distribution date on which it is permitted.

                                     S-116

 PERCENT OF INITIAL CERTIFICATE PRINCIPAL BALANCE OUTSTANDING AT THE RESPECTIVE
                                 PERCENT OF CPR

                                       CLASS I-R CERTIFICATES
                                 --------------------------------
       DISTRIBUTION DATE          0%     15%    25%    35%    45%
------------------------------   ----   ----   ----   ----   ----
Initial Percentage............    100%   100%   100%   100%   100%
July 25, 2006.................      0      0      0      0      0
July 25, 2007.................      0      0      0      0      0
July 25, 2008.................      0      0      0      0      0
July 25, 2009.................      0      0      0      0      0
July 25, 2010.................      0      0      0      0      0
July 25, 2011.................      0      0      0      0      0
July 25, 2012.................      0      0      0      0      0
July 25, 2013.................      0      0      0      0      0
July 25, 2014.................      0      0      0      0      0
July 25, 2015.................      0      0      0      0      0
July 25, 2016.................      0      0      0      0      0
July 25, 2017.................      0      0      0      0      0
July 25, 2018.................      0      0      0      0      0
July 25, 2019.................      0      0      0      0      0
July 25, 2020.................      0      0      0      0      0
July 25, 2021.................      0      0      0      0      0
July 25, 2022.................      0      0      0      0      0
July 25, 2023.................      0      0      0      0      0
July 25, 2024.................      0      0      0      0      0
July 25, 2025.................      0      0      0      0      0
July 25, 2026.................      0      0      0      0      0
July 25, 2027.................      0      0      0      0      0
July 25, 2028.................      0      0      0      0      0
July 25, 2029.................      0      0      0      0      0
July 25, 2030.................      0      0      0      0      0
July 25, 2031.................      0      0      0      0      0
July 25, 2032.................      0      0      0      0      0
July 25, 2033.................      0      0      0      0      0
July 25, 2034.................      0      0      0      0      0
July 25, 2035.................      0      0      0      0      0
Weighted Average Life (years)
   to Maturity(1).............   0.07   0.07   0.07   0.07   0.07
Weighted Average Life (years)
   to Optional
   Termination(1)(2)..........   0.07   0.07   0.07   0.07   0.07

----------
* If applicable, represents less than one-half of one percent, but greater than zero.

(1) The weighted average life of a certificate is determined by (a) multiplying the amount of each distribution of principal by the number of years from the date of issuance of the certificate to the related distribution date, (b) adding the results and (c) dividing the sum by the initial Certificate Principal
Balance of the certificate.

(2) Assumes an optional purchase of the mortgage loans on the earliest possible distribution date on which it is permitted.

                                     S-117

 PERCENT OF INITIAL CERTIFICATE PRINCIPAL BALANCE OUTSTANDING AT THE RESPECTIVE
                                 PERCENT OF CPR

                                     GROUP I OFFERED SUBORDINATE
                                            CERTIFICATES
                                 ----------------------------------
      DISTRIBUTION DATE            0%     15%    25%    35%    45%
------------------------------   -----   ----   ----   ----   ----
Initial Percentage............     100%   100%   100%   100%   100%
July 25, 2006.................      99     99     99     99     99
July 25, 2007.................      98     98     98     91     77
July 25, 2008.................      97     97     89     73     56
July 25, 2009.................      95     95     66     47     31
July 25, 2010.................      94     84     49     30     17
July 25, 2011.................      93     71     36     19      9
July 25, 2012.................      91     59     27     12      5
July 25, 2013.................      90     49     20      8      3
July 25, 2014.................      88     41     14      5      1
July 25, 2015.................      86     34     11      3      1
July 25, 2016.................      84     28      8      2      *
July 25, 2017.................      81     23      6      1      *
July 25, 2018.................      78     19      4      1      *
July 25, 2019.................      75     16      3      *      *
July 25, 2020.................      72     13      2      *      *
July 25, 2021.................      69     10      1      *      *
July 25, 2022.................      65      8      1      *      *
July 25, 2023.................      61      7      1      *      *
July 25, 2024.................      57      5      1      *      *
July 25, 2025.................      53      4      *      *      *
July 25, 2026.................      49      3      *      *      *
July 25, 2027.................      44      2      *      *      *
July 25, 2028.................      39      2      *      *      *
July 25, 2029.................      34      1      *      *      *
July 25, 2030.................      28      1      *      *      *
July 25, 2031.................      22      1      *      *      *
July 25, 2032.................      16      *      *      *      *
July 25, 2033.................      10      *      *      *      *
July 25, 2034.................       3      *      *      *      0
July 25, 2035.................       0      0      0      0      0
Weighted Average Life (years)
   to Maturity(1).............   19.23   9.27   5.87   4.45   3.50
Weighted Average Life (years)
   to Optional
   Termination(1)(2)..........   19.21   8.86   5.54   4.15   3.20

----------
* If applicable, represents less than one-half of one percent, but greater than zero.

(1) The weighted average life of a certificate is determined by (a) multiplying the amount of each distribution of principal by the number of years from the date of issuance of the certificate to the related distribution date, (b) adding the results and (c) dividing the sum by the initial Certificate Principal
Balance of the certificate.

(2) Assumes an optional purchase of the mortgage loans on the earliest possible distribution date on which it is permitted.

                                     S-118

 PERCENT OF INITIAL CERTIFICATE PRINCIPAL BALANCE OUTSTANDING AT THE RESPECTIVE
                                 PERCENT OF CPR

                                      CLASS II-A1 CERTIFICATES
                                 ---------------------------------
       DISTRIBUTION DATE           0%     15%    25%    35%    45%
------------------------------   -----   ----   ----   ----   ----
Initial Percentage............     100%   100%   100%   100%   100%
July 25, 2006.................      98     83     73     62     52
July 25, 2007.................      97     69     53     39     27
July 25, 2008.................      95     57     38     24     14
July 25, 2009.................      94     47     28     15      8
July 25, 2010.................      93     39     21     10      4
July 25, 2011.................      91     33     15      6      2
July 25, 2012.................      89     27     11      4      1
July 25, 2013.................      87     23      8      3      1
July 25, 2014.................      85     19      6      2      *
July 25, 2015.................      83     16      4      1      *
July 25, 2016.................      81     13      3      1      *
July 25, 2017.................      78     11      2      *      *
July 25, 2018.................      76      9      2      *      *
July 25, 2019.................      73      7      1      *      *
July 25, 2020.................      70      6      1      *      *
July 25, 2021.................      66      5      1      *      *
July 25, 2022.................      63      4      *      *      *
July 25, 2023.................      59      3      *      *      *
July 25, 2024.................      55      2      *      *      *
July 25, 2025.................      51      2      *      *      *
July 25, 2026.................      46      1      *      *      *
July 25, 2027.................      41      1      *      *      *
July 25, 2028.................      36      1      *      *      *
July 25, 2029.................      31      1      *      *      *
July 25, 2030.................      25      *      *      *      *
July 25, 2031.................      19      *      *      *      *
July 25, 2032.................      12      *      *      *      *
July 25, 2033.................       7      *      *      *      *
July 25, 2034.................       3      *      *      *      *
July 25, 2035.................       0      0      0      0      0
Weighted Average Life (years)
   to Maturity(1).............   18.56   5.30   3.20   2.17   1.58
Weighted Average Life (years)
   to Optional
   Termination(1)(2)..........   18.53   4.92   2.92   1.98   1.45

----------
* If applicable, represents less than one-half of one percent, but greater than zero.

(1) The weighted average life of a certificate is determined by (a) multiplying the amount of each distribution of principal by the number of years from the date of issuance of the certificate to the related distribution date, (b) adding the results and (c) dividing the sum by the initial Certificate Principal
Balance of the certificate.

(2) Assumes an optional purchase of the mortgage loans on the earliest possible distribution date on which it is permitted.

                                     S-119

 PERCENT OF INITIAL CERTIFICATE PRINCIPAL BALANCE OUTSTANDING AT THE RESPECTIVE
                                 PERCENT OF CPR

                                      CLASS II-A2 CERTIFICATES,
                                   CLASS II-A2A CERTIFICATES AND
                                     CLASS II-A2B CERTIFICATES
                                 ---------------------------------
       DISTRIBUTION DATE           0%     15%    25%    35%    45%
------------------------------   -----   ----   ----   ----   ----
Initial Percentage............     100%   100%   100%   100%   100%
July 25, 2006.................     100     84     74     63     53
July 25, 2007.................     100     71     54     40     28
July 25, 2008.................     100     59     40     25     15
July 25, 2009.................      99     50     30     16      8
July 25, 2010.................      99     42     22     11      4
July 25, 2011.................      97     35     16      7      2
July 25, 2012.................      96     29     12      4      1
July 25, 2013.................      94     24      9      3      1
July 25, 2014.................      92     20      7      2      *
July 25, 2015.................      89     17      5      1      *
July 25, 2016.................      87     14      3      1      *
July 25, 2017.................      85     12      3      *      *
July 25, 2018.................      82      9      2      *      *
July 25, 2019.................      79      8      1      *      *
July 25, 2020.................      76      6      1      *      *
July 25, 2021.................      73      5      1      *      *
July 25, 2022.................      70      4      *      *      *
July 25, 2023.................      66      3      *      *      *
July 25, 2024.................      62      3      *      *      *
July 25, 2025.................      58      2      *      *      *
July 25, 2026.................      54      2      *      *      *
July 25, 2027.................      49      1      *      *      *
July 25, 2028.................      44      1      *      *      *
July 25, 2029.................      39      1      *      *      *
July 25, 2030.................      33      1      *      *      *
July 25, 2031.................      27      *      *      *      *
July 25, 2032.................      21      *      *      *      *
July 25, 2033.................      14      *      *      *      *
July 25, 2034.................       7      *      *      *      *
July 25, 2035.................       0      0      0      0      0
Weighted Average Life (years)
   to Maturity(1).............   20.45   5.56   3.31   2.23   1.61
Weighted Average Life (years)
   to Optional
   Termination(1)(2)..........   20.38   5.13   3.02   2.03   1.47

----------
* If applicable, represents less than one-half of one percent, but greater than zero.

(1) The weighted average life of a certificate is determined by (a) multiplying the amount of each distribution of principal by the number of years from the date of issuance of the certificate to the related distribution date, (b) adding the results and (c) dividing the sum by the initial Certificate Principal
Balance of the certificate.

(2) Assumes an optional purchase of the mortgage loans on the earliest possible distribution date on which it is permitted.

                                     S-120

 PERCENT OF INITIAL CERTIFICATE PRINCIPAL BALANCE OUTSTANDING AT THE RESPECTIVE
                                 PERCENT OF CPR

                                      CLASS II-A3 CERTIFICATES
                                 ---------------------------------
       DISTRIBUTION DATE           0%     15%    25%    35%    45%
------------------------------   -----   ----   ----   ----   ----
Initial Percentage............     100%   100%   100%   100%   100%
July 25, 2006.................     100     84     74     63     53
July 25, 2007.................     100     71     54     40     28
July 25, 2008.................     100     59     40     25     15
July 25, 2009.................      99     50     30     16      8
July 25, 2010.................      99     42     22     11      4
July 25, 2011.................      97     35     16      7      2
July 25, 2012.................      96     29     12      4      1
July 25, 2013.................      94     24      9      3      1
July 25, 2014.................      92     20      7      2      *
July 25, 2015.................      90     17      5      1      *
July 25, 2016.................      87     14      3      1      *
July 25, 2017.................      85     12      3      *      *
July 25, 2018.................      82     10      2      *      *
July 25, 2019.................      80      8      1      *      *
July 25, 2020.................      77      6      1      *      *
July 25, 2021.................      73      5      1      *      *
July 25, 2022.................      70      4      *      *      *
July 25, 2023.................      66      3      *      *      *
July 25, 2024.................      63      3      *      *      *
July 25, 2025.................      58      2      *      *      *
July 25, 2026.................      54      2      *      *      *
July 25, 2027.................      49      1      *      *      *
July 25, 2028.................      44      1      *      *      *
July 25, 2029.................      39      1      *      *      *
July 25, 2030.................      33      1      *      *      *
July 25, 2031.................      27      *      *      *      *
July 25, 2032.................      21      *      *      *      *
July 25, 2033.................      14      *      *      *      *
July 25, 2034.................       7      *      *      *      *
July 25, 2035.................       0      0      0      0      0
Weighted Average Life (years)
   to Maturity(1).............   20.50   5.57   3.32   2.23   1.61
Weighted Average Life (years)
   to Optional
   Termination(1)(2)..........   20.42   5.14   3.02   2.03   1.47

----------
* If applicable, represents less than one-half of one percent, but greater than zero.

(1) The weighted average life of a certificate is determined by (a) multiplying the amount of each distribution of principal by the number of years from the date of issuance of the certificate to the related distribution date, (b) adding the results and (c) dividing the sum by the initial Certificate Principal
Balance of the certificate.

(2) Assumes an optional purchase of the mortgage loans on the earliest possible distribution date on which it is permitted.

                                     S-121

       PERCENT OF INITIAL CERTIFICATE PRINCIPAL BALANCE OUTSTANDING AT THE
                            RESPECTIVE PERCENT OF CPR

                                      CLASS II-A4 CERTIFICATES,
                                    CLASS II-A4A-1 CERTIFICATES,
                                    CLASS II-A4A-2 CERTIFICATES,
                                   CLASS II-A4B-1 CERTIFICATES AND
                                     CLASS II-A4B-2 CERTIFICATES
                                 ----------------------------------
       DISTRIBUTION DATE           0%     15%    25%    35%    45%
------------------------------   -----   ----   ----   ----   ----
Initial Percentage............     100%   100%   100%   100%   100%
July 25, 2006.................     100     84     74     63     53
July 25, 2007.................     100     71     54     40     28
July 25, 2008.................      99     59     40     25     15
July 25, 2009.................      99     50     30     16      8
July 25, 2010.................      99     42     22     11      4
July 25, 2011.................      99     36     17      7      2
July 25, 2012.................      98     30     12      4      1
July 25, 2013.................      97     25      9      3      1
July 25, 2014.................      95     21      7      2      *
July 25, 2015.................      93     17      5      1      *
July 25, 2016.................      90     14      4      1      *
July 25, 2017.................      88     12      3      *      *
July 25, 2018.................      85     10      2      *      *
July 25, 2019.................      82      8      1      *      *
July 25, 2020.................      79      7      1      *      *
July 25, 2021.................      76      5      1      *      *
July 25, 2022.................      72      4      1      *      *
July 25, 2023.................      69      4      *      *      *
July 25, 2024.................      65      3      *      *      *
July 25, 2025.................      60      2      *      *      *
July 25, 2026.................      56      2      *      *      *
July 25, 2027.................      51      1      *      *      *
July 25, 2028.................      46      1      *      *      *
July 25, 2029.................      40      1      *      *      *
July 25, 2030.................      34      1      *      *      *
July 25, 2031.................      28      *      *      *      *
July 25, 2032.................      22      *      *      *      *
July 25, 2033.................      14      *      *      *      *
July 25, 2034.................       7      *      *      *      *
July 25, 2035.................       0      0      0      0      0
Weighted Average Life (years)
   to Maturity(1).............   20.95   5.62   3.33   2.24   1.61
Weighted Average Life (years)
   to Optional Termination
   (1)(2).....................   20.87   5.18   3.02   2.03   1.47

----------
*If applicable, represents less than one-half of one percent, but greater than zero.

(1)The weighted average life of a certificate is determined by (a) multiplying the amount of each distribution of principal by the number of years from the date of issuance of the certificate to the related distribution date, (b) adding the results and (c) dividing the sum by the initial Certificate Principal
Balance of the certificate.

(2)Assumes an optional purchase of the mortgage loans on the earliest possible distribution date on which it is permitted.

                                     S-122

       PERCENT OF INITIAL CERTIFICATE PRINCIPAL BALANCE OUTSTANDING AT THE
                            RESPECTIVE PERCENT OF CPR

                                      CLASS II-R CERTIFICATES
                                 --------------------------------
       DISTRIBUTION DATE          0%     15%    25%    35%    45%
------------------------------   ----   ----   ----   ----   ----
Initial Percentage............    100%   100%   100%   100%   100%
July 25, 2006.................      0      0      0      0      0
July 25, 2007.................      0      0      0      0      0
July 25, 2008.................      0      0      0      0      0
July 25, 2009.................      0      0      0      0      0
July 25, 2010.................      0      0      0      0      0
July 25, 2011.................      0      0      0      0      0
July 25, 2012.................      0      0      0      0      0
July 25, 2013.................      0      0      0      0      0
July 25, 2014.................      0      0      0      0      0
July 25, 2015.................      0      0      0      0      0
July 25, 2016.................      0      0      0      0      0
July 25, 2017.................      0      0      0      0      0
July 25, 2018.................      0      0      0      0      0
July 25, 2019.................      0      0      0      0      0
July 25, 2020.................      0      0      0      0      0
July 25, 2021.................      0      0      0      0      0
July 25, 2022.................      0      0      0      0      0
July 25, 2023.................      0      0      0      0      0
July 25, 2024.................      0      0      0      0      0
July 25, 2025.................      0      0      0      0      0
July 25, 2026.................      0      0      0      0      0
July 25, 2027.................      0      0      0      0      0
July 25, 2028.................      0      0      0      0      0
July 25, 2029.................      0      0      0      0      0
July 25, 2030.................      0      0      0      0      0
July 25, 2031.................      0      0      0      0      0
July 25, 2032.................      0      0      0      0      0
July 25, 2033.................      0      0      0      0      0
July 25, 2034.................      0      0      0      0      0
July 25, 2035.................      0      0      0      0      0
Weighted Average Life (years)
   to Maturity(1).............   0.07   0.07   0.07   0.07   0.07
Weighted Average Life (years)
   to Optional Termination
   (1)(2).....................   0.07   0.07   0.07   0.07   0.07

----------
*If applicable, represents less than one-half of one percent, but greater than zero.

(1)The weighted average life of a certificate is determined by (a) multiplying the amount of each distribution of principal by the number of years from the date of issuance of the certificate to the related distribution date, (b) adding the results and (c) dividing the sum by the initial Certificate Principal
Balance of the certificate.

(2)Assumes an optional purchase of the mortgage loans on the earliest possible distribution date on which it is permitted.

                                     S-123

       PERCENT OF INITIAL CERTIFICATE PRINCIPAL BALANCE OUTSTANDING AT THE
                            RESPECTIVE PERCENT OF CPR

                                    GROUP II OFFERED SUBORDINATE
                                            CERTIFICATES
                                 ---------------------------------
       DISTRIBUTION DATE           0%     15%    25%    35%    45%
------------------------------   -----   ----   ----   ----   ----
Initial Percentage............     100%   100%   100%   100%   100%
July 25, 2006.................     100    100    100    100    100
July 25, 2007.................      99     99     99     93     78
July 25, 2008.................      99     99     91     75     58
July 25, 2009.................      99     99     68     48     32
July 25, 2010.................      98     88     51     31     17
July 25, 2011.................      97     74     38     20      9
July 25, 2012.................      96     62     28     13      5
July 25, 2013.................      94     52     21      8      3
July 25, 2014.................      92     43     15      5      1
July 25, 2015.................      90     36     11      3      1
July 25, 2016.................      88     30      8      2      *
July 25, 2017.................      85     24      6      1      *
July 25, 2018.................      82     20      4      1      *
July 25, 2019.................      80     17      3      1      *
July 25, 2020.................      77     14      2      *      *
July 25, 2021.................      73     11      2      *      *
July 25, 2022.................      70      9      1      *      *
July 25, 2023.................      66      7      1      *      *
July 25, 2024.................      62      6      1      *      *
July 25, 2025.................      58      5      *      *      *
July 25, 2026.................      54      4      *      *      *
July 25, 2027.................      49      3      *      *      *
July 25, 2028.................      44      2      *      *      *
July 25, 2029.................      39      2      *      *      *
July 25, 2030.................      33      1      *      *      *
July 25, 2031.................      27      1      *      *      *
July 25, 2032.................      20      1      *      *      *
July 25, 2033.................      13      *      *      *      *
July 25, 2034.................       6      *      *      *      *
July 25, 2035.................       0      0      0      0      0
Weighted Average Life (years)
   to Maturity(1).............   20.45   9.61   6.03   4.54   3.56
Weighted Average Life (years)
   to Optional Termination
   (1)(2).....................   20.38   8.70   5.34   3.93   3.00

----------
*If applicable, represents less than one-half of one percent, but greater than zero.

(1)The weighted average life of a certificate is determined by (a) multiplying the amount of each distribution of principal by the number of years from the date of issuance of the certificate to the related distribution date, (b) adding the results and (c) dividing the sum by the initial Certificate Principal
Balance of the certificate.

(2)Assumes an optional purchase of the mortgage loans on the earliest possible distribution date on which it is permitted.

                                     S-124

         PERCENT OF INITIAL CERTIFICATE PRINCIPAL BALANCE OUTSTANDING AT
                          THE RESPECTIVE PERCENT OF CPR

                                   CLASS III-A1 CERTIFICATES AND
                                     CLASS III-A2 CERTIFICATES
                                 ---------------------------------
       DISTRIBUTION DATE           0%     15%    25%    35%    45%
------------------------------   -----   ----   ----   ----   ----
Initial Percentage............     100%   100%   100%   100%   100%
July 25, 2006.................     100     84     74     63     53
July 25, 2007.................      99     70     54     39     28
July 25, 2008.................      99     59     39     25     14
July 25, 2009.................      99     49     29     16      8
July 25, 2010.................      98     41     22     10      4
July 25, 2011.................      97     35     16      7      2
July 25, 2012.................      95     29     12      4      1
July 25, 2013.................      94     24      9      3      1
July 25, 2014.................      92     20      7      2      *
July 25, 2015.................      90     17      5      1      *
July 25, 2016.................      88     14      3      1      *
July 25, 2017.................      85     11      3      *      *
July 25, 2018.................      82      9      2      *      *
July 25, 2019.................      79      8      1      *      *
July 25, 2020.................      76      6      1      *      *
July 25, 2021.................      73      5      1      *      *
July 25, 2022.................      69      4      *      *      *
July 25, 2023.................      66      3      *      *      *
July 25, 2024.................      62      3      *      *      *
July 25, 2025.................      57      2      *      *      *
July 25, 2026.................      53      2      *      *      *
July 25, 2027.................      48      1      *      *      *
July 25, 2028.................      43      1      *      *      *
July 25, 2029.................      38      1      *      *      *
July 25, 2030.................      32      1      *      *      *
July 25, 2031.................      26      *      *      *      *
July 25, 2032.................      20      *      *      *      *
July 25, 2033.................      13      *      *      *      *
July 25, 2034.................       6      *      *      *      *
July 25, 2035.................       0      0      0      0      0
Weighted Average Life
   (years) to Maturity(1).....   20.32   5.53   3.29   2.22   1.60
Weighted Average Life
   (years) to Optional
   Termination(1)(2)..........   20.30   5.34   3.15   2.12   1.53

----------
* If applicable, represents less than one-half of one percent, but greater than zero.

(1) The weighted average life of a certificate is determined by (a) multiplying the amount of each distribution of principal by the number of years from the date of issuance of the certificate to the related distribution date, (b) adding the results and (c) dividing the sum by the initial Certificate Principal
Balance of the certificate.

(2) Assumes an optional purchase of the mortgage loans on the earliest possible distribution date on which it is permitted.

                                     S-125

         PERCENT OF INITIAL CERTIFICATE PRINCIPAL BALANCE OUTSTANDING AT
                          THE RESPECTIVE PERCENT OF CPR

                                     CLASS III-R CERTIFICATES
                                 --------------------------------
       DISTRIBUTION DATE          0%     15%    25%    35%    45%
------------------------------   ----   ----   ----   ----   ----
Initial Percentage............    100%   100%   100%   100%   100%
July 25, 2006.................      0      0      0      0      0
July 25, 2007.................      0      0      0      0      0
July 25, 2008.................      0      0      0      0      0
July 25, 2009.................      0      0      0      0      0
July 25, 2010.................      0      0      0      0      0
July 25, 2011.................      0      0      0      0      0
July 25, 2012.................      0      0      0      0      0
July 25, 2013.................      0      0      0      0      0
July 25, 2014.................      0      0      0      0      0
July 25, 2015.................      0      0      0      0      0
July 25, 2016.................      0      0      0      0      0
July 25, 2017.................      0      0      0      0      0
July 25, 2018.................      0      0      0      0      0
July 25, 2019.................      0      0      0      0      0
July 25, 2020.................      0      0      0      0      0
July 25, 2021.................      0      0      0      0      0
July 25, 2022.................      0      0      0      0      0
July 25, 2023.................      0      0      0      0      0
July 25, 2024.................      0      0      0      0      0
July 25, 2025.................      0      0      0      0      0
July 25, 2026.................      0      0      0      0      0
July 25, 2027.................      0      0      0      0      0
July 25, 2028.................      0      0      0      0      0
July 25, 2029.................      0      0      0      0      0
July 25, 2030.................      0      0      0      0      0
July 25, 2031.................      0      0      0      0      0
July 25, 2032.................      0      0      0      0      0
July 25, 2033.................      0      0      0      0      0
July 25, 2034.................      0      0      0      0      0
July 25, 2035.................      0      0      0      0      0
Weighted Average Life
   (years) to Maturity(1).....   0.07   0.07   0.07   0.07   0.07
Weighted Average Life
   (years) to Optional
   Termination(1)(2)..........   0.07   0.07   0.07   0.07   0.07

----------
* If applicable, represents less than one-half of one percent, but greater than zero.

(1) The weighted average life of a certificate is determined by (a) multiplying the amount of each distribution of principal by the number of years from the date of issuance of the certificate to the related distribution date, (b) adding the results and (c) dividing the sum by the initial Certificate Principal
Balance of the certificate.

(2) Assumes an optional purchase of the mortgage loans on the earliest possible distribution date on which it is permitted.

                                     S-126

         PERCENT OF INITIAL CERTIFICATE PRINCIPAL BALANCE OUTSTANDING AT
                          THE RESPECTIVE PERCENT OF CPR

                                 GROUP III OFFERED SUBORDINATE CERTIFICATES
                                 ------------------------------------------
       DISTRIBUTION DATE               0%     15%    25%    35%    45%
------------------------------       -----   ----   ----   ----   ----
Initial Percentage............         100%   100%   100%   100%   100%
July 25, 2006.................         100    100    100    100    100
July 25, 2007.................          99     99     99     93     78
July 25, 2008.................          99     99     91     75     58
July 25, 2009.................          99     99     68     48     32
July 25, 2010.................          98     88     51     31     17
July 25, 2011.................          97     74     38     20      9
July 25, 2012.................          95     62     28     13      5
July 25, 2013.................          94     52     20      8      3
July 25, 2014.................          92     43     15      5      1
July 25, 2015.................          90     36     11      3      1
July 25, 2016.................          88     30      8      2      *
July 25, 2017.................          85     24      6      1      *
July 25, 2018.................          82     20      4      1      *
July 25, 2019.................          79     16      3      1      *
July 25, 2020.................          76     13      2      *      *
July 25, 2021.................          73     11      2      *      *
July 25, 2022.................          69      9      1      *      *
July 25, 2023.................          66      7      1      *      *
July 25, 2024.................          62      6      1      *      *
July 25, 2025.................          57      4      *      *      *
July 25, 2026.................          53      4      *      *      *
July 25, 2027.................          48      3      *      *      *
July 25, 2028.................          43      2      *      *      *
July 25, 2029.................          38      2      *      *      *
July 25, 2030.................          32      1      *      *      *
July 25, 2031.................          26      1      *      *      *
July 25, 2032.................          20      *      *      *      *
July 25, 2033.................          13      *      *      *      *
July 25, 2034.................           6      *      *      *      *
July 25, 2035.................           0      0      0      0      0
Weighted Average Life
   (years) to Maturity(1).....       20.32   9.59   6.03   4.54   3.56
Weighted Average Life
   (years) to Optional
   Termination(1)(2)..........       20.30   9.19   5.69   4.24   3.27

----------
* If applicable, represents less than one-half of one percent, but greater than zero.

(1) The weighted average life of a certificate is determined by (a) multiplying the amount of each distribution of principal by the number of years from the date of issuance of the certificate to the related distribution date, (b) adding the results and (c) dividing the sum by the initial Certificate Principal
Balance of the certificate.

(2) Assumes an optional purchase of the mortgage loans on the earliest possible distribution date on which it is permitted.

                                     S-127

          There is no assurance that prepayments of the mortgage loans in the mortgage pool will conform to any of the levels of CPR indicated in the immediately preceding tables or to any other level, or that the actual weighted average lives of the Class A Certificates or the Offered Subordinate
Certificates will conform to any of the weighted average lives set forth in the immediately preceding tables. Furthermore, the information contained in the tables with respect to the weighted average lives of the Class A Certificates and the Offered Subordinate Certificates is not necessarily indicative of the weighted average lives that might be calculated or projected under different or varying prepayment assumptions.

          The characteristics of the mortgage loans included in the mortgage pool will differ from those assumed in preparing the immediately preceding tables. In addition, it is unlikely that any mortgage loan will prepay at any percentage of CPR until maturity or that all of the mortgage loans included in the mortgage pool will prepay at the same rate. The timing of changes in the rate of prepayments may significantly affect the actual yield to maturity to investors, even if the average rate of principal prepayments is consistent with the expectations of investors.

YIELD SENSITIVITY OF THE SUBORDINATE CERTIFICATES

          With respect to any collateral pool, if each class of related
Subordinate Certificates with a lower distribution priority has been reduced to zero, the yield to maturity of the remaining class of related Subordinate
Certificates with the lowest distribution priority will become extremely sensitive to losses on the related mortgage loans (and the timing thereof) that are covered by subordination because the entire amount of any Realized Losses will be allocated to those certificates. The initial undivided interest in the
Collateral Pool I evidenced by the Class I-B1 Certificates, the Class I-B2
Certificates, the Class I-B3 Certificates, the Class I-B4 Certificates, the
Class I-B5 Certificates and the Class I-B6 Certificates is approximately 3.25%, approximately 1.50%, approximately 0.95%, approximately 0.55%, approximately
0.35% and approximately 0.90%, respectively. The initial undivided interest in
Collateral Pool II evidenced by the Class II-B1 Certificates, the Class II-B2
Certificates, the Class II-B3 Certificates, the Class II-B4 Certificates, the
Class II-B5 Certificates and the Class II-B6 Certificates is approximately
2.30%, approximately 0.70%, approximately 0.45%, approximately 0.25%, approximately 0.25% and approximately 0.30%, respectively. The initial undivided interest in Collateral Pool III evidenced by the Class III-B1 Certificates, the
Class III-B2 Certificates, the Class III-B3 Certificates, the Class III-B4
Certificates, the Class III-B5 Certificates and the Class III-B6 Certificates is
approximately 2.30%, approximately 0.95%, approximately 0.60%, approximately
0.25%, approximately 0.20% and approximately 0.45%, respectively. Investors in the Subordinate Certificates should fully consider the risk that Realized Losses on the related mortgage loans could result in the failure of investors to recover fully their investments. In addition, once Realized Losses have been allocated to the Subordinate Certificates, their Certificate Principal Balances will be reduced by the amount so allocated. Therefore, the amounts of Realized
Losses allocated to the Subordinate Certificates will no longer accrue interest nor will these amounts be reinstated or otherwise reimbursed thereafter.
However, in the event that Realized Losses on a mortgage loan are subsequently recovered from the proceeds of such mortgage loan, the Certificate Principal
Balance of the most senior classes of certificates in the related certificate group to which Realized Losses have been allocated may be increased.

ADDITIONAL YIELD CONSIDERATIONS APPLICABLE SOLELY TO THE RESIDUAL CERTIFICATES

          The after-tax rate of return to holders of Residual Certificates will reflect such holders' pre-tax rate of return, reduced by the taxes required to be paid with respect to their Residual Certificates. Holders of the Residual
Certificates will have tax liabilities with respect to their Residual
Certificates during the early years of each related REMIC's term that substantially exceed any amounts distributable thereon during or prior to any such period. In addition, holders of Residual Certificates will have tax liabilities with respect to their Residual Certificates the present value of which substantially exceeds the present

                                     S-128

value of amounts distributable thereon and of any tax benefits that may arise with respect thereto. Accordingly, the after-tax rate of return on the Residual
Certificates may be negative or may otherwise be significantly adversely affected. The timing and amount of taxable income attributable to the Residual
Certificates will depend on, among other things, the timing and amounts of prepayments and losses experienced with respect to the related collateral pool.

          Holders of the Residual Certificates should consult their own tax advisors as to the effect of taxes and the receipt of any distributions made to such holders in connection with the transfer of the Residual Certificates on after-tax rates of return on the Residual Certificates. See "Federal Income Tax
Consequences" in this prospectus supplement and in the prospectus.

                         DESCRIPTION OF THE CERTIFICATES

GENERAL

          The certificates will consist of thirty-five classes of certificates designated as the Class I-A1, Class I-A2, Class I-B1, Class I-B2, Class I-B3,
Class I-B4, Class I-B5, Class I-B6, Class I-R, Class II-A1, Class II-A2, Class
II-A2A, Class II-A2B, Class II-A3, Class II-A4, Class II-A4A-1, Class II-A4A-2,
Class II-A4B-1, Class II-A4B-2, Class II-B1, Class II-B2, Class II-B3, Class
II-B4, Class II-B5, Class II-B6, Class II-R, Class III-A1, Class III-A2, Class
III-B1, Class III-B2, Class III-B3, Class III-B4, Class III-B5 and Class III-B6
and Class III-R Certificates. Only the Class I-A1, Class I-A2, Class I-B1, Class
I-B2, Class I-B3, Class I-R, Class II-A1, Class II-A2, Class II-A2A, Class
II-A2B, Class II-A3, Class II-A4, Class II-A4A-1, Class II-A4A-2, Class
II-A4B-1, Class II-A4B-2, Class II-B1, Class II-B2, Class II-B3, Class II-R,
Class III-A1, Class III-A2, Class III-B1, Class III-B2, Class III-B3 and Class
III-R Certificates are offered by this prospectus supplement.

          The certificates represent in the aggregate the entire beneficial ownership interest in a trust fund consisting primarily of the mortgage pool of conventional, one- to four-family, adjustable-rate first lien mortgage loans.

          The certificates have been divided into three primary certificate groups, designated as the Group I Certificates, the Group II Certificates and
the Group III Certificates. The Group I Certificates consist of the Class I-A1,
Class I-A2, Class I-B1, Class I-B2, Class I-B3, Class I-B4, Class I-B5, Class
I-B6 and Class I-R Certificates. The Group II Certificates consist of the Class
II-A1, Class II-A2, Class II-A2A, Class II-A2B, Class II-A3, Class II-A4, Class
II-A4A-1, Class II-A4A-2, Class II-A4B-1, Class II-A4B-2, Class II-B1, Class
II-B2, Class II-B3, Class II-B4, Class II-B5, Class II-B6 and Class II-R
Certificates. The Group III Certificates consist of the Class III-A1, Class
III-A2, Class III-B1, Class III-B2, Class III-B3, Class III-B4, Class III-B5,
Class III-B6 and Class III-R Certificates. The Group I Certificates will be entitled to payments received on the Group I Mortgage Loans, the Group II
Certificates will be entitled to payments received on the Group II Mortgage
Loans, and the Group III Certificates will be entitled to payments received on the Group III Mortgage Loans. There is no cross-collateralization of any certificates in any certificate group by any mortgage loans in any unrelated collateral pool. For the designations given to certain classes of certificates based on their characterization and relation to a collateral pool, to a loan group, or to a certificate group, see "Summary of Prospectus Supplement--The
Certificates" in this prospectus supplement.

          The Class I-A1 Certificates and Class I-A2 Certificates represent senior interests in the Group I Mortgage Loans. The Class I-B1, Class I-B2,
Class I-B3, Class I-B4, Class I-B5 and Class I-B6 Certificates represent subordinate interests in the Group I Mortgage Loans. The Class I-R Certificates
represent senior interests in the Group I Mortgage Loans and residual interests in the related REMIC. In

                                     S-129

no event will any Group I Certificates be entitled to any payments received on the Group II Mortgage Loans or the Group III Mortgage Loans.

          The Class II-A1 Certificates generally represent senior interests in the Group II Mortgage Loans. The Class II-A2 Certificates, the Class II-A2A
Certificates and the Class II-A2B Certificates generally represent senior interests in the Group II-2 Mortgage Loans. The Class II-A3 Certificates
generally represent senior interests in the Group II-3 Mortgage Loans. The Class
II-A4 Certificates, the Class II-A4A-1 Certificates, the Class II-A4A-2
Certificates, the Class II-A4B-1 Certificates and the Class II-A4B-2
Certificates generally represent senior interests in the Group II-4 Mortgage
Loans. The Class II-B1 Certificates, the Class II-B2 Certificates, the Class
II-B3 Certificates, the Class II-B4 Certificates, the Class II-B5 Certificates
and the Class II-B6 Certificates represent subordinate interests in all of the
Group II Mortgage Loans. The Class II-R Certificates represent senior interests in the Group II-4 Mortgage Loans and residual interests in the related REMICs.
Except to the extent described herein under "Cross-Collateralization of the
Class A Certificates" below, no certificates will be entitled to payments received on an unrelated group of mortgage loans in Collateral Pool II. In no event will any Group II Certificates be entitled to any payments received on the
Group I Mortgage Loans or the Group III Mortgage Loans.

          The Class III-A1 Certificates and Class III-A2 Certificates represent senior interests in the Group III Mortgage Loans. The Class III-B1, Class
III-B2, Class III-B3, Class III-B4, Class III-B5, and Class III-B6 Certificates
represent subordinate interests in the Group III Mortgage Loans. The Class III-R
Certificates represent senior interests in the Group III Mortgage Loans and residual interests in the related REMIC. In no event will any Group III
Certificates be entitled to any payments received on the Group I Mortgage Loans or the Group II Mortgage Loans.

          Distributions on the Offered Certificates will be made on the 25th day of each month, or, if such day is not a business day, on the next succeeding business day, beginning in August 2005.

          Each class of Offered Certificates will have the initial Certificate
Principal Balance (subject to the indicated permitted variance) and pass-through rate as set forth or described in the table appearing in the summary of this prospectus supplement and as described under "Pass-Through Rates" below.

          The Residual Certificates also represent the right to receive additional distributions in respect of the related collateral pool on any distribution date after all required distributions of principal and interest have been made on such date in respect of the other related classes of certificates, although it is not anticipated that funds will be available for any such additional distribution.

          The Group I Non-Offered Subordinate Certificates have in the aggregate an initial Certificate Principal Balance of approximately $1,658,887, subject to a permitted variance of plus or minus 5%. The Group II Non-Offered Subordinate
Certificates have in the aggregate an initial Certificate Principal Balance of approximately $6,617,324, subject to a permitted variance of plus or minus 5%.
The Group III Non-Offered Subordinate Certificates have in the aggregate an initial Certificate Principal Balance of approximately $858,104, subject to a permitted variance of plus or minus 5%. The Non-Offered Subordinate
Certificates, which are not being offered by this prospectus supplement, will be sold by the depositor to Citigroup Global Markets Inc. on the closing date.

          The Offered Certificates will be issued, maintained and transferred on the book-entry records of The Depository Trust Company, or DTC, and its participants in minimum denominations of $100,000 and integral multiples of
$1.00 in excess of those minimum denominations.

                                     S-130

          All distributions to holders of the certificates, other than the final distribution on any class of certificates, will be made on each distribution date by or on behalf of the trust administrator to the persons in whose names the certificates are registered at the close of business on each record date.
With respect to each class of the Offered Certificates, the record date for each distribution date will be the close of business on the business day immediately preceding such distribution, for so long as such certificates are book-entry certificates as described under "Registration of the Book-Entry Certificates"
below. Distributions will be made either by check mailed to the address of each certificateholder as it appears in the certificate register or upon written request to Citibank in its capacity as certificate registrar at least five business days prior to the relevant record date by any holder of certificates by wire transfer in immediately available funds to the account of the certificateholder specified in the request. The final distribution on any class of certificates will be made in like manner, but only upon presentment and surrender of the related certificates at the corporate trust office of the trust administrator or other location specified in the notice to certificateholders of the final distribution.

REGISTRATION OF THE BOOK-ENTRY CERTIFICATES

          The Offered Certificates (other than the Residual Certificates) will be book-entry certificates. Persons acquiring beneficial ownership interests in the book-entry certificates are referred to as certificate owners and will hold their certificates through DTC in the United States, or, upon request, through
Clearstream Banking Luxembourg, or Clearstream, formerly known as Cedelbank SA, or the Euroclear System, or Euroclear, in Europe if they are participants of these systems, or indirectly through organizations which are participants in these systems. The book-entry certificates will be issued in one or more certificates which equal the aggregate Certificate Principal Balance of such certificates and will initially be registered in the name of Cede & Co., the nominee of DTC. Clearstream and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in Clearstream's and Euroclear's names on the books of their respective depositaries which in turn will hold such positions in customers' securities accounts in the depositaries' names on the books of DTC. Citibank will act as depositary for
Clearstream and JPMorgan Chase Bank will act as depositary for Euroclear.
Citibank and JPMorgan Chase Bank are referred to individually as the Relevant
Depositary and together as the European Depositaries. Investors may hold such beneficial interests in the book-entry certificates in minimum denominations of
$100,000. Except as described below, no certificate owner acquiring a book-entry certificate will be entitled to receive a physical, or definitive, certificate representing such certificate. Unless and until definitive certificates are issued, it is anticipated that the only certificateholder of the Offered
Certificates (other than the Residual Certificates) will be Cede & Co., as nominee of DTC. Certificate owners will not be certificateholders as that term is used in the pooling and servicing agreement. Certificate owners are only permitted to exercise their rights indirectly through DTC and DTC participants.

          The certificate owner's ownership of a book-entry certificate will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary that maintains the certificate owner's account for such purpose. In turn, the financial intermediary's ownership of such book-entry certificate will be recorded on the records of DTC, or of a participating firm that acts as agent for the financial intermediary, whose interest will in turn be recorded on the records of DTC, if the beneficial owner's financial intermediary is not a DTC participant and on the records of Clearstream or
Euroclear, as appropriate.

          Certificate owners will receive all distributions of principal of and interest on the book-entry certificates from the trust administrator (or from
Citibank in its capacity as paying agent on behalf of the trust administrator)
through DTC and DTC participants. While the book-entry certificates are outstanding and except under the circumstances described below, under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers among DTC

                                     S-131

participants on whose behalf it acts with respect to the book-entry certificates and is required to receive and transmit distributions of principal of, and interest on, the book-entry certificates. DTC participants and indirect participants with whom certificate owners have accounts with respect to book-entry certificates are similarly required to make book-entry transfers and receive and transmit such distributions on behalf of their respective certificate owners. Accordingly, although certificate owners will not possess certificates representing their respective interests in the book-entry certificates, the rules of DTC provide a mechanism by which certificate owners will receive distributions and will be able to transfer their interest.

          Certificate owners will not receive or be entitled to receive certificates representing their respective interests in the book-entry certificates, except under the limited circumstances described below. Unless and until definitive certificates are issued, certificate owners who are not DTC participants may transfer ownership of book-entry certificates only through DTC participants and indirect participants by instructing such DTC participants and indirect participants to transfer book-entry certificates, by book-entry transfer, through DTC for the account of the purchasers of such book-entry certificates, which account is maintained with their respective DTC participants. Under the rules of DTC and in accordance with DTC's normal procedures, transfers of ownership of book-entry certificates will be executed through DTC and the accounts of the respective DTC participants at DTC will be debited and credited. Similarly, the DTC participants and indirect participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing certificate owners.

          Because of time zone differences, credits of securities received in
Clearstream or Euroclear as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear participants or Clearstream participants on such business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream participant or Euroclear participant to a
DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

          Transfers between DTC participants will occur in accordance with the rules of DTC. Transfers between Clearstream participants and Euroclear participants will occur in accordance with their respective rules and operating procedures.

          Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream participants or Euroclear participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the Relevant Depositary; however, such cross market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines according to
European time. The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the
Relevant Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to
DTC. Clearstream participants and Euroclear participants may not deliver instructions directly to the European Depositaries.

          DTC, which is a New York-chartered limited purpose trust company, performs services for its DTC participants, some of which and/or their representatives own DTC. In accordance with its normal procedures, DTC is expected to record the positions held by each DTC participant in the book-entry certificates, whether held for its own account or as a nominee for another person. In general, beneficial ownership of book-entry certificates will be subject to the rules of DTC, as in effect from time to time.

                                     S-132

          Clearstream, 67 Bd Grande-Duchesse Charlotte, L-1331 Luxembourg, was
incorporated in 1970 as a limited company under Luxembourg law. Clearstream is owned by banks, securities dealers and financial institutions, and currently has about 100 shareholders, including U.S. financial institutions or their subsidiaries. No single entity may own more than five percent of Clearstream's stock.

          Clearstream is registered as a bank in Luxembourg, and as such is subject to regulation by the Institute Monetaire Luxembourgeois, the Luxembourg
Monetary Authority, which supervises Luxembourg banks.

          Clearstream holds securities for its participants and facilitates the clearance and settlement of securities transactions by electronic book-entry transfers between their accounts. Clearstream provides various services, including safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing.
Clearstream also deals with domestic securities markets in several countries through established depository and custodial relationships. Clearstream has established an electronic bridge with the Euroclear Operator in Brussels to facilitate settlement of trades between systems. Clearstream currently accepts over 150,000 securities issues on its books.

          Clearstream's customers are world-wide financial institutions including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. Clearstream's United States customers are limited to securities brokers and dealers and banks. Currently, Clearstream has approximately 2,500 customers located in over 60 countries, including all major
European countries, Canada, and the United States. Indirect access to
Clearstream is available to other institutions which clear through or maintain a custodial relationship with an account holder of Clearstream.

          Euroclear was created in 1968 to hold securities for its participants and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may be settled in any of 29 currencies, including United States dollars. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by the Euroclear Bank S.A./N.V., or the Euroclear Operator, under contract with Euroclear Clearance Systems S.C., or the Cooperative, a Belgian
cooperative corporation. All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative
establishes policy for Euroclear on behalf of Euroclear participants.

          Euroclear participants include banks, central banks, securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

          Securities clearance accounts and cash accounts with the Euroclear
Operator are governed by the "Terms and Conditions Governing Use of Euroclear
and the related Operating Procedures of the Euroclear System," or the Terms and
Conditions, and applicable Belgian law. These Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in
Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts.
The Euroclear Operator acts under the Terms and Conditions only on behalf of
Euroclear participants, and has no record of or relationship with persons holding through Euroclear participants.

                                     S-133

          Distributions on the book-entry certificates will be made on each distribution date by the trust administrator (or by Citibank in its capacity as paying agent on behalf of the trust administrator) to Cede & Co. DTC will be responsible for crediting the amount of such payments to the accounts of the applicable DTC participants in accordance with DTC's normal procedures. Each DTC participant will be responsible for disbursing such payments to the certificate owners of the book-entry certificates that it represents and to each financial intermediary for which it acts as agent. Each financial intermediary will be responsible for disbursing funds to the certificate owners of the book-entry certificates that it represents.

          Under a book-entry format, certificate owners of the book-entry certificates may experience some delay in their receipt of payments, since such payments will be forwarded by the trust administrator (or by Citibank in its capacity as paying agent on behalf of the trust administrator) to Cede & Co.
Distributions with respect to certificates held through Clearstream or Euroclear will be credited to the cash accounts of Clearstream participants or Euroclear participants in accordance with the relevant system's rules and procedures, to the extent received by the Relevant Depositary. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. Because DTC can only act on behalf of financial intermediaries, the ability of a certificate owner to pledge book-entry certificates to persons or entities that do not participate in the depository system, or otherwise take actions in respect of such book-entry certificates, may be limited due to the lack of physical certificates for the book-entry certificates. In addition, issuance of the book-entry certificates in book-entry form may reduce the liquidity of such certificates in the secondary market since certain potential investors may be unwilling to purchase certificates for which they cannot obtain physical certificates.

          Monthly and annual reports on the trust will be provided to Cede &
Co., as nominee of DTC, and may be made available by Cede & Co. to certificate owners upon request, in accordance with the rules, regulations and procedures creating and affecting the depository, and to the financial intermediaries to whose DTC accounts the book-entry certificates of such certificate owners are credited.

          DTC has advised the trust administrator and Citibank that, unless and until definitive certificates are issued, DTC will take any action permitted to be taken by the holders of the book-entry certificates under the pooling and servicing agreement only at the direction of one or more financial intermediaries to whose DTC accounts the book-entry certificates are credited, to the extent that such actions are taken on behalf of financial intermediaries whose holdings include such book-entry certificates. Clearstream or the
Euroclear Operator, as the case may be, will take any other action permitted to be taken by a certificateholder under the pooling and servicing agreement on behalf of a Clearstream participant or Euroclear participant only in accordance with its relevant rules and procedures and subject to the ability of the
Relevant Depositary to effect such actions on its behalf through DTC. DTC may take actions, at the direction of the related DTC participants, with respect to some book-entry certificates which conflict with actions taken with respect to other book-entry certificates.

          Definitive certificates will be issued to certificate owners of the book-entry certificates, or their nominees, rather than to DTC or its nominee, only if: (a) DTC or the depositor advises the trust administrator or Citibank in writing that DTC is no longer willing, qualified or able to discharge properly its responsibilities as nominee and depository with respect to the book-entry certificates and the depositor or the trust administrator (Citibank in its capacity as paying agent on behalf of the trust administrator) is unable to locate a qualified successor or (b) after the occurrence of a master servicer event of termination as set forth in the pooling and servicing agreement, certificate owners having percentage interests aggregating not less than 51% of the book-entry certificates advise Citibank on behalf of the trust administrator and DTC through the financial intermediaries and the DTC participants in writing that the continuation of a book-entry system through DTC, or a successor to DTC, is no longer in the best interests of certificate owners.

                                     S-134

          Upon the occurrence of any of the events described in the immediately preceding paragraph, the trust administrator or Citibank on its behalf will be required to notify all certificate owners of the occurrence of such event and the availability through DTC of definitive certificates. Upon surrender by DTC of the global certificate or certificates representing the book-entry certificates and instructions for re-registration, the trust administrator (or by Citibank in its capacity as paying agent on behalf of the trust administrator) on behalf of the trustee will issue definitive certificates, and thereafter the trust administrator and Citibank will recognize the holders of the definitive certificates as certificateholders under the pooling and servicing agreement.

          Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of book-entry certificates among
DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

          None of the depositor, the master servicer, any servicer, the trustee, the trust administrator or (except in connection with its role as depositary for
Clearstream) Citibank will have any responsibility for any aspect of the records relating to or payments made on account of beneficial ownership interests of the book-entry certificates held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

PASS-THROUGH RATES

          The pass-through rate for the Group I Class A Certificates and the
Group I Subordinate Certificates on any distribution date will be Net WAC Rate for the Group I Mortgage Loans for such distribution date. The pass-through rate for the Class I-R Certificates on the first distribution date will be the Net
WAC Rate for the Group I Mortgage Loans for such distribution date.

          The pass-through rate for the Class II-A1 Certificates on any distribution date will be the Net WAC Rate for the Group II-1 Mortgage Loans for
such distribution date. The pass-through rate for the Class II-A2 Certificates, the Class II-A2A Certificates and the Class II-A2B Certificates on any
distribution date will be Net WAC Rate for the Group II-2 Mortgage Loans for such distribution date. The pass-through rate for the Class II-A3 Certificates on any distribution date will be Net WAC Rate for the Group II-3 Mortgage Loans for such distribution date. The pass-through rate for the Class II-A4
Certificates, the Class II-A4A-1 Certificates, the Class II-A4A-2 Certificates,
the Class II-A4B-1 Certificates and the Class II-A4B-2 Certificates on any
distribution date will be Net WAC Rate for the Group II-4 Mortgage Loans for such distribution date. The pass-through rate for each class of Group II
Subordinate Certificates on any distribution date will be the Subordinate Net
WAC Rate. The pass-through rate for the Class II-R Certificates on the first distribution date will be the Net WAC Rate for the Group II-4 Mortgage Loans.

          The pass-through rate for the Group III Class A Certificates and the
Group III Subordinate Certificates on any distribution date will be Net WAC Rate for the Group III Mortgage Loans for such distribution date. The pass-through rate for the Class III-R Certificates on the first distribution date will be the
Net WAC Rate for the Group III Mortgage Loans for such distribution date.

          Each class of certificates will accrue interest during each Interest
Accrual Period on the related Certificate Principal Balance at the related pass-through rate calculated as described above. Interest will accrue on each class of certificates on the basis of a 360 day year consisting of twelve 30-day
Interest Accrual Periods. The interest entitlement of each class of certificates on each distribution date will also include any interest distributable on such class on the prior distribution date that was undistributed on such prior distribution date together with interest on such undistributed amount for the most recently-

                                     S-135

ended Interest Accrual Period. The interest entitlement of each class of certificates will be reduced, to not less than zero, in the case of each class, by the allocable share for such class of Prepayment Interest Shortfalls to the extent not covered by Compensating Interest paid by the servicers or the master servicer and by the allocable share for such class of shortfalls resulting from the application of the Relief Act.

          Notwithstanding any of the foregoing, in the event that a Diverted
Interest Amount is distributed to a class of Group II Class A Certificates on any distribution date, such amount may not equal the amount of interest accrued on such class of Group II Class A Certificates at the pass-through rate for such class or classes for such distribution date.

GLOSSARY

"ADJUSTED CAP RATE": With respect to the Group I Certificates and any distribution date, the excess, if any, of the pass-through rate for such certificates for such distribution date over a fraction expressed as a percentage, the numerator of which is equal to (x) 12 times the amount of the
Net Deferred Interest for that distribution date, and the denominator of which is the aggregate principal balance of the Group I Mortgage Loans (prior to taking into account scheduled payments due during the related Due Period and unscheduled collections during the related Prepayment Period).

"ADMINISTRATION FEE RATE": With respect to the Group I Mortgage Loans, 0.0025%
per annum. With respect to the Group II Mortgage Loans, 0.0025% per annum. With respect to the Group III Mortgage Loans, 0.0025% per annum.

"AGGREGATE SENIOR PERCENTAGE": Except as described below, the Aggregate Senior
Percentage for the Group II Senior Certificates initially will equal approximately 95.75%. The Aggregate Senior Percentage for the Group II Senior
Certificates will be adjusted for each distribution date after the first distribution date to be the percentage equal to the aggregate Certificate
Principal Balance of the Group II Class A Certificates immediately prior to such distribution date divided by the aggregate Scheduled Principal Balance of all of the mortgage loans in Collateral Pool II immediately prior to such distribution date; provided, that the Aggregate Senior Percentage will not exceed 100%.

"AVAILABLE DISTRIBUTION AMOUNT": With respect to Collateral Pool I, the Group I
Available Distribution Amount. With respect to Collateral Pool II, the Group
II-1 Available Distribution Amount, the Group II-2 Available Distribution
Amount, the Group II-3 Available Distribution Amount or the Group II-4 Available
Distribution Amount, as the context requires. With respect to Collateral Pool
III, the Group III Available Distribution Amount.

"BANKRUPTCY AMOUNT": With respect to a collateral pool, the aggregate amount of
Realized Losses which may be allocated in connection with Bankruptcy Losses on the related mortgage loans through subordination. The Bankruptcy Amount for
Collateral Pool I will initially be equal to approximately $150,000. As of any date of determination, the Bankruptcy Amount for Collateral Pool I will equal
$150,000 less the sum of any amounts allocated through subordination for such losses up to the date of determination. The Bankruptcy Amount for Collateral
Pool II will initially be equal to approximately $150,000. As of any date of determination, the Bankruptcy Amount for Collateral Pool II will equal $150,000 less the sum of any amounts allocated through subordination for such losses up to the date of determination. The Bankruptcy Amount for Collateral Pool III will initially be equal to approximately $150,000. As of any date of determination, the Bankruptcy Amount for Collateral Pool III will equal $150,000 less the sum of any amounts allocated through subordination for such losses up to the date of determination.

"BANKRUPTCY LOSS": A Bankruptcy Loss is a Deficient Valuation or a Debt Service
Reduction.

                                     S-136

"CERTIFICATE PRINCIPAL BALANCE": The Certificate Principal Balance of a
certificate outstanding at any time represents the then maximum amount that the holder of that certificate is thereafter entitled to receive as distributions allocable to principal from the cash flow on the related mortgage loans and the other assets in the trust. The Certificate Principal Balance of any class of certificates as of any date of determination is equal to the initial Certificate
Principal Balance of that class, reduced by the aggregate of: (a) all amounts allocable to principal previously distributed with respect to that certificate and (b) without duplication of amounts described in clause (a), any reductions in the Certificate Principal Balance thereof deemed to have occurred in connection with allocations thereto of Realized Losses on the related mortgage loans and Extraordinary Trust Fund Expenses, in either case as described under
"Allocation of Losses; Subordination" in this prospectus supplement.
Notwithstanding the foregoing, the Certificate Principal Balance of the class of
Subordinate Certificates relating to a collateral pool outstanding with the highest numerical designation at any given time will not be greater than the excess, if any, of the then aggregate principal balance of the mortgage loans in such collateral pool over the then aggregate Certificate Principal Balances of all other classes of certificates relating to that collateral pool. In addition, in the event that Realized Losses on a mortgage loan are subsequently recovered from the proceeds of a mortgage loan, the Certificate Principal Balance of the most senior related class to which Realized Losses have been allocated will be increased by the amount of such subsequently recovered loss amount, to the extent of aggregate Realized Losses previously allocated to such class. If the entire aggregate amount of Realized Losses previously allocated to such class has been offset by such an increase in the Certificate Principal Balance of such
Class as described above, then the Certificate Principal Balance of the next most senior related class to which Realized Losses have been allocated will be increased by the remaining unapplied amount of such subsequently recovered loss amount, to the extent of aggregate Realized Losses previously allocated to such next most senior class, and so forth. On each distribution date, the Net
Deferred Interest, if any, will be added to the Certificate Principal Balance of each class of Group I Certificates in an amount equal to the excess, if any, of
(i) the amount of interest that accrued on such class of certificates at its respective pass-through rate during the Interest Accrual Period related to that distribution date, over (ii) the amount of interest that accrues on such class at the Adjusted Cap Rate for the Interest Accrual Period related to that distribution date.

"CLASS A PRINCIPAL ADJUSTMENT AMOUNT": With respect to Collateral Pool II, as to any distribution date on which the Certificate Principal Balance of all of the
Class A Certificates related to a loan group have been reduced to zero, any remaining principal prepayments, liquidation proceeds or other unscheduled payments of principal collected in respect of the related Mortgage Loans in such loan group and, if on such distribution date the aggregate Certificate Principal
Balance of the Group II Subordinate Certificates has been reduced to zero, any remaining scheduled payments of principal in respect of the Mortgage Loans in such loan group.

"CLASS B PERCENTAGE": The Class B Percentage for the Class I-B1 Certificates,
the Class I-B2 Certificates, the Class I-B3 Certificates, the Class I-B4
Certificates, the Class I-B5 Certificates and the Class I-B6 Certificates
initially will equal approximately 43.33%, approximately 20.00%, approximately
12.66%, approximately 7.34%, approximately 4.66% and approximately 12.01%, respectively, and will in no event exceed 100% in the aggregate. The Class B
Percentage for the Class II-B1 Certificates, the Class II-B2 Certificates, the
Class II-B3 Certificates, the Class II-B4 Certificates, the Class II-B5
Certificates and the Class II-B6 Certificates initially will equal approximately
54.12%, approximately 16.47%, approximately 10.59%, approximately 5.88%, approximately 5.88% and approximately 7.06%, respectively, and will in no event exceed 100% in the aggregate. The Class B Percentage for the Class III-B1
Certificates, the Class III-B2 Certificates, the Class III-B3 Certificates, the
Class III-B4 Certificates, the Class III-B5 Certificates and the Class III-B6
Certificates initially will equal approximately 48.41%, approximately 20.01%, approximately 12.63%, approximately 5.26%, approximately 4.22% and approximately
9.48%, respectively, and will in no event exceed 100% in the aggregate. The
Class B Percentage for each class of Subordinate Certificates will be adjusted for each

                                     S-137

distribution date to be the percentage equal to the Certificate Principal
Balance of such class of Subordinate Certificates immediately prior to such distribution date divided by the aggregate Certificate Principal Balance of all the Subordinate Certificates relating to the same collateral pool immediately prior to such distribution date.

"COMPENSATING INTEREST": With respect to any principal prepayments in full or in part, any payments made by the servicer (or the master servicer, if applicable)
from its own funds to cover Prepayment Interest Shortfalls as described herein.

"COUNTRYWIDE MORTGAGE LOANS": The mortgage loans originated by Countrywide Home
Loans.

"CROSS-COLLATERALIZATION DATE": With respect to Collateral Pool II, any distribution date on which there are one or more Undercollateralized Loan Groups and one or more Overcollateralized Loan Groups relating to such collateral pool.

"DEBT SERVICE REDUCTION": A Debt Service Reduction is any reduction in the amount which a mortgagor is obligated to pay on a monthly basis with respect to a mortgage loan as a result of any proceeding initiated under the United States
Bankruptcy Code, other than a reduction attributable to a Deficient Valuation.

"DEFERRED INTEREST": With respect to any Negative Amortization Mortgage Loan and any distribution date and the related due date, the excess, if any, of the amount of interest accrued on such Mortgage Loan from the preceding due date to such due date over the monthly payment due for such Due Date. Such excess may occur because the mortgage rates of the Negative Amortization Mortgage Loans adjust monthly, while the monthly payment adjusts annually, or as a result of the application of the Payment Caps, in either case, resulting in negative amortization.

"DEFICIENT VALUATION": With respect to any mortgage loan, a Deficient Valuation is a valuation of the mortgaged property by a court of competent jurisdiction in an amount less than the then outstanding indebtedness under the mortgage loan, which valuation results from a proceeding initiated under the United States
Bankruptcy Code.

"DETERMINATION DATE": The Determination Date is, with respect to each servicer and the related servicing agreement, the specified business day each month as to which scheduled payments on the related mortgage loans, if not received on or before such day, are required to be advanced for the related distribution date, to the extent such advances are deemed recoverable from late collections or other proceeds of the related mortgage loan.

"DIVERTED INTEREST AMOUNT": With respect to Collateral Pool II and any distribution date, one month's interest accrued during the related Interest
Accrual Period on the Overcollateralized Amount at the pass-through rate for the
Class A Certificates related to the Undercollateralized Loan Group or
Undercollateralized Loan Groups and any other unpaid interest shortfalls on the
Class A Certificates related to the Undercollateralized Loan Group or
Undercollateralized Loan Groups, to the extent available (with overcollateralization and undercollateralization calculated, for purposes of this definition only, as of the prior distribution date after taking into account all distributions and Realized Loss allocations that occurred on such prior distribution date). On any distribution date, any Diverted Interest Amount will be diverted to the Available Distribution Amounts of any
Undercollateralized Loan Groups on a pro rata basis based on their respective
Undercollateralized Amounts. On any distribution date, any Diverted Interest
Amount will be diverted from the Available Distribution Amounts of any
Overcollateralized Loan Groups on a pro rata basis based on their respective
Overcollateralized Amounts.

                                     S-138

"DUE PERIOD": The Due Period with respect to any distribution date commences on the second day of the month immediately preceding the month in which the distribution date occurs and ends on the first day of the month in which the distribution date occurs.

"EXCESS BANKRUPTCY LOSSES": Excess Bankruptcy Losses are, with respect to any
Collateral Pool, any Bankruptcy Losses in excess of the related Bankruptcy
Amount.

"EXCESS FRAUD LOSSES": Excess Fraud Losses are, with respect to any Collateral
Pool, any Fraud Losses in excess of the related Fraud Loss Amount.

"EXCESS LOSSES": With respect to any Collateral Pool, any Excess Special Hazard
Losses, Excess Bankruptcy Losses, Excess Fraud Losses and Extraordinary Losses.

"EXCESS SPECIAL HAZARD LOSSES": Excess Special Hazard Losses, are, with respect to any Collateral Pool, any Special Hazard Losses in excess of the related
Special Hazard Amount.

"EXPENSE ADJUSTED MORTGAGE RATE": The Expense Adjusted Mortgage Rate on any
mortgage loan is equal to the then applicable mortgage rate on the mortgage loan minus the sum of (i) the applicable Servicing Fee Rate and (ii) the
Administration Fee Rate.

"EXTRAORDINARY LOSSES": Any loss resulting from:

          o    nuclear or chemical reaction or nuclear radiation or radioactive or chemical contamination, all whether controlled or uncontrolled and whether such loss be direct or indirect, proximate or remote or be in whole or in part caused by, contributed to or aggravated by a peril covered by the definition of the term Special Hazard
               Loss;

          o    hostile or warlike action in time of peace or war, including action in hindering, combating or defending against an actual, impending or expected attack by any government or sovereign power, de jure or de facto, or by any authority maintaining or using military, naval or air forces, or by military, naval or air forces, or by an agent of any such government, power, authority or forces;

          o    any weapon of war employing atomic fission or radioactive forces whether in time of peace or war; and

          o    insurrection, rebellion, revolution, civil war, usurped power or action taken by governmental authority in hindering, combating or defending against such an occurrence, seizure or destruction under quarantine or customs regulations, confiscation by order of any government or public authority, or risks of contraband or illegal transactions or trade.

"EXTRAORDINARY TRUST FUND EXPENSE": An Extraordinary Trust Fund Expense is an
unanticipated trust expense (exclusive of any cost, expense, liability or loss that is specific to a particular mortgage loan and is taken into account in calculating a Realized Loss in respect thereof), including certain reimbursements to the master servicer, the servicer or the depositor of the kind described in the prospectus under "Description of the Securities--Certain
Matters Regarding the Master Servicer and the Depositor," certain reimbursements to the trust administrator as described under "Pooling and Servicing Agreement
--The Trust Administrator" in this prospectus supplement, certain reimbursements to the trustee described under "Pooling and Servicing Agreement--The Trustee" in this prospectus supplement and certain taxes that may be payable by the trust as described under "Federal Income Tax Consequences" in this prospectus supplement.

                                     S-139

"FRAUD LOSS": A Fraud Loss is a loss incurred on a defaulted mortgage loan as to which there was intentional fraud, dishonesty or misrepresentation in the origination of the mortgage loan, including a loss by reason of the denial of coverage under any related primary mortgage insurance policy because of fraud, dishonesty or misrepresentation.

"FRAUD LOSS AMOUNT": With respect to a collateral pool, the aggregate amount of
Realized Losses which may be allocated in connection with Fraud Losses on the mortgage loans through subordination.

          With respect to Collateral Pool I, the Fraud Loss Amount will initially be equal to 2.00% of the aggregate principal balance of the related mortgage loans as of the cut-off date. As of any date of determination after the cut-off date, the Fraud Loss Amount will equal:

          o    prior to the second anniversary of the cut-off date an amount equal to 2.00% of the aggregate principal balance of the related mortgage loans as of the cut-off date minus the aggregate amounts allocated through subordination with respect to Fraud Losses on the related mortgage loans up to the related date of
               determination; and

          o    after the second anniversary of the cut-off date and prior to the fifth anniversary of the cut-off date an amount equal to 1.00% of the aggregate principal balance of the related mortgage loans as of the cut-off date minus the aggregate amounts allocated through subordination with respect to Fraud Losses on the related
               mortgage loans up to the related date of determination.

          On and after the fifth anniversary of the cut-off date, the Fraud Loss
Amount for Collateral Pool I will be zero.

          With respect to Collateral Pool II, the Fraud Loss Amount will initially be equal to 2.00% of the aggregate principal balance of the related mortgage loans as of the cut-off date. As of any date of determination after the cut-off date, the Fraud Loss Amount will equal:

          o    prior to the second anniversary of the cut-off date an amount equal to 2.00% of the aggregate principal balance of the related mortgage loans as of the cut-off date minus the aggregate amounts allocated through subordination with respect to Fraud Losses on the related mortgage loans up to the related date of
               determination; and

          o    after the second anniversary of the cut-off date and prior to the fifth anniversary of the cut-off date an amount equal to 1.00% of the aggregate principal balance of the related mortgage loans as of the cut-off date minus the aggregate amounts allocated through subordination with respect to Fraud Losses on the related
               mortgage loans up to the related date of determination.

          On and after the fifth anniversary of the cut-off date, the Fraud Loss
Amount for Collateral Pool II will be zero.

          With respect to Collateral Pool III, the Fraud Loss Amount will initially be equal to 2.00% of the aggregate principal balance of the related mortgage loans as of the cut-off date. As of any date of determination after the cut-off date, the Fraud Loss Amount will equal:

          o    prior to the third anniversary of the cut-off date an amount equal to 2.00% of the aggregate principal balance of the related mortgage loans as of the cut-off date minus the aggregate

                                     S-140

               amounts allocated through subordination with respect to Fraud
               Losses on the related mortgage loans up to the related date of determination; and

          o    after the third anniversary of the cut-off date and prior to the fifth anniversary of the cut-off date an amount equal to 1.00% of the aggregate principal balance of the related mortgage loans as of the cut-off date minus the aggregate amounts allocated through subordination with respect to Fraud Losses on the related
               mortgage loans up to the related date of determination.

          On and after the fifth anniversary of the cut-off date, the Fraud Loss
Amount for Collateral Pool III will be zero.

"GROUP I AVAILABLE DISTRIBUTION AMOUNT": The Group I Available Distribution
Amount for any distribution date is equal to the sum, net of amounts reimbursable therefrom to the servicers, the master servicer, the trust administrator or the trustee, of (i) the aggregate amount of scheduled monthly payments on the Group I Mortgage Loans due on the related due date and received on or prior to the related Determination Date, after deduction of the servicing fee and the administration fee, (ii) certain unscheduled payments in respect of the Group I Mortgage Loans (including prepayments, insurance proceeds, liquidation proceeds, Subsequent Recoveries and proceeds from repurchases of and substitutions for the Group I Mortgage Loans) occurring during the related
Prepayment Period and (iii) all P&I Advances and Compensating Interest with respect to the Group I Mortgage Loans received for the related distribution date.

"GROUP I SENIOR PERCENTAGE": Except as described below, the Group I Senior
Percentage initially will equal approximately 92.50%. The Group I Senior
Percentage will be adjusted for each distribution date after the first distribution date to be the percentage equal to the aggregate Certificate
Principal Balance of the Group I Senior Certificates immediately prior to such distribution date divided by the aggregate Scheduled Principal Balance of the
Group I Mortgage Loans immediately prior to such distribution date; provided, that the Group I Senior Percentage will not exceed 100%.

"GROUP I SENIOR PREPAYMENT PERCENTAGE": The Group I Senior Prepayment Percentage
for any distribution date occurring prior to the distribution date in August
2015 will equal 100%. Except as described below, the Group I Senior Prepayment
Percentage for any distribution date occurring on or after the distribution date in August 2015 will be as follows:

          o    for any distribution date on or after the tenth and prior to the eleventh anniversary of the first distribution date, the related
               Group I Senior Percentage for the related distribution date plus
               70% of the related Group I Subordinate Percentage for the related distribution date;

          o    for any distribution date on or after the eleventh and prior to the twelfth anniversary of the first distribution date, the related Group I Senior Percentage for the related distribution date plus 60% of the related Group I Subordinate Percentage for the related distribution date;

          o    for any distribution date on or after the twelfth and prior to the thirteenth anniversary of the first distribution date, the related Group I Senior Percentage for the related distribution date plus 40% of the related Group I Subordinate Percentage for the related distribution date;

          o    for any distribution date on or after the thirteenth and prior to the fourteenth anniversary of the first distribution date, the related Group I Senior Percentage for the related distribution date plus 20% of the related Group I Subordinate Percentage for the related distribution date; and

                                     S-141

          o    for any distribution date on and after fourteenth anniversary of the first distribution date, the related Group I Senior
               Percentage for the related distribution date.

          Any scheduled reduction to the Group I Senior Prepayment Percentage will not be made as of any distribution date unless:

(i)       the outstanding principal balance of the Group I Mortgage Loans delinquent 60 days or more, including REO properties and mortgage loans in foreclosure, averaged over the last six months does not exceed 50% of the sum of the then current Certificate Principal
          Balances of the Group I Subordinate Certificates; and

(ii)      Realized Losses on the Group I Mortgage Loans to date are less than the then applicable Trigger Amount.

          On any distribution date on which Realized Losses on the Group I
Mortgage Loans to date are greater than the then applicable Trigger Amount, the
Group I Senior Prepayment Percentage will be the greater of (x) the Group I
Senior Prepayment Percentage for such distribution date or (y) the Group I
Senior Prepayment Percentage for the immediately preceding distribution date.

          Notwithstanding the foregoing, if on any distribution date:

          o    the Subordinate Percentage for the related collateral pool, prior to giving effect to any distributions on the related distribution date, equals or exceeds two times the initial Subordinate
               Percentage for such collateral pool;

          o    the condition set forth in clause (i) above has been met; and

          o    (a) on or prior to the distribution date occurring in July 2008, cumulative Realized Losses on the Group I Mortgage Loans as of
               the end of the related Prepayment Period do not exceed 20% of the initial aggregate Certificate Principal Balance of the Group I
               Subordinate Certificates and (b) after the distribution date occurring in July 2008, cumulative Realized Losses on the Group I
               Mortgage Loans as of the end of the related Prepayment Period do not exceed 30% of the initial aggregate Certificate Principal
               Balance of the Group I Subordinate Certificates,

then the Group I Senior Prepayment Percentage for the related distribution date will equal the Group I Senior Percentage plus 50% of the Group I Subordinate
Percentage for such distribution date, if the distribution date is prior to
August 2008, and will equal the Group I Senior Percentage for the related distribution date, if the distribution date occurs on or after August 2008.

          Notwithstanding the foregoing, on any distribution date on which the
Group I Senior Percentage exceeds the initial Group I Senior Percentage, the
Group I Senior Prepayment Percentage will be 100%. Upon reduction of the
Certificate Principal Balances of the Class I-A1 Certificates and Class I-A2
Certificates to zero, the Group I Senior Prepayment Percentage will equal 0%.

"GROUP I SUBORDINATE PERCENTAGE": With respect to the Group I Subordinate
Certificates, the Group I Subordinate Percentage is 100% minus the Group I
Senior Percentage.

"GROUP I SUBORDINATE PREPAYMENT PERCENTAGE": With respect to the Group I
Subordinate Certificates, the Group I Subordinate Prepayment Percentage is 100%
minus the Group I Senior Prepayment Percentage.

                                     S-142

"GROUP II-1 ALLOCATION PERCENTAGE": With respect to any distribution date, the percentage equivalent of a fraction, the numerator of which is (x) the Group
II-1 Overcollateralized Amount and the denominator of which is (y) the sum of the Group II-1 Overcollateralized Amount, the Group II-2 Overcollateralized
Amount, the Group II-3 Overcollateralized Amount and the Group II-4
Overcollateralized Amount.

"GROUP II-1 AVAILABLE DISTRIBUTION AMOUNT": The Group II-1 Available
Distribution Amount for any distribution date is equal to the sum, net of amounts reimbursable therefrom to the servicers, the master servicer, the trust administrator or the trustee, of (i) the aggregate amount of scheduled monthly payments on the Group II-1 Mortgage Loans due on the related due date and received on or prior to the related Determination Date, after deduction of the servicing fee and the administration fee, (ii) certain unscheduled payments in respect of the Group II-1 Mortgage Loans (including prepayments, insurance proceeds, liquidation proceeds, Subsequent Recoveries and proceeds from repurchases of and substitutions for the Group II-1 Mortgage Loans) occurring during the related Prepayment Period, (iii) all P&I Advances and Compensating
Interest with respect to the Group II-1 Mortgage Loans received for the related distribution date, (iv) such group's pro rata share of the Class A Principal
Adjustment Amount, if any, allocated to such group as described under "--Cross
Collateralization of Collateral Pool II" below, minus (v) if the Certificate
Principal Balances of all of the Class A Certificates related to that loan group have been reduced to zero, the Class A Principal Adjustment Amount for that distribution date. Notwithstanding the foregoing, the Group II-1 Available
Distribution Amount for any distribution date will be increased (in the case of an Undercollateralized Loan Group with respect to loan group II-1) or decreased
(in the case of an Overcollateralized Loan Group with respect to loan group
II-1) by such group's pro rata share of the Diverted Interest Amount for
Collateral Pool II for such distribution date (allocated as described under
"--Cross Collateralization of Collateral Pool II" below). Notwithstanding any of the foregoing, on any distribution date on which Group II Class A Certificates relating to only one loan group remain outstanding, the Available Distribution
Amount for all loan groups within Collateral Pool II for that distribution date will be calculated on an aggregate Collateral Pool II basis, without regard to loan groups.

"GROUP II-1 OVERCOLLATERALIZED AMOUNT": With respect to any distribution date on which an Overcollateralized Amount with respect to Collateral Pool II exists, the excess, if any, of (i) the sum of (a) the aggregate of the Scheduled
Principal Balances of the Group II-1 Mortgage Loans plus (b) the aggregate of the Scheduled Principal Balances of the REO Properties in loan Group II-1, in each case, after scheduled and unscheduled payments in respect of principal were received or advanced, over (ii) the Certificate Principal Balance of the Class
II-A1 Certificates immediately after payment of the related Senior Principal
Distribution Amount.

"GROUP II SENIOR PERCENTAGE": With respect to Collateral Pool II, the Group II-1
Senior Percentage, the Group II-2 Senior Percentage, the Group II-3 Senior
Percentage or the Group II-4 Senior Percentage, as the context requires.

"GROUP II SENIOR PREPAYMENT PERCENTAGE": With respect to Collateral Pool II, the
Group II-1 Senior Prepayment Percentage, the Group II-2 Senior Prepayment
Percentage, the Group II-3 Senior Prepayment Percentage or the Group II-4 Senior
Prepayment Percentage, as the context requires.

"GROUP II-1 SENIOR PERCENTAGE": Except as described below, the Group II-1 Senior
Percentage initially will equal approximately 95.75%. The Group II-1 Senior
Percentage will be adjusted for each distribution date after the first distribution date to be the percentage equal to the Certificate Principal
Balance of the Class II-A1 Certificates immediately prior to such distribution date divided by the Scheduled Principal Balance of the Group II-1 Mortgage Loans
immediately prior to such distribution date; provided, that the Group II-1
Senior Percentage will not exceed 100%. Notwithstanding the foregoing, on any
Cross-Collateralization Date on which the Scheduled Principal Balance of the
Group II-1 Mortgage Loans

                                     S-143

exceeds the Certificate Principal Balance of the Class II-A1 Certificates, the
Group II-1 Senior Percentage will equal the lesser of (i) 100% and (ii) the sum of the Certificate Principal Balance of the Class II-A1 Certificates immediately prior to such distribution date plus the Group II-1 Allocation Percentage of the
Overcollateralized Amount with respect to Collateral Pool II divided by the
Scheduled Principal Balance of the Group II-1 Mortgage Loans immediately prior to such Distribution Date.

On any Distribution Date after the reduction of the Certificate Principal
Balances of all of the Group II Class A Certificates (other than the Class II-A1
Certificates) to zero, the Group II-1 Senior Percentage for the Class II-A1
Certificates will be the lesser of (a) 100% and (b) a fraction, expressed as a percentage, the numerator of which is the excess, if any, of the Certificate
Principal Balance of the Class II-A1 Certificates immediately prior to such
Distribution and the denominator of which is the Scheduled Principal Balance of the Group II-1 Mortgage Loans immediately prior to such Distribution Date.

"GROUP II-1 SENIOR PREPAYMENT PERCENTAGE": The Group II-1 Senior Prepayment
Percentage for any distribution date occurring prior to the distribution date in
August 2010 will equal 100%. Except as described below, the Group II-1 Senior
Prepayment Percentage for any distribution date occurring on or after the distribution date in August 2010 will be as follows:

          o    for any distribution date on or after the fifth and prior to the sixth anniversary of the first distribution date, the Group II-1
               Senior Percentage for the related distribution date plus 70% of the Group II-1 Subordinate Percentage for the related
               distribution date;

          o    for any distribution date on or after the sixth and prior to the seventh anniversary of the first distribution date, the Group
               II-1 Senior Percentage for the related distribution date plus 60%
               of the Group II-1 Subordinate Percentage for the related
               distribution date;

          o    for any distribution date on or after the seventh and prior to the eighth anniversary of the first distribution date, the Group
               II-1 Senior Percentage for the related distribution date plus 40%
               of the Group II-1 Subordinate Percentage for the related
               distribution date;

          o    for any distribution date on or after the eighth and prior to the ninth anniversary of the first distribution date, the Group II-1
               Senior Percentage for the related distribution date plus 20% of the Group II-1 Subordinate Percentage for the related
               distribution date; and

          o    for any distribution date on and after ninth anniversary of the first distribution date, the Group II-1 Senior Percentage for the distribution date.

          Any scheduled reduction to the Group II-1 Senior Prepayment Percentage will not be made as of any distribution date unless:

(i)       the outstanding principal balance of the Group II Mortgage Loans delinquent 60 days or more, including REO properties and mortgage loans in foreclosure, averaged over the last six months does not exceed 50% of the sum of the then current Certificate Principal
          Balances of the Group II Subordinate Certificates; and

(ii)      Realized Losses on the Group II Mortgage Loans to date are less than the then applicable Trigger Amount.

          On any distribution date on which Realized Losses on the Group II
Mortgage Loans to date are greater than the then applicable Trigger Amount, the
Group II-1 Senior Prepayment Percentage will be

                                     S-144

the greater of (x) the Group II-1 Senior Prepayment Percentage for such distribution date or (y) the Group II-1 Senior Prepayment Percentage for the
immediately preceding distribution date.

          Notwithstanding the foregoing, if on any distribution date:

          o    the Subordinate Percentage for the related collateral pool, prior to giving effect to any distributions on the related distribution date, equals or exceeds two times the initial Subordinate
               Percentage for such collateral pool;

          o    the condition set forth in clause (i) above has been met; and

          o    (a) on or prior to the distribution date occurring in July 2008, cumulative Realized Losses on the Group II Mortgage Loans as of
               the end of the related Prepayment Period do not exceed 20% of the initial aggregate Certificate Principal Balance of the Group II
               Subordinate Certificates and (b) after the distribution date occurring in July 2008, cumulative Realized Losses on the Group
               II Mortgage Loans as of the end of the related Prepayment Period do not exceed 30% of the initial aggregate Certificate Principal
               Balance of the Group II Subordinate Certificates,

then the Group II-1 Senior Prepayment Percentage for the related distribution date will equal the Group II-1 Senior Percentage plus 50% of the Group II-1
Subordinate Percentage for such distribution date, if the distribution date is prior to August 2008, and will equal the Group II-1 Senior Percentage for the related distribution date, if the distribution date occurs on or after August
2008.

          Notwithstanding the foregoing, on any distribution date on which the
Aggregate Senior Percentage for the related collateral pool exceeds the initial
Aggregate Senior Percentage for such collateral pool, the Group II-1 Senior
Prepayment Percentage will be 100%. Upon reduction of the Certificate Principal
Balance of the Class II-A1 Certificates to zero, the Group II-1 Senior
Prepayment Percentage will equal 0%.

"GROUP II-1 SUBORDINATE PERCENTAGE": With respect to the Group II-1 Subordinate
Certificates, the Group II-1 Subordinate Percentage is 100% minus the Group II-1
Senior Percentage.

"GROUP II-1 SUBORDINATE PREPAYMENT PERCENTAGE": With respect to the Group II-1
Subordinate Certificates, the Group II-1 Subordinate Prepayment Percentage is
100% minus the Group II-1 Senior Prepayment Percentage.

"GROUP II-2 ALLOCATION PERCENTAGE": With respect to any distribution date, the percentage equivalent of a fraction, the numerator of which is (x) the Group
II-2 Overcollateralized Amount and the denominator of which is (y) the sum of the Group II-1 Overcollateralized Amount, the Group II-2 Overcollateralized
Amount, the Group II-3 Overcollateralized Amount and the Group II-4
Overcollateralized Amount.

"GROUP II-2 AVAILABLE DISTRIBUTION AMOUNT": The Group II-2 Available
Distribution Amount for any distribution date is equal to the sum, net of amounts reimbursable therefrom to the servicers, the master servicer, the trust administrator or the trustee, of (i) the aggregate amount of scheduled monthly payments on the Group II-2 Mortgage Loans due on the related due date and received on or prior to the related Determination Date, after deduction of the servicing fee and the administration fee, (ii) certain unscheduled payments in respect of the Group II-2 Mortgage Loans (including prepayments, insurance proceeds, liquidation proceeds, Subsequent Recoveries and proceeds from repurchases of and substitutions for the Group II-2 Mortgage Loans) occurring during the related Prepayment Period, (iii) all

                                     S-145

P&I Advances and Compensating Interest with respect to the Group II-2 Mortgage
Loans received for the related distribution date, (iv) such group's pro rata share of the Class A Principal Adjustment Amount, if any, allocated to such group as described under "--Cross Collateralization of Collateral Pool II"
below, minus (v) if the Certificate Principal Balances of all of the Class A
Certificates related to that loan group have been reduced to zero, the Class A
Principal Adjustment Amount for that distribution date. Notwithstanding the foregoing, the Group II-2 Available Distribution Amount for any distribution date will be increased (in the case of an Undercollateralized Loan Group with respect to loan group II-2) or decreased (in the case of an Overcollateralized
Loan Group with respect to loan group II-2) by such group's pro rata share of the Diverted Interest Amount for Collateral Pool II for such distribution date
(allocated as described under "--Cross Collateralization of Collateral Pool II"
below). Notwithstanding any of the foregoing, on any distribution date on which
Group II Class A Certificates relating to only one loan group remain outstanding, the Available Distribution Amount for all loan groups within
Collateral Pool II for that distribution date will be calculated on an aggregate
Collateral Pool II basis, without regard to loan groups.

"GROUP II-2 OVERCOLLATERALIZED AMOUNT": With respect to any distribution date on which an Overcollateralized Amount with respect to Collateral Pool II exists, the excess, if any, of (i) the sum of (a) the aggregate of the Scheduled
Principal Balances of the Group II-2 Mortgage Loans plus (b) the aggregate of the Scheduled Principal Balances of the REO Properties in Loan Group II-2, in
each case, after scheduled and unscheduled payments in respect of principal were received or advanced, over (ii) the aggregate Certificate Principal Balance of the Class II-A2 Certificates, the Class II-A2A Certificates and the Class II-A2B
Certificates immediately after payment of the related Senior Principal
Distribution Amount.

"GROUP II-2 SENIOR PERCENTAGE": Except as described below, the Group II-2 Senior
Percentage initially will equal approximately 95.75%. The Group II-2 Senior
Percentage will be adjusted for each distribution date after the first distribution date to be the percentage equal to the aggregate Certificate
Principal Balance of the Class II-2 Certificates immediately prior to such distribution date divided by the aggregate Scheduled Principal Balance of the
Group II-2 Mortgage Loans immediately prior to such distribution date; provided, that the Group II-2 Senior Percentage will not exceed 100%. Notwithstanding the foregoing, on any Cross-Collateralization Date on which the aggregate Scheduled
Principal Balance of the related Group II-2 Mortgage Loans exceeds the aggregate
Certificate Principal Balance of the Class II-A2 Certificates, the Class II-A2A
Certificates and the Class II-A2B Certificates, the Group II-2 Senior Percentage
will equal the lesser of (i) 100% and (ii) the sum of the Certificate Principal
Balance of the Class II-A2 Certificates, Class II-A2A Certificates and Class
II-A2B Certificates immediately prior to such distribution date plus the Group
II-2 Allocation Percentage of the Overcollateralized Amount with respect to
Collateral Pool II divided by the aggregate Scheduled Principal Balance of the
Group II-2 Mortgage Loans immediately prior to such distribution date.

On any Distribution Date after the reduction of the Certificate Principal
Balances of all of the Group II Class A Certificates (other than the Class II-A2
Certificates, the Class II-A2A Certificates and the Class II-A2B Certificates)
to zero, the Group II-2 Senior Percentage for the Class II-A2 Certificates, the
Class II-A2A Certificates and the Class II-A2B Certificates will be the lesser of (a) 100% and (b) a fraction, expressed as a percentage, the numerator of which is the excess, if any, of the Certificate Principal Balance of the Class
II-A2 Certificates, the Class II-A2A Certificates and the Class II-A2B
Certificates, immediately prior to such Distribution and the denominator of which is the Scheduled Principal Balance of the Group II Mortgage Loans
immediately prior to such Distribution Date.

"GROUP II-2 SENIOR PREPAYMENT PERCENTAGE": The Group II-2 Senior Prepayment
Percentage for any distribution date occurring prior to the distribution date in
August 2010 will equal 100%. Except as

                                     S-146

described below, the Group II-2 Senior Prepayment Percentage for any distribution date occurring on or after the distribution date in August 2010 will be as follows:

          o    for any distribution date on or after the fifth and prior to the sixth anniversary of the first distribution date, the Group II-2
               Senior Percentage for the related distribution date plus 70% of the Group II-2 Subordinate Percentage for the related
               distribution date;

          o    for any distribution date on or after the sixth and prior to the seventh anniversary of the first distribution date, the Group
               II-2 Senior Percentage for the related distribution date plus 60%
               of the Group II-2 Subordinate Percentage for the related
               distribution date;

          o    for any distribution date on or after the seventh and prior to the eighth anniversary of the first distribution date, the Group
               II-2 Senior Percentage for the related distribution date plus 40%
               of the Group II-2 Subordinate Percentage for the related
               distribution date;

          o    for any distribution date on or after the eighth and prior to the ninth anniversary of the first distribution date, the Group II-2
               Senior Percentage for the related distribution date plus 20% of the Group II-2 Subordinate Percentage for the related
               distribution date; and

          o    for any distribution date on and after ninth anniversary of the first distribution date, the Group II-2 Senior Percentage for the related distribution date.

          Any scheduled reduction to the Group II-2 Senior Prepayment Percentage will not be made as of any distribution date unless:

(i)       the outstanding principal balance of the Group II Mortgage Loans delinquent 60 days or more, including REO properties and mortgage loans in foreclosure, averaged over the last six months does not exceed 50% of the sum of the then current Certificate Principal
          Balances of the Group II Subordinate Certificates; and

(ii)      Realized Losses on the Group II Mortgage Loans to date are less than the then applicable Trigger Amount.

          On any distribution date on which Realized Losses on the Group II
Mortgage Loans to date are greater than the then applicable Trigger Amount, the
Group II-2 Senior Prepayment Percentage will be the greater of (x) the Group
II-2 Senior Prepayment Percentage for such distribution date or (y) the Group
II-2 Senior Prepayment Percentage for the immediately preceding distribution date.

          Notwithstanding the foregoing, if on any distribution date:

          o    the Subordinate Percentage for the related collateral pool, prior to giving effect to any distributions on the related distribution date, equals or exceeds two times the initial Subordinate
               Percentage for such collateral pool;

          o    the condition set forth in clause (i) above has been met; and

          o    (a) on or prior to the distribution date occurring in July 2008, cumulative Realized Losses on the Group II Mortgage Loans as of
               the end of the related Prepayment Period do not exceed 20% of the initial aggregate Certificate Principal Balance of the Group II
               Subordinate Certificates and (b) after the distribution date occurring in July 2008, cumulative Realized Losses on the Group
               II Mortgage Loans as of the end of the related

                                     S-147

               Prepayment Period do not exceed 30% of the initial aggregate
               Certificate Principal Balance of the Group II Subordinate
               Certificates,

then the Group II-2 Senior Prepayment Percentage for the related distribution date will equal the Group II-2 Senior Percentage plus 50% of the Group II-2
Subordinate Percentage for such distribution date, if the distribution date is prior to August 2008, and will equal the Group II-2 Senior Percentage for the related distribution date, if the distribution date occurs on or after August
2008.

          Notwithstanding the foregoing, on any distribution date on which the
Aggregate Senior Percentage for the related collateral pool exceeds the initial
Aggregate Senior Percentage for such collateral pool, the Group II-2 Senior
Prepayment Percentage will be 100%. Upon reduction of the Certificate Principal
Balance of the Class II-A2 Certificates, Class II-A2A Certificates and Class
II-A2B Certificates to zero, the Group II-2 Senior Prepayment Percentage will equal 0%.

"GROUP II-2 SUBORDINATE PERCENTAGE": With respect to the Group II-2 Subordinate
Certificates, the Group II-2 Subordinate Percentage is 100% minus the Group II-2
Senior Percentage.

"GROUP II-2 SUBORDINATE PREPAYMENT PERCENTAGE": With respect to the Group II-2
Subordinate Certificates, the Group II-2 Subordinate Prepayment Percentage is
100% minus the Group II-2 Senior Prepayment Percentage.

"GROUP II-3 ALLOCATION PERCENTAGE": With respect to any distribution date, the percentage equivalent of a fraction, the numerator of which is (x) the Group
II-3 Overcollateralized Amount and the denominator of which is (y) the sum of the Group II-1 Overcollateralized Amount, the Group II-2 Overcollateralized
Amount, the Group II-3 Overcollateralized Amount and the Group II-4
Overcollateralized Amount.

"GROUP II-3 AVAILABLE DISTRIBUTION AMOUNT": The Group II-3 Available
Distribution Amount for any distribution date is equal to the sum, net of amounts reimbursable therefrom to the servicers, the master servicer, the trust administrator or the trustee, of (i) the aggregate amount of scheduled monthly payments on the Group II-3 1 Mortgage Loans due on the related due date and received on or prior to the related Determination Date, after deduction of the servicing fee and the administration fee, (ii) certain unscheduled payments in respect of the Group II-3 Mortgage Loans (including prepayments, insurance proceeds, liquidation proceeds, Subsequent Recoveries and proceeds from repurchases of and substitutions for the Group II-3 Mortgage Loans) occurring during the related Prepayment Period, (iii) all P&I Advances and Compensating
Interest with respect to the Group II-3 Mortgage Loans received for the related distribution date, (iv) such group's pro rata share of the Class A Principal
Adjustment Amount, if any, allocated to such group as described under "--Cross
Collateralization of Collateral Pool II" below, minus (v) if the Certificate
Principal Balances of all of the Class A Certificates related to that loan group have been reduced to zero, the Class A Principal Adjustment Amount for that distribution date. Notwithstanding the foregoing, the Group II-3 Available
Distribution Amount for any distribution date will be increased (in the case of an Undercollateralized Loan Group with respect to loan group II-3) or decreased
(in the case of an Overcollateralized Loan Group with respect to loan group
II-3) by such group's pro rata share of the Diverted Interest Amount for
Collateral Pool II for such distribution date (allocated as described under
"--Cross Collateralization of Collateral Pool II" below). Notwithstanding any of the foregoing, on any distribution date on which Group II Class A Certificates relating to only one loan group remain outstanding, the Available Distribution
Amount for all loan groups within Collateral Pool II for that distribution date will be calculated on an aggregate Collateral Pool II basis, without regard to loan groups.

"GROUP II-3 OVERCOLLATERALIZED AMOUNT": With respect to any distribution date on which an Overcollateralized Amount with respect to Collateral Pool II exists, the excess, if any, of (i) the sum of (a)

                                     S-148

the aggregate of the Scheduled Principal Balances of the Group II-3 Mortgage
Loans plus (b) the aggregate of the Scheduled Principal Balances of the REO
Properties in Loan Group II-3, in each case, after scheduled and unscheduled payments in respect of principal were received or advanced, over (ii) the
Certificate Principal Balance of the Class II-A3 Certificates immediately after payment of the related Senior Principal Distribution Amount.

"GROUP II-3 SENIOR PERCENTAGE": Except as described below, the Group II-3 Senior
Percentage initially will equal approximately 95.75%. The Group II-3 Senior
Percentage will be adjusted for each distribution date after the first distribution date to be the percentage equal to the Certificate Principal
Balance of the Class II-3 Certificates immediately prior to such distribution date divided by the Scheduled Principal Balance of the Group II-3 Mortgage Loans
immediately prior to such distribution date; provided, that the Group II-3
Senior Percentage will not exceed 100%. Notwithstanding the foregoing, on any
Cross-Collateralization Date on which the Scheduled Principal Balance of the
Group II-3 Mortgage Loans exceeds the Certificate Principal Balance of the Class
II-A3 Certificates, the Group II-3 Senior Percentage will equal the lesser of
(i) 100% and (ii) the sum of the Certificate Principal Balance of the Class
II-A3 Certificates immediately prior to such distribution date plus the Group
II-3 Allocation Percentage of the Overcollateralized Amount with respect to
Collateral Pool II divided by the Scheduled Principal Balance of the Group II-3
Mortgage Loans immediately prior to such distribution date.

On any Distribution Date after the reduction of the Certificate Principal
Balances of all of the Group II Class A Certificates (other than the Class II-A3
Certificates) to zero, the Group II-3 Senior Percentage for the Class II-A3
Certificates will be the lesser of (a) 100% and (b) a fraction, expressed as a percentage, the numerator of which is the excess, if any, of the Certificate
Principal Balance of the Class II-A3 Certificates immediately prior to such
Distribution and the denominator of which is the Scheduled Principal Balance of the Group II Mortgage Loans immediately prior to such Distribution Date.

"GROUP II-3 SENIOR PREPAYMENT PERCENTAGE": The Group II-3 Senior Prepayment
Percentage for any distribution date occurring prior to the distribution date in
August 2010 will equal 100%. Except as described below, the Group II-3 Senior
Prepayment Percentage for any distribution date occurring on or after the distribution date in August 2010 will be as follows:

          o    for any distribution date on or after the fifth and prior to the sixth anniversary of the first distribution date, the Group II-3
               Senior Percentage for the related distribution date plus 70% of the Group II-3 Subordinate Percentage for the related
               distribution date;

          o    for any distribution date on or after the sixth and prior to the seventh anniversary of the first distribution date, the Group
               II-3 Senior Percentage for the related distribution date plus 60%
               of the Group II-3 Subordinate Percentage for the related
               distribution date;

          o    for any distribution date on or after the seventh and prior to the eighth anniversary of the first distribution date, the Group
               II-3 Senior Percentage for the related distribution date plus 40%
               of the Group II-3 Subordinate Percentage for the related
               distribution date;

          o    for any distribution date on or after the eighth and prior to the ninth anniversary of the first distribution date, the Group II-3
               Senior Percentage for the related distribution date plus 20% of the Group II-3 Subordinate Percentage for the related
               distribution date; and

          o    for any distribution date on and after ninth anniversary of the first distribution date, the Group II-3 Senior Percentage for the related distribution date.

                                     S-149

          Any scheduled reduction to the Group II-3 Senior Prepayment Percentage will not be made as of any distribution date unless:

(i)       the outstanding principal balance of the Group II Mortgage Loans delinquent 60 days or more, including REO properties and mortgage loans in foreclosure, averaged over the last six months does not exceed 50% of the sum of the then current Certificate Principal
          Balances of the Group II Subordinate Certificates; and

(ii)      Realized Losses on the Group II Mortgage Loans to date are less than the then applicable Trigger Amount.

          On any distribution date on which Realized Losses on the Group II
Mortgage Loans to date are greater than the then applicable Trigger Amount, the
Group II-3 Senior Prepayment Percentage will be the greater of (x) the Group
II-3 Senior Prepayment Percentage for such distribution date or (y) the Group
II-3 Senior Prepayment Percentage for the immediately preceding distribution date.

          Notwithstanding the foregoing, if on any distribution date:

          o    the Subordinate Percentage for the related collateral pool, prior to giving effect to any distributions on the related distribution date, equals or exceeds two times the initial Subordinate
               Percentage for such collateral pool;

          o    the condition set forth in clause (i) above has been met; and

          o    (a) on or prior to the distribution date occurring in July 2008, cumulative Realized Losses on the Group II Mortgage Loans as of
               the end of the related Prepayment Period do not exceed 20% of the initial aggregate Certificate Principal Balance of the Group II
               Subordinate Certificates and (b) after the distribution date occurring in July 2008, cumulative Realized Losses on the Group
               II Mortgage Loans as of the end of the related Prepayment Period do not exceed 30% of the initial aggregate Certificate Principal
               Balance of the Group II Subordinate Certificates,

then the Group II-3 Senior Prepayment Percentage for the related distribution date will equal the Group II-3 Senior Percentage plus 50% of the Group II-3
Subordinate Percentage for such distribution date, if the distribution date is prior to August 2008, and will equal the Group II-3 Senior Percentage for the related distribution date, if the distribution date occurs on or after August
2008.

          Notwithstanding the foregoing, on any distribution date on which the
Aggregate Senior Percentage for the related collateral pool exceeds the initial
Aggregate Senior Percentage for such collateral pool, the Group II-3 Senior
Prepayment Percentage will be 100%. Upon reduction of the Certificate Principal
Balance of the Class II-A3 Certificates to zero, the Group II-3 Senior
Prepayment Percentage will equal 0%.

"GROUP II-3 SUBORDINATE PERCENTAGE": With respect to the Group II-3 Subordinate
Certificates, the Group II-3 Subordinate Percentage is 100% minus the Group II-3
Senior Percentage.

"GROUP II-3 SUBORDINATE PREPAYMENT PERCENTAGE": With respect to the Group II-3
Subordinate Certificates, the Group II-3 Subordinate Prepayment Percentage is
100% minus the Group II-3 Senior Prepayment Percentage.

                                     S-150

"GROUP II-4 ALLOCATION PERCENTAGE": With respect to any distribution date, the percentage equivalent of a fraction, the numerator of which is (x) the Group
II-4 Overcollateralized Amount and the denominator of which is (y) the sum of the Group II-1 Overcollateralized Amount, the Group II-2 Overcollateralized
Amount, the Group II-3 Overcollateralized Amount and the Group II-4
Overcollateralized Amount.

"GROUP II-4 AVAILABLE DISTRIBUTION AMOUNT": The Group II-4 Available
Distribution Amount for any distribution date is equal to the sum, net of amounts reimbursable therefrom to the servicers, the master servicer, the trust administrator or the trustee, of (i) the aggregate amount of scheduled monthly payments on the Group II-4 Mortgage Loans due on the related due date and received on or prior to the related Determination Date, after deduction of the servicing fee and the administration fee, (ii) certain unscheduled payments in respect of the Group II-4 Mortgage Loans (including prepayments, insurance proceeds, liquidation proceeds, Subsequent Recoveries and proceeds from repurchases of and substitutions for the Group II-4 Mortgage Loans) occurring during the related Prepayment Period, (iii) all P&I Advances and Compensating
Interest with respect to the Group II-4 Mortgage Loans received for the related distribution date, (iv) such group's pro rata share of the Class A Principal
Adjustment Amount, if any, allocated to such group as described under "--Cross
Collateralization of Collateral Pool II" below, minus (v) if the Certificate
Principal Balances of all of the Class A Certificates related to that loan group or subgroup have been reduced to zero, the Class A Principal Adjustment Amount for that distribution date. Notwithstanding the foregoing, the Group II-4
Available Distribution Amount for any distribution date will be increased (in the case of an Undercollateralized Loan Group with respect to loan group II-4)
or decreased (in the case of an Overcollateralized Loan Group with respect to loan group II-4) by such group's pro rata share of the Diverted Interest Amount for Collateral Pool II for such distribution date (allocated as described under
"--Cross Collateralization of Collateral Pool II" below). Notwithstanding any of the foregoing, on any distribution date on which Group II Class A Certificates relating to only one loan group remain outstanding, the Available Distribution
Amount for all loan groups within Collateral Pool II for that distribution date will be calculated on an aggregate Collateral Pool II basis, without regard to loan groups.

"GROUP II-4 OVERCOLLATERALIZED AMOUNT": With respect to any distribution date on which an Overcollateralized Amount with respect to Collateral Pool II exists, the excess, if any, of (i) the sum of (a) the aggregate of the Scheduled
Principal Balances of the Group II-4 Mortgage Loans plus (b) the aggregate of the Scheduled Principal Balances of the REO Properties in Loan Group II-4, in
each case, after scheduled and unscheduled payments in respect of principal were received or advanced, over (ii) the Certificate Principal Balance of the Class
II-A4 Certificates, the Class II-A4A-1 Certificates, the Class II-A4A-2
Certificates, the Class II-A4B-1 Certificates and the Class II-A4B-2
Certificates immediately after payment of the related Senior Principal
Distribution Amount.

"GROUP II-4 SENIOR PERCENTAGE": Except as described below, the Group II-4 Senior
Percentage initially will equal approximately 95.75%. The Group II-4 Senior
Percentage will be adjusted for each distribution date after the first distribution date to be the percentage equal to the Certificate Principal
Balance of the Class II-4 Certificates immediately prior to such distribution date divided by the Scheduled Principal Balance of the Group II-4 Mortgage Loans
immediately prior to such distribution date; provided, that the Group II-4
Senior Percentage will not exceed 100%. Notwithstanding the foregoing, on any
Cross-Collateralization Date on which the Scheduled Principal Balance of the
Group II-4 Mortgage Loans exceeds the Certificate Principal Balance of the Class
II-A4 Certificates, , the Class II-A4A-1 Certificates, the Class II-A4A-2
Certificates, the Class II-A4B-1 Certificates and the Class II-A4B-2
Certificates, the Group II-4 Senior Percentage will equal the lesser of (i) 100%
and (ii) the sum of the Certificate Principal Balance of the Class II-A4
Certificates, the Class II-A4A-1 Certificates, the Class II-A4A-2 Certificates,
the Class II-A4B-1 Certificates and the Class II-A4B-2 Certificates, immediately prior to such distribution date plus the Group II-4 Allocation Percentage of the
Overcollateralized Amount with respect

                                     S-151

to Collateral Pool II divided by the aggregate Scheduled Principal Balance of the Group II Mortgage Loans immediately prior to such distribution date.

On any Distribution Date after the reduction of the Certificate Principal
Balances of all of the Group II Class A Certificates (other than the Class II-A4
Certificates, the Class II-A4A-1 Certificates, the Class II-A4A-2 Certificates,
the Class II-A4B-1 Certificates and the Class II-A4B-2 Certificates) to zero, the Group II-4 Senior Percentage for the Class II-A4 Certificates, the Class
II-A4A-1 Certificates, the Class II-A4A-2 Certificates, the Class II-A4B-1
Certificates and the Class II-A4B-2 Certificates will be the lesser of (a) 100%
and (b) a fraction, expressed as a percentage, the numerator of which is the excess, if any, of the Certificate Principal Balance of the Class II-A4
Certificates, the Class II-A4A-1 Certificates, the Class II-A4A-2 Certificates,
the Class II-A4B-1 Certificates and the Class II-A4B-2 Certificates, immediately prior to such Distribution and the denominator of which is the Scheduled
Principal Balance of the Group II Mortgage Loans immediately prior to such
Distribution Date.

"GROUP II-4 SENIOR PREPAYMENT PERCENTAGE": The Group II-4 Senior Prepayment
Percentage for any distribution date occurring prior to the distribution date in
August 2010 will equal 100%. Except as described below, the Group II-4 Senior
Prepayment Percentage for any distribution date occurring on or after the distribution date in August 2010 will be as follows:

          o    for any distribution date on or after the fifth and prior to the sixth anniversary of the first distribution date, the Group II-4
               Senior Percentage for the related distribution date plus 70% of the Group II-4 Subordinate Percentage for the related
               distribution date;

          o    for any distribution date on or after the sixth and prior to the seventh anniversary of the first distribution date, the Group
               II-4 Senior Percentage for the related distribution date plus 60%
               of the Group II-4 Subordinate Percentage for the related
               distribution date;

          o    for any distribution date on or after the seventh and prior to the eighth anniversary of the first distribution date, the Group
               II-4 Senior Percentage for the related distribution date plus 40%
               of the Group II-4 Subordinate Percentage for the related
               distribution date;

          o    for any distribution date on or after the eighth and prior to the ninth anniversary of the first distribution date, the Group II-4
               Senior Percentage for the related distribution date plus 20% of the Group II-4 Subordinate Percentage for the related
               distribution date; and

          o    for any distribution date on and after ninth anniversary of the first distribution date, the Group II-4 Senior Percentage for the related distribution date.

          Any scheduled reduction to the Group II-4 Senior Prepayment Percentage will not be made as of any distribution date unless:

(i)       the outstanding principal balance of the Group II Mortgage Loans delinquent 60 days or more, including REO properties and mortgage loans in foreclosure, averaged over the last six months does not exceed 50% of the sum of the then current Certificate Principal
          Balances of the Group II Subordinate Certificates; and

(ii)      Realized Losses on the Group II Mortgage Loans to date are less than the then applicable Trigger Amount.

          On any distribution date on which Realized Losses on the Group II
Mortgage Loans to date are greater than the then applicable Trigger Amount, the
Group II-4 Senior Prepayment Percentage will be

                                     S-152

the greater of (x) the Group II-4 Senior Prepayment Percentage for such distribution date or (y) the Group II-4 Senior Prepayment Percentage for the
immediately preceding distribution date.

          Notwithstanding the foregoing, if on any distribution date:

          o    the Subordinate Percentage for the related collateral pool, prior to giving effect to any distributions on the related distribution date, equals or exceeds two times the initial Subordinate
               Percentage for such collateral pool;

          o    the condition set forth in clause (i) above has been met; and

          o    (a) on or prior to the distribution date occurring in July 2008, cumulative Realized Losses on the Group II Mortgage Loans as of
               the end of the related Prepayment Period do not exceed 20% of the initial aggregate Certificate Principal Balance of the Group II
               Subordinate Certificates and (b) after the distribution date occurring in July 2008, cumulative Realized Losses on the Group
               II Mortgage Loans as of the end of the related Prepayment Period do not exceed 30% of the initial aggregate Certificate Principal
               Balance of the Group II Subordinate Certificates,

then the Group II-4 Senior Prepayment Percentage for the related distribution date will equal the Group II-4 Senior Percentage plus 50% of the Group II-4
Subordinate Percentage for such distribution date, if the distribution date is prior to August 2008, and will equal the Group II-4 Senior Percentage for the related distribution date, if the distribution date occurs on or after August
2008.

          Notwithstanding the foregoing, on any distribution date on which the
Aggregate Senior Percentage for the related collateral pool exceeds the initial
Aggregate Senior Percentage for such collateral pool, the Group II-4 Senior
Prepayment Percentage will be 100%. Upon reduction of the Certificate Principal
Balance of the Class II-A4 Certificates to zero, the Group II-4 Senior
Prepayment Percentage will equal 0%.

"GROUP II-4 SUBORDINATE PERCENTAGE": With respect to the Group II-4 Subordinate
Certificates, the Group II-4 Subordinate Percentage is 100% minus the Group II-4
Senior Percentage.

"GROUP II-4 SUBORDINATE PREPAYMENT PERCENTAGE": With respect to the Group II-4
Subordinate Certificates, the Group II-4 Subordinate Prepayment Percentage is
100% minus the Group II-4 Senior Prepayment Percentage.

"GROUP III AVAILABLE DISTRIBUTION AMOUNT": The Group III Available Distribution
Amount for any distribution date is equal to the sum, net of amounts reimbursable therefrom to the servicers, the master servicer, the trust administrator or the trustee, of (i) the aggregate amount of scheduled monthly payments on the Group III Mortgage Loans due on the related due date and received on or prior to the related Determination Date, after deduction of the servicing fee and the administration fee, (ii) certain unscheduled payments in respect of the Group III Mortgage Loans (including prepayments, insurance proceeds, liquidation proceeds, Subsequent Recoveries and proceeds from repurchases of and substitutions for the Group III Mortgage Loans) occurring during the related Prepayment Period and (iii) all P&I Advances and Compensating
Interest with respect to the Group III Mortgage Loans received for the related distribution date.

"GROUP III SENIOR PERCENTAGE": Except as described below, the Group III Senior
Percentage initially will equal approximately 95.25%. The Group III Senior
Percentage will be adjusted for each distribution date after the first distribution date to be the percentage equal to the aggregate Certificate
Principal

                                     S-153

Balance of the Class III-A1 Certificates and Class III-A2 Certificates
immediately prior to such distribution date divided by the aggregate Scheduled
Principal Balance of the Group III Mortgage Loans immediately prior to such distribution date; provided, that the Group III Senior Percentage will not exceed 100%.

"GROUP III SENIOR PREPAYMENT PERCENTAGE": The Group III Senior Prepayment
Percentage for any distribution date occurring prior to the distribution date in
August 2015 will equal 100%. Except as described below, the Group III Senior
Prepayment Percentage for any distribution date occurring on or after the distribution date in August 2015 will be as follows:

          o    for any distribution date on or after the tenth and prior to the eleventh anniversary of the first distribution date, the Group
               III Senior Percentage for the related distribution date plus 70%
               of the Group III Subordinate Percentage for the related
               distribution date;

          o    for any distribution date on or after the eleventh and prior to the twelfth anniversary of the first distribution date, the Group
               III Senior Percentage for the related distribution date plus 60%
               of the Group III Subordinate Percentage for the related
               distribution date;

          o    for any distribution date on or after the twelfth and prior to the thirteenth anniversary of the first distribution date, the
               Group III Senior Percentage for the related distribution date plus 40% of the Group III Subordinate Percentage for the related distribution date;

          o    for any distribution date on or after the thirteenth and prior to the fourteenth anniversary of the first distribution date, the
               Group III Senior Percentage for the related distribution date plus 20% of the Group III Subordinate Percentage for the related distribution date; and

          o    for any distribution date on and after fourteenth anniversary of the first distribution date, the Group III Senior Percentage for the related distribution date.

          Any scheduled reduction to the Group III Senior Prepayment Percentage will not be made as of any distribution date unless:

(i)       the outstanding principal balance of the Group III Mortgage Loans delinquent 60 days or more, including REO properties and mortgage loans in foreclosure, averaged over the last six months does not exceed 50% of the sum of the then current Certificate Principal
          Balances of the Group III Subordinate Certificates; and

(ii)      Realized Losses on the Group III Mortgage Loans to date are less than the then applicable Trigger Amount.

          On any distribution date on which Realized Losses on the Group III
Mortgage Loans to date are greater than the then applicable Trigger Amount, the
Group III Senior Prepayment Percentage will be the greater of (x) the Group III
Senior Prepayment Percentage for such distribution date or (y) the Group III
Senior Prepayment Percentage for the immediately preceding distribution date.

          Notwithstanding the foregoing, if on any distribution date:

          o    the Subordinate Percentage for the related collateral pool, prior to giving effect to any distributions on the related distribution date, equals or exceeds two times the initial Subordinate
               Percentage for such collateral pool;

                                     S-154

          o    the condition set forth in clause (i) above has been met; and

          o    (a) on or prior to the distribution date occurring in July 2008, cumulative Realized Losses on the Group III Mortgage Loans as of
               the end of the related Prepayment Period do not exceed 20% of the initial aggregate Certificate Principal Balance of the Group III
               Subordinate Certificates and (b) after the distribution date occurring in July 2008, cumulative Realized Losses on the Group
               III Mortgage Loans as of the end of the related Prepayment Period do not exceed 30% of the initial aggregate Certificate Principal
               Balance of the Group III Subordinate Certificates,

then the Group III Senior Prepayment Percentage for the related distribution date will equal the Group III Senior Percentage plus 50% of the Group III
Subordinate Percentage for such distribution date, if the distribution date is prior to August 2008, and will equal the Group III Senior Percentage for the related distribution date, if the distribution date occurs on or after August
2008.

          Notwithstanding the foregoing, on any distribution date on which the
Group III Senior Percentage exceeds the initial Group III Senior Percentage, the
Group III Senior Prepayment Percentage will be 100%. Upon reduction of the
Certificate Principal Balances of the Class III-A1 Certificates and Class III-A2
Certificates to zero, the Group III Senior Prepayment Percentage will equal 0%.

"GROUP III SUBORDINATE PERCENTAGE": With respect to the Group III Subordinate
Certificates, the Group III Subordinate Percentage is 100% minus the Group III
Senior Percentage.

"GROUP III SUBORDINATE PREPAYMENT PERCENTAGE": With respect to the Group III
Subordinate Certificates, the Group III Subordinate Prepayment Percentage is
100% minus the Group III Senior Prepayment Percentage.

"INTEREST ACCRUAL PERIOD": The Interest Accrual Period for any distribution date and any class of certificates is the calendar month preceding the month in which the distribution date occurs, and each such Interest Accrual Period will be deemed to be 30 days regardless of its actual length. All distributions of interest on the certificates will be based on a 360-day year consisting of twelve 30-day months.

"INTEREST DISTRIBUTION AMOUNT": The Interest Distribution Amount for each class of certificates on any distribution date is equal to interest accrued during the related Interest Accrual Period on the Certificate Principal Balance of such class of certificates immediately prior to the distribution date at the then applicable pass-through rate for such class, plus, in the case of each such class, any portion of the Interest Distribution Amount for such class remaining undistributed from the previous distribution date (with interest on such unpaid amount for the most recently ended Interest Accrual Period), and reduced, to not less than zero, in the case of each class, by the allocable share for such class of Prepayment Interest Shortfalls to the extent not covered by Compensating
Interest paid by the servicers or the master servicer and shortfalls resulting from the application of the Relief Act or any state law providing for similar relief. Notwithstanding the foregoing, the Interest Distribution Amount for each class of Group I Certificates for any distribution date will be reduced by the amount, if any, of Net Deferred Interest for that distribution date that is allocated to such class of certificates, as described under the definition of
Certificate Principal Balance above.

"MORTGAGEIT MORTGAGE LOANS": The mortgage loans originated by MortgageIT, Inc.

"NET DEFERRED INTEREST": With respect to the Negative Amortization Mortgage
Loans and any Distribution Date, the excess, if any, of the Deferred Interest that accrued on such mortgage loans with

                                     S-155

respect to such Distribution Date, over the amount of unscheduled collections of principal included in the Group I Available Distribution Amount for that
Distribution Date.

"NET WAC RATE": The Net WAC Rate for any distribution date and:

          (i) the Group I Mortgage Loans is a rate per annum equal to the weighted average of the Expense Adjusted Mortgage Rates of the Group I Mortgage
Loans, weighted based on their principal balances as of the first day of the related Due Period.

          (ii) the Group II-1 Mortgage Loans is a rate per annum equal to the weighted average of the Expense Adjusted Mortgage Rates of the Group II-1
Mortgage Loans, weighted based on their principal balances as of the first day of the related Due Period;

          (iii) the Group II-2 Mortgage Loans is a rate per annum equal to the weighted average of the Expense Adjusted Mortgage Rates of the Group II-2
Mortgage Loans, weighted based on their principal balances as of the first day of the related Due Period;

          (iv) the Group II-3 Mortgage Loans is a rate per annum equal to the weighted average of the Expense Adjusted Mortgage Rates of the Group II-3
Mortgage Loans, weighted based on their principal balances as of the first day of the related Due Period;

          (v) the Group II-4 Mortgage Loans is a rate per annum equal to the weighted average of the Expense Adjusted Mortgage Rates of the Group II-4
Mortgage Loans, weighted based on their principal balances as of the first day of the related Due Period; and

          (vi) the Group III Mortgage Loans is a rate per annum equal to the weighted average of the Expense Adjusted Mortgage Rates of the Group III
Mortgage Loans, weighted based on their principal balances as of the first day of the related Due Period.

"OVERCOLLATERALIZED AMOUNT": As to any distribution date and Collateral Pool II, an amount equal to the sum of the Undercollateralized Amounts for the Classes of
Class A Certificates relating to the same Collateral Pool.

"OVERCOLLATERALIZED LOAN GROUP": With respect to the Class A Certificates relating to Collateral Pool II, as to any distribution date on which there are one or more Undercollateralized Loan Groups within such Collateral Pool, any
Loan Group within such Collateral Pool for which there is no Undercollateralized
Amount.

"PREPAYMENT INTEREST SHORTFALL": With respect to any principal prepayments on the mortgage loans, any resulting interest shortfall.

"PREPAYMENT PERIOD": The Prepayment Period with respect to any distribution date is, with respect to any prepayments in full, prepayments in part, liquidations and other unscheduled collections on the mortgage loans serviced by Countrywide
Servicing, the period that commences on the second day of the month immediately preceding the month in which the distribution date occurs and ends on the first day of the month in which the distribution date occurs. The Prepayment Period with respect to any distribution date is, with respect to any prepayments in full, prepayments in part, liquidations and other unscheduled collections on the mortgage loans serviced by GMAC Mortgage, the calendar month immediately preceding the month in which the distribution date occurs. The Prepayment Period with respect to any distribution date is, with respect to any prepayments in full, prepayments in part, liquidations and other unscheduled collections on the mortgage loans serviced by National City, the calendar month

                                     S-156

immediately preceding the month in which the distribution date occurs. The
Prepayment Period with respect to any distribution date is, with respect to any prepayments in full, prepayments in part, liquidations and other unscheduled collections on the mortgage loans serviced by Wells Fargo, the calendar month immediately preceding the month in which the distribution date occurs.

"QUICKEN MORTGAGE LOANS": The mortgage Loans originated by Quicken Loans Inc.

"REALIZED LOSS": A Realized Loss is (a) a Bankruptcy Loss, Fraud Loss or Special
Hazard Loss or (b) with respect to any defaulted mortgage loan that is finally liquidated through foreclosure sale, disposition of the related mortgaged property (if acquired on behalf of the certificateholders by foreclosure or deed in lieu of foreclosure) or otherwise, is the amount of loss realized, if any, equal to the portion of the unpaid principal balance remaining, if any, plus interest thereon through the last day of the month in which such mortgage loan was finally liquidated, after application of all amounts recovered (net of amounts reimbursable to the related servicer or the master servicer for P&I
Advances, servicing advances and other related expenses, including attorney's fees) towards interest and principal owing on the mortgage loan.

"SCHEDULED PRINCIPAL BALANCE": The Scheduled Principal Balance of any mortgage loan as of any date of determination is equal to the principal balance of the mortgage loan as of the cut-off date after application of all scheduled principal payments due on or before the cut-off date, whether or not received, reduced by (i) the principal portion of all monthly payments due on or before the date of determination, whether or not received, (ii) all amounts allocable to unscheduled principal that were received prior to the related Prepayment
Period in which the date of determination occurs and (iii) any Bankruptcy Loss occurring out of a Deficient Valuation that was incurred prior to the related
Prepayment Period in which the date of determination occurs.

"SENIOR INTEREST DISTRIBUTION AMOUNT": With respect to each loan group, the
Senior Interest Distribution Amount on each distribution date is equal to the aggregate of the Interest Distribution Amounts for that distribution date for the related Class A Certificates and, in the case of the first distribution date, for the related Residual Certificates if applicable.

"SENIOR PERCENTAGE": The Group I Senior Percentage, the Group II-1 Senior
Percentage, the Group II-2 Senior Percentage, the Group II-3 Senior Percentage,
the Group II-4 Senior Percentage or the Group III Senior Percentage, as the
context requires.

"SENIOR PREPAYMENT PERCENTAGE": The Group I Senior Prepayment Percentage, the
Group II-1 Senior Prepayment Percentage, the Group II-2 Senior Prepayment
Percentage, the Group II-3 Senior Prepayment Percentage, the Group II-4 Senior
Prepayment Percentage or the Group III Senior Prepayment Percentage, as the
context requires.

"SENIOR PRINCIPAL DISTRIBUTION AMOUNT": The Senior Principal Distribution Amount
for the Class A Certificates relating to a loan group for any distribution date is the lesser of (i) the applicable Available Distribution Amount remaining after distribution of the related Senior Interest Distribution Amount; and (ii)
the sum of the amounts described in clauses (i) through (iv) under "Principal
Distributions on the Class A Certificates and the Residual Certificates" below.

"SERVICING FEE RATE": The Servicing Fee Rate on the mortgage loans varies from
Mortgage Loan to Mortgage Loan and ranges from 0.250% per annum to 0.500% per annum.

"SPECIAL HAZARD AMOUNT": With respect to any collateral pool, the aggregate amount of Realized Losses which may be allocated in connection with Special
Hazard Losses on the mortgage loans in such

                                     S-157

collateral pool through subordination. The Special Hazard Amount for Collateral
Pool I will initially be equal to approximately $2,979,050. As of any date of determination following the cut-off date, the Special Hazard Amount for
Collateral Pool I will equal the amount set forth in the preceding sentence less the sum of (i) amounts allocated through subordination in respect of Special
Hazard Losses with respect to the related mortgage loans and (ii) the related
Adjustment Amount. The Special Hazard Amount for Collateral Pool II will initially be equal to approximately $8,270,484. As of any date of determination following the cut-off date, the Special Hazard Amount for Collateral Pool II will equal the amount set forth in the preceding sentence less the sum of (i)
amounts allocated through subordination in respect of Special Hazard Losses with respect to the related mortgage loans and (ii) the related Adjustment Amount.
The Special Hazard Amount for Collateral Pool III will initially be equal to approximately $3,000,000. As of any date of determination following the cut-off date, the Special Hazard Amount for Collateral Pool III will equal the amount set forth in the preceding sentence less the sum of (i) amounts allocated through subordination in respect of Special Hazard Losses with respect to the related mortgage loans and (ii) the related Adjustment Amount. The Adjustment
Amount for any collateral pool for purposes of calculating the Special Hazard
Amount for such collateral pool will be equal to an amount calculated pursuant to the terms of the pooling and servicing agreement.

"SPECIAL HAZARD LOSS": A Special Hazard Loss is a loss incurred in respect of any defaulted mortgage loan as a result of direct physical loss or damage to the mortgaged property, which is not insured against under the standard hazard insurance policy or blanket policy insuring against hazard losses which the related servicer is required to cause to be maintained on each mortgage loan.
Special Hazard Losses will not include Extraordinary Losses or any loss resulting from:

          o    wear and tear, deterioration, rust or corrosion, mold, wet or dry rot; inherent vice or latent defect; animals, birds, vermin, insects;

          o    smog, smoke, vapor, liquid or dust discharge from agricultural or industrial operations; pollution; contamination;

          o    settling, subsidence, cracking, shrinkage, bulging or expansion of pavements, foundations, walls, floors, roofs or ceilings; or

          o    errors in design, faulty workmanship or faulty materials, unless the collapse of the property or a part thereof ensues and then only for the ensuing loss.

"SUBORDINATE AMOUNT": For any distribution date and any collateral pool will equal the excess of (i) the Scheduled Principal Balance of the related mortgage loans, over (ii) the sum of the Certificate Principal Balances of the related
Class A Certificates.

"SUBORDINATE INTEREST DISTRIBUTION AMOUNT": With respect to any collateral pool, the related Subordinate Interest Distribution Amount on each distribution date is equal to the aggregate of the Interest Distribution Amounts for such distribution date on all of the related Subordinate Certificates.

"SUBORDINATE NET WAC RATE": The Subordinate Net WAC Rate for any distribution date and the Group II Subordinate Certificates is a rate per annum equal to the weighted average, weighted in proportion to the results of subtracting from the aggregate principal balance of each of loan group II-1, loan group II-2, loan group II-3 and loan group II-4, the aggregate Certificate Principal Balance of the related Class A Certificates and, if applicable, Residual Certificates, of the weighted average Expense Adjusted Mortgage Rates of the Group II-1 Mortgage
Loans, Group II-2 Mortgage Loans, Group II-3 Mortgage Loans and Group II-4
Mortgage Loans.

                                     S-158

"SUBORDINATE PERCENTAGE": With respect to any collateral pool, the Subordinate
Percentage with respect to any distribution date will be the percentage equal to the aggregate Certificate Principal Balance of the related Subordinate
Certificates immediately prior to such distribution date divided by the aggregate Scheduled Principal Balance of all of the related mortgage loans as of the close of business on the first day of the calendar month immediately preceding such distribution date.

"SUBORDINATE PRINCIPAL DISTRIBUTION AMOUNT": With respect to any collateral pool, the Subordinate Principal Distribution Amount with respect to any
Distribution Date is the lesser of (i) the related Available Distribution
Amounts remaining after the related Senior Interest Distribution Amounts, the related Senior Principal Distribution Amounts and the related Subordinate
Interest Distribution Amount are distributed and (ii) the amounts described in clauses (i) through (v) under "--Principal Distributions on the Subordinate
Certificates" below.

"SUBSEQUENT RECOVERIES": Subsequent recoveries, net of expenses reimbursable to the related servicer or the master servicer, with respect to mortgage loans in a loan group that have been previously liquidated and that resulted in a Realized
Loss in a month prior to the month of receipt of such recoveries.

"SUBORDINATION TEST": With respect to Collateral Pool II, the Subordination Test will be met if the Subordinate Percentage for Collateral Pool II is equal to or greater than two times the Subordinate Percentage for Collateral Pool II on the
closing date.

"TRIGGER AMOUNT": The Trigger Amount for Collateral Pool I and for any
distribution date occurring after the first ten years after the closing date will be as follows:

          o    for any distribution date on or after the tenth and prior to the eleventh anniversary of the first distribution date, 30% of the initial sum of the Certificate Principal Balances of the related
               Subordinate Certificates;

          o    for any distribution date on or after the eleventh and prior to the twelfth anniversary of the first distribution date, 35% of the initial sum of the Certificate Principal Balances of the related Subordinate Certificates;

          o    for any distribution date on or after the twelfth and prior to the thirteenth anniversary of the first distribution date, 40% of the initial sum of the Certificate Principal Balances of the related Subordinate Certificates;

          o    for any distribution date on or after the thirteenth and prior to the fourteenth anniversary of the first distribution date, 45% of the initial sum of the Certificate Principal Balances of the related Subordinate Certificates; and

          o    for any distribution date on or after the fourteenth anniversary of the first distribution date, 50% of the initial sum of the
               Certificate Principal Balances of the related Subordinate
               Certificates.

The Trigger Amount for Collateral Pool II and for any distribution date occurring after the first five years after the closing date will be as follows:

          o    for any distribution date on or after the fifth and prior to the sixth anniversary of the first distribution date, 30% of the initial sum of the Certificate Principal Balances of the related
               Subordinate Certificates;

                                     S-159

          o    for any distribution date on or after the sixth and prior to the seventh anniversary of the first distribution date, 35% of the initial sum of the Certificate Principal Balances of the related
               Subordinate Certificates;

          o    for any distribution date on or after the seventh and prior to the eighth anniversary of the first distribution date, 40% of the initial sum of the Certificate Principal Balances of the related
               Subordinate Certificates;

          o    for any distribution date on or after the eighth and prior to the ninth anniversary of the first distribution date, 45% of the initial sum of the Certificate Principal Balances of the related
               Subordinate Certificates; and

          o    for any distribution date on or after the ninth anniversary of the first distribution date, 50% of the initial sum of the
               Certificate Principal Balances of the related Subordinate
               Certificates.

          o    The Trigger Amount for Collateral Pool III and for any
               distribution date occurring after the first ten years after the closing date will be as follows:

          o    for any distribution date on or after the tenth and prior to the eleventh anniversary of the first distribution date, 30% of the initial sum of the Certificate Principal Balances of the related
               Subordinate Certificates;

          o    for any distribution date on or after the eleventh and prior to the twelfth anniversary of the first distribution date, 35% of the initial sum of the Certificate Principal Balances of the related Subordinate Certificates;

          o    for any distribution date on or after the twelfth and prior to the thirteenth anniversary of the first distribution date, 40% of the initial sum of the Certificate Principal Balances of the related Subordinate Certificates;

          o    for any distribution date on or after the thirteenth and prior to the fourteenth anniversary of the first distribution date, 45% of the initial sum of the Certificate Principal Balances of the related Subordinate Certificates; and

          o    for any distribution date on or after the fourteenth anniversary of the first distribution date, 50% of the initial sum of the
               Certificate Principal Balances of the related Subordinate
               Certificates.

"UNDERCOLLATERALIZED AMOUNT": With respect to Collateral Pool II, as to any distribution date and any loan group within such collateral pool, the excess, if any, of the aggregate Certificate Principal Balance of the related Class A
Certificates immediately prior to such distribution date over the sum of (i) the aggregate Scheduled Principal Balance of the related mortgage loans plus (ii)
the aggregate Scheduled Principal Balance of the REO properties in the related loan group, in each case, before reduction for any Realized Losses on such distribution date.

"UNDERCOLLATERALIZED LOAN GROUP": With respect to Collateral Pool II, as to any distribution date, any loan group in such collateral pool for which an
Undercollateralized Amount greater than zero is calculated.

                                     S-160

PRIORITY OF DISTRIBUTIONS

GROUP I CERTIFICATES

          Distributions on each distribution date with respect to the Group I
Certificates will be made in the following amounts and order of priority:

From the Group I Available Distribution Amount:

     (i)       concurrently, to the Class I-A1 Certificates, the Class I-A2
               Certificates and, on the first distribution date, the Class I-R
               Certificates, the Interest Distribution Amount for each such class and such distribution date, on a pro rata basis based on the entitlement of each such class to such interest;

     (ii)      the related Senior Principal Distribution Amount for such
               distribution date, first, to the Class I-R Certificates until the
               Certificate Principal Balance thereof has been reduced to zero, and then concurrently, to the Class I-A1 Certificates, the Class
               I-A2 Certificates, on a pro rata basis based on the Certificate
               Principal Balance of each such class, until the Certificate
               Principal Balances thereof have been reduced to zero;

     (iii)     to the Group I Subordinate Certificates, the Interest
               Distribution Amount for each such class and such distribution date in the following order of priority: first, to the holders of the Class I-B1 Certificates; second, to the holders of the Class
               I-B2 Certificates; third, to the holders of the Class I-B3
               Certificates; fourth, to the holders of the Class I-B4
               Certificates; fifth, to the holders of the Class I-B5
               Certificates; and sixth, to the holders of the Class I-B6
               Certificates, in each case to the extent of the remaining
               Available Distribution Amount relating to Collateral Pool I and in each case to the extent of the Interest Distribution Amount for such class for such distribution date;

     (iv)      to the Group I Subordinate Certificates, each class's allocable share of the Subordinate Principal Distribution Amount,
               calculated as described under "--Principal Distributions on the
               Subordinate Certificates" below, in the following order of priority: first, to the holders of the Class I-B1 Certificates;
               second, to the holders of the Class I-B2 Certificates; third, to the holders of the Class I-B3 Certificates; fourth, to the holders of the Class I-B4 Certificates; fifth, to the holders of the Class I-B5 Certificates; and sixth, to the holders of the
               Class I-B6 Certificates, in each case to the extent of the remaining Available Distribution Amount relating to Collateral
               Pool I and in each case to the extent of such class's allocable share of principal for such distribution date until the
               Certificate Principal Balance thereof has been reduced to zero;
               and ;

     (v)       to the Class I-R Certificates, any remainder (which is expected to be zero).

GROUP II CERTIFICATES

          Distributions on each distribution date with respect to the Group II
Certificates will be made in the following amounts and order of priority:

     I.        From the Group II-1 Available Distribution Amount:

     (i)       to the Class II-A1 Certificates, the Interest Distribution Amount
               for such class and such distribution date;

                                     S-161

     (ii)      to the Class II-AI Certificates, the related Senior Principal
               Distribution Amount for such distribution date, until the
               Certificate Principal Balance thereof has been reduced to zero;

     II.       From the Group II-2 Available Distribution Amount:

     (i)       concurrently, to the Class II-A2 Certificates, the Class II-A2A
               Certificates and the Class II-A2B Certificates, the Interest
               Distribution Amount for each such class and such distribution date, on a pro rata basis based on the entitlement of each such class to such interest;

     (ii)      concurrently, to the Class II-A2 Certificates, the Class II-A2A
               Certificates and the Class II-A2B Certificates, the related
               Senior Principal Distribution Amount for such distribution date, on a pro rata basis based on the Certificate Principal Balance of each such class, until the Certificate Principal Balances thereof have been reduced to zero;

     III.      From the Group II-3 Available Distribution Amount:

     (i)       to the Class II-A3 Certificates, the Interest Distribution Amount
               for such class and such distribution date;

     (ii)      to the Class II-A3 Certificates, the related Senior Principal
               Distribution Amount for such distribution date, until the
               Certificate Principal Balance thereof has been reduced to zero;

     IV.       From the Group II-4 Available Distribution Amount:

     (i)       concurrently, to the Class II-A4 Certificates, the Class II-A4A-1
               Certificates, the Class II-A4A-2 Certificates, the Class II-A4B-1
               Certificates and the Class II-A4B-2 Certificates and, on the
               first distribution date, the Class II-R Certificates, the
               Interest Distribution Amount for each such class and such
               distribution date, on a pro rata basis based on the entitlement of each such class to such interest;

     (ii)      the related Senior Principal Distribution Amount for such
               distribution date, first, to the Class II-R Certificates until the Certificate Principal Balance thereof has been reduced to zero, and then concurrently, to the Class II-A4 Certificates, the
               Class II-A4A-1 Certificates, the Class II-A4A-2 Certificates, the
               Class II-A4B-1 Certificates and the Class II-A4B-2 Certificates,
               on a pro rata basis based on the Certificate Principal Balance of each such class, until the Certificate Principal Balances thereof have been reduced to zero;

     V.        From the sum of the Available Distribution Amounts relating to
               Collateral Pool II remaining after the above distributions have been made:

     (i)       to the Group II Subordinate Certificates, the Interest
               Distribution Amount for each such class and such distribution date in the following order of priority: first, to the holders of the Class II-B1 Certificates; second, to the holders of the Class
               II-B2 Certificates; third, to the holders of the Class II-B3
               Certificates; fourth, to the holders of the Class II-B4
               Certificates; fifth, to the holders of the Class II-B5
               Certificates; and sixth, to the holders of the Class II-B6
               Certificates, in each case to the extent of the remaining
               Available Distribution Amounts relating to Collateral Pool II and in each case to the extent of the Interest Distribution Amount for such class for such distribution date;

     (ii)      to the Group II Subordinate Certificates, each class's allocable share of the Subordinate Principal Distribution Amount,
               calculated as described under "--Principal Distributions on

                                     S-162

               the Subordinate Certificates" below, in the following order of priority: first, to the holders of the Class II-B1 Certificates;
               second, to the holders of the Class II-B2 Certificates; third, to the holders of the Class II-B3 Certificates; fourth, to the holders of the Class II-B4 Certificates; fifth, to the holders of the Class II-B5 Certificates; and sixth, to the holders of the
               Class II-B6 Certificates in each case to the extent of the remaining Available Distribution Amount relating to Collateral
               Pool II and in each case to the extent of such class's allocable share of principal for such distribution date until the
               Certificate Principal Balance thereof has been reduced to zero;
               and

     (iii)     to the Class II-R Certificates, any remainder (which is expected to be zero).

GROUP III CERTIFICATES

          Distributions on each distribution date with respect to the Group III
Certificates will be made in the following amounts and order of priority:

     I.        From the Group III Available Distribution Amount:

     (i)       concurrently, to the Class III-A1 Certificates, the Class III-A2
               Certificates and, on the first distribution date, the Class III-R
               Certificates, the Interest Distribution Amount for each such class and such distribution date, on a pro rata basis based on the entitlement of each such class to such interest;

     (ii)      the related Senior Principal Distribution Amount for such
               distribution date, first, to the Class III-R Certificates until the Certificate Principal Balance thereof has been reduced to zero, and then concurrently, to the Class III-A1 Certificates, the Class III-A2 Certificates, on a pro rata basis based on the
               Certificate Principal Balance of each such class, until the
               Certificate Principal Balances thereof have been reduced to zero;

     (iii)     to the Group III Subordinate Certificates, the Interest
               Distribution Amount for each such class and such distribution date in the following order of priority: first, to the holders of the Class III-B1 Certificates; second, to the holders of the
               Class III-B2 Certificates; third, to the holders of the Class
               III-B3 Certificates; fourth, to the holders of the Class III-B4
               Certificates; fifth, to the holders of the Class III-B5
               Certificates; and sixth, to the holders of the Class III-B6
               Certificates, in each case to the extent of the remaining
               Available Distribution Amount relating to Collateral Pool III and in each case to the extent of the Interest Distribution Amount for such class for such distribution date;

     (iv)      to the Group III Subordinate Certificates, each class's allocable share of the Subordinate Principal Distribution Amount,
               calculated as described under "--Principal Distributions on the
               Subordinate Certificates" below, in the following order of priority: first, to the holders of the Class III-B1 Certificates;
               second, to the holders of the Class III-B2 Certificates; third, to the holders of the Class III-B3 Certificates; fourth, to the holders of the Class III-B4 Certificates; fifth, to the holders of the Class III-B5 Certificates; and sixth, to the holders of the Class III-B6 Certificates in each case to the extent of the remaining Available Distribution Amount relating to Collateral
               Pool III and in each case to the extent of such class's allocable share of principal for such distribution date until the
               Certificate Principal Balance thereof has been reduced to zero;
               and ;

     (v)       to the Class III-R Certificates, any remainder (which is expected to be zero).

                                     S-163

INTEREST DISTRIBUTIONS

          Each class of certificates will accrue interest during each Interest
Accrual Period on the related Certificate Principal Balance thereof at the related pass-through rate calculated as described above. Interest will accrue on each class of certificates on the basis of a 360 day year consisting of twelve
30-day Interest Accrual Periods. The interest entitlement of each class of certificates on each distribution date will also include any interest distributable on such class on the prior distribution date that was undistributed on such prior distribution date together with interest on such undistributed amount for the most recently-ended Interest Accrual Period. The interest entitlement of each class of certificates will be reduced, to not less than zero, in the case of each class, by the allocable share for such class of
Prepayment Interest Shortfalls to the extent not covered by Compensating
Interest paid by the servicers or the master servicer and by the allocable share for such class of shortfalls resulting from the application of the Relief Act.
The interest entitlement of each class of Group I Certificates will be reduced by any Net Deferred Interest allocated to such class as described herein.

          Any Prepayment Interest Shortfalls on the mortgage loans in a collateral pool for any distribution date to the extent not covered by
Compensating Interest paid by the related servicer (or the master servicer, if applicable) and any shortfalls on the mortgage loans in such collateral pool for any distribution date resulting from the application of the Relief Act or any state law providing for similar relief will be allocated among the holders of all the related certificates on a pro rata basis based on the respective amounts of interest accrued on the certificates for the related distribution date.

          Except as otherwise described in this prospectus supplement, on any distribution date, distributions of the Interest Distribution Amount for a class of certificates will be made in respect of that class of certificates, to the extent provided in this section, on a pari passu basis, based on the Certificate
Principal Balance of the certificates of each class.

PRINCIPAL DISTRIBUTIONS ON THE CLASS A CERTIFICATES AND THE RESIDUAL
CERTIFICATES

          Holders of each class of Class A Certificates will be entitled to receive on each distribution date, and holders of the Residual Certificates will be entitled to receive on the first distribution date, to the extent of the related Available Distribution Amount (net of the related Senior Interest
Distribution Amount), distributions allocable to principal until the Certificate
Principal Balances thereof have been reduced to zero, an amount equal to the sum of the following:

          (i) the product of (A) the then applicable related Senior Percentage and (B) the aggregate of the following amounts:

          o    the principal portion of all scheduled monthly payments on the related mortgage loans due during the related Due Period, whether or not received;

          o    the principal portion of all proceeds received in respect of the repurchase of a related mortgage loan, or, in the case of a substitution, certain amounts received representing a principal adjustment as required by the pooling and servicing agreement during the related Prepayment Period; and

          o    all other unscheduled collections, other than amounts described in clauses (ii) and (iii) below, including insurance proceeds, liquidation proceeds and Subsequent Recoveries relating to the related mortgage loans, received during the related Prepayment
               Period, to the extent applied as recoveries of principal;

                                     S-164

          (ii) the product of (A) the then applicable related Senior Prepayment
Percentage and (B) all full and partial principal prepayments received on the related mortgage loans during the related Prepayment Period;

          (iii) with respect to the net liquidation proceeds received and allocable to principal of any related mortgage loan that was finally liquidated during the related Prepayment Period, the lesser of (a) the product of the then applicable related Senior Prepayment Percentage of such net liquidation proceeds and (b) the product of the then applicable related Senior Percentage of the
Scheduled Principal Balance of the related mortgage loan at the time of liquidation;

          (iv) any amounts allocable to principal for any previous distribution date, calculated pursuant to the three preceding clauses, that remain undistributed, to the extent that any of such amounts are not attributable to
Realized Losses that were allocated to the related Subordinate Certificates; and

          (v) such group's pro rata share of the related Class A Principal
Adjustment Amount , if any, allocated to such class as described under "--Cross
Collateralization" below.

          For purposes of the calculation of the Senior Principal Distribution
Amount for Collateral Pool I, the aggregate amount of the applicable percentages of unscheduled collections of principal on the Group I Mortgage Loans will be deemed reduced by the amount of any Deferred Interest for the related
Distribution Date.

          On any distribution date on which only one class of Class A
Certificates in Collateral Pool II remains outstanding, such class of Class A
Certificates will be entitled to receive distributions in respect of the principal collected on any of the remaining mortgage loans in such collateral pool.

          With respect to each collateral pool, the disproportionate allocation of certain unscheduled payments in respect of principal will have the effect of accelerating the amortization of the related Class A Certificates while, in the absence of Realized Losses, increasing the respective percentage interest in the aggregate Scheduled Principal Balance of the mortgage loans in such collateral pool evidenced by the related Subordinate Certificates. Increasing the respective percentage interest of the related Subordinate Certificates relative to that of the related Class A Certificates is intended to preserve the availability of the subordination provided by the related Subordinate
Certificates.

          For purposes of all principal distributions described in this section and for calculating the related Senior Percentage and the related Senior
Prepayment Percentage, the applicable Certificate Principal Balance for any distribution date will be determined prior to the allocation of losses on the mortgage loans in, and Extraordinary Trust Fund Expenses attributable to, each collateral pool to be made on such distribution date as described under
"--Allocation of Losses; Subordination" in this prospectus supplement.

PRINCIPAL DISTRIBUTIONS ON THE SUBORDINATE CERTIFICATES

          With respect to each loan group, holders of the Subordinate
Certificates relating to the applicable collateral pool will be entitled to receive on each distribution date, to the extent of the related Available
Distribution Amounts remaining after distribution of the related Senior Interest
Distribution Amounts, the related Senior Principal Distribution Amounts and the related Subordinate Interest Distribution Amount on the related distribution date, distributions allocable to principal until the Certificate Principal
Balances of such Subordinate Certificates has been reduced to zero, an amount equal to the sum of the following:

                                     S-165

          (i) the product of (A) the then applicable related Subordinate
Percentage, and (B) the aggregate of the following amounts:

          o    the principal portion of all scheduled monthly payments on the related mortgage loans due during the related Due Period, whether or not received;

          o    the principal portion of all proceeds received in respect of the repurchase of a related mortgage loan or, in the case of a substitution, certain amounts received representing a principal adjustment as required by the pooling and servicing agreement during the related Prepayment Period; and

          o    the principal portion of all other unscheduled collections, other than amounts described in clauses (ii) and (iii) below, including insurance proceeds, liquidation proceeds and Subsequent
               Recoveries relating to the related mortgage loans received during the related Prepayment Period, to the extent applied as
               recoveries of principal;

          (ii) the product of (A) the then applicable related Subordinate
Prepayment Percentage and (B) the amount of all full and partial principal prepayments received on the related mortgage during the related Prepayment
Period;

          (iii) with respect to the net liquidation proceeds received and allocable to principal of any related mortgage loan that was finally liquidated during the related Prepayment Period, to the extent of the amount, if any, by which such net liquidation proceeds exceed the amount distributable to the related Class A Certificates in respect of such net liquidation proceeds pursuant to clause (iii) under "--Principal Distributions on the Class A
Certificates and the Residual Certificates" above;

          (iv) any amounts allocable to principal for any previous distribution date, calculated pursuant to the three preceding clauses, that remain undistributed, to the extent that any such amounts are not attributable to
Realized Losses that were allocated to the related Subordinate Certificates; and

          (v) in the case of Collateral Pool II, such loan group's pro rata share of the related Class A Principal Adjustment Amount, if any, allocated, with respect to such loan group, to the applicable Subordinate Certificates as described under "--Cross Collateralization"below.

          With respect to each collateral pool, on each distribution date, the aggregate distributions of principal made on such date in respect of the related
Subordinate Certificates will be applied among the classes of Subordinate
Certificates, in the order of priority from the class of related Subordinate
Certificates with the lowest numerical designation to the class of Subordinate
Certificates with the highest numerical designation, up to the amount allocable to such class for such distribution date as described below and in each case until the Certificate Principal Balance of each such class is reduced to zero, in an amount with respect to each such class equal to the sum of:

          (x) the related Class B Percentage of the amounts described in clause
(i) above;

          (y) the portion of the amounts described in clauses (ii), (iii) and
(v) above allocable to such class as described in the immediately following paragraph; and

          (z) the excess, if any, of the amount required to be distributed to such class for the immediately preceding distribution date, over the aggregate distributions of principal made in respect of such class of Subordinate
Certificates on such immediately preceding distribution date to the extent that

                                     S-166

any such excess is not attributable to Realized Losses which were allocated to related Subordinate Certificates with a lower priority.

          With respect to Collateral Pool I, on any distribution date, the portion of (a) all principal prepayments on the related mortgage loans and (b)
net liquidation proceeds allocable to principal of any related mortgage loan that was finally liquidated during the related Prepayment Period, in each case not included in the related Senior Principal Distribution Amounts, will be allocated on a pro rata basis among the following classes of related Subordinate
Certificates in proportion to the respective outstanding portions of the
Certificate Principal Balances thereof: (i) the Class I-B1 Certificates; (ii)
the Class I-B2 Certificates, if on such distribution date the aggregate percentage interest in Collateral Pool I evidenced by the Class I-B2
Certificates, the Class I-B3 Certificates, the Class I-B4 Certificates, the
Class I-B5 Certificates and the Class I-B6 Certificates equals or exceeds approximately 4.25% before giving effect to distributions on such distribution date; (iii) the Class I-B3 Certificates, if on such distribution date the aggregate percentage interest in Collateral Pool I evidenced by the Class I-B3
Certificates, the Class I-B4 Certificates, the Class I-B5 Certificates and the
Class I-B6 Certificates equals or exceeds approximately 2.75% before giving effect to distributions on such distribution date; (iv) the Class I-B4
Certificates, if on such distribution date the percentage interest in Collateral
Pool I evidenced by the Class I-B4 Certificates, the Class I-B5 Certificates and
the Class I-B6 Certificates equals or exceeds approximately 1.80% before giving effect to distributions on such distribution date; (v) the Class I-B5
Certificates, if on such distribution date the percentage interest in Collateral
Pool I evidenced by the Class I-B5 Certificates and the Class I-B6 Certificates
equals or exceeds approximately 1.25% before giving effect to distributions on such distribution date; and (vi) the Class I-B6 Certificates, if on such distribution date the percentage interest in Collateral Pool I evidenced by the
Class I-B6 Certificates equals or exceeds approximately 0.90% before giving effect to distributions on such distribution date.

          With respect to Collateral Pool II, on any distribution date, the portion of (a) all principal prepayments on the related mortgage loans and (b)
net liquidation proceeds allocable to principal of any related mortgage loan that was finally liquidated during the related Prepayment Period, in each case not included in the related Senior Principal Distribution Amounts, will be allocated on a pro rata basis among the following classes of related Subordinate
Certificates in proportion to the respective outstanding portions of the
Certificate Principal Balances thereof: (i) the Class II-B1 Certificates, (ii)
the Class II-B2 Certificates, if on such distribution date the aggregate percentage interest in Collateral Pool II evidenced by the Class II-B2
Certificates, the Class II-B3 Certificates, the Class II-B4 Certificates, the
Class II-B5 Certificates and the Class II-B6 Certificates equals or exceeds approximately 1.95% before giving effect to distributions on such distribution date; (iii) the Class II-B3 Certificates, if on such distribution date the aggregate percentage interest in Collateral Pool II evidenced by the Class II-B3
Certificates, the Class II-B4 Certificates, the Class II-B5 Certificates and the
Class II-B6 Certificates equals or exceeds approximately 1.25% before giving effect to distributions on such distribution date; (iv) the Class II-B4
Certificates, if on such distribution date the percentage interest in Collateral
Pool II evidenced by the Class II-B4 Certificates, the Class II-B5 Certificates
and the Class II-B6 Certificates equals or exceeds approximately 0.80% before giving effect to distributions on such distribution date; (v) the Class II-B5
Certificates, if on such distribution date the percentage interest in Collateral
Pool II evidenced by the Class II-B5 Certificates and the Class II-B6
Certificates equals or exceeds approximately 0.55% before giving effect to distributions on such distribution date; and (vi) the Class II-B6 Certificates, if on such distribution date the percentage interest in Collateral Pool II evidenced by the Class II-B6 Certificates equals or exceeds approximately 0.30%
before giving effect to distributions on such distribution date.

          With respect to Collateral Pool III, on any distribution date, the portion of (a) all principal prepayments on the related mortgage loans and (b)
net liquidation proceeds allocable to principal of any related mortgage loan that was finally liquidated during the related Prepayment Period, in each case not included in the related Senior Principal Distribution Amounts, will be allocated on a pro rata basis among

                                     S-167

the following classes of related Subordinate Certificates in proportion to the respective outstanding portions of the Certificate Principal Balances thereof:
(i) the Class III-B1 Certificates; (ii) the Class III-B2 Certificates, if on
such distribution date the aggregate percentage interest in Collateral Pool III evidenced by the Class III-B2 Certificates, the Class III-B3 Certificates, the
Class III-B4 Certificates, the Class III-B5 Certificates and the Class III-B6
Certificates equals or exceeds approximately 2.45% before giving effect to distributions on such distribution date; (iii) the Class III-B3 Certificates, if on such distribution date the aggregate percentage interest in Collateral Pool
III evidenced by the Class III-B3 Certificates, the Class III-B4 Certificates,
the Class III-B5 Certificates and the Class III-B6 Certificates equals or exceeds approximately 1.50% before giving effect to distributions on such distribution date; (iv) the Class III-B4 Certificates, if on such distribution date the percentage interest in Collateral Pool III evidenced by the Class
III-B4 Certificates, the Class III-B5 Certificates and the Class III-B6
Certificates equals or exceeds approximately 0.90% before giving effect to distributions on such distribution date; (v) the Class III-B5 Certificates, if on such distribution date the percentage interest in Collateral Pool III evidenced by the Class III-B5 Certificates and the Class III-B6 Certificates
equals or exceeds approximately 0.65% before giving effect to distributions on such distribution date; and (vi) the Class III-B6 Certificates, if on such distribution date the percentage interest in Collateral Pool III evidenced by the Class III-B6 Certificates equals or exceeds approximately 0.45% before giving effect to distributions on such distribution date.

          As described herein, with respect to Collateral Pool I, for each distribution date occurring prior to the distribution date in August 2015, the related Senior Prepayment Percentage will equal 100%, and, until the earlier of such date and the date on which the related Class A Certificates are paid in full, no distributions based on principal prepayments or, in certain instances, net liquidation proceeds, on the mortgage loans in such collateral pool will be distributed to the related Subordinate Certificates. Thereafter, unless the
Certificate Principal Balance of the related Group I Certificate has been reduced to zero, the Group I Subordinate Prepayment Percentage may continue to be 0% or otherwise be disproportionately small relative to the Group I
Subordinate Percentage. As described herein, with respect to Collateral Pool II, for each distribution date occurring prior to the distribution date in August
2010, the related Senior Prepayment Percentage will equal 100%, and, until the earlier of such date and the date on which the related Class A Certificates are paid in full, no distributions based on principal prepayments or, in certain instances, net liquidation proceeds, on the mortgage loans in such collateral pool will be distributed to the related Subordinate Certificates. Thereafter, unless the Certificate Principal Balance of the related Class A Certificates have been reduced to zero, the related Group II Subordinate Prepayment
Percentage may continue to be 0% or otherwise be disproportionately small relative to the related Subordinate Percentage. As described herein, with respect to Collateral Pool III, for each distribution date occurring prior to the distribution date in August 2015, the related Senior Prepayment Percentage will equal 100%, and, until the earlier of such date and the date on which the related Class A Certificates are paid in full, no distributions based on principal prepayments or, in certain instances, net liquidation proceeds, on the mortgage loans in such collateral pool will be distributed to the related
Subordinate Certificates. Thereafter, unless the Certificate Principal Balance of the related Group III Certificate has been reduced to zero, the Group III
Subordinate Prepayment Percentage may continue to be 0% or otherwise be disproportionately small relative to the Group III Subordinate Percentage.

          For purposes of all principal distributions described in this section and for calculating the Group I Subordinate Percentage, the Group II-1
Subordinate Percentage, the Group II-2 Subordinate Percentage, the Group II-3
Subordinate Percentage, the Group II-4 Subordinate Percentage, the Group III
Subordinate Percentage, the Group I Subordinate Prepayment Percentage, the Group
II-1 Subordinate Prepayment Percentage, the Group II-2 Subordinate Prepayment
Percentage, the Group II-3 Subordinate Prepayment Percentage, the Group II-4
Subordinate Prepayment Percentage and the Group III Subordinate Prepayment
Percentage, the applicable Certificate Principal Balance for any distribution date will be determined prior to the allocation of losses on the mortgage loans in, and Extraordinary Trust Fund

                                     S-168

Expenses attributable to, the related collateral pool to be made on such distribution date as described under "--Allocation of Losses; Subordination" in this prospectus supplement.

CROSS-COLLATERALIZATION

          With respect to Collateral Pool II, on each distribution date after the reduction of the Certificate Principal Balance of each class of related
Class A Certificates except one class of related Class A Certificates to zero, the related Senior Percentage, the related Senior Prepayment Percentage and the
Senior Principal Distribution Amount with respect to the remaining class of related Class A Certificates will be calculated on an aggregate basis, without regard to the related loan group. On any distribution date on which the
Subordinate Certificates relating to Collateral Pool II are no longer outstanding, any losses on the mortgage loans in such collateral pool will be allocated to the related Class A Certificates as set forth under "--Allocation of Losses; Subordination" below.

Cross-Collateralization Due to Rapid Prepayments in One or More Loan Groups

          The Senior Principal Distribution Amount with respect to a class of group II Class A Certificates described above under, "--Principal Distributions on the Class A Certificates and the Residual Certificates" will change if all of the following conditions are met:

          o    the aggregate Certificate Principal Balance of the Group II Class
               A Certificates related to a loan group has been reduced to zero;

          o    there are still Group II Subordinate Certificates outstanding;
               and

          o    the Subordination Test related to Collateral Pool II has not been met.

          When all three of the above conditions are met, all principal prepayments, net liquidation proceeds or other unscheduled payments of principal received with respect to the mortgage loans included in the loan group relating to the Class A Certificates that have been paid in full will be paid as principal to the remaining Group II Class A Certificates entitled to principal distributions rather than to the Group II Subordinate Certificates. Such amounts will be a part of the Class A Principal Adjustment Amount with respect to
Collateral Pool II for such distribution date and a pro rata portion of the
Class A Principal Adjustment Amount for that distribution date, based on the aggregate Certificate Principal Balance of the outstanding Group II Class A
Certificates, will be added to the Available Distribution Amounts and the Senior
Principal Distribution Amounts for the loan groups related to each outstanding
Group II Class A Certificates.

          If the Subordination Test related to Collateral Pool II has been met and the other two conditions above have been met, the related Senior Percentage of the Class A Principal Adjustment Amount with respect to Collateral Pool II will be added to the Available Distribution Amounts and Senior Principal
Distribution Amounts for the loan groups related to each outstanding Group II
Class A Certificates on a pro rata basis, based on the aggregate Certificate
Principal Balance of such Class A Certificates, and the related Subordinate
Percentage of the Class A Principal Adjustment Amount with respect to Collateral
Pool II will be added to the Subordinate Principal Distribution Amount related to each Group II loan group with a Group II Class A Certificate outstanding on a pro rata basis, based on the aggregate Scheduled Principal Balance of such loan group.

                                     S-169

          Cross-Collateralization Due to Disproportionate Realized Losses in One
Loan Group

          Realized losses on the mortgage loans in the Group II loan groups are allocated generally to the Group II Subordinate Certificates and not just to the portion of the Group II Subordinate Certificates representing an interest in the loan group that incurred the loss. Therefore, if realized losses in a Group II loan group that are allocated to the Group II Subordinate Certificates exceed such loan group's related portion of the Subordinate Amount the principal balance of the mortgage loans in that loan group will be less than the principal balance of the related Class A Certificates. That is, the amount of collateral in that loan group will be less than the amount of Certificates being supported by that collateral and, therefore, that loan group is undercollateralized. In that situation, interest payments on the mortgage loans in other loan groups that are not undercollateralized will be available to pay interest to the Class
A Certificates related to the Undercollateralized Loan Group to the extent described below.

          If, on any Distribution Date, there is an Undercollateralized Loan
Group with respect to Collateral Pool I, then interest payments on the related mortgage loans that would otherwise have been available for payment of Interest
Distribution Amounts to the Group II Subordinate Certificates will be available to make payments of interest to the Class A Certificates related to the
Undercollateralized Loan Group(s). This will be accomplished by increasing the
Group II Available Distribution Amount for such Undercollateralized Loan
Group(s) by its allocated portion of the Diverted Interest Amount related to
Collateral Pool II for such distribution date and decreasing the Available
Distribution Amount for each related Overcollateralized Loan Group by its allocated portion of the Diverted Interest Amount related to Collateral Pool II for such distribution date. The Diverted Interest Amount related to Collateral
Pool II on any distribution date will be allocated among the related
Undercollateralized Loan Groups, pro rata, based on the Undercollateralization
Amount for each such loan group. The Overcollateralized Amount related to
Collateral Pool II on any distribution date will be allocated among the related
Overcollateralized Loan Groups to reduce the related Available Distribution
Amounts, pro rata, based on the respective amounts of excess, if any, of the aggregate outstanding principal balances of the mortgage loans included in each such loan group over the aggregate Certificate Principal Balances of the related
Class A Certificates.

          In the event that the weighted average pass-through rate of the Class
A Certificates related to an Undercollateralized Loan Group is greater than the weighted average pass-through rate of the Class A Certificates related to the
Overcollateralized Loan Group, the payment of interest to the Class A
Certificates related to the Undercollateralized Loan Group from the interest collected on the Overcollateralized Loan Group may cause a shortfall in the amount of principal and interest otherwise distributable to the Subordinate
Certificates. In addition, after the aggregate principal balance of the
Subordinate Certificates has been reduced to zero, this may cause a shortfall of principal that would be allocated to the Class A Certificates related to the
Undercollateralized Loan Group.

ALLOCATION OF LOSSES; SUBORDINATION

          With respect to any defaulted mortgage loan that is finally liquidated through foreclosure sale, disposition of the related mortgaged property if acquired on behalf of the certificateholders by deed-in-lieu of foreclosure or otherwise, the amount of loss realized, if any, will equal the portion of the unpaid principal balance remaining, if any, plus interest thereon through the last day of the month in which the related mortgage loan was finally liquidated, after application of all amounts recovered, net of amounts reimbursable to the related servicer (or the master servicer, if applicable) for P&I Advances, servicing advances and other related expenses, including attorney's fees, towards interest and principal owing on the mortgage loan. The amount of loss realized and any Special Hazard Losses, Fraud Losses, Bankruptcy Losses and
Extraordinary Losses are referred to in this prospectus supplement as Realized
Losses. In the event that amounts recovered in connection with the final liquidation of a defaulted mortgage loan are

                                     S-170

insufficient to reimburse the related servicer (or the master servicer, if applicable) for P&I Advances and servicing advances, these amounts may be reimbursed to the related servicer (or the master servicer, if applicable) out of general funds received on the mortgage loans prior to distribution on the certificates.

          In the event that Realized Losses on mortgage loans in a collateral pool are incurred that are covered by subordination, these losses will be allocated to the most subordinate class of related Subordinate Certificates then outstanding. The priorities for distribution of cash flows described in this prospectus supplement, in certain circumstances, may result in cash flow shortfalls to any class of certificates even if it is not the most subordinate class of certificates then outstanding; however, the interest portion of any shortfall of this kind would be distributable as unpaid Interest Distribution
Amount on future distribution dates as cash flows allow except as described below, to the extent of available funds, and the principal portion of any shortfall of this kind would not result in a reduction of the Certificate
Principal Balance of that class except as set forth in the definition of
Certificate Principal Balance in this prospectus supplement. In such event, the percentage interest in the related collateral pool represented by that class would increase relative to the respective Certificate Principal Balances of the more subordinate classes of related certificates. With respect to the most subordinate class of the certificates relating to a collateral pool outstanding at the time any Realized Loss is incurred, the total amount of the Realized Loss allocated to such class may be greater than the concurrent reduction in the
Certificate Principal Balance thereof because such reduction will not reflect any undistributed Interest Distribution Amount on such class. Such undistributed
Interest Distribution Amount on the most subordinate class of the certificates outstanding will not be distributable on any future Distribution Date. As a result, it is possible that the total amount of Realized Losses that may be allocated to any class of Subordinate Certificates may exceed the initial
Certificate Principal Balance thereof.

          Realized Losses, other than Excess Losses, in respect of the Group I
Mortgage Loans will be allocated on any distribution date as follows: first, to the Class I-B6 Certificates; second, to the Class I-B5 Certificates; third, to the Class I-B4 Certificates; fourth, to the Class I-B3 Certificates; fifth, to the Class I-B2 Certificates; and sixth, to the Class I-B1 Certificates, in each case until the Certificate Principal Balance of the related class has been reduced to zero. Thereafter, upon the reduction of the Certificate Principal
Balances of the Subordinate Certificates relating to Collateral Pool I to zero, such Realized Losses will be allocated first to the Class I-A2 Certificates until the Certificate Principal Balance thereof has been reduced to zero and then to the Class I-A1 Certificates.

          Realized Losses, other than Excess Losses, in respect of the Group II
Mortgage Loans will be allocated on any distribution date as follows: first, to the Class II-B6 Certificates; second, to the Class II-B5 Certificates; third, to the Class II-B4 Certificates; fourth, to the Class II-B3 Certificates; fifth, to the Class II-B2 Certificates and sixth, to the Class II-B1 Certificates, in each case until the Certificate Principal Balance of the related class has been reduced to zero. Thereafter, upon the reduction of the Certificate Principal
Balances of the Subordinate Certificates relating to Collateral Pool II to zero, such Realized Losses will be allocated on any distribution date to the Class
II-A1 Certificates (if the Realized Loss is on a Group II-1 Mortgage Loan), to
the Class II-A2 Certificates, the Class II-A2A Certificates and the Class II-A2B
Certificates, in the order described below (if the Realized Loss is on a Group
II-2 Mortgage Loan), to the Class II-A3 Certificates (if the Realized Loss is on
a Group II-3 Mortgage Loan) and to the Class II-A4 Certificates, the Class
II-A4A-1 Certificates, the Class II-A4A-2 Certificates, the Class II-A4B-1
Certificates and the Class II-A4B-2 Certificates, in the order described below
(if the Realized Loss is on a Group II-4 Mortgage Loan). Any allocation of a
Realized Loss in respect of the Group II-2 Mortgage Loans will be allocated to the Class II-A2 Certificates, Class II-A2A Certificates and Class II-A2B
Certificates, pro rata, based on their respective Certificate Principal
Balances; provided that any Realized Losses so allocated to the Class II-A2A
Certificates and Class II-A2B Certificates will be allocated first to the Class
II-A2B Certificates until the Certificate Principal Balance thereof has been reduced to zero and then to the Class II-A2A Certificates. Any allocation of a
Realized Loss in respect of

                                     S-171

the Group II-4 Mortgage Loans will be allocated to the Class II-A4 Certificates, the Class II-A4A-1 Certificates, the Class II-A4A-2 Certificates, the Class
II-A4B-1 Certificates and the Class II-A4B-2 Certificates, pro rata, based on their respective Certificate Principal Balances; provided that any Realized
Losses so allocated to the Class II-A4A-1 Certificates and Class II-A4B-1
Certificates will be allocated first to the Class II-A4B-1 Certificates until the Certificate Principal Balance thereof has been reduced to zero and then to the Class II-A4A-1 Certificates and any Realized Losses so allocated to the
Class II-A4A-2 Certificates and Class II-A4B-2 Certificates will be allocated first to the Class II-A4B-2 Certificates until the Certificate Principal Balance thereof has been reduced to zero and then to the Class II-A4A-2 Certificates.

          Realized Losses, other than Excess Losses, in respect of the Group III
Mortgage Loans will be allocated on any distribution date as follows: first, to the Class III-B6 Certificates; second, to the Class III-B5 Certificates; third, to the Class III-B4 Certificates; fourth, to the Class III-B3 Certificates;
fifth, to the Class III-B2 Certificates; and sixth, to the Class III-B1
Certificates, in each case until the Certificate Principal Balance of the related class has been reduced to zero. Thereafter, upon the reduction of the
Certificate Principal Balances of the Subordinate Certificates relating to
Collateral Pool III to zero, such Realized Losses will be allocated first to the
Class III-A2 Certificates until the Certificate Principal Balance thereof has been reduced to zero and then to the Class III-A1 Certificates.

          With respect to Collateral Pool II, investors in the related Offered
Certificates should be aware that because the related Subordinate Certificates relating to such collateral pool represent interests in all loan groups within such collateral pool, the Certificate Principal Balances of such certificates could be reduced to zero as a result of a disproportionate amount of Realized
Losses on the mortgage loans in one loan group within such collateral pool.
Therefore, with respect to Collateral Pool II, notwithstanding that Realized
Losses on the mortgage loans in one loan group within such collateral pool may only be allocated to the related Class A Certificates, the allocation to the related Subordinate Certificates of Realized Losses on the mortgage loans in the other loan group within such collateral pool will reduce the subordination provided to such Class A Certificates by the related Subordinate Certificates and increase the likelihood that Realized Losses may be allocated to such Class
A Certificates.

          Excess Losses on the Group I Mortgage Loans will be allocated on any distribution date by allocating (i) the related Senior Percentage of the Excess
Loss to the Class I-A1 Certificates and Class I-A2 Certificates; and (ii) the
Group I Subordinate Percentage of the Excess Loss to the Group I Subordinate
Certificates on a pro rata basis based on their respective Certificate Principal
Balances. Any allocation of a Excess Loss in respect of the Group I Mortgage
Loans will be allocated to the Class I-A1 Certificates and Class I-A2
Certificates, pro rata, based on their respective Certificate Principal
Balances; provided that any Excess Losses so allocated to the Class I-A1
Certificates and Class I-A2 Certificates will be allocated first to the Class
I-A2 Certificates until the Certificate Principal Balance thereof has been reduced to zero and then to the Class I-A1 Certificates.

          Excess Losses on the Group II Mortgage Loans will be allocated on any distribution date by allocating (i) the related Senior Percentage of the Excess
Loss to the Class II-A1 Certificates, (if the Excess Loss is on a Group II-1
Mortgage Loan), to the Class II-A2 Certificates, the Class II-A2A Certificates
and the Class II-A2B Certificates, in the order described below (if the Excess
Loss is on a Group II-2 Mortgage Loan), to the Class II-A3 Certificates (if the
Excess Loss is on a Group II-3 Mortgage Loan) or to the Class II-A4
Certificates, the Class II-A4A-1 Certificates, the Class II-A4A-2 Certificates,
the Class II-A4B-1 Certificates and the Class II-A4B-2 Certificates, in the
order described below (if the Excess Loss is on a Group II-4 Mortgage Loan), as
applicable; and (ii) the Group II Subordinate Percentage, the Group II-2
Subordinate Percentage, the Group II-3 Subordinate Percentage or the Group II-4
Subordinate Percentage, as applicable, of the Excess Loss to the Group II
Subordinate Certificates on a pro rata basis based on their Certificate
Principal Balances. Any allocation of a Excess

                                     S-172

Loss in respect of the Group II-2 Mortgage Loans will be allocated to the Class
II-A2 Certificates, Class II-A2A Certificates and Class II-A2B Certificates, pro
rata, based on their respective Certificate Principal Balances; provided that any Excess Losses so allocated to the Class II-A2A Certificates and Class II-A2B
Certificates will be allocated first to the Class II-A2B Certificates until the
Certificate Principal Balance thereof has been reduced to zero and then to the
Class II-A2A Certificates. Any allocation of a Excess Loss in respect of the
Group II-4 Mortgage Loans will be allocated to the Class II-A4 Certificates, the
Class II-A4A-1 Certificates, the Class II-A4A-2 Certificates, the Class II-A4B-1
Certificates and the Class II-A4B-2 Certificates, pro rata, based on their respective Certificate Principal Balances; provided that any Excess Losses so allocated so allocated to the Class II-A4A-1 Certificates and Class II-A4B-1
Certificates will be allocated first to the Class II-A4B-1 Certificates until the Certificate Principal Balance thereof has been reduced to zero and then to the Class II-A4A-1 Certificates and any Excess Losses so allocated to the Class
II-A4A-2 Certificates and Class II-A4B-2 Certificates will be allocated first to the Class II-A4B-2 Certificates until the Certificate Principal Balance thereof has been reduced to zero and then to the Class II-A4A-2 Certificates.

          Excess Losses on the Group III Mortgage Loans will be allocated on any distribution date by allocating (i) the related Senior Percentage of the Excess
Loss to the Class III-A1 Certificates and Class III-A2 Certificates; and (ii)
the Group III Subordinate Percentage of the Excess Loss to the Group III
Subordinate Certificates on a pro rata basis based on their respective
Certificate Principal Balances. Any allocation of a Excess Loss in respect of the Group III Mortgage Loans will be allocated to the Class III-A1 Certificates and Class III-A2 Certificates, pro rata, based on their respective Certificate
Principal Balances; provided that any Excess Losses so allocated to the Class
III-A1 Certificates and Class III-A2 Certificates will be allocated first to the
Class III-A2 Certificates until the Certificate Principal Balance thereof has been reduced to zero and then to the Class III-A1 Certificates.

          Extraordinary Trust Fund Expenses relating to Collateral Pool I will be allocated on any distribution date as follows: first, to the Class I-B6
Certificates; second, to the Class I-B5 Certificates; third, to the Class I-B4
Certificates; fourth, to the Class I-B3 Certificates; fifth, to the Class I-B2
Certificates; and sixth, to the Class I-B1 Certificates, in each case until the
Certificate Principal Balance of the related class has been reduced to zero.
Thereafter, the Extraordinary Trust Fund Expenses relating to Collateral Pool I will be allocated on any distribution date among the Group I Class A
Certificates on a pro rata basis based on their respective Certificate Principal
Balances. Extraordinary Trust Fund Expenses relating to Collateral Pool II will be allocated on any distribution date as follows: first, to the Class II-B6
Certificates; second, to the Class II-B5 Certificates; third, to the Class II-B4
Certificates; fourth, to the Class II-B3 Certificates; fifth, to the Class II-B2
Certificates and sixth, to the Class II-B1 Certificates, in each case until the
Certificate Principal Balance of the related class has been reduced to zero.
Thereafter, the Extraordinary Trust Fund Expenses relating to Collateral Pool II will be allocated on any distribution date among the Group II Class A
Certificates on a pro rata basis based on their respective Certificate Principal
Balances. Extraordinary Trust Fund Expenses relating to Collateral Pool III will be allocated on any distribution date as follows: first, to the Class III-B6
Certificates; second, to the Class III-B5 Certificates; third, to the Class
III-B4 Certificates; fourth, to the Class III-B3 Certificates; fifth, to the
Class III-B2 Certificates; and sixth, to the Class III-B1 Certificates, in each case until the Certificate Principal Balance of the related class has been reduced to zero. Thereafter, the Extraordinary Trust Fund Expenses relating to
Collateral Pool III will be allocated on any distribution date among the Group
III Class A Certificates on a pro rata basis based on their respective
Certificate Principal Balances.

          Any allocation of a Realized Loss or Extraordinary Trust Fund Expense
to the Group I Class A Certificates will be allocated first to the Class I-A2
Certificates and then to the Class I-A1 Certificates.

          Any allocation of a Realized Loss or Extraordinary Trust Fund Expense
in respect of the Group II-2 Mortgage Loans will be allocated to the Class II-A2
Certificates, Class II-A2A Certificates and Class

                                     S-173

II-A2B Certificates, pro rata, based on their respective Certificate Principal
Balances; provided that any Excess Losses so allocated to the Class II-A2A
Certificates and Class II-A2B Certificates will be allocated first to the Class
II-A2B Certificates until the Certificate Principal Balance thereof has been reduced to zero and then to the Class II-A2A Certificates. Any allocation of a
Realized Loss or Extraordinary Trust Fund Expense in respect of the Group II-4
Mortgage Loans will be allocated to the Class II-A4 Certificates, the Class
II-A4A-1 Certificates, the Class II-A4A-2 Certificates, the Class II-A4B-1
Certificates and the Class II-A4B-2 Certificates, pro rata, based on their respective Certificate Principal Balances; provided that any Realized Loss or
Extraordinary Trust Fund Expense so allocated so allocated to the Class II-A4A-1
Certificates and Class II-A4B-1 Certificates will be allocated first to the
Class II-A4B-1 Certificates until the Certificate Principal Balance thereof has been reduced to zero and then to the Class II-A4A-1 Certificates and any Excess
Losses so allocated to the Class II-A4A-2 Certificates and Class II-A4B-2
Certificates will be allocated first to the Class II-A4B-2 Certificates until the Certificate Principal Balance thereof has been reduced to zero and then to the Class II-A4A-2 Certificates.

          Any allocation of a Realized Loss or Extraordinary Trust Fund Expense
to the Group III Class A Certificates will be allocated first to the Class
III-A2 Certificates and then to the Class III-A1 Certificates.

          Any allocation of a Realized Loss or Extraordinary Trust Fund Expense
to a certificate will be made by reducing the Certificate Principal Balance of the certificate by the amount so allocated as of the distribution date in the month following the calendar month in which the Realized Loss or Extraordinary
Trust Fund Expense was incurred. Once Realized Losses are allocated to a class of certificates, the Certificate Principal Balance of that class will be reduced by the amounts so allocated. The amounts of Realized Losses allocated to the certificates will no longer accrue interest nor will these amounts be reinstated
thereafter. However, in the event that Realized Losses on a mortgage loan are subsequently recovered from the proceeds of such mortgage loan, the Certificate
Principal Balance of the most senior classes to which Realized Losses have been allocated may be increased by the amount of such Subsequent Recoveries.

          An allocation of a Realized Loss or an Extraordinary Trust Fund
Expense on a pro rata basis among two or more classes of certificates means an allocation to each class of certificates on the basis of its then outstanding
Certificate Principal Balance prior to giving effect to distributions to be made on the related distribution date.

          With respect to each collateral pool, in order to maximize the likelihood of distribution in full of the related Senior Interest Distribution
Amounts and the Senior Principal Distribution Amounts on each distribution date, holders of the related Senior Certificates have a right to distributions of the applicable Available Distribution Amount that is prior to the rights of the holders of the related Subordinate Certificates, to the extent necessary to satisfy such amounts.

          The application of the related Senior Prepayment Percentage when it exceeds the related Senior Percentage, to determine the related Senior Principal
Distribution Amount will accelerate the amortization of the related Class A
Certificates relative to the actual amortization of the related mortgage loans.
To the extent that the related Class A Certificates are amortized faster than the related mortgage loans, in the absence of offsetting Realized Losses allocated to the related Subordinate Certificates, the percentage interest evidenced by the Class A Certificates in the related loan group will be decreased, with a corresponding increase in the percentage interest in the loan group evidenced by the related Subordinate Certificates, thereby increasing, relative to their respective Certificate Principal Balances, the subordination afforded the related Class A Certificates by the related Subordinate
Certificates.

                                     S-174

          The holders of the Class A Certificates will generally not be entitled to any additional distributions with respect to Realized Losses from amounts otherwise distributable on any classes of certificates subordinate thereto.
Accordingly, the subordination provided to the Class A Certificates with respect to Realized Losses allocated on any distribution date will be effected primarily by increasing the percentage of future distributions of principal of the remaining related mortgage loans.

          The Special Hazard Amounts, the Fraud Loss Amounts and the Bankruptcy
Amounts may be reduced or modified upon confirmation from the rating agencies that the reduction or modification will not adversely affect the then-current ratings assigned to the Offered Certificates rated thereby. A reduction or modification may adversely affect the coverage provided by the subordination with respect to Special Hazard Losses, Fraud Losses and Bankruptcy Losses.

P&I ADVANCES

          If the scheduled payment on a mortgage loan which was due during the related Due Period is delinquent, the related servicer will remit to the master servicer on the related servicer remittance date an amount equal to such delinquency, except to the extent the related servicer determines any such advance to be nonrecoverable from future payments on the mortgage loan for which such advance was made. These advances are referred to in this prospectus supplement as "P&I Advances." Subject to the foregoing, P&I Advances will be made by the related servicer until the time set forth in the related servicing agreement. Failure by the related servicer to remit any required P&I Advance, which failure goes unremedied beyond any applicable cure period under the related servicing agreement, may constitute an event of default under such servicing agreement. If the related servicer fails to make any required P&I
Advance, the master servicer will be obligated to make such P&I Advance to the extent provided in the pooling and servicing agreement. Shortfalls in interest collection arising from the application of the Relief Act or any state law providing for similar relief will generally not be covered by any P&I Advances.

          The purpose of making such P&I Advances is to maintain a regular cash flow to the certificateholders, rather than to guarantee or insure against losses.

          The servicers and master servicer are entitled to be reimbursed for these advances to the extent set forth in the servicing agreement and the pooling and servicing agreement, respectively. See "Description of the
Securities--Advances in Respect of Delinquencies" in the prospectus.

REPORTS TO CERTIFICATEHOLDERS

          The trust administrator will generate, based on information received from the servicers, the monthly statements discussed in the prospectus under
"Description of the Securities--Reports to Securityholders," which will include information as to the outstanding Certificate Principal Balance of each class of the Offered Certificates and the status of the applicable form of credit enhancement. The trust administrator will cause Citibank to make each monthly statement and, at its option, any additional files containing the same information in an alternative format, available each month via the Citibank's internet website. Assistance in using the website can be obtained by calling
Citibank's Agency & Trust department at (212) 816-5685. Parties that are unable to use the above distribution options are entitled to have a paper copy mailed to them via first class mail by calling Citibank's Agency & Trust department and indicating such. The trust administrator or Citibank on its behalf will have the right to change the way statements are distributed in order to make such distribution more convenient and/or more accessible to the recipients thereof, and the trust administrator or Citibank on its behalf will provide timely and adequate notification regarding any such changes.

                                     S-175

          In addition, within a reasonable period of time after the end of each calendar year, the trust administrator or Citibank on its behalf will, upon request, prepare and deliver to each holder of a certificate of record during the previous calendar year a statement containing information necessary to enable holders of the certificates to prepare their tax returns. Such obligation of the trust administrator will be deemed to have been satisfied to the extent that substantially comparable information is provided by the trust administrator or Citibank on its behalf pursuant to Code. These statements will not have been examined and reported upon by an independent public accountant.

                                     S-176

                      THE MASTER SERVICER AND THE SERVICERS

GENERAL

          CitiMortgage, Inc. will act as the master servicer of the mortgage loans pursuant to the pooling and servicing agreement, dated as of July 1, 2005, among the depositor, the master servicer, the trust administrator, Citibank and the trustee, a form of which is filed as an exhibit to the registration statement.

          Approximately 78.57% of the Group I Mortgage Loans, approximately
1.40% of the Group II Mortgage Loans, approximately 21.77% of the Group II-2
Mortgage Loans, approximately 0.00% of the Group II-3 Mortgage Loans, approximately 41.47% of the Group II-4 Mortgage Loans and approximately 1.05% of the Group III Mortgage Loans were originated by Countrywide Home Loans, Inc., and Countrywide Servicing will conduct the primary servicing thereof for the master servicer. Approximately 4.90% of the Group II-4 Mortgage Loans and
approximately 77.67% of the Group III Mortgage Loans were originated by National
City Mortgage Co., and National City will conduct the primary servicing thereof for the master servicer. Approximately 21.43% of the Group I Mortgage Loans,
approximately 93.45% of the Group II-1 Mortgage Loans, approximately 78.07% of the Group II-2 Mortgage Loans, approximately 98.55% of the Group II-3 Mortgage
Loans and approximately 43.57% of the Group II-4 Mortgage Loans were originated by Wells Fargo and Wells Fargo will conduct the primary servicing thereof for the master servicer. Approximately 5.14% of the Group II-1 Mortgage Loans,
approximately 0.16% of the Group II-2 Mortgage Loans, approximately 1.45% of the
Group II-3 Mortgage Loans, approximately 10.06% of the Group II-4 Mortgage Loans and approximately 13.60% of the Group III Mortgage Loans were originated by
Quicken, and GMAC Mortgage will conduct the primary servicing thereof for the master servicer. Approximately 4.90% of the Group II-4 Mortgage Loans and
approximately 7.68% of the Group III Mortgage Loans and were originated by
MortgageIT, and GMAC Mortgage will conduct the primary servicing thereof for the master servicer. Each servicer will conduct such primary servicing pursuant to a related servicing agreement.

          Each servicer will be responsible for the primary servicing of the mortgage loans covered by the related servicing agreement, and pursuant to the pooling and servicing agreement the master servicer will be responsible that such servicing be conducted for the benefit of the trustee and the certificateholders as provided in the pooling and servicing agreement. In the event of a default by a servicer under the related servicing agreement, the master servicer may enforce available remedies against such servicer, which might include finding a successor servicer or assuming the primary servicing obligations for the related mortgage loans itself.

THE MASTER SERVICER

          The information set forth in the following paragraph has been provided by CitiMortgage, Inc.

          CitiMortgage, Inc., a New York corporation, maintains offices related to its master servicing functions at 14652 Dallas Parkway, Suite 210, Dallas, TX
75240. In this capacity, CitiMortgage, Inc. provides services to a large variety of security, financial, institutional, and government related entities for the management of their mortgage related portfolios. This includes the monitoring of more than 150 underlying servicers for compliance with the terms of the mortgage documents and the servicing contracts. CitiMortgage, Inc maintains loan level data sufficient to assure the accounting and remitting by the servicers is per the mortgage documents or that any variances are proper to protect the interest of the investor. CitiMortgage, Inc. applies a variety of review mechanisms, including selected on-site reviews of servicers, to assure this goal is accomplished. Likewise, CitiMortgage, Inc. monitors the servicers' processes related to delinquent mortgages to assure that losses are mitigated to the extent possible and that all related proceeds are properly remitted to the investor.

                                     S-177

THE SERVICERS

COUNTRYWIDE HOME LOANS SERVICING LP

          The information set forth below with regard to Countrywide Home Loans
Servicing LP has been provided to the depositor by Countrywide Home Loans
Servicing LP, a Texas limited liability company, referred to in this prospectus supplement as Countrywide Servicing, or as the related servicer with respect to the Countrywide Mortgage Loans.

          The principal executive offices of Countrywide Home Loans Servicing LP
("Countrywide Servicing") are located at 7105 Corporate Drive, Plano, TX 75024.
Countrywide Servicing is a Texas limited partnership directly owned by
Countrywide GP, Inc. and Countrywide LP, Inc., each a Nevada corporation and a direct wholly owned subsidiary of Countrywide Home Loans, Inc., a New York corporation ("Countrywide Home Loans"). Countrywide Home Loans is a direct wholly owned subsidiary of Countrywide Financial Corporation (formerly known as
Countrywide Credit Industries, Inc.), a Delaware corporation ("Countrywide
Financial"). Countrywide GP, Inc. owns a 0.1% interest in Countrywide Servicing and is the general partner. Countrywide LP, Inc. owns a 99.9% interest in
Countrywide Servicing and is a limited partner.

          Countrywide Home Loans established Countrywide Servicing in February
2000 to service Countrywide Home Loans originated mortgage loans that would otherwise have been serviced by Countrywide Home Loans. In January and February
2001, Countrywide Home Loans transferred to Countrywide Servicing all of its rights and obligations relating to mortgage loans serviced on behalf of Fannie
Mae and Freddie Mac, respectively. In October 2001, Countrywide Home Loans transferred to Countrywide Servicing all of its rights and obligations to the bulk of its non-agency loan servicing portfolio, including with respect to those mortgage loans formerly serviced by Countrywide Home Loans.

          In connection with the establishment of Countrywide Servicing, certain employees of Countrywide Home Loans became employees of Countrywide Servicing.
Countrywide Servicing has engaged Countrywide Home Loans as a subservicer to perform certain loan servicing activities on its behalf.

          Countrywide Servicing is an approved mortgage loan servicer for Fannie
Mae, Freddie Mac, Ginnie Mae, HUD and VA and is licensed to service mortgage loans in those states where a license is required. As of June 30, 2005,
Countrywide Servicing had a net worth of approximately $14.16 billion.

          In its capacity as servicer, Countrywide Servicing will be responsible for servicing mortgage loans in accordance with the terms set forth in the
Countrywide Servicing Agreement.

Countrywide Home Loans

          Countrywide Home Loans is engaged primarily in the mortgage banking business, and as such, originates, purchases, sells and services (either directly or through subsidiaries) mortgage loans. Countrywide Home Loans originates mortgage loans through a retail branch system and through mortgage loan brokers and correspondents nationwide. Countrywide Home Loans' mortgage loans are principally first-lien, fixed or adjustable rate mortgage loans secured by single-family residences. References in the remainder of this prospectus supplement to Countrywide Home Loans should be read to include
Countrywide Home Loans, and its consolidated subsidiaries, including Countrywide
Servicing.

          The principal executive offices of Countrywide Home Loans are located at 4500 Park Granada, Calabasas, California 91302.

                                     S-178

          Countrywide Home Loans services substantially all of the mortgage loans it originates or acquires. In addition, Countrywide Home Loans has purchased in bulk the rights to service mortgage loans originated by other lenders. Countrywide Home Loans has in the past and may in the future sell to other mortgage bankers a portion of its portfolio of loan servicing rights. As of June 30, 2005, Countrywide Home Loans provided servicing for approximately
$964.444 billion aggregate principal amount of mortgage loans, substantially all of which are being serviced for unaffiliated persons.

Foreclosure, Delinquency and Loss Experience

          Historically, a variety of factors, including the appreciation of real estate values, have limited Countrywide Home Loans' loss and delinquency experience on its portfolio of serviced mortgage loans. There can be no assurance that factors beyond the control of Countrywide Home Loans, such as national or local economic conditions or downturns in the real estate markets of its lending areas, will not result in increased rates of delinquencies and foreclosure losses in the future.

          A general deterioration of the real estate market in regions where the mortgaged properties are located may result in increases in delinquencies of loans secured by real estate, slower absorption rates of real estate into the market and lower sales prices for real estate. A general weakening of the economy may result in decreases in the financial strength of borrowers and decreases in the value of collateral serving as security for loans. If the real estate market and economy were to decline, Countrywide Home Loans may experience an increase in delinquencies on the loans it services and higher net losses on liquidated loans.

          The following table summarizes the delinquency, foreclosure and loss experience, respectively, on the dates indicated, of mortgage loans originated or acquired by Countrywide Home Loans, serviced or master serviced by
Countrywide Home Loans and securitized by certain affiliates of Countrywide Home
Loans in transactions that were registered with the Securities and Exchange
Commission. The delinquency, foreclosure and loss percentages may be affected by the size and relative lack of seasoning in the servicing portfolio. The information should not be considered as a basis for assessing the likelihood, amount or severity of delinquency or losses on the mortgage loans and no assurances can be given that the foreclosure, delinquency and loss experience presented in the following table will be indicative of the actual experience on the mortgage loans. The columns in the following table may not total due to rounding.

                                     S-179



                                 AT FEBRUARY 28 (29),                          AT DECEMBER 31,                        AT JUNE 30,
                              -------------------------   --------------------------------------------------------   ------------
                                  2000          2001          2001          2002           2003           2004           2005
                              -----------   -----------   -----------   ------------   ------------   ------------   ------------
                                           (DOLLAR AMOUNTS IN THOUSANDS, EXCEPT LOSSES ON LIQUIDATED MORTGAGE LOANS)

Volume of Loans(1).........   $17,759,361   $21,250,550   $25,658,250   $ 33,455,108   $ 47,663,628   $ 76,170,541   $108,044,780
Delinquent Mortgage
   Loans and Pending
   Foreclosures at
   Period End
   30 - 59 days............          1.36%         1.61%         1.89%          2.11%          1.80%          1.51%          1.30%
   60 - 89 days............          0.22%         0.28%         0.39%          0.53%          0.43%          0.28%          0.24%
   90 days or more
   (excluding pending
   foreclosures)...........          0.16%         0.14%         0.23%          0.35%          0.31%          0.26%          0.19%
Total of delinquencies.....          1.75%         2.03%         2.50%          2.99%          2.53%          2.05%          1.73%
Foreclosure pending........          0.16%         0.27%         0.31%          0.31%          0.31%          0.20%          0.16%
Total delinquencies and
   Foreclosures pending....          1.91%         2.30%         2.82%          3.31%          2.84%          2.25%          1.90%
Losses on liquidated
loans(2)...................   $(3,076,240)  $(2,988,604)  $(5,677,141)  $(10,788,657)  $(16,159,208)  $(24,758,566)  $ (4,810,599)


----------

(1)  "Volume of loans" reflects both performing and delinquent mortgage loans in the servicing portfolio on the dates indicated.

(2)  "Losses on liquidated loans" reflect the losses accumulated during (i) the years ended on February 29, 2000 and February 28, 2001, (ii) the 10-month period ending on December 31, 2001, (iii) the years ended on December 31,
     2002, December 31, 2003, and December 31, 2004, and (iv) the 6-month period ending on June 30, 2005, respectively.

GMAC MORTGAGE CORPORATION

          The information set forth below with regard to GMAC Mortgage
Corporation has been provided to the depositor by GMAC Mortgage Corporation, a
Pennsylvania corporation, referred to in this prospectus supplement as GMAC
Mortgage, or as the related servicer with respect to the MortgageIT Mortgage
Loans and the Quicken Mortgage Loans.

          GMAC Mortgage is engaged in the mortgage banking business, including the origination, purchase, sale and servicing of residential loans. GMAC
Mortgage maintains its executive and principal offices at 100 Witmer Road,
Horsham, Pennsylvania 19044.

          The delinquency and forclosure experience data of GMAC Mortgage that
GMAC Mortgage has available to provide to interested parties is generally segmented by relevant mortgage loan product type category. Because GMAC Mortgage only recently began servicing mortgage loans of the product type category to which the Quicken Mortgage Loans belong, GMAC Mortgage does not have representative historical delinquency, bankruptcy, foreclosure, loan loss or default experience data that may be referred to for purposes of examining its past servicing performance with respect to pools of mortgage loans similar to the Quicken Mortgage Loans.

NATIONAL CITY MORTGAGE CO.

          The information set forth below with regard to National City Mortgage
Co. has been provided to the depositor by National City Mortgage Co., referred to in this prospectus supplement as National City or as the related servicer with respect to the National City Mortgage Loans.

          National City Mortgage Co. is a full-service residential mortgage banking company headquartered in Miamisburg, Ohio, a southern suburb of Dayton,
Ohio. National City Mortgage Co. is an approved FNMA, FHLMC and GNMA servicer and is a subsidiary of National City Bank, Indiana, a wholly owned subsidiary of
National City Corporation, a Delaware corporation, headquartered in Cleveland,
Ohio.

                                     S-180

          The following table summarizes the delinquency and foreclosure experience, respectively, on the dates indicated, of all mortgage loans originated or acquired by National City or serviced or master serviced by
National City. The information should not be considered as a basis for assessing the likelihood, amount or severity of delinquency or losses on the Mortgage
Loans and no assurances can be given that the foreclosure and delinquency experience presented in the following table will be indicative of the actual experience on the Mortgage Loans:



                                      AT YEAR ENDED DECEMBER 31, 2003                      AT YEAR ENDED DECEMBER 31, 2004
                             --------------------------------------------------   --------------------------------------------------
                                         PERCENT BY     BY DOLLAR    PERCENT BY               PERCENT BY     BY DOLLAR    PERCENT BY
                             BY NO. OF     NO. OF        AMOUNT        DOLLAR     BY NO. OF     NO. OF         AMOUNT       DOLLAR
                               LOANS        LOANS      (THOUSANDS)     AMOUNT       LOANS        LOANS      (THOUSANDS)     AMOUNT
                             ---------   ----------   ------------   ----------   ---------   ----------   ------------   ----------

Total Portfolio...........   1,111,388                $155,274,844                1,135,033                $164,020,079
Period of Delinquency
30-59 days................      28,364      2.55%     $  3,149,088      2.03%        26,383      2.32%     $  2,993,971      1.83%
60-89.....................       5,971      0.54%     $    657,961      0.42%         6,220      0.55%     $    696,230      0.42%
90 days or more...........       4,793      0.43%     $    520,683      0.34%         6,766      0.60%     $    765,520      0.47%
Delinquent Bankruptcies...       4,445      0.40%     $    432,086      0.28%         4,721      0.42%     $    472,736      0.29%
Subtotal..................      43,573      3.92%     $  4,759,817      3.07%        44,090      3.88%     $  4,928,457      3.00%
Foreclosures Pending......       7,227      0.65%     $    768,913      0.50%         6,558      0.58%     $    699,273      0.43%
Total Delinquent Loans....      50,800      4.57%     $  5,528,731      3.56%        50,648      4.46%     $  5,627,731      3.43%
Percent Government........             23%                       19%                        17%                       22%

                                          AT YEAR ENDED JUNE, 2005
                             --------------------------------------------------
                                         PERCENT BY     BY DOLLAR    PERCENT BY
                             BY NO. OF     NO. OF         AMOUNT       DOLLAR
                               LOANS        LOANS      (THOUSANDS)     AMOUNT
                             ---------   ----------   ------------   ----------

Total Portfolio...........   1,124,868                $166,731,920
Period of Delinquency
30-59 days................      23,311      2.07%     $  2,707,446      1.62%
60-89.....................       5,245      0.47%     $    594,778      0.36%
90 days or more...........       5,499      0.49%     $    621,188      0.37%
Delinquent Bankruptcies...       4,734      0.42%     $    484,104      0.29%
Subtotal..................      38,789      3.45%     $  4,407,515      2.64%
Foreclosures Pending......       5,695      0.51%     $    610,609      0.37%
Total Delinquent Loans....      44,484      3.95%     $  5,018,124      3.01%
Percent Government........             20%                       15%


WELLS FARGO BANK, N.A.

          The information set forth below with regard to Wells Fargo Bank, N.A.
has been provided to the depositor by Wells Fargo Bank, N.A., a national banking association, referred to in this prospectus supplement as Wells Fargo, or as the related servicer with respect to the Wells Fargo Mortgage Loans.

General

          Wells Fargo Bank, N.A. ("Wells Fargo") is an indirect, wholly owned subsidiary of Wells Fargo & Company. Wells Fargo is engaged in the business of
(i) originating, purchasing and selling residential mortgage loans in its own name and through its affiliates and (ii) servicing residential mortgage loans for its own account and for the account of others. Wells Fargo is an approved servicer of Fannie Mae and Freddie Mac. Wells Fargo's principal office for servicing functions is located at 1 Home Campus, Des Moines, Iowa 50328-0001.

                                     S-181

Wells Fargo Delinquency Experience

          The following tables set forth certain information, as reported by
Wells Fargo, concerning recent delinquency and foreclosure experience on mortgage loans included in mortgage pools underlying certain series of mortgage pass-through certificates issued by Wells Fargo's affiliate, Wells Fargo Asset
Securities Corporation, with respect to which one or more classes of certificates were publicly offered and as to which Wells Fargo acts as servicer.
The delinquency and foreclosure experience set forth in the following tables includes mortgage loans with various terms to stated maturity and includes loans having a variety of payment characteristics. In addition, the adjustable-rate loan table includes mortgage loans with various periods until the first interest rate adjustment date and different indices upon which the adjusted interest rate is based. Certain of the adjustable-rate loans also provide for the payment of only interest until the first adjustment date. There can be no assurance that the delinquency and foreclosure experience set forth in the following tables will be representative of the results that may be experienced with respect to the mortgage loans included in the trust.

        WELLS FARGO
      DELINQUENCY AND
  FORECLOSURE EXPERIENCE



                                        BY DOLLAR                 BY DOLLAR                BY DOLLAR
                             BY NO.       AMOUNT       BY NO.       AMOUNT      BY NO.      AMOUNT
                            OF LOANS     OF LOANS     OF LOANS     OF LOANS    OF LOANS     OF LOANS
                           ---------   -----------   ---------   -----------   --------   -----------
(Dollar Amounts in
   Thousands)              AS OF DECEMBER 31, 2003   AS OF DECEMBER 31, 2004    AS OF MARCH 31, 2005
                           -----------------------   -----------------------   ----------------------

Fixed-Rate Loans             27,529    $12,685,318     27,069    $12,321,323    29,282    $13,376,435
                             ======    ===========     ======    ===========    ======    ===========
Period of Delinquency(1)
   30-59 Days                    55    $    25,106         37    $    14,212        25    $     9,697
   60-89 Days                    14    $     5,033         10    $     3,882        14    $     4,582
   90 days or more                9    $     3,523          8    $     2,348         9    $     3,439
                             ------    -----------     ------    -----------    ------    -----------
Total Delinquent Loans           78    $    33,662         55    $    20,442        48    $    17,718
                             ======    ===========     ======    ===========    ======    ===========
Percent of Fixed-Rate
   Loans                       0.28%          0.27%      0.20%          0.17%     0.16%          0.13%
   Foreclosures(2)               28    $    11,328         10    $     4,366         6    $     1,979
Foreclosure Ratio (3)          0.10%          0.09%      0.04%          0.04%     0.02%          0.01%


        WELLS FARGO
      DELINQUENCY AND
  FORECLOSURE EXPERIENCE



                                        BY DOLLAR                 BY DOLLAR                BY DOLLAR
                             BY NO.       AMOUNT       BY NO.       AMOUNT      BY NO.      AMOUNT
                            OF LOANS     OF LOANS     OF LOANS     OF LOANS    OF LOANS     OF LOANS
                           ---------   -----------   ---------   -----------   --------   -----------
(Dollar Amounts in
   Thousands)              AS OF DECEMBER 31, 2003   AS OF DECEMBER 31, 2004    AS OF MARCH 31, 2005
                           -----------------------   -----------------------   ----------------------

Adjustable-Rate Loans        17,353     $8,733,883     60,470    $27,907,056    75,884    $33,827,431
                             ======     ==========     ======    ===========    ======    ===========
Period of Delinquency(1)
   30-59 Days                    19     $   10,283         81    $    31,289        56    $    24,186
   60-89 Days                     4     $    2,159          7    $     3,847        12    $     6,061
   90 days or more                3     $    1,751          5    $     2,089         6    $     1,806
                             ------     ----------     ------    -----------    ------    -----------
Total Delinquent Loans           26     $   14,193         93    $    37,224        74    $    32,053
                             ======     ==========     ======    ===========    ======    ===========
Percent of Adjustable-Rate
   Loans                       0.15%          0.16%      0.15%          0.13%     0.10%          0.09%
      Foreclosures(2)             5     $    2,267          4    $     1,600         6    $     2,602
   Foreclosure Ratio (3)       0.03%          0.03%      0.01%          0.01%     0.01%          0.01%


(1)  The indicated periods of delinquency are based on the number of days past due, based on a 30-day month. No mortgage loan is considered delinquent for these purposes until one month has passed since its contractual due date. A mortgage loan is no longer considered delinquent once foreclosure proceedings have commenced.

(2)  Includes loans in the applicable portfolio for which foreclosure proceedings had been instituted or with respect to which the related property had been acquired as of the dates indicated.

(3)  Foreclosure as a percentage of loan count or principal balance in the applicable portfolio at the end of each period.

                                     S-182

                         POOLING AND SERVICING AGREEMENT

GENERAL

          The certificates will be issued pursuant to the pooling and servicing agreement, dated as of July 1, 2005, among the depositor, the master servicer, the trust administrator, the trustee and Citibank, a form of which is filed as an exhibit to the registration statement. A current report on Form 8-K relating to the certificates containing a copy of the pooling and servicing agreement as executed will be filed by the depositor with the Securities and Exchange
Commission following the initial issuance of the certificates. The trust created under the pooling and servicing agreement will consist of (i) all of the depositor's right, title and interest in and to the mortgage loans, the related mortgage notes, mortgages and other related documents; (ii) all payments on or collections in respect of the mortgage loans due after the cut-off date, together with any proceeds thereof; (iii) any mortgaged properties acquired on behalf of certificateholders by foreclosure or by deed-in-lieu of foreclosure, and any revenues received thereon; (iv) the rights of the trustee under all insurance policies required to be maintained pursuant to the pooling and servicing agreement; and (v) the rights of the depositor under the mortgage loan purchase agreement pursuant to which the depositor acquired the mortgage loans from the seller.

          Reference is made to the prospectus for important information in addition to that set forth in this prospectus supplement regarding the trust fund, the terms and conditions of the pooling and servicing agreement and the
Offered Certificates. The depositor will provide to a prospective or actual certificateholder without charge, on written request, a copy, without exhibits, of the pooling and servicing agreement. Requests should be addressed to the
Secretary, Citigroup Mortgage Loan Trust Inc., 390 Greenwich Street, 4th Floor,
New York, New York 10013.

ASSIGNMENT OF THE MORTGAGE LOANS

          Pursuant to separate sale agreements, each originator sold the mortgage loans originated by it, directly or indirectly, without recourse, to the seller. Pursuant a mortgage loan purchase agreement, the seller will sell, transfer, assign, set over and otherwise convey the mortgage loans, without recourse, to the depositor on the closing date. Pursuant to the pooling and servicing agreement, the depositor will sell, transfer, assign, set over and otherwise convey all of the mortgage loans, without recourse, to the trustee, for the benefit of the certificateholders, on the closing date.

          The depositor will deliver or cause to be delivered to the trustee, or to a custodian on behalf of the trustee, with respect to each mortgage loan, among other things: the mortgage note endorsed in blank, the original mortgage with evidence of recording indicated thereon and an assignment of the mortgage in blank.

          The assignments of mortgage will not be recorded in the offices for real property records, except as set forth in the pooling and servicing agreement.

         Pursuant to the related sale agreement and/or pursuant to the related assignment, assumption and recognition agreement, each originator made and/or will make certain representations and warranties to the seller relating to, among other things, certain characteristics of the mortgage loans being sold by such party. Subject to certain limitations contained in the related sale agreement, each such originator will be obligated to repurchase or substitute a similar mortgage loan for any mortgage loan as to which there exists uncured deficient documentation or an uncured breach of any such representation or warranty, if such breach of any such representation or warranty materially and adversely affects the value of such mortgage loan or the interests of the certificateholders in such mortgage loan.

                                     S-183

          Pursuant to the mortgage loan purchase agreement, the seller will make certain representations and warranties regarding the mortgage loans. Subject to certain limitations contained in the mortgage loan purchase agreement, the seller will be obligated to repurchase or substitute a similar mortgage loan for any mortgage loan as to which there exists an uncured breach of any such representation or warranty, if such breach of any such representation or warranty materially and adversely affects the value of such mortgage loan or the interests of the certificateholders in such mortgage loan.

          The seller is selling, and each originator sold, the mortgage loans without recourse and neither the seller nor any originator will have any obligation with respect to the certificates, other than the cure, repurchase or substitution obligations described above and certain limited indemnification obligations. The depositor will not make any loan level representations and warranties and will not therefore have any cure, repurchase or substitution obligations with respect to any loan level representation or warranty.

          The assignments of mortgage will not be recorded in the offices for real property records, except as set forth in the pooling and servicing agreement.

THE TRUSTEE

          U.S. Bank National Association, a national banking association, will be named trustee under the pooling and servicing agreement. The Trustee's offices for notices under the pooling and servicing agreement are located at One
Federal Street, Boston, Massachusetts 02110, and its telephone number is (800)
934-6802.

          In the event the master servicer defaults in the performance of its obligations pursuant to the terms of the pooling and servicing agreement prior to the appointment of a successor, the trustee is obligated to perform such obligations until a successor master servicer is appointed.

          As compensation to the trustee in respect of its obligations under the pooling and servicing agreement, the trustee's fees will be paid by the trust administrator pursuant to a separate agreement between the trustee and the trust administrator, and such compensation will not be an expense of the trust.

          The trust will provide certain indemnifications to the trustee which may reduce amounts otherwise distributable to certificateholders. See
"--Indemnification of the Trustee, the Trust Administrator, Citibank and any
Custodian" below.

THE TRUST ADMINISTRATOR

          CitiMortgage, Inc., a New York corporation, will also act as trust administrator for the certificates pursuant to the pooling and servicing agreement. The trust administrator will perform certain administrative functions on behalf of the trustee. The Trust Administrator's offices for notices under the pooling and servicing agreement are located at 1000 Technology Drive,
O'Fallon, MO 63304, Attention: Mortgage Finance MS 337, and its telephone number is 636-261-1313.

          The principal compensation to be paid to the trust administrator in respect of its obligations under the pooling and servicing agreement will be equal to certain investment earnings on the amounts on deposit in the certificate account and an administration fee accrued at the Administration Fee
Rate on the aggregate Scheduled Principal Balance of the mortgage loans.

          The trust will provide certain indemnifications to the trust administrator which may reduce amounts otherwise distributable to certificateholders. See "--Indemnification of the Trustee, the Trust
Administrator, Citibank and any Custodian" below.

                                     S-184

THE PAYING AGENT, CERTIFICATE REGISTRAR AND AUTHENTICATING AGENT.

          Citibank, N.A., a national banking association, referred to in this prospectus supplement as Citibank, will be appointed as paying agent, certificate registrar and authenticating agent under the pooling and servicing agreement and will perform certain administrative functions relating to such appointment on behalf of the trustee and the trust administrator. Citibank's offices for notices under the pooling and servicing agreement are located 388
Greenwich Street, 14th Floor, New York, New York 10013, Attention: Citibank
Agency & Trust, and its telephone number is (212) 816-5827.

          As compensation to Citibank in respect of its obligations under the pooling and servicing agreement, Citibank's fees will be paid by the trust administrator pursuant to a separate agreement between Citibank and the trust administrator, and such compensation will not be an expense of the trust.

          The trust will provide certain indemnifications to Citibank which may reduce amounts otherwise distributable to certificateholders. See
"--Indemnification of the Trustee, the Trust Administrator, Citibank and any
Custodian" below.

INDEMNIFICATION OF THE TRUSTEE, THE TRUST ADMINISTRATOR, CITIBANK AND ANY
CUSTODIAN

          The pooling and servicing agreement will provide that the trustee, the trust administrator, Citibank and any director, officer, employee or agent of the trustee, the trust administrator or Citibank will be indemnified by the trust and will be held harmless against any loss, liability or expense (not including expenses, disbursements and advances incurred or made by the trustee, the trust administrator or Citibank, as applicable, including the compensation and the expenses and disbursements of such party's agents and counsel, in the ordinary course of such party's performance in accordance with the provisions of the pooling and servicing agreement) incurred by the trustee, the trust administrator or Citibank, as applicable, arising out of or in connection with the acceptance or administration of its obligations and duties under the pooling and servicing agreement, other than any loss, liability or expense (i) resulting from a breach of the master servicer's obligations and duties under the pooling and servicing agreement or the servicers' obligations and duties under the servicing agreement, for which the trustee, the trust administrator or Citibank, as applicable, is indemnified by the master servicer under the pooling and servicing agreement or the servicers under the servicing agreement, as the case may be or (ii) incurred by reason of willful misfeasance, bad faith or negligence of the trustee, the trust administrator or Citibank, as applicable, in the performance of its duties under the pooling and servicing agreement or by reason of the reckless disregard by the trustee, the trust administrator or
Citibank, as applicable, of its obligations and duties under the pooling and servicing agreement or as a result of a breach by the trustee, the trust administrator or Citibank, as applicable, of certain of its obligations or covenants under the pooling and servicing agreement with respect to REMIC administration or REMIC protection. The pooling and servicing agreement will provide that amounts owing from the trust to the trustee, the trust administrator or Citibank in respect of the foregoing indemnification may be withdrawn and paid to the trustee, the trust administrator or Citibank, as applicable, prior to the making of distributions to certificateholders. In addition, any custodian of the mortgage files will be indemnified by the trust to the same degree as the trustee or the trust administrator would be indemnified as described above were it performing custodian functions itself pursuant to the pooling and servicing agreement.

SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES

          The master servicer will be entitled to compensation for its master servicing activities under the pooling and servicing agreement which shall be equal to the sum of investment income on funds in the collection account and the distribution account. Each of the servicers will be entitled to receive a fee as compensation for its servicing activities under the related servicing agreement equal to the applicable

                                     S-185

servicing fee rate accrued on the scheduled principal balance of each mortgage
Loan, serviced by such servicer, as of the due date in the month preceding the month in which such distribution date occurs. The Servicing Fee Rate for each mortgage loan will be determined as described in the definition of Servicing Fee
Rate under "Description of the Certificates--Glossary" in this prospectus supplement.

          As additional servicing compensation, the applicable servicer may be entitled to retain all prepayment charges and penalties, if any, assumption fees, tax service fees and late payment charges, all to the extent collected from mortgagors and as provided in the related servicing agreement.

          Each servicer will pay all related expenses incurred in connection with its servicing responsibilities, subject to limited reimbursement as described in the related servicing agreement.

          Each servicer is obligated to offset any Prepayment Interest Shortfall in respect of certain prepayments of mortgage loans serviced by such servicer, to the extent set forth in the related servicing agreement. In the event that any servicer fails to pay the amount of any Prepayment Interest Shortfall required to be paid by it for any distribution date, the master servicer will be required to pay such unpaid amount.

          The related servicer or the master servicer is obligated to pay certain insurance premiums and certain ongoing expenses associated with the mortgage pool incurred by the related servicer or the master servicer in connection with its responsibilities under the related servicing agreement or under the pooling and servicing agreement, as the case may be, and is entitled to reimbursement therefor as provided in such agreement. See "Description of the
Securities--Retained Interest; Servicing or Administration Compensation and
Payment of Expenses" in the prospectus for information regarding expenses payable by the servicers or the master servicer and "Federal Income Tax
Consequences" in this prospectus regarding certain taxes payable by the master servicer.

VOTING RIGHTS

          At all times, 99% of all voting rights relating to each collateral pool will be allocated among the holders of the related certificates (other than the related Residual Certificates) in proportion to the then outstanding
Certificate Principal Balances of their respective certificates and 1% of all voting rights relating to each collateral pool will be allocated among the holders of the related Residual Certificates, in each case in proportion to the percentage interests in such classes evidenced by their respective certificates.

TERMINATION

          The seller, or if the seller fails to exercise such option, the master servicer, will have the right to purchase all of the mortgage loans and any REO properties on any distribution date, once the aggregate principal balance of the mortgage loans and REO properties related collateral pool at the time of purchase is reduced to less than 10% of the aggregate principal balance of the mortgage loans in such collateral pool as of the cut-off date. If such option is exercised with respect to one or two collateral pools, such election will effect the early retirement of the related certificates. If such option is then subsequently exercised with respect to the remaining collateral pool, such election will effect both the termination of the trust and the early retirement of the related certificates. In the event such option is exercised with respect to any collateral pool, the purchase price payable in connection therewith generally will be equal to the greater of (i) the aggregate stated principal balance of the mortgage loans in such collateral pool and the fair market value of any REO properties in such collateral pool, plus accrued interest for each mortgage loan in such collateral pool at the related mortgage rate to but not including the first day of the month in which the purchase price is distributed, together with any amounts due to the servicer for

                                     S-186

servicing compensation at the Servicing Fee Rate and any unreimbursed servicing advances and (ii) the aggregate fair market value of all of the assets in the trust. In the event such option is exercised, the portion of the purchase price allocable to the certificates of each class will be, to the extent of available funds:

o         in the case of each class of certificates, 100% of the then outstanding Certificate Principal Balance thereof, plus

o         in the case of each class of certificates, one month's interest on the then outstanding Certificate Principal Balance thereof at the then applicable pass-through rate for that class and any previously accrued but unpaid interest thereon.

          In no event will the trust created by the pooling and servicing agreement continue beyond the expiration of 21 years from the death of the survivor of the persons named in the pooling and servicing agreement. See
"Description of the Securities--Termination" in the prospectus.

                         FEDERAL INCOME TAX CONSEQUENCES

          One or more elections will be made to treat designated portions of the trust as a real estate mortgage investment conduit, or REMIC, for federal income tax purposes. Upon the issuance of the Offered Certificates, Thacher Proffitt &
Wood LLP, counsel to the depositor, will deliver its opinion generally to the effect that, assuming compliance with all provisions of the pooling and servicing agreement, for federal income tax purposes, each REMIC created under the pooling and servicing agreement will qualify as a REMIC under Sections 860A through 860G of the Code.

          For federal income tax purposes, (i) the Residual Certificates will consist of components, each of which will represent the sole class of "residual interests" in related REMICs elected by the trust and (ii) the Certificates other than the Residual Certificates will represent ownership of "regular interests" in, and generally will be treated as debt instruments of a REMIC. See
"Federal Income Tax Consequences--REMICs--Classification of REMICs" in the
prospectus.

          For federal income tax reporting purposes, the Group I Certificates, the Class II-B1, the Class II-B2, the Class II-B3 and the Class III-B3
Certificates will and the other classes of Offered Certificates will not, be treated as having been issued with original issue discount. The prepayment assumption that will be used in determining the rate of accrual of original issue discount, premium and market discount, if any, for federal income tax purposes will be based on the assumption that, subsequent to the date of any determination, the mortgage loans will prepay at a rate equal to 25% CPR (in the case of the Group I Mortgage Loans), 25% CPR (in the case of the Group II
Mortgage Loans) or 25% CPR (in the case of the Group III Mortgage Loans). No representation is made that the mortgage loans will prepay at that rate or at any other rate. See "Federal Income Tax Consequences--REMICs--Taxation of Owners
of REMIC Regular Certificates--Original Issue Discount" in the prospectus.

          The Internal Revenue Service, or IRS, has issued OID regulations under
Sections 1271 to 1275 of the Code generally addressing the treatment of debt instruments issued with original issue discount.

          If the method for computing original issue discount described in the prospectus results in a negative amount for any period with respect to a certificateholder, the amount of original issue discount allocable to that period would be zero and the certificateholder will be permitted to offset that negative amount only against future original issue discount, if any, attributable to those certificates.

                                     S-187

          The Offered Certificates may be treated for federal income tax purposes as having been issued with a premium. Certificateholders may elect to amortize such premium under a constant yield method in which case such amortizable premium will generally be allocated among the interest distributions on such certificates and will be applied as an offset against the interest distributions. See "Federal Income Tax Consequences--REMICs--Taxation of Owners
of REMIC Regular Certificates--Premium" in the prospectus.

          The Offered Certificates will be treated as assets described in
Section 7701(a)(19)(C) of the Code and "real estate assets" under Section
856(c)(4)(A) of the Code, generally in the same proportion that the assets in the related trust fund would be so treated. In addition, interest on the Offered
Certificates will be treated as "interest on obligations secured by mortgages on real property" under Section 856(c)(3)(B) of the Code, generally to the extent that the Offered Certificates are treated as "real estate assets" under Section
856(c)(4)(A) of the Code. The Offered Certificates (other than the Residual
Certificates) also will be treated as "qualified mortgages" under Section
860G(a)(3) of the Code. See "Federal Income Tax
Consequences--REMICs--Characterization of Investments in REMIC Certificates" in
the prospectus.

          It is not anticipated that the REMIC will engage in any transactions that would subject it to the prohibited transactions tax as defined in Section
860F(a)(2) of the Code, the contributions tax as defined in Section 860G(d) of the Code or the tax on net income from foreclosure property as defined in
Section 860G(c) of the Code. However, in the event that any such tax is imposed on the REMIC, the tax will be borne (i) by the trustee, if the trustee has breached its obligations with respect to REMIC compliance under the pooling and servicing agreement, (ii) by the trust administrator (or Citibank, as applicable), if the trust administrator or Citibank on its behalf has breached its obligations with respect to REMIC compliance under the pooling and servicing agreement, (iii) by the master servicer, if the master servicer has breached its obligations with respect to REMIC compliance under the pooling and servicing agreement, (iv) by the servicer, if the servicer has breached its obligations with respect to REMIC compliance under the servicing agreement, or (v) otherwise by the trust fund, with a resulting reduction in amounts otherwise distributable to holders of the certificates. See "Description of the Securities--General" and
"Federal Income Tax Consequences --REMICs--Prohibited Transactions Tax and Other
Taxes" in the prospectus.

          The responsibility for filing annual federal information returns and other reports will be generally borne by the trust administrator. See "Federal
Income Tax Consequences--REMICs--Reporting and Other Administrative Matters" in
the prospectus.

          For further information regarding the federal income tax consequences of investing in the Offered Certificates, see "Federal Income Tax
Consequences--REMICs" in the prospectus.

SPECIAL TAX CONSIDERATIONS APPLICABLE TO RESIDUAL CERTIFICATES

          The IRS has issued REMIC regulations under the provisions the Code that significantly affect holders of Residual Certificates. The REMIC regulations impose restrictions on the transfer or acquisition of some residual interests, including the Residual Certificates. The pooling and servicing agreement includes other provisions regarding the transfer of Residual
Certificates, including (i) the requirement that any transferee of a Residual
Certificate provide an affidavit representing that the transferee is not a disqualified organization; is not acquiring the Residual Certificate on behalf of a disqualified organization; and will maintain that status and will obtain a similar affidavit from any person to whom the transferee shall subsequently transfer a Residual Certificate; (ii) a provision that any transfer of a
Residual Certificate to a disqualified organization shall be null and void; and
(iii) a grant to the servicer of the right, without notice to the holder or any prior holder, to sell to a purchaser of its choice

                                     S-188

any Residual Certificate that will become owned by a disqualified organization despite the first two provisions above.

          In addition, under the pooling and servicing agreement, the Residual
Certificates may not be transferred to non-United States persons.

          The REMIC regulations also provide that a transfer to a United States person of "noneconomic" residual interests will be disregarded for all federal income tax purposes, and that the purported transferor of "noneconomic" residual interests will continue to remain liable for any taxes due with respect to the income on the residual interests, unless "no significant purpose of the transfer was to impede the assessment or collection of tax." Based on the REMIC regulations, the Residual Certificates may constitute noneconomic residual interests during some or all of their terms for purposes of the REMIC regulations and, accordingly, unless no significant purpose of a transfer is to impede the assessment or collection of tax, transfers of the Residual
Certificates may be disregarded and purported transferors may remain liable for any taxes due relating to the income on the Residual Certificates. All transfers of the Residual Certificates will be restricted in accordance with the terms of the pooling and servicing agreement that are intended to reduce the possibility of any transfer of a Residual Certificate being disregarded to the extent that the Residual Certificates constitute noneconomic residual interests.

          The IRS has issued final REMIC regulations that add to the conditions necessary to assure that a transfer of a non-economic residual interest would be respected. The additional conditions require that in order to qualify as a safe harbor transfer of a residual interest, the transferee represent that it will not cause the income "to be attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of the transferee or another U.S. taxpayer" and either (i) the amount received by the transferee be no less on a present value basis than the present value of the net tax detriment attributable to holding the residual interest reduced by the present value of the projected distributions to be received on the residual interest or (ii) the transfer is to a domestic taxable corporation with specified large amounts of gross and net assets and that meets certain other requirements where agreement is made that all future transfers will be to taxable domestic corporations in transactions that qualify for the same "safe harbor" provision. Eligibility for the safe harbor requires, among other things, that the facts and circumstances known to the transferor at the time of transfer not indicate to a reasonable person that the taxes with respect to the residual interest will not be paid, with an unreasonably low cost for the transfer specifically mentioned as negating eligibility. See "Federal Income Tax
Consequences--REMICs--Taxation of Owners of REMIC Residual
Certificates--Noneconomic REMIC Residual Certificates" in the prospectus.

          Holders of the Residual Certificates may be required to report an amount of taxable income with respect to the earlier accrual periods of the term of each REMIC that significantly exceeds the amount of cash distributions received by the holders of the Residual Certificates with respect to those periods. Furthermore, the tax on that income may exceed the cash distributions with respect to those periods. Consequently, holders of the Residual
Certificates should have other sources of funds sufficient to pay any federal income taxes due in the earlier years of the REMIC's term as a result of their ownership of the Residual Certificates. In addition, the required inclusion of this amount of taxable income during the REMIC's earlier accrual periods and the deferral of corresponding tax losses or deductions until later accrual periods or until the ultimate sale or disposition of a Residual Certificate, or possibly later under the "wash sale" rules of Section 1091 of the Internal Revenue Code may cause a Residual Certificate Certificateholders' after-tax rate of return to be zero or negative even if the Residual Certificateholders' pre-tax rate of return is positive. That is, on a present value basis, the Residual
Certificateholders' resulting tax liabilities could substantially exceed the sum of any tax benefits and the amount of any cash distributions on the Residual
Certificates over their life.

                                     S-189

          An individual, trust or estate that holds, whether directly or indirectly through pass-through entities, a Residual Certificate, may have significant additional gross income with respect to, but may be limited on the deductibility of, servicing fees, trustee's fees and other administrative expenses properly allocable to each REMIC in computing the certificateholder's regular tax liability and will not be able to deduct those fees or expenses to any extent in computing the certificateholder's alternative minimum tax liability. See "Federal Income Tax Consequences--REMICs-- Taxation of Owners of
REMIC Residual Certificates--Possible Pass-Through of Miscellaneous Itemized
Deductions" in the prospectus.

          On May 11, 2004, the Internal Revenue Service issued final regulations relating to the federal income tax treatment of "inducement fees" received by transferees of non-economic REMIC residual interests. The regulations provide tax accounting rules for the inclusion of such fees in income over an appropriate period, and clarify that inducement fees represent income from sources within the United States. These rules apply to taxable years ending on or after May 11, 2004. On the same date, the IRS issued administrative guidance addressing the procedures by which transferees of such REMIC residual interests may obtain consent to change the method of accounting for REMIC inducement fee income to one of the methods provided in the regulations. Prospective purchasers of REMIC residual certificates should consult with their tax advisors regarding the effect of these regulations and the related administrative guidance.

          Purchasers of the Residual Certificates are strongly advised to consult their tax advisors as to the economic and tax consequences of investment in the Residual Certificates.

          For further information regarding the federal income tax consequences of investing in the Residual Certificates, see "Certain Yield and Prepayment
Considerations--Additional Yield Considerations Applicable Solely to the
Residual Certificates" in this prospectus supplement and "Federal Income Tax
Consequences--REMICs--Taxation of Owners of REMIC Residual Certificates" in the
prospectus.

                             METHOD OF DISTRIBUTION

          Subject to the terms and conditions set forth in the underwriting agreement, dated July 28, 2005, the depositor has agreed to sell, and the underwriter has agreed to purchase the Offered Certificates. The underwriter is obligated to purchase all Offered Certificates offered hereby if it purchases any. The underwriter is an affiliate of the depositor.

          Distribution of the Offered Certificates will be made from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. Proceeds to the depositor from the sale of the Offered
Certificates, before deducting expenses payable by the depositor, will be approximately 101.09% of the aggregate initial Certificate Principal Balance of the Offered Certificates, plus accrued interest. In connection with the purchase and sale of the Offered Certificates, the underwriter may be deemed to have received compensation from the depositor in the form of underwriting discounts.

          The Offered Certificates are offered subject to receipt and acceptance by the underwriters, to prior sale and to the underwriters' right to reject any order in whole or in part and to withdraw, cancel or modify the offer without notice. It is expected that delivery of the Offered Certificates (other than the
Residual Certificates) will be made through the facilities of DTC, Clearstream and Euroclear and delivery of the Residual Certificates will be made at the offices of the underwriter, in each case, on or about the closing date. The
Offered Certificates will be offered in Europe and the United States of America.

                                     S-190

          The underwriting agreement provides that the depositor will indemnify the underwriters against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended, or will contribute to payments the underwriters may be required to make in respect thereof.

                                SECONDARY MARKET

          There is currently no secondary market for the Offered Certificates and there can be no assurance that a secondary market for the Offered
Certificates will develop or, if it does develop, that it will continue. The underwriter intends to establish a market in the Offered Certificates, other than the Residual Certificates, but is not obligated to do so. The primary source of information available to investors concerning the Offered Certificates will be the monthly statements discussed in this prospectus supplement under
"Description of the Certificates--Reports to Certificateholders," which will include information as to the outstanding Certificate Principal Balance of the
Offered Certificates and the status of the credit enhancement. There can be no assurance that any additional information regarding the Offered Certificates will be available through any other source. In addition, the depositor is not aware of any source through which price information about the Offered
Certificates will be generally available on an ongoing basis. The limited nature of such information regarding the Offered Certificates may adversely affect the liquidity of the Offered Certificates, even if a secondary market for the
Offered Certificates becomes available.

                                 LEGAL OPINIONS

          Legal matters relating to the Offered Certificates will be passed upon for the depositor and the underwriters by Thacher Proffitt & Wood LLP, New York,
New York.

                                     RATINGS

          It is a condition to the issuance of the certificates that each class of the Offered Certificates be rated not lower than the initial rating indicated
for such class in the table under "Summary of Prospectus Supplement--Ratings."

          The ratings assigned to mortgage pass-through certificates address the likelihood of the receipt by certificateholders of all distributions to which the certificateholders are entitled. The rating process addresses structural and legal aspects associated with the certificates, including the nature of the underlying mortgage loans. The ratings assigned to mortgage pass-through certificates do not represent any assessment of the likelihood that principal prepayments will be made by the mortgagors or the degree to which these prepayments will differ from that originally anticipated, the corresponding effect on yield to investors. In addition, the ratings on the Residual
Certificates do not address the likelihood of receipt by the holders of such certificates of any amounts in excess of the initial certificate balance thereof and interest thereon.

          A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating. In the event that the ratings initially assigned to the Offered Certificates are subsequently lowered for any reason, no person or entity is obligated to provide any additional credit support or credit enhancement with respect to the Offered Certificates.

          The depositor has not requested that any rating agency rate the
Offered Certificates other than as stated above. However, there can be no assurance as to whether any other rating agency will rate the Offered
Certificates, or, if it does, what rating would be assigned by any other rating agency. A rating on

                                     S-191

the Offered Certificates by another rating agency, if assigned at all, may be lower than the ratings assigned to the Offered Certificates as described in this section.

                                LEGAL INVESTMENT

          The Senior Certificates, the Class I-B1 Certificates, the Class II-B1
Certificates and the Class III-B1 Certificates will constitute "mortgage related securities" for purposes of SMMEA for so long as they are rated not lower than the second highest rating category by a rating agency, as defined in the prospectus, and, therefore, will be legal investments for those entities to the extent provided in SMMEA. SMMEA, however, provides for state limitation on the authority of entities to invest in "mortgage related securities" provided that the restrictive legislation was enacted prior to October 3, 1991. There are ten states that have enacted legislation which overrides the preemption provisions of SMMEA. The Offered Subordinate Certificates (other than the Class I-B1
Certificates, Class II-B1 Certificates and the Class III-B1 Certificates) will not constitute "mortgage related securities" for purposes of SMMEA.

          The depositor makes no representations as to the proper
characterization of any class of Offered Certificates for legal investment or other purposes, or as to the ability of particular investors to purchase any class of Offered Certificates under applicable legal investment restrictions.
These uncertainties may adversely affect the liquidity of any class of Offered
Certificates. Accordingly, all institutions whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their legal advisors in determining whether and to what extent any class of Offered
Certificates constitutes a legal investment or is subject to investment, capital or other restrictions. See "Legal Investment" in the Prospectus.

                              ERISA CONSIDERATIONS

          A fiduciary of any ERISA plan, IRA, Keogh plan or government plan, collectively referred to here as "benefit plans," or any insurance company, whether through its general or separate accounts, or any other person investing benefit plan assets of any benefit plan, should carefully review with its legal advisors whether the purchase or holding of Offered Certificates could give rise to a transaction prohibited or not otherwise permissible under ERISA or Section
4975 of the Code. The purchase or holding of the Offered Certificates by or on behalf of, or with benefit plan assets of, a benefit plan may qualify for exemptive relief under the Underwriter's Exemption, as described under
"Considerations for Benefit Plan Investors--Possible Exemptive Relief" in the
prospectus. The Underwriter's Exemption relevant to the Offered Certificates was granted by the Department of Labor on April 18, 1991 as PTE 91-23 at 56 F.R.
15936 and amended on July 21, 1997 as PTE 97-34 at 62 F.R. 39021 and further amended on November 13, 2000 by PTE 2000-58 at 65 F.R. 67765. The Underwriter's
Exemption was amended further on August 22, 2002 by PTE 2001-41, 67 F.R. 54487 to permit a trustee to be affiliated with an underwriter despite the restriction in PTE 2000-58 to the contrary. However, the Underwriter's Exemption contains a number of conditions which must be met for the exemption to apply, including the requirements that the investing benefit plan must be an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange
Commission under the Securities Act and that the offered certificates be rated at least "BBB-" (or its equivalent) by S&P, Moody's or Fitch, at the time of the benefit plan's purchase. As noted in the prospectus, one requirement for eligibility under the Underwriter's Exemption is that all of the mortgage loans must have a loan-to-value ratio of not more than 100%, based on the outstanding principal balance of the loan and the fair market value of the mortgage property as of the closing date. It is possible that, if the fair market value of any of the mortgage loans has declined substantially since origination, this requirement may not be satisfied. This possibility is greater for any seasoned loans than it is for other mortgage loans.

                                     S-192

          Each beneficial owner of an Offered Subordinate Certificate or any interest therein shall be deemed to have represented, by virtue of its acquisition or holding of such certificate or interest therein, that either (i)
it is not a benefit plan investor, (ii) it has acquired and is holding the related Offered Subordinate Certificates in reliance on the Underwriter's
Exemption, and that it understands that there are certain conditions to the availability of the Underwriter's Exemption, including that the Offered
Subordinate Certificates must be rated, at the time of purchase, not lower than
"BBB-" (or its equivalent) by S&P, Moody's or Fitch and that such certificate is so rated or (iii) (1) it is an insurance company, (2) the source of funds used to acquire or hold the certificate or interest therein is an "insurance company general account," as such term is defined in PTCE 95-60, and (3) the conditions in Sections I and III of PTCE 95-60 have been satisfied.

          The pooling and servicing agreement provides that each prospective holder of a Residual Certificate, each prospective transferee acquiring the
Residual Certificates and each prospective owner (or transferee thereof) of a beneficial interest in the Residual Certificates must represent and warrant (or will be deemed to have represented and warranted) that either (1) it is not a
Plan or acting on behalf of a Plan and is not using assets of a Plan to purchase the Residual Certificates or (2) it has delivered to the trust administrator or its certificate registrar an opinion of counsel, on which the trust administrator, the trustee, the depositor, the master servicer and Citibank may rely, which establishes to the satisfaction of the trust administrator that the purchase and holding of such certificates is permissible under applicable law, will not constitute or result in any non-exempt prohibited transaction under
ERISA or section 4975 of the Code and will not subject the trustee, the trust administrator, the depositor, the master servicer, Citibank or the trust to any obligation or liability (including obligations or liabilities under ERISA or section 4975 of the Code) in addition to those undertaken in the pooling and servicing agreement, which opinion of counsel will not be an expense of any of such persons.

          If any certificate or any interest therein is acquired or held in violation of the conditions described in the preceding paragraph, the next preceding permitted beneficial owner will be treated as the beneficial owner of that certificate, retroactive to the date of transfer to the purported beneficial owner. Any purported beneficial owner whose acquisition or holding of any such certificate or interest therein was effected in violation of the conditions described in the preceding paragraph will indemnify and hold harmless the depositor, the trustee, the trust administrator, the servicer, any subservicer, Citibank and the trust from and against any and all liabilities, claims, costs or expenses incurred by those parties as a result of that acquisition or holding.

          Before purchasing an Offered Certificate, a fiduciary of a benefit plan should itself confirm that the Offered Certificate constitutes a "security"
for purposes of the Underwriter's Exemption and that the specific and general conditions of the Underwriter's Exemption and the other requirements set forth in the Underwriter's Exemption would be satisfied. Any benefit plan fiduciary that proposes to cause a benefit plan to purchase a certificate should consult with its counsel with respect to the potential applicability to such investment of the fiduciary responsibility and prohibited transaction provisions of ERISA and the Code to the proposed investment. For further information regarding the
ERISA considerations of investing in the certificates, see "Considerations for
Benefit Plan Investors" in the prospectus.

                                     S-193

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                                     ANNEX I

          GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

          Except in certain limited circumstances, the globally offered
Citigroup Mortgage Loan Trust Inc., Mortgage Pass-Through Certificates, Series
2005-3, will be available only in book-entry form. The Offered Certificates are referred to in this Annex I as Global Securities. Investors in the Global
Securities may hold such Global Securities through any of DTC, Clearstream or
Euroclear. The Global Securities will be traceable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

          Secondary market trading between investors through Clearstream and
Euroclear will be conducted in the ordinary way in accordance with the normal rules and operating procedures of Clearstream and Euroclear and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).
Secondary market trading between investors through DTC will be conducted according to DTC's rules and procedures applicable to U.S. corporate debt obligations. Secondary cross-market trading between Clearstream or Euroclear and
DTC Participants holding Certificates will be effected on a
delivery-against-payment basis through the respective Depositaries of
Clearstream and Euroclear (in such capacity) and as DTC Participants.

          Non-U.S. holders (as described below) of Global Securities will be subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

INITIAL SETTLEMENT

          All Global Securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the Global
Securities will be represented through financial institutions acting on their behalf as direct and indirect Participants in DTC. As a result, Clearstream and
Euroclear will hold positions on behalf of their participants through their
Relevant Depositary which in turn will hold such positions in their accounts as
DTC Participants.

          Investors electing to hold their Global Securities through DTC will follow DTC settlement practices. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

          Investors electing to hold their Global Securities through Clearstream or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

SECONDARY MARKET TRADING

          Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

                                      I-1

          Trading between DTC Participants. Secondary market trading between DTC
Participants will be settled using the procedures applicable to prior mortgage loan asset-backed certificates issues in same-day funds.

          Trading between Clearstream and/or Euroclear Participants. Secondary market trading between Clearstream Participants or Euroclear Participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

          Trading between DTC, Seller and Clearstream or Euroclear Participants.
When Global Securities are to be transferred from the account of a DTC
Participant to the account of a Clearstream Participant or a Euroclear
Participant, the purchaser will send instructions to Clearstream or Euroclear through a Clearstream Participant or Euroclear Participant at least one business day prior to settlement. Clearstream or Euroclear will instruct the Relevant
Depositary, as the case may be, to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date, on the basis of the actual number of days in such accrual period and a year assumed to consist of 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by the Relevant Depositary to the DTC
Participant's account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Clearstream Participant's or Euroclear Participant's
account. The securities credit will appear the next day (European time) and the cash debt will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date
(i.e., the trade fails), the Clearstream or Euroclear cash debt will be valued instead as of the actual settlement date.

          Clearstream Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream or Euroclear. Under this approach, they may take on credit exposure to Clearstream or Euroclear until the Global Securities are credited to their account one day later. As an alternative, if Clearstream or Euroclear has extended a line of credit to them,
Clearstream Participants or Euroclear Participants can elect not to preposition funds and allow that credit line to be drawn upon to finance settlement. Under this procedure, Clearstream Participants or Euroclear Participants purchasing
Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although the result will depend on each Clearstream
Participant's or Euroclear Participant's particular cost of funds. Since the settlement is taking place during New York business hours, DTC Participants can employ their usual procedures for crediting Global Securities to the respective
European Depositary for the benefit of Clearstream Participants or Euroclear
Participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC Participants a cross-market transaction will settle no differently than a trade between two DTC Participants.

          Trading between Clearstream or Euroclear Seller and DTC Purchaser. Due
to time zone differences in their favor, Clearstream Participants and Euroclear
Participants may employ their customary procedures for transactions in which
Global Securities are to be transferred by the respective clearing

                                      I-2

system, through the respective Depositary, to a DTC Participant. The seller will send instructions to Clearstream or Euroclear through a Clearstream Participant or Euroclear Participant at least one business day prior to settlement. In these cases Clearstream or Euroclear will instruct the respective Depositary, as appropriate, to credit the Global Securities to the DTC Participant's account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment to and excluding the settlement date on the basis of the actual number of days in such accrual period and a year assumed to consist to 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. The payment will then be reflected in the account of
Clearstream Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the Clearstream Participant's or Euroclear Participant's
account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the Clearstream Participant or Euroclear Participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft incurred over that one-day period. If settlement is not completed on the intended value date
(i.e., the trade fails), receipt of the cash proceeds in the Clearstream
Participant's or Euroclear Participant's account would instead be valued as of the actual settlement date.

          Finally, day traders that use Clearstream or Euroclear and that purchase Global Securities from DTC Participants for delivery to Clearstream
Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action is taken. At least three techniques should be readily available to eliminate this potential problem:

o         borrowing through Clearstream or Euroclear for one day (until the purchase side of the trade is reflected in their Clearstream or
          Euroclear accounts) in accordance with the clearing system's customary procedures;

o         borrowing the Global Securities in the U.S. from a DTC Participant no later than one day prior to settlement, which would give the Global
          Securities sufficient time to be reflected in their Clearstream or
          Euroclear account in order to settle the sale side of the trade; or

o         staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the Clearstream
          Participant or Euroclear Participant.

CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

          A beneficial owner of Global Securities holding securities through
Clearstream or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons, unless (i) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between such beneficial owner and the
U.S. entity required to withhold tax complies with applicable certification requirements and (ii) such beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

          Exemption for non-U.S. Persons (Form W-8BEN). Beneficial owners of
Global Securities that are non-U.S. Persons can obtain a complete exemption from the withholding tax by filing a signed Form W-8BEN (Certificate of Foreign
Status of Beneficial Owner for United States Tax Withholding). If the

                                      I-3

information shown on Form W-8BEN changes, a new Form W-8BEN must be filed within
30 days of such change.

          Exemption for non-U.S. Persons with effectively connected income (Form
W-8ECI). A non-U.S. Person, including a non-U.S. corporation or bank with a U.S.
branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form W-8ECI (Certificate of Foreign Person's Claim for
Exemption from Withholding on Income Effectively Connected with the Conduct of a
Trade or Business in the United States).

          Exemption or reduced rate for non-U.S. Persons resident in treaty countries (Form W-8BEN). Non-U.S. Persons that are Certificate Owners residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form
W-8BEN (Certificate of Foreign Status of Beneficial Owner for United States Tax
Withholding). Form W-8BEN may be filed by the Certificate Owners or his agent.

          Exemption for U.S. Persons (Form W-9). U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer's Request for Taxpayer Identification Number and Certification).

U.S. FEDERAL INCOME TAX REPORTING PROCEDURE.

          The Certificate Owner of a Global Security files by submitting the appropriate form to the person through whom it holds (the clearing agency, in the case of persons holding directly on the books of the clearing agency). Form
W-8BEN and Form W-8ECI are effective until the third succeeding calendar year from the date such form is signed.

          The term "U.S. Person" means (i) a citizen or resident of the United
States, (ii) a corporation, partnership or other entity treated as a corporation or partnership for United States federal income tax purposes organized in or under the laws of the United States or any state thereof or the District of
Columbia (unless, in the case of a partnership, Treasury regulations provide otherwise) or (iii) an estate the income of which is includible in gross income for United States tax purposes, regardless of its source, or (iv) a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have authority to control all substantial decisions of the trust. Notwithstanding the preceding sentence, to the extent provided in Treasury regulations, certain trusts in existence on August 20, 1996, and treated as United States persons prior to such date, that elect to continue to be treated as United States persons will also be a U.S. Person. This summary does not deal with all aspects of U.S. Federal income tax withholding that may be relevant to foreign holders of the Global
Securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Securities.

                                      I-4

                       MORTGAGE PASS-THROUGH CERTIFICATES
                              MORTGAGE-BACKED NOTES
                              (ISSUABLE IN SERIES)

                       CITIGROUP MORTGAGE LOAN TRUST INC.
                                    DEPOSITOR

--------------------------------------------------------------------------------

YOU SHOULD CONSIDER CAREFULLY THE RISK FACTORS BEGINNING ON PAGE 5 OF THIS
PROSPECTUS.

THIS PROSPECTUS MAY BE USED TO OFFER AND SELL THE SECURITIES ONLY IF ACCOMPANIED
BY A PROSPECTUS SUPPLEMENT.

--------------------------------------------------------------------------------

THE SECURITIES:

Citigroup Mortgage Loan Trust Inc., as depositor, will sell the securities, which may be in the form of mortgage pass-through certificates or mortgage-backed notes. Each issue of securities will have its own series designation and will evidence either:

o    the ownership of trust fund assets, or

o    debt obligations secured by trust fund assets.

THE TRUST FUND AND ITS ASSETS

The assets of a trust fund will primarily include any combination of:

o    one- to four-family residential first and junior lien mortgage loans, multifamily residential mortgage loans, cooperative apartment loans, installment loan agreements, home equity revolving lines of credit, including partial balances of those lines of credit, or beneficial interests,

o    installment or conditional sales contracts and installment loan agreements secured by senior or junior liens on manufactured homes,

o    pass-through or participation certificates issued or guaranteed by the
     Government National Mortgage Association, the Federal National Mortgage
     Association or the Federal Home Loan Mortgage Corporation, or pass-through or participation certificates or other mortgage-backed securities issued or guaranteed by private entities, or

o    funding agreements secured by any of the above described assets.

CREDIT ENHANCEMENT

The assets of the trust fund for a series of securities may also include pool insurance policies, letters of credit, reserve funds, credit derivatives, or other types of credit support, or any combination thereof, and currency or interest rate exchange agreements and other financial assets, or any combination thereof.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES
COMMISSION HAS APPROVED THESE SECURITIES OR DETERMINED THAT THIS PROSPECTUS IS
ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

Offers of the securities may be made through one or more different methods, including through underwriters as described in "Methods of Distribution" in the related prospectus supplement. All certificates will be distributed by, or sold through underwriters managed by:

                                    CITIGROUP

                   The date of this Prospectus is May 3, 2005

   Representations by or on Behalf of Mortgage Loan Sellers; Repurchases..    44

   Retained Interest; Servicing or Administration Compensation and Payment

                                        2

   Foreclosure on Mortgaged Properties Located in the Commonwealth of

   Rights of Redemption with Respect to Single-Family Properties and

                                        3

   Prohibited  Transaction  Issues for ERISA Plans,  Keogh Plans, IRAs and

   Representation  from Plans Investing in Notes with  Substantial Equity

                                        4

                                  RISK FACTORS

          The offered securities are not suitable investments for all investors.
In particular, you should not purchase the offered securities unless you understand and are able to bear the prepayment, credit, liquidity and market risks associated with the offered securities.

          You should carefully consider, among other things, the following factors in connection with the purchase of the securities offered by this prospectus:

THE SECURITIES WILL HAVE LIMITED LIQUIDITY SO INVESTORS MAY BE UNABLE TO SELL
THEIR SECURITIES OR MAY BE FORCED TO SELL THEM AT A DISCOUNT FROM THEIR INITIAL
OFFERING PRICE.

          There can be no assurance that a resale market for the securities of any series will develop following the issuance and sale of any series of securities.

          Even if a resale market does develop, it may not provide
securityholders with liquidity of investment or continue for the life of the securities of any series. The prospectus supplement for any series of securities may indicate that an underwriter specified in the prospectus supplement intends to establish a secondary market in the securities, however no underwriter will be obligated to do so. As a result, any resale prices that may be available for any offered security in any market that may develop may be at a discount from the initial offering price. The securities offered by this prospectus will not be listed on any securities exchange.

THE SECURITIES WILL BE LIMITED OBLIGATIONS OF THE RELATED TRUST FUND AND NOT OF
ANY OTHER PARTY.

          The securities of each series will be payable solely from the assets of the related trust fund, including any applicable credit support, and will not have any claims against the assets of any other trust fund or recourse to any other party. The securities will not represent an interest in or obligation of the depositor, the master servicer or any of their respective affiliates. The only obligations of the foregoing entities with respect to the securities, any mortgage loan or any other trust fund asset will be the repurchase or substitution obligations, if any, of the depositor pursuant to certain limited representations and warranties made with respect to the mortgage loans or other trust fund assets and the master servicer's servicing obligations under the related servicing agreement, including, if and to the extent described in the related prospectus supplement, its limited obligation to make certain advances in the event of delinquencies on the mortgage loans or other trust fund assets.

          Neither the securities nor the underlying mortgage loans or other trust fund assets will be guaranteed or insured by any governmental agency or instrumentality, by the depositor, the master servicer or any of their respective affiliates or by any other person. Although payment of principal and interest on agency securities will be guaranteed as described in this prospectus and in the related prospectus supplement by GNMA, Fannie Mae or Freddie Mac, the securities of any series including agency securities will not be so guaranteed.

CREDIT SUPPORT MAY BE LIMITED; THE FAILURE OF CREDIT SUPPORT TO COVER LOSSES ON
THE TRUST FUND ASSETS WILL RESULT IN LOSSES ALLOCATED TO THE RELATED SECURITIES

          Credit support is intended to reduce the effect of delinquent payments or losses on the underlying trust fund assets on those classes of securities that have the benefit of the credit support. With respect to each series of securities, credit support will be provided in one or more of the forms referred to in this prospectus and the related prospectus supplement. Regardless of the form of credit support provided, the

                                        5

amount of coverage will usually be limited in amount and in most cases will be subject to periodic reduction in accordance with a schedule or formula.
Furthermore, credit support may provide only very limited coverage as to particular types of losses or risks, and may provide no coverage as to other types of losses or risks. If losses on the trust fund assets exceed the amount of coverage provided by any credit support or the losses are of a type not covered by any credit support, these losses will be borne by the holders of the related securities or specific classes of the related securities. See
"Description of Credit Support."

THE TYPES OF LOANS INCLUDED IN THE TRUST FUND RELATED TO YOUR SECURITIES MAY BE
ESPECIALLY PRONE TO DEFAULTS WHICH MAY EXPOSE YOUR SECURITIES TO GREATER LOSSES

          The securities will be directly or indirectly backed by mortgage loans or by conditional or installment sales contracts or installment loan agreements, referred to as contracts, secured by manufactured homes. The types of mortgage loans or contracts included in a trust fund may have a greater likelihood of delinquency and foreclosure, and a greater likelihood of loss in the event of delinquency and foreclosure. You should be aware that if the mortgaged properties or manufactured homes fail to provide adequate security for the mortgage loans or contracts, as applicable, included in a trust fund, any resulting losses, to the extent not covered by credit support, will be allocated to the related securities in the manner described in the related prospectus supplement and consequently would adversely affect the yield to maturity on those securities. The depositor cannot assure you that the values of the mortgaged properties or manufactured homes have remained or will remain at the appraised values on the dates of origination of the related mortgage loans or contracts. Manufactured homes, unlike mortgaged properties, generally depreciate in value. Consequently, at any time after origination it is possible, especially in the case of contracts with high loan-to-value ratios, that the market value of the manufactured home or home may be lower than the principal amount outstanding under the related contract. The prospectus supplement for each series of securities will describe the mortgage loans and contracts which are to be included in the trust fund related to your security and risks associated with those mortgage loans which you should carefully consider in connection with the purchase of your security.

          Negatively Amortizing Loans. In the case of mortgage loans that are subject to negative amortization, the principal balances of these mortgage loans could be increased to an amount equal to or in excess of the value of the underlying mortgaged properties, thereby increasing the likelihood of default.
To the extent that these losses are not covered by any reserve fund or instrument of credit support in the related trust fund, holders of securities of the series evidencing interests in these mortgage loans will bear all risk of loss resulting from default by mortgagors and will have to look primarily to the value of the mortgaged properties for recovery of the outstanding principal and unpaid interest on the defaulted mortgage loans.

          Buydown Mortgage Loans. Buydown mortgage loans are subject to temporary buydown plans pursuant to which the monthly payments made by the mortgagor during the early years of the mortgage loan will be less than the scheduled monthly payments on the mortgage loan, the resulting difference to be made up from:

o         an amount contributed by the borrower, the seller of the mortgaged property or another source and placed in a custodial account,

o         investment earnings on the amount, if any, contributed by the borrower, or

o         additional buydown funds to be contributed over time by the mortgagor's employer or another source.

                                        6

          Generally, the mortgagor under each buydown mortgage loan will be qualified at the applicable lower monthly payment. Accordingly, the repayment of a buydown mortgage loan is dependent on the ability of the mortgagor to make larger level monthly payments after the buydown funds have been depleted and, for certain buydown mortgage loans, during the initial buydown period. The inability of a mortgagor to make larger monthly payments could lead to losses on these mortgage loans, and to the extent not covered by credit support, may adversely affect the yield to maturity on the related securities.

          Balloon Loans. Some mortgage loans, particularly those secured by multifamily properties, may not be fully amortizing, or may not amortize at all, over their terms to maturity and, thus, will require substantial payments of principal and interest, balloon payments, at their stated maturity. Mortgage loans of this type involve a greater degree of risk than self-amortizing loans because the ability of a mortgagor to make a balloon payment typically will depend upon its ability either to fully refinance the loan or to sell the related mortgaged property at a price sufficient to permit the mortgagor to make the balloon payment.

          The ability of a mortgagor to accomplish either of these goals will be affected by a number of factors, including:

o         the value of the related mortgaged property,

o         the level of available mortgage rates at the time of sale or refinancing,

o         the mortgagor's equity in the related mortgaged property,

o         prevailing general economic conditions,

o         the availability of credit for loans secured by comparable real properties and,

o         in the case of multifamily properties, the financial condition and operating history of the mortgagor and the related mortgaged property, tax laws and rent control laws.

          Non-owner-occupied Properties. It is anticipated that some or all of the mortgage loans included in any trust fund, particularly mortgage loans secured by multifamily properties, will be nonrecourse loans or loans for which recourse may be restricted or unenforceable. As to those mortgage loans, recourse in the event of mortgagor default will be limited to the specific real property and other assets, if any, that were pledged to secure the mortgage loan. However, even with respect to those mortgage loans that provide for recourse against the mortgagor and its assets generally, there can be no assurance that enforcement of these recourse provisions will be practicable, or that the other assets of the mortgagor will be sufficient to permit a recovery in respect of a defaulted mortgage loan in excess of the liquidation value of the related mortgaged property.

          Multifamily Loans. Mortgage loans made on the security of multifamily properties may entail risks of delinquency and foreclosure, and risks of loss in the event thereof, that are greater than similar risks associated with loans made on the security of single family properties. The ability of a borrower to repay a loan secured by an income-producing property typically is dependent primarily upon the successful operation of the property rather than upon the existence of independent income or assets of the borrower. Thus, the value of an income-producing property is directly related to the net operating income derived from the property. If the net operating income of the property is reduced , for example, if rental or occupancy rates decline or real estate tax rates or other operating expenses increase, the borrower's ability to repay the loan may be impaired. In addition, the concentration of default, foreclosure and loss

                                        7

risk for a pool of mortgage loans secured by multifamily properties may be greater than for a pool of mortgage loans secured by single family properties of comparable aggregate unpaid principal balance because the pool of mortgage loans secured by multifamily properties is likely to consist of a smaller number of higher balance loans.

          Non-conforming Loans. Non-conforming mortgage loans are mortgage loans that do not qualify for purchase by government sponsored agencies such as the
Fannie Mae and the Freddie Mac due to credit characteristics that to not satisfy the Fannie Mae and Freddie Mac guidelines, including mortgagors whose creditworthiness and repayment ability do not satisfy the Fannie Mae and Freddie
Mac underwriting guidelines and mortgagors who may have a record of credit write-offs, outstanding judgments, prior bankruptcies and other derogatory credit items. Accordingly, non-conforming mortgage loans are likely to experience rates of delinquency, foreclosure and loss that are higher, and that may be substantially higher, than mortgage loans originated in accordance with
Fannie Mae or Freddie Mac underwriting guidelines. The principal differences between conforming mortgage loans and non-conforming mortgage loans include:

o         the applicable loan-to-value ratios,

o         the credit and income histories of the related mortgagors,

o         the documentation required for approval of the related mortgage loans,

o         the types of properties securing the mortgage loans, the loan sizes,
          and

o         the mortgagors' occupancy status with respect to the mortgaged properties.

          As a result of these and other factors, the interest rates charged on non-conforming mortgage loans are often higher than those charged for conforming mortgage loans. The combination of different underwriting criteria and higher rates of interest may also lead to higher delinquency, foreclosure and losses on non-conforming mortgage loans as compared to conforming mortgage loans.

          High LTV Loans. Mortgage loans with loan-to-value ratios in excess of
80% and as high as 125% and not insured by primary mortgage insurance policies are designated by the depositor as high LTV loans. High LTV loans with combined loan-to-value ratios in excess of 100% may have been originated with a limited expectation of recovering any amounts from the foreclosure of the related mortgaged property and are underwritten with an emphasis on the creditworthiness of the related borrower. If these mortgage loans go into foreclosure and are liquidated, there may be no amounts recovered from the related mortgaged property unless the value of the property increases or the principal amount of the related senior liens have been reduced such as to reduce the current combined loan-to-value ratio of the related mortgage loan to below 100%. Any losses of this kind, to the extent not covered by credit enhancement, may affect the yield to maturity of the related securities.

          Junior Lien Mortgage Loans. The trust funds may contain mortgage loans secured by junior liens and the related senior liens may not be included in the trust fund. An overall decline in the residential real estate market could adversely affect the values of the mortgaged properties securing the mortgage loans with junior liens such that the outstanding principal balances, together with any senior financing thereon, exceeds the value of the mortgaged properties. Since mortgage loans secured by junior liens are subordinate to the rights of the beneficiaries under the related senior deeds of trust or senior mortgages, such a decline would adversely affect the position of the related junior beneficiary or junior mortgagee before having such an effect on the position of the related senior beneficiaries or senior mortgagees. A

                                        8

rise in interest rates over a period of time, the general condition of the mortgaged property and other factors may also have the effect of reducing the value of the mortgaged property from the value at the time the junior lien mortgage loan was originated. As a result, the loan-to-value ratio may exceed the ratio in effect at the time the mortgage loan was originated. An increase of this kind may reduce the likelihood that, in the event of a default by the related mortgagor, liquidation or other proceeds will be sufficient to satisfy the junior lien mortgage loan after satisfaction of any senior liens and the payment of any liquidation expenses.

          Other factors may affect the prepayment rate of junior lien mortgage loans, such as the amounts of, and interest on, the related senior mortgage loans and the use of senior lien mortgage loans as long-term financing for home purchases and junior lien mortgage loans as shorter-term financing for a variety of purposes, such as home improvement, educational expenses and purchases of consumer durable such as automobiles. Accordingly, junior lien mortgage loans may experience a higher rate of prepayments that traditional senior lien mortgage loans. In addition, any future limitations on the rights of borrowers to deduct interest payments on junior lien mortgage loans for federal income tax purposes may further increase the rate of prepayments on junior lien mortgage loans.

          Manufactured Homes. Each contract included in a trust fund will be secured by a security interest in a manufactured home. Perfection of security interests in manufactured homes and enforcement of rights to realize upon the value of the manufactured homes as collateral for the manufactured housing contracts are subject to a number of federal and state laws, including the
Uniform Commercial Code as adopted in each state and each state's certificate of title statutes. The steps necessary to perfect the security interest in a manufactured home will vary from state to state. If the master servicer fails, due to clerical errors or otherwise, to take the appropriate steps to perfect the security interest, the trustee may not have a first priority security interest in the manufactured home securing a manufactured housing contract.
Additionally, courts in many states have held that manufactured homes may become subject to real estate title and recording laws. As a result, a security interest in a manufactured home could be rendered subordinate to the interests of other parties claiming an interest in the home under applicable state real estate law. The failure to properly perfect a valid, first priority security interest in a manufactured home securing a manufactured housing contract could lead to losses that, to the extent not covered by credit support, may adversely affect the yield to maturity of the related securities.

          Puerto Rico and Guam Loans. The risk of loss on mortgage loans secured by properties located in Puerto Rico and Guam may be greater than on mortgage loans that are made to mortgagors who are United States residents and citizens or that are secured by properties located in the United States. In particular, the procedure for the foreclosure of a real estate mortgage under the laws of the Commonwealth of Puerto Rico varies from the procedures generally applicable in each of the fifty states of the United States which may affect the satisfaction of the related mortgage loan. In addition, the depositor is not aware of any historical prepayment experience with respect to mortgage loans secured by properties located in Puerto Rico or Guam and, accordingly, prepayments on these loans may not occur at the same rate or be affected by the same factors as other mortgage loans.

          Certain of the types of loans which may be included in a trust fund may involve additional uncertainties not present in traditional types of loans.
You should carefully consider the prospectus supplement describing the mortgage loans which are to be included in the trust fund related to your security and the risks associated with these mortgage loans.

                                        9

DECLINING PROPERTY VALUES AND GEOGRAPHIC CONCENTRATION OF MORTGAGED PROPERTIES
MAY PRESENT A GREATER RISK OF LOSS

          An investment in securities such as the securities which represent, in general, interests in mortgage loans and/or contracts may be affected by, among other things, a decline in real estate values and changes in the borrowers'
financial condition. The depositor cannot assure you that values of the mortgaged properties or manufacture homes, as applicable, have remained or will remain at the appraised values on the dates of origination of the related mortgage loans and contracts. If the residential real estate market should experience an overall decline in property values such that the outstanding balances of the mortgage loans, and any secondary financing on the mortgaged properties, in a particular trust fund become equal to or greater than the value of the mortgaged properties, the actual rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry. Mortgaged properties subject to high loan-to-value ratios are at greater risk since these properties initially have less equity than mortgaged properties with low loan-to-value ratios and therefore a decline in property values could dissipate equity more quickly. Manufactured homes, unlike mortgaged properties, generally depreciate in value. Consequently, at any time after origination it is possible, especially in the case of contracts with high loan-to-value ratios, that the market value of the manufactured home or home may be lower than the principal amount outstanding under the related contract.
Delinquencies, foreclosures and losses due to declining values of mortgaged properties or manufactured homes, especially those with high loan-to-value ratios, would cause losses to the related trust fund and, to the extent not covered by credit support, would adversely affect your yield to maturity on the securities.

          Certain geographic regions of the United States from time to time will experience weaker regional economic conditions and housing markets, and, consequently, will experience higher rates of loss and delinquency than will be experienced on mortgage loans generally. For example, a region's economic condition and housing market may be directly, or indirectly, adversely affected by natural disasters or civil disturbances such as earthquakes, hurricanes, floods, eruptions or riots. The economic impact of any of these types of events may also be felt in areas beyond the region immediately affected by the disaster or disturbance. The mortgage loans underlying a series of securities may be concentrated in these regions, and this concentration may present risk considerations in addition to those generally present for similar mortgage-backed securities without such concentration.

VARYING UNDERWRITING STANDARDS OF UNAFFILIATED MORTGAGE LOAN SELLERS MAY PRESENT
A GREATER RISK OF LOSS

          Mortgage loans and contracts to be included in a trust fund will have been purchased by the depositor, either directly or indirectly from mortgage loan sellers. The mortgage loans will generally have been originated in accordance with underwriting standards acceptable to the depositor and generally described under "Mortgage Loan Program--Underwriting Standards" as more particularly described in the underwriting criteria included in the related prospectus supplement. Nevertheless, in some cases, particularly those involving unaffiliated mortgage loan sellers, the depositor may not be able to establish the underwriting standards used in the origination of the related mortgage loans. In those cases, the related prospectus supplement will include a statement to this effect and will reflect what, if any, re-underwriting of the related mortgage loans was completed by the depositor or any of its affiliates.
To the extent the mortgage loans cannot be re-underwritten or the underwriting criteria cannot be verified, the mortgage loans might suffer losses greater than they would had they been directly underwritten by the depositor or an affiliate thereof. Any losses of this kind, to the extent not covered by credit support, may adversely affect the yield to maturity of the related securities.

                                       10

FORECLOSURE OF LOANS MAY RESULT IN LIMITATIONS OR DELAYS IN RECOVERY AND LOSSES
ALLOCATED TO THE RELATED SECURITIES

          Even assuming that the mortgaged properties provide adequate security for the mortgage loans, substantial delays can be encountered in connection with the liquidation of defaulted mortgage loans and corresponding delays in the receipt of related proceeds by the securityholders could occur. An action to foreclose on a mortgaged property securing a mortgage loan is regulated by state statutes, rules and judicial decisions and is subject to many of the delays and expenses of other lawsuits if defenses or counterclaims are interposed, sometimes requiring several years to complete. In several states an action to obtain a deficiency judgment is not permitted following a nonjudicial sale of a mortgaged property. In the event of a default by a mortgagor, these restrictions may impede the ability of the master servicer to foreclose on or sell the mortgaged property or to obtain liquidation proceeds sufficient to repay all amounts due on the related mortgage loan. The master servicer will be entitled to deduct from liquidation proceeds all expenses reasonably incurred in attempting to recover amounts due on the related liquidated mortgage loan and not yet repaid, including payments to prior lienholders, accrued servicing fees, legal fees and costs of legal action, real estate taxes, and maintenance and preservation expenses. If any mortgaged properties fail to provide adequate security for the mortgage loans in the trust fund related to your security and insufficient funds are available from any applicable credit support, you could experience a loss on your investment.

          Liquidation expenses with respect to defaulted loans do not vary directly with the outstanding principal balance of the loan at the time of default. Therefore, assuming that a master servicer takes the same steps in realizing upon a defaulted loan having a small remaining principal balance as it would in the case of a defaulted loan having a larger principal balance, the amount realized after expenses of liquidation would be less as a percentage of the outstanding principal balance of the smaller principal balance loan than would be the case with a larger principal balance loan.

MORTGAGED PROPERTIES ARE SUBJECT TO CERTAIN ENVIRONMENTAL RISKS AND THE COST OF
ENVIRONMENTAL CLEAN-UP MAY INCREASE LOSSES ON THE RELATED MORTGAGE LOANS

          Under various federal, state and local environmental laws, ordinances and regulations, a current or previous owner of real property may be liable for the costs of removal or remediation of hazardous or toxic substances on, under or in the property. These laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of the hazardous or toxic substances. A lender also risks liability on foreclosure of the mortgage on the property. In addition, the presence of hazardous or toxic substances, or the failure to properly remediate the property, may adversely affect the owner's or operator's ability to sell the property. Although the incidence of environmental contamination of residential properties is less common than that for commercial properties, mortgage loans contained in a trust fund may be secured by mortgaged properties in violation of environmental laws, ordinances or regulations. The master servicer is generally prohibited from foreclosing on a mortgaged property unless it has taken adequate steps to ensure environmental compliance with respect to the mortgaged property. However, to the extent the master servicer errs and forecloses on mortgaged property that is subject to environmental law violations, and to the extent a mortgage loan seller does not provide adequate representations and warranties against environmental law violations, or is unable to honor its obligations, including the obligation to repurchase a mortgage loan upon the breach of a representation or warranty, a trust fund could experience losses which, to the extent not covered by credit support, could adversely affect the yield to maturity on the related securities.

                                       11

THE RATINGS OF YOUR SECURITIES MAY BE LOWERED OR WITHDRAWN WHICH MAY ADVERSELY
AFFECT THE LIQUIDITY OR MARKET VALUE OF YOUR SECURITY

          It is a condition to the issuance of the securities that each series of securities be rated in one of the four highest rating categories by a nationally recognized statistical rating agency. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time. No person is obligated to maintain the rating on any security, and accordingly, there can be no assurance to you that the ratings assigned to any security on the date on which the security is originally issued will not be lowered or withdrawn by a rating agency at any time thereafter. The rating(s) of any series of securities by any applicable rating agency may be lowered following the initial issuance of the securities as a result of the downgrading of the obligations of any applicable credit support provider, or as a result of losses on the related mortgage loans in excess of the levels contemplated by the rating agency at the time of its initial rating analysis.
Neither the depositor, the master servicer nor any of their respective affiliates will have any obligation to replace or supplement any credit support, or to take any other action to maintain any rating(s) of any series of securities. If any rating is revised or withdrawn, the liquidity or the market value of your security may be adversely affected.

FAILURE OF THE MORTGAGE LOAN SELLER TO REPURCHASE OR REPLACE A LOAN MAY RESULT
IN LOSSES ALLOCATED TO THE RELATED SECURITIES

          Each mortgage loan seller will have made representations and warranties in respect of the mortgage loans and contracts sold by the mortgage loan seller and evidenced by a series of securities. In the event of a breach of a mortgage loan seller's representation or warranty that materially adversely affects the interests of the securityholders in a mortgage loan or contract, the related mortgage loan seller will be obligated to cure the breach or repurchase or, if permitted, replace the mortgage loan or contract as described under
"Mortgage Loan Program-Representations as to Mortgage Loans to be made by or on
Behalf of Mortgage Loan Sellers; Remedies for Breach of Representation".
However, there can be no assurance that a mortgage loan seller will honor its obligation to cure, repurchase or, if permitted, replace any mortgage loan or contract as to which a breach of a representation or warranty arises. A mortgage loan seller's failure or refusal to honor its repurchase obligation could lead to losses that, to the extent not covered by credit support, may adversely affect the yield to maturity of the related securities.

          In instances where a mortgage loan seller is unable, or disputes its obligation, to purchase affected mortgage loans or contracts, the master servicer may negotiate and enter into one or more settlement agreements with the mortgage loan seller that could provide for the purchase of only a portion of the affected mortgage loans. Any settlement could lead to losses on the mortgage loans or contracts which would be borne by the related securities. Neither the depositor nor the master servicer will be obligated to purchase a mortgage loan or contract if a mortgage loan seller defaults on its obligation to do so, and no assurance can be given that the mortgage loan sellers will carry out their purchase obligations. A default by a mortgage loan seller is not a default by the depositor or by the master servicer. Any mortgage loan or contract not so purchased or substituted for shall remain in the related trust fund and any related losses shall be allocated to the related credit support, to the extent available, and otherwise to one or more classes of the related series of securities.

          All of the representations and warranties of a mortgage loan seller in respect of a mortgage loan will have been made as of the date on which the mortgage loan or contract was purchased from the mortgage loan seller by or on behalf of the depositor which will be a date prior to the date of initial issuance of the related series of securities. A substantial period of time may have elapsed between the date as of which the representations and warranties were made and the later date of initial issuance of the related series of securities. Accordingly, the mortgage loan seller's purchase obligation, or, if specified in

                                       12

the related prospectus supplement, limited replacement option, will not arise if, during the period after the date of sale by the mortgage loan seller, an event occurs that would have given rise to a repurchase obligation had the event occurred prior to sale of the affected mortgage loan or contract. The occurrence of events during this period that are not covered by a mortgage loan seller's purchase obligation could lead to losses that, to the extent not covered by credit support, may adversely affect the yield to maturity of the related securities.

BOOK-ENTRY REGISTRATION MAY AFFECT LIQUIDITY OF THE SECURITIES

          Because transfers and pledges of securities registered in the name of a nominee of the DTC can be effected only through book entries at DTC through participants, the liquidity of the secondary market for DTC registered securities may be reduced to the extent that some investors are unwilling to hold securities in book entry form in the name of DTC and the ability to pledge
DTC registered securities may be limited due to the lack of a physical certificate. Beneficial owners of DTC registered securities may experience delay in the receipt of payments of principal and interest since payments will be forwarded by the related trustee to DTC who will then forward payment to the participants who will thereafter forward payment to beneficial owners. In the event of the insolvency of DTC or a participant in whose name DTC registered securities are recorded, the ability of beneficial owners to obtain timely payment and--if the limits of applicable insurance coverage is otherwise unavailable--ultimate payment of principal and interest on DTC registered securities may be impaired.

THE YIELD TO MATURITY ON YOUR SECURITIES WILL DEPEND ON A VARIETY OF FACTORS
INCLUDING PREPAYMENTS

          The timing of principal payments on the securities of a series will be affected by a number of factors, including the following:

o         the extent of prepayments on the underlying mortgage loans and contracts in the trust fund or, if the trust fund is comprised of underlying securities, on the mortgage loans backing the underlying securities;

o         how payments of principal are allocated among the classes of securities of that series as specified in the related prospectus supplement;

o         if any party has an option to terminate the related trust fund early, the effect of the exercise of the option;

o         the rate and timing of defaults and losses on the assets in the related trust fund;

o         repurchases of assets in the related trust fund as a result of material breaches of representations and warranties made by the depositor, master servicer or mortgage loan seller and

o         with respect to a trust fund containing revolving credit loans, additional draws on under the related credit line agreements.

          Prepayments on mortgage loans and contracts are influenced by a number of factors, including prevailing mortgage market interest rates, local and regional economic conditions and homeowner mobility. The rate of prepayment of the mortgage loans and contracts included in or underlying the assets in each trust fund may affect the yield to maturity of the securities. In general, if you purchase a class of offered securities at a price higher than its outstanding

                                       13

          principal balance and principal distributions on that class occur faster than you anticipate at the time of purchase, the yield will be lower than you anticipate. Conversely, if you purchase a class of offered securities at a price lower than its outstanding principal balance and principal distributions on that class occur more slowly than you anticipate at the time of purchase, the yield will be lower than you anticipate.

          The yield to maturity on certain types of classes of securities including Strip Securities, Accrual Securities, securities with an interest rate which fluctuates inversely with an index or certain other classes in a series including more than one class of securities, may be relatively more sensitive to the rate of prepayment on the related mortgage loans and contracts than other classes of securities and, if applicable, to the occurrence of an early retirement of the securities.

          To the extent amounts in any pre-funding account have not been used to purchase additional mortgage loans or contracts, holders of the securities may receive an additional prepayment.

          See "Yield Considerations" and "Maturity and Prepayment
Considerations."

THE EXERCISE OF AN OPTIONAL TERMINATION RIGHT WILL AFFECT THE YIELD TO MATURITY
ON THE RELATED SECURITIES

          If so specified in the related prospectus supplement, certain parties will have the option to purchase, in whole but not in part, the securities specified in the related prospectus supplement in the manner set forth in the related prospectus supplement. Upon the purchase of the securities or at any time thereafter, at the option of the party entitled to termination, the assets of the trust fund may be sold, thereby effecting a retirement of the securities and the termination of the trust fund, or the securities so purchased may be held or resold.

          The prospectus supplement for each series of securities will set forth the party that may, at its option, purchase the assets of the related trust fund if the aggregate principal balance of the mortgage loans and other trust fund assets in the trust fund for that series is less than the percentage specified in the related prospectus supplement of the aggregate principal balance of the outstanding mortgage loans and other trust fund assets at the cut-off date for that series. The percentage will be between 25% and 0%. The exercise of the termination right will effect the early retirement of the securities of that series. The prospectus supplement for each series of securities will set forth the price to be paid by the terminating party and the amounts that the holders of the securities will be entitled to receive upon early retirement.

          In addition to the repurchase of the assets in the related trust fund as described in the paragraph above, the related prospectus supplement may permit that, a holder of a non-offered class of securities will have the right, solely at its discretion, to terminate the related trust fund on any distribution date after the 12th distribution date following the date of initial issuance of the related series of securities and until the date as the option to terminate as described in the paragraph above becomes exercisable and thereby effect early retirement of the securities of the series. Any call of this type will be of the entire trust fund at one time; multiple calls with respect to any series of securities will not be permitted. In this case, the call class must remit to the trustee for distribution to the holders of the related securities offered by this prospectus a price equal to 100% of the principal balance of their securities offered by this prospectus as of the day of the purchase plus accrued interest thereon at the applicable interest rate during the related period on which interest accrues on their securities. If funds equal to the call price are not deposited with the related trustee, the securities will remain outstanding. There will not be any additional remedies available to securityholders. In addition, in the case of a trust fund for which a REMIC election or elections have been made, the termination will constitute a
"qualified liquidation" under Section 860F of

                                       14

the Internal Revenue Code. In connection with a call by the call class, the final payment to the securityholders will be made upon surrender of the related securities to the trustee. Once the securities have been surrendered and paid in full, there will not be any continuing liability from the securityholders or from the trust fund to securityholders. A trust fund may also be terminated and the certificates retired upon the master servicer's determination, if applicable and based upon an opinion of counsel, that the REMIC status of the trust fund has been lost or that a substantial risk exists that the REMIC status will be lost for the then current taxable year.

          The termination of a trust fund and the early retirement of securities by any party would decrease the average life of the securities and may adversely affect the yield to holders of some or all classes of the related securities.

CONSIDERATIONS FOR BENEFIT PLAN INVESTORS

          If you are buying the offered securities on behalf of an individual retirement account, Keogh plan or employee benefit plan, special rules may apply to you. These rules are described in general in this prospectus under the caption "ERISA Considerations." However, due to the complexity of regulations that govern these plans, if you are subject to the ERISA you are urged to consult your own counsel regarding any consequences under ERISA of the acquisition, ownership and disposition of the securities of any series offered by this prospectus and the related prospectus supplement.

VIOLATIONS OF CONSUMER PROTECTION LAWS MAY RESULT IN LOSSES ON THE MORTGAGE
LOANS AND THE SECURITIES BACKED BY THOSE MORTGAGE LOANS

          Federal and state laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and debt collection practices:

o         regulate interest rates and other charges on mortgage loans;

o         require specific disclosures to borrowers;

o         require licensing of originators; and

o         regulate generally the origination, servicing and collection process for the mortgage loans.

          Depending on the specific facts and circumstances involved, violations may limit the ability of a trust fund to collect all or a part of the principal of or interest on the mortgage loans, may entitle the borrower to a refund of amounts previously paid and could result in liability for damages and administrative enforcement against the originator or an assignee of the originator, like a trust fund, or the initial servicer or a subsequent servicer, as the case may be. In particular, it is possible that mortgage loans included in a trust fund will be subject to the Home Ownership and Equity Protection Act of 1994. The Homeownership Act adds additional provisions to Regulation Z, the implementing regulation of the Federal Truth-In-Lending Act. These provisions impose additional disclosure and other requirements on creditors with respect to non-purchase money mortgage loans with high interest rates or high up-front fees and charges. In general, mortgage loans within the purview of the Homeownership
Act have annual percentage rates over 8 percentage points for first lien loans or 10 percentage points for subordinate lien loans greater than the yield on
Treasury securities of comparable maturity and/or fees and points which exceed the greater of 8% of the total loan amount or $480. The $480 amount is adjusted annually based on changes in the Consumer Price Index for the prior year. The provisions of the Homeownership Act apply on a mandatory basis to all mortgage loans originated on or after October 1, 1995. These

                                       15

provisions can impose specific statutory liabilities upon creditors who fail to comply with their provisions and may affect the enforceability of the related loans. In addition, any assignee of the creditor, like a trust fund, would generally be subject to all claims and defenses that the consumer could assert against the creditor, including the right to rescind the mortgage loan.
Recently, class action lawsuits under the Homeownership Act have been brought naming as a defendant securitization trusts like the trust funds described in this prospectus with respect to the mortgage loans.

          In addition, amendments to the federal bankruptcy laws have been proposed that could result in (1) the treatment of a claim secured by a junior lien in a borrower's principal residence as protected only to the extent that the claim was secured when the security interest was made and (2) the disallowance of claims based on secured debt if the creditor failed to comply with specific provisions of the Truth in Lending Act (15 U.S.C. ss.1639). These
amendments could apply retroactively to secured debt incurred by the debtor prior to the date of effectiveness of the amendments.

          In addition to the Homeownership Act, a number of legislative proposals have been introduced at both the federal and state level that are designed to discourage predatory lending practices. Some states have enacted, or may enact, laws or regulations that prohibit inclusion of some provisions in mortgage loans that have interest rates or origination costs in excess of prescribed levels and require that borrowers be given certain disclosures prior to the consummation of the mortgage loans. In some cases, state law may impose requirements and restrictions greater than those in the Homeownership Act. An originator's failure to comply with these laws could subject the trust, and other assignees of the mortgage loans, to monetary penalties and could result in the borrowers rescinding the mortgage loans against either the trust or subsequent holders of the mortgage loans.

          The depositor will represent that all applicable federal and state laws were complied with in connection with the origination of the mortgage loans. If there is a material and adverse breach of a representation, the depositor will be obligated to repurchase any affected mortgage loan or to substitute a new mortgage loan into the related trust fund. See "Legal Aspects of Mortgage Loans".

MODIFICATION OF A MORTGAGE LOAN BY THE MASTER SERVICER MAY REDUCE THE YIELD ON
THE RELATED SECURITIES

          In instances in which a mortgage loan is in default, or if default is reasonably foreseeable, the master servicer, if it determines it is in the best interests of the related securityholders, may permit modifications of the mortgage loan rather than proceeding with foreclosure. Modification may have the effect of reducing the interest rate on the mortgage loan, forgiving the payment of principal or interest rate or extending the final maturity date of the mortgage loan. Any modified mortgage loan retained in the related trust fund may result in reduced collections from that mortgage loan and, to the extent not covered by the related credit support, reduced distributions on one or more classes of the related securities. Any mortgage loan modified to extend the final maturity of the mortgage loan may result in extending the final maturity of one or more classes of the related securities. See "Collection and Other
Servicing Procedures Employed by the Master Servicer".

ADDITIONAL RISK FACTORS WILL BE SET FORTH IN THE PROSPECTUS SUPPLEMENT RELATED
TO A SERIES OF SECURITIES

          The prospectus supplement relating to a series of offered securities will set forth additional risk factors pertaining to the characteristics or behavior of the assets to be included in a particular trust fund and, if applicable, legal aspects of trust fund assets as well as any risk factors pertaining to the investment in a particular class of offered securities.

                                       16

          Several capitalized terms are used in this prospectus to assist you in understanding the terms of the securities. All of the capitalized terms used in this prospectus are defined in the glossary in this prospectus.

                                 THE TRUST FUNDS

          The trust fund for each series will be held by the trustee for the benefit of the related securityholder. Each trust fund will consist of:

o         a segregated pool of various types of one- to four-family residential first and junior lien mortgage loans including closed-end home equity loans, one- to four-family first or junior lien home equity revolving lines of credit, multifamily residential mortgage loans, cooperative apartment loans or installment loan agreements, or beneficial interests therein,

o         installment or conditional sales contracts and installment loan agreements secured by senior or junior liens on manufactured homes,

o         pass-through or participation certificates issued or guaranteed by the
          GNMA, Fannie Mae or Freddie Mac, commonly referred to as agency securities,

o         pass-through or participation certificates or other mortgage-backed securities issued or guaranteed by private entities, or

o         funding agreements secured by mortgage loans, agency securities or private mortgage-backed securities or any combination thereof, together with other assets.

THE MORTGAGE LOANS

General

          The mortgage loans, home equity loans or revolving credit loans included in a trust fund may be secured by any of the following:

o         first or junior liens on by one- to four-family residential properties

o         rental apartments or projects, including apartment buildings owned by cooperative housing corporations, containing five or more dwelling units

o         shares in a private cooperative housing corporation that give the owner thereof the right to occupy a particular dwelling unit in the cooperative

o         manufactured homes that have been permanently attached to real estate,
          or

o         real property acquired upon foreclosure or comparable conversion of then mortgage loans.

          Any of these loan types may be located in any one of the fifty states, the District of Columbia, Guam, Puerto Rico or any other territory of the United
States. The mortgaged properties may include leasehold interests in residential properties, the title to which is held by third party lessors. The term of any leasehold will exceed the term of the mortgage note by at least five years.

                                       17

          In connection with a series of securities backed by revolving credit loans, if the accompanying prospectus supplement indicates that the pool consists of certain balances of the revolving credit loans, then the term revolving credit loans in this prospectus refers only to those balances.

          Each mortgage loan will have been originated by a person not affiliated with the depositor. Each mortgage loan will be selected by the depositor for inclusion in a mortgage pool from among those purchased, either directly or indirectly, on or before the date of initial issuance of the related securities, from a prior holder thereof, which prior holder may not be the originator thereof and may be an affiliate of the depositor. See "Mortgage Loan
Program--Underwriting Standards".

          All of the mortgage loans or home equity loans will have individual principal balances at origination of not more than $5,000,000, monthly payments due on the first day of each month, original terms to maturity of not more than
40 years and be one of the following types of mortgage loans:

o         fully amortizing mortgage loans with a fixed rate of interest and level monthly payments to maturity;

o         fully amortizing mortgage loans with an interest rate adjusted periodically, with corresponding adjustments in the amount of monthly payments, to equal the sum, which may be rounded, of a fixed percentage amount and an index;

o         ARM Loans that provide for an election, at the borrower's option, to convert the adjustable interest rate to a fixed interest rate, which will be described in the related prospectus supplement;

o         ARM Loans that provide for negative amortization or accelerated amortization resulting from delays in or limitations on the payment adjustments necessary to amortize fully the outstanding principal balance of the loan at its then applicable interest rate over its remaining term;

o         fully amortizing mortgage loans with a fixed interest rate and level monthly payments, or payments of interest only, during the early years of the term, followed by periodically increasing monthly payments of principal and interest for the duration of the term or for a specified number of years, which will be described in the related prospectus supplement;

o         fixed interest rate mortgage loans providing for level payment of principal and interest on the basis of an assumed amortization schedule and a balloon payment at the end of a specified term;

o         revolving credit loans; or

o         another type of mortgage loan described in the related prospectus supplement.

Junior Lien Mortgage Loans

          If provided in the related prospectus supplement, the mortgage pools may contain mortgage loans secured by junior liens, and the related senior liens may not be included in the mortgage pool. The primary risk to holders of mortgage loans secured by junior liens is the possibility that adequate funds will not be received in connection with a foreclosure of the related senior liens to satisfy fully both the senior liens and the mortgage loan. In the event that a holder of a senior lien forecloses on a mortgaged property, the proceeds of the foreclosure or similar sale will be applied first, to the payment of court costs and fees in connection with the foreclosure, second, to real estate taxes and third, in satisfaction of all principal, interest, prepayment or acceleration penalties, if any, and any other sums due and owing to the holder of the senior liens.

                                       18

          The claims of the holders of the senior liens will be satisfied in full out of proceeds of the liquidation of the mortgage loan, if these proceeds are sufficient, before the trust fund as holder of the junior lien receives any payments in respect of the mortgage loan. If the master servicer were to foreclose on any mortgage loan, it would do so subject to any related senior liens. In order for the debt related to the mortgage loan to be paid in full at such sale, a bidder at the foreclosure sale of the mortgage loan would have to bid an amount sufficient to pay off all sums due under the mortgage loan and the senior liens or purchase the mortgaged property subject to the senior liens. In the event that proceeds from a foreclosure or similar sale of the related mortgaged property are insufficient to satisfy all senior liens and the mortgage loan in the aggregate, the trust fund, as the holder of the junior lien, and, accordingly, holders of one or more classes of the securities bear (i) the risk of delay in distributions while a deficiency judgment against the borrower is obtained and (ii) the risk of loss if the deficiency judgment is not realized upon. Moreover, deficiency judgments may not be available in certain jurisdictions. In addition, a junior mortgagee may not foreclose on the property securing a junior mortgage unless it forecloses subject to the senior mortgages.

          Liquidation expenses with respect to defaulted junior mortgage loans do not vary directly with the outstanding principal balance of the loan at the time of default. Therefore, assuming that the master servicer took the same steps in realizing upon a defaulted junior mortgage loan having a small remaining principal balance as it would in the case of a defaulted junior mortgage loan having a large remaining principal balance, the amount realized after expenses of liquidation would be smaller as a percentage of the outstanding principal balance of the small junior mortgage loan than would be the case with the defaulted junior mortgage loan having a large remaining principal balance. Because the average outstanding principal balance of the mortgage loans is smaller relative to the size of the average outstanding principal balance of the loans in a typical pool of first priority mortgage loans, liquidation proceeds may also be smaller as a percentage of the principal balance of a mortgage loan than would be the case in a typical pool of first priority mortgage loans.

          Unless otherwise specified in the related prospectus supplement, the following requirements as to the loan-to-value ratio of each junior lien mortgage loan shall apply. The loan-to-value ratio of a mortgage loan at any given time is the ratio, expressed as a percentage, of the then outstanding principal balance of the mortgage loan, plus, in the case of a mortgage loan secured by a junior lien, the outstanding principal balance of the related senior liens, to the value of the related mortgaged property. The value of a single-family property, multifamily property or cooperative unit, other than with respect to refinance loans, is the lesser of (a) the appraised value determined in an appraisal obtained by the originator at origination of the loan and (b) the sales price for the property. Refinance loans are mortgage loans made to refinance existing loans. The value of the mortgaged property securing a refinance loan is the appraised value thereof determined in an appraisal obtained at the time of origination of the refinance loan. Unless otherwise specified in the related prospectus supplement, for purposes of calculating the loan-to-value ratio of a contract relating to a new manufactured home, the value is no greater than the sum of a fixed percentage of the list price of the unit actually billed by the manufacturer to the dealer, exclusive of freight to the dealer site, including "accessories" identified in the invoice, plus the actual cost of any accessories purchased from the dealer, a delivery and set-up allowance, depending on the size of the unit, and the cost of state and local taxes, filing fees and up to three years prepaid hazard insurance premiums.
Unless otherwise specified in the related prospectus supplement, with respect to a used manufactured home, the value is the least of the sale price, the appraised value, and the national automobile dealer's association book value plus prepaid taxes and hazard insurance premiums. The appraised value of a manufactured home is based upon the age and condition of the manufactured housing unit and the quality and condition of the mobile home park in which it is situated, if applicable.

                                       19

          A mortgaged property may have been subject to secondary financing at origination of the mortgage loan, but, unless otherwise specified in the related prospectus supplement, the total amount of primary and secondary financing at the time of origination of the mortgage loan did not produce a combined loan-to-value ratio in excess of 90%, in the case of a mortgage loan secured by an owner-occupied primary residence or 80%, in the case of a mortgage loan secured by a vacation or second home.

          If so provided in the related prospectus supplement certain or all of the single family loans may have loan-to-value ratios in excess of 80% and as high as 125% that are not insured by primary mortgage insurance policies.

Occupancy Status of the Related Mortgaged Property

          With respect to each mortgaged property, unless otherwise provided in the related prospectus supplement, the borrower will have represented that the dwelling is either an owner-occupied primary residence or a vacation or second home that is not part of a mandatory rental pool and is suitable for year-round occupancy.

          With respect to a vacation or second home, no income derived from the property will be considered for underwriting purposes.

Condominiums

          Unless otherwise specified in the related prospectus supplement, with respect to mortgage loans secured by condominium units, the related condominium project will generally have characteristics that satisfy the Fannie Mae guidelines. See "Mortgage Loan Program--Representations by or on behalf of
Mortgage Loan Sellers; Repurchases" for a description of certain other representations made by or on behalf of mortgage loan sellers at the time mortgage loans are sold.

Buydown Mortgage Loans

          If provided in the related prospectus supplement, certain of the mortgage pools may contain mortgage loans subject to temporary buydown plans, pursuant to which the monthly payments made by the borrower in the early years of the mortgage loan, the buydown period, will be less than the scheduled monthly payments on the mortgage loan. The resulting difference is to be made up from buydown funds equal to an amount contributed by the borrower, the seller of the mortgaged property, or another source and placed in a custodial account and unless otherwise specified in the prospectus supplement, investment earnings on the buydown funds.

          Generally, the borrower under each buydown mortgage loan will be qualified at the applicable buydown mortgage rate. Accordingly, the repayment of a buydown mortgage loan is dependent on the ability of the borrower to make larger level monthly payments after the buydown funds have been depleted and, for certain buydown mortgage loans, during the buydown period. See "Mortgage
Loan Program--Underwriting Standards" for a discussion of loss and delinquency considerations relating to buydown mortgage loans.

Primary Mortgage Insurance

          Except in the case of high loan-to-value loans and as otherwise specified in the related prospectus supplement, each mortgage loan having a loan-to-value ratio at origination in excess of 80%, is required to be covered by a primary mortgage guaranty insurance policy insuring against default on such mortgage

                                       20

loan as to at least the principal amount thereof exceeding 75% of the value of the mortgaged property at origination of the mortgage loan. This insurance must remain in force at least until the mortgage loan amortizes to a level that would produce a loan-to-value ratio lower than 80%. See "Description of Primary
Insurance Policies--Primary Mortgage Insurance Policies".

Mortgage Loan Information in Prospectus Supplement

          Each prospectus supplement will contain information, as of the date of the related prospectus supplement and to the extent then specifically known to the depositor, with respect to the mortgage loans, agency securities, private mortgage-backed securities or funding agreements contained in the related trust fund, including:

o         the aggregate outstanding principal balance, the largest, smallest and average outstanding principal balance of the trust fund assets as of the applicable cut-off date, and, with respect to mortgage loans secured by a junior lien, the amount of the related senior liens,

o         the type of property securing the mortgage loans (e.g., one- to four-family houses, multifamily residential dwellings, shares in cooperatives and the related proprietary leases or occupancy agreements, condominium units and other attached units, new or used manufactured homes and vacation and second homes),

o         the original terms to maturity of the mortgage loans,

o         the earliest origination date and latest maturity date,

o         the aggregate principal balance of mortgage loans having loan-to-value ratios at origination exceeding 80%, or, with respect to mortgage loans secured by a junior lien, the aggregate principal balance of mortgage loans having combined loan-to-value ratios exceeding 80%,

o         the interest rates or range of interest rates borne by the mortgage loans or mortgage loans underlying the agency securities, private mortgage-backed securities or funding agreements,

o         the geographical distribution of the mortgage loans on a
          state-by-state basis,

o         the number and aggregate principal balance of buydown mortgage loans, if any,

o         the weighted average retained interest, if any,

o         with respect to adjustable rate mortgage loans, the adjustment dates, the highest, lowest and weighted average margin, and the maximum interest rate variation at the time of any adjustment and over the life of the adjustable rate mortgage loan, and,

o         with respect to the high loan-to-value mortgage loans of the type described above, whether the loans provide for payments of interest only for any period and the frequency and amount by which, and the term during which, monthly payments adjust.

          If specific information respecting the trust fund assets is not known to the depositor at the time securities are initially offered, more general information of the nature described above will be provided in the prospectus supplement, and specific information will be set forth in a report which will be available to purchasers of the related securities at or before the initial issuance thereof and will be filed, together with the related pooling and servicing agreement or trust agreement, with respect to each series of certificates,

                                       21

or the related servicing agreement, trust agreement and indenture, with respect to each series of notes, as part of a report on Form 8-K with the Securities and
Exchange Commission within fifteen days after initial issuance of the series.

          The composition and characteristics of a pool containing revolving credit loans may change from time to time as a result of any draws made after the related cut-off date under the related credit line agreements that are included in the mortgage pool. If assets of the trust fund are added or deleted from the trust fund after the date of the accompanying prospectus supplement other than as a result of any draws, the addition or deletion will be noted in the Form 8-K.

          No assurance can be given that values of the mortgaged properties have remained or will remain at their levels on the respective dates of origination of the related mortgage loans. If the residential real estate market should experience an overall decline in property values such that the outstanding principal balances of the mortgage loans, and any secondary financing on the mortgaged properties, in a particular mortgage pool become equal to or greater than the value of the mortgaged properties, the rates of delinquencies, foreclosures or repossessions and losses could be higher than those now generally experienced by institutional lenders. Manufactured homes are less likely to experience appreciation in value and more likely to experience depreciation in value over time than other types of housing properties. In addition, adverse economic conditions, which may or may not affect real property values, may affect the timely payment by borrowers of scheduled payments of principal and interest on the mortgage loans and, accordingly, the rates of delinquencies, foreclosures or repossessions and losses with respect to any mortgage pool. To the extent that these losses are not covered by credit support, these losses will be borne, at least in part, by the holders of one or more classes of the securities of the related series offered by this prospectus.

Assignment of the Mortgage Loans

          The depositor will cause the mortgage loans comprising each trust fund to be assigned to the trustee named in the related prospectus supplement for the benefit of the holders of the securities of the related series. The master servicer named in the related prospectus supplement will service the mortgage loans, either directly or through other loan servicing institutions pursuant to a pooling and servicing agreement or servicing agreement among the depositor, itself and the trustee, and will receive a fee for such services. See "Mortgage
Loan Program" and "Description of the Securities". With respect to mortgage loans serviced by the master servicer through a sub-servicer, the master servicer will remain liable for its servicing obligations under the related pooling and servicing agreement or servicing agreement as if the master servicer alone were servicing the mortgage loans.

          The depositor will make certain representations and warranties regarding the mortgage loans, but its assignment of the mortgage loans to the trustee will be without recourse. See "Description of the Securities--
Assignment of Trust Fund Assets".

          The obligations of the master servicer with respect to the mortgage loans will consist principally of its contractual servicing obligations under the related pooling and servicing agreement or servicing agreement (including its obligation to enforce certain purchase and other obligations of sub-servicers or mortgage loan sellers, or both, as more fully described under
"Mortgage Loan Program --Representations by or on behalf of Mortgage Loan
Sellers; Repurchases" and "Description of the Securities--Sub-Servicing"
and"--Assignment of Trust Fund Assets") and, unless otherwise provided in the related prospectus supplement, its obligation to make certain cash advances in the event of delinquencies in payments on or with respect to the mortgage loans in amounts described under "Description of the

                                       22

Securities--Advances in respect of Delinquencies". Any obligation of the master servicer to make advances may be subject to limitations, to the extent provided and in the related prospectus supplement.

          The single-family loans will be evidenced by promissory notes, the mortgage notes, secured by first mortgages or first deeds of trust creating a first lien on the single-family properties. The single-family properties will consist of one- to four-family residences, including detached and attached dwellings, townhouses, rowhouses, individual condominium units, individual units in planned-unit developments and individual units in de minimis planned-unit developments. Single-family loans may be conventional loans, FHA-insured loans or VA-guaranteed loans as specified in the related prospectus supplement.

          The multifamily loans will be evidenced by mortgage notes secured by mortgages creating a first lien on the multifamily properties. The multifamily properties will consist of rental apartments or projects, including apartment buildings owned by cooperative housing cooperatives, containing five or more dwelling units. Multifamily properties may include high-rise, mid-rise and garden apartments. Multifamily loans may be conventional loans or FHA insured loans as specified in the related prospectus supplement.

          The cooperative loans will be evidenced by promissory notes secured by security interests in shares issued by cooperatives and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific cooperative units in the related buildings.

REVOLVING CREDIT LOANS

General

          The revolving credit loans will be originated under credit line agreements subject to a maximum amount or credit limit. In most instances, interest on each revolving credit loan will be calculated based on the average daily balance outstanding during the billing cycle. The billing cycle in most cases will be the calendar month preceding a due date. Each revolving credit loan will have a loan rate that is subject to adjustment on the day specified in the related mortgage note, which may be daily or monthly, equal to the sum of the index on the day specified in the accompanying prospectus supplement, and the gross margin specified in the related mortgage note, which may vary under circumstances if stated in the accompanying prospectus supplement, subject to the maximum rate specified in the mortgage note and the maximum rate permitted by applicable law. If specified in the prospectus supplement, some revolving credit loans may be teaser loans with an introductory rate that is lower than the rate that would be in effect if the applicable index and gross margin were used to determine the loan rate. As a result of the introductory rate, interest collections on the loans may initially be lower than expected. Commencing on their first adjustment date, the loan rates on the teaser loans will be based on the applicable index and gross margin.

          The borrower for each revolving credit loan may draw money in most cases with either checks or credit cards, subject to applicable law, on such revolving credit loan at any time during the period in which a draw may be made under the related credit line agreement, the draw period. Unless specified in the accompanying prospectus supplement, the draw period will not be more than 15 years. Unless specified in the accompanying prospectus supplement, for each revolving credit loan, if the draw period is less than the full term of the revolving credit loan, the related borrower will not be permitted to make any draw during the repayment period. Prior to the repayment period, or prior to the date of maturity for loans without repayment periods, the borrower for each revolving credit loan will be obligated to make monthly payments on the revolving credit loan in a minimum amount as specified in the related mortgage

                                       23

note, which usually will be the finance charge for each billing cycle as described in the second following paragraph. In addition, if a revolving credit loan has a repayment period, during this period, the borrower is required to make monthly payments consisting of principal installments that would substantially amortize the principal balance by the maturity date, and to pay any current finance charges and additional charges.

          The borrower for each revolving credit loan will be obligated to pay off the remaining account balance on the related maturity date, which may be a substantial principal amount. The maximum amount of any draw for any revolving credit loan is equal to the excess, if any, of the credit limit over the principal balance outstanding under the mortgage note at the time of the draw.
Draws will be funded by the master servicer or servicer or other entity specified in the accompanying prospectus supplement.

          Unless specified in the accompanying prospectus supplement, for each revolving credit loan:

o         the finance charge for any billing cycle, in most cases, will be an amount equal to the aggregate of, as calculated for each day in the billing cycle, the then-applicable loan rate divided by 365 multiplied by that day's principal balance,

o         the account balance on any day in most cases will be the aggregate of the unpaid principal of the revolving credit loan outstanding at the beginning of the day, plus all related draws funded on that day and outstanding at the beginning of that day, plus the sum of any unpaid finance charges and any unpaid fees, insurance premiums and other charges, collectively known as additional charges, that are due on the revolving credit loan minus the aggregate of all payments and credits that are applied to the repayment of any draws on that day, and

o         the principal balance on any day usually will be the related account balance minus the sum of any unpaid finance charges and additional charges that are due on the revolving credit loan.

          Payments made by or on behalf of the borrower for each revolving credit loan, in most cases, will be applied first, to any unpaid finance charges that are due on the revolving credit loan, second, to any unpaid additional charges that are due thereon, and third, to any related draws outstanding.

          The mortgaged property securing each revolving credit loan will be subject to the lien created by the related loan in the amount of the outstanding principal balance of each related draw or portion thereof, if any, that is not included in the related pool, whether made on or prior to the related cut-off date or thereafter. The lien will be the same rank as the lien created by the mortgage relating to the revolving credit loan, and monthly payments, collections and other recoveries under the credit line agreement related to the revolving credit loan will be allocated as described in the related prospectus supplement among the revolving credit loan and the outstanding principal balance of each draw or portion of draw excluded from the pool. The depositor, an affiliate of the depositor or an unaffiliated seller may have an interest in any draw or portion thereof excluded from the pool. If any entity with an interest in a draw or portion thereof excluded from the pool or any other excluded balance were to become a debtor under the Bankruptcy Code and regardless of whether the transfer of the related revolving credit loan constitutes an absolute assignment, a bankruptcy trustee or creditor of such entity or such entity as a debtor-in-possession could assert that such entity retains rights in the related revolving credit loan and therefore compel the sale of such revolving credit loan over the objection of the trust fund and the securityholders. If that occurs, delays and reductions in payments to the trust fund and the securityholders could result.

          In most cases, each revolving credit loan may be prepaid in full or in part at any time and without penalty, and the related borrower will have the right during the related draw period to make a draw in the

                                       24

amount of any prepayment made for the revolving credit loan. The mortgage note or mortgage related to each revolving credit loan will usually contain a customary due-on-sale clause.

          As to each revolving credit loan, the borrower's rights to receive draws during the draw period may be suspended, or the credit limit may be reduced, for cause under a limited number of circumstances, including, but not limited to:

o         a materially adverse change in the borrower's financial circumstances;

o         a decline in the value of the mortgaged property significantly below its appraised value at origination; or

o         a payment default by the borrower.

          However, as to each revolving credit loan, a suspension or reduction usually will not affect the payment terms for previously drawn balances. The master servicer or the servicer, as applicable, will have no obligation to investigate as to whether any of those circumstances have occurred or may have no knowledge of their occurrence. Therefore, there can be no assurance that any borrower's ability to receive draws will be suspended or reduced if the foregoing circumstances occur. In the event of default under a revolving credit loan, at the discretion of the master servicer or servicer, the revolving credit loan may be terminated and declared immediately due and payable in full. For this purpose, a default includes but is not limited to:

o         the borrower's failure to make any payment as required;

o         any action or inaction by the borrower that materially and adversely affects the mortgaged property or the rights in the mortgaged property; or

o         any fraud or material misrepresentation by a borrower in connection with the loan.

          The master servicer or servicer will have the option to allow an increase in the credit limit applicable to any revolving credit loan in certain limited circumstances. In most cases, the master servicer or servicer will have an unlimited ability to allow increases provided that the specified conditions are met including a new appraisal or other indication of value is obtained and the new combined LTV ratio is less than or equal to the original combined LTV ratio.

          If a new appraisal is not obtained and the other conditions in the preceding sentence are met, the master servicer or servicer will have the option to allow a credit limit increase for any revolving credit loan subject to the limitations described in the related agreement.

          The proceeds of the revolving credit loans may be used by the borrower to improve the related mortgaged properties, may be retained by the related borrowers or may be used for purposes unrelated to the mortgaged properties.

Allocation of Revolving Credit Loan Balances

          For any series of securities backed by revolving credit loans, the related trust fund may include either:

o         the entire principal balance of each revolving credit loan outstanding at any time, including balances attributable to daws made after the related cut-off date, or

                                       25

o         a specified portion of the total principal balance of each revolving credit loan outstanding at any time, which will consist of all or a portion of the principal balance thereof as of the cut-off date minus the portion of all payments and losses thereafter that are allocated to such balance, and may not include some portion of the principal balance attributable to draws made after the cut-off date.

          The accompanying prospectus supplement will describe the specific provisions by which payments and losses on any revolving credit loan will be allocated as between the trust balance and any portion of the principal balance of a revolving credit loan, if any, not included in the trust balance at any time, which will include balances attributable to draws after the cut-off date and may include a portion of the principal balance outstanding as of the cut-off date, the excluded balance. Typically, the provisions may:

o         provide that principal payments made by the borrower will be allocated as between the trust balance and any excluded balance either on a pro rata basis, or first to the trust balance until reduced to zero, then to the excluded balance, or according to other priorities specified in the accompanying prospectus supplement, and

o         provide that interest payments, as well as liquidation proceeds or similar proceeds following a default and any realized losses, will be allocated between the trust balance and any excluded balance on a pro rata basis or according to other priorities specified in the accompanying prospectus supplement.

          Even where a trust fund initially includes the entire principal balance of the revolving credit loans, the related agreement may provide that after a specified date or on the occurrence of specified events, the trust fund may not include balances attributable to additional draws made thereafter. The accompanying prospectus supplement will describe these provisions as well as the related allocation provisions that would be applicable.

THE CONTRACTS

          The contracts included in a trust fund may be conditional or installment sales contracts or installment loan agreements originated by a manufactured housing dealer in the ordinary course of business. The contracts may be conventional manufactured housing contracts or contracts insured byt he
FHA or parially guaranteed by the VA. Each secured will be secured by a new or used unit of manufactured housing. The manufactured homes securing the contracts will consist of manufactured homes within the meaning of 42 United States Code,
Section 5402(6), which defines a manufactured home as "a structure, transportable in one or more sections, which in the traveling mode, is eight body feet or more in width or forty body feet or more in length, or, when erected on site, is three hundred twenty or more square feet, and which is built on a permanent chassis and designed to be used as a dwelling with or without a permanent foundation when connected to the required utilities, and includes the plumbing, heating, air conditioning, and electrical systems contained therein;
except that such term shall include any structure which meets all the requirements of this paragraph except the size requirements and with respect to which the manufacturer voluntarily files a certification required by the
Secretary of Housing and Urban Development and complies with the standards established under this chapter."

          The depositor will cause the contracts to be assigned and/or pledged to the trustee named in the related prospectus supplement for the benefit of the related securityholders. The master servicer will service the contracts, either by itself or through other servicers, pursuant to the pooling and servicing or servicing agreement.

                                       26

          Except as otherwise specified in the related prospectus supplement, the related prospectus supplement, or, if the information is not available in advance of the date of the related prospectus supplement, a current report on
Form 8-K to be filed with the Commission, will specify, for the contracts contained in the related contract pool, among other things:

o         the dates of origination of the contracts;

o         the weighted average annual percentage rate on the contracts;

o         the range of outstanding principal balances as of the cut-off date;

o         the average outstanding principal balance of the contracts as of the cut-off date;

o         the weighted average term to maturity as of the cut-off date; and

o         the range of original maturities of the contracts.

AGENCY SECURITIES

          The agency securities evidenced by a series of certificates will consist of:

o         mortgage participation certificates issued and guaranteed as to timely payment of interest and, unless otherwise specified in the related prospectus supplement, ultimate payment of principal by the Freddie
          Mac certificates,

o         guaranteed mortgage pass-through certificates issued and guaranteed as to timely payment of principal and interest by the Fannie Mae certificates,

o         fully modified pass-through mortgage-backed certificates guaranteed as to timely payment of principal and interest by the GNMA certificates,

o         stripped mortgage-backed securities representing an undivided interest in all or a part of either the principal distributions (but not the principal distributions) or the interest distributions (but not the principal distributions) or in some specified portion of the principal and interest distributions (but not all such distributions) on certain
          Freddie Mac, Fannie Mae or GNMA certificates and, unless otherwise specified in the prospectus supplement, guaranteed to the same extent as the underlying securities,

o         another type of guaranteed pass-through certificate issued or guaranteed by GNMA, Fannie Mae or Freddie Mac and described in the related prospectus supplement or

o         a combination of such agency securities.

          All GNMA certificates will be backed by the full faith and credit of the United States. No Freddie Mac or Fannie Mae certificates will be backed, directly or indirectly, by the full faith and credit of the United States.

          The agency securities may consist of pass-through securities issued under Freddie Mac's Cash or Guarantor Program, the GNMA I Program, the GNMA II
Program or another program specified in the prospectus supplement. The payment characteristics of the mortgage loans underlying the agency securities will be described in the related prospectus supplement.

Government National Mortgage Association

          GNMA is a wholly-owned corporate instrumentality of the United States with the United States Department of Housing and Urban Development. Section
306(g) of the Housing Act, authorizes GNMA to guarantee the timely payment of the principal of and interest on certificates which represent an interest

                                       27

in a pool of mortgage loans insured by FHA under the Housing Act, or Title V of the Housing Act of 1949 or partially guaranteed by the VA under the Servicemen's
Readjustment Act of 1944, as amended, or Chapter 37 of Title 38, United States
Code.

          Section 306(g) of the Housing Act provides that "the full faith and credit of the United States is pledged to the payment of all amounts which may be required to be paid under any guarantee under this subsection." In order to meet its obligations under any such guarantee, GNMA may, under Section 306(d) of the Housing Act, borrow from the United States Treasury in an amount which is at anytime sufficient to enable GNMA, with no limitations as to amount, to perform its obligations under its guarantee.

GNMA Certificates

          Each GNMA certificate held in a trust fund, which may be issued under either the GNMA I Program or the GNMA II Program, will be a "fully modified pass-through" mortgaged-backed certificate issued and serviced by a mortgage banking company or other financial concern approved by GNMA or approved by
Fannie Mae as a seller-servicer of FHA Loans and/or VA Loans. The mortgage loans underlying the GNMA certificates will consist of FHA Loans and/or VA Loans. Each of these mortgage loans is secured by a one- to four-family residential property. GNMA will approve the issuance of each GNMA certificate in accordance with a guaranty agreement between GNMA and the GNMA issuer. Pursuant to its guaranty agreement, a GNMA issuer will be required to advance its own funds in order to make timely payments of all amounts due on each GNMA certificate, even if the payments received by the GNMA issuer on the FHA Loans or VA Loans underlying each GNMA certificate are less than the amounts due on each GNMA certificate.

          The full and timely payment of principal of and interest on each GNMA certificate will be guaranteed by GNMA, which obligation is backed by the full faith and credit of the United States. Each GNMA certificate will have an original maturity of not more than 30 years (but may have original maturities of substantially less than 30 years). Each GNMA certificate will be based on and backed by a pool of FHA Loans or VA Loans secured by one- to four-family residential properties and will provide for the payment by or on behalf of the
GNMA issuer to the registered holder of the GNMA certificate of scheduled monthly payments of principal and interest equal to the registered holder's proportionate interest in the aggregate amount of the monthly principal and interest payment on each FHA Loan or VA Loan underlying the GNMA certificate, less the applicable servicing and guarantee fee which together equal the difference between the interest on the FHA Loan or VA Loan and the pass-through rate on the GNMA certificate. In addition, each payment will include proportionate pass-through payments of any prepayments of principal on the FHA
Loans or VA Loans underlying the GNMA certificate and liquidation proceeds in the event of a foreclosure or other disposition of any FHA Loans or VA Loans.

          If a GNMA issuer is unable to make the payments on a GNMA certificate as it becomes due, it must promptly notify GNMA and request GNMA to make such payment. Upon notification and request, GNMA will make such payments directly to the registered holder of the GNMA certificate. In the event no payment is made by a GNMA issuer and the GNMA issuer fails to notify and request GNMA to make such payment, the holder of the GNMA certificate will have recourse only against
GNMA to obtain such payment. The trustee or its nominee, as registered holder of the GNMA certificates held in a trust fund, will have the right to proceed directly against GNMA under the terms of the guaranty agreements relating to such GNMA certificates for any amounts that are not paid when due.

          All mortgage loans underlying a particular GNMA I certificate must have the same interest rate, except for pools of mortgage loans secured by manufactured homes, over the term of the loan. The interest rate on such GNMA I certificate will equal the interest rate on the mortgage loans included in the

                                       28

pool of mortgage loans underlying such GNMA I certificate, less one-half percentage point per annum of the unpaid principal balance of the mortgage loans.

          Mortgage loans underlying a particular GNMA II certificate may have per annum interest rates that vary from each other by up to one percentage point. The interest rate on each GNMA II certificate will be between one-half percentage point and one and one-half percentage points lower than the highest interest rate on the mortgage loans included in the pool of mortgage loans underlying such GNMA II certificate, except for pools of mortgage loans secured by manufactured homes.

          Regular monthly installment payments on each GNMA certificate held in a trust fund will be comprised of interest due as specified on such GNMA certificate plus the scheduled principal payments on the FHA Loans or VA Loans underlying such GNMA certificate due on the first day of the month in which the scheduled monthly installments on such GNMA certificate is due. Such regular monthly installments on each such GNMA certificate are required to be paid to the trustee as registered holder by the 15th day of each month in the case of a
GNMA I certificate and are required to be mailed to the trustee by the 20th day of each month in the case of a GNMA II certificate. Any principal prepayments on any FHA Loans or VA Loans underlying a GNMA certificate held in a trust fund or any other early recovery of principal on such loan will be passed through to the trustee as the registered holder of such GNMA certificate.

          GNMA certificates may be backed by graduated payment mortgage loans or by buydown mortgage loans for which funds will have been provided, and deposited into escrow accounts, for application to the payment of a portion of the borrowers' monthly payments during the early years of such mortgage loan.
Payments due the registered holders of GNMA certificates backed by pools containing buydown mortgage loans will be computed in the same manner as payments derived from other GNMA certificates and will include amounts to be collected from both the borrower and the related escrow account. The graduated payment mortgage loans will provide for graduated interest payments that, during the early years of such mortgage loans, will be less than the amount of stated
interest on such mortgage loans. The interest not so paid will be added to the principal of such graduated payment mortgage loans and, together with interest thereon, will be paid in subsequent years. The obligations of GNMA and of a GNMA issuer will be the same irrespective of whether the GNMA certificates are backed by graduated payment mortgage loans or buydown mortgage loans. No statistics comparable to the FHA's prepayment experience on level payment, non-buydown mortgage loans are available in respect of graduated payment or buydown mortgages. GNMA certificates related to a series of certificates may be held in book-entry form.

          If specified in a prospectus supplement, GNMA certificates may be backed by multifamily mortgage loans having the characteristics specified in such prospectus supplement.

Federal Home Loan Mortgage Corporation

          Freddie Mac is a corporate instrumentality of the United States created pursuant to the Freddie Mac Act. The common stock of Freddie Mac is owned by the Federal Home Loan Banks. Freddie Mac was established primarily for the purpose of increasing the availability of mortgage credit for the financing of urgently needed housing. It seeks to provide an enhanced degree of liquidity for residential mortgage investments primarily by assisting in the development of secondary markets for conventional mortgages. The principal activity of
Freddie Mac currently consists of the purchase of first lien conventional mortgage loans or participation interests in such mortgage loans and the sale of the mortgage loans or participations so purchased in the form of mortgage securities, primarily Freddie Mac certificates. Freddie Mac is confined to purchasing, so far as practicable, mortgage loans that it deems to

                                       29

be of such quality, type and class as to meet generally the purchase standards imposed by private institutional mortgage investors.

Freddie Mac Certificates

          Each Freddie Mac certificate represents an undivided interest in a pool of mortgage loans that may consist of first lien conventional loans, FHA
Loans or VA Loans, referred to together as a Freddie Mac certificate group.
Freddie Mac certificates are sold under the terms of a mortgage participation certificate agreement. A Freddie Mac certificate may be issued under either
Freddie Mac's Cash Program or Guarantor Program.

          Mortgage loans underlying the Freddie Mac certificates held in a trust fund will consist of mortgage loans with original terms to maturity of between
10 and 30 years. Each such mortgage loan must meet the applicable standards set forth in the Freddie Mac Act. A Freddie Mac certificate group may include whole loans, participation interests in whole loans and undivided interests in whole loans and/or participations comprising another Freddie Mac certificate group.
Under the Guarantor Program, any such Freddie Mac certificate group may include only whole loans or participation interests in whole loans.

          Freddie Mac guarantees to each registered holder of a Freddie Mac certificate the timely payment of interest on the underlying mortgage loans to the extent of the applicable certificate rate on the registered holder's pro rata share of the unpaid principal balance outstanding on the underlying mortgage loans in the Freddie Mac certificate group represented by such Freddie
Mac certificate, whether or not received.

          Freddie Mac also guarantees to each registered holder of a Freddie Mac certificate collection by such holder of all principal on the underlying mortgage loans without any offset or deduction, to the extent of such holder's pro rata share thereof, but does not, except if and to the extent specified in the prospectus supplement for a series of certificates, guarantee the timely payment of scheduled principal. Under Freddie Mac's Gold PC Program, Freddie Mac guarantees the timely payment of principal based on the difference between the pool factor, published in the month preceding the month of distribution and the pool factor published in such month of distribution. Pursuant to its guarantees,
Freddie Mac indemnifies holders of Freddie Mac certificates against any diminution in principal by reason of charges for property repairs, maintenance and foreclosure. Freddie Mac may remit the amount due on account of its guarantee of collection of principal at any time after default on an underlying mortgage loan, but not later than:

o         30 days following foreclosure sale,

o         30 days following payment of the claim by any mortgage insurer, or

o         30 days following the expiration of any right of redemption, whichever occurs later, but in any event no later than one year after demand has been made upon the mortgagor for accelerated payment of principal.

          In taking actions regarding the collection of principal after default on the mortgage loans underlying Freddie Mac certificates, including the timing of demand for acceleration, Freddie Mac reserves the right to exercise its judgment with respect to the mortgage loans in the same manner as for mortgage loans which it has purchased but not sold. The length of time necessary for
Freddie Mac to determine that a mortgage loan should be accelerated varies with the particular circumstances of each

                                       30

mortgagor, and Freddie Mac has not adopted standards which require that the demand be made within any specified period.

          Freddie Mac certificates are not guaranteed by the United States or by any Federal Home Loan Bank and do not constitute debts or obligations of the
United States or any Federal Home Loan Bank. The obligations of Freddie Mac under its guarantee are obligations solely of Freddie Mac and are not backed by, nor entitled to, the full faith and credit of the United States. If Freddie Mac were unable to satisfy such obligations, distributions to holders of Freddie Mac certificates would consist solely of payments and other recoveries on the underlying mortgage loans and, accordingly, monthly distributions to holders of
Freddie Mac certificates would be affected by delinquent payments and defaults on such mortgage loans.

          Registered holders of Freddie Mac certificates are entitled to receive their monthly pro rata share of all principal payments on the underlying mortgage loans received by Freddie Mac, including any scheduled principal payments, full and partial repayments of principal and principal received by
Freddie Mac by virtue of condemnation, insurance, liquidation or foreclosure, and repurchases of the mortgage loans by Freddie Mac or the seller thereof.
Freddie Mac is required to remit each registered Freddie Mac certificateholder's pro rata share of principal payments on the underlying mortgage loans, interest at the Freddie Mac pass-through rate and any other sums such as prepayment fees, within 60 days of the date on which such payments are deemed to have been received by Freddie Mac.

          Under Freddie Mac's Cash Program, there is no limitation on the amount by which interest rates on the mortgage loans underlying a Freddie Mac certificate may exceed the pass-through rate on the Freddie Mac certificate.
Under such program, Freddie Mac purchases groups of whole mortgage loans from sellers at specified percentages of their unpaid principal balances, adjusted for accrued or prepaid interest, which when applied to the interest rate of the mortgage loans and participations purchased, results in the yield expressed as a percentage, required by Freddie Mac. The required yield, which includes a minimum, servicing fee retained by the servicer, is calculated using the outstanding principal balance. The range of interest rates on the mortgage loans and participations in a Freddie Mac certificate group under the Cash Program will vary since mortgage loans and participations are purchased and assigned to a Freddie Mac certificate group based upon their yield to Freddie Mac rather than on the interest rate on the underlying mortgage loans. Under Freddie Mac's
Guarantor Program, the pass-through rate on a Freddie Mac certificate is established based upon the lowest interest rate on the underlying mortgage loans, minus a minimum servicing fee and the amount of Freddie Mac's management and guaranty income as agreed upon between the seller and Freddie Mac.

          Freddie Mac certificates duly presented for registration of ownership on or before the last business day of a month are registered effective as of the first day of the month. The first remittance to a registered holder of a Freddie
Mac certificate will be distributed so as to be received normally by the 15th day of the second month following the month in which the purchaser became a registered holder of the Freddie Mac certificates. Thereafter, such remittance will be distributed monthly to the registered holder so as to be received normally by the 15th day of each month. The Federal Reserve Bank of New York maintains book-entry accounts with respect to Freddie Mac certificates sold by
Freddie Mac on or after January 2, 1985, and makes payments of principal and interest each month to the registered holders thereof in accordance with such holders' instructions.

Federal National Mortgage Association

          Fannie Mae is a federally chartered and privately owned corporation organized and existing under the Charter Act. Fannie Mae was originally established in 1938 as a United States government agency to

                                       31

provide supplemental liquidity to the mortgage market and was transformed into a stockholder-owned and privately-managed corporation by legislation enacted in
1968.

          Fannie Mae provides funds to the mortgage market primarily by purchasing mortgage loans from lenders, thereby replenishing their funds for additional lending. Fannie Mae acquires funds to purchase mortgage loans from many capital market investors that may not ordinarily invest in mortgages, thereby expanding the total amount of funds available for housing. Operating nationwide, Fannie Mae helps to redistribute mortgage funds from capital-surplus to capital-short areas.

Fannie Mae Certificates

          Fannie Mae certificates are guaranteed mortgage pass-through certificates representing fractional undivided interests in a pool of mortgage loans formed by Fannie Mae. Each mortgage loan must meet the applicable standards of the Fannie Mae purchase program. Mortgage loans comprising a pool are either provided by Fannie Mae from its own portfolio or purchased pursuant to the criteria of the Fannie Mae purchase program.

          Mortgage loans underlying Fannie Mae certificates held in a trust fund will consist of conventional mortgage loans, FHA Loans or VA Loans. Original maturities of substantially all of the conventional, level payment mortgage loans underlying a Fannie Mae certificate are expected to be between either 8 to
15 years or 20 to 30 years. The original maturities of substantially all of the fixed rate level payment FHA Loans or VA Loans are expected to be 30 years.

          Mortgage loans underlying a Fannie Mae certificate may have annual interest rates that vary by as much as two percentage points from each other.
The rate of interest payable on a Fannie Mae certificate is equal to the lowest interest rate of any mortgage loan in the related pool, less a specified minimum annual percentage representing servicing compensation and Fannie Mae's guaranty fee. Under a regular servicing option, pursuant to which the mortgagee or other servicers assumes the entire risk of foreclosure losses, the annual interest rates on the mortgage loans underlying a Fannie Mae certificate will be between
50 basis points and 250 basis points greater than in its annual pass-through rate and under a special servicing option, pursuant to which Fannie Mae assumes the entire risk for foreclosure losses, the annual interest rates on the mortgage loans underlying a Fannie Mae certificate will generally be between 55 basis points and 255 basis points greater than the annual Fannie Mae certificate pass-through rate. If specified in the prospectus supplement, Fannie Mae certificates may be backed by adjustable rate mortgages.

          Fannie Mae guarantees to each registered holder of a Fannie Mae certificate that it will distribute amounts representing such holder's proportionate share of scheduled principal and interest payments at the applicable pass-through rate provided for by such Fannie Mae certificate on the underlying mortgage loans, whether or not received, and such holder's proportionate share of the full principal amount of any foreclosed or other finally liquidated mortgage loan, whether or not such principal amount is actually recovered. The obligations of Fannie Mae under its guarantees are obligations solely of Fannie Mae and are not backed by, nor entitled to, the full faith and credit of the United States. Although the Secretary of the
Treasury of the United States has discretionary authority to lend Fannie Mae up to $2.25 billion outstanding at any time, neither the United States nor any agency thereof is obligated to finance Fannie Mae's operations or to assist
Fannie Mae in any other manner. If Fannie Mae were unable to satisfy its obligations, distributions to holders of Fannie Mae certificates would consist solely of payments and other recoveries on the underlying mortgage loans and, accordingly, monthly distributions to holders of Fannie Mae certificates would be affected by delinquent payments and defaults on such mortgage loans.

                                       32

          Fannie Mae certificates evidencing interests in pools of mortgage loans formed on or after May 1, 1985, other than Fannie Mae certificates backed by pools containing graduated payment mortgage loans or mortgage loans secured by multifamily projects, are available in book-entry form only. Distributions of principal and interest on each Fannie Mae certificate will be made by Fannie Mae on the 25th day of each month to the persons in whose name the Fannie Mae certificate is entered in the books of the Federal Reserve Banks, or registered on the Fannie Mae certificate register in the case of fully registered Fannie
Mae certificates, as of the close of business on the last day of the preceding month. With respect to Fannie Mae certificates issued in book-entry form, distributions thereon will be made by wire, and with respect to fully registered
Fannie Mae certificates, distributions thereon will be made by check.

Stripped Mortgage-Backed Securities

          Agency securities may consist of one or more stripped mortgage-backed securities, each as described in the related prospectus supplement. Each such agency security will represent an undivided interest in all or part of either the principal distributions (but not the interest distributions) or the interest distributions (but not the principal distributions), or in some specified portion of the principal and interest distributions (but not all of such distributions) on certain Freddie Mac, Fannie Mae or GNMA certificates. The underlying securities will be held under a trust agreement by Freddie Mac,
Fannie Mae or GNMA, each as trustee, or by another trustee named in the related prospectus supplement. Freddie Mac, Fannie Mae or GNMA will guarantee each stripped agency security to the same extent as such entity guarantees the underlying securities backing such stripped agency security, unless otherwise specified in the related prospectus supplement.

Other Agency Securities

          If specified in the related prospectus supplement, a trust fund may include other mortgage pass-through certificates issued or guaranteed by GNMA,
Fannie Mae or Freddie Mac. The characteristics of any such mortgage pass-through certificates will be described in such prospectus supplement. If so specified, a combination of different types of agency securities may be held in a trust fund.

PRIVATE MORTGAGE-BACKED SECURITIES

General

          Private mortgage-backed securities may consist of mortgage participations or pass-through certificates evidencing an undivided interest in a pool of mortgage loans or collateralized mortgage obligations secured by mortgage loans. Any private mortgage-backed securities underlying any securities will (i) either (a) have been previously registered under the Securities Act of
1933, as amended, or (b) will be eligible for sale under Rule 144(k) under the
Securities Act of 1933, as amended, and (ii) will be acquired in secondary market transactions from persons other than the issuer or its affiliates.
Alternatively, if the private mortgage-backed securities were acquired from their issuer or its affiliates, or were issued by the depositor or any of its affiliates, then the private mortgage-backed securities will be registered under the Securities Act of 1933, as amended, at the same time as the securities.

          Private mortgage-backed securities will have been issued pursuant to a pooling and servicing agreement, an indenture or similar agreement. The seller/servicer of the underlying mortgage loans will have entered into the private mortgage-backed securities with the trustee under such private mortgage-backed agreement. The private mortgage-backed trustee or its agent, or a custodian, will possess the mortgage loans underlying such private mortgage-backed security. Mortgage loans underlying a private mortgage-backed security will be serviced by a servicer directly or by one or more subservicers who may

                                       33

be subject to the supervision of the servicer. The servicer will be a Fannie Mae or Freddie Mac approved servicer and, if FHA Loans underlie the private mortgage-backed securities, approved by HUD as an FHA mortgagee.

          The issuer of the private mortgage-backed securities will be a financial institution or other entity engaged generally in the business of mortgage lending, a public agency or instrumentality of a state, local or federal government, or a limited purpose corporation organized for the purpose of among other things, establishing trusts and acquiring and selling housing loans to such trusts and selling beneficial interests in such trusts. If so specified in the prospectus supplement, the private mortgage-backed securities issuer may be an affiliate of the depositor. The obligations of the private mortgage-backed securities issuer will generally be limited to certain representations and warranties with respect to the assets conveyed by it to the related trust. Unless otherwise specified in the related prospectus supplement, the private mortgage-backed securities will not have guaranteed any of the assets conveyed to the related trust or any of the private mortgage-backed securities issued under the private mortgage backed agreement. Additionally, although the mortgage loans underlying the private mortgage-backed securities may be guaranteed by an agency or instrumentality of the United States, the private mortgage-backed securities themselves will not be so guaranteed.

          Distributions of principal and interest will be made on the private mortgage-backed securities on the dates specified in the related prospectus supplement. The private mortgage-backed securities may be entitled to receive nominal or no principal distributions or nominal or no interest distributions.
Principal and interest distributions will be made on the private mortgage-backed securities by the trustee or the servicer. The private mortgage-backed securities issuer or the private mortgage-backed securities may have the right to repurchase assets underlying the private mortgage-backed securities after a certain date or under other circumstances specified in the related prospectus supplement.

Underlying Loans

          The mortgage loans underlying the private mortgage-backed securities may consist of fixed rate, level payment, fully amortizing loans or graduated payment mortgage loans, buy-down loans, adjustable rate mortgage loans, or loans having balloon or other special payment features. Such mortgage loans may be secured by single family property, multifamily property, manufactured homes or by an assignment of the proprietary lease or occupancy agreement relating to a specific dwelling within a cooperative and the related shares issued by such cooperative. Except as otherwise specified in the related prospectus supplement:

o         no mortgage loan will have had a loan-to-value ratio at origination in excess of 95% (except in the case of high loan-to-value loans),

o         each single family loan secured by a mortgaged property having a loan-to-value ratio in excess of 80% at origination will be covered by a primary mortgage insurance policy (except in the case of high loan-to-value loans),

o         each mortgage loan will have had an original term to stated maturity of not less than 5 years and not more than 40 years,

o         no mortgage loan that was more than 30 days delinquent as to the payment of principal or interest will have been eligible for inclusion in the assets under the related agreement,

                                       34

o         each mortgage loan, other than a cooperative loan, will be required to be covered by a standard hazard insurance policy, which may be a blanket policy, and

o         each mortgage loan, other than a cooperative loan or a contract secured by a manufactured home, will be covered by a title insurance policy.

Credit Support Relating to Private Mortgage-backed Securities

          Credit support in the form of reserve funds, subordination of other private mortgage-backed securities issued under the related agreement, letters of credit, insurance policies, credit derivatives or other types of credit support may be provided with respect to the mortgage loans underlying the private mortgage-backed securities or with respect to the private mortgage-backed securities themselves.

Additional Information

          The prospectus supplement for a series for which the trust fund includes private mortgage-backed securities will specify the aggregate approximate principal amount and type of the private mortgage-backed securities to be included in the trust fund and certain characteristics of the mortgage loans which comprise the underlying assets for the Private Mortgage-Backed
Securities including

o         the payment features of such mortgage loans,

o         the approximate aggregate principal balance, if known, of underlying mortgage loans insured or guaranteed by a governmental entity,

o         the servicing fee or range of servicing fees with respect to the mortgage loans, and

o         the minimum and maximum stated maturities of the underlying mortgage loans at origination,

o         the maximum original term-to-stated maturity of the private mortgage-backed securities,

o         the weighted average term-to-stated maturity of the private mortgage-backed securities,

o         the pass-through or certificate rate of the private mortgage-backed securities,

o         the weighted average pass-through or certificate rate of the private mortgage-backed securities,

o         the private mortgage-backed securities issuer, servicer, if other than the issuer, and the trustee for such private mortgage-backed securities,

o         certain characteristics of credit support, if any, such as reserve funds, insurance policies, letters of credit, credit derivatives or guarantees relating to the mortgage loans underlying the private mortgage-backed securities or to such private mortgage-backed securities themselves,

o         the term on which the underlying mortgage loans for such private mortgage-backed securities may, or are required to, be purchased prior to their stated maturity or the stated maturity of the private mortgage-backed securities, and

o         the terms on which mortgage loans may be substituted for those originally underlying the private mortgage-backed securities.

                                       35

FUNDING AGREEMENTS

          If specified in the prospectus supplement for a series, the depositor may enter into a funding agreement with a limited-purpose subsidiary or affiliate of a mortgage loan seller, referred to as a finance company, pursuant to which:

o         the depositor will lend the net proceeds of the sale of the securities to such finance company,

o         the finance company will pledge trust fund assets owned by it to secure the loan from the depositor, and

o         the depositor will assign the funding agreement, as so secured, to the trust fund for a series. No finance company will be authorized to engage in any business activities other than the financing and sale of trust fund assets.

          Pursuant to a funding agreement:

o         the depositor will lend a finance company the proceeds from the sale of a series of securities and such Finance Company will pledge to the depositor as security therefor trust fund assets having an aggregate unpaid principal balance as of any date of determination equal to at least the amount of the loan, and

o         the finance company will agree to repay such loan by causing payments on the trust fund assets to be made to the trustee as assignee of the depositor in such amounts as are necessary, together with payments from the related reserve fund or other funds or accounts, to pay accrued interest on such loan and to amortize the entire principal amount of such loan.

          A finance company is not obligated to provide additional collateral to secure the loan pursuant to a funding agreement subsequent to the issuance of the securities of the series by the trust fund.

          Unless the depositor, the master servicer or other entity designated in the prospectus supplement exercises its option to terminate the trust fund and retire the securities of a series, or a finance company defaults under its funding agreement, such finance company's loan may not be prepaid other than as a result of prepayments on the pledged trust fund assets. If the finance company, nevertheless, were to attempt to prepay its loan, the loan would not be deemed prepaid in full unless the finance company paid the depositor an amount sufficient to enable the depositor to purchase other trust fund assets comparable in yield and maturity to the finance company's trust fund assets pledged under the funding agreement. The trustee then could either:

o         purchase such other trust fund assets and substitute them for the trust fund assets pledged by the finance company, to the extent that such purchase and substitution did not adversely affect the tax treatment of the related series, or

o         deposit the amount of the finance company's prepayment in the certificate account.

          In the event of a default under a funding agreement, the trustee will have recourse to the related finance company for the benefit of the holders of securities, including the right to foreclose upon the trust fund assets securing that funding agreement. The participating finance companies will be limited-purpose finance entities and, therefore, it is unlikely that a defaulting finance company will have any significant assets except those pledged to the trust fund for the series and those that secure other mortgage-backed securities and collateralized mortgage obligations. The trustee has no recourse to assets pledged to secure

                                       36

other securities except to the limited extent that funds generated by such assets exceed the amount required to pay those securities and are released from the lien securing such other securities and returned to a finance company. For that reason, prospective purchasers of securities should make their investment decisions on the basis that the securities of a series have rights solely with respect to the assets transferred to the trust fund for that series of securities.

          In the event of a default under a funding agreement and the sale by the trustee of the trust fund assets securing the obligations of the finance company under the funding agreement, the trustee may distribute principal in an amount equal to the unpaid principal balance of the trust fund assets so liquidated ratably among all classes of securities within the series, or in such other manner as may be specified in the related prospectus supplement.

                                 USE OF PROCEEDS

          The net proceeds to be received from the sale of the securities will be applied by the depositor to the purchase of trust fund assets or will be used by the depositor for general corporate purposes. The depositor expects that it will make additional sales of securities similar to the securities from time to time, but the timing and amount of offerings of securities will depend on a number of factors, including the volume of trust fund assets acquired by the depositor, prevailing interest rates, availability of funds and general market conditions.

                              YIELD CONSIDERATIONS

          Unless otherwise provided in the related prospectus supplement, each monthly interest payment on a trust fund asset is calculated as one-twelfth of the applicable interest rate multiplied by the unpaid principal balance thereof.
Interest to be distributed on each distribution date to the holders of the various classes of securities, other than certain classes of strip securities, of each series will be similarly calculated for the applicable period, as one-twelfth of the applicable security interest rate multiplied by the outstanding principal balance thereof, except as provided below with respect to prepayments. In the case of strip securities with no or, in certain cases, a nominal principal balance, such distributions of stripped interest will be in an amount, as to any distribution date, described in the related prospectus supplement.

          The effective yield to securityholders will be lower than the yield otherwise produced by the applicable security interest rate, or, as to a strip security, the distributions of stripped interest thereon, and purchase price, because although interest accrued on each trust fund asset during each month is due and payable on the first day of the following month, unless otherwise provided in the related prospectus supplement, the distribution of interest on the securities fund will not be made until the distribution date occurring in the month following the month of accrual of interest in the case of mortgage loans, and in later months in the case of agency securities, private mortgage-backed securities or funding agreements and in the case of a series of securities having distribution dates occurring at intervals less frequently than monthly.

          Unless otherwise specified in the related prospectus supplement, when a principal prepayment in full is made on a mortgage loan, a contract or a mortgage loan underlying a private mortgage-backed security, the borrower is charged interest only for the period from the due date of the preceding monthly payment up to the date of such prepayment, instead of for a full month.
Accordingly, the effect of principal prepayments in full during any month will be to reduce the aggregate amount of interest collected that is available for distribution to securityholders. If so provided in the related prospectus supplement, certain of the mortgage loans or the mortgage loans underlying a private mortgage-backed

                                       37

security may contain provisions limiting prepayments hereof or requiring the payment of a prepayment penalty upon prepayment in full or in part. Unless otherwise specified in the related prospectus supplement, partial principal prepayments are applied, other than a revolving credit loan, on the first day of the month following receipt, with no resulting reduction in interest payable for the period, other than with respect to a revolving credit loan, in which the partial principal prepayment is made. Unless specified otherwise in the related prospectus supplement, neither the trustee, the master servicer nor the depositor will be obligated to fund shortfalls in interest collections resulting from prepayments. Holders of agency securities are entitled to a full month's interest in connection with prepayments in full of the underlying mortgage loans. Full and partial principal prepayments collected during the applicable prepayment period will be available for distribution to securityholders on the related distribution date. Unless otherwise provided in the related prospectus supplement, a prepayment period in respect of any distribution date will commence on the first day of the month in which the preceding distribution date occurs, or, as to the first prepayment period, the day after the cut-off date, and will end on the last day of the month prior to the month in which the related distribution date occurs. See "Maturity and Prepayment Considerations"
and "Description of the Securities--General".

          In addition, if so specified in the related prospectus supplement, a holder of a non-offered class of securities, the call class, will have the right, solely at its discretion, to terminate the related trust fund on any distribution date after the 12th distribution date following the date of initial issuance of the related series of securities and until such date as the clean-up call becomes exercisable and thereby effect early retirement of the securities of such series. Any such call will be of the entire trust fund at one time;
multiple calls with respect to any series of securities will not be permitted.
Such termination would result in the concurrent retirement of all outstanding securities of the related series and would decrease the average lives of such securities, perhaps significantly. The earlier after the closing date that such termination occurs, the greater would be such effect.

          The outstanding principal balances of revolving credit loans are, in most cases, much smaller than traditional first lien mortgage loan balances, and the original terms to maturity of those loans are often shorter than those of traditional first lien mortgage loans. As a result, changes in interest rates will not affect the monthly payments on those loans or contracts to the same degree that changes in mortgage interest rates will affect the monthly payments on traditional first lien mortgage loans. Consequently, the effect of changes in prevailing interest rates on the prepayment rates on shorter-term, smaller balance loans and contracts may not be similar to the effects of those changes on traditional first lien mortgage loan prepayment rates, or those effects may be similar to the effects of those changes on mortgage loan prepayment rates, but to a smaller degree.

          For some loans, including revolving credit loans and adjustable rate mortgage loans, the loan rate at origination may be below the rate that would result if the index and margin relating thereto were applied at origination.
Under the applicable underwriting standards, the borrower under each of the loans, other than a revolving credit loan, usually will be qualified on the basis of the loan rate in effect at origination, and borrowers under revolving credit loans are usually qualified based on an assumed payment which reflects a rate significantly lower than the maximum rate. The repayment of any such loan may thus be dependent on the ability of the borrower to make larger monthly payments following the adjustment of the loan rate. In addition, depending upon the use of the revolving credit line and the payment patterns, during the repayment period, a borrower may be obligated to make payments that are higher than the borrower originally qualified for. Some of the revolving credit loans are not expected to significantly amortize prior to maturity. As a result, a borrower will, in these cases, be required to pay a substantial principal amount at the maturity of a revolving credit loan.

                                       38

          The prospectus supplement for each series of securities may set forth additional information regarding yield considerations.

                     MATURITY AND PREPAYMENT CONSIDERATIONS

          The original terms to maturity of the trust fund assets in a particular trust fund will vary depending upon the type of mortgage loans underlying or comprising the trust fund assets in such trust fund. Each prospectus supplement will contain information with respect to the type and maturities of the trust fund assets in the related trust fund. Unless otherwise specified in the related prospectus supplement, all of the single-family loans, revolving credit loans, cooperative loans, contracts and all of the mortgage loans underlying the agency securities, private mortgage-backed securities and funding agreements may be prepaid without penalty in full or in part at any time. If so provided in the related prospectus supplement, certain of the mortgage loans may contain provisions prohibiting prepayment for a specified period after the origination date, a lockout period and the date of expiration thereof, a lockout date, prohibiting partial prepayments entirely or prohibiting prepayment in full or in part without a prepayment penalty.

          The prepayment experience on the mortgage loans and contracts underlying or comprising the trust fund assets in a trust fund will affect the weighted average life of the related series of securities. Weighted average life refers to the average amount of time that will elapse from the date of issuance of a security until each dollar of principal of such security will be repaid to the investor. The weighted average life of the securities of a series will be influenced by the rate at which principal on the mortgage loans underlying or comprising the trust fund assets included in the related trust fund is paid, which payments may be in the form of scheduled amortization or prepayments, for this purpose, the term "prepayment" includes prepayments, in whole or in part, and liquidations due to default and hazard or condemnation losses. The rate of prepayment with respect to fixed rate mortgage loans has fluctuated significantly in recent years. In general, if interest rates fall below the interest rates on the mortgage loans underlying or comprising the trust fund assets, the rate of prepayment would be expected to increase. There can be no assurance as to the rate of prepayment of the mortgage loans underlying or comprising the trust fund assets in any trust fund. The depositor is not aware of any publicly available statistics relating to the principal prepayment experience of diverse portfolios of mortgage loans over an extended period of time. All statistics known to the depositor that have been compiled with respect to prepayment experience on mortgage loans indicates that while some mortgage loans may remain outstanding until their stated maturities, a substantial number will be paid prior to their respective stated maturities. The depositor is not aware of any historical prepayment experience with respect to mortgage loans secured by properties located in Puerto Rico or Guam and, accordingly, prepayments on such loans may not occur at the same rate or be affected by the same factors as other mortgage loans.

          A number of factors, including homeowner mobility, economic conditions, enforceability of due-on-sale clauses, mortgage market interest rates, the terms of the mortgage loans, as affected by the existence of lockout provisions, due-on-sale and due-on-encumbrance clauses and prepayment fees, the quality of management of the mortgaged properties, possible changes in tax laws and the availability of mortgage funds, may affect prepayment experience.

          There are no uniform statistics compiled for prepayments of contracts relating to manufactured homes. Prepayments on the contracts may be influenced by a variety of economic, geographic, social and other factors, including repossessions, aging, seasonality and interest rate fluctuations. Other factors affecting prepayment of mortgage loans or contracts include changes in housing needs, job transfers, unemployment and servicing decisions. An investment in notes or certificates, as applicable, evidencing interests in, or secured by, contracts may be affected by, among other things, a downturn in regional or

                                       39

local economic conditions. These regional or local economic conditions are often volatile, and historically have affected the delinquency, loan loss and repossession experience of the contracts. To the extent that losses on the contracts are not covered by the subordinated amount, if any, letters of credit, applicable insurance policies, if any, or by any alternative credit support, holders of the notes or certificates, as applicable, of a series evidencing interests in, or secured by, contracts will bear all risk of loss resulting from default by obligors and will have to look primarily to the value of the manufactured homes, which generally depreciate in value, for recovery of the outstanding principal of and unpaid interest on the defaulted contracts.

          Unless otherwise provided in the related prospectus supplement, all mortgage loans, mortgage loans underlying private mortgage-backed securities or mortgage loans secured by funding agreements will contain due-on-sale provisions permitting the lender to accelerate the maturity of such mortgage loan upon sale or certain transfers by the borrower of the underlying mortgaged property. The multifamily loans may contain due-on-encumbrance provisions, permitting the lender to accelerate the maturity of the multifamily loan upon further encumbrance by the borrower of the underlying multifamily property. Conventional mortgage loans that underlie Freddie Mac certificates and Fannie Mae certificates may contain, and in certain instances must contain, such due-on-sale provisions. While most contracts will contain "due-on-sale"
provisions permitting the holder of the contract to accelerate the maturity of the contract upon conveyance by the borrower, to the extent provided in the related prospectus supplement, the master servicer may permit proposed assumptions of contracts where the proposed buyer meets the underwriting standards described below. Any assumption would have the effect of extending the average life of the contracts. FHA Loans and contracts, VA Loans and contracts and other mortgage loans underlying GNMA certificates contain no such clause and may be assumed by the purchaser of the mortgaged property. Thus, the rate of prepayments on FHA Loans, VA Loans and other mortgage loans underlying GNMA certificates may be lower than that of conventional mortgage loans bearing comparable interest rates.

          With respect to a series of securities evidencing interests in the trust fund including mortgage loans and/or contracts, unless otherwise provided in the related prospectus supplement, the master servicer generally will enforce any due-on-sale clause or due-on-encumbrance clause, to the extent it has knowledge of the conveyance or encumbrance or the proposed conveyance or encumbrance of the underlying mortgaged property and reasonably believes that it is entitled to do so under applicable law; provided, however, that the master servicer will not take any enforcement action that would impair or threaten to impair any recovery under any related insurance policy. See "Description of the
Securities--Collection and Other Servicing Procedures" and "Legal Aspects of
Mortgage Loans--Enforceability of Certain Provisions" and "--Prepayment Charges
and Prepayments" for a description of certain provisions of each agreement and certain legal developments that may affect the prepayment experience on the mortgage loans. See "Description of the Securities--Termination" for a
description of the possible early termination of any series of securities. See also "Mortgage Loan Program--Representations by or on behalf of Mortgage Loan
Sellers; Repurchases" and "Description of the Securities--Assignment of Trust
Fund Assets" for a description of the obligation of the mortgage loan sellers, the master servicer and the depositor to repurchase mortgage loans or contracts under certain circumstances. In addition, if the applicable agreement for a series of securities provides for a pre-funding account or other means of funding the transfer of additional mortgage loans or contracts to the related trust fund, as described under "Description of the Securities--Pre-Funding
Account", and the trust fund is unable to acquire such additional mortgage loans or contracts within any applicable time limit, the amounts set aside for such purpose may be applied as principal payments on one or more classes of securities of such series.

          There can be no assurance as to the rate of principal payments or draws on the revolving credit loans. In most cases, the revolving credit loans may be prepaid in full or in part without penalty. The

                                       40

prospectus supplement will specify whether loans may not be prepaid in full or in part without penalty. The rate of principal payments and the rate of draws, if applicable, may fluctuate substantially from time to time. Such loans may experience a higher rate of prepayment than typical first lien mortgage loans.
Due to the unpredictable nature of both principal payments and draws, the rates of principal payments net of draws for those loans may be much more volatile than for typical first lien mortgage loans.

          For any series of securities backed by revolving credit loans, provisions governing whether future draws on the revolving credit loans will be included in the trust will have a significant effect on the rate and timing of principal payments on the securities. The rate at which additional balances are generated may be affected by a variety of factors. The yield to maturity of the securities of any series, or the rate and timing of principal payments on the loans may also be affected by the risks associated with other loans.

          As a result of the payment terms of the revolving credit loans or of the mortgage provisions relating to future draws, there may be no principal payments on those securities in any given month. In addition, it is possible that the aggregate draws on revolving credit loans included in a pool may exceed the aggregate payments of principal on those revolving credit loans for the related period. If specified in the accompanying prospectus supplement, a series of securities may provide for a period during which all or a portion of the principal collections on the revolving credit loans are reinvested in additional balances or are accumulated in a trust account pending commencement of an amortization period relating to the securities.

                                  THE DEPOSITOR

          Citigroup Mortgage Loan Trust Inc., as depositor, was incorporated in the State of Delaware on July 16, 2003 as an indirect wholly-owned subsidiary of
Citigroup Financial Products Inc. and is an affiliate of Citigroup Global
Markets Inc. The depositor was organized for the purpose of serving as a private secondary mortgage market conduit. The depositor maintains its principal office at 390 Greenwich Street, 4th Floor, New York, New York 10013. Its telephone number is (212) 816-6000.

          The depositor does not have, nor is it expected in the future to have, any significant assets.

                              MORTGAGE LOAN PROGRAM

          The mortgage loans and contracts will be purchased by the depositor, either directly or indirectly, from the mortgage loan sellers. The mortgage loans and contracts so acquired by the depositor will have been originated by the Originators in accordance with the underwriting criteria specified below under "Underwriting Standards".

UNDERWRITING STANDARDS

          All mortgage loans will have been subject to underwriting standards acceptable to the depositor and applied as described below. Each mortgage loan seller, or another party on its behalf, will represent and warrant that mortgage loans purchased by or on behalf of the depositor from it have been originated by the related originators in accordance with such underwriting standards.

          Unless otherwise specified in the related prospectus supplement, the underwriting standards are applied by the originators to evaluate the borrower's credit standing and repayment ability, and the value and adequacy of the mortgaged property as collateral. Initially, a prospective borrower is required to fill out a detailed application regarding pertinent credit information. As part of the description of the

                                       41

borrower's financial condition, the borrower is required to provide a current balance sheet describing assets and liabilities and a statement of income and expenses, as well as an authorization to apply for a credit report that summarizes the borrower's credit history with local merchants and lenders and any record of bankruptcy. In addition, an employment verification is obtained that reports the borrower's current salary and may contain information regarding length of employment and whether it is expected that the borrower will continue such employment in the future. If a prospective borrower is self-employed, the borrower is required to submit copies of signed tax returns. The borrower may also be required to authorize verification of deposits at financial institutions where the borrower has demand or savings accounts. In the case of a multifamily loan, the borrower is also required to provide certain information regarding the related multifamily property, including a current rent schedule, the type and length of leases and pro forma operating income statements. In addition, the depositor will consider:

o         the location of the multifamily property,

o         the availability of competitive lease space and rental income of comparable properties in the relevant market area,

o         the overall economy and demographic features of the geographic area
          and

o         the mortgagor's prior experience in owning and operating properties similar to the Multifamily Properties.

          In determining the adequacy of the property as collateral, an appraisal is made of each property considered for financing, except in the case of new manufactured homes, as described under "The Trust Funds". Each appraiser is selected in accordance with predetermined guidelines established for appraisers. The appraiser is required to inspect the property and verify that it is in good condition and that construction, if new, has been completed. With respect to properties other than multifamily properties, the appraisal is based on the market value of comparable homes, the estimated rental income if considered applicable by the appraiser and the cost of replacing the home.

          With respect to multifamily properties, the appraisal must specify whether an income analysis, a market analysis or a cost analysis was used. An appraisal employing the income approach to value analyzes a property's cash flow, expenses, capitalization and other operational information in determining the property's value.

          The market approach to value analyzes the prices paid for the purchase of similar properties in the property's area, with adjustments made for variations between these other properties and the property being appraised. The cost approach requires the appraiser to make an estimate of land value and then determine the current cost of reproducing the building less any accrued depreciation. In any case, the value of the property being financed, as indicated by the appraisal, must be such that it currently supports, and is anticipated to support in the future, the outstanding loan balance.

          In the case of single family loans and contracts, once all applicable employment, credit and property information is received, a determination is made as to whether the prospective borrower has sufficient monthly income available to:

o         meet the borrower's monthly obligations on the proposed mortgage loan, determined on the basis of the monthly payments due in the year of origination, and other expenses related to the home such as property taxes and hazard insurance and

                                       42

o         meet monthly housing expenses and other financial obligations and monthly living expenses.

          Unless otherwise provided in the related prospectus supplement, the underwriting standards to be applied to the single family loans will be generally similar to the traditional underwriting guidelines used by Fannie Mae and Freddie Mac which are in effect at the time of origination of each single family loan, except that the ratios at origination of the amounts described above to the applicant's stable monthly gross income may exceed in certain cases the then applicable Fannie Mae and Freddie Mac guidelines, but such ratios in general may not exceed 33% and 38%, respectively, of the applicant's stable monthly gross income. Such underwriting standards may be varied in appropriate cases.

          High loan-to-value loans are underwritten with an emphasis on the creditworthiness of the related mortgagor. Such mortgage loans are underwritten with a limited expectation of recovering any amounts from the foreclosure of the related mortgaged property.

          In the case of a single family loan or multifamily loan secured by a leasehold interest in a residential property, the title to which is held by a third party lessor, the mortgage loan seller, or another party on its behalf, is required to warrant, among other things, that the remaining term of the lease and any sublease be at least five years longer than the remaining term of the mortgage loan.

          The mortgaged properties may be located in states where, in general, a lender providing credit on a residential property may not seek a deficiency judgment against the mortgagor but rather must look solely to the property for repayment in the event of foreclosure. The underwriting standards to be applied to the mortgage loans in all states, including anti-deficiency states, require that the value of the property being financed, as indicated by the appraisal, currently supports and is anticipated to support in the future the outstanding principal balance of the mortgage loan.

          With respect to any FHA loan the mortgage loan seller is required to represent that the FHA loan complies with the applicable underwriting policies of the FHA. See "Description of Primary Insurance Policies--FHA Insurance". With
respect to any VA loan, the mortgage loan seller is required to represent that the VA loan complies with the applicable underwriting policies of the VA. See
"Description of Primary Insurance Policies-VA Guarantee".

          Conventional contracts will comply with the underwriting policies of the Originator or the mortgage loan seller of the contracts described in the related prospectus supplement. Except as described below or in the related prospectus supplement, the depositor believes that these policies were consistent with those utilized by mortgage lenders or manufactured home lenders generally during the period of origination.

          With respect to a contract made in connection with the obligor's purchase of a manufactured home, the "appraised value" is the amount determined by a professional appraiser. The appraiser must personally inspect the manufactured home and prepare a report which includes market data based on recent sales of comparable manufactured homes and, when deemed applicable, a replacement cost analysis based on the current cost of a similar manufactured home. Unless otherwise specified in the related prospectus supplement, the
"loan-to-value ratio" will be equal to the original principal amount of the contract divided by the lesser of the "appraised value" or the sales price for the manufactured home.

          The recent foreclosure or repossession and delinquency experience with respect to loans serviced by the master servicer or, if applicable, a significant sub-servicer will be provided in the related prospectus supplement.

                                       43

          Certain of the types of loans that may be included in the mortgage pools are recently developed and may involve additional uncertainties not present in traditional types of loans. For example, certain of such mortgage loans may provide for escalating or variable payments by the borrower. These types of mortgage loans are underwritten on the basis of a judgment that borrowers will have the ability to make larger monthly payments in subsequent years. In some instances, however, a borrower's income may not be sufficient to make loan payments as such payments increase. Unless otherwise specified in the related prospectus supplement, the multifamily loans will be nonrecourse loans, as to which, in the event of mortgagor default, recourse may only be had against the specific multifamily property pledged to secure that multifamily loan, and not against the mortgagor's assets.

QUALIFICATIONS OF ORIGINATORS AND MORTGAGE LOAN SELLERS

          Unless otherwise specified in the related prospectus supplement, each originator and mortgage loan seller of mortgage loans will be required to satisfy the qualifications set forth below. Each originator of mortgage loans must be an institution experienced in originating and servicing conventional mortgage loans in accordance with accepted practices and prudent guidelines, and must maintain satisfactory facilities to originate and service those loans. Each originator and mortgage loan seller of mortgage loans must be a seller/servicer approved by either Fannie Mae or Freddie Mac. Each originator and mortgage loan seller of mortgage loans must be a HUD-approved mortgagee or an institution the deposit accounts in which are insured by the BIF or SAIF of the FDIC. In addition, with respect to FHA Loans or VA Loans, each originator must be approved to originate such mortgage loans by the FHA or VA, as applicable. In addition, each originator and mortgage loan seller must satisfy certain criteria as to financial stability evaluated on a case by case basis by the depositor.

REPRESENTATIONS BY OR ON BEHALF OF MORTGAGE LOAN SELLERS; REPURCHASES

          Each mortgage loan seller, or a party on its behalf, will have made representations and warranties in respect of the mortgage loans sold by such mortgage loan seller. Such representations and warranties include, unless otherwise provided in the related prospectus supplement, among other things:

o         that any required hazard insurance was effective at the origination of each mortgage loan, and that each such policy remained in effect on the date of purchase of the mortgage loan from the mortgage loan seller by or on behalf of the depositor;

o         that, in the case of single-family loans and multifamily loans, either
          (i) title insurance insuring, subject only to permissible title insurance exceptions, the lien status of the mortgage was effective at the origination of each mortgage loan and such policy remained in effect on the date of purchase of the mortgage loan from the mortgage loan seller by or on behalf of the depositor or (ii) if the mortgaged property securing any mortgage loan is located in an area where such policies are generally not available, there is in the related mortgage file an attorney's certificate of title indicating, subject to such permissible exceptions set forth therein, the first lien status of the mortgage;

o         that the mortgage loan seller had good title to each mortgage loan and each mortgage loan was subject to no offsets, defenses, counterclaims or rights of rescission except to the extent that any buydown agreement may forgive certain indebtedness of a borrower;

o         that each mortgage constituted a valid first lien on, or security interest in, the mortgaged property, subject only to permissible title insurance exceptions and senior liens, if any, and that the mortgaged property was free from damage and was in good repair;

                                       44

o         that there were no delinquent tax or assessment liens against the mortgaged property;

o         that each mortgage loan was current as to all required payments; and

o         that each mortgage loan was made in compliance with, and is enforceable under, all applicable local, state and federal laws and regulations in all material respects.

          If a person other than a mortgage loan seller makes any of the foregoing representations and warranties on behalf of such mortgage loan seller, the identity of such person will be specified in the related prospectus supplement. Any person making representations and warranties on behalf of a mortgage loan seller shall be an affiliate thereof or such other person acceptable to the depositor having knowledge regarding the subject matter of such representations and warranties.

          All of the representations and warranties made by or on behalf of a mortgage loan seller in respect of a mortgage loan will have been made as of the date on which such mortgage loan seller sold the mortgage loan to or on behalf of the depositor. A substantial period of time may have elapsed between such date and the date of initial issuance of the series of securities evidencing an interest in such mortgage loan. Unless otherwise specified in the related prospectus supplement, in the event of a breach of any such representation or warranty, the mortgage loan seller will be obligated to cure such breach or repurchase or replace the affected mortgage loan as described below. Since the representations and warranties made by or on behalf of such mortgage loan seller do not address events that may occur following the sale of a mortgage loan by such mortgage loan seller, it will have a cure, repurchase or substitution obligation in connection with a breach of such a representation and warranty only if the relevant event that causes such breach occurs prior to the date of such sale. A mortgage loan seller would have no such obligations if the relevant event that causes such breach occurs after the date of such sale. However, the depositor will not include any mortgage loan in the trust fund for any series of securities if anything has come to the depositor's attention that would cause it to believe that the representations and warranties made in respect of such mortgage loan will not be accurate and complete in all material respects as of the date of initial issuance of the related series of securities.

          The only representations and warranties to be made for the benefit of holders of securities in respect of any mortgage loan relating to the period commencing on the date of sale of such mortgage loan by the mortgage loan seller to or on behalf of the depositor will be certain limited representations of the depositor and of the master servicer described below under "Description of the
Securities--Assignment of Trust Fund Assets". If the master servicer is also a mortgage loan seller with respect to a particular series, such representations will be in addition to the representations and warranties made by the master servicer in its capacity as a mortgage loan seller.

          The master servicer and/or trustee will promptly notify the relevant mortgage loan seller of any breach of any representation or warranty made by or on behalf of it in respect of a mortgage loan that materially and adversely affects the value of such mortgage loan or the interests therein of the securityholders. If such mortgage loan seller cannot cure such breach within 60 days from the date on which the mortgage loan seller was notified of such breach, then such mortgage loan seller will be obligated to repurchase such mortgage loan from the trustee within 90 days from the date on which the mortgage loan seller was notified of such breach, at the purchase price therefor.

          As to any mortgage loan, unless otherwise specified in the related prospectus supplement, the Purchase Price is equal to the sum of:

                                       45

o         the unpaid principal balance thereof,

o         unpaid accrued interest on the stated principal balance at the net interest rate from the date as to which interest was last paid to the end of the calendar month in which the relevant purchase is to occur,

o         any unpaid servicing fees and certain unreimbursed servicing expenses payable or reimbursable to the master servicer with respect to such mortgage loan,

o         any unpaid Retained Interest with respect to such mortgage loan,

o         any realized losses, as described below under "Description of the
          Securities--Allocation of Losses", incurred with respect to such mortgage loan, and

o         if applicable, any expenses reasonably incurred or to be incurred by the master servicer or the trustee in respect of the breach or defect giving rise to a purchase obligation.

          Unless otherwise provided in the related prospectus supplement, a mortgage loan seller, rather than repurchase a mortgage loan as to which a breach has occurred, will have the option, within a specified period after initial issuance of the related series of securities, to cause the removal of such mortgage loan from the trust fund and substitute in its place one or more other mortgage loans, in accordance with the standards described below under
"Description of the Securities--Assignment of the Mortgage Loans". The master servicer will be required under the applicable pooling and servicing agreement or servicing agreement to use its best efforts to enforce such obligations of the mortgage loan seller for the benefit of the trustee and the holders of the securities, following the practices it would employ in its good faith business judgment were it the owner of such mortgage loan. This repurchase or substitution obligation will constitute the sole remedy available to holders of securities or the trustee for a breach of representation by a mortgage loan seller. See "Description of the Securities--General".

          The stated principal balance of any mortgage loan as of any date of determination is equal to the principal balance thereof as of the cut-off date, after application of all scheduled principal payments due on or before the cut-off date, whether or not received, reduced by all amounts, including advances by the master servicer, allocable to principal that are distributed to securityholders on or before the date of determination, and as further reduced to the extent that any realized loss as defined below thereon has been, or, if it had not been covered by any form of credit support, would have been, allocated to one or more classes of securities on or before the date of determination.

          With respect to the contracts, the mortgage loan seller will make or cause to be made representations and warranties as to the types and geographical distribution of the contracts and as to the accuracy in all material respects of information furnished to the trustee in respect of each contract. In addition, the mortgage loan seller of the contracts will represent and warrant that, as of the cut-off date, unless otherwise specified in the related prospectus supplement, no contract was more than 30 days delinquent as to payment of principal and interest. Upon a breach of any representation that materially and adversely affects the interest of the related securityholders in a contract, the mortgage loan seller will be obligated either to cure the breach in all material respects or to purchase the contract or, if so specified in the related prospectus supplement, to substitute another contract as described below. This repurchase or substitution obligation will constitute the sole remedy available to the securityholders or the trustee for a breach of a representation by the mortgage loan seller.

          If provided in the related prospectus supplement, if the depositor discovers or receives notice of any breach of its representations and warranties relating to a contract within two years or another period

                                       46

specified in the related prospectus supplement of the date of the initial issuance of the notes or certificates, as applicable, the depositor may remove the contract from the trust fund, rather than repurchase the contract as provided above, and substitute in its place another contract. Any substitute contract, on the date of substitution, will

o         have an outstanding principal balance, after deduction of all scheduled payments due in the month of substitution, not in excess of the outstanding principal balance of the deleted contract, the amount of any shortfall to be distributed to securityholders in the month of substitution,

o         have an annual percentage rate not less than, and not more than 1%
          greater than, the annual percentage rate of the deleted contract,

o         have a remaining term to maturity not greater than, and not more than one year less than, that of the deleted contract and

o         comply with all the representations and warranties set forth in the agreement as of the date of substitution.

          Neither the depositor nor the master servicer will be obligated to purchase or substitute for a mortgage loan or contract if a mortgage loan seller defaults on its obligation to do so, and no assurance can be given that mortgage loan sellers will carry out such obligations with respect to mortgage loans or contracts. To the extent that a breach of the representations and warranties of a mortgage loan seller may also constitute a breach of a representation made by the depositor, the depositor may have a repurchase or substitution obligation as described below under "Description of the Securities--Assignment of Trust Fund
Assets".

                          DESCRIPTION OF THE SECURITIES

          The securities will be issued in series. Each series of certificates evidencing interests in a trust fund consisting of mortgage loans will be issued pursuant to an agreement called the pooling and servicing agreement, among the depositor, the master servicer if the depositor is not acting as master servicer, and the trustee named in the prospectus supplement. Each series of notes evidencing indebtedness of a trust fund consisting of mortgage loans will be issued pursuant to an indenture between the related issuer and the trustee named in the prospectus supplement. Such trust fund will be created pursuant to a owner trust agreement between the depositor and the owner trustee. The issuer will be the depositor or an owner trust established by it for the purpose of issuing such series of notes. Where the issuer is an owner trust, the ownership of the trust fund will be evidenced by equity certificates issued under the owner trust agreement. Each series of securities evidencing interests in a trust fund consisting exclusively of agency securities or private mortgage-backed securities will be issued pursuant to a trust agreement between the depositor and the trustee. The provisions of each agreement will vary depending upon the nature of the securities to be issued thereunder and the nature of the related trust fund. Various forms of pooling and servicing agreement, servicing agreement, owner trust agreement, trust agreement and indenture have been filed as exhibits to the registration statement of which this prospectus is a part.
The following summaries describe certain provisions which may appear in each agreement. The prospectus supplement for a series of securities will describe any provision of the agreement relating to such series that materially differs from the description thereof contained in this prospectus. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the related agreements for each trust fund and the related prospectus supplement. As used in this prospectus with respect to any series, the term certificate or the term note

                                       47

refers to all of the certificates or notes of that series, whether or not offered by this prospectus and by the related prospectus supplement, unless the context otherwise requires.

GENERAL

          The certificates of each series including any class of certificates not offered by this prospectus will be issued in fully registered form only and will represent the entire beneficial ownership interest in the trust fund created pursuant to the related agreement. The notes of each series including any class of notes not offered by this prospectus will be issued in fully registered form only and will represent indebtedness of the trust fund created pursuant to the related agreement. If so provided in the prospectus supplement, any class of securities of any series may be represented by a certificate or note registered in the name of a nominee of the DTC. The interests of beneficial owners of such securities will be represented by such entries on the records of participating members of DTC. Definitive certificates or notes will be available for such securities only under limited circumstances as provided in the related prospectus supplement. Unless otherwise provided in the related prospectus supplement, each trust fund will consist of:

o         such trust fund assets, or interests therein, exclusive of the
          Retained Interest on a trust fund asset retained by the depositor or any previous owner thereof, as from time to time are subject to the related agreement;

o         such assets as from time to time are identified as deposited in the certificate account or any other account maintained for the benefit of the securityholders;

o         with respect to trust funds that include mortgage loans,

o         property acquired on behalf of the securityholders by foreclosure, deed in lieu of foreclosure or repossession and any revenues received thereon;

o         the rights of the depositor under any hazard insurance policies, FHA insurance policies, VA guarantees and primary mortgage insurance policies, as described under "Description of Primary Insurance
          Policies";

o         the rights of the depositor under the agreement or agreements pursuant to which it acquired the mortgage loans in such trust fund; and

o         the rights of the trustee in any cash advance reserve fund or surety bond as described under "Advances in respect of Delinquencies" and

o         any letter of credit, mortgage pool insurance policy, special hazard insurance policy, bankruptcy bond, reserve fund or other type of credit support provided with respect to the related series, as described under "Description of Credit Support".

          Subject to any limitations described in the related prospectus supplement, the trust fund will be transferable and exchangeable for like securities of the same class and series in authorized denominations at the corporate trust office of the trustee specified in the related prospectus supplement. No service charge will be made for any registration of exchange or transfer of securities, but the depositor or the trustee or any agent thereof may require payment of a sum sufficient to cover any tax or other governmental charge.

                                       48

          Each series of securities may consist of either:

o         a single class of securities evidencing the entire beneficial ownership of or indebtedness of the related trust fund;

o         two or more classes of securities evidencing the entire beneficial ownership of or indebtedness of the related trust fund, one or more classes of which senior securities will be senior in right of payment to one or more of the other classes of subordinate securities to the extent described in the related prospectus supplement; or

o         other types of classes of securities, as described in the related prospectus supplement.

          A series may include one or more classes of securities entitled to principal distributions, with disproportionate, nominal or no interest distributions or interest distributions, with disproportionate, nominal or no principal distributions, strip securities.

          With respect to any series of notes, the Equity Certificates, insofar as they represent the beneficial ownership interest in the Issuer, will be subordinate to the related notes. In addition, a series may include two or more classes of securities which differ as to timing, sequential order, priority of payment, security interest rate or amount of distributions of principal or interest or both, or as to which distributions of principal or interest or both on any class may be made upon the occurrence of specified events, in accordance with a schedule or formula, or on the basis of collections from designated portions of the mortgage pool, which series may include one or more classes of securities, referred to as accrual securities, as to which certain accrued interest will not be distributed but rather will be added to the principal balance thereof on each distribution date, as defined, in the manner described in the related prospectus supplement. If so specified in the related prospectus supplement, partial or full protection against certain mortgage loan defaults and losses may be provided to a series of securities or to one or more classes of securities in such series in the form of subordination of one or more other classes of securities in such series or by one or more other types of credit support, such as a letter of credit, reserve fund, insurance policy or a combination thereof. See "Description of Credit Support".

          Each class of securities, other than certain strip securities, will have a stated principal balance and, unless otherwise provided in the related prospectus supplement, will be entitled to payments of interest thereon based on a fixed, variable or adjustable interest rate, a security interest rate. The security interest rate of each security offered by this prospectus will be stated in the related prospectus supplement as the pass-through rate with respect to a certificate and the note interest rate with respect to a note. See
"Interest on the Securities" and "Principal of the Securities" below. The specific percentage ownership interest of each class of securities and the minimum denomination for each security will be set forth in the related prospectus supplement.

          As to each series of certificates, one or more elections may be made to treat the related trust fund or designated portions thereof as a "real estate mortgage investment conduit" or "REMIC" as defined in the Code. The related prospectus supplement will specify whether a REMIC election is to be made and the terms and conditions applicable to the making of a REMIC election, as well as any material federal income tax consequences to securityholders not otherwise described in this prospectus. If such an election is made with respect to a series of certificates, one of the classes of certificates comprising such series will be designated as evidencing all "residual interests" in the related
REMIC as defined under the Code. All other classes of certificates in such a series will constitute "regular interests" in the related REMIC as defined in the Code. As to each series of certificates with respect to which a REMIC election is to be made, the master servicer or the trustee will be obligated to take all actions required in order to

                                       49

comply with applicable laws and regulations and, unless otherwise provided in the related prospectus supplement, will be obligated to pay any prohibited transaction taxes or contribution taxes arising out of a breach of its obligations with respect to such compliance without any right of reimbursement therefor from the trust fund or from any securityholder. Unless otherwise provided in the related prospectus supplement, a prohibited transaction tax or contribution tax resulting from any other cause will be charged against the related trust fund, resulting in a reduction in amounts otherwise distributable to securityholders. See "Federal Income Tax Consequences--REMICs--Prohibited
Transactions Tax and Other Taxes".

          As to each series, the securities of each class offered by this prospectus will be rated in one of the four highest rating categories by one or more nationally recognized statistical rating organizations, referred to as a rating agency.

ASSIGNMENT OF TRUST FUND ASSETS

          Assignment of Mortgage Loans

          At the time of issuance of any series of securities, the depositor will cause the pool of mortgage loans to be included in the related trust fund to be assigned to the trustee, together with all principal and interest received by or on behalf of the depositor on or with respect to the mortgage loans after the related cut-off date, other than principal and interest due on or before the cut-off date and other than any retained interest. The trustee will, concurrently with the assignment of mortgage loans, deliver the securities to the depositor in exchange for the trust fund assets. Each mortgage loan will be identified in a schedule appearing as an exhibit to the related servicing agreement. The schedule of mortgage loans will include information as to the outstanding principal balance of each mortgage loan after application of payments due on the cut-off date, as well as information regarding the interest rate on the mortgage loan, the interest rate net of the sum of the rates at which the servicing fees and the retained interest, if any, are calculated, the retained interest, if any, the current scheduled monthly payment of principal and interest, the maturity of the mortgage note, the value of the mortgaged property, the loan-to-value ratio at origination and other information with respect to the mortgage loans.

          If so specified in the related prospectus supplement, and in accordance with the rules of membership of Merscorp, Inc. and/or Mortgage
Electronic Registration Systems, Inc. or, MERS, assignments of the mortgages for the mortgage loans in the related trust will be registered electronically through Mortgage Electronic Registration Systems, Inc., or MERS(R) System. With
respect to mortgage loans registered through the MERS(R) System, MERS shall serve as mortgagee of record solely as a nominee in an administrative capacity on behalf of the trustee and shall not have any interest in any of those mortgage loans.

          In addition, the depositor will, with respect to each mortgage loan, deliver or cause to be delivered to the trustee, or to the custodian on behalf of the trustee:

          (1) With respect to each single-family loan, the mortgage note endorsed, without recourse, to the order of the trustee or in blank, the original Mortgage with evidence of recording indicated thereon and an assignment of the Mortgage to the trustee or in blank, in recordable form or evidence that the Mortgage is held for the trustee through the MERS(R) System. If, however, a mortgage loan has not yet been returned from the public recording office, the depositor will deliver or cause to be delivered a copy of the Mortgage together with its certificate that the original of the Mortgage was delivered to the recording office. Unless otherwise specified in the related prospectus supplement, the depositor will promptly cause the assignment of each related mortgage loan (except for Mortgages held under the

                                       50

MERS(R) System) to be recorded in the appropriate public office for real property records, except in the State of California or in other states where, in the opinion of counsel acceptable to the trustee, recording of the assignment is not required to protect the trustee's interest in the mortgage loan against the claim of any subsequent transferee or any successor to or creditor of the depositor, the master servicer, the relevant mortgage loan seller or any other prior holder of the mortgage loan.

          (2) With respect to each cooperative loan, the cooperative note, the original security agreement, the proprietary lease or occupancy agreement, the related stock certificate and related stock powers endorsed in blank, and a copy of the original filed financing statement together with an assignment thereof to the trustee in a form sufficient for filing. The depositor will promptly cause the assignment and financing statement of each related cooperative loan to be filed in the appropriate public office, except in states where in the opinion of counsel acceptable to the trustee, filing of the assignment and financing statement is not required to protect the trustee's interest in the cooperative loan against the claim of any subsequent transferee or any successor to or creditor of the depositor, the master servicer, the relevant mortgage loan seller or any prior holder of the cooperative loan.

          With respect to any mortgage loan secured by a mortgaged property located in Puerto Rico, the Mortgages with respect to these mortgage loans either secure a specific obligation for the benefit of a specified person or secure an instrument transferable by endorsement. Endorsable Puerto Rico
Mortgages do not require an assignment to transfer the related lien. Rather, transfer of endorsable mortgages follows an effective endorsement of the related mortgage note and, therefore, delivery of the assignment referred to in paragraph (1) above would be inapplicable. Puerto Rico Mortgages that secure a specific obligation for the benefit of a specified person, however, require an assignment to be recorded with respect to any transfer of the related lien and the assignment for that purpose would be delivered to the trustee.

          The trustee, or the custodian, will review the mortgage loan documents within a specified period after receipt, and the trustee, or the custodian, will hold the mortgage loan documents in trust for the benefit of the securityholders. If any mortgage loan document is found to be missing or defective in any material respect, the trustee, or the custodian, shall notify the master servicer and the depositor, and the master servicer shall immediately notify the relevant mortgage loan seller. If the mortgage loan seller cannot cure the omission or defect within a specified number of days after receipt of notice, the mortgage loan seller will be obligated to repurchase the related mortgage loan from the trustee at the purchase price or substitute for the mortgage loan. There can be no assurance that a mortgage loan seller will fulfill this repurchase or substitution obligation. Although the master servicer is obligated to use its best efforts to enforce the repurchase or substitution obligation to the extent described above under "The Depositor's Mortgage Loan
Purchase Program--Representations by or on behalf of Mortgage Loan Sellers;
Remedies for Breach of Representation", neither the master servicer nor the depositor will be obligated to repurchase or substitute for that mortgage loan if the mortgage loan seller defaults on its obligation. The assignment of the mortgage loans to the trustee will be without recourse to the depositor and this repurchase or substitution obligation constitutes the sole remedy available to the securityholders or the trustee for omission of, or a material defect in, a constituent document.

          With respect to the mortgage loans in a trust fund, the depositor will make representations and warranties as to the types and geographical concentration of the mortgage loans and as to the accuracy in all material respects of identifying information furnished to the trustee in respect of each mortgage loan, e.g., original loan-to-value ratio, principal balance as of the cut-off date, interest rate and maturity. In addition, the depositor will represent and warrant that, as of the cut-off date for the related series of securities, no mortgage loan was currently more than 90 days delinquent as to payment of principal and interest and no mortgage loan was more than 90 days delinquent more than once during the previous 12 months. Upon a breach of any representation of the depositor that materially and adversely affects the

                                       51

value of a mortgage loan or the interests of the securityholders in the mortgage loan, the depositor will be obligated either to cure the breach in all material respects, repurchase the mortgage loan at the purchase price or substitute for that mortgage loan as described in the paragraph below.

          If the depositor discovers or receives notice of any breach of its representations or warranties with respect to a mortgage loan, the depositor may be permitted under the agreement governing the trust fund to remove the mortgage loan from the trust fund, rather than repurchase the mortgage loan, and substitute in its place one or more mortgage loans, but only if (a) with respect to a trust fund for which a REMIC election is to be made, the substitution is effected within two years of the date of initial issuance of the certificates, plus permissible extensions, or (b) with respect to a trust fund for which no
REMIC election is to be made, the substitution is effected within 180 days of the date of initial issuance of the securities. Each substitute mortgage loan will, on the date of substitution, comply with the following requirements:

          (1) have an outstanding principal balance, after deduction of all scheduled payments due in the month of substitution, not in excess of, and not more than $10,000 less than, the outstanding principal balance, after deduction of all unpaid scheduled payments due as of the date of substitution, of the deleted mortgage loan,

          (2) have an interest rate not less than, and not more than 1% greater than, the interest rate of the deleted mortgage loan,

          (3) have a remaining term to maturity not greater than, and not more than one year less than, that of the deleted mortgage loan,

          (4) have a Lockout Date, if applicable, not earlier than the Lockout
Date on the deleted mortgage loan and

          (5) comply with all of the representations and warranties set forth in the pooling and servicing agreement or indenture as of the date of substitution.

          In connection with any substitution, an amount equal to the difference between the purchase price of the deleted mortgage loan and the outstanding principal balance of the substitute mortgage loan, after deduction of all scheduled payments due in the month of substitution, together with one month's interest at the applicable rate at which interest accrued on the deleted mortgage loan, less the servicing fee rate and the retained interest, if any, on the difference, will be deposited in the certificate account and distributed to securityholders on the first distribution date following the prepayment period in which the substitution occurred. In the event that one mortgage loan is substituted for more than one deleted mortgage loan, or more than one mortgage loan is substituted for one or more deleted mortgage loans, then the amount described in (1) above will be determined on the basis of aggregate principal balances, the rate described in (2) above with respect to deleted mortgage loans will be determined on the basis of weighted average interest rates, and the terms described in (3) above will be determined on the basis of weighted average remaining terms to maturity and the Lockout Dates described in (4) above will be determined on the basis of weighted average Lockout Dates.

          With respect to any series as to which credit support is provided by means of a mortgage pool insurance policy, in addition to making the representations and warranties described above, the depositor or the related mortgage loan seller, or another party on behalf of the related mortgage loan seller, as specified in the related prospectus supplement, will represent and warrant to the trustee that no action has been taken or failed to be taken, no event has occurred and no state of facts exists or has existed on or prior to the date of the initial issuance of the securities which has resulted or will result in the exclusion

                                       52

from, denial of or defense to coverage under any applicable primary mortgage insurance policy, FHA insurance policy, mortgage pool insurance policy, special hazard insurance policy or bankruptcy bond, irrespective of the cause of the failure of coverage but excluding any failure of an insurer to pay by reason of the insurer's own breach of its insurance policy or its financial inability to pay. This representation is referred to in this prospectus and the related prospectus supplement as the insurability representation. Upon a breach of the insurability representation which materially and adversely affects the interests of the securityholders in a mortgage loan, the depositor or the mortgage loan seller, as the case may be, will be obligated either to cure the breach in all material respects or to purchase the affected mortgage loan at the purchase price. The related prospectus supplement may provide that the performance of an obligation to repurchase mortgage loans following a breach of an insurability representation will be ensured in the manner specified in the prospectus supplement. See "Description of Primary Insurance Policies" and "Description of
Credit Support" in this prospectus and in the related prospectus supplement for information regarding the extent of coverage under the aforementioned insurance policies.

          The obligation to repurchase or, other than with respect to the insurability representation if applicable, to substitute mortgage loans constitutes the sole remedy available to the securityholders or the trustee for any breach of the representations.

          The master servicer will make representations and warranties regarding its authority to enter into, and its ability to perform its obligations under, the servicing agreement. Upon a breach of any representation of the master servicer which materially and adversely affects the interests of the securityholders, the master servicer will be obligated to cure the breach in all material respects.

          Assignment of Contracts

          The depositor will cause the contracts to be assigned to the trustee, together with principal and interest due on or with respect to the contracts after the cut-off date, but not including principal and interest due on or before the cut-off date. If the depositor is unable to obtain a perfected security interest in a contract prior to transfer and assignment to the trustee, the mortgage loan seller will be obligated to repurchase the contract. The trustee, concurrently with each assignment, will authenticate and deliver the notes or certificates, as applicable. If a series of notes or certificates, as applicable, includes notes, the trust fund will be pledged by the issuer to the indenture trustee as security for the notes. Each contract will be identified in a schedule appearing as an exhibit to the related agreement. The contract schedule will specify, with respect to each contract, among other things: the original principal amount and the adjusted principal balance as of the close of business on the cut-off date, the annual percentage rate, the current scheduled monthly level payment of principal and interest and the maturity of the contract.

          In addition, the depositor, as to each contract, will deliver or cause to be delivered to the trustee, or, as specified in the related prospectus supplement, the custodian, the original contract and copies of documents and instruments related to each contract and the security interest in the manufactured home securing each contract. In order to give notice of the right, title and interest of the certificateholders to the contracts, the depositor will cause a UCC-1 financing statement to be executed by the depositor identifying the trustee as the secured party and identifying all contracts as collateral. Unless otherwise specified in the related prospectus supplement, the contracts will not be stamped or otherwise marked to reflect their assignment from the depositor to the trust fund. Therefore, if a subsequent purchaser were able to take physical possession of the contracts without notice of an assignment, the interest of the certificateholders in the contracts could be defeated. See "Legal Aspects of Mortgage Loans."

          The trustee, or the custodian, will review and hold the documents in trust for the benefit of the securityholders. Unless otherwise provided in the related prospectus supplement, if any document is

                                       53

found to be defective in any material respect, the mortgage loan seller must cure the defect within 60 days, or within another period specified in the related prospectus supplement, the mortgage loan seller, not later than 90 days or within another period specified in the related prospectus supplement, after the trustee's discovery of the defect. If the defect is not cured, the mortgage loan seller will repurchase the related contract or any property acquired in respect of the contract from the trustee at a price equal to the remaining unpaid principal balance of the contract, or, in the case of a repossessed manufactured home, the unpaid principal balance of the contract immediately prior to the repossession, or, in the case of a series as to which an election has been made to treat the related trust fund as a REMIC, at such price or another price as may be set forth in the related prospectus supplement, in each case together with accrued but unpaid interest to the first day of the month following repurchase at the related annual percentage rate, plus any unreimbursed advances with respect to the contract. Unless otherwise specified in the related prospectus supplement, the repurchase obligation will constitute the sole remedy available to the securityholders or the trustee for a material defect in a contract document.

          Unless otherwise specified in the related prospectus supplement, each mortgage loan seller of contracts will have represented, among other things, that

o         immediately prior to the transfer and assignment of the contracts, the mortgage loan seller had good title to, and was the sole owner of each contract and there had been no other sale or assignment of the relevant contract,

o         as of the date of transfer, the contracts are subject to no offsets, defenses or counterclaims,

o         each contract at the time it was made complied in all material respects with applicable state and federal laws, including usury, equal credit opportunity and disclosure laws,

o         as of the date of transfer, each contract is a valid first lien on the related manufactured home and the manufactured home is free of material damage and is in good repair,

o         as of the date of transfer, no contract is more than 30 days delinquent in payment and there are no delinquent tax or assessment liens against the related manufactured home and

o         with respect to each contract, the manufactured home securing the contract is covered by a standard hazard insurance policy in the amount required in the agreement and that all premiums now due on insurance have been paid in full.

     All of the representations and warranties of an mortgage loan seller in respect of a contract will have been made as of the date on which the mortgage loan seller sold the contract to the depositor or its affiliate; the date the representations and warranties were made may be a date prior to the date of initial issuance of the related series of notes or certificates, as applicable.
A substantial period of time may have elapsed between the date as of which the representations and warranties were made and the date of initial issuance of the related series of notes or certificates, as applicable. Since the representations and warranties referred to in the preceding paragraph are the only representations and warranties that will be made by a mortgage loan seller, the mortgage loan seller's repurchase obligation described below will not arise if, during the period commencing on the date of sale of a contract by the mortgage loan seller to the depositor or its affiliate, the relevant event occurs that would have given rise to the obligation had the event occurred prior to sale of the affected contract. Nothing, however, has come to the depositor's attention that would cause it to believe that the representations and warranties referred to in the preceding paragraph will not be accurate and complete in all material respects in respect of contracts as of the date of initial issuance of the related series of notes or certificates, as applicable.

                                       54

          If a mortgage loan seller cannot cure a breach of any representation or warranty made by it in respect of a contract that materially and adversely affects the interest of the securityholders in the contract within 90 days, or another period specified in the related prospectus supplement, after notice from the master servicer, the mortgage loan seller will be obligated to repurchase the contract at a price equal to, unless otherwise specified in the related prospectus supplement, the principal balance of the contract as of the date of the repurchase or, in the case of a series as to which an election has been made to treat the related trust fund as a REMIC, at that price or such other price as may be set forth in the related prospectus supplement, in each case together with accrued and unpaid interest to the first day of the month following repurchase at the related annual percentage rate, plus the amount of any unreimbursed advances in respect of the contract. The master servicer will be required under the applicable agreement to enforce this obligation for the benefit of the trustee and the securityholders, following the practices it would employ in its good faith business judgment were it the owner of the contract.
Except as otherwise set forth in the related prospectus supplement, this repurchase obligation will constitute the sole remedy available to securityholders or the trustee for a breach of representation by an mortgage loan seller.

          Neither the depositor nor the master servicer will be obligated to purchase a contract if an mortgage loan seller defaults on its obligation to do so, and no assurance can be given that sellers will carry out their respective repurchase obligations with respect to contracts.

          Assignment of Agency Securities

          The depositor will cause the agency securities to be registered in the name of the trustee or its nominee, and the trustee concurrently will execute, countersign and deliver the securities. Each agency security will be identified in a schedule appearing as an exhibit to the related agreement, which will specify as to each agency security the original principal amount and outstanding principal balance as of the cut-off date, the annual pass-through rate, if any, and the maturity date.

          Assignment of Private Mortgage-backed Securities

          The depositor will cause private mortgage-backed securities to be registered in the name of the trustee. The trustee or custodian will have possession of any certificated private mortgage-backed securities. Unless otherwise specified in the related prospectus supplement, the trustee will not be in possession of or be assignee of record of any underlying assets for a private mortgage-backed security. See "The Trust Funds--Private Mortgage-Backed
Securities." Each private mortgage-backed security will be identified in a schedule appearing as an exhibit to the related agreement which will specify the original principal amount, outstanding principal balance as of the cut-off date, annual pass-through rate or interest rate and maturity date for each private mortgage-backed security conveyed to the trustee.

          Assignment of Funding Agreements

          The depositor will cause funding agreements to be registered in the name of the trustee. The trustee or custodian will have possession of any funding agreement. Unless otherwise specified in the related prospectus supplement, the trustee will be in possession of or be assignee of record of any underlying assets for funding agreements. See "The Trust Funds--Funding
Agreements" in this prospectus. Each funding agreement will be identified in a schedule appearing as an exhibit to the related agreement which will specify the original principal amount, outstanding principal balance as of the cut-off date, annual pass-through rate or interest rate and maturity date for each underlying asset secured by the funding agreements.

                                       55

DEPOSITS TO CERTIFICATE ACCOUNT

          The master servicer or the trustee will, as to each trust fund, establish and maintain or cause to be established and maintained one or more separate accounts for the collection of payments on the related trust fund assets. These accounts are collectively referred to in this prospectus and the related prospectus supplement as the certificate account. The certificate account must be either:

o         maintained with a bank or trust company, and in a manner, satisfactory to the rating agency or agencies rating any class of securities of the series or

o         an account or accounts the deposits in which are insured by the BIF or the SAIF, to the limits established by the FDIC, and the uninsured deposits in which are otherwise secured so that the securityholders have a claim with respect to the funds in the certificate account or a perfected first priority security interest against any collateral securing the funds that is superior to the claims of any other depositors or general creditors of the institution with which the certificate account is maintained.

          The collateral eligible to secure amounts in the certificate account is limited to United States government securities and other high-quality investments specified in the related servicing agreement as permitted investments. A certificate account may be maintained as an interest bearing or a non-interest bearing account, or the funds held in the certificate account may be invested pending each succeeding distribution date in permitted investments.
Any interest or other income earned on funds in the certificate account will be paid to the master servicer or the trustee or their designee as additional compensation. The certificate account may be maintained with an institution that is an affiliate of the master servicer or the trustee, provided that the institution meets the standards set forth in the bullet points above. If permitted by the rating agency or agencies and so specified in the related prospectus supplement, a certificate account may contain funds relating to more than one series of pass-through certificates and may, if applicable, contain other funds respecting payments on mortgage loans belonging to the master servicer or serviced or master serviced by it on behalf of others.

          Each sub-servicer servicing a trust fund asset under a sub-servicing agreement will establish and maintain one or more separate accounts which may be interest bearing and which will comply with the standards with respect to certificate accounts or other standards as may be acceptable to the master servicer. The sub-servicer is required to credit to the related sub-servicing account on a daily basis the amount of all proceeds of mortgage loans received by the sub-servicer, less its servicing compensation. The sub-servicer will remit to the master servicer by wire transfer of immediately available funds all funds held in the sub-servicing account with respect to each mortgage loan on the monthly remittance date or dates specified in the related servicing agreement.

PAYMENTS ON MORTGAGE LOANS AND CONTRACTS

          The master servicer will deposit or cause to be deposited in the certificate account for each trust fund including mortgage loans and/or contracts, the following payments and collections received, or advances made, by the master servicer or on its behalf subsequent to the cut-off date, other than payments due on or before the cut-off date, and exclusive of any retained interest:

          (1) all payments on account of principal, including principal prepayments, on the mortgage loans and contracts;

                                       56

          (2) all payments on account of interest on the mortgage loans and contracts, net of any portion retained by the master servicer or by a sub-servicer as its servicing compensation and net of any retained interest;

          (3) all proceeds of the hazard insurance policies and any special hazard insurance policy, to the extent the proceeds are not applied to the restoration of the property or released to the mortgagor or obligor in accordance with the normal servicing procedures of the master servicer or the related sub-servicer, subject to the terms and conditions of the related mortgage and mortgage note, contract, any primary mortgage insurance policy, any
FHA insurance policy, any VA guarantee, any bankruptcy bond and any mortgage pool insurance policy and all other amounts received and retained in connection with the liquidation of defaulted mortgage loans, by foreclosure or otherwise, together with the net proceeds on a monthly basis with respect to any mortgaged properties acquired for the benefit of securityholders by foreclosure or by deed in lieu of foreclosure or otherwise;

          (4) any amounts required to be paid under any letter of credit, as described below under "Description of Credit Support--Letter of Credit";

          (5) any advances made as described below under "Advances by the Master
Servicer in respect of Delinquencies on the Trust Funds Assets";

          (6) if applicable, all amounts required to be transferred to the certificate account from a reserve fund, as described below under "Description of Credit Support--Reserve Funds";

          (7) any buydown funds, and, if applicable, investment earnings thereon, required to be deposited in the certificate account as described in the first paragraph below;

          (8) all proceeds of any mortgage loan or contract or property in respect of the mortgage loan or contract purchased by the master servicer, the depositor, any sub-servicer or any mortgage loan seller as described under "The
Depositor's Mortgage Loan Purchase Program--Representations by or on behalf of
Mortgage Loan Sellers; Remedies for Breach of Representations" or "--Assignment
of Trust Fund Assets; Review of Files by Trustee" above, exclusive of the retained interest, if any, in respect of the mortgage loan or contract;

          (9) all proceeds of any mortgage loan or contract repurchased as described under "--Termination" below;

          (10) all payments required to be deposited in the certificate account with respect to any deductible clause in any blanket insurance policy described under "Description of Primary Insurance Policies--Primary Hazard Insurance
Policies"; and

          (11) any amount required to be deposited by the master servicer in connection with losses realized on investments for the benefit of the master servicer of funds held in the certificate account.

          With respect to each buydown mortgage loan, the master servicer, or a sub-servicer, will deposit related buydown funds in a custodial account, which may be interest bearing, and that otherwise meets the standards for certificate accounts. This account is referred to in this prospectus and the related prospectus supplement as a buydown account. The terms of all buydown mortgage loans provide for the contribution of buydown funds in an amount not less than either (a) the total payments to be made from the buydown funds under the related buydown plan or (b) if the buydown funds are present valued, that amount that, together with investment earnings thereon at a specified rate, compounded monthly, will support the

                                       57

scheduled level of payments due under the buydown mortgage loan. Neither the master servicer, the sub-servicer nor the depositor will be obligated to add to the buydown funds any of its own funds should investment earnings prove insufficient to maintain the scheduled level of payments. To the extent that any insufficiency in buydown funds is not recoverable from the borrower, distributions to securityholders will be affected. With respect to each buydown mortgage loan, the master servicer will deposit in the certificate account the amount, if any, of the buydown funds, and, if applicable, investment earnings thereon, for each buydown mortgage loan that, when added to the amount due from the borrower on the buydown mortgage loan, equals the full monthly payment which would be due on the buydown mortgage loan if it were not subject to the buydown plan.

          If a buydown mortgage loan is prepaid in full or liquidated, the related buydown funds will be applied as follows. If the mortgagor on a buydown mortgage loan prepays the loan in its entirety during the buydown period, the master servicer will withdraw from the buydown account and remit to the mortgagor in accordance with the related buydown plan any buydown funds remaining in the buydown account. If a prepayment by a mortgagor during the buydown period together with buydown funds will result in a prepayment in full, the master servicer will withdraw from the buydown account for deposit in the certificate account the buydown funds and investment earnings thereon, if any, which together with the prepayment will result in a prepayment in full. If the mortgagor defaults during the buydown period with respect to a buydown mortgage loan and the mortgaged property is sold in liquidation, either by the master servicer or the insurer under any related insurance policy, the master servicer will withdraw from the buydown account the buydown funds and all investment earnings thereon, if any, for deposit in the certificate account or remit the same to the insurer if the mortgaged property is transferred to the insurer and the insurer pays all of the loss incurred in respect of the default. In the case of any prepaid or defaulted buydown mortgage loan the buydown funds in respect of which were supplemented by investment earnings, the master servicer will withdraw from the buydown account and either deposit in the certificate account or remit to the borrower, depending upon the terms of the buydown plan, any investment earnings remaining in the related buydown account.

          Any buydown funds, and any investment earnings thereon, deposited in the certificate account in connection with a full prepayment of the related buydown mortgage loan will be deemed to reduce the amount that would be required to be paid by the borrower to repay fully the related mortgage loan if the mortgage loan were not subject to the buydown plan.

PAYMENTS ON AGENCY SECURITIES AND PRIVATE MORTGAGE-BACKED SECURITIES

          The agency securities and private mortgage-backed securities included in a trust fund will be registered in the name of the trustee so that all distributions thereon will be made directly to the trustee. The trustee will deposit or cause to be deposited into the certificate account for each trust fund including agency securities and private mortgage-backed securities as and when received, unless otherwise provided in the related agreement, all distributions received by the trustee with respect to the related agency securities and private mortgage-backed securities, other than payments due on or before the cut-off date and exclusive of any trust administration fee and amounts representing the retained interest, if any.

DISTRIBUTIONS

          Distributions allocable to principal and interest on the securities of each series will be made by or on behalf of the trustee each month on each date as specified in the related prospectus supplement and referred to as a distribution date, commencing with the month following the month in which the applicable cut-off date occurs. Distributions will be made to the persons in whose names the securities

                                       58

are registered at the close of business on the Record Date, and the amount of each distribution will be determined as of the close of business on the date specified in the related prospectus supplement and referred to as the determination date. All distributions with respect to each class of securities on each distribution date will be allocated pro rata among the outstanding securities in that class. Payments to the holders of securities of any class on each distribution date will be made to the securityholders of the respective class of record on the next preceding Record Date, other than in respect of the final distribution, based on the aggregate fractional undivided interests in that class represented by their respective securities. Payments will be made by wire transfer in immediately available funds to the account of a securityholder, if the securityholder holds securities in the requisite amount specified in the related prospectus supplement and if the securityholder has so notified the depositor or its designee no later than the date specified in the related prospectus supplement. Otherwise, payments will be made by check mailed to the address of the person entitled to payment as it appears on the security register maintained by the depositor or its agent. The final distribution in retirement of the securities will be made only upon presentation and surrender of the securities at the office or agency of the depositor or its agent specified in the notice to securityholders of the final distribution. With respect to each series of certificates or notes, the security register will be referred to as the certificate register or note register, respectively.

          All distributions on the securities of each series on each distribution date will be made from the available distribution amount described in the next sentence, in accordance with the terms described in the related prospectus supplement. The available distribution amount for each distribution date will equal the sum of the following amounts:

          (1) the total amount of all cash on deposit in the related certificate account as of the corresponding determination date, exclusive of:

               (a) all scheduled payments of principal and interest collected but due on a date subsequent to the related Due Period,

               (b) all prepayments, together with related payments of the interest thereon, Liquidation Proceeds, Insurance Proceeds and other unscheduled recoveries received subsequent to the related Prepayment
          Period, and

               (c) all amounts in the certificate account that are due or reimbursable to the depositor, the trustee, a mortgage loan seller, a sub-servicer or the master servicer or that are payable in respect of specified expenses of the related trust fund;

          (2) if the related prospectus supplement so provides, interest or investment income on amounts on deposit in the certificate account;

          (3) all advances with respect to the distribution date;

          (4) if the related prospectus supplement so provides, amounts paid with respect to interest shortfalls resulting from prepayments during the related Prepayment Period;

          (5) to the extent not on deposit in the related certificate account as of the corresponding determination date, any amounts collected under, from or in respect of any credit support with respect to the distribution date; and

          (6) any other amounts described in the related prospectus supplement.

                                       59

          The entire available distribution amount will be distributed among the related securities, including any securities not offered by this prospectus, on each distribution date, and accordingly will be released from the trust fund and will not be available for any future distributions.

INTEREST ON THE SECURITIES

          Each class of securities may earn interest at a different rate, which may be a fixed, variable or adjustable security interest rate. The related prospectus supplement will specify the security interest rate for each class, or, in the case of a variable or adjustable security interest rate, the method for determining the security interest rate. Unless otherwise specified in the related prospectus supplement, interest on the securities will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

          With respect to each series of securities and each distribution date, the distribution in respect of interest on each security, other than principal only Strip Securities, will be equal to one month's interest on the outstanding principal balance of the security immediately prior to the distribution date, at the applicable security interest rate, subject to the following. As to each
Strip Security with no or a nominal principal balance, the distributions in respect of interest on any distribution date will be on the basis of a notional amount and equal one month's Stripped Interest. Prior to the time interest is distributable on any class of Accrual Securities, interest accrued on that class will be added to the principal balance thereof on each distribution date.
Interest distributions on each security of a series will be reduced in the event of shortfalls in collections of interest resulting from prepayments on mortgage loans, with that shortfall allocated among all of the securities of that series if specified in the related prospectus supplement unless the master servicer is obligated to cover the shortfalls from its own funds up to its servicing fee for the related due period. With respect to each series of certificates or notes, the interest distributions payable will be referred to in the applicable prospectus supplement as the accrued certificate interest or accrued note interest, respectively. See "Yield Considerations".

PRINCIPAL OF THE SECURITIES

          The principal balance of a security, at any time, will equal the maximum amount that the holder will be entitled to receive in respect of principal out of the future cash flow on the trust fund assets and other assets included in the related trust fund. The principal balance of each security offered by this prospectus will be stated in the related prospectus supplement as the certificate principal balance with respect to a certificate and the note balance with respect to a note. With respect to each security, distributions generally will be applied to undistributed accrued interest thereon, and thereafter to principal. The outstanding principal balance of a security will be reduced to the extent of distributions of principal on that security, and, if and to the extent so provided on the related prospectus supplement, by the amount of any realized losses, allocated to that security. The initial aggregate principal balance of a series and each class of securities related to a series will be specified in the related prospectus supplement. Distributions of principal will be made on each distribution date to the class or classes of securities entitled to principal until the principal balance of that class has been reduced to zero. With respect to a Senior/Subordinate Series, distributions allocable to principal of a class of securities will be based on the percentage interest in the related trust fund evidenced by the class, which in turn will be based on the principal balance of that class as compared to the principal balance of all classes of securities of the series. Distributions of principal of any class of securities will be made on a pro rata basis among all of the securities of the class. Strip Securities with no principal balance will not receive distributions of principal.

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PRE-FUNDING ACCOUNT

          If so specified in the related prospectus supplement, the related agreement may provide for the transfer by the mortgage loan seller of additional mortgage loans or contracts to the related trust fund after the closing date.
Such additional mortgage loans or contracts will be required to conform to the requirements set forth in the related agreement or other agreement providing for such transfer, and will generally be underwritten to the same standards as the mortgage loans or contracts initially included in the trust fund. As specified in the related prospectus supplement, such transfer may be funded by the establishment of a pre-funding account. If a pre-funding account is established, all or a portion of the proceeds of the sale of one or more classes of securities of the related series will be deposited in such account to be released as additional mortgage loans or contracts are transferred. A pre-funding account will be required to be maintained as an eligible account under the related agreement, all amounts therein will be required to be invested in permitted investments and the amount held therein shall at no time exceed 40%
of the aggregate outstanding principal balance of the securities. The related agreement or other agreement providing for the transfer of additional mortgage loans or contracts will generally provide that all such transfers must be made within 3 months after the closing date, and that amounts set aside to fund such transfers whether in a pre-funding account or otherwise and not so applied within the required period of time will be deemed to be principal prepayments and applied in the manner set forth in such prospectus supplement.

          The depositor will be required to provide data regarding the additional mortgage loans or contracts to the rating agencies and the security insurer, if any, sufficiently in advance of the scheduled transfer to permit review by such parties. Transfer of the additional mortgage loans or contracts will be further conditioned upon confirmation by the rating agencies that the addition of such mortgage loans or contracts to the trust fund will not result in the downgrading of the securities or, in the case of a series guaranteed or supported by a security insurer, will not adversely affect the capital requirements of such security insurer. Finally, a legal opinion to the effect that the conditions to the transfer of the additional mortgage loans or contracts have been satisfied.

ALLOCATION OF LOSSES

          With respect to any defaulted mortgage loan that is finally liquidated, through foreclosure sale or otherwise, the amount of the realized loss incurred in connection with liquidation will equal the excess, if any, of the unpaid principal balance of the liquidated loan immediately prior to liquidation, over the aggregate amount of Liquidation Proceeds derived from liquidation remaining after application of the proceeds to unpaid accrued interest on the liquidated loan and to reimburse the master servicer or any sub-servicer for related unreimbursed servicing expenses. With respect to mortgage loans the principal balances of which have been reduced in connection with bankruptcy proceedings, the amount of that reduction also will be treated as a realized loss. As to any series of securities, other than a
Senior/Subordinate Series, any realized loss not covered as described under
"Description of Credit Support" will be allocated among all of the securities on a pro rata basis. As to any Senior/Subordinate Series, realizes losses will be allocated first to the most subordinate class of securities as described below under "Description of Credit Support--Subordination".

ADVANCES IN RESPECT OF DELINQUENCIES

          With respect to any series of securities, the master servicer will advance on or before each distribution date its own funds or funds held in the certificate account that are not included in the available distribution amount for that distribution date unless the master servicer, in good faith, determines that any advances made will not be reimbursable from proceeds subsequently recovered on the

                                       61

mortgage loan or contract related to the advance. Unless otherwise stated in the prospectus supplement, the amount of each advance will be equal to the aggregate of payments of interest, net of related servicing fees and retained interest, that were due during the related Due Period and were delinquent on the related determination date. In most cases, the prospectus supplement for a series will also provide that the master servicer will advance, together with delinquent interest, the aggregate amount of principal payments that were due during the related Due Period and delinquent as of the determination date, subject to the same reimbursement determination, except that, with respect to balloon loans, the master servicer will not have to advance a delinquent balloon payment.

          Advances are intended to maintain a regular flow of scheduled interest and principal payments to holders of the class or classes of securities entitled to payments, rather than to guarantee or insure against losses. Advances of the master servicer's funds will be reimbursable only out of related recoveries on the mortgage loans or contracts, including amounts received under any form of credit support, respecting which advances were made; provided, however, that any advance will be reimbursable from any amounts in the certificate account to the extent that the master servicer shall determine that the advance is not ultimately recoverable from Related Proceeds. If advances have been made by the master servicer from excess funds in the certificate account, the master servicer will replace those funds in the certificate account on any future distribution date to the extent that funds in the certificate account on that distribution date are less than payments required to be made to securityholders on that date. If so specified in the related prospectus supplement, the obligations of the master servicer to make advances may be secured by a cash advance reserve fund or a surety bond. If applicable, information regarding the characteristics of, and the identity of any obligor on, any surety bond, will be set forth in the related prospectus supplement.

          Advances in respect of delinquencies will not be made in connection with revolving credit loans, except as otherwise provided in the related prospectus supplement.

          In the case of revolving credit loans, the master servicer or servicer is required to advance funds to cover any draws made on a revolving credit loan, subject to reimbursement by the entity specified in the accompanying prospectus supplement, provided that as specified in the accompanying prospectus supplement during any revolving period associated with the related series of securities, draws may be covered first from principal collections on the other loans in the pool.

REPORTS TO SECURITYHOLDERS

          With each distribution to holders of any class of securities of a series, the master servicer or the trustee, will forward or cause to be forwarded to each securityholder, to the depositor and to those other parties as may be specified in the related servicing agreement, a statement setting forth the following as of the distribution date:

          (1) the amount of the distribution to holders of securities of that class applied to reduce the principal balance of the securities;

          (2) the amount of the distribution to holders of securities of that class allocable to interest;

          (3) the amount of related administration or servicing compensation received by the trustee or the master servicer and any sub-servicer and any other customary information as the master servicer deems necessary or desirable, or that a securityholder reasonably requests, to enable securityholders to prepare their tax returns;

                                       62

          (4) if applicable, the aggregate amount of advances included in the distribution, and the aggregate amount of unreimbursed advances at the close of business on that distribution date;

          (5) the aggregate stated principal balance of the mortgage loans and/or contracts at the close of business on that distribution date;

          (6) the number and aggregate stated principal balance of mortgage loans and/or contracts (a) delinquent one month, (b) delinquent two or more months, and (c) as to which foreclosure proceedings have been commenced;

          (7) with respect to any mortgaged property acquired on behalf of securityholders through foreclosure or deed in lieu of foreclosure during the preceding calendar month, the stated principal balance of the related mortgage loan as of the close of business on the distribution date in that month;

          (8) the book value of any mortgaged property acquired on behalf of securityholders through foreclosure or deed in lieu of foreclosure as of the close of business on the last business day of the calendar month preceding the distribution date;

          (9) the aggregate principal balance of each class of securities
(including any class of securities not offered by this prospectus) at the close of business on that distribution date, separately identifying any reduction in the principal balance due to the allocation of any realized loss;

          (10) the amount of any special hazard realized losses allocated to the subordinate securities, if any, at the close of business on that distribution date;

          (11) the aggregate amount of principal prepayments made and realized losses incurred during the related Prepayment Period;

          (12) the amount deposited in the reserve fund, if any, on that distribution date;

          (13) the amount remaining in the reserve fund, if any, as of the close of business on that distribution date;

          (14) the aggregate unpaid accrued interest, if any, on each class of securities at the close of business on that distribution date;

          (15) in the case of securities that accrue interest at the variable rate, the security interest rate applicable to that distribution date, as calculated in accordance with the method specified in the related prospectus supplement;

          (16) in the case of securities that accrued interest at an adjustable rate, for statements to be distributed in any month in which an adjustment date occurs, the adjustable security interest rate applicable to the next succeeding distribution date as calculated in accordance with the method specified in the related prospectus supplement; and

          (17) as to any series which includes credit support, the amount of coverage of each instrument of credit support included in the trust fund as of the close of business on that distribution date.

          In the case of information furnished under subclauses (1)-(3) above, the amounts shall be expressed as a dollar amount per minimum denomination of securities or for other specified portion

                                       63

thereof. With respect to each series of certificates or notes, securityholders will be referred to as the certificateholders or the noteholders, respectively.

          Within a reasonable period of time after the end of each calendar year, the master servicer or the trustee, as provided in the related prospectus supplement, shall furnish to each person who at any time during the calendar year was a holder of a security a statement containing the information set forth in subclauses (1)-(3) above, aggregated for that calendar year or the applicable portion thereof during which that person was a securityholder. The obligation of the master servicer or the trustee shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the master servicer or the trustee in accordance with any requirements of the Code as are from time to time in force.

COLLECTION AND OTHER SERVICING PROCEDURES

          The master servicer, directly or through sub-servicers, will make reasonable efforts to collect all scheduled payments under the mortgage loans and contracts and will follow or cause to be followed the collection procedures as it would follow with respect to mortgage loans and contracts that are comparable to the mortgage loans and contracts held for its own account, provided these procedures are consistent with the related servicing agreement and any related insurance policy, bankruptcy bond, letter of credit or other insurance instrument described under "Description of Primary Insurance Policies"
or "Description of Credit Support". Consistent with this servicing standard, the master servicer may, in its discretion, waive any late payment charge in respect of a late mortgage loan payment and, only upon determining that the coverage under any related insurance instrument will not be affected, extend or cause to be extended the due dates for payments due on a mortgage note for a period not greater than 180 days.

          In instances in which a mortgage loan is in default, or if default is reasonably foreseeable, and if determined by the master servicer to be in the best interests of the related securityholders, the master servicer may permit modifications of the mortgage loan rather than proceeding with foreclosure. In making that determination, the estimated realized loss that might result if the mortgage loan were liquidated would be taken into account. Modifications may have the effect of reducing the interest rate on the mortgage loan, forgiving the payment of principal or interest or extending the final maturity date of the mortgage loan. Any modified mortgage loan may remain in the related trust fund, and the reduction in collections resulting from the modification may result in reduced distributions of interest, or other amounts, on, or may extend the final maturity of, one or more classes of the related securities.

          In connection with any significant partial prepayment of a mortgage loan, the master servicer, to the extent not inconsistent with the terms of the mortgage note and local law and practice, may permit the mortgage loan to be reamortized so that the monthly payment is recalculated as an amount that will fully amortize the remaining principal amount of the mortgage loan by the original maturity date based on the original interest rate. Reamortization will not be permitted if it would constitute a modification of the mortgage loan for federal income tax purposes.

          In any case in which property securing a mortgage loan, other than an
ARM Loan, has been, or is about to be, conveyed by the borrower, the master servicer will exercise or cause to be exercised on behalf of the related trust fund the lender's rights to accelerate the maturity of the mortgage loan under any due-on-sale or due-on-encumbrance clause applicable to that mortgage loan.
The master servicer will only exercise these rights only if the exercise of any these rights is permitted by applicable law and will not impair or threaten to impair any recovery under any related insurance instrument. If these conditions are not met or if the master servicer reasonably believes it is unable under applicable law to enforce a due-on-sale or due-on-encumbrance clause, the master servicer will enter into or cause to be entered into an assumption and modification agreement with the person to whom the property has been or is about to

                                       64

be conveyed or encumbered, under which that person becomes liable under the mortgage note, cooperative note or manufactured housing contract and, to the extent permitted by applicable law, the borrower remains liable thereon. The original mortgagor may be released from liability on a mortgage loan if the master servicer shall have determined in good faith that a release will not adversely affect the collectability of the mortgage loan. An ARM Loan may be assumed if the ARM Loan is by its terms assumable and if, in the reasonable judgment of the master servicer, the proposed transferee of the related mortgaged property establishes its ability to repay the loan and the security for the ARM Loan would not be impaired by the assumption. If a mortgagor transfers the mortgaged property subject to an ARM Loan without consent, that
ARM Loan may be declared due and payable. Any fee collected by or on behalf of the master servicer for entering into an assumption agreement will be retained by or on behalf of the master servicer as additional servicing compensation. In connection with any assumption, the terms of the related mortgage loan may not be changed. See "Legal Aspects of Mortgage Loans--Enforceability of Provisions".

SUB-SERVICING

          Any master servicer may delegate its servicing obligations in respect of the mortgage loans or contracts to third-party servicers, but the master servicer will remain obligated under the related servicing agreement. Each sub-servicer will be required to perform the customary functions of a servicer of comparable loans, including:

o         collecting payments from borrowers and remitting the collections to the master servicer,

o         maintaining primary hazard insurance as described in this prospectus and in any related prospectus supplement,

o         filing and settling claims under primary hazard insurance policies, which may be subject to the right of the master servicer to approve in advance any settlement,

o         maintaining escrow or impoundment accounts of borrowers for payment of taxes, insurance and other items required to be paid by any borrower in accordance with the mortgage loan,

o         processing assumptions or substitutions where a due-on-sale clause is not exercised,

o         attempting to cure delinquencies,

o         supervising foreclosures or repossessions,

o         inspecting and managing mortgaged properties, if applicable, and

o         maintaining accounting records relating to the mortgage loans.

          The master servicer will be responsible for filing and settling claims in respect of mortgage loans in a particular mortgage pool under any applicable mortgage pool insurance policy, bankruptcy bond, special hazard insurance policy or letter of credit. See "Description of Credit Support".

          The sub-servicing agreement between any master servicer and a sub-servicer will be consistent with the terms of the related servicing agreement and will not result in a withdrawal or downgrading of any class of securities issued in accordance with the related agreement. With respect to those mortgage loans serviced by the master servicer through a sub-servicer, the master servicer will remain liable for its servicing obligations under the related policy and servicing agreement or servicing agreement as if the

                                       65

master servicer alone were servicing those mortgage loans. Although each sub-servicing agreement will be a contract solely between the master servicer and the sub-servicer, the agreement under which a series of securities is issued will provide that, if for any reason the master servicer for the series of securities is no longer acting in a servicing capacity, the trustee or any successor master servicer must recognize the sub-servicer's rights and obligations under the sub-servicing agreement.

          The master servicer will be solely liable for all fees owed by it to any sub-servicer, irrespective of whether the master servicer's compensation under the related agreement is sufficient to pay the fees. However, a sub-servicer may be entitled to a retained interest in mortgage loans. Each sub-servicer will be reimbursed by the master servicer for expenditures which it makes, generally to the same extent the master servicer would be reimbursed under the related servicing agreement. See "Description of the
Securities--Retained Interest, Servicing or Administration Compensation and
Payment of Expenses".

          The master servicer may require any sub-servicer to agree to indemnify the master servicer for any liability or obligation sustained by the master servicer in connection with any act or failure to act by the sub-servicer in its servicing capacity. Each sub-servicer is required to maintain a fidelity bond and an errors and omissions policy with respect to its officers, employees and other persons acting on its behalf or on behalf of the master servicer.

REALIZATION UPON DEFAULTED MORTGAGE LOANS

          As servicer of the mortgage loans, the master servicer, on behalf of itself, the trustee and the securityholders, will present claims to the insurer under each insurance instrument, and will take reasonable steps as are necessary to receive payment or to permit recovery thereunder with respect to defaulted mortgage loans. As set forth under "--Collection and Other Servicing Procedures
Employed by the Master Servicer", all collections by or on behalf of the master servicer under any insurance instrument, other than amounts to be applied to the restoration of a mortgaged property or released to the mortgagor, are to be deposited in the certificate account for the related trust fund, subject to withdrawal as previously described. The master servicer or its designee will not receive payment under any letter of credit included as an insurance instrument with respect to a defaulted mortgage loan unless all Liquidation Proceeds and
Insurance Proceeds which it deems to be finally recoverable have been realized;
however, the master servicer will be entitled to reimbursement for any unreimbursed advances and reimbursable expenses thereunder.

          If any property securing a defaulted mortgage loan is damaged and proceeds, if any, from the related hazard insurance policy or special hazard insurance policy are insufficient to restore the damaged property to a condition sufficient to permit recovery under the related credit insurance instrument, if any, the master servicer is not required to expend its own funds to restore the damaged property unless it determines (a) that the restoration will increase the proceeds to securityholders on liquidation of the mortgage loan after reimbursement of the master servicer for its expenses and (b) that its expenses will be recoverable by it from related Insurance Proceeds or Liquidation
Proceeds.

          If recovery on a defaulted mortgage loan under any related credit insurance instrument is not available for the reasons set forth in the preceding paragraph, the master servicer nevertheless will be obligated to follow or cause to be followed the normal practices and procedures as it deems necessary or advisable to realize upon the defaulted mortgage loan. If the proceeds of any liquidation of the property securing the defaulted mortgage loan are less than the outstanding principal balance of the defaulted mortgage loan plus interest accrued thereon at the interest rate plus the aggregate amount of expenses incurred by the master servicer in connection with those proceedings and which are reimbursable under the servicing agreement, the trust fund will realize a loss in the amount of the difference. The master

                                       66

servicer will be entitled to withdraw or cause to be withdrawn from the certificate account out of the Liquidation Proceeds recovered on any defaulted mortgage loan, prior to the distribution of any Liquidation Proceeds to securityholders, amounts representing its normal servicing compensation on the mortgage loan, unreimbursed servicing expenses incurred with respect to the mortgage loan and any unreimbursed advances of delinquent monthly payments made with respect to the mortgage loan.

          If the master servicer or its designee recovers Insurance Proceeds with respect to any defaulted mortgage loan, the master servicer will be entitled to withdraw or cause to be withdrawn from the certificate account out of Insurance Proceeds, prior to distribution of that amount to securityholders, amounts representing its normal servicing compensation on that mortgage loan, unreimbursed servicing expenses incurred with respect to the mortgage loan and any unreimbursed advances of delinquent monthly payments made with respect to the mortgage loan. In the event that the master servicer has expended its own funds to restore damaged property and those funds have not been reimbursed under any insurance instrument, it will be entitled to withdraw from the certificate account out of related Liquidation Proceeds or Insurance Proceeds an amount equal to the expenses incurred by it, in which event the trust fund may realize a loss up to the amount so charged. Because Insurance Proceeds cannot exceed deficiency claims and expenses incurred by the master servicer, no payment or recovery will result in a recovery to the trust fund which exceeds the principal balance of the defaulted mortgage loan together with accrued interest thereon at the interest rate net of servicing fees and the retained interest, if any. In addition, when property securing a defaulted mortgage loan can be resold for an amount exceeding the outstanding principal balance of the related mortgage loan together with accrued interest and expenses, it may be expected that, if retention of any amount is legally permissible, the insurer will exercise its right under any related mortgage pool insurance policy to purchase the property and realize for itself any excess proceeds. See "Description of Primary
Insurance Policies" and "Description of Credit Support".

          With respect to collateral securing a cooperative loan, any prospective purchaser will generally have to obtain the approval of the board of directors of the relevant cooperative before purchasing the shares and acquiring rights under the proprietary lease or occupancy agreement securing the cooperative loan. This approval is usually based on the purchaser's income and net worth and numerous other factors. The necessity of acquiring board approval could limit the number of potential purchasers for those shares and otherwise limit the master servicer's ability to sell, and realize the value of, those shares. See "Legal Aspects of Mortgage Loans--Foreclosure on Cooperatives".

REALIZATION UPON DEFAULTED CONTRACTS

          Under the applicable servicing agreement, the master servicer will repossess or otherwise comparably convert the ownership of properties securing the related manufactured homes that come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments. In connection with repossession or other conversion, the servicer or master servicer will follow practices and procedures it deems necessary or advisable and as are normal and usual in its general contract servicing activities. The servicer or master servicer, however, will not be required to expend its own funds in connection with any repossession or towards the restoration of any property unless it determines (1) that the restoration or repossession will increase the proceeds of liquidation of the related contract to the certificateholders after reimbursement to itself for the expenses and (2)
that the expenses will be recoverable to it either through liquidation proceeds or through insurance proceeds.

RETAINED INTEREST; SERVICING OR ADMINISTRATION COMPENSATION AND PAYMENT OF
EXPENSES

          The prospectus supplement for a series of securities will specify whether there will be any retained interest from the trust fund assets, and, if so, the owner of the retained interest. If so, the retained

                                       67

interest will be established on a loan-by-loan basis and will be specified on an exhibit to the related agreement. A retained interest in a trust fund asset represents a specified portion of the interest payable thereon. The retained interest will be deducted from borrower payments as received and will not be part of the related trust fund. Any partial recovery of interest on a mortgage loan, after deduction of all applicable servicing fees, will be allocated between retained interest, if any, and interest at the interest rate on the mortgage loan, net of the rates at which the servicing fees and the retained interest are calculated, on a pari passu basis.

          The master servicer's, or in the case of a trust fund consisting of agency securities or Private Mortgage-Backed Securities if specified in the related prospectus supplement, the trustee's, primary compensation with respect to a series of securities will come from the monthly payment to it, with respect to each interest payment on a trust fund asset, of an amount equal to one-twelfth of the servicing fee rate specified in the related prospectus supplement times the scheduled principal balance of the trust fund asset. Since any retained interest and the master servicer's primary compensation are percentages of the scheduled principal balance of each trust fund asset, these amounts will decrease in accordance with the amortization schedule of the trust fund assets. As additional compensation in connection with a series of securities relating to mortgage loans, the master servicer or the sub-servicers will retain all assumption fees, late payment charges and , unless otherwise stated in the prospectus supplement, prepayment penalties, to the extent collected from mortgagors. Any interest or other income which may be earned on funds held in the certificate account or any sub-servicing account may be paid as additional compensation to the master servicer or the sub-servicers, as the case may be. Any sub-servicer will receive a portion of the master servicer's primary compensation as its sub-servicing compensation.

          With respect to a series of securities consisting of mortgage loans, in addition to amounts payable to any sub-servicer, except as otherwise described in the prospectus supplement, the master servicer will pay from its servicing compensation expenses incurred in connection with its servicing of the mortgage loans, including, without limitation, payment of the fees and disbursements of the trustee and independent accountants, payment of expenses incurred in connection with distributions and reports to securityholders, and payment of any other expenses described in the related prospectus supplement.

          The master servicer is entitled to reimbursement for expenses incurred by it in connection with the liquidation of defaulted mortgage loans, including expenditures incurred by it in connection with the restoration of mortgaged properties, the right of reimbursement being prior to the rights of securityholders to receive any related Liquidation Proceeds. The master servicer is also entitled to reimbursement from the certificate account for advances.

EVIDENCE AS TO COMPLIANCE

          Each servicing agreement with respect to a series of securities, will provide that on or before a specified date in each year, the first date being at least six months after the related cut-off date, a firm of independent public accountants will furnish a statement to the trustee to the effect that, on the basis of the examination by the firm conducted substantially in compliance with either the Uniform Single Program for Mortgage Bankers or the Audit Program for
Mortgages serviced for Freddie Mac, the servicing by or on behalf of the master servicer of mortgage loans under servicing agreements substantially similar to each other, including the related servicing agreement, was conducted in compliance with the terms of those agreements except for any significant exceptions or errors in records that, in the opinion of the firm, either the
Audit Program for Mortgages serviced for Freddie Mac, or paragraph 4 of the
Uniform Single Program for Mortgage Bankers, requires it to report. In rendering its statement the accounting firm may rely, as to matters relating to the direct servicing of mortgage loans by sub-servicers, upon comparable statements for examinations conducted substantially in compliance with the Uniform Single
Attestation

                                       68

Program for Mortgage Bankers or the Audit Program for Mortgages serviced for
Freddie Mac, rendered within one year of the statement, of firms of independent public accountants with respect to the related sub-servicer.

          Each servicing agreement will also provide for delivery to the trustee, on or before a specified date in each year, of an annual statement signed by two officers of the master servicer to the effect that the master servicer has fulfilled its obligations under the related agreement throughout the preceding year.

          Copies of the annual accountants' statement and the statement of officers of the master servicer may be obtained by securityholders without charge upon written request to the master servicer at the address set forth in the related prospectus supplement.

CERTAIN MATTERS REGARDING THE MASTER SERVICER AND THE DEPOSITOR

          The master servicer under each pooling and servicing agreement and each servicing agreement will be named in the related prospectus supplement. The entity serving as master servicer may be the depositor or an affiliate of the depositor and may have other normal business relationships with the depositor or the depositor's affiliates.

          Each pooling and servicing agreement and each servicing agreement will provide that the master servicer may resign from its obligations and duties under the related agreement only if such resignation, and the appointment of a successor, will not result in a downgrading of any class of securities or upon a determination that its duties under the related agreement are no longer permissible under applicable law. No such resignation will become effective until the trustee or a successor servicer has assumed the master servicer's obligations and duties under the related agreement.

          Each pooling and servicing agreement and each servicing agreement will further provide that neither the master servicer, the depositor nor any director, officer, employee, or agent of the master servicer or the depositor will be under any liability to the related trust fund or securityholders for any action taken, or for refraining from the taking of any action, in good faith pursuant to the related agreement, or for errors in judgment; provided, however, that neither the master servicer, the depositor nor any such person will be protected against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties thereunder or by reason of reckless disregard of obligations and duties thereunder. Each pooling and servicing agreement and each servicing agreement will further provide that the master servicer, the depositor and any director, officer, employee or agent of the master servicer or the depositor will be entitled to indemnification by the related trust fund and will be held harmless against any loss, liability or expense incurred in connection with (1) any legal action relating to the related agreement or the securities, other than any loss, liability or expense is related to any specific mortgage loan or mortgage loans, unless any such loss, liability or expense otherwise reimbursable pursuant to the related agreement, and any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of duties thereunder or by reason of reckless disregard of obligations and duties thereunder, (2) any breach of a representation or warranty regarding the mortgage loans or (3) if so specified in the related agreement, actions taken by the master servicer or the depositor in accordance with the terms of the related agreement. In addition, each pooling and servicing agreement and each servicing agreement will provide that neither the master servicer nor the depositor will be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its respective responsibilities under the related agreement and which in its opinion may involve it in any expense or liability. The master servicer or the depositor may, however, in its discretion undertake any such action which it may deem necessary or desirable with respect to the related agreement and the rights and duties of the parties thereto and the

                                       69

interests of the securityholders thereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom will be expenses, costs and liabilities of the securityholders, and the master servicer or the depositor, as the case may be, will be entitled to be reimbursed therefor and to charge the certificate account. Except in the case of a series of senior/subordinate securities, any such obligation of the securityholders will be borne among them on a pro rata basis in proportion to the accrued security interest payable thereto, and, notwithstanding any other provision, their respective distributions will be reduced accordingly.

          Any person into which the master servicer may be merged or consolidated, or any person resulting from any merger or consolidation to which the master servicer is a party, or any person succeeding to the business of the master servicer, will be the successor of the master servicer under each agreement, provided that such person is qualified to sell mortgage loans to, and service mortgage loans on behalf of, Fannie Mae or Freddie Mac.

EVENTS OF DEFAULT AND RIGHTS UPON EVENTS OF DEFAULT

          Pooling and Servicing Agreement

          Events of default under each pooling and servicing agreement will include:

o         any failure by the master servicer to distribute or cause to be distributed to securityholders, or to remit to the trustee for distribution to securityholders, any required payment that continues unremedied for a specified number of business days after the giving of written notice of the failure to the master servicer by the trustee or the depositor, or to the master servicer, the depositor and the trustee by the holders of certificates evidencing not less than 25% of the voting rights;

o         any failure by the master servicer duly to observe or perform in any material respect any of its other covenants or obligations under the agreement which continues unremedied for a specified number of days after the giving of written notice of the failure to the master servicer by the trustee or the depositor, or to the master servicer, the depositor and the trustee by the holders of certificates evidencing not less than 25% of the voting rights; and

o         events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings and actions by or on behalf of the master servicer indicating its insolvency or inability to pay its obligations.

          So long as an event of default under a pooling and servicing agreement remains unremedied, the depositor or the trustee may, and at the direction of holders of certificates evidencing not less than 51% of the voting rights, the trustee shall, terminate all of the rights and obligations of the master servicer under the pooling and servicing agreement relating to the trust fund and in and to the mortgage loans, other than any retained interest of the master servicer, whereupon the trustee will succeed to all of the responsibilities, duties and liabilities of the master servicer under the agreement and will be entitled to similar compensation arrangements. If the trustee is prohibited by law from obligating itself to make advances regarding delinquent mortgage loans, then the trustee will not be so obligated.

          If the trustee is unwilling or unable so to act, it may or, at the written request of the holders of certificates entitled to at least 51% of the voting rights, it shall appoint, or petition a court of competent jurisdiction for the appointment of, a loan servicing institution acceptable to the rating agency with a net worth at the time of the appointment of at least $1,000,000 to act as successor to the master servicer under the agreement. Pending the appointment of a successor, the trustee is obligated to act in the capacity of

                                       70

master servicer. The trustee and any successor master servicer may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation payable to the master servicer under the related agreement.

          No certificateholder will have the right under any pooling and servicing agreement to institute any proceeding under the agreement unless:

o         the certificateholder previously has given to the trustee written notice of default,

o         the holders of certificates evidencing not less than 25% of the voting rights have made written request upon the trustee to institute the proceeding in its own name as trustee thereunder,

o         have offered to the trustee reasonable indemnity, and

o         the trustee for fifteen days has neglected or refused to institute a proceeding. The trustee, however, is under no obligation to exercise any of the trusts or powers vested in it by any pooling and servicing agreement or to make any investigation of matters arising thereunder or to institute, conduct or defend any litigation under or in relation to the agreement at the request, order or direction of any of the holders of certificates covered by the agreement, unless the certificateholders have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred.

          Servicing Agreement

          A servicing default under the related servicing agreement will include:

o         any failure by the master servicer to make a required deposit to the certificate account or, if the master servicer is so required, to distribute to the holders of any class of notes or equity certificates of the series any required payment which continues unremedied for a specified number of business days after the giving of written notice of the failure to the master servicer by the trustee or the Issuer;

o         any failure by the master servicer duly to observe or perform in any material respect any other of its covenants or agreements in the servicing agreement with respect to the series of notes which continues unremedied for a specified number of days after the giving of written notice of the failure to the master servicer by the trustee or the issuer;

o         events of insolvency, readjustment of debt, marshalling of assets and material respect any other of its covenants or agreements in the servicing agreement with respect to the series of notes which continues unremedied for a specified number of days after the giving of written notice of the failure to the master servicer by the trustee or the issuer;

o         liabilities or similar proceedings regarding the master servicer and actions by the master servicer indicating its insolvency or inability to pay its obligations and

o         any other servicing default as set forth in the servicing agreement.

          So long as a servicing default remains unremedied, either the depositor or the trustee may, by written notification to the master servicer and to the issuer or the trustee or trust fund, as applicable, terminate all of the rights and obligations of the master servicer under the servicing agreement, other than any right of the master servicer as noteholder or as holder of the equity certificates and other than the right to receive servicing compensation and expenses for servicing the mortgage loans during any period prior to the date of the termination. Upon termination of the master servicer the trustee will succeed to all

                                       71

responsibilities, duties and liabilities of the master servicer under the servicing agreement, other than the obligation to repurchase mortgage loans, and will be entitled to similar compensation arrangements. If the trustee would be obligated to succeed the master servicer but is unwilling to so act, it may appoint, or if it is unable to so act, it shall appoint, or petition a court of competent jurisdiction for the appointment of an approved mortgage servicing institution with a net worth of at least $1,000,000 to act as successor to the master servicer under the servicing agreement. Pending the appointment of a successor, the trustee is obligated to act in the capacity of master servicer.
The trustee and the successor may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation to the initial master servicer under the servicing agreement.

          Indenture

          An event of default under the indenture will include:

o         a default for a specified number of days or more in the payment of any principal of or interest on any note of the series;

o         failure to perform any other covenant of the depositor or the trust fund in the indenture which continues for a specified number of days after notice of failure is given in accordance with the procedures described in the related prospectus supplement;

o         any representation or warranty made by the depositor or the trust fund in the indenture or in any certificate or other writing having been incorrect in a material respect as of the time made, and the breach is not cured within a specified number of days after notice of breach is given in accordance with the procedures described in the related prospectus supplement;

o         events of bankruptcy, insolvency, receivership or liquidation of the depositor or the issuer; or

o         any other event of default provided with respect to notes of that series.

          If an event of default with respect to the notes of any series occurs and is continuing, the trustee or the holders of a majority of the then aggregate outstanding amount of the notes of the series may declare the principal amount, or, if the notes of that series are Accrual Securities, the portion of the principal amount as may be specified in the terms of that series, as provided in the related prospectus supplement, of all the notes of the series to be due and payable immediately. That declaration may, under the circumstances set forth in the indenture, be rescinded and annulled by the holders of a majority in aggregate outstanding amount of the related notes.

          If following an event of default with respect to any series of notes, the notes of the series have been declared to be due and payable, the trustee may, in its discretion, notwithstanding the acceleration, elect to maintain possession of the collateral securing the notes of the series and to continue to apply payments on the collateral as if there had been no declaration of acceleration if the collateral continues to provide sufficient funds for the payment of principal of and interest on the notes of the series as they would have become due if there had not been a declaration. In addition, the trustee may not sell or otherwise liquidate the collateral securing the notes of a series following an event of default, unless

o         the holders of 100% of the then aggregate outstanding amount of the notes of the series consent to the sale,

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o         the proceeds of the sale or liquidation are sufficient to pay in full the principal of and accrued interest, due and unpaid, on the outstanding notes of the series at the date of the sale, or

o         the trustee determines that the collateral would not be sufficient on an ongoing basis to make all payments on the notes as the payments would have become due if the notes had not been declared due and payable, and the trustee obtains the consent of the holders of 66 2/3%
          of the then aggregate outstanding amount of the notes of the series.

          If the trustee liquidates the collateral in connection with an event of default, the indenture may provide that the trustee will have a prior lien on the proceeds of any liquidation for unpaid fees and expenses. As a result, upon the occurrence of an event of default, the amount available for payments to the noteholders would be less than would otherwise be the case. However, the trustee may not institute a proceeding for the enforcement of its lien except in connection with a proceeding for the enforcement of the lien of the indenture for the benefit of the noteholders after the occurrence of an event of default.

          If the principal of the notes of a series is declared due and payable, the holders of those notes issued at a discount from par may be entitled to receive no more than an amount equal to the unpaid principal amount of the note less the amount of the discount that is unamortized.

          No noteholder or holder of an equity certificate generally will have any right under an owner trust agreement or indenture to institute any proceeding with respect to the agreement unless:

o         the holder previously has given to the trustee written notice of default and the default is continuing,

o         the holders of notes or equity certificates of any class evidencing not less than 25% of the aggregate percentage interests constituting the class (a) have made written request upon the trustee to institute a proceeding in its own name as trustee thereunder and (b) have offered to the trustee reasonable indemnity,

o         the trustee has neglected or refused to institute a proceeding for 60 days after receipt of the request and indemnity, and

o         no direction inconsistent with the written request has been given to the trustee during the 60 day period by the holders of a majority of the note balances of the class. However, the trustee will be under no obligation to exercise any of the trusts or powers vested in it by the applicable agreement or to institute, conduct or defend any litigation at the request, order or direction of any of the holders of notes or equity certificates covered by the agreement, unless the holders have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.

AMENDMENT

          With respect to each series of certificates, each related pooling and servicing agreement or trust agreement may be amended by the depositor, the master servicer, and the trustee, upon consent of the provider of credit support, if any, without the consent of any of the holders of certificates covered by the agreement, to cure any ambiguity, to correct, modify or supplement any provision in the agreement, or to make any other provisions with respect to matters or questions arising under the agreement which are not inconsistent with the provisions of the agreement, provided that the action will not adversely affect in any material respect the interests of any holder of certificates covered by the agreement as evidenced by either an opinion of counsel or a confirmation by the rating agencies that such amendment will not result in the

                                       73

downgrading of the securities. No amendment shall be deemed to adversely affect in any material respect the interests of any Certificateholder who shall have consented thereto, and no Opinion of Counsel or written notice from the Rating
Agencies shall be required to address the effect of any such amendment on any such consenting Certificateholder. Each agreement may also be amended by the depositor, the master servicer, if any, and the trustee, with the consent of the holders of certificates evidencing not less than 66% of the voting rights, for any purpose; provided, however, that no amendment may

o         reduce in any manner the amount of or delay the timing of, payments received on trust fund assets which are required to be distributed on any certificate without the consent of the holder of the certificate,

o         adversely affect in any material respect the interests of the holders of any class of certificates in a manner other than as described in the above bullet point (as evidenced by either an opinion of counsel or a confirmation by the rating agencies that such amendment will not result in the downgrading of the securities) in a manner, other than as described in the first bullet point, or

o         reduce the percentage of voting rights required by the preceding bullet point for the consent to any amendment without the consent of the holders of all certificates covered by the agreement then outstanding.

          However, with respect to any series of certificates as to which a
REMIC election is to be made, the trustee will not consent to any amendment of the agreement unless it shall first have received an opinion of counsel to the effect that the amendment will not cause the trust fund to fail to qualify as a
REMIC at any time that the related certificates are outstanding. The voting rights evidenced by any certificate will be the portion of the voting rights of all of the certificates in the related series allocated in the manner described in the related prospectus supplement.

          With respect to each series of notes, each related servicing agreement or indenture may be amended by the parties to the agreement without the consent of any of the holders of the notes covered by the agreement, to cure any ambiguity, to correct, modify or supplement any provision in the agreement, or to make any other provisions with respect to matters or questions arising under the agreement which are not inconsistent with the provisions of the agreement, provided that the action will not adversely affect in any material respect the interests of any holder of notes covered by the agreement as evidenced by either an opinion of counsel or a confirmation by the rating agencies that such amendment will not result in the downgrading of the notes. Each agreement may also be amended by the parties to the agreement with the consent of the holders of notes evidencing not less than 66% of the voting rights, for any purpose, that no amendment may

o         reduce in any manner the amount of or delay the timing of, payments received on trust fund assets which are required to be distributed on any note without the consent of the holder of that note,

o         adversely affect in any material respect the interests of the holders of any class of notes in a manner other than as described in the preceding bullet point (as evidenced by either an opinion of counsel or a confirmation by the rating agencies that such amendment will not result in the downgrading of the notes), without the consent of the holders of notes of that class evidencing not less than 66% of the aggregate voting rights of that class, or

o         reduce the percentage of voting rights required by the preceding bullet point for the consent to any amendment without the consent of the holders of all notes covered by the agreement then outstanding.
          The voting rights evidenced by any note will be the portion of the voting rights of all of the notes in the related series allocated in the manner described in the related prospectus supplement.

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TERMINATION

          The obligations created by the related agreements for each series of securities will terminate upon the payment to securityholders of that series of all amounts held in the certificate account or by the master servicer and required to be paid to them under the agreements following the earlier of

o         the final payment or other liquidation of the last asset included in the related trust fund or the disposition of all underlying property subject to the trust fund assets acquired upon foreclosure of the trust fund assets, and

o         the purchase of all of the assets of the trust fund by the party entitled to effect the termination, under the circumstances and in the manner set forth in the related prospectus supplement.

          In no event, however, will the trust created by the related agreements continue beyond the date specified in the related prospectus supplement. Written notice of termination of the related agreements will be given to each securityholder, and the final distribution will be made only upon surrender and cancellation of the securities at an office or agency appointed by the trustee which will be specified in the notice of termination.

          Any purchase of assets of the trust fund in connection with a termination, shall be made at the price set forth in the related prospectus supplement which in most cases will be equal to the greater of:

o         the sum of (a) 100% of the stated principal balance of each mortgage

o         loan as of the day of the purchase plus accrued interest thereon at the applicable interest rate net of the rates at which the servicing fees and the retained interest, if any, are calculated to the first day of the month following the purchase plus (b) the appraised value of any underlying property subject to the mortgage loans acquired for the benefit of securityholders, and

o         the aggregate fair market value of all of the assets in the trust fund, as determined by the trustee, the master servicer, and, if different than both such persons, the person entitled to effect the termination, in each case taking into account accrued interest at the applicable interest rate net of the rates at which the servicing fees and the retained interest, if any, are calculated to the first day of the month following the purchase.

          The exercise of an optimal termination right will effect early retirement of the securities of that series, but the right of the person entitled to effect the termination is subject to the aggregate principal balance of the outstanding trust fund assets for the series at the time of purchase being less than the percentage of the aggregate principal balance of the trust fund assets at the cut-off date for that series specified in the related prospectus supplement, which percentage will be between 25% and 0%.

          In addition to the repurchase of the assets in the related trust fund at the Clean-up Call, if so specified in the related prospectus supplement, a holder of a non-offered class of securities described in the preceding paragraph will have the right, solely at its discretion, to terminate the related trust fund on any distribution date after the 12th distribution date following the date of initial issuance of the related series of securities and until the date as the Clean-up Call becomes exercisable and thereby effect early retirement of the securities of the series. Any call of this type will be of the entire trust fund at one time; multiple calls with respect to any series of securities will not be permitted. If the call option is exercised, the Call Class must remit to the trustee a price equal to 100% of the principal balance of the securities offered by this prospectus as of the day of the purchase plus accrued interest thereon at the applicable

                                       75

security interest rate during the related period on which interest accrues on the securities which the trustee will distribute to securityholders. If funds to terminate are not deposited with the related trustee, the securities will remain outstanding. There will not be any additional remedies available to securityholders. In addition, in the case of a trust fund for which a REMIC election or elections have been made, an early termination will constitute a
"qualified liquidation" under Section 860F of the Code. In connection with a call by the Call Class, the final payment to the securityholders will be made upon surrender of the related securities to the trustee. Once the securities have been surrendered and paid in full, there will not be any continuing liability from the securityholders or from the trust fund to securityholders.

DUTIES OF THE TRUSTEE

          The trustee makes no representations as to the validity or sufficiency of any agreement, the securities or any mortgage loan or related document and is not accountable for the use or application by or on behalf of the master servicer of any funds paid to the master servicer or its designee in respect of the securities or the mortgage loans, or deposited into or withdrawn from the certificate account or any other account by or on behalf of the master servicer.
If no event of default has occurred and is continuing, the trustee is required to perform only those duties specifically required under the related agreement.
However, upon receipt of the various certificates, reports or other instruments required to be furnished to it, the trustee is required to examine the documents and to determine whether they conform to the requirements of the related agreement.

DESCRIPTION OF THE TRUSTEE

          The trustee or indenture trustee, each referred to as the trustee, under each pooling and servicing agreement, trust agreement or indenture will be named in the related prospectus supplement. The owner trustee for each series of notes will be named in the related prospectus supplement. The commercial bank, national banking association or trust company serving as trustee or owner trustee may have normal banking relationships with the depositor and its affiliates and with the master servicer and its affiliates.

DESCRIPTION OF CREDIT SUPPORT

          If so provided in the related prospectus supplement, the trust fund for a series of securities may include credit support for that series or for one or more classes of securities comprising the series, which credit support may consist of any combination of the following separate components, any of which may be limited to a specified percentage of the aggregate principal balance of the mortgage loans covered thereby or a specified dollar amount:

o         coverage with respect to realized losses incurred on liquidated loans;

o         coverage with respect to realized losses that are attributable to physical damage to mortgaged properties of a type that is not covered by standard hazard insurance policies; and

o         coverage with respect to specific actions that may be taken by a bankruptcy court in connection with a mortgage loan, including a reduction of the interest rate on a mortgage loan, an extension of its maturity or a reduction in the principal balance of the mortgage loan.

          As set forth in the following paragraphs and in the related prospectus supplement, credit support coverage may be provided by subordination of one or more classes to other classes of securities in a series, one or more insurance policies, a bankruptcy bond, a letter of credit, a reserve fund, overcollateralization, cross support, or another method of credit support described in the related

                                       76

prospectus supplement or any combination of the foregoing. The amount and type of any credit support with respect to a series of securities or with respect to one or more classes of securities comprising that series, and the obligors on the credit support, will be set forth in the related prospectus supplement. A copy of the policy or agreement, as applicable, governing the applicable credit support will be filed with the Commission as an exhibit to a Current Report on
Form 8-K to be filed within 15 days of issuance of the related series.

SUBORDINATION

          With respect to any Senior/Subordinate Series, in the event of any realized losses on mortgage loans not in excess of the limitations described in the following paragraph, the rights of the subordinate securityholders to receive distributions with respect to the mortgage loans will be subordinate to the rights of the senior securityholders to the extent described in the related prospectus supplement.

          All realized losses will be allocated to the subordinate securities of the related series, or, if the series includes more than one class of subordinate securities, to the outstanding class of subordinate securities having the first priority for allocation of realized losses and then to additional outstanding classes of subordinate securities, if any, until the principal balance of the applicable subordinate securities has been reduced to zero. Any additional realized losses will be allocated to the senior securities or, if the series includes more than one class of senior securities, either on a pro rata basis among all of the senior securities in proportion to their respective outstanding principal balances or as otherwise provided in the related prospectus supplement. However, with respect to realized losses that are attributable to physical damage to mortgaged properties of a type that is not covered by standard hazard insurance policies, the amount thereof that may be allocated to the subordinate securities of the related series may be limited to an amount specified in the related prospectus supplement. If so, any realized losses of this type in excess of the amount allocable to the subordinate securities will be allocated among all outstanding classes of securities of the related series, on a pro rata basis in proportion to their respective outstanding principal balances, regardless of whether any subordinate securities remain outstanding, or as otherwise provided in the related prospectus supplement. Any allocation of a realized loss to a security will be made by reducing the principal balance thereof as of the distribution date following the
Prepayment Period in which the realized loss was incurred.

          As set forth under "Description of the Securities--Distributions of
Principal of the Securities", the rights of holders of the various classes of securities of any series to receive distributions of principal and interest is determined by the aggregate principal balance of each class. The principal balance of any security will be reduced by all amounts previously distributed on that security in respect of principal, and by any realized losses allocated to that security. If there were no realized losses or prepayments of principal on any of the mortgage loans, the respective rights of the holders of securities of any series to future distributions would not change. However, to the extent so provided in the related prospectus supplement, holders of senior securities may be entitled to receive a disproportionately larger amount of prepayments received, which will have the effect of accelerating the amortization of the senior securities and increasing the respective percentage interest in future distributions evidenced by the subordinate securities in the related trust fund, with a corresponding decrease in the senior percentage, as well as preserving the availability of the subordination provided by the subordinate securities. In addition, as set forth in the paragraph above, realized losses will be first allocated to subordinate securities by reduction of the principal balance thereof, which will have the effect of increasing the respective interest in future distributions evidenced by the senior securities in the related trust fund.

          If so provided in the related prospectus supplement, amounts otherwise payable on any distribution date to holders of subordinate securities may be deposited into a reserve fund. Amounts held

                                       77

in any reserve fund may be applied as described below under "--Reserve Funds"
and in the related prospectus supplement.

          With respect to any Senior/Subordinate Series, the terms and provisions of the subordination may vary from those described in the preceding paragraphs and any variation will be described in the related prospectus supplement.

          If so provided in the related prospectus supplement, the credit support for the senior securities of a Senior/Subordinate Series may include, in addition to the subordination of the subordinate securities of the series and the establishment of a reserve fund, any of the other forms of credit support described in this prospectus supplement. If any of the other forms of credit support described below is maintained solely for the benefit of the senior securities of a Senior/Subordinate Series, then that coverage described may be limited to the extent necessary to make required distributions on the senior securities or as otherwise specified in the related prospectus supplement. If so provided in the related prospectus supplement, the obligor on any other forms of credit support maintained for the benefit of the senior securities of a
Senior/Subordinate Series may be reimbursed for amounts paid thereunder out of amounts otherwise payable on the subordinate securities.

LETTER OF CREDIT

          As to any series of securities to be covered by a letter of credit, a bank will deliver to the trustee an irrevocable letter of credit. The master servicer or trustee will exercise its best reasonable efforts to keep or cause to be kept the letter of credit in full force and effect, unless coverage thereunder has been exhausted through payment of claims. The master servicer will agree to pay the fees for the letter of credit on a timely basis unless, as described in the related prospectus supplement, the payment of those fees is otherwise provided for.

          The master servicer or the trustee will make or cause to be made draws on the letter of credit bank under each letter of credit. Subject to any differences as will be described in the related prospectus supplement, letters of credit may cover all or any of the following amounts, in each case up to a maximum amount set forth in the letter of credit:

          (1) For any mortgage loan that became a liquidated loan during the related Prepayment Period, other than mortgage loans as to which amounts paid or payable under any related hazard insurance instrument, including the letter of credit as described in (2) below, are not sufficient either to restore the mortgaged property or to pay the outstanding principal balance of the mortgage loan plus accrued interest, an amount which, together with all Liquidation
Proceeds, Insurance Proceeds, and other collections on the liquidated loan, net of amounts payable or reimbursable therefrom to the master servicer for related unpaid servicing fees and unreimbursed servicing expenses, will equal the sum of
(A) the unpaid principal balance of the liquidated loan, plus accrued interest at the applicable interest rate net of the rates at which the servicing fee and retained interest are calculated, plus (B) the amount of related servicing expenses, if any, not reimbursed to the master servicer from Liquidation
Proceeds, Insurance Proceeds and other collections on the liquidation loan, which shall be paid to the master servicer;

          (2) For each mortgage loan that is delinquent and as to which the mortgaged property has suffered damage, other than physical damage caused by hostile or warlike action in time of war or peace, by any weapons of war, by any insurrection or rebellion, or by any nuclear reaction or nuclear radiation or nuclear contamination whether controlled or uncontrolled, or by any action taken by any governmental authority in response to any of the foregoing, and for which any amounts paid or payable under the related primary hazard insurance policy or any special hazard insurance policy are not sufficient to pay

                                       78

either of the following amounts, an amount which, together with all Insurance
Proceeds paid or payable under the related primary hazard insurance policy or any special hazard insurance policy, net, if the proceeds are not to be applied to restore the mortgaged property, of all amounts payable or reimbursable therefrom to the master servicer for related unpaid servicing fees and unreimbursed servicing expenses, will be equal to the lesser of (A) the amount required to restore the mortgaged property and (B) the sum of (1) the unpaid principal balance of the mortgage loan plus accrued interest at the applicable interest rate net of the rates at which the servicing fees and retained interest, if any, are calculated, plus (2) the amount of related servicing expenses, if any, not reimbursed to the master servicer from Insurance Proceeds paid under the related primary hazard insurance policy or any special hazard insurance policy; and

          (3) For any mortgage loan that has been subject to bankruptcy proceedings as described above, the amount of any debt service reduction or the amount by which the principal balance of the mortgage loan has been reduced by the bankruptcy court.

          If the related prospectus supplement so provides, upon payment by the letter of credit bank with respect to a liquidated loan, or a payment of the full amount owing on a mortgage loan as to which the mortgaged property has been damaged, as described in (2)(B) above, the liquidated loan will be removed from the related trust fund in accordance with the terms set forth in the related prospectus supplement and will no longer be subject to the agreement. Unless otherwise provided in the related prospectus supplement, mortgage loans that have been subject to bankruptcy proceedings, or as to which payment under the letter of credit has been made for the purpose of restoring the related mortgaged property, as described in (2)(A) above, will remain part of the related trust fund. The maximum dollar coverages provided under any letter of credit will each be reduced to the extent of related unreimbursed draws thereunder.

          In the event that the bank that has issued a letter of credit ceases to be a duly organized commercial bank, or its debt obligations are rated lower than the highest rating on any class of the securities on the date of issuance by the rating agency or agencies, the master servicer or trustee will use its best reasonable efforts to obtain or cause to be obtained, as to each letter of credit, a substitute letter of credit issued by a commercial bank that meets these requirements and providing the same coverage; provided, however, that, if the fees charged or collateral required by the successor bank shall be more than the fees charged or collateral required by the predecessor bank, each component of coverage thereunder may be reduced proportionately to a level as results in the fees and collateral being not more than the fees then charged and collateral then required by the predecessor bank.

MORTGAGE POOL INSURANCE POLICY

          As to any series of securities to be covered by a mortgage pool insurance policy with respect to any realized losses on liquidated loans, the master servicer will exercise its best reasonable efforts to maintain or cause to be maintained the mortgage pool insurance policy in full force and effect, unless coverage thereunder has been exhausted through payment of claims. The master servicer will agree to pay the premiums for each mortgage pool insurance policy on a timely basis unless, as described in the related prospectus supplement, the payment of those fees is otherwise provided.

          The master servicer will present or cause to be presented claims to the insurer under each mortgage pool insurance policy. Mortgage pool insurance policies, however, are not blanket policies against loss, since claims thereunder may be made only upon satisfaction of certain conditions, as described in the next paragraph and, if applicable, in the related prospectus supplement.

                                       79

          Mortgage pool insurance policies do not cover losses arising out of the matters excluded from coverage under the primary mortgage insurance policy, or losses due to a failure to pay or denial of a claim under a primary mortgage insurance policy, irrespective of the reason therefor.

          Mortgage pool insurance policies in general provide that no claim may validly be presented thereunder with respect to a mortgage loan unless:

o         an acceptable primary mortgage insurance policy, if the initial loan-to-value ratio of the mortgage loan exceeded 80%, has been kept in force until the loan-to-value ratio is reduced to 80%;

o         premiums on the primary hazard insurance policy have been paid by the insured and real estate taxes and foreclosure, protection and preservation expenses have been advanced by or on behalf of the insured, as approved by the insurer;

o         if there has been physical loss or damage to the mortgaged property, it has been restored to its physical condition at the time the mortgage loan became insured under the mortgage pool insurance policy, subject to reasonable wear and tear; and

o         the insured has acquired good and merchantable title to the mortgaged property, free and clear of all liens and encumbrances, except permitted encumbrances, including any right of redemption by or on behalf of the mortgagor, and if required by the insurer, has sold the property with the approval of the insurer.

          Assuming the satisfaction of these conditions, the insurer has the option to either (a) acquire the property securing the defaulted mortgage loan for a payment equal to the principal balance of the defaulted mortgage loan plus accrued and unpaid interest at the interest rate on the mortgage loan to the date of acquisition and expenses described above advanced by or on behalf of the insured, on condition that the insurer must be provided with good and merchantable title to the mortgaged property, unless the property has been conveyed under the terms of the applicable primary mortgage insurance policy, or
(b) pay the amount by which the sum of the principal balance of the defaulted mortgage loan and accrued and unpaid interest at the interest rate to the date of the payment of the claim and the expenses exceed the proceeds received from a sale of the mortgaged property which the insurer has approved. In both (a) and
(b), the amount of payment under a mortgage pool insurance policy will be reduced by the amount of the loss paid under the primary mortgage insurance policy.

          Unless earlier directed by the insurer, a claim under a mortgage pool insurance policy must be filed (a) in the case when a primary mortgage insurance policy is in force, within a specified number of days (typically, 60 days) after the claim for loss has been settled or paid thereunder, or after acquisition by the insured or a sale of the property approved by the insurer, whichever is later, or (b) in the case when a primary mortgage insurance policy is not in force, within a specified number of days (typically, 60 days) after acquisition by the insured or a sale of the property approved by the insurer. A claim must be paid within a specified period (typically, 30 days) after the claim is made by the insured.

          The amount of coverage under each mortgage pool insurance policy will generally be reduced over the life of the securities of any series by the aggregate dollar amount of claims paid less the aggregate of the net amounts realized by the insurer upon disposition of all acquired properties. The amount of claims paid includes certain expenses incurred by the master servicer as well as accrued interest on delinquent mortgage loans to the date of payment of the claim. Accordingly, if aggregate net claims paid under a mortgage pool insurance policy reach the applicable policy limit, coverage thereunder will be exhausted and any further losses will be borne by securityholders of the related series.
See "Legal

                                       80

Aspects of Mortgage Loans--Foreclosure on Mortgages" and "--Repossession with respect to Manufactured Housing Contracts".

          If an insurer under a mortgage pool insurance policy ceases to be a private mortgage guaranty insurance company duly qualified as such under applicable laws and approved as an insurer by Freddie Mac or Fannie Mae and having a claims-paying ability acceptable to the rating agency or agencies, the master servicer will use its best reasonable efforts to obtain or cause to be obtained from another qualified insurer a replacement insurance policy comparable to the mortgage pool insurance policy with a total coverage equal to the then outstanding coverage of the mortgage pool insurance policy; provided, however, that if the cost of the replacement policy is greater than the cost of the original mortgage pool insurance policy, the coverage of the replacement policy may be reduced to the level that its premium rate does not exceed the premium rate on the original mortgage pool insurance policy. However, if the insurer ceases to be a qualified insurer solely because it ceases to be approved as an insurer by Freddie Mac or Fannie Mae, the master servicer will review, or cause to be reviewed, the financial condition of the insurer with a view towards determining whether recoveries under the mortgage pool insurance policy are jeopardized for reasons related to the financial condition of the insurer. If the master servicer determines that recoveries are so jeopardized, it will exercise its best reasonable efforts to obtain from another qualified insurer a replacement policy, subject to the same cost limitation.

          Because each mortgage pool insurance policy will require that the property subject to a defaulted mortgage loan be restored to its original condition prior to claiming against the insurer, the policy will not provide coverage against hazard losses. As set forth in the immediately following paragraph, the primary hazard insurance policies covering the mortgage loans typically exclude from coverage physical damage resulting from a number of causes and, even when the damage is covered, may afford recoveries that are significantly less than the full replacement cost of the losses. Further, a special hazard insurance policy, or a letter of credit that covers special hazard realized losses, will not cover all risks, and the coverage thereunder will be limited in amount. These hazard risks will, as a result, be uninsured and will therefore be borne by securityholders.

          SPECIAL HAZARD INSURANCE POLICY

          As to any series of securities to be covered by an insurance instrument that does not cover losses that are attributable to physical damage to the mortgaged properties of a type that is not covered by standard hazard insurance policies, in other words, special hazard realized losses, the related prospectus supplement may provide that the master servicer will exercise its best reasonable efforts to maintain or cause to be maintained a special hazard insurance policy in full force and effect covering the special hazard amount, unless coverage thereunder has been exhausted through payment of claims;
provided, however, that the master servicer will be under no obligation to maintain the policy if any insurance instrument covering the series as to any realized losses on liquidated loans is no longer in effect. The master servicer will agree to pay the premiums on each special hazard insurance policy on a timely basis unless, as described in the related prospectus supplement, payment of those premiums is otherwise provided for.

          Each special hazard insurance policy will, subject to the limitations described in the next paragraph, protect holders of securities of the related series from:

o         loss by reason of damage to mortgaged properties caused by certain hazards, including earthquakes and mudflows, not insured against under the primary hazard insurance policies or a flood insurance policy if the property is in a designated flood area, and

                                       81

o         loss from partial damage caused by reason of the application of the co-insurance clause contained in the primary hazard insurance policies.

          Special hazard insurance policies usually will not cover losses occasioned by normal wear and tear, war, civil insurrection, governmental actions, errors in design, nuclear or chemical reaction or contamination, faulty workmanship or materials, flood, if the property is located in a designated flood area, and other risks.

          Subject to the foregoing limitations, each special hazard insurance policy will provide that, when there has been damage to property securing a defaulted mortgage loan acquired by the insured and to the extent the damage is not covered by the related primary hazard insurance policy or flood insurance policy, the insurer will pay the lesser of (1) the cost of repair to the property and (2) upon transfer of the property to the insurer, the unpaid principal balance of the mortgage loan at the time of acquisition of the property by foreclosure, deed in lieu of foreclosure or repossession, plus accrued interest to the date of claim settlement and expenses incurred by or on behalf of the master servicer with respect to the property.

          The amount of coverage under the special hazard insurance policy will be reduced by the sum of (a) the unpaid principal balance plus accrued interest and certain expenses paid by the insurer, less any net proceeds realized by the insurer from the sale of the property, plus (b) any amount paid as the cost of repair of the property.

          Restoration of the property with the proceeds described under clause
(1) of the immediately preceding paragraph will satisfy the condition under an insurance instrument providing coverage as to credit, or other non-hazard risks, that the property be restored before a claim thereunder may be validly presented with respect to the defaulted mortgage loan secured by the property. The payment described under clause (2) of the immediately preceding paragraph will render unnecessary presentation of a claim in respect of the mortgage loan under an insurance instrument providing coverage as to credit, or other non-hazard risks, as to any realized losses on a liquidated loan. Therefore, so long as the insurance instrument providing coverage as to credit, or other non-hazard risks, remains in effect, the payment by the insurer of either of the above alternative amounts will not affect the total insurance proceeds paid to securityholders, but will affect the relative amounts of coverage remaining under any special hazard insurance policy and any credit insurance instrument.

          The sale of a mortgaged property must be approved by the insurer under any special hazard insurance policy and funds received by the insured in excess of the unpaid principal balance of the mortgage loan plus interest thereon to the date of sale plus expenses incurred by or on behalf of the master servicer with respect to the property, not to exceed the amount actually paid by the insurer, must be refunded to the insurer and, to that extent, coverage under the special hazard insurance policy will be restored. If aggregate claim payments under a special hazard insurance policy reach the policy limit, coverage thereunder will be exhausted and any further losses will be borne by securityholders.

          A claim under a special hazard insurance policy generally must be filed within a specified number of days, typically 60 days, after the insured has acquired good and merchantable title to the property, and a claim payment is payable within a specified number of days, typically 30 days, after a claim is accepted by the insurer. Special hazard insurance policies provide that no claim may be paid unless primary hazard insurance policy premiums, flood insurance premiums, if the property is located in a federally designated flood area, and, as approved by the insurer, real estate property taxes, property protection and preservation expenses and foreclosure or repossession costs have been paid by or on behalf of the insured, and unless the insured has maintained the primary hazard insurance policy and, if the

                                       82

property is located in a federally designated flood area, flood insurance, as required by the special hazard insurance policy.

          If a special hazard insurance policy is canceled or terminated for any reason, other than the exhaustion of total policy coverage, the master servicer will use its best reasonable efforts to obtain or cause to be obtained from another insurer a replacement policy comparable to that special hazard insurance policy with a total coverage that is equal to the then existing coverage of the replaced special hazard insurance policy; provided, however, that if the cost of the replacement policy is greater than the cost of that special hazard insurance policy, the coverage of the replacement policy may be reduced to a level so that its premium rate does not exceed the premium rate on that special hazard insurance policy.

          Since each special hazard insurance policy is designed to permit full recoveries as to any realized losses on liquidated loans under a credit insurance instrument in circumstances in which recoveries would otherwise be unavailable because property has been damaged by a cause not insured against by a primary hazard insurance policy and thus would not be restored, each agreement governing the trust fund will provide that, if the related credit insurance instrument shall have lapsed or terminated or been exhausted through payment of claims, the master servicer will be under no further obligation to maintain the special hazard insurance policy.

BANKRUPTCY BOND

          As to any series of securities to be covered by a bankruptcy bond with respect to actions that may be taken by a bankruptcy court in connection with a mortgage loan, the master servicer will exercise its best reasonable efforts to maintain or cause to be maintained the bankruptcy bond in full force and effect, unless coverage thereunder has been exhausted through payment of claims. The master servicer will pay or cause to be paid the premiums for each bankruptcy bond on a timely basis, unless, as described in the related prospectus supplement, payment of those premiums is otherwise provided for. Subject to the limit of the dollar amount of coverage provided, each bankruptcy bond will cover certain losses resulting from an extension of the maturity of a mortgage loan, or a reduction by the bankruptcy court of the principal balance of or the interest rate on a mortgage loan, and the unpaid interest on the amount of a principal reduction during the pendency of a proceeding under the Bankruptcy
Code. See "Legal Aspects of Mortgage Loans--Foreclosure on Mortgages" and
"--Repossession with respect to Manufactured Housing Contracts".

FINANCIAL GUARANTEE INSURANCE

          Financial guarantee insurance, if any, with respect to a series of securities will be provided by one or more insurance companies. The financial guarantee insurance will guarantee, with respect to one or more classes of securities of the related series, timely distributions of interest and full distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the related prospectus supplement. If so specified in the related prospectus supplement, the financial guarantee insurance will also guarantee against any payment made to a securityholder that is subsequently recovered as a voidable preference payment under federal bankruptcy law. A copy of the financial guarantee insurance policy for a series, if any, will be filed with the Commission as an exhibit to a
Current Report on Form 8-K to be filed with the Commission within 15 days of issuance of the securities of the related series.

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RESERVE FUND

          If so provided in the related prospectus supplement, the depositor will deposit or cause to be deposited in an account, a reserve fund, any combination of cash, one or more irrevocable letters of credit or one or more permitted investments in specified amounts, or any other instrument satisfactory to the rating agency or agencies, which will be applied and maintained in the manner and under the conditions specified in the prospectus supplement. In the alternative or in addition to a deposit, the prospectus supplement for a
Senior/Subordinate Series may provide that, a reserve fund be funded through application of all or a portion of amounts otherwise payable on the subordinate securities. Amounts in a reserve fund may be distributed to securityholders, or applied to reimburse the master servicer for outstanding advances, or may be used for other purposes, in the manner specified in the related prospectus supplement. A reserve fund will typically not be deemed to be part of the related trust fund.

          Amounts deposited in any reserve fund for a series will be invested in permitted investments by, or at the direction of, the master servicer or any other person named in the related prospectus supplement.

OVERCOLLATERALIZATION

          If so specified in the related prospectus supplement, interest collections on the mortgage loans may exceed interest payments on the securities for the related distribution date. The excess interest may be deposited into a reserve fund or applied as an additional payment of principal on the securities.
If excess interest is applied as principal payments on the securities, the effect will be to reduce the principal balance of the securities relative to the outstanding balance of the mortgage loans, thereby creating
overcollateralization and additional protection to the securityholders, as specified in the related prospectus supplement. If so provided in the related prospectus supplement, overcollateralization may also be provided on the date of issuance of the securities by the issuance of securities in an initial aggregate principal amount which is less than the aggregate principal amount of the mortgage loans in the related trust fund.

CROSS-SUPPORT FEATURES

          If the trust fund assets for a series are divided into separate asset groups, the beneficial ownership of which is evidenced by a separate class or classes of a series, credit support may be provided by a cross-support feature which requires that distributions be made on senior securities evidencing the beneficial ownership of one asset group prior to distributions on subordinate securities evidencing the beneficial ownership interest in another asset group within the trust fund. The related prospectus supplement for a series which includes a cross-support feature will describe the manner and conditions for applying that cross-support feature. As to any trust fund that includes a cross-support feature, only assets of the trust fund will be used to provide cross-support, and cross-support will be provided only to securities issued by the trust fund. A trust fund will not provide a cross-support feature that benefits securities issued by any other trust fund, and a trust fund will not receive cross-support from any other trust fund.

CASH FLOW AGREEMENTS

          If so provided in the related prospectus supplement, the trust fund may include other agreements, such as guarantees, interest rate exchange agreements, interest rate cap or floor agreements, currency exchange agreements or similar agreements designed to reduce the effects of interest rate or currency exchange rate fluctuations on the trust fund assets and on one or more classes of securities. The principal terms of any agreement of this type, and the identity of each obligor, will be described in the prospectus supplement for a series of securities.

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DESCRIPTION OF PRIMARY INSURANCE POLICIES

          Each mortgage loan will be covered by a primary hazard insurance policy and, if required as described in the paragraphs following, a primary mortgage insurance policy.

PRIMARY MORTGAGE INSURANCE POLICIES

          As set forth under "Description of the Securities--Procedures for
Realization Upon Defaulted Mortgage Loans", the master servicer will maintain or cause to be maintained with respect to each mortgage loan, a primary mortgage insurance policy in accordance with the underwriting standards described in this prospectus and in the related prospectus supplement. Although the terms and conditions of primary mortgage insurance policies differ, each primary mortgage insurance policy will generally cover losses up to an amount equal to the excess of the unpaid principal amount of a defaulted mortgage loan, plus accrued and unpaid interest thereon and approved expenses, over a specified percentage of the value of the related mortgaged property.

          As conditions to the filing or payment of a claim under a primary mortgage insurance policy, the insured will typically be required, in the event of default by the borrower, to:

o         advance or discharge (a) hazard insurance premiums and (b) as necessary and approved in advance by the insurer, real estate taxes, property protection and preservation expenses and foreclosure and related costs,

o         in the event of any physical loss or damage to the mortgaged property,have the mortgaged property restored to at least its condition at the effective date of the primary mortgage insurance policy, ordinary wear and tear excepted, and

o         tender to the insurer good and merchantable title to, and possession of, the mortgaged property.

PRIMARY HAZARD INSURANCE POLICIES ON MORTGAGE LOANS

          Each pooling and servicing agreement and servicing agreement will require the master servicer to cause the borrower on each mortgage loan to maintain a primary hazard insurance policy providing for coverage of the standard form of fire insurance policy with extended coverage customary in the state in which the mortgaged property is located. The primary hazard coverage will be in general in an amount equal to the lesser of the principal balance owing on the mortgage loan and the amount necessary to fully compensate for any damage or loss to the improvements on the mortgaged property on a replacement cost basis, but in either case not less than the amount necessary to avoid the application of any co-insurance clause contained in the hazard insurance policy.
The ability of the master servicer to assure that hazard insurance proceeds are appropriately applied may be dependent upon its being named as an additional insured under any primary hazard insurance policy and under any flood insurance policy referred to in the paragraph below, and upon the borrower furnishing information to the master servicer in respect of a claim. All amounts collected by the master servicer under any primary hazard insurance policy, except for amounts to be applied to the restoration or repair of the mortgaged property or released to the borrower in accordance with the master servicer's normal servicing procedures, and subject to the terms and conditions of the related
Mortgage and mortgage note, will be deposited in the certificate account. The agreement will provide that the master servicer may satisfy its obligation to cause each borrower to maintain a hazard insurance policy by the master servicer's maintaining a blanket policy insuring against hazard losses on the mortgage loans. If the blanket policy contains a deductible clause, the master servicer will deposit in the certificate account all sums that would have been deposited in the certificate

                                       85

account but for that clause. The master servicer also is required to maintain a fidelity bond and errors and omissions policy with respect to its officers and employees that provides coverage against losses that may be sustained as a result of an officer's or employee's misappropriation of funds or errors and omissions in failing to maintain insurance, subject to limitations as to amount of coverage, deductible amounts, conditions, exclusions and exceptions.

          In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of the property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy. Although the policies relating to the mortgage loans will be underwritten by different insurers under different state laws in accordance with different applicable state forms, and therefore will not contain identical terms and conditions, the basic terms thereof are dictated by respective state laws, and most hazard insurance policies typically do not cover any physical damage resulting from the following: war, revolution, governmental actions, floods and other water-related causes, earth movement, including earthquakes, landslides and mudflows, nuclear reactions, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in some cases, vandalism. This list is merely indicative of the kinds of uninsured risks and is not intended to be all-inclusive. When a mortgaged property is located at origination in a federally designated flood area and flood insurance is available, each agreement will require the master servicer to cause the borrower to acquire and maintain flood insurance in an amount equal in general to the lesser of (a) the amount necessary to fully compensate for any damage or loss to the improvements which are part of the mortgaged property on a replacement cost basis and (b) the maximum amount of insurance available under the federal flood insurance program, whether or not the area is participating in the program.

          The hazard insurance policies covering the mortgaged properties typically contain a co-insurance clause that in effect requires the insured at all times to carry insurance of a specified percentage, generally 80% to 90%, of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, the co-insurance clause generally provides that the insurer's liability in the event of partial loss does not exceed the lesser of (a) the replacement cost of the improvements less physical depreciation and
(b) the proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of the improvements.

          The master servicer will not require that a hazard or flood insurance policy be maintained for any cooperative loan. Generally, the cooperative is responsible for maintenance of hazard insurance for the property owned by the cooperative, and the tenant-stockholders of that cooperative do not maintain individual hazard insurance policies. However, if a cooperative and the related borrower on a cooperative note do not maintain hazard insurance or do not maintain adequate coverage or any insurance proceeds are not applied to the restoration of the damaged property, damage to the related borrower's cooperative apartment or the cooperative's building could significantly reduce the value of the collateral securing the cooperative note.

          Since the amount of hazard insurance the master servicer will cause to be maintained on the improvements securing the mortgage loans declines as the principal balances owing thereon decrease, and since residential properties have historically appreciated in value over time, hazard insurance proceeds collected in connection with a partial loss may be insufficient to restore fully the damaged property. The terms of the mortgage loans provide that borrowers are required to present claims to insurers under hazard insurance policies maintained on the mortgaged properties. The master servicer, on behalf of the trustee and securityholders, is obligated to present or cause to be presented claims under any blanket insurance policy insuring against hazard losses on mortgaged properties. However, the ability of the master servicer

                                       86

to present or cause to be presented these claims is dependent upon the extent to which information in this regard is furnished to the master servicer by borrowers.

STANDARD HAZARD INSURANCE POLICIES ON MANUFACTURED HOMES

          The applicable servicing agreement for each series will require the master servicer to cause to be maintained with respect to each contract one or more standard hazard insurance policies which provide, at a minimum, the same coverage as a standard form file and extended coverage insurance policy that is customary for manufactured housing, issued by a company authorized to issue policies in the state in which the manufactured home is located, and in an amount which is not less than the lesser of the maximum insurable value of the manufactured home or the principal balance due from the obligor on the related contract; provided, however, that the amount of coverage provided by each standard hazard insurance policy shall be sufficient to avoid the application of any co-insurance clause contained in the policy. when a manufactured home's location was, at the time of origination of the related contract, within a federally designated flood area, the master servicer also shall cause flood insurance to be maintained, which coverage shall be at least equal to the minimum amount specified in the preceding sentence or a lesser amount as may be available under the federal flood insurance program. Each standard hazard insurance policy caused to be maintained by the master servicer will contain a standard loss payee clause in favor of the master servicer and its successors and assigns. Unless otherwise stated in the related prospectus supplement, if any obligor is in default in the payment of premiums on its standard hazard insurance policy or policies, the master servicer will be required to pay the premiums out of its own funds, and may add separately the premium to the obligor's obligation as provided by the contract, but may not add the premium to the remaining principal balance of the contract.

          The master servicer may maintain, in lieu of causing individual standard hazard insurance policies to be maintained with respect to each manufactured home, and will be required to maintain, to the extent that the related contract does not require the obligor to maintain a standard hazard insurance policy with respect to the related manufactured home, one or more blanket insurance policies covering losses on the obligor's interest in the contracts resulting from the absence or insufficiency of individual standard hazard insurance policies. Any blanket policy will be substantially in the form and in the amount carried by the master servicer as of the date of the related servicing agreement. The master servicer will pay the premium for the policy on the basis described in the policy and shall pay any deductible amount with respect to claims under the policy relating to the contracts. If the insurer shall cease to be acceptable to the master servicer, the master servicer will use its best reasonable efforts to obtain from another insurer a replacement policy comparable to the policy.

FHA INSURANCE

          The Federal Housing Administration is responsible for administering various federal programs, including mortgage insurance, authorized under The
Housing Act and the United States Housing Act of 1937, as amended. If so provided in the related prospectus supplement, a number of the mortgage loans will be insured by the FHA.

          Section 223(f) of the Housing Act allows HUD to insure mortgage loans made for the purchase or refinancing of existing apartment projects which are at least three years old. Section 244 also provides for co-insurance of mortgage loans made under Section 223(f). Under Section 223(f), the loan proceeds cannot be used for substantial rehabilitation work, but repairs may be made for up to, in general, the greater of 15% of the value of the project or a dollar amount per apartment unit established from time to time by HUD. In general the loan term may not exceed 35 years and a loan to value ratio of no more than 85% is required for the purchase of a project and 70% for the refinancing of a project.

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          HUD has the option, in most cases, to pay insurance claims in cash or in debentures issued by HUD. Presently, claims are being paid in cash, and claims have not been paid in debentures since 1965. HUD debentures issued in satisfaction of FHA insurance claims bear interest at the applicable HUD debenture interest rate. The master servicer will be obligated to purchase any debenture issued in satisfaction of a defaulted FHA insured mortgage loan serviced by it for an amount equal to the principal amount of that debenture.

          The master servicer will be required to take steps as are reasonably necessary to keep FHA insurance in full force and effect.

VA GUARANTEES

          The United States Department of Veterans Affairs is an Executive
Branch Department of the United States, headed by the Secretary of Veterans
Affairs. The VA currently administers a variety of federal assistance programs on behalf of eligible veterans and their dependents and beneficiaries. The VA administers a loan guaranty program under which the VA guarantees a portion of loans made to eligible veterans. If so provided in the prospectus supplement, a number of the mortgage loans will be guaranteed by the VA.

          Under the VA loan guaranty program, a VA loan may be made to any eligible veteran by an approved private sector mortgage lender. The VA guarantees payment to the holder of that loan of a fixed percentage of the loan indebtedness, up to a maximum dollar amount, in the event of default by the veteran borrower. When a delinquency is reported to the VA and no realistic alternative to foreclosure is developed by the loan holder or through the VA s supplemental servicing of the loan, the VA determines, through an economic analysis, whether the VA will (a) authorize the holder to convey the property securing the VA loan to the Secretary of Veterans Affairs following termination or (b) pay the loan guaranty amount to the holder. The decision as to disposition of properties securing defaulted VA Loans is made on a case-by-case basis using the procedures set forth in 38 U.S.C. Section 3732(c), as amended.

          The master servicer will be required to take steps as are reasonably necessary to keep the VA guarantees in full force and effect.

                         LEGAL ASPECTS OF MORTGAGE LOANS

          The following discussion contains general summaries of legal aspects of loans secured by residential properties. Because these legal aspects are governed in part by applicable state law, which laws may differ substantially from state to state, the summaries do not purport to be complete nor to reflect the laws of any particular state, nor to encompass the laws of all states in which the security for the mortgage loans is situated. If there is a concentration of the mortgage loans included in a trust fund in a particular state, the prospectus supplement for the related series of securities will discuss any laws of that state that could materially impact the interest of the securityholders.

          GENERAL

          All of the mortgage loans, except as described below, are loans to homeowners and all of the Single-Family Loans and Multifamily Loans are
evidenced by notes or bonds and secured by instruments which may be mortgages, deeds of trust, security deeds or deeds to secure debt, depending upon the type of security instrument customary to grant a security interest in real property in the state in which the single-family property or multifamily property, as the case may be, is located. If specified in the prospectus supplement relating to a series of securities, a trust fund may also contain (i) cooperative loans

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evidenced by promissory notes secured by security interests in shares issued by private cooperative housing corporations and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in the related buildings or (ii) contracts evidencing both (a) the obligation of the obligor to repay the loan evidenced thereby and (b) the grant of a security interest in the related Manufactured Home to secure repayment of such loan. Any of the foregoing types of encumbrance will create a lien upon, or grant a title interest in, the subject property, the priority of which will depend on the terms of the particular security instrument as well as the order of recordation or filing of the instrument in the appropriate public office.
Such a lien is not prior to the lien for real estate taxes and assessments.

SINGLE-FAMILY LOANS AND MULTIFAMILY LOANS

          The single-family loans and multifamily loans will be secured by either mortgages, deeds of trust, security deeds or deeds to secure debt depending upon the type of security instrument customary to grant a security interest according to the prevailing practice in the state in which the property subject to a single-family loan or multifamily loan is located. The filing of a mortgage or a deed of trust creates a lien upon or conveys title to the real property encumbered by such instrument and represents the security for the repayment of an obligation that is customarily evidenced by a promissory note.
It is not prior to the lien for real estate taxes and assessments. Priority with respect to mortgages and deeds of trust depends on their terms and generally on the order of recording with the applicable state, county or municipal office.
There are two parties to a mortgage, the mortgagor, who is the borrower/homeowner or the land trustee, and the mortgagee, who is the lender.
Under the mortgage instrument, the mortgagor delivers to the mortgagee a note or bond and the mortgage. In the case of a land trust, title to the property is held by a land trustee under a land trust agreement, while the borrower/homeowner is the beneficiary of the land trust; at origination of a mortgage loan, the borrower executes a separate undertaking to make payments on the mortgage note. Although a deed of trust is similar to a mortgage, a deed of trust normally has three parties, the trustor, similar to a mortgagor, who may or may not be the borrower, the beneficiary, similar to a mortgagee, who is the lender, and the trustee, a third-party grantee. Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale, to the trustee to secure payment of the obligation. A security deed and a deed to secure debt are special types of deeds which indicate on their face that they are granted to secure an underlying debt.
By executing a security deed or deed to secure debt, the grantor conveys title to, as opposed to merely creating a lien upon, the subject property to the grantee until such time as the underlying debt is repaid. The mortgagee's authority under a mortgage and the trustee's authority under a deed of trust, security deed or deed to secure debt are governed by the law of the state in which the real property is located, the express provisions of the mortgage, deed of trust, security deed or deed to secure debt and, in some cases, the directions of the beneficiary.

LEASES AND RENTS

          Mortgages and deeds of trust which encumber multifamily property often contain an assignment of rents and leases, pursuant to which the borrower assigns its right, title and interest as landlord under each lease and the income derived therefrom to the lender, while retaining a license to collect the rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and appoint a receiver before becoming entitled to collect the rents.

          Even after a foreclosure or the enforcement of an assignment of rents and leases, the potential rent payments from the property may not be sufficient to service the mortgage debt. For instance, the net income that would otherwise be generated from the property may be insufficient to service the mortgage

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debt if the leases on the property are at below-market rents, or as the result of excessive maintenance, repair or other obligations inherited by the lender as landlord. In the event of a borrower's default, the amount of rent the lender is able to collect from the tenants can significantly affect the value of the lender's security interest.

COOPERATIVE LOANS

          The cooperative owns or has a leasehold interest in all the real property and owns in fee or leases the building and all separate dwelling units therein. The cooperative is directly responsible for project management and, in most cases, payment of real estate taxes, other governmental impositions and hazard and liability insurance. If there is a blanket mortgage on the cooperative apartment building and underlying land, or one or the other, the cooperative, as project mortgagor, is also responsible for meeting these blanket mortgage obligations. A blanket mortgage is ordinarily incurred by the cooperative in connection with either the construction or purchase of the cooperative's apartment building or the obtaining of capital by the cooperative.
There may be a lease on the underlying land and the cooperative, as lessee, is also responsible for meeting the rental obligation. The interests of the occupants under proprietary leases or occupancy agreements as to which the cooperative is the landlord are generally subordinate to the interests of the holder of the blanket mortgage and to the interest of the holder of a land lease. If the cooperative is unable to meet the payment obligations (a) arising under its blanket mortgage, the mortgagee holding the blanket mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements or (b) arising under its land lease, the holder of the landlord's interest under the land lease could terminate it and all subordinate proprietary leases and occupancy agreements. Also, the blanket mortgage on a cooperative may provide financing in the form of a mortgage that does not fully amortize, with a significant portion of principal being due in one final payment at final maturity. The inability of the cooperative to refinance this mortgage and its consequent inability to make the final payment could lead to foreclosure by the mortgagee. Similarly, a land lease has an expiration date and the inability of the cooperative to extend its term or, in the alternative, to purchase the land could lead to termination of the cooperative's interest in the property and termination of all proprietary leases and occupancy agreements. In either event, foreclosure by the holder of the blanket mortgage or the termination of the underlying lease could eliminate or significantly diminish the value of any collateral held by the lender that financed the purchase by an individual tenant-stockholder of cooperative shares or, in the case of the trust fund, the collateral securing the cooperative loans.

          The cooperative is owned by tenant-stockholders who, through ownership of stock, shares or membership certificates in the corporation, receive proprietary leases or occupancy agreements which confer exclusive rights to occupy specific units. Generally, a tenant-stockholder of a cooperative must make a monthly payment to the cooperative representing the tenant-stockholder's pro rata share of the cooperative's payments for its blanket mortgage, real property taxes, maintenance expenses and other capital or ordinary expenses. An ownership interest in a cooperative and accompanying occupancy rights is financed through a cooperative share loan evidenced by a promissory note and secured by an assignment of and a security interest in the occupancy agreement or proprietary lease and a security interest in the related cooperative shares.
The lender generally takes possession of the share certificate and a counterpart of the proprietary lease or occupancy agreement and a financing statement covering the proprietary lease or occupancy agreement and the cooperative shares is filed in the appropriate state and local offices to perfect the lender's interest in its collateral. Upon default of the tenant-stockholder, the lender may sue for judgment on the promissory note, dispose of the collateral at a public or private sale or otherwise proceed against the collateral or tenant-stockholder as an individual as provided in the security agreement covering the assignment of the proprietary lease or occupancy agreement and the pledge of cooperative shares as described under "Foreclosure on Cooperative
Shares" below.

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CONTRACTS

          Under the laws of most states, manufactured housing constitutes personal property and is subject to the motor vehicle registration laws of the state or other jurisdiction in which the unit is located. In a few states, where certificates of title are not required for manufactured homes, security interests are perfected by the filing of a financing statement under Article 9 of the UCC which has been adopted by all states. Financing statements are effective for five years and must be renewed at the end of each five years. The certificate of title laws adopted by the majority of states provide that ownership of motor vehicles and manufactured housing shall be evidenced by a certificate of title issued by the motor vehicles department, or a similar entity, of the state. In the states that have enacted certificate of title laws, a security interest in a unit of manufactured housing, so long as it is not attached to land in so permanent a fashion as to become a fixture, is generally perfected by the recording of the interest on the certificate of title to the unit in the appropriate motor vehicle registration office or by delivery of the required documents and payment of a fee to such office, depending on state law.

          The law governing perfection of a security interest in a manufactured home varies from state to state. Security interests in manufactured homes may be perfected either by notation of the secured party's lien on the certificate of title or by delivery of the required documents and payment of a fee to the state motor vehicle authority, depending on state law. In some nontitle states, perfection pursuant to the provisions of the UCC is required. The lender or master servicer may effect the notation or delivery of the required documents and fees, and obtain possession of the certificate of title, as appropriate under the laws of the state in which any manufactured home securing a manufactured housing conditional sales contract is registered. In the event the master servicer or the lender fails, due to clerical errors, to effect the notation or delivery, or files the security interest under the wrong law, for example, under a motor vehicle title statute rather than under the UCC, in a few states, the securityholders may not have a first priority security interest in the manufactured home securing a contract. As manufactured homes have become larger and often have been attached their sites without any apparent intention to move them, courts in many states have held that manufactured homes, under some circumstances, may become subject to real estate title and recording laws.
As a result, a security interest in a manufactured home could be rendered subordinate to the interests of other parties claiming an interest in the home under applicable state real estate law. In order to perfect a security interest in a manufactured home under real estate laws, the holder of the security interest must file either a "fixture filing" under the provisions of the UCC or a real estate mortgage under the real estate laws of the state where the manufactured home is located. These filings must be made in the real estate records office of the county where the manufactured home is located. Generally, the contracts will contain provisions prohibiting the borrower from permanently attaching the manufactured home to its site. So long as the obligor does not violate this agreement, a security interest in the manufactured home will be governed by the certificate of title laws or the UCC, and the notation of the security interest on the certificate of title or the filing of a UCC financing statement will be effective to maintain the priority of the seller's security interest in the manufactured home. If, however, a manufactured home is permanently attached to its site, other parties could obtain an interest in the manufactured home which is prior to the security interest originally retained by the mortgage loan seller and transferred to the depositor. With respect to a series of notes or certificates, as applicable, and as described in the related prospectus supplement, the master servicer may be required to perfect a security interest in the manufactured home under applicable real estate laws. If the real estate filings are not required and if any of the foregoing events were to occur, the only recourse of the securityholders would be against the mortgage loan seller pursuant to its repurchase obligation for breach of warranties.

          The depositor will assign or cause to be assigned a security interest in the manufactured homes to the trustee, on behalf of the securityholders.
Neither the depositor, the master servicer nor the trustee will

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amend the certificates of title to identify the trustee, on behalf of the securityholders, as the new secured party and, accordingly, the depositor or the mortgage loan seller will continue to be named as the secured party on the certificates of title relating to the manufactured homes. In most states, an assignment is an effective conveyance of a security interest in a manufactured home without amendment of any lien noted on the related certificate of title and the new secured party succeeds to the depositor's rights as the secured party.
However, in several states there exists a risk that, in the absence of an amendment to the certificate of title, the assignment of the security interest might not be held effective against creditors of the depositor or mortgage loan seller.

          In the absence of fraud, forgery or permanent affixation of the manufactured home to its site by the manufactured home owner, or administrative error by state recording officials, the notation of the lien of the depositor on the certificate of title or delivery of the required documents and fees will be sufficient to protect the trustee against the rights of subsequent purchasers of a manufactured home or subsequent lenders who take a security interest in the manufactured home. If there are any manufactured homes as to which the depositor has failed to perfect or cause to be perfected the security interest assigned to the trust fund, the security interest would be subordinate to subsequent purchasers for value of manufactured homes and holders of perfected security interests. There also exists a risk in not identifying the trustee, on behalf of the securityholders, as the new secured party on the certificate of title that, through fraud or negligence, the security interest of the trustee could be released.

          If the owner of a manufactured home moves it to a state other than the state in which the manufactured home initially is registered, under the laws of most states, the perfected security interest in the manufactured home would continue for four months after the relocation and thereafter until the owner re-registers the manufactured home in that state. If the owner were to relocate a manufactured home to another state and re-register the manufactured home in the new state, and if the depositor did not take steps to re-perfect its security interest in the new state, the security interest in the manufactured home would cease to be perfected. A majority of states generally require surrender of a certificate of title to re-register a manufactured home.
Accordingly, the depositor must surrender possession if it holds the certificate of title to the manufactured home or, in the case of manufactured homes registered in states that provide for notation of lien, the depositor would receive notice of surrender if the security interest in the manufactured home is noted on the certificate of title. Accordingly, the depositor would have the opportunity to re-perfect its security interest in the manufactured home in the state of relocation. In states that do not require a certificate of title for registration of a manufactured home, re-registration could defeat perfection.
Similarly, when an obligor under a manufactured housing conditional sales contract sells a manufactured home, the obligee must surrender possession of the certificate of title or it will receive notice as a result of its lien noted
thereon and accordingly will have an opportunity to require satisfaction of the related manufactured housing conditional sales contract before release of the lien. Under each related servicing agreement, the master servicer will be obligated to take those steps, at the master servicer's expense, as are necessary to maintain perfection of security interests in the manufactured homes.

          Under the laws of most states, liens for repairs performed on a manufactured home take priority even over a perfected security interest. The depositor will obtain the representation of the mortgage loan seller that it has no knowledge of any liens of that type with respect to any manufactured home securing a manufactured home loan. However, liens could arise at any time during the term of a manufactured home loan. No notice will be given to the trustee or securityholders in the event a lien for repairs arises.

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FORECLOSURE ON MORTGAGES

          Foreclosure of a deed of trust is generally accomplished by a non-judicial trustee's sale under a specific provision in the deed of trust, which authorizes the trustee to sell the property upon any default by the borrower under the terms of the note or deed of trust. In several states, the trustee must record a notice of default and send a copy to the borrower-trustor and to any person who has recorded a request for a copy of a notice of default and notice of sale. In addition, the trustee in several states must provide notice to any other individual having an interest in the real property, including any junior lienholder. The trustor, borrower, or any person having a junior encumbrance on the real estate, may, during a reinstatement period, cure the default by paying the entire amount in arrears plus the costs and expenses incurred in enforcing the obligation. Generally, state law controls the amount of foreclosure expenses and costs, including attorneys' fees, that may be recovered by a lender. If the deed of trust is not reinstated, a notice of sale must be posted in a public place and, in most states, published for a specific period of time in one or more newspapers. In addition, several state laws require that a copy of the notice of sale be posted on the property, recorded and sent to all parties having an interest in the real property.

          An action to foreclose a mortgage is an action to recover the mortgage debt by enforcing the mortgagee's rights under the mortgage and in the mortgaged property. It is regulated by statutes and rules and subject throughout to the court's equitable powers. A mortgagor is usually bound by the terms of the mortgage note and the mortgage as made and cannot be relieved from its own default. However, since a foreclosure action is equitable in nature and is addressed to a court of equity, the court may relieve a mortgagor of a default and deny the mortgagee foreclosure on proof that the mortgagor's default was neither willful nor in bad faith and that the mortgagee's action established a waiver of fraud, bad faith, oppressive or unconscionable conduct warranted a court of equity to refuse affirmative relief to the mortgagee. A court of equity may relieve the mortgagor from an entirely technical default where the default was not willful.

          A foreclosure action or sale in accordance with a power of sale is subject to most of the delays and expenses of other lawsuits if defenses or counterclaims are interposed, sometimes requiring up to several years to complete. Moreover, recent judicial decisions suggest that a non-collusive, regularly conducted foreclosure sale or sale in accordance with a power of sale may be challenged as a fraudulent conveyance, regardless of the parties' intent, if a court determines that the sale was for less than fair consideration and the sale occurred while the mortgagor was insolvent and within one year, or within the state statute of limitations if the trustee in bankruptcy elects to proceed under state fraudulent conveyance law, of the filing of bankruptcy. Similarly, a suit against the debtor on the mortgage note may take several years.

          In case of foreclosure under either a mortgage or a deed of trust, the sale by the referee or other designated officer or by the trustee is a public sale. However, because of the difficulty potential third party purchasers at the sale have in determining the exact status of title and because the physical condition of the property may have deteriorated during the foreclosure proceedings, it is uncommon for a third party to purchase the property at the foreclosure sale. Rather, it is common for the lender to purchase the property from the trustee or referee for an amount equal to the principal amount of the mortgage or deed of trust plus accrued and unpaid interest and the expenses of foreclosure. Thereafter, the lender will assume the burdens of ownership, including obtaining casualty insurance, paying taxes and making repairs at its own expense as are necessary to render the property suitable for sale. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property. Any loss may be reduced by the receipt of any mortgage insurance proceeds.

                                       93

          A junior mortgagee may not foreclose on the property securing a junior mortgage unless it forecloses subject to the senior mortgages, in which case it must either pay the entire amount due on the senior mortgages to the senior mortgagees prior to or at the time of the foreclosure sale or undertake the obligation to make payments on the senior mortgages if the mortgagor is in default thereunder. In either event the amounts expended will be added to the balance due on the junior loan, and may be subrogated to the rights of the senior mortgagees. In addition, if the foreclosure of a junior mortgage triggers the enforcement of a due-on-sale clause in a senior mortgage, the junior mortgagee may be required to pay the full amount of the senior mortgages to the senior mortgagees. Accordingly, with respect to those mortgage loans which are junior mortgage loans, if the lender purchases the property, the lender's title will be subject to all senior liens and claims and some governmental liens. The proceeds received by the referee or trustee from the sale are applied first to the costs, fees and expenses of sale, real estate taxes and then in satisfaction of the indebtedness secured by the mortgage or deed of trust under which the sale was conducted. Any remaining proceeds are generally payable to the holders of junior mortgages or deeds of trust and other liens and claims in order of their priority, whether or not the borrower is in default. Any additional proceeds are generally payable to the mortgagor or trustor. The payment of the proceeds to the holders of junior mortgages may occur in the foreclosure action of the senior mortgagee or may require the institution of separate legal proceedings.

          If the master servicer were to foreclose on any junior lien it would do so subject to any related senior lien. In order for the debt related to the junior mortgage loan to be paid in full at the sale, a bidder at the foreclosure sale of the junior mortgage loan would have to bid an amount sufficient to pay off all sums due under the junior mortgage loan and the senior lien or purchase the mortgaged property subject to the senior lien. If proceeds from a foreclosure or similar sale of the mortgaged property are insufficient to satisfy all senior liens and the junior mortgage loan in the aggregate, the trust fund as the holder of the junior lien and, accordingly, holders of one or more classes of related securities bear (1) the risk of delay in distributions while a deficiency judgment against the borrower is obtained and (2) the risk of loss if the deficiency judgment is not realized upon. Moreover, deficiency judgments may not be available in a jurisdiction. In addition, liquidation expenses with respect to defaulted junior mortgage loans do not vary directly with the outstanding principal balance of the loans at the time of default.
Therefore, assuming that the master servicer took the same steps in realizing upon a defaulted junior mortgage loan having a small remaining principal balance as it would in the case of a defaulted junior mortgage loan having a large remaining principal balance, the amount realized after expenses of liquidation would be smaller as a percentage of the outstanding principal balance of the small junior mortgage loan that would be the case with the defaulted junior mortgage loan having a large remaining principal balance.

          In foreclosure, courts have imposed general equitable principles. The equitable principles are generally designed to relieve the borrower from the legal effect of its defaults under the loan documents. Examples of judicial remedies that have been fashioned include judicial requirements that the lender undertake affirmative and expensive actions to determine the causes for the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In a few cases, courts have substituted their judgment for the lender's judgment and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from temporary financial disability. In other cases, courts have limited the right of a lender to foreclose if the default under the mortgage instrument is not monetary, for example, the borrower's failure to adequately maintain the property or the borrower's execution of a second mortgage or deed of trust affecting the property. Finally, a few courts have been faced with the issue of whether or not federal or state constitutional provisions reflecting due process concerns for adequate notice require that borrowers under deeds of trust or mortgages receive notices in addition to the statutorily-prescribed minimums.
For the most part, these cases have upheld the notice provisions as being reasonable or have found that the sale by a trustee under a deed of trust, or

                                       94

under a mortgage having a power of sale, does not involve sufficient state action to afford constitutional protection to the borrower.

FORECLOSURE ON MORTGAGED PROPERTIES LOCATED IN THE COMMONWEALTH OF PUERTO RICO

          Under the laws of the Commonwealth of Puerto Rico the foreclosure of a real estate mortgage usually follows an ordinary civil action filed in the
Superior Court for the district where the mortgaged property is located. If the defendant does not contest the action filed, a default judgment is rendered for the plaintiff and the mortgaged property is sold at public auction, after publication of the sale for two weeks, by posting written notice in three public places in the municipality where the auction will be held, in the tax collection office and in the public school of the municipality where the mortgagor resides, if known. If the residence of the mortgagor is not known, publication in one of the newspapers of general circulation in the Commonwealth of Puerto Rico must be made at least once a week for two weeks. There may be as many as three public sales of the mortgaged property. If the defendant contests the foreclosure, the case may be tried and judgment rendered based on the merits of the case.

          There are no redemption rights after the public sale of a foreclosed property under the laws of the Commonwealth of Puerto Rico. Commonwealth of
Puerto Rico law provides for a summary proceeding for the foreclosure of a mortgage, but it is very seldom used because of concerns regarding the validity of these actions. The process may be expedited if the mortgagee can obtain the consent of the defendant to the execution of a deed in lieu of foreclosure.

          Under Commonwealth of Puerto Rico law, in the case of the public sale upon foreclosure of a mortgaged property that (a) is subject to a mortgage loan that was obtained for a purpose other than the financing or refinancing of the acquisition, construction or improvement of the property and (b) is occupied by the mortgagor as his principal residence, the mortgagor of the property has a right to be paid the first $1,500 from the proceeds obtained on the public sale of the property. The mortgagor can claim this sum of money from the mortgagee at any time prior to the public sale or up to one year after the sale. This payment would reduce the amount of sales proceeds available to satisfy the mortgage loan and may increase the amount of the loss.

FORECLOSURE ON COOPERATIVE SHARES

          The cooperative shares and proprietary lease or occupancy agreement owned by the tenant-stockholder and pledged to the lender are, in almost all cases, subject to restrictions on transfer as set forth in the cooperative's certificate of incorporation and by-laws, as well as in the proprietary lease or occupancy agreement, and may be canceled by the cooperative for failure by the tenant-stockholder to pay rent or other obligations or charges owed by the tenant-stockholder, including mechanics' liens against the cooperative apartment building incurred by the tenant-stockholder. Typically, rent and other obligations and charges arising under a proprietary lease or occupancy agreement that are owed to the cooperative are made liens upon the shares to which the proprietary lease or occupancy agreement relates. In addition, the proprietary lease or occupancy agreement generally permits the cooperative to terminate the lease or agreement in the event the tenant-stockholder fails to make payments or defaults in the performance of covenants required thereunder. Typically, the lender and the cooperative enter into a recognition agreement that, together with any lender protection provisions contained in the proprietary lease, establishes the rights and obligations of both parties in the event of a default by the tenant-stockholder on its obligations under the proprietary lease or occupancy agreement. A default by the tenant-stockholder under the proprietary lease or occupancy agreement will usually constitute a default under the security agreement between the lender and the tenant-stockholder.

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          The recognition agreement generally provides that, in the event that the tenant-stockholder has defaulted under the proprietary lease or occupancy agreement, the cooperative will take no action to terminate the lease or agreement until the lender has been provided with notice of and an opportunity to cure the default. The recognition agreement typically provides that if the proprietary lease or occupancy agreement is terminated, the cooperative will recognize the lender's lien against proceeds from a sale of the cooperative apartment, subject, however, to the cooperative's right to sums due under the proprietary lease or occupancy agreement or that have become liens on the shares relating to the proprietary lease or occupancy agreement. The total amount owed to the cooperative by the tenant-stockholder, which the lender generally cannot restrict and does not monitor, could reduce the value of the collateral below the outstanding principal balance of the cooperative loan and accrued and unpaid interest thereon.

          Recognition agreements also provide that in the event of a foreclosure on a cooperative loan, the lender must obtain the approval or consent of the cooperative as required by the proprietary lease before transferring the cooperative shares or assigning the proprietary lease. Generally, the lender is not limited in any rights it may have to dispossess the tenant-stockholders.

          Under the laws applicable in most states, foreclosure on the cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the UCC and the security agreement relating to those shares.
Article 9 of the UCC requires that a sale be conducted in a "commercially reasonable" manner. Whether a foreclosure sale has been conducted in a commercially reasonable manner will depend on the facts in each case. In determining commercial reasonableness, a court will look to the notice given the debtor and the method, manner, time, place and terms of the foreclosure.
Generally, a sale conducted according to the usual practice of banks selling similar collateral will be considered reasonably conducted.

          Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. The recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the cooperative corporation to receive sums due under the proprietary lease or occupancy agreement. If there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus. Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder is generally responsible for the deficiency. See "--Anti-Deficiency Legislation and
Other Limitations on Lenders" below.

REPOSSESSION WITH RESPECT TO CONTRACTS

          Repossession of manufactured housing is governed by state law. A few states have enacted legislation that requires that the debtor be given an opportunity to cure its default (typically 30 days to bring the account current)
before repossession can commence. So long as a manufactured home has not become so attached to real estate that it would be treated as a part of the real estate under the law of the state where it is located, repossession of the manufactured home in the event of a default by the obligor will generally be governed by the
UCC. Article 9 of the UCC provides the statutory framework for the repossession of manufactured housing. While the UCC as adopted by the various states may vary in minimal ways, the general repossession procedure established by the UCC is as follows:

          Except in those states where the debtor must receive notice of the right to cure a default, repossession can commence immediately upon default without prior notice. Repossession may be effected either through self-help pursuant to a peaceable retaking without court order, voluntary repossession or through judicial process by means of repossession under a court-issued writ of replevin. The self-help or voluntary repossession methods are more commonly employed, and are accomplished

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simply by retaking possession of the manufactured home. In cases in which the debtor objects or raises a defense to repossession, a court order must be obtained from the appropriate state court, and the manufactured home must then be repossessed in accordance with that order. Whether the method employed is self-help, voluntary repossession or judicial repossession, the repossession can be accomplished either by an actual physical removal of the manufactured home to a secure location for refurbishment and resale or by removing the occupants and their belongings from the manufactured home and maintaining possession of the manufactured home on the location where the occupants were residing. Various factors may affect whether the manufactured home is physically removed or left on location, such as the nature and term of the lease of the site on which it is located and the condition of the unit. In many cases, leaving the manufactured home on location is preferable if the home is already set up because the expenses of retaking and redelivery will be saved. However, in those cases where the home is left on location, expenses for site rentals will usually be incurred.

          Once repossession has been achieved, preparation for the subsequent disposition of the manufactured home can commence. The disposition may be by public or private sale provided the method, manner, time, place and terms of the sale are commercially reasonable.

          Sale proceeds are to be applied first to repossession expenses like those expenses incurred in retaking, storage, preparing for sale including refurbishing costs and selling, and then to satisfaction of the indebtedness.
While several states impose prohibitions or limitations on deficiency judgments if the net proceeds from resale do not cover the full amount of the indebtedness, the remainder may be sought from the debtor in the form of a deficiency judgment in those states that do not prohibit or limit deficiency judgments. The deficiency judgment is a personal judgment against the debtor for the shortfall. Occasionally, after resale of a manufactured home and payment of all expenses and indebtedness, there is a surplus of funds. In that case, the
UCC requires the party suing for the deficiency judgment to remit the surplus to the debtor. Because the defaulting owner of a manufactured home generally has very little capital or income available following repossession, a deficiency judgment may not be sought in many cases or, if obtained, will be settled at a significant discount in light of the defaulting owner's strained financial condition.

NOTICE OF SALE; REDEMPTION RIGHTS WITH RESPECT TO MANUFACTURED HOMES

          While state laws do not usually require notice to be given to debtors prior to repossession, many states do require delivery of a notice of default and of the debtor's right to cure defaults before repossession. The law in most states also requires that the debtor be given notice of sale prior to the resale of the home so that the owner may redeem at or before resale. In addition, the sale must comply with the requirements of the UCC.

RIGHTS OF REDEMPTION WITH RESPECT TO SINGLE-FAMILY PROPERTIES AND MULTIFAMILY
PROPERTIES

          In several states, after sale in accordance with a deed of trust or foreclosure of a mortgage, the trustor or mortgagor and foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. The right of redemption should be distinguished from the equity of redemption, which is a nonstatutory right that must be exercised prior to the foreclosure sale. In several states, redemption may occur only upon payment of the entire principal balance of the loan, accrued interest and expenses of foreclosure. In other states, redemption may be authorized if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property. The right of redemption would defeat the title of any purchaser acquired at a public sale. Consequently, the practical effect of a right of redemption is to force the lender to retain the property and pay the expenses of ownership and maintenance of the property

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until the redemption period has expired. In several states, there is no right to redeem property after a trustee's sale under a deed of trust.

ANTI-DEFICIENCY LEGISLATION AND OTHER LIMITATIONS ON LENDERS

          Several states have imposed statutory prohibitions that limit the remedies of a beneficiary under a deed of trust or a mortgagee under a mortgage.
In several states, statutes limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal in most cases to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower.
Finally, other statutory provisions limit any deficiency judgment against the former borrower following a judicial sale to the excess of the outstanding debt over the fair market value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a beneficiary or a mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the judicial sale.

          In addition to laws limiting or prohibiting deficiency judgments, numerous other statutory provisions, including the federal bankruptcy laws and state laws affording relief to debtors, may interfere with or affect the ability of the secured mortgage lender to realize upon collateral or enforce a deficiency judgment. For example, with respect to federal bankruptcy law, the filing of a petition acts as a stay against the enforcement of remedies of collection of a debt. Moreover, a court with federal bankruptcy jurisdiction may permit a debtor through his or her Chapter 13 rehabilitative plan to cure a monetary default with respect to a mortgage loan on a debtor's residence by paying arrearages within a reasonable time period and reinstating the original mortgage loan payment schedule even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court, provided no sale of the property had yet occurred, prior to the filing of the debtor's
Chapter 13 petition. Several courts with federal bankruptcy jurisdiction have approved plans, based on the particular facts of the reorganization case, that effected the curing of a mortgage loan default by paying arrearages over a number of years.

          Courts with federal bankruptcy jurisdiction have also indicated that the terms of a mortgage loan secured by property of the debtor may be modified if the borrower has filed a petition under Chapter 13. These courts have suggested that the modifications may include reducing the amount of each monthly payment, changing the rate of interest, altering the repayment schedule and reducing the lender's security interest to the value of the residence, thus leaving the lender a general unsecured creditor for the difference between the value of the residence and the outstanding balance of the loan. Federal bankruptcy law and limited case law indicate that the foregoing modifications could not be applied to the terms of a loan secured by property that is the principal residence of the debtor. In all cases, the secured creditor is entitled to the value of its security plus post-petition interest, attorneys'
fees and costs to the extent the value of the security exceeds the debt.

          The Bankruptcy Reform Act of 1994 established the National Bankruptcy
Review Commission for purposes of analyzing the nation's bankruptcy laws and making recommendations to Congress for legislative changes to the bankruptcy laws. A similar commission was involved in developing the Bankruptcy Code. The
NBRC delivered its report to Congress, the President of the United States and the Chief Justice of the Supreme Court on October 20, 1997. Among other topics, high leverage loans were addressed in the NBRC's report. Despite several ambiguities, the NBRC's report appears to recommend that Congress amend
Bankruptcy Code section 1322(b)(2) by treating a claim secured only by a junior

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security interest in a debtor's principal residence as protected only to the extent that the claim was secured when the security interest was made if the value of the property securing the junior security interest is less than that amount. However, the express language of the report implies that a claim secured only by a junior security interest in a debtor's principal residence may not be modified to reduce the claim below the appraised value of the property at the time the security interest was made. A strong dissent by some members of the
NBRC recommends that the protections of Bankruptcy Code section 1322(b)(2) be extended to creditors principally secured by the debtor's principal residence.
Additionally, the NBRC's report recommends that a creditor's secured claim in real property should be determined by the property's fair market value, less hypothetical costs of sale. The standard advocated by this recommendation would not apply to mortgages on the primary residence of a Chapter 11 or 13 debtor who retains the residence if the mortgages are protected from modification such as those senior mortgages not subject to modification under Bankruptcy Code
Sections 1322(b)(2) and 1123(b)(5). The final NBRC report may ultimately lead to substantive changes to the existing Bankruptcy Code, such as reducing outstanding loan balances to the appraised value of a debtor's principal residence at the time the security interest in the property was taken, which could affect the mortgage loans included in a trust fund and the enforcement of rights therein.

          Several tax liens arising under the Code, may provide priority over the lien of a mortgage or deed of trust. In addition, substantive requirements are imposed upon mortgage lenders in connection with the origination and the servicing of single family mortgage loans by numerous federal and state consumer protection laws. These laws include the Federal Truth-in-Lending Act, Regulation
Z, Real Estate Settlement Procedures Act, Regulation X, Equal Credit Opportunity
Act, Regulation B, Fair Credit Billing Act, Fair Housing Act, Fair Credit
Reporting Act and related statutes. These federal laws impose specific statutory liabilities upon lenders who originate mortgage loans and who fail to comply with the provisions of the law. This liability may affect assignees of the mortgage loans. In particular, the originators' failure to comply with requirements of the Federal Truth-in-Lending Act, as implemented by Regulation
Z, could subject both originators and assignees of the obligations to monetary penalties and could result in obligors' rescinding loans against either originators or assignees.

          In addition, some of the mortgage loans may be subject to special rules, disclosure requirements and other provisions that were added to the federal Truth-in-Lending Act by the Homeownership Act, if such mortgage loans were originated on or after October 1, 1995, are not loans made to finance the purchase of the mortgaged property and have mortgage rates or origination costs in excess of certain prescribed levels. Such mortgage loans, the "High Cost
Loans". The Homeownership Act requires certain additional disclosures, specifies the timing of those disclosures and limits or prohibits inclusion of certain provisions in mortgages subject to the Homeownership Act. Purchasers or assignees of any High Cost Loan, including the trust, could be liable under federal law for all claims and subject to all defenses that the borrower could assert against the originator of the High Cost Loan, under the federal
Truth-in-Lending Act or any other law, unless the purchaser or assignee did not know and could not with reasonable diligence have determined that the loan was subject to the provisions of the Homeownership Act. Remedies available to the borrower include monetary penalties, as well as rescission rights if appropriate disclosures were not given as required or if the particular mortgage includes provisions prohibited by the law. The maximum damages that may be recovered under these provisions from an assignee, including the trust, is the remaining amount of indebtedness plus the total amount paid by the borrower in connection with the mortgage loan.

FOR COOPERATIVE LOANS

          Generally, Article 9 of the UCC governs foreclosure on cooperative shares and the related proprietary lease or occupancy agreement. Several courts have interpreted Section 9-504 of the UCC to prohibit a deficiency award unless the creditor establishes that the sale of the collateral, which, in the case

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of a cooperative loan, would be the shares of the cooperative and the related proprietary lease or occupancy agreement, was conducted in a commercially reasonable manner.

JUNIOR MORTGAGES

          The mortgage loans may be secured by junior mortgages or deeds of trust, which are junior to senior mortgages or deeds of trust which are not part of the trust fund. The rights of the securityholders as the holders of a junior deed of trust or a junior mortgage are subordinate in lien priority and in payment priority to those of the holder of the senior mortgage or deed of trust, including the prior rights of the senior mortgagee or beneficiary to receive and apply hazard insurance and condemnation proceeds and, upon default of the mortgagor, to cause a foreclosure on the property. Upon completion of the foreclosure proceedings by the holder of the senior mortgage or the sale in accordance with the deed of trust, the junior mortgagee's or junior beneficiary's lien will be extinguished unless the junior lienholder satisfies the defaulted senior loan or asserts its subordinate interest in a property in foreclosure proceedings. See "--Foreclosure on Mortgages".

          Furthermore, the terms of the junior mortgage or deed of trust are subordinate to the terms of the senior mortgage or deed of trust. If there is a conflict between the terms of the senior mortgage or deed of trust and the junior mortgage or deed of trust, the terms of the senior mortgage or deed of trust will govern generally. Upon a failure of the mortgagor or trustor to perform any of its obligations, the senior mortgagee or beneficiary, subject to the terms of the senior mortgage or deed of trust, may have the right to perform the obligation itself. Generally, all sums so expended by the mortgagee or beneficiary become part of the indebtedness secured by the mortgage or deed of trust. To the extent a senior mortgagee expends sums, these sums will generally have priority over all sums due under the junior mortgage.

CONSUMER PROTECTION LAWS WITH RESPECT TO CONTRACTS

          Numerous federal and state consumer protection laws impose substantial requirements upon creditors involved in consumer finance. These laws include the
Federal Truth-in-Lending Act, Regulation Z, the Equal Credit Opportunity Act,
Regulation B, the Fair Credit Reporting Act, the Real Estate Settlement
Procedures Act, Regulation X, the Fair Housing Act and related statutes. These laws can impose specific statutory liabilities upon creditors who fail to comply with their provisions. This liability may affect an assignee's ability to enforce a contract. In particular, the originators' failure to comply with requirements of the Federal Truth-in-Lending Act, as implemented by Regulation
Z, could subject both originators and assignees of the obligations to monetary penalties and could result in obligors' rescinding the contracts against either the originators or assignees. Further, if the manufactured housing contracts are deemed High Cost Loans within the meaning of the Homeownership Act, they would be subject to the same provisions of the Homeownership Act as mortgage loans as described in "--Anti-Deficiency Legislation and Other Limitations on Lenders"
above.

          Manufactured housing contracts often contain provisions obligating the obligor to pay late charges if payments are not timely made. Federal and state law may specifically limit the amount of late charges that may be collected.
Unless the prospectus supplement indicates otherwise, under the related servicing agreement, late charges will be retained by the master servicer as additional servicing compensation, and any inability to collect these amounts will not affect payments to securityholders.

          Courts have imposed general equitable principles upon repossession and litigation involving deficiency balances. These equitable principles are generally designed to relieve a consumer from the legal consequences of a default.

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          In several cases, consumers have asserted that the remedies provided to secured parties under the UCC and related laws violate the due process protections provided under the 14th Amendment to the Constitution of the United
States. For the most part, courts have upheld the notice provisions of the UCC and related laws as reasonable or have found that the repossession and resale by the creditor does not involve sufficient state action to afford constitutional protection to consumers.

          The so-called Holder-in-Due-Course Rule of the Federal Trade
Commission has the effect of subjecting a seller, and related creditors and their assignees, in a consumer credit transaction and any assignee of the creditor to all claims and defenses which the debtor in the transaction could assert against the seller of the goods. Liability under the FTC Rule is limited to the amounts paid by a debtor on the contract, and the holder of the contract may also be unable to collect amounts still due thereunder.

          Most of the manufactured housing contracts in a trust fund will be subject to the requirements of the FTC Rule. Accordingly, the trustee, as holder of the manufactured housing contracts, will be subject to any claims or defenses that the purchaser of the related manufactured home may assert against the seller of the manufactured home, subject to a maximum liability equal to the amounts paid by the obligor on the manufactured housing contract. If an obligor is successful in asserting this type of claim or defense, and if the mortgage loan seller had or should have had knowledge of that claim or defense, the master servicer will have the right to require the mortgage loan seller to repurchase the manufactured housing contract because of a breach of its mortgage loan seller's representation and warranty that no claims or defenses exist that would affect the obligor's obligation to make the required payments under the manufactured housing contract. The mortgage loan seller would then have the right to require the originating dealer to repurchase the manufactured housing contract from it and might also have the right to recover from the dealer for any losses suffered by the mortgage loan seller with respect to which the dealer would have been primarily liable to the obligor.

OTHER LIMITATIONS

          In addition to the laws limiting or prohibiting deficiency judgments, numerous other statutory provisions including federal bankruptcy laws and related state laws may interfere with or affect the ability of a lender to realize upon collateral or enforce a deficiency judgment. For example, in a
Chapter 13 proceeding under the federal bankruptcy law, a court may prevent a lender from repossessing a home, and as part of the rehabilitation plan reduce the amount of the secured indebtedness to the market value of the home at the time of bankruptcy, as determined by the court, leaving the party providing financing as a general unsecured creditor for the remainder of the indebtedness.
A bankruptcy court may also reduce the monthly payments due under a contract or change the rate of interest and time of repayment of the indebtedness.

ENFORCEABILITY OF PROVISIONS

          The mortgage loans in a trust fund will in most cases contain due-on-sale clauses. These clauses permit the lender to accelerate the maturity of the loan if the borrower sells, transfers, or conveys the property without the prior consent of the lender. The enforceability of these clauses has been impaired in various ways in several states by statute or decisional law. The ability of lenders and their assignees and transferees to enforce due-on-sale clauses was addressed by the Garn-St Germain Depository Institutions Act of
1982. This legislation, subject to exceptions, preempts state constitutional, statutory and case law that prohibits the enforcement of due-on-sale clauses.
The Garn-St Germain Act does encourage lenders to permit assumptions of loans at the original rate of interest or at another rate less than the average of the original rate and the market rate.

                                      101

          The Garn-St Germain Act also sets forth nine specific instances in which a mortgage lender covered by the Garn-St Germain Act, including federal savings and loan associations and federal savings banks, may not exercise a due-on-sale clause, even though a transfer of the property may have occurred.
These include intra-family transfers, some transfers by operation of law, leases of fewer than three years and the creation of a junior encumbrance. Regulations promulgated under the Garn-St Germain Act also prohibit the imposition of a prepayment penalty upon the acceleration of a loan in accordance with a due-on-sale clause.

          The inability to enforce a due-on-sale clause may result in a mortgage loan bearing an interest rate below the current market rate being assumed by a new home buyer rather than being paid off, which may have an impact upon the average life of the mortgage loans related to a series and the number of mortgage loans that may be outstanding until maturity.

SINGLE-FAMILY LOANS AND MULTIFAMILY LOANS

          Exempted from this preemption pursuant to the Garn-St Germain Act are mortgage loans originated other than by federal savings and loan associations and federal savings banks that were made or assumed during the period beginning on the date a state, by statute or final appellate court decision having statewide effect, prohibited the exercise of due-on-sale clauses and ending on
October 15, 1982. However, this exception applies only to transfers of property underlying these window period loans occurring between October 15, 1982 and
October 15, 1985 and does not restrict enforcement of a due-on-sale clause in connection with current transfers of property underlying window period loans unless the property underlying such window period loan is located in one of the five "window period states" identified below. Due-on-sale clauses contained in mortgage loans originated by federal savings and loan associations or federal savings banks are fully enforceable pursuant to regulations of the Federal Home
Loan Bank Board, predecessor to the Office of Thrift Supervision, which preempt state law restrictions on the enforcement of due-on-sale clauses. Mortgage loans originated by such institutions are therefore not deemed to be window period loans.

          With the expiration of the exemption for window period loans on
October 15, 1985, due-on-sale clauses have become generally enforceable except in those states whose legislatures exercised their authority to regulate the enforceability of such clauses with respect to mortgage loans that were (i)
originated or assumed during the window period, which ended in all cases not later than October 15, 1982, and (ii) originated by lenders other than national banks, federal savings institutions and federal credit unions. Freddie Mac has taken the position in its published mortgage servicing standards that, out of a total of eleven window period states, five states, Arizona, Michigan, Minnesota,
New Mexico and Utah, have enacted statutes extending, on various terms and for varying periods, the prohibition on enforcement of due-on-sale clauses with respect to certain categories of window period loans. The Garn-St Germain Act also sets forth nine specific instances in which a mortgage lender covered by the Garn-St Germain Act (including federal savings and loan associations and federal savings banks) may not exercise a due-on-sale clause, notwithstanding the fact that a transfer of the property may have occurred. These include intra-family transfers, certain transfers by operation of law, leases of fewer than three years and the creation of a junior encumbrance. Regulations promulgated under the Garn-St Germain Act also prohibit the imposition of a prepayment penalty upon the acceleration of a loan pursuant to a due-on-sale clause.

          The inability to enforce a due-on-sale clause may result in a mortgage loan bearing an interest rate below the current market rate being assumed by a new home buyer rather than being paid off, which may have an impact upon the average life of the mortgage loans related to a series and the number of such mortgage loans which may be outstanding until maturity.

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TRANSFER OF MANUFACTURED HOMES

          Generally, manufactured housing contracts contain provisions prohibiting the sale or transfer of the related manufactured homes without the consent of the obligee on the contract and permitting the acceleration of the maturity of the contracts by the obligee on the contract upon any sale or transfer that is not consented to. The master servicer will, to the extent it has knowledge of the conveyance or proposed conveyance, exercise or cause to be exercised its rights to accelerate the maturity of the related manufactured housing contract through enforcement of due-on-sale clauses, subject to applicable state law. The transfer may be made by a delinquent obligor in order to avoid a repossession proceeding with respect to a manufactured home.

          In the case of a transfer of a manufactured home as to which the master servicer desires to accelerate the maturity of the related manufactured housing contract, the master servicer's ability to do so will depend on the enforceability under state law of the due-on-sale clause. The Garn-St Germain
Act preempts, subject to exceptions and conditions, state laws prohibiting enforcement of due-on-sale clauses applicable to the manufactured homes.
Consequently, the master servicer may be prohibited from enforcing a due-on-sale clause in respect of those manufactured homes.

PREPAYMENT CHARGES AND PREPAYMENTS

          Generally, mortgage loans may be prepaid in full or in part without penalty. Generally, multifamily loans may contain provisions limiting prepayments on such loans, including prohibiting prepayment for a specified period after origination, prohibiting partial prepayments entirely or requiring the payment of a prepayment penalty upon prepayment in full or in part. The regulations of the Federal Home Loan Bank Board, predecessor to the Office of
Thrift Supervision, prohibit the imposition of a prepayment penalty or equivalent fee for or in connection with the acceleration of a loan by exercise of a due-on-sale clause. A mortgagee to whom a prepayment in full has been tendered may be compelled to give either a release of the mortgage or an instrument assigning the existing mortgage to a refinancing lender.

          Some state laws restrict the imposition of prepayment charges and late fees even when the loans expressly provide for the collection of those charges.
Although the Alternative Mortgage Transaction Parity Act 1982, or the Parity
Act, permits the collection of prepayment charges and late fees in connection with some types of eligible loans preempting any contrary state law prohibitions, some states may not recognize the preemptive authority of the
Parity Act or have formally opted of the Parity Act. As a result, it is possible that prepayment charges and late fees may not be collected even on loans that provide for the payment of those charges unless otherwise specified in the accompanying prospectus supplement. The master servicer or another entity identified in the accompanying prospectus supplement will be entitled to all prepayment charges and late payment charges received on the loans and these amounts will not be available for payment on the offered certificates. The
Office of Thrift Supervision, or OTS, the agency that administers the Parity Act for unregulated housing creditors, has withdrawn its favorable Parity Act regulations and chief counsel opinions that have authorized lenders to charge prepayment charges and late fees in certain circumstances notwithstanding contrary state law, effective July 1, 2003. However, the OTS's ruling does not have retroactive effect on loans originated before July 1, 2003.

SUBORDINATE FINANCING

          When the mortgagor encumbers mortgaged property with one or more junior liens, the senior lender is subjected to additional risk. First, the mortgagor may have difficulty servicing and repaying

                                      103

multiple loans. In addition, if the junior loan permits recourse to the mortgagor, as junior loans often do, and the senior loan does not, a mortgagor may be more likely to repay sums due on the junior loan than those on the senior loan. Second, acts of the senior lender that prejudice the junior lender or impair the junior lender's security may create a superior equity in favor of the junior lender. For example, if the mortgagor and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent an existing junior lender is harmed or the mortgagor is additionally burdened. Third, if the mortgagor defaults on the senior loan or any junior loan, or both, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender. Moreover, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceeds by the senior lender.

APPLICABILITY OF USURY LAWS

          Title V of the Depository Institutions Deregulation and Monetary
Control Act of 1980 provides that state usury limitations shall not apply to certain types of residential first mortgage loans originated by certain lenders after March 31, 1980. A similar federal statute was in effect with respect to mortgage loans made during the first three months of 1980. The statute authorized any state to reimpose interest rate limits by adopting before April
1, 1983 a law or constitutional provision that expressly rejects application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Several states have taken action to reimpose interest rate limits or to limit discount points or other charges.

          The depositor has been advised by counsel that a court interpreting
Title V would hold that mortgage loans originated on or after January 1, 1980 are subject to federal preemption. Therefore, in a state that has not taken the requisite action to reject application of Title V or to adopt a provision limiting discount points or other charges prior to origination of the mortgage loans, any such limitation under the state's usury law would not apply to the mortgage loans.

          In any state in which application of Title V has been expressly rejected or a provision limiting discount points or other charges is adopted, no mortgage loans originated after the date of that state action will be eligible for inclusion in a trust fund if the mortgage loans bear interest or provide for discount points or charges in excess of permitted levels. No mortgage loan originated prior to January 1, 1980 will bear interest or provide for discount points or charges in excess of permitted levels.

          Title V also provides that, subject to the following conditions, state usury limitations do not apply to any loan that is secured by a first lien on specific kinds of manufactured housing. The manufactured housing contract would be covered if they satisfy conditions, among other things, governing the terms of any prepayments, late charges and deferral fees and requiring a 30-day notice period prior to instituting any action leading to repossession of or foreclosure with respect to the related unit. Title V authorized any state to reimpose limitations on interest rates and finance charges by adopting before April 1,
1983 a law or constitutional provision which expressly rejects application of the federal law. Fifteen states adopted such a law prior to the April 1, 1983 deadline. In addition, even where Title V was not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on loans covered by Title V. In any state in which application of Title
V was expressly rejected or a provision limiting discount points or other charges has been adopted, no manufactured housing contract which imposes finance charges or provides for discount points or charges in excess of permitted levels has been included in the trust fund.

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ALTERNATIVE MORTGAGE INSTRUMENTS

          ARM loans and revolving credit loans originated by non-federally chartered lenders have historically been subject to a variety of restrictions.
Such restrictions differed from state to state, resulting in difficulties in determining whether a particular alternative mortgage instrument originated by a state-chartered lender complied with applicable law. These difficulties were simplified substantially as a result of the enactment of Title VIII of the
Garn-St Germain Act. Title VIII provides that, notwithstanding any state law to the contrary:

o         state-chartered banks may originate "alternative mortgage instruments"
          (including ARM Loans and revolving credit loans) in accordance with regulations promulgated by the Comptroller of the Currency with respect to origination of alternative mortgage instruments by national banks,

o         state-chartered credit unions may originate alternative mortgage instruments in accordance with regulations promulgated by the National
          Credit Union Administration with respect to origination of alternative mortgage instruments by federal credit unions and

o         all other non-federally chartered housing creditors, including, without limitation, state-chartered savings and loan associations, savings banks and mutual savings banks and mortgage banking companies may originate alternative mortgage instruments in accordance with the regulations promulgated by the Federal Home Loan Bank Board, predecessor to the Office of Thrift Supervision with respect to origination of alternative mortgage instruments by federal savings and loan associations.

          Title VIII further provides that any state may reject applicability of the provisions of Title VIII by adopting, prior to October 15, 1985, a law or constitutional provision expressly rejecting the applicability of such provisions. Certain states have taken such action.

          The depositor has been advised by its counsel that it is their opinion that a court interpreting Title VIII would hold that ARM loans and revolving credit loans that were originated by state-chartered lenders before the date of enactment of any state law or constitutional provision rejecting applicability of Title VIII would not be subject to state laws imposing restrictions or prohibitions on the ability of state-chartered lenders to originate alternative mortgage instruments.

          All of the ARM loans and revolving credit loans that were originated by a state-chartered lender after the enactment of a state law or constitutional provision rejecting the applicability of Title VIII complied with applicable state law. All of the ARM loans and revolving credit loans that were originated by federally chartered lenders or that were originated by state-chartered lenders prior to enactment of a state law or constitutional provision rejecting the applicability of Title VIII were originated in compliance with all applicable federal regulations.

FORMALDEHYDE LITIGATION WITH RESPECT TO CONTRACTS

          A number of lawsuits are pending in the United States alleging personal injury from exposure to the chemical formaldehyde, which is present in many building materials including components of manufactured housing such as plywood flooring and wall paneling. Some of these lawsuits are pending against manufacturers of manufactured housing, suppliers of component parts, and related persons in the distribution process. The depositor is aware of a limited number of cases in which plaintiffs have won judgments in these lawsuits.

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          Under the FTC Rule, which is described above under "Consumer
Protection Laws", the holder of any manufactured housing contract secured by a manufactured home with respect to which a formaldehyde claim has been successfully asserted may be liable to the obligor for the amount paid by the obligor on the related manufactured housing contract and may be unable to collect amounts still due under the manufactured housing contract. The successful assertion of this type of claim will constitute a breach of a representation or warranty of the mortgage loan seller, and the securityholders would suffer a loss only to the extent that:

o         the mortgage loan seller breached its obligation to repurchase the manufactured housing contract in the event an obligor is successful in asserting the claim, and

o         the mortgage loan seller, the depositor or the trustee were

          Typical products liability insurance policies held by manufacturers and component suppliers of manufactured homes may not cover liabilities arising from formaldehyde in manufactured housing, with the result that recoveries from the manufacturers, suppliers or other persons may be limited to their corporate assets without the benefit of insurance.

SERVICEMEMBERS' CIVIL RELIEF ACT

          Under the terms of the Servicemembers' Civil Relief Act a borrower who enters military service after the origination of that borrower's mortgage loan, including a borrower who was in reserve status and is called to active duty after origination of the mortgage loan, may not be charged interest, including fees and charges, above an annual rate of 6% during the period of that borrower's active duty status unless a court orders otherwise upon application of the lender. The Relief Act applies to borrowers who are members of the Army,
Navy, Air Force, Marines, National Guard, Reserves, Coast Guard, and officers of the U.S. Public Health Service assigned to duty with the military. Because the
Relief Act applies to borrowers who enter military service, including reservists who are called to active duty, after origination of the related mortgage loan no information can be provided as to the number of loans that may be affected by the Relief Act. Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of the master servicer to collect full amounts of interest on the applicable mortgage loans. Any shortfalls in interest collections resulting from the application of the Relief Act would result in a reduction of the amounts distributable to the holders of the related series of securities, and would not be covered by advances or, unless specified in the related prospectus supplement, any form of credit support provided in connection with the securities. In addition, the Relief Act imposes limitations that would impair the ability of the master servicer to foreclose on an affected single-family loan, cooperation loan or enforce rights under a manufactured housing contract during the borrower's period of active duty status, and, sometimes, during an additional three month period thereafter. Thus, if the
Relief Act applies to any mortgage loan that goes into default, there may be delays in payment and losses incurred by the related securityholders.

ENVIRONMENTAL LEGISLATION

          Under the federal Comprehensive Environmental Response, Compensation and Liability Act, as amended, and under several state laws, a secured party which takes a deed-in-lieu of foreclosure, purchases a mortgaged property at a foreclosure sale, or operates a mortgaged property may become liable for the costs of cleaning up hazardous substances regardless of whether they have contaminated the property. CERCLA imposes strict, as well as joint and several, liability on several classes of potentially responsible parties, including current owners and operators of the property who did not cause or contribute to the contamination. Furthermore, liability under CERCLA is not limited to the original or

                                      106

unamortized principal balance of a loan or to the value of the property securing a loan. Lenders may be held liable under CERCLA as owners or operators unless they qualify for the secured creditor exemption to CERCLA. This exemption exempts from the definition of owners and operators those who, without participating in the management of a facility, hold indicia of ownership primarily to protect a security interest in the facility. What constitutes sufficient participation in the management of a property securing a loan or the business of a borrower to render the exemption unavailable to a lender has been a matter of interpretation by the courts. CERCLA has been interpreted to impose liability on a secured party, even absent foreclosure, where the party participated in the financial management of the borrower's business to a degree indicating a capacity to influence waste disposal decisions. However, court interpretations of the secured creditor exemption have been inconsistent. In addition, when lenders foreclose and become owners of collateral property, courts are inconsistent as to whether that ownership renders the secured creditor exemption unavailable. Other federal and state laws may impose liability on a secured party which takes a deed-in-lieu of foreclosure, purchases a mortgaged property at a foreclosure sale, or operates a mortgaged property on which contaminants other than CERCLA hazardous substances are present, including petroleum, agricultural chemicals, hazardous wastes, asbestos, radon, and lead-based paint. Environmental cleanup costs may be substantial. It is possible that the cleanup costs could become a liability of a trust fund and reduce the amounts otherwise distributable to the holders of the related series of securities. Moreover, there are federal statutes and state statutes that impose an environmental lien for any cleanup costs incurred by the state on the property that is the subject of the cleanup costs. All subsequent liens on a property generally are subordinated to an environmental lien and in some states even prior recorded liens are subordinated to environmental liens.
In the latter states, the security interest of the trust fund in a related parcel of real property that is subject to an environmental lien could be adversely affected.

          Traditionally, many residential mortgage lenders have not taken steps to evaluate whether contaminants are present with respect to any mortgaged property prior to the origination of the mortgage loan or prior to foreclosure or accepting a deed-in-lieu of foreclosure. Accordingly, the master servicer has not made and will not make these kinds of evaluations prior to the origination of the mortgage loans. Neither the master servicer nor any replacement servicer will be required by any servicing agreement to undertake any environmental evaluations prior to foreclosure or accepting a deed-in-lieu of foreclosure. The master servicer will not make any representations or warranties or assume any liability with respect to the absence or effect of contaminants on any related real property or any casualty resulting from the presence or effect of contaminants. The master servicer will not be obligated to foreclose on related real property or accept a deed-in-lieu of foreclosure if it knows or reasonably believes that there are material contaminated conditions on a property. A failure so to foreclose may reduce the amounts otherwise available to securityholders of the related series.

FORFEITURES IN DRUG AND RICO PROCEEDINGS

          Federal law provides that property owned by persons convicted of drug-related crimes or of criminal violations of the Racketeer Influenced and
Corrupt Organizations statute can be seized by the government if the property was used in or purchased with the proceeds of these crimes. Under procedures contained in the Comprehensive Crime Control Act of 1984 the government may seize the property even before conviction. The government must publish notice of the forfeiture proceeding and may give notice to all parties "known to have an alleged interest in the property", including the holders of mortgage loans.

          A lender may avoid forfeiture of its interest in the property if it establishes that: (1) its mortgage was executed and recorded before commission of the crime upon which the forfeiture is based, or (2) the lender was, at the time of execution of the mortgage, "reasonably without cause to believe" that the property was used in or purchased with the proceeds of illegal drug or RICO activities.

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NEGATIVE AMORTIZATION LOANS

          A recent case decided by the United States Court of Appeals, First
Circuit, held that state restrictions on the compounding of interest are not preempted by the provisions of the Depository Institutions Deregulation and
Monetary Control Act of 1980 and as a result, a mortgage loan that provided for negative amortization violated New Hampshire's requirement that first mortgage loans provide for computation of interest on a simple interest basis. The holding was limited to the effect of DIDMC on state laws regarding the compounding of interest and the court did not address the applicability of the
Alternative Mortgage Transaction Parity Act of 1982, which authorizes lender to make residential mortgage loans that provide for negative amortization. The
First Circuit's decision is binding authority only on Federal District Courts in
Maine, New Hampshire, Massachusetts, Rhode Island and Puerto Rico.

                         FEDERAL INCOME TAX CONSEQUENCES

GENERAL

          The following discussion is the opinion of Thacher Proffitt & Wood
LLP, counsel to the depositor, with respect to the material federal income tax consequences of the purchase, ownership and disposition of the securities offered under this prospectus and the prospectus supplement. This discussion is for securityholders that hold the securities as capital assets within the meaning of Section 1221 of the Code and does not purport to discuss all federal income tax consequences that may be applicable to the individual circumstances of banks, insurance companies, foreign investors, tax-exempt organizations, dealers in securities or currencies, mutual funds, real estate investment trusts, S corporations, estates and trusts, securityholders that hold the securities as part of a hedge, straddle or, an integrated or conversion transaction, or securityholders whose functional currency is not the United
States dollar.

          The authorities on which this discussion, and the opinion referred to below, are based are subject to change or differing interpretations, which could apply retroactively. Prospective investors should note that no rulings have been or will be sought from the IRS with respect to any of the federal income tax consequences discussed below, and no assurance can be given that the IRS will not take contrary positions. Taxpayers and preparers of tax returns should be aware that under applicable Treasury regulations a provider of advice on specific issues of law is not considered an income tax return preparer unless the advice (1) is given with respect to events that have occurred at the time the advice is rendered and is not given with respect to the consequences of contemplated actions, and (2) is directly relevant to the determination of an entry on a tax return. Accordingly, it is suggested that taxpayers consult their own tax advisors and tax return preparers regarding the preparation of any item on a tax return, even where the anticipated tax treatment has been discussed in this prospectus. In addition to the federal income tax consequences described in this prospectus, potential investors should consider the state and local tax consequences, if any, of the purchase, ownership and disposition of the securities. See "State and Other Tax Consequences."

          The following discussion addresses securities of four general types:

o         REMIC certificates representing interests in a trust fund, or a portion thereof, that the trustee will elect to have treated as a
          REMIC under the REMIC Provisions of the Code,

o         Notes representing indebtedness of an owner trust for federal income tax purposes,

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o         Grantor Trust Certificates representing interests in a Grantor Trust
          Fund to which no REMIC election will be made,

o         Partnership Certificates representing interests in a Partnership Trust
          Fund which is treated as a partnership for federal income tax purposes, and

o         Debt Certificates representing indebtedness of a Partnership Trust
          Fund for federal income tax purposes.

          The prospectus supplement for each series of certificates will indicate whether one or more REMIC elections will be made for the related trust fund and will identify all regular interests and residual interests in the REMIC or REMICs. For purposes of this tax discussion, references to a securityholder or a holder are to the beneficial owner of a security.

          The following discussion is based in part upon the OID Regulations and in part upon REMIC Regulations. The OID Regulations do not adequately address issues relevant to the offered securities. As described at "Taxation of Owners of REMIC Regular Certificates--Original Issue Discount," in some instances the
OID Regulations provide that they are not applicable to securities like the offered securities.

REMICS

          Classification of REMICS. On or prior to the date of the related prospectus supplement with respect to the issuance of each series of REMIC
Certificates, counsel to the depositor will provide its opinion that, assuming compliance with all provisions of the related pooling and servicing agreement, for federal income tax purposes, the related trust fund or each applicable portion of the related trust fund will qualify as a REMIC and the offered REMIC
Certificates will be considered to evidence ownership of REMIC Regular
Certificates or REMIC Residual Certificates in that REMIC within the meaning of the REMIC Provisions.

          If an entity electing to be treated as a REMIC fails to comply with one or more of the ongoing requirements of the Code for status as a REMIC during any taxable year, the Code provides that the entity will not be treated as a
REMIC for that year and for later years. In that event, the entity may be taxable as a corporation under Treasury regulations, and the related REMIC
Certificates may not be accorded the status or given the tax treatment described under "Taxation of Owners of REMIC Regular Certificates" and "Taxation of Owners
of REMIC Residual Certificates". Although the Code authorizes the Treasury
Department to issue regulations providing relief in the event of an inadvertent termination of REMIC status, these regulations have not been issued. If these regulations are issued, relief in the event of an inadvertent termination may be accompanied by sanctions, which may include the imposition of a corporate tax on all or a portion of the REMIC's income for the period in which the requirements for status as a REMIC are not satisfied. The pooling and servicing agreement with respect to each REMIC will include provisions designed to maintain the trust fund's status as a REMIC under the REMIC Provisions. It is not anticipated that the status of any trust fund as a REMIC will be inadvertently terminated.

          Characterization of Investments in REMIC Certificates. Except as
provided in the following sentence, the REMIC Certificates will be real estate assets within the meaning of Section 856(c)(4)(A) of the Code and assets described in Section 7701(a)(19)(C) of the Code in the same proportion as the assets of the REMIC underlying the certificates. If 95% or more of the assets of the REMIC qualify for either of the treatments described in the previous sentence at all times during a calendar year, the REMIC Certificates will qualify for the corresponding status in their entirety for that calendar year.
Interest,

                                      109

including original issue discount, on the REMIC Regular Certificates and income allocated to the class of REMIC Residual Certificates will be interest described in Section 856(c)(3)(B) of the Code to the extent that the certificates are treated as real estate assets within the meaning of Section 856(c)(4)(A) of the
Code. In addition, the REMIC Regular Certificates will be qualified mortgages within the meaning of Section 860G(a)(3) of the Code if transferred to another
REMIC on its startup day in exchange for regular or residual interests of that
REMIC. The determination as to the percentage of the REMIC's assets that constitute assets described in these sections of the Code will be made for each calendar quarter based on the average adjusted basis of each category of the assets held by the REMIC during the calendar quarter. The trustee will report those determinations to certificateholders in the manner and at the times required by Treasury regulations.

          The assets of the REMIC will include mortgage loans, payments on mortgage loans held prior to the distribution of these payments to the REMIC
Certificates and any property acquired by foreclosure held prior to the sale of this property, and may include amounts in reserve accounts. It is unclear whether property acquired by foreclosure held prior to the sale of this property and amounts in reserve accounts would be considered to be part of the mortgage loans, or whether these assets otherwise would receive the same treatment as the mortgage loans for purposes of all of the Code sections discussed in the immediately preceding paragraph. The related prospectus supplement will describe the mortgage loans that may not be treated entirely as assets described in the sections of the Code discussed in the immediately preceding paragraph. The REMIC
Regulations do provide, however, that cash received from payments on mortgage loans held pending distribution is considered part of the mortgage loans for purposes of Section 856(c)(4)(A) of the Code. Furthermore, foreclosure property will qualify as real estate assets under Section 856(c)(4)(A) of the Code.

          Tiered REMIC Structures. For a series of REMIC Certificates, two or more separate elections may be made to treat designated portions of the related trust fund as REMICs for federal income tax purposes, creating a tiered REMIC structure. As to each series of REMIC Certificates that is a tiered REMIC structure, in the opinion of counsel to the depositor, assuming compliance with all provisions of the related pooling and servicing agreement, each of the
REMICs in that series will qualify as a REMIC and the REMIC Certificates issued by these REMICs will be considered to evidence ownership of REMIC Regular
Certificates or REMIC Residual Certificates in the related REMIC within the meaning of the REMIC Provisions.

          Solely for purposes of determining whether the REMIC Certificates will be real estate assets within the meaning of Section 856(c)(4)(A) of the Code, and loans secured by an interest in real property under Section 7701(a)(19)(C)
of the Code, and whether the income on the certificates is interest described in
Section 856(c)(3)(B) of the Code, all of the REMICs in that series will be treated as one REMIC.

TAXATION OF OWNERS OF REMIC REGULAR CERTIFICATES

          General. Except as described in "Taxation of Owners of REMIC Residual
Certificates--Possible Pass-Through of Miscellaneous Itemized Deductions," REMIC
Regular Certificates will be treated for federal income tax purposes as debt instruments issued by the REMIC and not as ownership interests in the REMIC or its assets. Moreover, holders of REMIC Regular Certificates that ordinarily report income under a cash method of accounting will be required to report income for REMIC Regular Certificates under an accrual method.

          Original Issue Discount. A REMIC Regular Certificate may be issued with original issue discount within the meaning of Section 1273(a) of the Code.
Any holder of a REMIC Regular Certificate issued with original issue discount will be required to include original issue discount in income as it

                                      110

accrues, in accordance with the constant yield method, in advance of the receipt of the cash attributable to that income if the original issue discount exceeds a de minimis amount. In addition, Section 1272(a)(6) of the Code provides special rules applicable to REMIC Regular Certificates and other debt instruments issued with original issue discount. Regulations have not been issued under that section.

          The Code requires that a reasonable Prepayment Assumption be used for mortgage loans held by a REMIC in computing the accrual of original issue discount on REMIC Regular Certificates issued by that REMIC, and that adjustments be made in the amount and rate of accrual of that discount to reflect differences between the actual prepayment rate and the Prepayment
Assumption. The Prepayment Assumption is to be determined in a manner prescribed in Treasury regulations; as noted in the preceding paragraph, those regulations have not been issued. The conference committee report accompanying the Tax
Reform Act of 1986 indicates that the regulations will provide that the
Prepayment Assumption used for a REMIC Regular Certificate must be the same as that used in pricing the initial offering of the REMIC Regular Certificate. The
Prepayment Assumption used in reporting original issue discount for each series of REMIC Regular Certificates will be consistent with this standard and will be disclosed in the related prospectus supplement. However, none of the depositor, the master servicer or the trustee will make any representation that the mortgage loans will in fact prepay at a rate conforming to the Prepayment
Assumption or at any other rate.

          The original issue discount, if any, on a REMIC Regular Certificate will be the excess of its stated redemption price at maturity over its issue price. The issue price of a particular class of REMIC Regular Certificates will be the first cash price at which a substantial amount of REMIC Regular
Certificates of that class is sold, excluding sales to bond houses, brokers and underwriters. If less than a substantial amount of a class of REMIC Regular
Certificates is sold for cash on or prior to the closing date, the issue price for that class will be the fair market value of that class on the closing date.
Under the OID Regulations, the stated redemption price of a REMIC Regular
Certificate is equal to the total of all payments to be made on the certificate other than qualified stated interest. Qualified stated interest is interest that is unconditionally payable at least annually during the entire term of the instrument at a single fixed rate, a qualified floating rate, an objective rate, a combination of a single fixed rate and one or more qualified floating rates or one qualified inverse floating rate, or a combination of qualified floating rates that does not operate in a manner that accelerates or defers interest payments on the REMIC Regular Certificate.

          In the case of REMIC Regular Certificates bearing adjustable interest rates, the determination of the total amount of original issue discount and the timing of the inclusion thereof will vary according to the characteristics of the REMIC Regular Certificates. If the original issue discount rules apply to the certificates in a particular series, the related prospectus supplement will describe the manner in which these rules will be applied with respect to the certificates in that series that bear an adjustable interest rate in preparing information returns to the certificateholders and the IRS.

          The first interest payment on a REMIC Regular Certificate may be made more than one month after the date of issuance, which is a period longer than the subsequent monthly intervals between interest payments. Assuming the accrual period for original issue discount is each monthly period that ends on the day prior to each distribution date, as a consequence of this long first accrual period some or all interest payments may be required to be included in the stated redemption price of the REMIC Regular Certificate and accounted for as original issue discount. Because interest on REMIC Regular Certificates must in any event be accounted for under an accrual method, applying this analysis would result in only a slight difference in the timing of the inclusion in income of the yield on the REMIC Regular Certificates.

                                      111

          If the accrued interest to be paid on the first distribution date is computed for a period that begins prior to the closing date, a portion of the purchase price paid for a REMIC Regular Certificate will reflect the accrued interest. In these cases, information returns to the certificateholders and the
IRS will take the position that the portion of the purchase price paid for the interest accrued for periods prior to the closing date is part of the overall cost of the REMIC Regular Certificate, and not a separate asset the cost of which is recovered entirely out of interest received on the next distribution date, and that portion of the interest paid on the first distribution date in excess of interest accrued for a number of days corresponding to the number of days from the closing date to the first distribution date should be included in the stated redemption price of the REMIC Regular Certificate. However, the OID
Regulations state that all or a portion of the accrued interest may be treated as a separate asset the cost of which is recovered entirely out of interest paid on the first distribution date. It is unclear how an election to do so would be made under the OID Regulations and whether this election could be made unilaterally by a certificateholder.

          Notwithstanding the general definition of original issue discount, original issue discount on a REMIC Regular Certificate will be considered to be de minimis if it is less than 0.25% of the stated redemption price of the REMIC
Regular Certificate multiplied by its weighted average life. For this purpose, the weighted average life of a REMIC Regular Certificate is computed as the sum of the amounts determined, as to each payment included in the stated redemption price of the REMIC Regular Certificate, by multiplying (1) the number of complete years from the issue date until that payment is expected to be made, presumably taking into account the Prepayment Assumption, by (2) a fraction, the numerator of which is the amount of the payment, and the denominator of which is the stated redemption price at maturity of the REMIC Regular Certificate. Under the OID Regulations, original issue discount of only a de minimis amount, other than de minimis original issue discount attributable to a teaser interest rate or an initial interest holiday, will be included in income as each payment of stated principal is made, based on the product of the total amount of the de minimis original issue discount attributable to that certificate and a fraction, the numerator of which is the amount of the principal payment and the denominator of which is the outstanding stated principal amount of the REMIC
Regular Certificate. The OID Regulations also would permit a certificateholder to elect to accrue de minimis original issue discount into income currently based on a constant yield method. See "Taxation of Owners of REMIC Regular
Certificates--Market Discount" for a description of this election under the OID
Regulations.

          If original issue discount on a REMIC Regular Certificate is in excess of a de minimis amount, the holder of the certificate must include in ordinary gross income the sum of the daily portions of original issue discount for each day during its taxable year on which it held the REMIC Regular Certificate, including the purchase date but excluding the disposition date. In the case of an original holder of a REMIC Regular Certificate, the daily portions of original issue discount will be determined as described in the following paragraph.

          An accrual period is a period that ends on the day prior to a distribution date and begins on the first day following the immediately preceding accrual period, except that the first accrual period begins on the closing date. As to each accrual period, a calculation will be made of the portion of the original issue discount that accrued during the accrual period.
The portion of original issue discount that accrues in any accrual period will equal the excess of (1) the sum of (a) the present value, as of the end of the accrual period, of all of the distributions remaining to be made on the REMIC
Regular Certificate in future periods and (b) the distributions made on the
REMIC Regular Certificate during the accrual period of amounts included in the stated redemption price, over (2) the adjusted issue price of the REMIC Regular
Certificate at the beginning of the accrual period. The present value of the remaining distributions referred to in the preceding sentence will be calculated assuming that distributions on the REMIC Regular Certificate will be received in future periods based on the mortgage loans being prepaid at a rate equal to the
Prepayment Assumption, using a discount rate equal to the original yield to maturity of the certificate

                                      112

and taking into account events, including actual prepayments, that have occurred before the close of the accrual period. For these purposes, the original yield to maturity of the certificate will be calculated based on its issue price and assuming that distributions on the certificate will be made in all accrual periods based on the mortgage loans being prepaid at a rate equal to the
Prepayment Assumption. The adjusted issue price of a REMIC Regular Certificate at the beginning of any accrual period will equal the issue price of the certificate, increased by the aggregate amount of original issue discount that accrued with respect to the certificate in prior accrual periods, and reduced by the amount of any distributions made on the certificate in prior accrual periods of amounts included in the stated redemption price. The original issue discount accruing during any accrual period will be allocated ratably to each day during the accrual period to determine the daily portion of original issue discount for that day.

          If a REMIC Regular Certificate issued with original issue discount is purchased at a cost, excluding any portion of the cost attributable to accrued qualified stated interest, less than its remaining stated redemption price, the purchaser will also be required to include in gross income the daily portions of any original issue discount for the certificate. However, if the cost of the certificate is in excess of its adjusted issue price, each daily portion will be reduced in proportion to the ratio the excess bears to the aggregate original issue discount remaining to be accrued on the REMIC Regular Certificate. The adjusted issue price of a REMIC Regular Certificate on any given day equals the sum of (1) the adjusted issue price or, in the case of the first accrual period, the issue price, of the certificate at the beginning of the accrual period which includes that day and (2) the daily portions of original issue discount for all days during the accrual period prior to that day.

          Market Discount. A certificateholder that purchases a REMIC Regular
Certificate at a market discount will recognize gain upon receipt of each distribution representing stated redemption price. A REMIC Regular Certificate issued without original issue discount will have market discount if purchased for less than its remaining stated principal amount and a REMIC Regular
Certificate issued with original issue discount will have market discount if purchased for less than its adjusted issue price. Under Section 1276 of the
Code, a certificateholder that purchases a REMIC Regular Certificate at a market discount in excess of a de minimis amount will be required to allocate the portion of each distribution representing stated redemption price first to accrued market discount not previously included in income, and to recognize ordinary income to that extent. A certificateholder may elect to include market discount in income currently as it accrues rather than including it on a deferred basis. If made, the election will apply to all market discount bonds acquired by the certificateholder on or after the first day of the first taxable year to which the election applies. In addition, the OID Regulations permit a certificateholder to elect to accrue all interest and discount in income as interest, and to amortize premium, based on a constant yield method. If such an election were made with respect to a REMIC Regular Certificate with market discount, the certificateholder would be deemed to have made an election to include currently market discount in income with respect to all other debt instruments having market discount that the certificateholder acquires during the taxable year of the election or later taxable years, and possibly previously acquired instruments. Similarly, a certificateholder that made this election for a certificate that is acquired at a premium would be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that the certificateholder owns or acquires. See
"Taxation of Owners of REMIC Regular Certificates--Premium" below. Each of these elections to accrue interest, discount and premium with respect to a certificate on a constant yield method or as interest would be irrevocable, except with the approval of the IRS.

          However, market discount with respect to a REMIC Regular Certificate will be considered to be de minimis for purposes of Section 1276 of the Code if the market discount is less than 0.25% of the remaining stated redemption price of the REMIC Regular Certificate multiplied by the number of complete years to maturity remaining after the date of its purchase. In interpreting a similar rule with

                                      113

respect to original issue discount on obligations payable in installments, the
OID Regulations refer to the weighted average maturity of obligations, and it is likely that the same rule will be applied with respect to market discount, presumably taking into account the Prepayment Assumption. If market discount is treated as de minimis under this rule, it appears that the actual discount would be treated in a manner similar to original issue discount of a de minimis amount. See "Taxation of Owners of REMIC Regular Certificates--Original Issue
Discount" above. This treatment would result in discount being included in income at a slower rate than discount would be required to be included in income using the method described above.

          Section 1276(b)(3) of the Code specifically authorizes the Treasury
Department to issue regulations providing for the method for accruing market discount on debt instruments, the principal of which is payable in more than one installment. Until regulations are issued by the Treasury Department, the rules described in the committee report apply. The committee report indicates that in each accrual period market discount on REMIC Regular Certificates should accrue, at the certificateholder's option:

          (1) on the basis of a constant yield method,

          (2) in the case of a REMIC Regular Certificate issued without original issue discount, in an amount that bears the same ratio to the total remaining market discount as the stated interest paid in the accrual period bears to the total amount of stated interest remaining to be paid on the REMIC Regular
Certificate as of the beginning of the accrual period, or

          (3) in the case of a REMIC Regular Certificate issued with original issue discount, in an amount that bears the same ratio to the total remaining market discount as the original issue discount accrued in the accrual period bears to the total original issue discount remaining on the REMIC Regular
Certificate at the beginning of the accrual period.

          Moreover, the Prepayment Assumption used in calculating the accrual of original issue discount is also used in calculating the accrual of market discount. Because the regulations referred to in this paragraph have not been issued, it is not possible to predict what effect these regulations might have on the tax treatment of a REMIC Regular Certificate purchased at a discount in the secondary market.

          To the extent that REMIC Regular Certificates provide for monthly or other periodic distributions throughout their term, the effect of these rules may be to require market discount to be includible in income at a rate that is not significantly slower than the rate at which the discount would accrue if it were original issue discount. Moreover, in any event a holder of a REMIC Regular
Certificate generally will be required to treat a portion of any gain on the sale or exchange of the certificate as ordinary income to the extent of the market discount accrued to the date of disposition under one of these methods, less any accrued market discount previously reported as ordinary income.

          Further, under Section 1277 of the Code a holder of a REMIC Regular
Certificate may be required to defer a portion of its interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry a REMIC Regular Certificate purchased with market discount.
For these purposes, the de minimis rule applies. Any such deferred interest expense would not exceed the market discount that accrues during the taxable year and is, in general, allowed as a deduction not later than the year in which the market discount is includible in income. If a holder elects to include market discount in income currently as it accrues on all market discount instruments acquired by the holder in that taxable year or later taxable years, the interest deferral rule will not apply.

                                      114

          Premium. A REMIC Regular Certificate purchased at a cost, excluding any portion of the cost attributable to accrued qualified stated interest, greater than its remaining stated redemption price will be considered to be purchased at a premium. The holder of a REMIC Regular Certificate may elect under Section 171 of the Code to amortize the premium under the constant yield method over the life of the certificate. If made, the election will apply to all debt instruments having amortizable bond premium that the holder owns or subsequently acquires. Amortizable premium will be treated as an offset to interest income on the related debt instrument, rather than as a separate interest deduction. The OID Regulations also permit certificateholders to elect to include all interest, discount and premium in income based on a constant yield method, further treating the certificateholder as having made the election to amortize premium generally. See "Taxation of Owners of REMIC Regular
Certificates--Market Discount" above. The committee report states that the same rules that apply to accrual of market discount, which rules will require use of a Prepayment Assumption in accruing market discount with respect to REMIC
Regular Certificates without regard to whether the certificates have original issue discount, will also apply in amortizing bond premium under Section 171 of the Code. However, it is possible that the use of an assumption that there will be no prepayments may be required in calculating the amortization of premium.
Whether any holder of the REMIC Regular Certificates will be treated as holding a certificate with amortizable bond premium will depend on such
Certificateholder's purchase price and the distributions remaining to be made on such Certificate at the time of its acquisition by such Certificateholder.
Holders of such classes of Certificates should consult their tax advisors regarding the possibility of making an election to amortize such premium.

          Realized Losses. Under Section 166 of the Code, both corporate holders of the REMIC Regular Certificates and noncorporate holders of the REMIC Regular
Certificates that acquire the certificates in connection with a trade or business should be allowed to deduct, as ordinary losses, any losses sustained during a taxable year in which their certificates become wholly or partially worthless as the result of one or more realized losses on the mortgage loans.
However, it appears that a noncorporate holder that does not acquire a REMIC
Regular Certificate in connection with a trade or business will not be entitled to deduct a loss under Section 166 of the Code until the holder's certificate becomes wholly worthless, i.e., until its outstanding principal balance has been reduced to zero, and that the loss will be characterized as a short-term capital loss.

          Each holder of a REMIC Regular Certificate will be required to accrue interest and original issue discount with respect to the certificate, without giving effect to any reduction in distributions attributable to defaults or delinquencies on the mortgage loans or the certificate underlying the REMIC
Certificates, as the case may be, until it can be established the reduction ultimately will not be recoverable. As a result, the amount of taxable income reported in any period by the holder of a REMIC Regular Certificate could exceed the amount of economic income actually realized by that holder in the period.
Although the holder of a REMIC Regular Certificate eventually will recognize a loss or reduction in income attributable to previously accrued and included income that as the result of a realized loss ultimately will not be realized, the law is unclear with respect to the timing and character of this loss or reduction in income.

TAXATION OF OWNERS OF REMIC RESIDUAL CERTIFICATES

          General. Although a REMIC is a separate entity for federal income tax purposes, a REMIC is not subject to entity-level taxation, except with regard to prohibited transactions and some other transactions. See "--Prohibited
Transactions Tax and Other Taxes" below. Rather, the taxable income or net loss of a REMIC is generally taken into account by the holder of the REMIC Residual
Certificates. Accordingly, the REMIC Residual Certificates will be subject to tax rules that differ significantly from

                                      115

those that would apply if the REMIC Residual Certificates were treated for federal income tax purposes as direct ownership interests in the mortgage loans or as debt instruments issued by the REMIC.

          A holder of a REMIC Residual Certificate generally will be required to report its daily portion of the taxable income or, subject to the limitations noted in this discussion, the net loss of the REMIC for each day during a calendar quarter that the holder owned the REMIC Residual Certificate. For this purpose, the taxable income or net loss of the REMIC will be allocated to each day in the calendar quarter ratably using a 30 days per month/90 days per quarter/360 days per year convention unless otherwise disclosed in the related prospectus supplement. The daily amounts so allocated will then be allocated among the REMIC Residual Certificateholders in proportion to their respective ownership interests on that day. Any amount included in the gross income or allowed as a loss of any REMIC Residual Certificateholder by virtue of this paragraph will be treated as ordinary income or loss. The taxable income of the
REMIC will be determined under the rules described below in "Taxable Income of the REMIC" and will be taxable to the REMIC Residual Certificateholders without regard to the timing or amount of cash distributions by the REMIC. Ordinary income derived from REMIC Residual Certificates will be portfolio income for purposes of the taxation of taxpayers subject to limitations under Section 469 of the Code on the deductibility of passive losses.

          A holder of a REMIC Residual Certificate that purchased the certificate from a prior holder of that certificate also will be required to report on its federal income tax return amounts representing its daily share of the taxable income, or net loss, of the REMIC for each day that it holds the
REMIC Residual Certificate. Those daily amounts generally will equal the amounts of taxable income or net loss. The committee report indicates that some modifications of the general rules may be made, by regulations, legislation or otherwise to reduce, or increase, the income of a REMIC Residual
Certificateholder that purchased the REMIC Residual Certificate from a prior holder of the certificate at a price greater than, or less than, the adjusted basis, the REMIC Residual Certificate would have had in the hands of an original holder of the certificate. The REMIC Regulations, however, do not provide for any such modifications.

          Any payments received by a holder of a REMIC Residual Certificate in connection with the acquisition of the REMIC Residual Certificate will be taken into account in determining the income of the holder for federal income tax purposes. Although it appears likely that any of these payments would be includible in income immediately upon its receipt, the IRS might assert that these payments should be included in income over time according to an amortization schedule or according to another method. Because of the uncertainty concerning the treatment of these payments, holders of REMIC Residual
Certificates should consult their tax advisors concerning the treatment of these payments for income tax purposes.

          The amount of income REMIC Residual Certificateholders will be required to report, or the tax liability associated with the income, may exceed the amount of cash distributions received from the REMIC for the corresponding period. Consequently, REMIC Residual Certificateholders should have other sources of funds sufficient to pay any federal income taxes due as a result of their ownership of REMIC Residual Certificates or unrelated deductions against which income may be offset, subject to the rules relating to excess inclusions, and noneconomic residual interests discussed at "--Noneconomic REMIC Residual
Certificates". The fact that the tax liability associated with the income allocated to REMIC Residual Certificateholders may exceed the cash distributions received by the REMIC Residual Certificateholders for the corresponding period may significantly adversely affect the REMIC Residual Certificateholders'
after-tax rate of return. This disparity between income and distributions may not be offset by corresponding losses or reductions of income attributable to the REMIC Residual Certificateholder until subsequent tax years and, then, may not be completely offset due to changes in the Code, tax rates or character of the income or loss.

                                      116

          Taxable Income of the REMIC. The taxable income of the REMIC will equal the income from the mortgage loans and other assets of the REMIC plus any cancellation of indebtedness income due to the allocation of realized losses to
REMIC Regular Certificates, less the deductions allowed to the REMIC for interest, including original issue discount and reduced by any premium on issuance, on the REMIC Regular Certificates, whether or not offered by the prospectus, amortization of any premium on the mortgage loans, bad debt losses with respect to the mortgage loans and, except as described below, for servicing, administrative and other expenses.

          For purposes of determining its taxable income, the REMIC will have an initial aggregate basis in its assets equal to the sum of the issue prices of all REMIC Certificates, or if a class of REMIC Certificates is not sold initially, their fair market values. The aggregate basis will be allocated among the mortgage loans and the other assets of the REMIC in proportion to their respective fair market values. The issue price of any offered REMIC Certificates will be determined in the manner described above under "--Taxation of Owners of
REMIC Regular Certificates--Original Issue Discount." The issue price of a REMIC
Certificate received in exchange for an interest in the mortgage loans or other property will equal the fair market value of the interests in the mortgage loans or other property. Accordingly, if one or more classes of REMIC Certificates are retained initially rather than sold, the trustee may be required to estimate the fair market value of the interests in order to determine the basis of the REMIC in the mortgage loans and other property held by the REMIC.

          Subject to possible application of the de minimis rules, the method of accrual by the REMIC of original issue discount income and market discount income with respect to mortgage loans that it holds will be equivalent to the method for accruing original issue discount income for holders of REMIC Regular
Certificates. However, a REMIC that acquires loans at a market discount must include the market discount in income currently, as it accrues, on a constant yield basis. See "--Taxation of Owners of REMIC Regular Certificates" above, which describes a method for accruing discount income that is analogous to that required to be used by a REMIC as to mortgage loans with market discount that it holds.

          A mortgage loan will be deemed to have been acquired with either discount or premium to the extent that the REMIC's basis in the mortgage loan is either less than or greater than its stated redemption price. Any discount will be includible in the income of the REMIC as it accrues, in advance of receipt of the cash attributable to the income, under a method similar to the method described above for accruing original issue discount on the REMIC Regular
Certificates. It is anticipated that each REMIC will elect under Section 171 of the Code to amortize any premium on the mortgage loans. Premium on any mortgage loan to which the election applies may be amortized under a constant yield method, presumably taking into account a Prepayment Assumption. This election would not apply to any mortgage loan originated on or before September 27, 1985, premium on which should be allocated among the principal payments on that mortgage loan and be deductible by the REMIC as those payments become due or upon the prepayment of the mortgage loan.

          A REMIC will be allowed deductions for interest, including original issue discount, on the REMIC Regular Certificates, whether or not offered by this prospectus, equal to the deductions that would be allowed if these REMIC
Regular Certificates were indebtedness of the REMIC. Original issue discount will be considered to accrue for this purpose as described above under
"--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount,"
except that the de minimis rule and the adjustments for subsequent holders of these REMIC Regular Certificates will not apply.

          Issue premium is the excess of the issue price of a REMIC Regular
Certificate over its stated redemption price. If a class of REMIC Regular
Certificates is issued with issue premium, the net amount of interest deductions that are allowed the REMIC in each taxable year for the REMIC Regular

                                      117

Certificates of that class will be reduced by an amount equal to the portion of the issue premium that is considered to be amortized or repaid in that year.
Although the matter is not entirely clear, it is likely that issue premium would be amortized under a constant yield method in a manner analogous to the method of accruing original issue discount described above under "--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount."

          Subject to the exceptions described in the following sentences, the taxable income of a REMIC will be determined in the same manner as if the REMIC were an individual having the calendar year as its taxable year and using the accrual method of accounting. However, no item of income, gain, loss or deduction allocable to a prohibited transaction will be taken into account. See
"--Prohibited Transactions Tax and Other Taxes" below. Further, the limitation on miscellaneous itemized deductions imposed on individuals by Section 67 of the
Code, allowing these deductions only to the extent they exceed in the aggregate two percent of the taxpayer's adjusted gross income, will not be applied at the
REMIC level and the REMIC will be allowed deductions for servicing, administrative and other non-interest expenses in determining its taxable income. These expenses will be allocated as a separate item to the holders of
REMIC Certificates, subject to the limitation of Section 67 of the Code. See
"--Possible Pass-Through of Miscellaneous Itemized Deductions" below. If the deductions allowed to the REMIC exceed its gross income for a calendar quarter, the excess will be the net loss for the REMIC for that calendar quarter.

          Basis Rules, Net Losses and Distributions. The adjusted basis of a
REMIC Residual Certificate will be equal to the amount paid for the REMIC
Residual Certificate, increased by amounts included in the income of the REMIC
Residual Certificateholder and decreased, but not below zero, by distributions made, and by net losses allocated, to the REMIC Residual Certificateholder.

          A REMIC Residual Certificateholder is not allowed to take into account any net loss for any calendar quarter to the extent the net loss exceeds the
REMIC Residual Certificateholder's adjusted basis in its REMIC Residual
Certificate as of the close of the calendar quarter, determined without regard to the net loss. Any loss that is not currently deductible by reason of this limitation may be carried forward indefinitely to future calendar quarters and, subject to the same limitation, may be used only to offset income from the REMIC
Residual Certificate. The ability of REMIC Residual Certificateholders to deduct net losses may be subject to additional limitations under the Code, as to which
REMIC Residual Certificateholders should consult their tax advisors.

          Any distribution on a REMIC Residual Certificate will be treated as a non-taxable return of capital to the extent it does not exceed the holder's adjusted basis in the REMIC Residual Certificate. To the extent a distribution on a REMIC Residual Certificate exceeds this adjusted basis, it will be treated as gain from the sale of the REMIC Residual Certificate. Holders of REMIC
Residual Certificates may be entitled to distributions early in the term of the related REMIC under circumstances in which their bases in the REMIC Residual
Certificates will not be sufficiently large that the distributions will be treated as nontaxable returns of capital. Their bases in the REMIC Residual
Certificates will initially equal the amount paid for the REMIC Residual
Certificates and will be increased by the REMIC Residual Certificateholders'
allocable shares of taxable income of the REMIC. However, these bases increases may not occur until the end of the calendar quarter, or perhaps the end of the calendar year, with respect to which the REMIC taxable income is allocated to the REMIC Residual Certificateholders. To the extent the REMIC Residual
Certificateholders' initial bases are less than the distributions to the REMIC
Residual Certificateholders, and increases in initial bases either occur after the distributions or, together with their initial bases, are less than the amount of the distributions, gain will be recognized by the REMIC Residual
Certificateholders on these distributions and will be treated as gain from the sale of their REMIC Residual Certificates.

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          The effect of these rules is that a REMIC Residual Certificateholder may not amortize its basis in a REMIC Residual Certificate, but may only recover its basis through distributions, through the deduction of any net losses of the
REMIC or upon the sale of its REMIC Residual Certificate. See "--Sales of REMIC
Certificates" below. For a discussion of possible modifications of these rules that may require adjustments to income of a holder of a REMIC Residual
Certificate other than an original holder in order to reflect any difference between the cost of the REMIC Residual Certificate to the REMIC Residual
Certificateholder and the adjusted basis the REMIC Residual Certificate would have in the hands of an original holder, see "--Taxation of Owners of REMIC
Residual Certificates--General" above.

          Excess Inclusions. Any excess inclusions with respect to a REMIC
Residual Certificate will be subject to federal income tax in all events.

          In general, the excess inclusions with respect to a REMIC Residual
Certificate for any calendar quarter will be the excess, if any, of

          (1) the daily portions of REMIC taxable income allocable to the REMIC
Residual Certificate over

          (2) the sum of the daily accruals for each day during the quarter that the REMIC Residual Certificate was held by the REMIC Residual Certificateholder.

          The daily accruals of a REMIC Residual Certificateholder will be determined by allocating to each day during a calendar quarter its ratable portion of the product of the adjusted issue price of the REMIC Residual
Certificate at the beginning of the calendar quarter and 120% of the long-term
Federal rate in effect on the closing date. For this purpose, the adjusted issue price of a REMIC Residual Certificate as of the beginning of any calendar quarter will be equal to the issue price of the REMIC Residual Certificate, increased by the sum of the daily accruals for all prior quarters and decreased, but not below zero, by any distributions made with respect to the REMIC Residual
Certificate before the beginning of that quarter. The issue price of a REMIC
Residual Certificate is the initial offering price to the public, excluding bond houses and brokers, at which a substantial amount of the REMIC Residual
Certificates were sold. The long-term Federal rate is an average of current yields on Treasury securities with a remaining term of greater than nine years, computed and published monthly by the IRS. Although it has not done so, the
Treasury has authority to issue regulations that would treat the entire amount of income accruing on a REMIC Residual Certificate as an excess inclusion if the
REMIC Residual Certificates are considered to have significant value.

          For REMIC Residual Certificateholders, an excess inclusion:

          (1) will not be permitted to be offset by deductions, losses or loss carryovers from other activities,

          (2) will be treated as unrelated business taxable income to an otherwise tax-exempt organization and

          (3) will not be eligible for any rate reduction or exemption under any applicable tax treaty with respect to the 30% United States withholding tax imposed on distributions to REMIC Residual Certificateholders that are foreign investors. See, however, "--Foreign Investors in REMIC Certificates," below.

                                      119

          Furthermore, for purposes of the alternative minimum tax, excess inclusions will not be permitted to be offset by the alternative tax net operating loss deduction and alternative minimum taxable income may not be less than the taxpayer's excess inclusions. The latter rule has the effect of preventing nonrefundable tax credits from reducing the taxpayer's income tax to an amount lower than the alternative minimum tax on excess inclusions.

          In the case of any REMIC Residual Certificates held by a real estate investment trust, the aggregate excess inclusions with respect to the REMIC
Residual Certificates, as reduced, but not below zero, by the real estate investment trust taxable income, will be allocated among the shareholders of the trust in proportion to the dividends received by the shareholders from the trust, and any amount so allocated will be treated as an excess inclusion with respect to a REMIC Residual Certificate as if held directly by the shareholder.
"Real estate investment trust taxable income" is defined by Section 857(b)(2) of the Code, and as used in the prior sentence does not include any net capital gain. Treasury regulations yet to be issued could apply a similar rule to regulated investment companies, common trust funds and cooperatives; the REMIC
Regulations currently do not address this subject.

          Noneconomic REMIC Residual Certificates. Under the REMIC regulations, transfers of "noneconomic" REMIC residual certificates will be disregarded for all federal income tax purposes if "a significant purpose of the transfer was to enable the transferor to impede the assessment or collection of tax." If the transfer is disregarded, the purported transferor will continue to remain liable for any taxes due with respect to the income on the "noneconomic" REMIC residual certificate. The REMIC regulations provide that a REMIC residual certificate is noneconomic unless, based on the prepayment assumption and on any required or permitted clean up calls, or required qualified liquidation provided for in the
REMIC's organizational documents, (1) the present value of the expected future distributions (discounted using the "applicable Federal rate" for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the REMIC residual certificate, which rate is computed and published monthly by the IRS, on the REMIC residual certificate equals at least the present value of the expected tax on the anticipated excess inclusions, and (2) the transferor reasonably expects that the transferee will receive distributions with respect to the REMIC residual certificate at or after the time the taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes. Accordingly, all transfers of REMIC residual certificates that may constitute noneconomic residual interests will be subject to restrictions under the terms of the related pooling and servicing agreement that are intended to reduce the possibility of any transfer being disregarded. The restrictions will require each party to a transfer to provide an affidavit that no purpose of the transfer is to impede the assessment or collection of tax, including representations as to the financial condition of the prospective transferee, as to which the transferor also is required to make a reasonable investigation to determine the transferee's historic payment of its debts and ability to continue to pay its debts as they come due in the future.
Prior to purchasing a REMIC residual certificate, prospective purchasers should consider the possibility that a purported transfer of the REMIC residual certificate by such a purchaser to another purchaser at some future date may be disregarded in accordance with the above-described rules which would result in the retention of tax liability by that purchaser.

          The IRS has issued final REMIC regulations that add to the conditions necessary to assure that a transfer of a non-economic residual interest would be respected. The additional conditions require that in order to qualify as a safe harbor transfer of a residual, the transferee represent that it will not cause the income "to be attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of the transferee or another U.S. taxpayer" and either (i) the amount received by the transferee be no less on a present value basis than the present value of the net tax detriment attributable to holding the residual interest reduced by the present value of the projected payments to be received on the residual interest or (ii)
the transfer is to a domestic taxable corporation

                                      120

with specified large amounts of gross and net assets and that meets certain other requirements where agreement is made that all future transfers will be to taxable domestic corporations in transactions that qualify for the same "safe harbor" provision. Eligibility for the safe harbor requires, among other things, that the facts and circumstances known to the transferor at the time of transfer not indicate to a reasonable person that the taxes with respect to the residual interest will not be paid, with an unreasonably low cost for the transfer specifically mentioned as negating eligibility.

          The related prospectus supplement will disclose whether offered REMIC residual certificates may be considered "noneconomic" residual interests under the REMIC regulations. Any disclosure that a REMIC residual certificate will not be considered "noneconomic" will be based upon some assumptions, and the depositor will make no representation that a REMIC residual certificate will not be considered "noneconomic" for purposes of the above-described rules. See
"--Foreign Investors in REMIC Certificates" for additional restrictions applicable to transfers of certain REMIC residual certificates to foreign persons.

          On May 11, 2004, the Internal Revenue Service issued final regulations relating to the federal income tax treatment of "inducement fees" received by transferees of non-economic REMIC Residual Certificates. The regulations provide tax accounting rules for the inclusion of such fees in income over an appropriate period, and clarify that inducement fees represent income from sources within the United States. These rules apply to taxable years ending on or after May 11, 2004. On the same date, the IRS issued administrative guidance addressing the procedures by which transferees of such REMIC Residual
Certificates may obtain consent to change the method of accounting for REMIC inducement fee income to one of the methods provided in the regulations.
Prospective purchasers of REMIC Residual Certificates should consult with their tax advisors regarding the effect of these regulations and the related administrative guidance.

          Mark-to-market Rules. In general, all securities owned by a dealer, except to the extent that the dealer has specifically identified a security as held for investment, must be marked to market in accordance with the applicable
Code provision and the related regulations. Under Treasury regulations a REMIC
Residual Certificate is not treated as a security and thus may not be marked to market.

          Possible Pass-through of Miscellaneous Itemized Deductions. Fees and expenses of a REMIC generally will be allocated to the holders of the related
REMIC Residual Certificates. The applicable Treasury regulations indicate, however, that in the case of a REMIC that is similar to a single class grantor trust, all or a portion of these fees and expenses should be allocated to the holders of the related REMIC Regular Certificates. Except as stated in the related prospectus supplement, these fees and expenses will be allocated to holders of the related REMIC Residual Certificates in their entirety and not to the holders of the related REMIC Regular Certificates.

          With respect to REMIC Residual Certificates or REMIC Regular
Certificates the holders of which receive an allocation of fees and expenses in accordance with the preceding discussion, if any holder thereof is an individual, estate or trust, or a pass-through entity beneficially owned by one or more individuals, estates or trusts,

o         an amount equal to the individual's, estate's or trust's share of the fees and expenses will be added to the gross income of the holder, and

o         the individual's, estate's or trust's share of the fees and expenses will be treated as a miscellaneous itemized deduction allowable subject to the limitation of Section 67 of the Code.

                                      121

          Section 67 of the Code permits these deductions only to the extent they exceed in the aggregate two percent of a taxpayer's adjusted gross income.
In addition, Section 68 of the Code provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount will be reduced by the lesser of (1) 3% of the excess of the individual's adjusted gross income over that amount or (2) 80% of the amount of itemized deductions otherwise allowable for the taxable year. The amount of additional taxable income reportable by REMIC Certificateholders that are subject to the limitations of either Section 67 or Section 68 of the Code may be substantial. Furthermore, in determining the alternative minimum taxable income of a holder of a REMIC Certificate that is an individual, estate or trust, or a pass-through entity beneficially owned by one or more individuals, estates or trusts, no deduction will be allowed for the holder's allocable portion of servicing fees and other miscellaneous itemized deductions of the
REMIC, even though an amount equal to the amount of the fees and other deductions will be included in the holder's gross income. Accordingly, these
REMIC Certificates may not be appropriate investments for individuals, estates, or trusts, or pass-through entities beneficially owned by one or more individuals, estates or trusts. Prospective investors should consult with their own tax advisors prior to making an investment in the certificates.

SALES OF REMIC CERTIFICATES

          If a REMIC Certificate is sold, the selling Certificateholder will recognize gain or loss equal to the difference between the amount realized on the sale and its adjusted basis in the REMIC Certificate. The adjusted basis of a REMIC Regular Certificate generally will be:

o         equal the cost of the REMIC Regular Certificate to the
          certificateholder,

o         increased by income reported by such certificateholder with respect to the REMIC Regular Certificate, including original issue discount and market discount income, and

o         reduced, but not below zero, by distributions on the REMIC Regular
          Certificate received by the certificateholder and by any amortized premium.

          The adjusted basis of a REMIC Residual Certificate will be determined as described under "--Taxation of Owners of REMIC Residual Certificates--Basis
Rules, Net Losses and Distributions." Except as provided in the following four paragraphs, gain or loss from the sale of a REMIC Certificate will be capital gain or loss, provided the REMIC Certificate is held as a capital asset within the meaning of Section 1221 of the Code.

          Gain from the sale of a REMIC Regular Certificate that might otherwise be capital gain will be treated as ordinary income to the extent the gain does not exceed the excess, if any, of (1) the amount that would have been includible in the seller's income with respect to the REMIC Regular Certificate assuming that income had accrued thereon at a rate equal to 110% of the applicable
Federal rate, determined as of the date of purchase of the REMIC Regular
Certificate, over (2) the amount of ordinary income actually includible in the seller's income prior to the sale. In addition, gain recognized on the sale of a
REMIC Regular Certificate by a seller who purchased the REMIC Regular
Certificate at a market discount will be taxable as ordinary income in an amount not exceeding the portion of the discount that accrued during the period the
REMIC Certificate was held by the holder, reduced by any market discount included in income under the rules described above under "--Taxation of Owners of REMIC Regular Certificates--Market Discount" and "--Premium."

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          REMIC Certificates will be evidences of indebtedness within the meaning of Section 582(c)(1) of the Code, so that gain or loss recognized from the sale of a REMIC Certificate by a bank or thrift institution to which this section applies will be ordinary income or loss.

          A portion of any gain from the sale of a REMIC Regular Certificate that might otherwise be capital gain may be treated as ordinary income to the extent that the certificate is held as part of a conversion transaction within the meaning of Section 1258 of the Code. A conversion transaction includes a transaction in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk, if substantially all of the taxpayer's return is attributable to the time value of the taxpayer's net investment in the transaction. The amount of gain so realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate applicable Federal rate at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction.

          Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include the net capital gain in total net investment income for the taxable year, for purposes of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer's net investment income.

          Except as may be provided in Treasury regulations yet to be issued, if the seller of a REMIC Residual Certificate reacquires the REMIC Residual
Certificate, or acquires any other residual interest in a REMIC or any similar interest in a taxable mortgage pool, as defined in Section 7701(i) of the Code, during the period beginning six months before, and ending six months after, the date of the sale, such sale will be subject to the wash sale rules of Section
1091 of the Code. In that event, any loss realized by the REMIC Residual
Certificateholder on the sale will not be deductible, but instead will be added to the REMIC Residual Certificateholder's adjusted basis in the newly-acquired asset.

          Prohibited Transactions and Other Possible REMIC Taxes. In the event a
REMIC engages in a prohibited transaction, the Code imposes a 100% tax on the income derived by the REMIC from the prohibited transaction. A prohibited transaction may occur upon the disposition of a mortgage loan, the receipt of income from a source other than a mortgage loan or other permitted investments, the receipt of compensation for services, or gain from the disposition of an asset purchased with the payments on the mortgage loans for temporary investment pending distribution on the REMIC Certificates. It is not anticipated that any
REMIC will engage in any prohibited transactions in which it would recognize a material amount of net income.

          In addition, a contribution to a REMIC made after the day on which the
REMIC issues all of its interests could result in the imposition on the REMIC of a tax equal to 100% of the value of the contributed property. Each pooling and servicing agreement will include provisions designed to prevent the acceptance of any contributions that would be subject to this tax.

          REMICs also are subject to federal income tax at the highest corporate rate on net income from foreclosure property, determined by reference to the rules applicable to real estate investment trusts. Net income from foreclosure property generally means gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust.
It is not anticipated that any REMIC will recognize net income from foreclosure property subject to federal income tax.

                                      123

          To the extent permitted by then applicable laws, any tax resulting from a prohibited transaction, tax resulting from a contribution made after the closing date, tax on net income from foreclosure property or state or local income or franchise tax that may be imposed on the REMIC will be borne by the related master servicer or trustee in either case out of its own funds, provided that the master servicer or the trustee has sufficient assets to do so, and provided that the tax arises out of a breach of the master servicer's or the trustee's obligations under the related pooling and servicing agreement and in respect of compliance with applicable laws and regulations. Any of these taxes not borne by the master servicer or the trustee will be charged against the related trust fund resulting in a reduction in amounts payable to holders of the related REMIC Certificates.

          Tax and Restrictions on Transfers of REMIC Residual Certificates to
Certain Organizations. If a REMIC Residual Certificate is transferred to a disqualified organization, a tax would be imposed in an amount equal to the product of:

o         the present value, discounted using the applicable Federal rate for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the REMIC
          Residual Certificate, of the total anticipated excess inclusions with respect to the REMIC Residual Certificate for periods after the transfer and

o         the highest marginal federal income tax rate applicable to corporations.

          The anticipated excess inclusions must be determined as of the date that the REMIC Residual Certificate is transferred and must be based on events that have occurred up to the time of the transfer, the Prepayment Assumption and any required or permitted clean up calls or required liquidation provided for in the REMIC's organizational documents. The tax would be imposed on the transferor of the REMIC Residual Certificate, except that where the transfer is through an agent for a disqualified organization, the tax would instead be imposed on the agent. However, a transferor of a REMIC Residual Certificate would in no event be liable for the tax with respect to a transfer if the transferee furnishes to the transferor an affidavit that the transferee is not a disqualified organization and, as of the time of the transfer, the transferor does not have actual knowledge that the affidavit is false. Moreover, an entity will not qualify as a REMIC unless there are reasonable arrangements designed to ensure that

o         residual interests in the entity are not held by disqualified organizations and

o         information necessary for the application of the tax described in this prospectus will be made available. Restrictions on the transfer of
          REMIC Residual Certificates and other provisions that are intended to meet this requirement will be included in the pooling and servicing agreement, and will be discussed more fully in any prospectus supplement relating to the offering of any REMIC Residual Certificate.

          In addition, if a pass-through entity includes in income excess inclusions with respect to a REMIC Residual Certificate, and a disqualified organization is the record holder of an interest in the entity, then a tax will be imposed on the entity equal to the product of (1) the amount of excess inclusions on the REMIC Residual Certificate that are allocable to the interest in the pass-through entity held by the disqualified organization and (2) the highest marginal federal income tax rate imposed on corporations. A pass-through entity will not be subject to this tax for any period, however, if each record holder of an interest in the pass-through entity furnishes to the pass-through entity

o         the holder's social security number and a statement under penalties of perjury that the social security number is that of the record holder
          or

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o         a statement under penalties of perjury that the record holder is not a disqualified organization. Notwithstanding the preceding two sentences, in the case of a REMIC Residual Certificate held by an electing large partnership, as defined in Section 775 of the Code, all interests in the partnership shall be treated as held by disqualified organizations, without regard to whether the record holders of the partnership furnish statements described in the preceding sentence, and the amount that is subject to tax under the second preceding sentence is excluded from the gross income of the partnership allocated to the partners, in lieu of allocating to the partners a deduction for the tax paid by the partnership.

          For these purposes, a disqualified organization means:

o         the United States, any State or political subdivision thereof, any foreign government, any international organization, or any agency or instrumentality of the foregoing, not including, however,
          instrumentalities described in Section 168(h)(2)(D) of the Code or the
          Federal Home Loan Mortgage Corporation,

o         any organization, other than a cooperative described in Section 521 of the Code, that is exempt from federal income tax, unless it is subject to the tax imposed by Section 511 of the Code or

o         any organization described in Section 1381(a)(2)(C) of the Code.

          For these purposes, a pass-through entity means any regulated investment company, real estate investment trust, trust, partnership or other entity described in Section 860E(e)(6)(B) of the Code. In addition, a person holding an interest in a pass-through entity as a nominee for another person will, with respect to the interest, be treated as a pass-through entity.

          Termination. A REMIC will terminate immediately after the distribution date following receipt by the REMIC of the final payment in respect of the mortgage loans or upon a sale of the REMIC's assets following the adoption by the REMIC of a plan of complete liquidation. The last distribution on a REMIC
Regular Certificate will be treated as a payment in retirement of a debt instrument. In the case of a REMIC Residual certificate, if the last distribution on the REMIC Residual Certificate is less than the REMIC Residual
Certificateholder's adjusted basis in the Certificate, the REMIC Residual
Certificateholder should, but may not, be treated as realizing a loss equal to the amount of the difference, and the loss may be treated as a capital loss.

          Reporting and Other Administrative Matters. Solely for purposes of the administrative provisions of the Code, the REMIC will be treated as a partnership and REMIC Residual Certificateholders will be treated as partners.
The trustee or other party specified in the related prospectus supplement will file REMIC federal income tax returns on behalf of the related REMIC, and under the terms of the related agreement, will either (1) be irrevocably appointed by the holders of the largest percentage interest in the related REMIC Residual
Certificates as their agent to perform all of the duties of the tax matters person with respect to the REMIC in all respects or (2) will be designated as and will act as the tax matters person with respect to the related REMIC in all respects and will hold at least a nominal amount of REMIC Residual Certificates.

          The trustee, as the tax matters person or as agent for the tax matters person, subject to notice requirements and various restrictions and limitations, generally will have the authority to act on behalf of the REMIC and the REMIC
Residual Certificateholders in connection with the administrative and judicial review of items of income, deduction, gain or loss of the REMIC, as well as the
REMIC's classification. REMIC Residual Certificateholders generally will be required to report such REMIC items consistently with their treatment on the
REMIC's tax return and may be bound by a settlement agreement between the

                                      125

trustee, as either tax matters person or as agent for the tax matters person, and the IRS concerning any REMIC item subject to that settlement agreement.
Adjustments made to the REMIC tax return may require a REMIC Residual
Certificateholder to make corresponding adjustments on its return, and an audit of the REMIC's tax return, or the adjustments resulting from an audit, could result in an audit of a REMIC Residual Certificateholder's return. Any person that holds a REMIC Residual Certificate as a nominee for another person may be required to furnish the REMIC, in a manner to be provided in Treasury regulations, with the name and address of the person and other information.

          Reporting of interest income, including any original issue discount, with respect to REMIC Regular Certificates is required annually, and may be required more frequently under Treasury regulations. These information reports generally are required to be sent to individual holders of REMIC regular interests and the IRS; holders of REMIC Regular Certificates that are corporations, trusts, securities dealers and some other non-individuals will be provided interest and original issue discount income information and the information set forth in the following paragraph upon request in accordance with the requirements of the applicable regulations. The information must be provided by the later of 30 days after the end of the quarter for which the information was requested, or two weeks after the receipt of the request. The REMIC must also comply with rules requiring a REMIC Regular Certificate issued with original issue discount to disclose on its face the amount of original issue discount and the issue date, and requiring the information to be reported to the
IRS. Reporting with respect to the REMIC Residual Certificates, including income, excess inclusions, investment expenses and relevant information regarding qualification of the REMIC's assets will be made as required under the
Treasury regulations, generally on a quarterly basis.

          The REMIC Regular Certificate information reports will include a statement of the adjusted issue price of the REMIC Regular Certificate at the beginning of each accrual period. In addition, the reports will include information required by regulations with respect to computing the accrual of any market discount. Because exact computation of the accrual of market discount on a constant yield method would require information relating to the holder's purchase price that the REMIC may not have, Treasury regulations only require that information pertaining to the appropriate proportionate method of accruing market discount be provided. See "--Taxation of Owners of REMIC Regular
Certificates--Market Discount."

          The responsibility for complying with the foregoing reporting rules will be borne by the trustee or other party designated in the related prospectus supplement.

          Backup Withholding with Respect to REMIC Certificates. Payments of interest and principal, as well as payments of proceeds from the sale of REMIC
Certificates, may be subject to the backup withholding tax under Section 3406 of the Code if recipients of the payments fail to furnish to the payor information including their taxpayer identification numbers, or otherwise fail to establish an exemption from the backup withholding tax. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against the recipient's federal income tax. Furthermore, penalties may be imposed by the IRS on a recipient of payments that is required to supply information but that does not do so in the proper manner.

          Foreign Investors in REMIC Certificates. A REMIC Regular
Certificateholder that is not a United States Person and is not subject to federal income tax as a result of any direct or indirect connection to the
United States in addition to its ownership of a REMIC Regular Certificate, will not be subject to United States federal income or withholding tax in respect of a distribution on a REMIC Regular Certificate, provided that the holder complies to the extent necessary with identification requirements including delivery of a statement signed by the certificateholder under penalties of perjury,

                                      126

certifying that the certificateholder is not a United States Person and providing the name and address of the certificateholder. The IRS may assert that the foregoing tax exemption should not apply with respect to a REMIC Regular
Certificate held by a REMIC Residual Certificateholder that owns directly or indirectly a 10% or greater interest in the REMIC Residual Certificates. If the holder does not qualify for exemption, distributions of interest, including distributions in respect of accrued original issue discount, to the holder may be subject to a tax rate of 30%, subject to reduction under any applicable tax treaty.

          Special rules apply to partnerships, estates and trusts, and in certain circumstances certifications as to foreign status and other matters may be required to be provided by partners and beneficiaries thereof.

          In addition, the foregoing rules will not apply to exempt a United
States shareholder of a controlled foreign corporation from taxation on the
United States shareholder's allocable portion of the interest income received by the controlled foreign corporation.

          Further, it appears that a REMIC Regular Certificate would not be included in the estate of a non-resident alien individual and would not be subject to United States estate taxes. However, it is suggested that certificateholders who are non-resident alien individuals consult their tax advisors concerning this question.

          Except as stated in the related prospectus supplement, transfers of
REMIC Residual Certificates to investors that are not United States Persons will be prohibited under the related pooling and servicing agreement.

NOTES

          On or prior to the date of the related prospectus supplement with respect to the proposed issuance of each series of notes, counsel to the depositor will provide its opinion that, assuming compliance with all provisions of the indenture, owner trust agreement and other related documents, for federal income tax purposes (1) the notes will be treated as indebtedness and (2) the issuer, as created under the owner trust agreement, will not be characterized as an association or publicly traded partnership taxable as a corporation or as a taxable mortgage pool. For purposes of this tax discussion, references to a noteholder or a holder are to the beneficial owner of a note.

          Status as Real Property Loans. Notes held by a domestic building and loan association will not constitute "loans . . . secured by an interest in real property" within the meaning of Code section 7701(a)(19)(C)(v); and notes held by a real estate investment trust will not constitute real estate assets within the meaning of Code section 856(c)(4)(A) and interest on notes will not be considered "interest on obligations secured by mortgages on real property"
within the meaning of Code section 856(c)(3)(B).

          Taxation of Noteholders. Notes generally will be subject to the same rules of taxation as REMIC Regular Certificates issued by a REMIC, except that
(1) income reportable on the notes is not required to be reported under the accrual method unless the holder otherwise uses the accrual method and (2) the special rule treating a portion of the gain on sale or exchange of a REMIC
Regular Certificate as ordinary income is inapplicable to the notes. See
"--REMICs--Taxation of Owners of REMIC Regular Certificates" and "--Sales of
REMIC Certificates."

                                      127

GRANTOR TRUST FUNDS

          On or prior to the date of the related prospectus supplement with respect to the proposed issuance of each series of Grantor Trust Certificates, counsel to the depositor will provide its opinion that, assuming compliance with all provisions of the related pooling and servicing agreement, the related
Grantor trust fund will be classified as a grantor trust under subpart E, part I of subchapter J of Chapter 1 of the Code and not as a partnership or an association taxable as a corporation.

CHARACTERIZATION OF INVESTMENTS IN GRANTOR TRUST CERTIFICATES

          Grantor Trust Fractional Interest Certificates. In the case of Grantor
Trust Fractional Interest Certificates, except as disclosed in the related prospectus supplement, counsel to the depositor will provide its opinion that
Grantor Trust Fractional Interest Certificates will represent interests in
"loans . . . secured by an interest in real property" within the meaning of
Section 7701(a)(19)(C)(v) of the Code; "obligation[s] (including any participation or certificate of beneficial ownership therein) which . . .[are]
principally secured by an interest in real property" within the meaning of
Section 860G(a)(3) of the Code; and real estate assets within the meaning of
Section 856(c)(4)(A) of the Code. In addition, counsel to the depositor will deliver its opinion that interest on Grantor Trust Fractional Interest
Certificates will to the same extent be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Section 856(c)(3)(B) of the Code.

          The assets constituting certain Grantor trust funds may include buydown mortgage loans. The characterization of an investment in buydown mortgage loans will depend upon the precise terms of the related buydown agreement, but to the extent that the buydown mortgage loans are secured by a bank account or other personal property, they may not be treated in their entirety as assets described in the preceding paragraph. No directly applicable precedents exist with respect to the federal income tax treatment or the characterization of investments in buydown mortgage loans. Accordingly, holders of Grantor Trust Certificates should consult their own tax advisors with respect to the characterization of investments in Grantor Trust Certificates representing an interest in a Grantor trust fund that includes buydown mortgage loans.

          Grantor Trust Strip Certificates. Even if Grantor Trust Strip
Certificates evidence an interest in a Grantor trust fund consisting of mortgage loans that are "loans . . . secured by an interest in real property" within the meaning of Section 7701(a)(19)(C)(v) of the Code, and real estate assets within the meaning of Section 856(c)(4)(A) of the Code, and the interest on the mortgage loans is "interest on obligations secured by mortgages on real property" within the meaning of Section 856(c)(3)(B) of the Code, it is unclear whether the Grantor Trust Strip Certificates, and income from the Grantor Trust
Certificates will be characterized the same way. However, the policies underlying these sections, to encourage or require investments in mortgage loans by thrift institutions and real estate investment trusts, suggest that this characterization is appropriate. Counsel to the depositor will not deliver any opinion on these questions. It is suggested that prospective purchasers to which the characterization of an investment in Grantor Trust Strip Certificates is material consult their tax advisors regarding whether the Grantor Trust Strip
Certificates, and the income therefrom, will be so characterized.

          The Grantor Trust Strip Certificates will be "obligation[s] (including any participation or certificate of beneficial ownership therein) which . .
..[are] principally secured by an interest in real property" within the meaning of Section 860G(a)(3)(A) of the Code.

          Taxation of Owners of Grantor Trust Fractional Interest Certificates.
Holders of a particular series of Grantor Trust Fractional Interest Certificates generally will be required to report on their federal

                                      128

income tax returns their shares of the entire income from the mortgage loans, including amounts used to pay reasonable servicing fees and other expenses, and will be entitled to deduct their shares of any reasonable servicing fees and other expenses. Because of stripped interests, market or original issue discount, or premium, the amount includible in income on account of a Grantor
Trust Fractional Interest Certificate may differ significantly from the amount distributable on the same certificate representing interest on the mortgage loans. Under Section 67 of the Code, an individual, estate or trust holding a
Grantor Trust Fractional Interest Certificate directly or through some pass-through entities will be allowed a deduction for the reasonable servicing fees and expenses only to the extent that the aggregate of the holder's miscellaneous itemized deductions exceeds two percent of the holder's adjusted gross income. In addition, Section 68 of the Code reduces the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount. The amount of additional taxable income reportable by holders of Grantor Trust Fractional Interest Certificates who are subject to the limitations of either Section 67 or Section 68 of the Code may be substantial. Further, certificateholders other than corporations subject to the alternative minimum tax may not deduct miscellaneous itemized deductions in determining the holder's alternative minimum taxable income. Although it is not entirely clear, it appears that in transactions in which multiple classes of
Grantor Trust Certificates, including Grantor Trust Strip Certificates, are issued, the fees and expenses should be allocated among the classes of Grantor
Trust Certificates using a method that recognizes that each class benefits from the related services. In the absence of statutory or administrative clarification as to the method to be used, it is intended to base information returns or reports to the IRS and certificateholders on a method that allocates the expenses among classes of Grantor Trust Certificates with respect to each period on the distributions made to each class during that period.

          The federal income tax treatment of Grantor Trust Fractional Interest
Certificates of any series will depend on whether they are subject to the stripped bond rules of Section 1286 of the Code. Grantor Trust Fractional
Interest Certificates may be subject to those rules if (1) a class of Grantor
Trust Strip Certificates is issued as part of the same series of certificates or
(2) the depositor or any of its affiliates retains, for its own account or for purposes of resale, a right to receive a specified portion of the interest payable on the mortgage loans. Further, the IRS has ruled that an unreasonably high servicing fee retained by a seller or servicer will be treated as a retained ownership interest in mortgages that constitutes a stripped coupon. For purposes of determining what constitutes reasonable servicing fees for various types of mortgages the IRS has established safe harbors. The servicing fees paid with respect to the mortgage loans for a series of Grantor Trust Certificates may be higher than those safe harbors and, accordingly, may not constitute reasonable servicing compensation. The related prospectus supplement will include information regarding servicing fees paid to the master servicer, any subservicer or their respective affiliates necessary to determine whether the safe harbor rules apply.

          If Stripped Bond Rules Apply. If the stripped bond rules apply, each
Grantor Trust Fractional Interest Certificate will be treated as having been issued with original issue discount within the meaning of Section 1273(a) of the
Code, subject, however, to the discussion in the sixth following paragraph regarding the possible treatment of stripped bonds as market discount bonds and the discussion regarding de minimis market discount. See "--Taxation of Owners of Grantor Trust Fractional Interest Certificates--Discount" below. Under the stripped bond rules, the holder of a Grantor Trust Fractional Interest
Certificate, whether a cash or accrual method taxpayer, will be required to report interest income from its Grantor Trust Fractional Interest Certificate for each month in an amount equal to the income that accrues on the certificate in that month calculated under a constant yield method, in accordance with the rules of the Code relating to original issue discount.

          The original issue discount on a Grantor Trust Fractional Interest
Certificate will be the excess of the certificate's stated redemption price over its issue price. The issue price of a Grantor Trust Fractional

                                      129

Interest Certificate as to any purchaser will be equal to the price paid by the purchaser for the Grantor Trust Fractional Interest Certificate. The stated
redemption price of a Grantor Trust Fractional Interest Certificate will be the sum of all payments to be made on the certificate, other than qualified stated
interest, if any, as well as the certificate's share of reasonable servicing fees and other expenses. See "--Taxation of Owners of Grantor Trust Fractional
Interest Certificates--Stripped Bond Rules Do Not Apply" for a definition of qualified stated interest. In general, the amount of the income that accrues in any month would equal the product of the holder's adjusted basis in the Grantor
Trust Fractional Interest Certificate at the beginning of the month, see "Sales of Grantor Trust Certificates", and the yield of the Grantor Trust Fractional
Interest Certificate to the holder. This yield is equal to a rate that, compounded based on the regular interval between distribution dates and used to discount the holder's share of future payments on the mortgage loans, causes the present value of those future payments to equal the price at which the holder purchased the certificate. In computing yield under the stripped bond rules, a certificateholder's share of future payments on the mortgage loans will not include any payments made in respect of any ownership interest in the mortgage loans retained by the depositor, the master servicer, any subservicer or their respective affiliates, but will include the certificateholder's share of any reasonable servicing fees and other expenses.

          To the extent the Grantor Trust Fractional Interest Certificates represent an interest in any pool of debt instruments the yield on which may be affected by reason of prepayments, Section 1272(a)(6) of the Code requires (1)
the use of a reasonable Prepayment Assumption in accruing original issue discount and (2) adjustments in the accrual of original issue discount when prepayments do not conform to the Prepayment Assumption. It is unclear whether those provisions would be applicable to the Grantor Trust Fractional Interest
Certificates that do not represent an interest in any pool of debt instruments the yield on which may be affected by reason of prepayments, or whether use of a reasonable Prepayment Assumption may be required or permitted without reliance on these rules. It is also uncertain, if a Prepayment Assumption is used, whether the assumed prepayment rate would be determined based on conditions at the time of the first sale of the Grantor Trust Fractional Interest Certificate or, for a particular holder, at the time of purchase of the Grantor Trust
Fractional Interest Certificate by that holder. It is suggested that
Certificateholders consult their own tax advisors concerning reporting original issue discount with respect to Grantor Trust Fractional Interest Certificates and, in particular, whether a Prepayment Assumption should be used in reporting original issue discount.

          In the case of a Grantor Trust Fractional Interest Certificate acquired at a price equal to the principal amount of the mortgage loans allocable to the certificate, the use of a Prepayment Assumption generally would not have any significant effect on the yield used in calculating accruals of interest income. In the case, however, of a Grantor Trust Fractional Interest
Certificate acquired at a price less than or greater than the principal amount of the certificate, that is, at a discount or a premium, the use of a reasonable
Prepayment Assumption would increase or decrease the yield, and thus accelerate or decelerate, respectively, the reporting of income.

          If a Prepayment Assumption is not used, then when a mortgage loan prepays in full, the holder of a Grantor Trust Fractional Interest Certificate acquired at a discount or a premium generally will recognize ordinary income or loss equal to the difference between the portion of the prepaid principal amount of the mortgage loan that is allocable to the certificate and the portion of the adjusted basis of the certificate that is allocable to the certificateholder's interest in the mortgage loan. If a Prepayment Assumption is used, it appears that no separate item of income or loss should be recognized upon a prepayment.
Instead, a prepayment should be treated as a partial payment of the stated
redemption price of the Grantor Trust Fractional Interest Certificate and
accounted for under a method similar to that described for taking account of original issue discount on REMIC Regular Certificates. See "--REMICs--Taxation
of Owners of REMIC Regular Certificates--Original Issue Discount." It is unclear

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whether any other adjustments would be required to reflect differences between an assumed prepayment rate and the actual rate of prepayments.

          It is intended to base information reports or returns to the IRS and certificateholders in transactions subject to the stripped bond rules on a
Prepayment Assumption that will be disclosed in the related prospectus supplement and on a constant yield computed using a representative initial offering price for each class of certificates. However, none of the depositor, the master servicer or the trustee will make any representation that the mortgage loans will in fact prepay at a rate conforming to the Prepayment
Assumption or any other rate and certificateholders should bear in mind that the use of a representative initial offering price will mean that the information returns or reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders of each series who bought at that price.

          Under Treasury regulation Section 1.1286-1, stripped bonds may to be treated as market discount bonds and any purchaser of a stripped bond treated as a market discount bond is to account for any discount on the bond as market discount rather than original issue discount. This treatment only applies, however, if immediately after the most recent disposition of the bond by a person stripping one or more coupons from the bond and disposing of the bond or coupon (1) there is no, or only a de minimis amount of, original issue discount or (2) the annual stated rate of interest payable on the original bond is no more than one percentage point lower than the gross interest rate payable on the original mortgage loan, before subtracting any servicing fee or any stripped coupon. If interest payable on a Grantor Trust Fractional Interest Certificate is more than one percentage point lower than the gross interest rate payable on the mortgage loans, the related prospectus supplement will disclose that fact.
If the original issue discount or market discount on a Grantor Trust Fractional
Interest Certificate determined under the stripped bond rules is less than 0.25%
of the stated redemption price multiplied by the weighted average maturity of the mortgage loans, then that original issue discount or market discount will be considered to be de minimis. Original issue discount or market discount of only a de minimis amount will be included in income in the same manner as de minimis original issue and market discount described in "--Characteristics of
Investments in Grantor Trust Certificates--If Stripped Bond Rules Do Not Apply"
and "--Market Discount" below.

          If Stripped Bond Rules Do Not Apply. Subject to the discussion below on original issue discount, if the stripped bond rules do not apply to a Grantor
Trust Fractional Interest Certificate, the certificateholder will be required to report its share of the interest income on the mortgage loans in accordance with the certificateholder's normal method of accounting. The original issue discount rules will apply to a Grantor Trust Fractional Interest Certificate to the
extent it evidences an interest in mortgage loans issued with original issue discount.

          The original issue discount, if any, on the mortgage loans will equal the difference between the stated redemption price of the mortgage loans and their issue price. Under the OID Regulations, the stated redemption price is equal to the total of all payments to be made on the mortgage loan other than qualified stated interest. Qualified stated interest is interest that is unconditionally payable at least annually at a single fixed rate, a qualified floating rate, an objective rate, a combination of a single fixed rate and one or more qualified floating rates or one qualified inverse floating rate, or a combination of qualified floating rates that does not operate in a manner that accelerates or defers interest payments on the mortgage loan. In general, the issue price of a mortgage loan will be the amount received by the borrower from the lender under the terms of the mortgage loan, less any points paid by the borrower, and the stated redemption price of a mortgage loan will equal its principal amount, unless the mortgage loan provides for an initial below-market rate of interest or the acceleration or the deferral of interest payments. The determination as to whether original issue discount will be considered to be de minimis

                                      131

will be calculated using the same test described in the REMIC discussion. See
"--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount"
above.

          In the case of mortgage loans bearing adjustable or variable interest rates, the related prospectus supplement will describe the manner in which the rules will be applied with respect to those mortgage loans by the master servicer or the trustee in preparing information returns to the certificateholders and the IRS.

          If original issue discount is in excess of a de minimis amount, all original issue discount with respect to a mortgage loan will be required to be accrued and reported in income each month, based on a constant yield. Section
1272(a)(6) of the Code requires that a Prepayment Assumption be made in computing yield with respect to any pool of debt instruments the yield on which may be affected by reason of prepayments. Accordingly, for certificates backed by these pools, it is intended to base information reports and returns to the
IRS and certificateholders on the use of a Prepayment Assumption. However, in
the case of certificates not backed by these pools, it currently is not intended to base the reports and returns on the use of a Prepayment Assumption. It is suggested that certificateholders consult their own tax advisors concerning whether a Prepayment Assumption should be used in reporting original issue discount with respect to Grantor Trust Fractional Interest Certificates.
Certificateholders should refer to the related prospectus supplement with respect to each series to determine whether and in what manner the original issue discount rules will apply to mortgage loans in the series.

          A purchaser of a Grantor Trust Fractional Interest Certificate that purchases the Grantor Trust Fractional Interest Certificate at a cost less than the certificate's allocable portion of the aggregate remaining stated redemption price of the mortgage loans held in the related trust fund will also be required to include in gross income the certificate's daily portions of any original issue discount with respect to the mortgage loans. However, the daily portion will be reduced, if the cost of the Grantor Trust Fractional Interest
Certificate to the purchaser is in excess of the certificate's allocable portion of the aggregate adjusted issue prices of the mortgage loans held in the related trust fund, approximately in proportion to the ratio the excess bears to the certificate's allocable portion of the aggregate original issue discount remaining to be accrued on the mortgage loans. The adjusted issue price of a mortgage loan on any given day equals the sum of (1) the adjusted issue price, or, in the case of the first accrual period, the issue price, of the mortgage loan at the beginning of the accrual period that includes that day and (2) the daily portions of original issue discount for all days during the accrual period prior to that day. The adjusted issue price of a mortgage loan at the beginning of any accrual period will equal the issue price of the mortgage loan, increased by the aggregate amount of original issue discount with respect to the mortgage loan that accrued in prior accrual periods, and reduced by the amount of any payments made on the mortgage loan in prior accrual periods of amounts included in its stated redemption price.

          In addition to its regular reports, the master servicer or the trustee, except as provided in the related prospectus supplement, will provide to any holder of a Grantor Trust Fractional Interest Certificate such information as the holder may reasonably request from time to time with respect to original issue discount accruing on Grantor Trust Fractional Interest
Certificates. See "Grantor Trust Reporting" below.

          Market Discount. If the stripped bond rules do not apply to the
Grantor Trust Fractional Interest Certificate, a certificateholder may be subject to the market discount rules of Sections 1276 through 1278 of the Code to the extent an interest in a mortgage loan is considered to have been purchased at a market discount, that is, in the case of a mortgage loan issued without original issue discount, at a purchase price less than its remaining stated redemption price, or in the case of a mortgage loan issued with original issue discount, at a purchase price less than its adjusted issue price. If market discount is in excess of a de minimis amount, the holder generally will be required to include in income in each month the amount of

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the discount that has accrued through the month that has not previously been included in income, but limited, in the case of the portion of the discount that is allocable to any mortgage loan, to the payment of stated redemption price on the mortgage loan that is received by, or, in the case of accrual basis certificateholders, due to, the trust fund in that month. A certificateholder may elect to include market discount in income currently as it accrues under a constant yield method based on the yield of the certificate to the holder rather than including it on a deferred basis under rules similar to those described in
"--Taxation of Owners of REMIC Regular Certificates--Market Discount" above.

          Section 1276(b)(3) of the Code authorized the Treasury Department to issue regulations providing for the method for accruing market discount on debt instruments, the principal of which is payable in more than one installment.
Until regulations are issued by the Treasury Department, rules described in the committee report will apply. Under those rules, in each accrual period market discount on the mortgage loans should accrue, at the certificateholder's option:
(1) on the basis of a constant yield method, (2) in the case of a mortgage loan issued without original issue discount, in an amount that bears the same ratio to the total remaining market discount as the stated interest paid in the accrual period bears to the total stated interest remaining to be paid on the mortgage loan as of the beginning of the accrual period, or (3) in the case of a mortgage loan issued with original issue discount, in an amount that bears the same ratio to the total remaining market discount as the original issue discount accrued in the accrual period bears to the total original issue discount remaining at the beginning of the accrual period. The Prepayment Assumption, if any, used in calculating the accrual of original issue discount is to be used in calculating the accrual of market discount. The effect of using a Prepayment
Assumption could be to accelerate the reporting of the discount income. Because the regulations referred to in this paragraph have not been issued, it is not possible to predict what effect the regulations might have on the tax treatment of a mortgage loan purchased at a discount in the secondary market.

          Because the mortgage loans will provide for periodic payments of stated redemption price, the market discount may be required to be included in income at a rate that is not significantly slower than the rate at which the discount would be included in income if it were original issue discount.

          Market discount with respect to mortgage loans may be considered to be de minimis and, if so, will be includible in income under de minimis rules similar to those described above in "--REMICs--Taxation of Owners of REMIC
Regular Certificates--Original Issue Discount" with the exception that it is less likely that a Prepayment Assumption will be used for purposes of these rules with respect to the mortgage loans.

          Further, under the rules described in "--REMICs--Taxation of Owners of
REMIC Regular Certificates--Market Discount," above, any discount that is not original issue discount and exceeds a de minimis amount may require the deferral of interest expense deductions attributable to accrued market discount not yet includible in income, unless an election has been made to report market discount currently as it accrues. This rule applies without regard to the origination dates of the mortgage loans.

          Premium. If a certificateholder is treated as acquiring the underlying mortgage loans at a premium, that is, at a price in excess of their remaining stated redemption price, the certificateholder may elect under Section 171 of the Code to amortize using a constant yield method the portion of the premium allocable to mortgage loans originated after September 27, 1985. Amortizable premium is treated as an offset to interest income on the related debt instrument, rather than as a separate interest deduction. However, premium allocable to mortgage loans originated before September 28, 1985 or to mortgage loans for which an amortization election is not made, should be allocated among the payments of stated redemption price on the mortgage loan and be allowed as a deduction as these payments are made, or, for

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a certificateholder using the accrual method of accounting, when the payments of stated redemption price are due.

          It is unclear whether a Prepayment Assumption should be used in computing amortization of premium allowable under Section 171 of the Code. If premium is not subject to amortization using a Prepayment Assumption and a mortgage loan prepays in full, the holder of a Grantor Trust Fractional Interest
Certificate acquired at a premium should recognize a loss, equal to the difference between the portion of the prepaid principal amount of the mortgage loan that is allocable to the certificate and the portion of the adjusted basis of the certificate that is allocable to the mortgage loan. If a Prepayment
Assumption is used to amortize this premium, it appears that this loss would be unavailable. Instead, if a Prepayment Assumption is used, a prepayment should be treated as a partial payment of the stated redemption price of the Grantor Trust
Fractional Interest Certificate and accounted for under a method similar to that described for taking account of original issue discount on REMIC Regular
Certificates. See "REMICs--Taxation of Owners of REMIC Regular
Certificates--Original Issue Discount." It is unclear whether any other adjustments would be required to reflect differences between the Prepayment
Assumption used, and the actual rate of prepayments.

TAXATION OF OWNERS OF GRANTOR TRUST STRIP CERTIFICATES

          The stripped coupon rules of Section 1286 of the Code will apply to the Grantor Trust Strip Certificates. Except as described above in
"Characterization of Investments in Grantor Trust Certificates--If Stripped Bond
Rules Apply," no regulations or published rulings under Section 1286 of the Code have been issued and uncertainty exists as to how it will be applied to securities like the Grantor Trust Strip Certificates. Accordingly, it is
suggested that holders of Grantor Trust Strip Certificates consult their own tax advisors concerning the method to be used in reporting income or loss with respect to the certificates.

          The OID Regulations do not apply to stripped coupons, although they provide general guidance as to how the original issue discount sections of the
Code will be applied. In addition, the discussion below is subject to the discussion under "--Application of Contingent Payment Rules" and assumes that the holder of a Grantor Trust Strip Certificate will not own any Grantor Trust
Fractional Interest Certificates.

          Under the stripped coupon rules, it appears that original issue discount will be required to be accrued in each month on the Grantor Trust Strip
Certificates based on a constant yield method. In effect, each holder of Grantor
Trust Strip Certificates would include as interest income in each month an amount equal to the product of the holder's adjusted basis in the Grantor Trust
Strip Certificate at the beginning of that month and the yield of the Grantor
Trust Strip Certificate to the holder. The yield would be calculated based on the price paid for that Grantor Trust Strip Certificate by its holder and the payments remaining to be made thereon at the time of the purchase, plus an allocable portion of the servicing fees and expenses to be paid with respect to the mortgage loans. See "Characterization of Investments in Grantor Trust
Certificates--Stripped Bond Rules Apply" above.

          As noted, Section 1272(a)(6) of the Code requires that a Prepayment
Assumption be used in computing the accrual of original issue discount with respect to some categories of debt instruments, and that adjustments be made in the amount and rate of accrual of the discount when prepayments do not conform to the Prepayment Assumption. To the extent the Grantor Trust Strip Certificates represent an interest in any pool of debt instruments the yield on which may be affected by reason of prepayments, those provisions apply to Grantor Trust Strip
Certificates. It is unclear whether those provisions would be applicable to the
Grantor Trust Strip Certificates that do not represent an interest in any such pool, or

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whether use of a Prepayment Assumption may be required or permitted in the absence of these provisions. It is also uncertain, if a Prepayment Assumption is used, whether the assumed prepayment rate would be determined based on conditions at the time of the first sale of the Grantor Trust Strip Certificate or, with respect to any subsequent holder, at the time of purchase of the
Grantor Trust Strip Certificate by that holder.

          The accrual of income on the Grantor Trust Strip Certificates will be significantly slower if a Prepayment Assumption is permitted to be made than if yield is computed assuming no prepayments. It currently is intended to base information returns or reports to the IRS and certificateholders on the
Prepayment Assumption disclosed in the related prospectus supplement and on a constant yield computed using a representative initial offering price for each class of certificates. However, none of the depositor, the master servicer or the trustee will make any representation that the mortgage loans will in fact prepay at a rate conforming to the Prepayment Assumption or at any other rate and certificateholders should bear in mind that the use of a representative initial offering price will mean that the information returns or reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders of each series who bought at that price.
Prospective purchasers of the Grantor Trust Strip Certificates should consult their own tax advisors regarding the use of the Prepayment Assumption.

          It is unclear under what circumstances, if any, the prepayment of a mortgage loan will give rise to a loss to the holder of a Grantor Trust Strip
Certificate. If a Grantor Trust Strip Certificate is treated as a single instrument rather than an interest in discrete mortgage loans and the effect of prepayments is taken into account in computing yield with respect to the Grantor
Trust Strip Certificate, it appears that no loss may be available as a result of any particular prepayment unless prepayments occur at a rate faster than the
Prepayment Assumption. However, if a Grantor Trust Strip Certificate is treated as an interest in discrete mortgage loans, or if the Prepayment Assumption is not used, then, when a mortgage loan is prepaid, the holder of a Grantor Trust
Strip Certificate should be able to recognize a loss equal to the portion of the adjusted issue price of the Grantor Trust Strip Certificate that is allocable to the mortgage loan.

          Possible Application of Contingent Payment Rules. The coupon stripping rules' general treatment of stripped coupons is to regard them as newly issued debt instruments in the hands of each purchaser. To the extent that payments on the Grantor Trust Strip Certificates would cease if the mortgage loans were prepaid in full, the Grantor Trust Strip Certificates could be considered to be debt instruments providing for contingent payments. Under the OID Regulations, debt instruments providing for contingent payments are not subject to the same rules as debt instruments providing for noncontingent payments. Regulations were promulgated on June 14, 1996, regarding contingent payment debt instruments, the
"Contingent Payment Regulations", but it appears that Grantor Trust Strip
Certificates, to the extent subject to Section 1272(a)(6) of the Code as described above, or due to their similarity to other mortgage-backed securities, such as REMIC regular interests and debt instruments subject to Section
1272(a)(6) of the Code, that are expressly excepted from the application of the
Contingent Payment Regulations, are or may be excepted from these regulations.
Like the OID Regulations, the Contingent Payment Regulations do not specifically address securities, like the Grantor Trust Strip Certificates, that are subject to the stripped bond rules of Section 1286 of the Code.

          If the contingent payment rules under the Contingent Payment
Regulations were to apply, the holder of a Grantor Trust Strip Certificate would be required to apply the noncontingent bond method. Under the noncontingent bond method, the issuer of a Grantor Trust Strip Certificate determines a projected payment schedule on which interest will accrue. Holders of Grantor Trust Strip
Certificates are bound by the issuer's projected payment schedule. The projected payment schedule consists of all

                                      135

noncontingent payments and a projected amount for each contingent payment based on the projected yield of the Grantor Trust Strip Certificate.

          The projected amount of each payment is determined so that the projected payment schedule reflects the projected yield. The projected amount of each payment must reasonably reflect the relative expected values of the payments to be received by the holder of a Grantor Trust Strip Certificate. The projected yield referred to above is a reasonable rate, not less than the applicable Federal rate that, as of the issue date, reflects general market conditions, the credit quality of the issuer, and the terms and conditions of the mortgage loans. The holder of a Grantor Trust Strip Certificate would be required to include as interest income in each month the adjusted issue price of the Grantor Trust Strip Certificate at the beginning of the period multiplied by the projected yield, and would add to, or subtract from, the income any variation between the payment actually received in that month and the payment originally projected to be made in that month.

          Assuming that a Prepayment Assumption were used, if the Contingent
Payment Regulations or their principles were applied to Grantor Trust Strip
Certificates, the amount of income reported with respect thereto would be substantially similar to that described under "Taxation of Owners of Grantor
Trust Strip Certificates". Certificateholders should consult their tax advisors concerning the possible application of the contingent payment rules to the
Grantor Trust Strip Certificates.

SALES OF GRANTOR TRUST CERTIFICATES

          Any gain or loss equal to the difference between the amount realized on the sale or exchange of a Grantor Trust Certificate and its adjusted basis recognized on the sale or exchange of a Grantor Trust Certificate by an investor who holds the Grantor Trust Certificate as a capital asset will be capital gain or loss, except to the extent of accrued and unrecognized market discount, which will be treated as ordinary income, and, in the case of banks and other financial institutions, except as provided under Section 582(c) of the Code. The adjusted basis of a Grantor Trust Certificate generally will equal its cost, increased by any income reported by the seller, including original issue discount and market discount income, and reduced, but not below zero, by any previously reported losses, any amortized premium and by any distributions with respect to the Grantor Trust Certificate.

          Gain or loss from the sale of a Grantor Trust Certificate may be partially or wholly ordinary and not capital in some circumstances. Gain attributable to accrued and unrecognized market discount will be treated as ordinary income, as will gain or loss recognized by banks and other financial institutions subject to Section 582(c) of the Code. Furthermore, a portion of any gain that might otherwise be capital gain may be treated as ordinary income to the extent that the Grantor Trust Certificate is held as part of a conversion transaction within the meaning of Section 1258 of the Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk, if substantially all of the taxpayer's return is attributable to the time value of the taxpayer's net investment in the transaction. The amount of gain realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate applicable Federal rate at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction. Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include the net capital gain in total net investment income for that taxable year, for purposes of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer's net investment income.

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          Grantor Trust Reporting. The master servicer or the trustee will furnish to each holder of a Grantor Trust Fractional Interest Certificate with each distribution a statement setting forth the amount of the distribution allocable to principal on the underlying mortgage loans and to interest thereon at the related pass-through rate. In addition, the master servicer or the trustee will furnish, within a reasonable time after the end of each calendar year, to each holder of a Grantor Trust Certificate who was a holder at any time during that year, information regarding the amount of any servicing compensation received by the master servicer and subservicer and any other customary factual information as the master servicer or the trustee deems necessary or desirable to enable holders of Grantor Trust Certificates to prepare their tax returns and will furnish comparable information to the IRS as and when required by law to do
so. Because the rules for accruing discount and amortizing premium with respect to the Grantor Trust Certificates are uncertain in various respects, there is no assurance the IRS will agree with the trust fund's information reports of these items of income and expense. Moreover, these information reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders that bought their certificates at the representative initial offering price used in preparing the reports.

          Except as disclosed in the related prospectus supplement, the responsibility for complying with the foregoing reporting rules will be borne by the master servicer or the trustee.

          Backup Withholding. In general, the rules described in
"--REMICS--Backup Withholding with Respect to REMIC Certificates" will also apply to Grantor Trust Certificates.

          Foreign Investors. In general, the discussion with respect to REMIC
Regular Certificates in "REMICS--Foreign Investors in REMIC Certificates"
applies to Grantor Trust Certificates except that Grantor Trust Certificates will, except as disclosed in the related prospectus supplement, be eligible for exemption from U.S. withholding tax, subject to the conditions described in the discussion, only to the extent the related mortgage loans were originated after
July 18, 1984 and only to the extent such mortgage loans have not been converted to real property.

          To the extent that interest on a Grantor Trust Certificate would be exempt under Sections 871(h)(1) and 881(c) of the Code from United States withholding tax, and the Grantor Trust Certificate is not held in connection with a certificateholder's trade or business in the United States, the Grantor
Trust Certificate will not be subject to United States estate taxes in the estate of a non-resident alien individual.

PARTNERSHIP TRUST FUNDS

          Classification of Partnership Trust Funds. With respect to each series of Partnership Certificates, counsel to the depositor will provide its opinion that the trust fund will not be a taxable mortgage pool or an association, or publicly traded partnership, taxable as a corporation for federal income tax purposes. This opinion will be based on the assumption that the terms of the related pooling and servicing agreement and related documents will be complied with, and on counsel's conclusions that the nature of the income of the trust fund will exempt it from the rule that certain publicly traded partnerships are taxable as corporations.

          If the trust fund were taxable as a corporation for federal income tax purposes, the trust fund would be subject to corporate income tax on its taxable income. The trust fund's taxable income would include all its income on the related mortgage loans, possibly reduced by its interest expense on any outstanding debt securities. Any corporate income tax could materially reduce cash available to make distributions on the Partnership Certificates and certificateholders could be liable for any tax that is unpaid by the trust fund.

                                      137

          Characterization of Investments in Partnership Certificates. For
federal income tax purposes,

          (1) Partnership Certificates held by a thrift institution taxed as a domestic building and loan association will not constitute "loans . . . secured by an interest in real property" within the meaning of Code Section
7701(a)(19)(C)(v);

          (2) Partnership Certificates held by a real estate investment trust will constitute real estate assets within the meaning of Code Section
856(c)(4)(A) and interest on Partnership Certificates will be treated as
"interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Code Section 856(c)(3)(B), based on the real estate investments trust's proportionate interest in the assets of the
Partnership trust fund based on capital accounts; and

          (3) Partnership Certificates held by a regulated investment company will not constitute Government securities within the meaning of Code Section
851(b)(3)(A)(i).

TAXATION OF OWNERS OF PARTNERSHIP CERTIFICATES

          Treatment of the Partnership trust fund as a Partnership. If specified in the prospectus supplement, the depositor will agree, and the certificateholders will agree by their purchase of Certificates, to treat the
Partnership trust fund as a partnership for purposes of federal and state income tax, franchise tax and any other tax measured in whole or in part by income, with the assets of the partnership being the assets held by the Partnership trust fund, the partners of the partnership being the certificateholders, including the depositor. However, the proper characterization of the arrangement involving the Partnership trust fund, the Partnership Certificates and the depositor is not clear, because there is no authority on transactions closely comparable to that contemplated in the prospectus.

          A variety of alternative characterizations are possible. For example, because one or more of the classes of Partnership Certificates have certain features characteristic of debt, the Partnership Certificates might be considered debt of the depositor or the Partnership trust fund. Any alternative characterization would not result in materially adverse tax consequences to
Certificateholders as compared to the consequences from treatment of the
Partnership Certificates as equity in a partnership. The following discussion assumes that the Partnership Certificates represent equity interests in a partnership.

          Partnership Taxation. As a partnership, the Partnership trust fund will not be subject to federal income tax. Rather, each Certificateholder will be required to separately take into account the holder's allocated share of income, gains, losses, deductions and credits of the Partnership trust fund. It is anticipated that the Partnership trust fund's income will consist primarily of interest earned on the mortgage loans, including appropriate adjustments for market discount, original issue discount and bond premium, as described above under "--Grantor Trust Funds--Taxation of Owners of Grantor Trust Fractional
Interest Certificates --If Stripped Bond Ruled Do Not Apply", "--Market
Discount" and "--Premium", and any gain upon collection or disposition of mortgage loans. The Partnership trust fund's deductions will consist primarily of interest accruing with respect to any outstanding debt securities, servicing and other fees, and losses or deductions upon collection or disposition of any outstanding debt securities.

          The tax items of a partnership are allocable to the partners in accordance with the Code, Treasury regulations and the partnership agreement, which will include a pooling and servicing agreement and related documents. The pooling and servicing agreement will provide, in general, that the
Certificateholders will be allocated taxable income of the Partnership trust fund for each due period equal to the sum of (1) the interest that accrues on the Partnership Certificates in accordance with their terms for

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the due period, including interest accruing at the applicable pass-through rate for the due period and interest on amounts previously due on the Partnership
Certificates but not yet distributed; (2) any Partnership trust fund income attributable to discount on the mortgage loans that corresponds to any excess of the principal amount of the Partnership Certificates over their initial issue price; and (3) any other amounts of income payable to the certificateholders for the due period. The allocation will be reduced by any amortization by the
Partnership trust fund of premium on mortgage loans that corresponds to any excess of the issue price of Partnership Certificates over their principal amount. All remaining taxable income of the Partnership trust fund will be allocated to the depositor. Based on the economic arrangement of the parties, this approach for allocating Partnership trust fund income should be permissible under applicable Treasury regulations, although no assurance can be given that the IRS would not require a greater amount of income to be allocated to certificateholders. Moreover, even under that method of allocation, certificateholders may be allocated income equal to the entire pass-through rate plus the other items described under that method even though the trust fund might not have sufficient cash to make current cash distributions of these amounts. Thus, cash basis holders will in effect be required to report income from the Partnership Certificates on the accrual basis and certificateholders may become liable for taxes on Partnership trust fund income even if they have not received cash from the Partnership trust fund to pay these taxes.

          All of the taxable income allocated to a certificateholder that is a pension, profit sharing or employee benefit plan or other tax-exempt entity, including an individual retirement account, will constitute unrelated business taxable income generally taxable to that holder under the Code.

          A share of expenses of the Partnership trust fund, including fees of the master servicer but not interest expense, allocable to an individual, estate or trust certificateholder would be miscellaneous itemized deductions subject to the limitations described above under "--Grantor trust funds--Taxation of Owners of Grantor Trust Fractional Interest Certificates." Accordingly, deductions for these expenses might be disallowed to the individual in whole or in part and might result in that holder being taxed on an amount of income that exceeds the amount of cash actually distributed to the holder over the life of the
Partnership trust fund.

          Discount income or premium amortization with respect to each mortgage loan would be calculated in a manner similar to the description under "--Grantor trust funds--Taxation of Owners of Grantor Trust Fractional Interest
Certificates -- If Stripped Bond Rules Do Not Apply." Notwithstanding this description, it is intended that the Partnership trust fund will make all tax calculations relating to income and allocations to certificateholders on an aggregate basis for all mortgage loans held by the Partnership trust fund rather than on a mortgage loan-by-mortgage loan basis. If the IRS were to require that these calculations be made separately for each mortgage loan, the Partnership trust fund might be required to incur additional expense, but it is believed that there would not be a material adverse effect on certificateholders.

          Discount And Premium. Unless indicated otherwise in the applicable prospectus supplement, it is not anticipated that the mortgage loans will have been issued with original issue discount and, therefore, the Partnership trust fund should not have original issue discount income. However, the purchase price paid by the Partnership trust fund for the mortgage loans may be greater or less than the remaining principal balance of the mortgage loans at the time of purchase. If so, the mortgage loans will have been acquired at a premium or discount, as the case may be. See "--Grantor trust funds--Taxation of Owners of
Grantor Trust Fractional Interest Certificates--Market Discount" and "Premium."
As stated in the previous paragraph, the Partnership trust fund intends to make any calculation of original issue discount on an aggregate basis, but might be required to recompute it on a mortgage loan-by-mortgage loan basis.

                                      139

          If the Partnership trust fund acquires the mortgage loans at a market discount or premium, the Partnership trust fund will elect to include any discount in income currently as it accrues over the life of the mortgage loans or to offset any premium against interest income on the mortgage loans. As stated in the second preceding paragraph, a portion of the market discount income or premium deduction may be allocated to certificateholders.

          Section 708 Termination. Under Section 708 of the Code, the
Partnership trust fund will be deemed to terminate for federal income tax purposes if 50% or more of the capital and profits interests in the Partnership trust fund are sold or exchanged within a 12-month period. A 50% or greater transfer would cause a deemed contribution of the assets of a Partnership trust fund, the old partnership, to a new Partnership trust fund, the new partnership, in exchange for interests in the new partnership. These interests would be deemed distributed to the partners of the old partnership in liquidation thereof, which would not constitute a sale or exchange.

          Disposition of Certificates. Generally, capital gain or loss will be recognized on a sale of Partnership Certificates in an amount equal to the difference between the amount realized and the seller's tax basis in the
Partnership Certificates sold. A certificateholder's tax basis in an Partnership
Certificate will generally equal the holder's cost increased by the holder's share of Partnership trust fund income includible in income and decreased by any distributions received with respect to the Partnership Certificate. In addition, both the tax basis in the Partnership Certificates and the amount realized on a sale of an Partnership Certificate would include the holder's share of any liabilities of the Partnership trust fund. A holder acquiring Partnership
Certificates at different prices may be required to maintain a single aggregate adjusted tax basis in such Partnership Certificates, and, upon sale or other disposition of some of the Partnership Certificates, allocate a portion of the aggregate tax basis to the Partnership Certificates sold, rather than maintaining a separate tax basis in each Partnership Certificate for purposes of computing gain or loss on a sale of that Partnership Certificate.

          Any gain on the sale of an Partnership Certificate attributable to the holder's share of unrecognized accrued market discount on the mortgage loans would generally be treated as ordinary income to the holder and would give rise to special tax reporting requirements. The Partnership trust fund does not expect to have any other assets that would give rise to such special reporting considerations. Thus, to avoid those special reporting requirements, the
Partnership trust fund will elect to include market discount in income as it accrues.

          If a certificateholder is required to recognize an aggregate amount of income, not including income attributable to disallowed itemized deductions, over the life of the Partnership Certificates that exceeds the aggregate cash distributions with respect thereto, the excess will generally give rise to a capital loss upon the retirement of the Partnership Certificates.

          Allocations Between Transferors And Transferees. In general, the
Partnership trust fund's taxable income and losses will be determined each due period and the tax items for a particular due period will be apportioned among the certificateholders in proportion to the principal amount of Partnership
Certificates owned by them as of the close of the last day of such due period.
As a result, a holder purchasing Partnership Certificates may be allocated tax items which will affect its tax liability and tax basis attributable to periods before the actual transaction.

          The use of a due period convention may not be permitted by existing regulations. If a due period convention is not allowed or only applies to transfers of less than all of the partner's interest, taxable income or losses of the Partnership trust fund might be reallocated among the certificateholders.
The

                                      140

depositor will be authorized to revise the Partnership trust fund's method of allocation between transferors and transferees to conform to a method permitted by future regulations.

          Section 731 Distributions. In the case of any distribution to a certificateholder, no gain will be recognized to that certificateholder to the extent that the amount of any money distributed with respect to the Partnership
Certificate exceeds the adjusted basis of the certificateholder s interest in the Partnership Certificate. To the extent that the amount of money distributed exceeds the certificateholder s adjusted basis, gain will be currently recognized. In the case of any distribution to a certificateholder, no loss will be recognized except upon a distribution in liquidation of a certificateholder's interest. Any gain or loss recognized by a certificateholder will be capital gain or loss.

          Section 754 Election. In the event that a certificateholder sells its
Partnership Certificates at a profit, the purchasing certificateholder will have a higher basis in the Partnership Certificates than the selling certificateholder had. An opposite result will follow if the Partnership
Certificate is sold at a loss. The tax basis of the Partnership trust fund's assets would not be adjusted to reflect that higher or lower basis unless the
Partnership trust fund were to file an election under Section 754 of the Code.
In order to avoid the administrative complexities that would be involved in keeping accurate accounting records, as well as potentially onerous information reporting requirements, the Partnership trust fund will not make such election.
As a result, a certificateholder might be allocated a greater or lesser amount of Partnership trust fund income than would be appropriate based on their own purchase price for Partnership Certificates.

          The American Jobs Creation Act of 2004 added a provision to the Code that would require a partnership with a "substantial built-in loss" immediately after a transfer of a partner's interest in such partnership to make the types of basis adjustments that would be required if an election under Section 754 of the Code were in effect. This new provision does not apply to a "securitization partnership." The applicable prospectus supplement will address whether any partnership in which a security represents an interest will constitute a securitization partnership for this purpose.

          Administrative Matters. The trustee is required to keep or have kept complete and accurate books of the Partnership trust fund. Such books will be maintained for financial reporting and tax purposes on an accrual basis and the fiscal year of the Partnership trust fund will be the calendar year. The trustee will file a partnership information return, IRS Form 1065, with the IRS for each taxable year of the Partnership trust fund and will report each certificateholder s allocable share of items of Partnership trust fund income and expense to holders and the IRS on Schedule K-1. The trustee will provide the
Schedule K-1 information to nominees that fail to provide the Partnership trust fund with the information statement described below and the nominees will be required to forward this information to the beneficial owners of the Partnership
Certificates. Generally, holders must file tax returns that are consistent with the information return filed by the Partnership trust fund or be subject to penalties unless the holder notifies the IRS of all such inconsistencies.

          Under Section 6031 of the Code, any person that holds Partnership
Certificates as a nominee at any time during a calendar year is required to furnish the Partnership trust fund with a statement containing information on the nominee, the beneficial owners and the Partnership Certificates so held.
Such information includes (1) the name, address and taxpayer identification number of the nominee and (2) as to each beneficial owner (x) the name, address and identification number of that person, (y) whether that person is a United
States Person, a tax-exempt entity or a foreign government, an international organization, or any wholly-owned agency or instrumentality of either of the foregoing, and (z) information relating to Partnership Certificates that were held, bought or sold on behalf of that person throughout the year. In addition, brokers and financial institutions that hold Partnership Certificates

                                      141

through a nominee are required to furnish directly to the trustee information as to themselves and their ownership of Partnership Certificates. A clearing agency registered under Section 17A of the Exchange Act is not required to furnish any information statement to the Partnership trust fund. The information referred to above for any calendar year must be furnished to the Partnership trust fund on or before the following January 31. Nominees, brokers and financial institutions that fail to provide the Partnership trust fund with the information described above may be subject to penalties.

          The depositor will be designated as the tax matters partner in the pooling and servicing agreement and will be responsible for representing the certificateholders in any dispute with the IRS. The Code provides for administrative examination of a partnership as if the partnership were a separate and distinct taxpayer. Generally, the statute of limitations for partnership items does not expire until three years after the date on which the partnership information return is filed. Any adverse determination following an audit of the return of the Partnership trust fund by the appropriate taxing authorities could result in an adjustment of the returns of the certificateholders, and a certificateholder may be precluded from separately litigating a proposed adjustment to the items of the Partnership trust fund. An adjustment could also result in an audit of a certificateholder's returns and adjustments of items not related to the income and losses of the Partnership trust fund.

          Tax Consequences to Foreign Certificateholders. It is not clear whether the Partnership trust fund would be considered to be engaged in a trade or business in the United States for purposes of federal withholding taxes with respect to non-United States Persons, because there is no clear authority dealing with that issue under facts substantially similar to those in this case.
Although it is not expected that the Partnership trust fund would be engaged in a trade or business in the United States for these purposes, the Partnership trust fund will withhold as if it were so engaged in order to protect the
Partnership trust fund from possible adverse consequences of a failure to withhold. The Partnership trust fund expects to withhold on the portion of its taxable income that is allocable to foreign certificateholders pursuant to
Section 1446 of the Code as if this income were effectively connected to a U.S.
trade or business, at a rate of 35% for foreign holders that are taxable as corporations and 39.6% for all other foreign holders. Amounts withheld will be deemed distributed to the foreign certificateholders. Subsequent adoption of
Treasury regulations or the issuance of other administrative pronouncements may require the Partnership trust fund to change its withholding procedures. In determining a holder's withholding status, the Partnership trust fund may rely on IRS Form W-8BEN, IRS Form W-9 or the holder s certification of nonforeign status signed under penalties of perjury.

          Each foreign holder might be required to file a U.S. individual or corporate income tax return, including, in the case of a corporation, the branch profits tax, on its share of the Partnership trust fund's income. Each foreign holder must obtain a taxpayer identification number from the IRS and submit that number to the Partnership trust fund on Form W-8 in order to assure appropriate crediting of the taxes withheld. A foreign holder generally would be entitled to file with the IRS a claim for refund with respect to taxes withheld by the
Partnership trust fund, taking the position that no taxes were due because the
Partnership trust fund was not engaged in a U.S. trade or business. However, interest payments made or accrued to a certificateholder who is a foreign person generally will be considered guaranteed payments to the extent such payments are determined without regard to the income of the Partnership trust fund. If these interest payments are properly characterized as guaranteed payments, then the interest will not be considered portfolio interest. As a result, certificateholders who are foreign persons will be subject to United States federal income tax and withholding tax at a rate of 30 percent, unless reduced or eliminated pursuant to an applicable treaty. In that event, a foreign holder would only be entitled to claim a refund for that portion of the taxes in excess of the taxes that should be withheld with respect to the guaranteed payments.

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          Backup Withholding. Distributions made on the Partnership Certificates and proceeds from the sale of the Partnership Certificates will be subject to a backup withholding tax if the certificateholder fails to comply with certain identification procedures, unless the holder is an exempt recipient under applicable provisions of the Code.

TAX RETURN DISCLOSURE AND INVESTOR LIST REQUIREMENTS

          Recent Treasury pronouncements directed at abusive tax shelter activity appear to apply to transactions not conventionally regarded as tax shelters. Temporary and proposed regulations require taxpayers to report certain disclosures on IRS form 8886 if they participate in a "reportable transaction."
Organizers and sellers of the transaction are required to maintain records including investor lists containing identifying information and to furnish those records to the IRS upon demand. A transaction may be a "reportable transaction"
based upon any of several indicia, including the existence of book-tax differences common to financial transactions, one or more of which may be present with respect to your investment in the Certificates. There are pending in the Congress legislative proposals that, if enacted, would impose significant penalties for failure to comply with these disclosure requirements. Investors should consult their own tax advisers concerning any possible disclosure obligation with respect to their investment, and should be aware that the depositor and other participants in the transaction intend to comply with such disclosure and investor list maintenance requirements as they determine apply to them with respect to this transaction.

          It is suggested that prospective purchasers consult their tax advisors with respect to the tax consequences to them of the purchase, ownership and disposition of REMIC Certificates, notes, Grantor Trust Certificates and
Partnership Certificates, including the tax consequences under state, local, foreign and other tax laws and the possible effects of changes in federal or other tax laws.

                        STATE AND OTHER TAX CONSEQUENCES

          In addition to the federal income tax consequences described in
"Federal Income Tax Consequences", potential investors should consider the state and local tax consequences of the acquisition, ownership, and disposition of the securities offered hereunder. State tax law may differ substantially from the corresponding federal tax law, and the discussion described under "Federal
Income Tax Consequences" does not purport to describe any aspect of the tax laws of any state or other jurisdiction. Therefore, prospective investors should consult their own tax advisors with respect to the various tax consequences of investments in the securities offered hereunder.

                    CONSIDERATIONS FOR BENEFIT PLAN INVESTORS

INVESTORS AFFECTED

          A federal law called the Employee Retirement Income Security Act of
1974, as amended, the Code and a variety of state laws may affect your decision whether to invest in the securities if you are investing for:

o         a pension or other employee benefit plan of employers in the private sector that is regulated under ERISA, referred to as an ERISA plan,

o         an individual retirement account or annuity, called an IRA, or a pension or other benefit plan for self-employed individuals, called a
          Keogh plan,

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o         a pension and other benefit plan for the employees of state and local governments, called a government plan, or

o         an insurance company general or separate account, a bank collective investment fund or other pooled investment vehicle which includes the assets of ERISA plans, IRAs, Keogh plans, and/or government plans.

          A summary of the effects of those laws follows.

FIDUCIARY STANDARDS FOR ERISA PLANS AND RELATED INVESTMENT VEHICLES

          ERISA imposes standards of fiduciary conduct on those who are responsible for operating ERISA plans or investing their assets. These standards include requirements that fiduciaries act prudently in making investment decisions and diversify investments so as to avoid large losses unless under the circumstances it is clearly prudent not to do so. If you are a fiduciary of an
ERISA plan, you are subject to these standards in deciding whether to invest the
ERISA plan's assets in securities. You may find the full text of the applicable standards of fiduciary conduct in section 404 of ERISA. If you are a fiduciary of an ERISA Plan, you should consult with your advisors concerning your investment decision in the context of section 404 of ERISA.

PROHIBITED TRANSACTION ISSUES FOR ERISA PLANS, KEOGH PLANS, IRAS AND RELATED
INVESTMENT VEHICLES

          General. Transactions involving the assets of an ERISA plan, a Keogh plan or an IRA, called prohibited transactions, may result in the imposition of excise taxes and, in the case of an ERISA plan, civil money penalties and certain other extraordinary remedies. A prohibited transaction occurs when a person with a pre-existing relationship to an ERISA plan, a Keogh plan or IRA, known as a party in interest or a disqualified person, engages in a transaction involving the assets of the plan or IRA. You may find the laws applicable to prohibited transactions in section 406 of ERISA and section 4975 of the Code.
There are statutory and regulatory prohibited transaction exemptions, as well as administrative exemptions granted by the United States Department of Labor referred to as the DOL. Prohibited transactions exemptions waive the excise taxes, civil money penalties and other remedies for certain prohibited transactions which are structured to satisfy prescribed conditions.

          Purchase and Sale of Securities. If an ERISA plan, a Keogh plan, an
IRA or a related investment vehicle acquires securities from, or sells securities to, a party in interest or a disqualified person, a prohibited transaction may occur. In such a case, the party in interest or disqualified person might be liable for excise taxes unless a prohibited transaction exemption is available. Where a prohibited transaction involves an ERISA plan or related investment vehicle, the fiduciary who causes or permits the prohibited transaction may also be liable for civil money penalties.

          Transactions Incidental to the Operation of the Trust. Transactions
involving the assets of a trust may also give rise to prohibited transactions to the extent that an investment in securities causes the assets of the trust to be considered assets, commonly known as plan assets, of an ERISA plan, a Keogh plan, an IRA or a related investment vehicle. Whether an investment in securities will cause a trust's assets to be treated as plan assets depends on whether the securities are debt or equity investments for purposes of ERISA. The
DOL has issued regulations, commonly known as the plan asset regulations, which define debt and equity investments. The plan asset regulations appear at 29
C.F.R. ss.2510.3-101.

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          Under the plan asset regulations, a trust's assets will not be plan assets of an ERISA plan, Keogh plan, IRA or related investment vehicle that purchases securities if the securities are considered debt. For this purpose, the securities will be debt only if they are treated as indebtedness under applicable local law and do not have any substantial equity features. The term substantial equity features has no definition under the plan asset regulations.
In the absence of such a definition, we cannot assure you that the securities, either when they are issued or at any later date, will have no substantial equity features. The prospectus supplement for a particular offering of securities may tell you whether we believe the securities are debt for ERISA purposes.

          To the extent that the securities do not constitute debt for purposes of ERISA, they will constitute equity investments. In this case, an ERISA plan,
Keogh plan, IRA or related investment vehicle that acquires securities would also acquire an undivided interest in each asset of the trust unless (1) the trust is an operating company or a venture capital operating company as defined in the plan asset regulations, (2) the securities are publicly offered securities as defined in the plan asset regulations, or (3) benefit plan investors as defined in the plan asset regulations do not own 25% or more of the securities or any other class of equity security issued by the trust. If the securities may be treated as an equity investment under the plan asset regulations, the prospectus supplement may tell you whether we believe any of these exceptions will apply.

POSSIBLE EXEMPTIVE RELIEF

          The DOL has issued prohibited transaction exemptions, which conditionally waive excise taxes and civil money penalties that might otherwise apply to a type of transactions.

          Class Exemptions. The DOL has issued Prohibited Transaction Class
Exemptions, or PTCEs, which provide that exemptive relief is available to any party to any transaction which satisfies the conditions of the exemption. A partial listing of the PTCEs which may be available for investments in securities follows. Each of these exemptions is available only if specified conditions are satisfied and may provide relief for some, but not all, of the prohibited transactions that a particular transaction may cause. The prospectus supplement for a particular offering of securities may tell you whether the securities themselves satisfy the conditions of these exemptions. You should consult with your advisors regarding the specific scope, terms and conditions of an exemption as it applies to you, as an investor, before relying on that exemption's availability.

          Class Exemptions For Purchases And Sales of Securities. The following exemptions may apply to a purchase or sale of securities between an ERISA plan, a Keogh plan, an IRA or related investment vehicle, on the one hand, and a party in interest or disqualified person, on the other hand:

o         PTCE 84-14, which exempts certain transactions approved on behalf of the plan by a qualified professional asset manager, or QPAM.

o         PTCE 86-128, which exempts certain transactions between a plans and certain broker-dealers.

o         PTCE 90-1, which exempts certain transactions entered into by insurance company pooled separate accounts in which plans have made investments.

o         PTCE 91-38, which exempts certain transactions entered into by bank collective investment funds in which plans have made investments.

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o         PTCE 95-60, which exempts certain transactions entered into by insurance company general accounts.

o         PTCE 96-23, which exempts certain transaction approved on behalf of a plan by an in-house investment manager, or INHAM.

          These exemptions do not expressly address prohibited transactions that might result from transactions incidental to the operation of a trust. We cannot assure you that a purchase or sale of securities in reliance on one of these exemptions will not give rise to indirect, non-exempt prohibited transactions.

          Class Exemptions For Purchases And Sales of Securities And
Transactions Incidental to The Operation of The Trust. The following exemptions may apply to a purchase or sale of securities between an ERISA plan, a Keogh plan, an IRA or related investment vehicle, on the one hand, and a party in interest or disqualified person, on the other hand, and may also apply to prohibited transactions that may result from transactions incident to the operation of the trust

o         PTCE 95-60, which exempts certain transactions involving insurance company general accounts.

o         PTCE 83-1, which exempts certain transactions involving the purchase of pass-through certificates in mortgage pool investment trusts from, and the sale of such certificates to, the pool sponsor, as well as transactions in connection with the servicing and operation of the pool.

          Administrative Exemption For Offerings Managed by Certain
Underwriters. The DOL has also issued exemptions to several underwriters of securities, for specific offerings in which that underwriter or any person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with that underwrite is an underwriter, placement agent or a manager or co-manager of the underwriting syndicate or selling group where the trust and the offered certificates meet specified conditions. This is called the Underwriters' Exemption. Amendments to the
Underwriters' Exemption may be found at 62 Fed. Reg. 39021 (July 21, 1997) and
65 Fed. Reg. 67765 (November 13, 2000) and 67 Fed. Reg. 54487 (August 22, 2002).
The Underwriters' Exemption, as amended, provides a partial exemption for transactions involving certificates representing a beneficial interest in a trust and entitling the holder to pass-through payments of principal, interest and/or other payments with respect to the trust's assets or a debt instrument issued by the trust. These certificates and debt instruments are referred to in this prospectus as "securities." When applicable, the Underwriters' Exemption applies to the initial purchase, holding and subsequent resale of securities, and certain transactions incidental to the servicing and operation of the assets of such a trust.

          In order for the Underwriters' Exemption to be available to a purchase of securities, the trust's assets must consist solely of certain types of assets, including obligations that bear interest or are purchased at a discount and which are secured by single-family residential, multi-family residential and commercial property (including certain obligations secured by leasehold interests on commercial property); fractional undivided interests in any of these obligations; property which had secured any of these obligations;
undistributed cash; rights under any insurance policies, third-party guarantees, contracts of suretyship or other credit support arrangements, including certain swaps and yield maintenance agreements, with respect to any of the these obligations; and a pre-funding account.

          Conditions For Pre-Funding Accounts. If the trust includes a pre-funding account, the following conditions also apply:

                                      146

o         The ratio of the amount allocated to the pre-funding account to the total principal amount of the securities being offered must be less than or equal to 25%.

o         All additional obligations transferred to the trust after the closing date of the offering of securities must meet the same terms and conditions of eligibility for inclusion in the trust as the obligations placed in the trust at or prior to the closing date, and these terms and conditions must have been approved by Standard &
          Poor's Ratings Services, a division of the McGraw-Hill Companies,
          Inc., Moody's Investors Service, Inc. or Fitch Ratings, called the
          Exemption Rating Agencies. These terms and conditions may be changed if the changes receive prior approval of either an Exemption Rating
          Agency or a majority vote of outstanding certificateholders.

o         After the transfer of additional obligations to the trust, the securities must have a credit rating from one of the Exemption Rating
          Agencies at least a high as the rating assigned at the time of the initial issuance of the securities.

o         The use of pre-funding does not, in and of itself, cause a reduction of 100 basis points or more in the weighted average annual percentage interest rate of all of the obligations included in the trust between the time of initial issuance of the securities and the end of the pre-funding period.

o         Either the characteristics of the obligations added to the trust during the pre-funding period must be monitored by an independent insurer or other independent credit support provider, or an independent accountant must furnish a letter, prepared using the same type of procedures as were applicable to the obligations which were transferred to the trust as of the closing date of the initial offering of securities, stating whether or not the characteristics of the additional obligations conform to the characteristics described in the prospectus or prospectus supplement.

o         The pre-funding period must end no later than three months, or 90 days if later, after the closing date of the initial issuance of securities, or earlier in certain circumstances if the unused balance in the pre-funding account falls below a specified minimum level or an event of default occurs.

o         Amounts transferred to any pre-funding account and/or capitalized interest account used in connection with the pre-funding may be invested only in investments which are described in the pooling and servicing agreement, are permitted by the Exemption Rating Agencies rating the securities and have been rated, or the obligor has been rated, in one of the three highest generic rating categories by one of the Exemption Rating Agencies or else are either direct obligations of, or obligations fully guaranteed as to timely payment of principal and interest by, the United States or any agency or instrumentality thereof, provided that such obligations are backed by the full faith and credit of the United States.

o         The prospectus or prospectus supplement must describe the duration of the pre-funding period.

o         The trustee, or any agent with which the trustee contracts to provide trust services, must be a substantial financial institution or trust company experienced in trust activities and familiar with its duties, responsibilities and liabilities with ERISA and the trustee, as legal owner of the assets of the trust, must enforce all the rights created in favor of securityholders of the trust, including ERISA plans.

          Additional Conditions for the Underwriters' Exemption. If the
requirements applicable to the trust and pre-funding account are met, the
Underwriters' Exemption will apply to a particular transaction only if the transaction meets the following additional conditions:

                                      147

o         The acquisition of securities by an ERISA Plan, a Keogh Plan, an IRA or a related investment vehicle is on terms, including price, that are at least as favorable to the buyer as they would be in an arm's-length transaction with an unrelated party.

o         The rights and interests evidenced by the securities acquired by the
          ERISA Plan, Keogh Plan, IRA or related investment vehicle are not subordinated to the rights and interests evidenced by other securities of the same trust unless none of the mortgage loans or other assets has a LTV that exceeds 100% as of the date of the issuance of the securities.

o         The securities acquired by the ERISA Plan, Keogh Plan, IRA or related investment vehicle have received a rating that is in one of four highest generic rating categories from the Exemption Rating Agencies.
          The securities must be rated in one of the two highest generic categories by the exemption rating agencies if the LTV of any one-to four-family residential mortgage loan or home equity loan held in the trust exceeds 100% at the date of issuance of the securities. However, in that case the Underwriters' Exemption will not apply (a) to any of the securities if (x) any mortgage loan or other asset held in the trust (other than a one- to four-family residential mortgage loan or home equity loan) has a LTV that exceeds 100% at the date of issuance of the securities or (y) any one- to four- family residential mortgage loan or home equity has a LTV that exceeds 125% at the date of the issuance of the securities or (b) to any subordinate securities.

o         The trustee of the trust is not an affiliate of the trust sponsor, any servicer, any insurer, any swap counterparty or any obligor with respect to obligations or receivables constituting more than 5% of the aggregate unamortized principal balance of the assets in the trust, determined on the date of initial issuance of securities, or any affiliate of any of these entities.

o         The sum of all payments made to and retained by the underwriter(s) or selling agents must represent not more than reasonable compensation for underwriting the securities; the sum of all payments made to and retained by the sponsor pursuant to the assignment of the assets to the trust must represent not more than the fair market value of such obligations; and the sum of all payments made to and retained by all servicers must represent not more than reasonable compensation for such persons' services and reimbursement of such person's reasonable expenses in connection with such services.

o         The investing ERISA plan, Keogh plan, IRA or related investment vehicle must be an accredited investor as defined in Rule 501(a)(1) of
          Regulation D of the Commission under the Securities Act of 1933, as amended.

o         In the case of certain types of issuers, the pooling and servicing agreement or trust agreement contains restrictions necessary to ensure that the assets of the trust may not be reached by creditors of the depositor in the event of its bankruptcy or insolvency and prohibits all parties from filing an involuntary bankruptcy or insolvency petition against the trust, and a true sale opinion is issued in connection with the transfer of assets to the trust.

          The Underwriters' Exemption permits interest-rate swaps and yield supplement agreements to be assets of a trust fund if certain conditions are satisfied. An interest-rate swap or (if purchased by or on behalf of the trust)
an interest-rate cap contract (collectively, a "Swap" or "Swap Agreement") is a permitted trust fund asset if it: (a) is an "eligible Swap;" (b) is with an
"eligible counterparty;" (c) is purchased by a "qualified plan investor;" (d)
meets certain additional specific conditions which depend on whether the Swap is a "ratings dependent Swap" or a "non-ratings dependent Swap" and (e) permits the trust to make termination payments to the Swap counterparty (other than currently scheduled payments) solely from excess spread or amounts otherwise payable to the Servicer, Depositor or Seller.

                                      148

          An "eligible Swap" is one which: (a) is denominated in U.S. dollars;
(b) pursuant to which the trust pays or receives, on or immediately prior to the respective payment or distribution date for the class of securities to which the
Swap relates, a fixed rate of interest or a floating rate of interest based on a publicly available index (e.g., LIBOR or the U.S. Federal Reserve's Cost of
Funds Index (COFI)), with the trust receiving such payments on at least a quarterly basis and obligated to make separate payments no more frequently than the counterparty, with all simultaneous payments being netted ("Allowable
Interest Rate"); (c) has a notional amount that does not exceed either: (i) the principal balance of the class of securities to which the Swap relates, or (ii)
the portion of the principal balance of such class represented by obligations
("Allowable Notional Amount"); (d) is not leveraged (i.e., payments are based on the applicable notional amount, the day count fractions, the fixed or floating rates permitted above, and the difference between the products thereof, calculated on a one-to-one ratio and not on a multiplier of such difference)
("Leveraged"); (e) has a final termination date that is either the earlier of the date on which the issuer terminates or the related class of securities are fully repaid and (f) does not incorporate any provision which could cause a unilateral alteration in the interest rate requirements described above or the prohibition against leveraging.

               An "eligible counterparty" means a bank or other financial institution which has a rating at the date of issuance of the securities, which is in one of the three highest long term credit rating categories or one of the two highest short term credit rating categories, utilized by at least one of the
Rating Agencies rating the securities; provided that, if a counterparty is relying on its short term rating to establish eligibility hereunder, such counterparty must either have a long term rating in one of the three highest long term rating categories or not have a long term rating from the applicable
Rating Agency.

          A "qualified plan investor" is an ERISA plan, an IRA or a Keogh plan where the decision to buy such class of securities is made on behalf of such plan entity by an independent fiduciary qualified to understand the Swap transaction and the effect the Swap would have on the rating of the securities and such fiduciary is either (a) a "qualified professional asset manager"
("QPAM") under Prohibited Transaction Class Exemption ("PTCE") 84-14, (b) an
"in-house asset manager" under PTCE 96-23 or (c) has total assets (both plan and plan) under management of at least $100 million at the time the securities are acquired by the plan entity.

          In "ratings dependent Swaps" (where the rating of a class of securities is dependent on the terms and conditions of the Swap), the Swap
Agreement must provide that if the credit rating of the counterparty is withdrawn or reduced by any Rating Agency below a level specified by the Rating
Agency, the servicer must, within the period specified under the Pooling and
Servicing Agreement: (a) obtain a replacement Swap Agreement with an eligible counterparty which is acceptable to the Rating Agency and the terms of which are substantially the same as the current Swap Agreement (at which time the earlier
Swap Agreement must terminate); or (b) cause the Swap counterparty to establish any collateralization or other arrangement satisfactory to the Rating Agency such that the then current rating by the Rating Agency of the particular class of securities will not be withdrawn or reduced (and the terms of the Swap
Agreement must specifically obligate the counterparty to perform these duties for any class of securities with a term of more than one year). In the event that the servicer fails to meet these obligations, holders of the securities that are employee benefit plans or other retirement arrangements must be notified in the immediately following periodic report which is provided to the holders of the securities but in no event later than the end of the second month beginning after the date of such failure. Sixty days after the receipt of such report, the exemptive relief provided under the Underwriters' Exemption will prospectively cease to be applicable to any class of securities held by an employee benefit plan or other retirement arrangement which involves such ratings dependent Swap.

                                      149

          "Non-ratings dependent Swaps" (those where the rating of the securities does not depend on the terms and conditions of the Swap) are subject to the following conditions. If the credit rating of the counterparty is withdrawn or reduced below the lowest level permitted above, the servicer will, within a specified period after such rating withdrawal or reduction: (a) obtain a replacement Swap Agreement with an eligible counterparty, the terms of which are substantially the same as the current Swap Agreement (at which time the earlier Swap Agreement must terminate); (b) cause the counterparty to post collateral with the trust in an amount equal to all payments owed by the counterparty if the Swap transaction were terminated; or (c) terminate the Swap
Agreement in accordance with its terms.

          An "eligible yield supplement agreement" is any yield supplement agreement or similar arrangement or (if purchased by or on behalf of the trust)
an interest rate cap contract to supplement the interest rates otherwise payable on obligations held by the trust fund ("EYS Agreement"). If the EYS Agreement has a notional principal amount and/or is written on an International Swaps and
Derivatives Association, Inc. (ISDA) form, the EYS Agreement may only be held as an asset of the trust fund if it meets the following conditions: (a) it is denominated in U.S. dollars; (b) it pays an Allowable Interest Rate; (c) it is not Leveraged; (d) it does not allow any of these three preceding requirements to be unilaterally altered without the consent of the trustee; (e) it is entered into between the trust and an eligible counterparty and (f) it has an Allowable
Notional Amount.

               Limits on Scope of The Underwriters' Exemption. The Underwriters'
Exemption will not provide complete exemptive relief even where a trust satisfies all of the conditions applicable to the trust and all of the general conditions are met. It does not provide relief for the purchase of securities from, or the sale of securities to, a party in interest or disqualified person where the party in interest or disqualified person is a fiduciary of the purchaser or seller in which the fiduciary receives consideration for its personal account from any party other than the purchaser or the seller.

          The Underwriters' Exemption also will not provide exemptive relief for the purchase and holding of securities by a fiduciary on behalf of a plan sponsored by the trust's sponsor, the trustee, any insurer, any servicer, any obligor with respect to obligations or receivables included in the trust constituting more than 5% of the aggregate unamortized principal balance of the assets in the trust, determined on the date of initial issuance of the securities, and any affiliate of any of these entities. The Underwriters'
Exemption generally provides exemptive relief in other cases for the purchase of securities from, or the sale of securities to, a party in interest or disqualified person where the party in interest or disqualified person is a fiduciary of the purchaser or seller and is also an obligor with respect to 5%
or less of the fair market value of obligations or receivables contained in the trust or an affiliate only when the following additional conditions are met:

o         The purchaser or seller is not an ERISA plan, an IRA or a Keogh plan that is sponsored by an underwriter or selling agent, a trust's sponsor, the trustee, any insurer, any servicer or any obligor with respect to obligations or receivables included in the trust constituting more than 5% of the aggregate unamortized principal balance of the assets in the trust, determined on the date of initial issuance of the securities, or any affiliate of any of these entities.

o         Solely in the case of initial issuance of securities, at least 50% of each class of securities issued by the trust is acquired by persons independent of the underwriters or selling agents, the trust's sponsor, the trustee, any insurer, any servicer, any obligor with respect to obligations or receivables included in the trust constituting more than 5% of the aggregate unamortized principal balance of the assets in the trust, determined on the date of initial issuance of the securities, and any affiliate of any of these entities.

                                      150

o         The purchaser's investment in each class of securities issued by the trust does not exceed 25% of all of the securities in such class outstanding at the time of the issuance.

o         Immediately after the acquisition, no more than 25% of the purchaser's assets are invested in securities issued by trusts containing assets sold or serviced by an entity that has discretionary authority or over the purchaser or renders investment advice to the purchaser for a fee.

          The Underwriters' Exemption provides relief for transactions in connection with the servicing, operation and management of a trust only if:

o         The transactions are carried out in accordance with the terms of a binding pooling and servicing agreement.

o         The pooling and servicing agreement is provided to, or fully described in the prospectus or offering memorandum provided to, investing ERISA plans, Keogh plans, IRAs and related investment vehicles before they purchase securities issued by the trust.

          Statutory Exemption for Insurance Company General Accounts. Insurance
companies contemplating the investment of general account assets in the securities should consult with their legal advisors with respect to the applicability of Section 401(c) of ERISA. The DOL issued final regulations under
Section 401(c) which became applicable on July 5, 2001.

CONSULTATION WITH COUNSEL

          There can be no assurance that any DOL exemption will apply with respect to any particular Plan that acquires the securities or, even if all the conditions specified therein were satisfied, that any such exemption would apply to transactions involving the trust fund. Prospective Plan investors should consult with their legal counsel concerning the impact of ERISA and the Code and the potential consequences to their specific circumstances prior to making an investment in the securities. Neither the Depositor, the Trustee, the Servicer nor any of their respective affiliates will make any representation to the effect that the securities satisfy all legal requirements with respect to the investment therein by Plans generally or any particular Plan or to the effect that the securities are an appropriate investment for Plans generally or any particular Plan.

GOVERNMENT PLANS

          Government plans are generally not subject to the fiduciary standards of ERISA or the prohibited transaction rules of ERISA or the Code. However, many states have enacted laws which established standards of fiduciary conduct, legal investment rules, or other requirements for investment transactions involving the assets of government plans. If you are considering investing in securities on behalf of a government plan, you should consult with your advisors regarding the requirements of applicable state law.

REPRESENTATION FROM PLANS INVESTING IN NOTES WITH SUBSTANTIAL EQUITY FEATURES OR
CERTAIN SECURITIES

          Because the exemptive relief afforded by the Underwriters' Exemption or any similar exemption that might be available will not apply to the purchase, sale or holding of certain securities, including but not limited to REMIC
Residual Certificates and any securities which are not rated in the applicable generic rating category by the Exemption Rating Agencies, transfers of these securities to an ERISA Plan,

                                      151

an IRA or a Keogh Plan, to a trustee or other person acting on behalf of any
ERISA Plan, IRA or Keogh Plan, or to any other person investing plan assets to effect the acquisition will not be registered by the trustee unless the transferee provides the depositor, the trustee and the master servicer with an opinion of counsel satisfactory to the depositor, the trustee and the master servicer, which opinion will not be at the expense of the depositor, the trustee or the master servicer, that the purchase of the securities by or on behalf of the ERISA Plan, IRA or Keogh Plan is permissible under applicable law, will not constitute or result in any non-exempt prohibited transaction under ERISA or section 4975 of the Code and will not subject the depositor, the trustee or the master servicer to any obligation in addition to those undertaken in the related agreement.

          In lieu of an opinion of counsel, in the case of certain securities as provided for in the related prospectus supplement, the transferee may provide a certification substantially to the effect that the purchase of securities by or on behalf of the ERISA Plan, IRA or Keogh Plan is permissible under applicable law, will not constitute or result in any non-exempt prohibited transaction under ERISA or section 4975 of the Code and will not subject the depositor, the trustee or the master servicer to any obligation in addition to those undertaken in the related agreement and the following statements are correct: (i) the transferee is an insurance company; (ii) the source of funds used to acquire or hold the securities or interest therein is an "insurance company general account" as defined in PTCE 95-60; and (iii) the conditions set forth in
Sections I and III of PTCE 95-60 have been satisfied. Additional representations may be required prior to the purchase of subordinate certificates, as provided in the related prospectus supplement.

          An opinion of counsel or certification will not be required with respect to the purchase of DTC registered securities. Any purchaser of a DTC registered security will be deemed to have represented by the purchase that either (a) the purchaser is not an ERISA Plan, an IRA or a Keogh Plan and is not
purchasing the securities on behalf of, or with plan assets of, any ERISA Plan,
IRA or Keogh Plan or (b) the purchase of the security by or on behalf of, or with plan assets of, any ERISA Plan, IRA or Keogh Plan is permissible under applicable law, will not result in any non-exempt prohibited transaction under
ERISA or section 4975 of the Code and will not subject the depositor, the trustee or the master servicer to any obligation in addition to those undertaken in the related agreement.

TAX EXEMPT INVESTORS

          An ERISA Plan, an IRA or a Keogh Plan that is exempt from federal income taxation under section 501 of the Code nonetheless will be subject to federal income taxation to the extent that its income is "unrelated business taxable income" under section 512 of the Code. All "excess inclusions" of a
REMIC allocated to a REMIC Residual Certificate and held by such an ERISA Plan, an IRA or a Keogh Plan will be considered unrelated business taxable income and thus will be subject to federal income tax. See "Federal Income Tax
Consequences--REMICs--Taxation of Owners of REMIC Residual Certificates--Excess
Inclusions" above.

          THIS DISCUSSION IS A GENERAL DISCUSSION OF SOME OF THE RULES WHICH
APPLY TO ERISA PLANS, KEOGH PLANS, IRAS, GOVERNMENT PLANS AND THEIR RELATED
INVESTMENT VEHICLES. PRIOR TO MAKING AN INVESTMENT IN SECURITIES, PROSPECTIVE
PLAN INVESTORS SHOULD CONSULT WITH THEIR LEGAL AND OTHER ADVISORS CONCERNING THE
IMPACT OF ERISA AND THE CODE AND, PARTICULARLY IN THE CASE OF GOVERNMENT PLANS
AND RELATED INVESTMENT VEHICLES, ANY ADDITIONAL STATE LAW CONSIDERATIONS, AND
THE POTENTIAL CONSEQUENCES IN THEIR SPECIFIC CIRCUMSTANCES.

                                      152

                                LEGAL INVESTMENT

          The prospectus supplement for each series of securities will specify which classes of securities of the series, if any, will constitute mortgage related securities for purposes of SMMEA. Any class of securities that is not rated in one of the two highest rating categories by one or more nationally recognized statistical rating agencies or that represents an interest in a trust fund that includes junior mortgage loans will not constitute mortgage related securities for purposes of SMMEA Mortgage related securities are legal investments to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any agency or instrumentality thereof constitute legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities, including depository institutions, insurance companies and pension funds created pursuant to or existing under the laws of the United States or of any state, the authorized investments of which are subject to state regulation. Under SMMEA, if a state enacted legislation prior to October 3, 1991 specifically limiting the legal investment authority of any entities with respect to mortgage related securities, the securities would constitute legal investments for entities subject to that legislation only to the extent provided in that legislation.
SMMEA provides, however, that in no event will the enactment of any legislation of this kind affect the validity of any contractual commitment to purchase, hold or invest in mortgage related securities, or require the sale or other disposition of such securities, so long as that contractual commitment was made or the securities were acquired prior to the enactment of that legislation.

          SMMEA also amended the legal investment authority of federally chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal with mortgage related securities without limitation as to the percentage of their assets represented thereby, federal credit unions may invest in those securities, and national banks may purchase those securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. 24 (Seventh), subject in each case to regulations as the applicable federal regulatory authority may prescribe.

          On April 23, 1998, the Federal Financial Institutions Examination
Council issued a revised supervisory policy statement applicable to all depository institutions, setting forth guidelines for investments in high-risk mortgage securities. The 1998 policy statement has been adopted by the Federal
Reserve Board, the Office of the Comptroller of the Currency, the FDIC, the
National Credit Union Administration and the Office of Thrift Supervision with an effective date of May 26, 1998. The 1998 policy statement rescinds a 1992 policy statement that had required, prior to purchase, a depository institution to determine whether a mortgage derivative product that it is considering acquiring is high-risk, and, if so, that the proposed acquisition would reduce the institution's overall interest rate risk. The 1998 policy statement eliminates former constraints on investing in certain high-risk mortgage derivative products and substitutes broader guidelines for evaluating and monitoring investment risk.

          The Office of Thrift Supervision (the "OTS") has issued Thrift
Bulletins 73a, entitled "Investing in Complex Securities" ("TB 73a"), which is effective as of December 18, 2001 and applies to savings associations regulated by the OTS, and 13a, entitled "Management of Interest Rate Risk, Investment
Securities, and Derivatives Activities" ("TB 13a"), which is effective as of
December 1, 1998, and applies to thrift institutions regulated by the OTS.

          One of the primary purposes of TB 73a is to require savings associations, prior to taking any investment position, to determine that the investment position meets applicable regulatory and policy requirements
(including those set forth TB 13a (see below)) and internal guidelines, is suitable for the institution, and is safe and sound. OTS recommends, with respect to purchases of specific securities,

                                      153

additional analysis, including, among others, analysis of repayment terms, legal structure, expected performance of the issuer and any underlying assets as well as analysis of the effects of payment priority, with respect to a security which is divided into separate tranches with unequal payments, and collateral investment parameters, with respect to a security that is prefunded or involves a revolving period. TB 73a reiterates OTS's due diligence requirements for investing in all securities and warns that if a savings association makes an investment that does not meet the applicable regulatory requirements, the savings association's investment practices will be subject to criticism, and OTS may require divestiture of such securities. OTS also recommends, with respect to an investment in any "complex securities," that savings associations should take into account quality and suitability, interest rate risk, and classification factors. For the purposes of each of TB 73a and TB 13a, "complex security"
includes among other things any collateralized mortgage obligation or real estate mortgage investment conduit security, other than any "plain vanilla"
mortgage pass-through security (that is, securities that are part of a single class of securities in the related pool that are non-callable and do not have any special features). Accordingly, all Classes of the Offered Certificates
would likely be viewed as "complex securities." With respect to quality and suitability factors, TB 73a warns (i) that a savings association's sole reliance on outside ratings for material purchases of complex securities is an unsafe and unsound practice, (ii) that a savings association should only use ratings and analyses from nationally recognized rating agencies in conjunction with, and in validation of, its own underwriting processes, and (iii) that it should not use ratings as a substitute for its own thorough underwriting analyses. With respect the interest rate risk factor, TB 73a recommends that savings associations should follow the guidance set forth in TB 13a. With respect to collateralized loan or bond obligations, TB 73a also requires that the savings associations meet similar requirements with respect to the underlying collateral, and warns that investments that are not fully rated as to both principal and interest do not meet OTS regulatory requirements.

          One of the primary purposes of TB 13a is to require thrift institutions, prior to taking any investment position, to (i) conduct a pre-purchase portfolio sensitivity analysis for any "significant transaction"
involving securities or financial derivatives, and (ii) conduct a pre-purchase price sensitivity analysis of any "complex security" or financial derivative.
The OTS recommends that while a thrift institution should conduct its own in-house pre-acquisition analysis, it may rely on an analysis conducted by an independent third-party as long as management understands the analysis and its key assumptions. Further, TB 13a recommends that the use of "complex securities with high price sensitivity" be limited to transactions and strategies that lower a thrift institution's portfolio interest rate risk. TB 13a warns that investment in complex securities by thrift institutions that do not have adequate risk measurement, monitoring and control systems may be viewed by OTS examiners as an unsafe and unsound practice.

          Prospective investors in the securities, including in particular the classes of securities that do not constitute mortgage related securities for purposes of SMMEA should consider the matters discussed in the following paragraph.

          There may be other restrictions on the ability of certain investors, including depository institutions, either to purchase securities or to purchase securities representing more than a specified percentage of the investor's assets. Investors should consult their own legal advisors in determining whether and to what extent the securities constitute legal investments for those investors or are subject to investment, capital or other restrictions, and, if applicable, whether SMMEA has been overridden in any jurisdiction relevant to that investor.

                                      154

                             METHODS OF DISTRIBUTION

          The securities offered by this prospectus and by the supplements to this prospectus will be offered in series. The distribution of the securities may be effected from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices to be determined at the time of sale or at the time of commitment therefor. If so specified in the related prospectus supplement, the securities will be distributed in a firm commitment underwriting, subject to the terms and conditions of the underwriting agreement, by Citigroup Global Markets Inc.
Acting as underwriter with other underwriters, if any, named therein. In such event, the prospectus supplement may also specify that the underwriters will not be obligated to pay for any securities agreed to be purchased by purchasers pursuant to purchase agreements acceptable to the depositor. In connection with the sale of the securities, underwriters may receive compensation from the depositor or from purchasers of the securities in the form of discounts, concessions or commissions. The prospectus supplement will describe any such compensation paid by the depositor.

          Alternatively, the prospectus supplement may specify that the securities will be distributed by Citigroup Global Markets Inc. acting as agent or in some cases as principal with respect to securities which it has previously purchased or agreed to purchase. If Citigroup Global Markets Inc. acts as agent in the sale of securities, Citigroup Global Markets Inc. will receive a selling commission with respect to each series of securities, depending on market conditions, expressed as a percentage of the aggregate principal balance of the related mortgage loans as of the cut-off date. The exact percentage for each series of securities will be disclosed in the related prospectus supplement. To the extent that Citigroup Global Markets Inc. elects to purchase securities as principal, Citigroup Global Markets Inc. may realize losses or profits based upon the difference between its purchase price and the sales price. The prospectus supplement with respect to any series offered other than through underwriters will contain information regarding the nature of such offering and any agreements to be entered into between the depositor and purchasers of securities of such series.

          The depositor will indemnify Citigroup Global Markets Inc. and any underwriters against certain civil liabilities, including liabilities under the
Securities Act of 1933, or will contribute to payments Citigroup Global Markets
Inc. and any underwriters may be required to make in respect thereof.

          In the ordinary course of business, Citigroup Global Markets Inc. and the depositor may engage in various securities and financing transactions, including repurchase agreements to provide interim financing of the depositor's mortgage loans pending the sale of such mortgage loans or interests therein, including the securities.

          The depositor anticipates that the securities will be sold primarily to institutional investors. Purchasers of securities, including dealers, may, depending on the facts and circumstances of such purchases, be deemed to be
"underwriters" within the meaning of the Securities Act of 1933 in connection with reoffers and sales by them of securities. Securityholders should consult with their legal advisors in this regard prior to any such reoffer or sale.

          As to each series of securities, only those classes rated in one of the four highest rating categories by any rating agency will be offered by this prospectus. Any unrated class may be initially retained by the depositor, and may be sold by the depositor at any time to one or more institutional investors.

                                      155

                                  LEGAL MATTERS

          Certain legal matters in connection with the securities will be passed upon for the depositor by Thacher Proffitt & Wood LLP, New York, New York.

                              FINANCIAL INFORMATION

          The depositor has determined that its financial statements are not material to the offering made by this prospectus. Any prospective purchaser that desires to review financial information concerning the depositor will be provided by the depositor on request with a copy of the most recent financial statements of the depositor.

                                     RATING

          It is a condition to the issuance of any class of securities that they shall have been rated not lower than investment grade, that is, in one of the four highest rating categories, by at least one rating agency.

          Any such ratings on the securities address the likelihood of receipt by the holders thereof of all collections on the underlying mortgage assets to which such holders are entitled. These ratings address the structural, legal and issuer-related aspects associated with such securities, the nature of the underlying mortgage assets and the credit quality of the guarantor, if any. Such ratings do not represent any assessment of the likelihood of principal prepayments by borrowers or of the degree by which such prepayments might differ from those originally anticipated. As a result, securityholders might suffer a lower than anticipated yield, and, in addition, holders of Strip Securities in extreme cases might fail to recoup their initial investments.

                              AVAILABLE INFORMATION

          The depositor is subject to the informational requirements of the
Securities Exchange Act of 1934 and in accordance therewith files reports and other information with the Commission. Such reports and other information filed by the depositor can be inspected and copied at the public reference facilities maintained by the Commission at its Public Reference Section, 450 Fifth Street,
N.W., Washington, D.C. 20549, and electronically through the Commission's
Electronic Data Gathering, Analysis and Retrieval System at the Commission's web
site (http:\\www.sec.gov). The depositor does not intend to send any financial reports to securityholders.

          This prospectus does not contain all of the information set forth in the registration statement (of which this prospectus forms a part) and exhibits thereto which the depositor has filed with the Commission under the Securities
Act of 1933 and to which reference is made.

          Copies of Freddie Mac's most recent offering circular for Freddie Mac certificates, Freddie Mac's most recent information statement and any subsequent information statement, any supplement to any information statement relating to
Freddie Mac and any quarterly report made available by Freddie Mac after
December 31, 1983 can be obtained by writing or calling the Freddie Mac Investor
Inquiry Department at 8200 Jones Branch Drive, Mail Stop 319, McLean, Virginia
22102 (800-336-3672). The depositor did not participate in the preparation of
Freddie Mac's offering circular, information statement or any supplement and, accordingly, makes no representation as to the accuracy or completeness of the information set forth therein.

                                      156

          Copies of Fannie Mae's most recent Prospectus for Fannie Mae
Certificates are available from Fannie Mae's Mortgage Backed Securities Office,
3900 Wisconsin Avenue, N.W., Washington, D.C. 20016 (202-752-6547). Fannie Mae's
annual report and quarterly financial statements, as well as other financial information, are available from Fannie Mae's Office of the Treasurer, 3900
Wisconsin Avenue, N.W., Washington, D.C. 20016 (202-752-7000) or the Office of
the Vice President of Investor Relations, 3900 Wisconsin Avenue, N.W.,
Washington, D.C. 20016 (202-752-7000). The depositor did not participate in the preparation of Fannie Mae's prospectus and, accordingly, makes no representations as to the accuracy or completeness of the information set forth therein.

                INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

          There are incorporated in this prospectus by reference all documents and reports filed or caused to be filed by the depositor with respect to a trust fund pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the termination of the offering of securities offered hereby evidencing interest therein. The depositor will provide or cause to be provided without charge to each person to whom this prospectus is delivered in connection with the offering of one or more classes of securities offered, a copy of any or all documents or reports incorporated in this prospectus by reference, in each case to the extent such documents or reports relate to one or more of such classes of such offered securities, other than the exhibits to such documents (unless such exhibits are specifically incorporated by reference in such documents). Requests to the depositor should be directed in writing to its principal executive office at 390
Greenwich Street, 4th Floor, New York, New York 10013, Attention: Mortgage
Finance, or by telephone at (212) 816-6000. The depositor has determined that its financial statements are not material to the offering of any securities offered by this prospectus.

                                      157

                                    GLOSSARY

ACCRUAL SECURITIES: A class of securities as to which accrued interest or a portion thereof will not be distributed but rather will be added to the principal balance of the security on each distribution date in the manner described in the related prospectus supplement.

APPLICABLE FEDERAL RATE: A rate based on the average of current yields on
Treasury securities, which rate is computed and published monthly by the IRS.

ARM LOAN: A mortgage loan with an interest rate that adjusts periodically, with a corresponding adjustment in the amount of the monthly payment, to equal the sum of a fixed percentage amount and an index.

BIF: Bank Insurance Fund Savings Association Insurance Fund ("SAIF").

CALL CLASS: The holder of a non-offered class of securities that has the right, at its discretion, to terminate the related trust fund on and effect early retirement of the securities of such series in the manner described under
"Description of the Securities--Termination" in this prospectus.

CERCLA: The Comprehensive Environmental Response, Compensation and Liability
Act, as amended.

CHARTER ACT: Federal National Mortgage Association Charter Act.

CLEAN-UP CALL: The right of the party entitled to effect a termination of a trust fund upon the aggregate principal balance of the outstanding trust fund assets for the series at that time being less than the percentage, as specified in the related prospectus supplement, of the aggregate principal balance of the trust fund assets at the cut-off date for that series and which percentage will be between 25% and 0%.

CLOSING DATE: With respect to any series of securities, the date on which the securities are issued.

CODE: The Internal Revenue Code of 1986, as amended.

COMMISSION: The Securities and Exchange Commission.

CONTRACT: Any conditional sales contracts and installment loan agreements with respect to manufactured homes.

CPR: The Constant Prepayment Rate model, which assumes that the outstanding principal balance of a pool of mortgage loans prepays at a specified constant annual rate. In generating monthly cash flows, this rate is converted to an equivalent constant monthly rate.

CRIME CONTROL ACT: The Comprehensive Crime Control Act of 1984.

DIDMC: The Depository Institutions Deregulation and Monetary Control Act of
1980.

DOL: The U.S. Department of Labor.

DOL REGULATIONS: The regulations promulgated by the U.S. Department of Labor at
29 C.F.R.ss.2510. 3-101.

                                      158

DTC: Depository Trust Company.

DUE PERIOD: The second day of the month immediately preceding the month in which the distribution date occurs, or the day after the cut-off date in the case of the first Due Period, and ending on the first day of the month of the related distribution date, unless the prospectus supplement specifies otherwise.

EQUITY CERTIFICATES: Where the issuer is an owner trust, the certificates evidencing ownership of the trust fund.

ERISA: Employment Retirement Income Security Act of 1974, as amended

ERISA PERMITTED INVESTMENTS: The types of investments permitted by the rating agencies named in the Prohibited Transaction Exemption 91-23 issued by the DOL in which funds in a pre-funding account may be invested.

FANNIE MAE: Federal National Mortgage Association.

FDIC: Federal Deposit Insurance Corporation.

FHA: Federal Housing Administration.

FHA LOANS: Any mortgage loan originated by the FHA.

FREDDIE MAC: Federal Home Loan Mortgage Corporation.

FREDDIE MAC ACT: Title III of the Emergency Home Finance Act of 1970, as
amended.

FTC RULE: The "Holder in the Due Course" Rule of the Federal Trade Commission.

GARN-ST. GERMAIN ACT: The Garn-St. Germain Depositor Institutions Act of 1982.

GNMA: Government National Mortgage Association.

GRANTOR TRUST CERTIFICATE: A certificate representing an interest in a Grantor
Trust Fund.

GRANTOR TRUST FRACTIONAL CERTIFICATE: A Grantor Trust Certificate representing an undivided equitable ownership interest in the principal of the mortgage loans constituting the related Grantor Trust Fund, together with interest on the
Grantor Trust Certificates at a pass-through rate.

GRANTOR TRUST STRIP CERTIFICATE: A certificate representing ownership of all or a portion of the difference between interest paid on the mortgage loans constituting the related Grantor Trust Fund (net of normal administration fees and any retained interest of the depositor) and interest paid to the holders of
Grantor Trust Fractional Interest Certificates issued with respect to the
Grantor Trust Fund. A Grantor Trust Strip Certificate may also evidence a nominal ownership interest in the principal of the mortgage loans constituting the related Grantor Trust Fund.

GRANTOR TRUST FUND: A trust fund as to which no REMIC election will be made and which qualifies as a grantor trust within the meaning of Subpart E, part I, subchapter J of Chapter 1 of the Code.

HIGH COST LOAN: A mortgage loan subject to the Home Ownership and Equity
Protection Act of 1994.

                                      159

HOMEOWNERSHIP ACT: The Home Ownership and Equity Protection Act of 1994.

HOUSING ACT: Title II of the National Housing Act of 1934, as amended.

INSURANCE PROCEEDS: Proceeds received with respect to a mortgage loan under any hazard insurance policy, special insurance policy, primary insurance policy, FHA insurance policy, VA guarantee, bankruptcy bond or mortgage pool insurance policy, to the extent such proceeds are not applied to the restoration of the property or released to the mortgagor in accordance with normal servicing procedures.

LIQUIDATED LOAN: A defaulted mortgage loan that is finally liquidated, through foreclosure sale or otherwise.

LIQUIDATION PROCEEDS: All amounts, other than Insurance Proceeds, received and retained in connection with the liquidation of a defaulted mortgage loan, by foreclosure or otherwise.

LOCKOUT DATE: The date of expiration of the Lockout Period with respect to a mortgage loan.

LOCKOUT PERIOD: The period specified in a mortgage note during which prepayment of the mortgage loan is prohibited.

LTV: loan to value ratio.

MORTGAGE: The mortgage, deed of trust or similar instrument securing a mortgage loan.

MULTIFAMILY LOANS: Mortgage loans relating to Multifamily Properties.

MULTIFAMILY PROPERTIES: Rental apartments or projects (including apartment buildings owned by cooperative housing corporations) containing five or more dwelling units.

NBRC: The National Bankruptcy Review Commission.

NCUA: The National Credit Union Administration.

NONRECOVERABLE ADVANCE: An advance made or to be made with respect to a mortgage loan which the master servicer determines is not ultimately recoverable from
Related Proceeds.

OID REGULATIONS: The rules governing original issue discount that are set forth in Sections 1271-1273 and 1275 of the Code and in the related Treasury regulations.

PARTNERSHIP CERTIFICATE: A certificate representing an interest in a Partnership
Trust Fund.

PARTNERSHIP TRUST FUND: A trust fund as to which no REMIC election will be made and which qualifies as a partnership within the meaning of subchapter K of
Chapter 1 of the Code.

PLANS: Employee pension and welfare benefit plans subject to ERISA and tax-qualified retirement plans described in Section 401(a) of the Code or
Individual Retirement Accounts described in Section 408 of the Code.

PREPAYMENT ASSUMPTION: With respect to a REMIC Regular Certificate or a Grantor
Trust Certificate, the assumption as to the rate of prepayments of the principal balances of mortgage loans held by the trust fund used in pricing the initial offering of that security.

                                      160

PREPAYMENT PERIOD: The calendar month immediately preceding the month in which the distribution date occurs, unless the prospectus supplement specifies otherwise.

PTCE: Prohibited Transaction Class Exemption

PURCHASE PRICE: As to any mortgage loan, an amount equal to the sum of (1) the unpaid principal balance of the mortgage loan, (2) unpaid accrued interest on the Stated Principal Balance at the rate at which interest accrues on the mortgage loan, net of the servicing fee and any retained interest, from the date as to which interest was last paid to the calendar month in which the relevant purchase is to occur, (3) any unpaid servicing fees and unreimbursed servicing expenses payable or reimbursable to the master servicer with respect to that mortgage loan, (4) any unpaid retained interest with respect to that mortgage loan, (5) any realized losses incurred with respect to that mortgage loan and
(6) if applicable, any expenses reasonably incurred or to be incurred by the master servicer or the trustee in respect of the breach or defect giving rise to a purchase obligation.

RECORD DATE: The last business day of the month preceding the month in which a distribution date occurs, unless the prospectus supplement specifies otherwise.

RELATED PROCEEDS: Recoveries on a mortgage loan related to amounts which the master servicer has previously advanced to the related trust fund.

RELIEF ACT: The Servicemembers' Civil Relief Act.

REMIC: A real estate mortgage investment conduit as defined in Sections 860A through 860G of the Code.

REMIC CERTIFICATES: Certificates evidencing interests in a trust fund as to which a REMIC election has been made.

REMIC PROVISIONS: Sections 860A through 860G of the Code.

REMIC REGULAR CERTIFICATE: A REMIC Certificate designated as a regular interest in the related REMIC.

REMIC RESIDUAL CERTIFICATE: A REMIC Certificate designated as a residual interest in the related REMIC.

REMIC REGULATIONS: The REMIC Provisions and the related Treasury regulations.

RETAINED INTEREST: A portion of the interest payments on a trust fund asset that may be retained by the depositor or any previous owner of the asset.

RICO: The Racketeer Influenced and Corrupt Organizations statute.

SAIF: The Savings Association Insurance Fund.

SCHEDULED PRINCIPAL BALANCE: As to any mortgage loan or manufactured housing contract, the unpaid principal balance thereof as of the date of determination, reduced by the principal portion of all monthly payments due but unpaid as of the date of determination.

SENIOR/SUBORDINATE SERIES: A series of securities of which one or more classes is senior in right of payment to one or more other classes to the extent described in the related prospectus supplement.

                                      161

SINGLE FAMILY PROPERTIES: One- to four-family residential properties including detached and attached dwellings, townhouses, rowhouses, individual condominium units, individual units in planned-unit developments and individual units in de minimis planned-unit developments.

SMMEA: Secondary Mortgage Market Enhancement Act of 1984. SPECIAL HAZARD
SUBORDINATION AMOUNT: The amount of any Special Hazard RealizedLoss that is allocated to the subordinate securities of a series.

STATED PRINCIPAL BALANCE: As to any mortgage loan or manufactured housing contract, the principal balance of the mortgage loan or manufactured housing contract as of the cut-off date, after application of all scheduled principal payments due on or before the cut-off date, whether or not received, reduced by all amounts, including advances by the master servicer, allocable to principal that are distributed to securityholders on or before the date of determination, and as further reduced to the extent that any realized loss thereon has been, or had it not been covered by a form of credit support, would have been, allocated to one or more classes of securities on or before the determination date.

STRIP SECURITIES: A class of securities which are entitled to (a) principal distributions, with disproportionate, nominal or no interest distributions, or
(b) interest distributions, with disproportionate, nominal or no principal distributions.

STRIPPED INTEREST: The distributions of interest on a Strip Security with no or a nominal principal balance.

UNITED STATES PERSON: A citizen or resident of the United States; a corporation or partnership, including an entity treated as a corporation or partnership for federal income tax purposes, created or organized in, or under the laws of, the
United States or any state thereof or the District of Columbia, except, in the case of a partnership, to the extent provided in Treasury regulations; an estate whose income is subject to United States federal income tax regardless of its source; or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United
States persons have the authority to control all substantial decisions of the trust. To the extent prescribed in regulations by the Secretary of the Treasury, which have not yet been issued, a trust which was in existence on August 20,
1996, other than a trust treated as owned by the grantor under subpart E of part
I of subchapter J of chapter 1 of the Code, and which was treated as a United
States person on August 20, 1996 may elect to continue to be treated as a United
States person notwithstanding the previous sentence.

VA: Veterans' Administration.

VA LOANS: Any mortgage loan originated by the VA.

                                      162

                          $1,005,342,300 (APPROXIMATE)

                       CITIGROUP MORTGAGE LOAN TRUST INC.
                                    DEPOSITOR

                       CITIGROUP MORTGAGE LOAN TRUST INC.
                MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2005-3

                              PROSPECTUS SUPPLEMENT
                               DATED JULY 28, 2005

                       COUNTRYWIDE HOME LOANS SERVICING LP
                            GMAC MORTGAGE CORPORATION
                           NATIONAL CITY MORTGAGE CO.
                             WELLS FARGO BANK, N.A.
                                    SERVICERS

                               CITIMORTGAGE, INC.
                     MASTER SERVICER AND TRUST ADMINISTRATOR

                                 CITIBANK, N.A.
          PAYING AGENT, CERTIFICATE REGISTRAR AND AUTHENTICATING AGENT

                                    Citigroup

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE
IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS. WE HAVE NOT
AUTHORIZED ANYONE TO PROVIDE YOU WITH DIFFERENT INFORMATION. WE ARE NOT OFFERING
THE CERTIFICATES OFFERED HEREBY IN ANY STATE WHERE THE OFFER IS NOT PERMITTED.

WE DO NOT CLAIM THE ACCURACY OF THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT
AND THE ACCOMPANYING PROSPECTUS AS OF ANY DATE OTHER THAN THE DATES STATED ON
THEIR COVER PAGES.

Dealers will be required to deliver a prospectus supplement and prospectus when acting as underwriters of the certificates offered hereby and with respect to their unsold allotments or subscriptions. In addition, all dealers selling the
Offered Certificates, whether or not participating in this offering, may be required to deliver a prospectus supplement and prospectus until 90 days following the date of this prospectus supplement.